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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ACTIVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Vivendi Games, Inc. common stock, par value $0.01 per share
	(2)	Aggregate number of securities to which transaction applies: 800 shares of Vivendi Games, Inc. common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $1,961,635,000, calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended, which represents (i) the book value of Vivendi Games (the securities of which will be received by Activision in the business combination) and (ii) $1,731,000,000 received for the issuance and sale of 62.9 million shares of Activision common stock.

	(4)	Proposed maximum aggregate value of transaction: $1,961,635,000, calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended.
	(5)	Total fee paid: $77,092.26
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION

3100 Ocean Park Boulevard
Santa Monica, California 90405

                                    , 2008

Dear Stockholder:

        On behalf of our board of directors, we are pleased to deliver to you our proxy statement relating to the proposed combination of Activision and Vivendi Games, Inc., the interactive entertainment business of Vivendi S.A. We believe that Vivendi Games' portfolio of leading franchises, including Blizzard Entertainment, Inc.'s World of Warcraft®, will facilitate Activision's expansion into the higher operating margin and fast growing massively multiplayer online games genre and will provide scale benefits to our international business, including establishing a meaningful presence in the rapidly growing Asian markets, which we have identified as top strategic priorities.

        In this transaction:

  •
  Merger of Vivendi Games.  Activision and Vivendi Games will combine their businesses through the merger of a newly formed, wholly-owned subsidiary of Activision with and into Vivendi Games. As a result of the merger, Vivendi Games, the parent company of Blizzard Entertainment, Inc. and Sierra Entertainment, Inc., will become a wholly-owned subsidiary of Activision. VGAC LLC, a subsidiary of Vivendi and the sole stockholder of Vivendi Games, will receive approximately 295.3 million newly issued shares of Activision common stock in the merger, which number is based upon a valuation of Vivendi Games at $8.121 billion and a per share price for Activision common stock of $27.50.

  •
  Share Purchase by Vivendi.  Simultaneously with the merger, Vivendi will purchase from Activision 62.9 million newly issued shares of Activision common stock, at $27.50 per share, for an aggregate purchase price of approximately $1.731 billion. Immediately following completion of the merger and share purchase, Vivendi and its subsidiaries are expected to own approximately 52.2% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.

  •
  Post-Closing Corporate Governance.  Upon the closing of the transaction, Activision's certificate of incorporation and bylaws will be amended and restated to provide for, among other things, (a) the change of the combined company's name, (b) the change of the combined company's fiscal year end to December 31, (c) an increase in the authorized number of shares of Activision common stock, (d) certain majority and minority stockholder protections, and (e) certain changes to the structure of the board of the combined company. As a result of these amendments, among other things, Vivendi will be entitled to appoint a majority of the combined company's board of directors.

        After the closing of the transaction, the combined company will commence a cash tender offer for up to 146.5 million of its shares (representing approximately 50% of the shares of Activision common stock outstanding immediately prior to the transaction) at $27.50 per share. If the tender offer is fully subscribed, Vivendi and its subsidiaries are expected to own approximately 68.0% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.

        Upon closing of the transaction, the combined company will be renamed Activision Blizzard, Inc. and will continue to operate as a public company traded on The NASDAQ National Market under Activision's current ticker "ATVI."

        Our board of directors has approved the transaction after careful deliberation. We will hold a special meeting of stockholders at                         , on                        ,                         , 2008 at            , local time, to obtain the approval of Activision stockholders for: (a) the issuance of shares of Activision common stock to VGAC in connection with the merger, and to Vivendi in connection with the share purchase; (b) the amendment and restatement of our certificate of incorporation; (c) the amendment of Section 7.4(a) of our bylaws; and (d) any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

        Our board of directors unanimously recommends that you vote "FOR" each of the proposals and subproposals described in this proxy statement. We cannot complete the transaction unless the proposals for the issuance and sale of the shares of Activision common stock in the merger and share purchase, the amendment and restatement of our certificate of incorporation, and the amendment of Section 7.4(a) of our bylaws are approved. Accordingly, a vote against any of the aforementioned proposals and any related subproposals effectively will be a vote against the transaction. The approval of the motion to adjourn or postpone the special meeting is not required to complete the transaction. If the transaction is not completed for any reason, the amendment and restatement of our certificate of incorporation (other than the amendment to increase the number of authorized shares), and the amendment of Section 7.4(a) of our bylaws, even if approved by stockholders at the special meeting, will be abandoned and will not become effective.

        We encourage you to carefully review this proxy statement, which contains important information concerning Activision and Vivendi Games, the proposed transaction and the proposals to be voted upon by stockholders at the special meeting. In addition, the section entitled "Risk Factors" of this proxy statement contains a description of risks that you should consider in evaluating the proposals, subproposals and the proposed transaction.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY PROXY. YOU MAY VOTE ELECTRONICALLY USING THE WEBSITE ADDRESS OR BY TELEPHONE USING THE NUMBER INCLUDED ON THE ACCOMPANYING PROXY CARD. YOU MAY ALSO VOTE BY MAIL. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES IN THE ENVELOPE PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE SPECIAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOU PROVIDE YOUR PROXY PROMPTLY SO THAT ACTIVISION CAN AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

        We are very excited about this transaction and believe it will better position Activision to capitalize on the continued worldwide growth in interactive entertainment. Thank you for your support.

Robert A. Kotick	Brian G. Kelly
Chairman and Chief Executive Officer	Co-Chairman

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the proposed issuance of shares of Activision common stock in connection with the transaction described in this proxy statement or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated                        , 2008 and is first being mailed to stockholders on or about                        , 2008.

ADDITIONAL INFORMATION

        If you have any questions about the transaction or the special meeting or if you need to obtain copies of this proxy statement, proxy cards, election forms or other documents referenced in this proxy statement, you may contact Morrow & Co., LLC, Activision's proxy solicitor, at the address and telephone number listed below. You will not be charged for any of the documents you request.

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Individuals call toll-free: (800) 573-4804
Banks and brokerage firms please call: (203) 658-9400
International holders please call: (203) 658-9400 (collect)

        In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than                        , 2008.

        You may obtain copies of our public filings with the Securities and Exchange Commission, or SEC, without charge by following the instructions in the section entitled "Where You Can Find More Information" of this proxy statement.

3100 Ocean Park Boulevard
Santa Monica, California 90405

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD                                    , 2008

To the Stockholders of Activision, Inc.:

        A special meeting of stockholders of Activision, Inc. will be held at                        , on                        ,                         , 2008 at                        , local time to consider and vote on the following proposals:

Proposal No. 1:	To approve the issuance of an aggregate of approximately 358.2 million new shares of Activision common stock, par value $0.000001 per share, to VGAC LLC and Vivendi S.A., in connection with (a) the merger of a wholly-owned subsidiary of Activision with and into Vivendi Games, Inc., and (b) the purchase of shares of Activision common stock by Vivendi, in each case, in accordance with the business combination agreement, dated as of December 1, 2007, by and among Activision, Sego Merger Corporation, Vivendi, VGAC, and Vivendi Games, a copy of which is attached as Annex A to the proxy statement accompanying this notice;
Proposal No. 2:
To approve the amendment and restatement of Activision's amended and restated certificate of incorporation in the form attached as Annex B, subject to completion of the transaction, consisting of the following subproposals:
•	2A—a proposal to change the combined company's name from "Activision, Inc." to "Activision Blizzard, Inc.";
•	2B—a proposal to increase the number of authorized shares of capital stock from four hundred fifty-five million (455,000,000) to one billion two hundred five million (1,205,000,000);
•	2C—a proposal to eliminate the Series A Junior Preferred Stock;
•	2D—a proposal to include certain quorum requirements for committees of the board of directors under certain circumstances;
•	2E—a proposal to require supermajority stockholder approval to amend certain sections of the certificate of incorporation;
•	2F—a proposal to limit the power of the board of directors to amend certain provisions of the bylaws without stockholder approval;
•	2G—a proposal to grant the directors designated by Vivendi certain voting powers when other Vivendi designees are not present at board or committee meetings;
•	2H—a proposal to include limitations on certain business activities in which Vivendi may, directly or indirectly, engage or participate;
•	2I—a proposal to establish procedures allocating certain corporate opportunities between Activision Blizzard and Vivendi;

•
2J—a proposal to require Vivendi or Activision Blizzard to purchase all of the combined company's issued and outstanding shares of common stock if and when Vivendi becomes the record owner of more than 90% of the issued and outstanding shares of common stock;
•	2K—a proposal to establish procedures governing affiliate transactions; and
•
2L—a proposal to cause the combined company to be governed by Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant stockholders.
Proposal No. 3:
To approve the amendment of Section 7.4(a) of Activision's third amended and restated bylaws to restrict the amendment of additional sections of the bylaws without stockholder approval, as described in more detail in the proxy statement accompanying this notice, subject to the completion of the transaction; and
Proposal No. 4:
To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals set forth above.

        Each of the proposals is described more fully in the proxy statement accompanying this notice.

        The board of directors of Activision has fixed the close of business on                        , 2008 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the special meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.

        The board of directors of Activision unanimously recommends that you vote "FOR" each of the above proposals and subproposals. The approval of each of the listed proposals (other than Proposal No. 4) and subproposals is a condition to the completion of the transaction. Therefore, if Activision stockholders wish to approve the transaction, they must approve all of these proposals and subproposals.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY PROXY. YOU MAY VOTE ELECTRONICALLY USING THE WEBSITE ADDRESS OR BY TELEPHONE USING THE NUMBER INCLUDED ON THE ACCOMPANYING PROXY CARD. YOU MAY ALSO VOTE BY MAIL. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED FROM WITHIN THE UNITED STATES IN THE ENVELOPE PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE SPECIAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOU PROVIDE YOUR PROXY PROMPTLY SO THAT ACTIVISION CAN AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

By order of the Board of Directors,

George L. Rose Secretary
, 2008 Santa Monica, California

CERTAIN FREQUENTLY USED TERMS	1
QUESTIONS AND ANSWERS	3
SUMMARY	12
The Transaction	12
The Business Combination Agreement	13
Special Meeting	20
Other Matters	22
Per Share Market Price Data	24
Selected Historical Financial Data of Activision	25
Selected Historical Financial Data of Vivendi Games	26
Summary Unaudited Pro Forma Condensed Combined Financial Data	27
Comparative Per Share Data	29
RISK FACTORS	31
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	51
THE SPECIAL MEETING	52
THE TRANSACTION	58
Background of the Transaction	58
Activision's Reasons for the Transaction and Tender Offer	63
Opinion of Activision's Financial Advisor	68
Interests of Activision's Executive Officers and Directors in the Transaction	78
Rights Plan Amendment	79
No Appraisal Rights	79
Material United States Federal Income Tax Consequences	80
U.S. Federal or State and Foreign Regulatory Matters	80
Accounting Treatment	80
THE BUSINESS COMBINATION AGREEMENT	81
Structure of the Transaction	81
The Merger	81
The Share Purchase	83
The Tender Offer	84
Conditions to the Transaction	86
Definition of Material Adverse Effect	88
Restrictions on Solicitation of Acquisition Proposals	89
Termination; Termination Fees and Expenses	92
Conduct of Business Prior to the Closing Date	95
Certain Other Covenants	98
Representations and Warranties	100
Miscellaneous	103
CERTAIN AGREEMENTS RELATED TO THE TRANSACTION	104
Voting and Lock-Up Agreements	104
Investor Agreement	106
Tax Sharing Agreement	110
BOARD AND MANAGEMENT OF ACTIVISION BLIZZARD	112
CORPORATE GOVERNANCE OF ACTIVISION BLIZZARD	124
THE PROPOSALS	132
Proposal No. 1—The Share Issuance Proposal	132
Proposal No. 2—The Charter Amendment Proposal	133
Proposal No. 3—The Bylaw Amendment Proposal	140
Proposal No. 4—The Adjournment Proposal	141

i

OTHER MATTERS TO COME BEFORE THE MEETING	142
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	143
ACTIVISION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ACTIVISION	156
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF ACTIVISION	209
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACTIVISION	210
VIVENDI GAMES BUSINESS	213
VIVENDI GAMES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF VIVENDI GAMES	216
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK OF VIVENDI GAMES	256
QUARTERLY FINANCIAL INFORMATION FOR VIVENDI GAMES	257
FUTURE STOCKHOLDER PROPOSALS	258
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	259
WHERE YOU CAN FIND MORE INFORMATION	260
INDEX TO FINANCIAL STATEMENTS	F-1

ii

Annexes
Annex A	Business Combination Agreement
Annex B	Form of Amended and Restated Certificate of Incorporation of Activision, Inc.
Annex C	Form of Amended and Restated Bylaws of Activision, Inc.
Annex D	Opinion of Allen & Company LLC
Annex E	Kotick Voting and Lock-Up Agreement
Annex F	Kelly Voting and Lock-Up Agreement

iii

CERTAIN FREQUENTLY USED TERMS

        Unless otherwise specified or if the context so requires:

  •
  "Activision" or "we" refers to Activision, Inc.;

  •
  "Activision Blizzard" refers to the combined company following the completion of the transaction, which will be re-named "Activision Blizzard, Inc." and will be the parent of both Activision's and Vivendi Games' businesses;

  •
  "Blizzard" or "Blizzard Entertainment" refers to Blizzard Entertainment, Inc., a wholly-owned indirect subsidiary of Vivendi and VGAC and a direct wholly-owned subsidiary of Vivendi Games;

  •
  "Blizzard equity plan" refers to the Blizzard 2006 Equity Incentive Plan, as amended;

  •
  "business combination agreement" refers to the Business Combination Agreement, dated as of December 1, 2007, by and among Activision, Merger Sub, Vivendi, VGAC and Vivendi Games, a copy of which is attached as Annex A to this proxy statement;

  •
  "closing date" refers to the date on which the transaction is consummated;

  •
  "Merger Sub" refers to Sego Merger Corporation, a newly formed, wholly-owned direct subsidiary of Activision;

  •
  "MMOG" refers to massively multiplayer online games;

  •
  "MMORPG" refers to massively multiplayer online role-playing games;

  •
  "new credit facilities" refers to the debt agreements which may be entered into by Activision prior to the closing date in accordance with the business combination agreement with either (1) banks or other financial institutions or (2) Vivendi or one or more of Vivendi's affiliates, on market terms in an arm's-length transaction;

  •
  "post-closing bylaws" refers to the amended and restated bylaws of the combined company immediately following the consummation of the transaction, which includes the amendment contemplated by the bylaw amendment proposal and certain other amendments contemplated in the business combination agreement to be adopted by the board of directors at closing, a form of which is attached as Annex C to this proxy statement;

  •
  "post-closing certificate of incorporation" refers to the amended and restated certificate of incorporation of the combined company immediately following the consummation of the transaction, which includes the amendments contemplated in the charter amendment proposals, a form of which is attached as Annex B to this proxy statement;

  •
  "Sierra" refers to Sierra Entertainment, Inc., a wholly-owned indirect subsidiary of Vivendi and VGAC and a direct wholly-owned subsidiary of Vivendi Games;

  •
  "Sierra Online" refers to Sierra Online, a division of Vivendi Games focused on short-and mid-session casual games;

  •
  "Termination Event" refers to the Vivendi Voting Interest falling and remaining below 10% for ninety (90) consecutive days;

  •
  "transaction" refers to the combination of the respective businesses of Activision and Vivendi Games pursuant to the merger and the share purchase by Vivendi contemplated by the business combination agreement;

  •
  "Triggering Event" refers to the Vivendi Voting Interest falling and remaining below 50% for ninety (90) consecutive days;

  •
  "VGAC" refers to VGAC LLC, a wholly-owned indirect subsidiary of Vivendi and the sole stockholder of Vivendi Games;

  •
  "VHIC" refers to Vivendi Holding I Corp., a wholly-owned indirect subsidiary of Vivendi;

  •
  "Vivendi" refers to Vivendi S.A., a société anonyme organized under the laws of France, the stock of which is traded on Euronext Paris;

  •
  "Vivendi Games" refers to Vivendi Games, Inc., a wholly-owned indirect subsidiary of Vivendi and a wholly-owned direct subsidiary of VGAC;

  •
  "Vivendi Games Mobile" refers to Vivendi Games Mobile, a division of Vivendi Games focused on developing and distributing games playable on mobile phone handsets; and

  •
  "Vivendi Voting Interest" refers to the percentage of outstanding Activision Blizzard common stock owned of record by Vivendi and its controlled affiliates.

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q1:	What is the transaction?
A1:
Activision and Vivendi are proposing to combine Vivendi Games, Vivendi's interactive entertainment business, with Activision's businesses. The transaction is summarized in the section entitled "Summary—The Transaction" and is described more fully therein.
In the transaction:
•
Merger of Vivendi Games. Activision and Vivendi Games will combine their businesses through the merger of a newly formed, wholly-owned subsidiary of Activision with and into Vivendi Games. As a result of the merger, Vivendi Games, the parent company of Blizzard Entertainment and Sierra, will become a wholly-owned subsidiary of Activision. VGAC will receive approximately 295.3 million newly issued shares of Activision common stock in the merger, which number is based upon a valuation of Vivendi Games at $8.121 billion and a per share price for Activision common stock of $27.50.
•
Share Purchase by Vivendi. Simultaneously with the merger, Vivendi will purchase from Activision 62.9 million newly issued shares of Activision common stock, at $27.50 per share, for an aggregate purchase price of approximately $1.731 billion. Immediately following completion of the merger and share purchase, Vivendi and its subsidiaries are expected to own approximately 52.2% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.
•
Post-Closing Corporate Governance. Upon the closing of the transaction, Activision's certificate of incorporation and bylaws will be amended and restated to provide for, among other things, (a) the change of the company's name, (b) the change of the combined company's fiscal year end to December 31, (c) an increase in the authorized number of shares of Activision common stock, (d) certain majority and minority stockholder protections, and (e) certain changes to the structure of the board. As a result of these amendments, among other things, Vivendi will be entitled to appoint a majority of the combined company's board of directors.

After the closing of the transaction, the combined company will commence a cash tender offer for up to 146.5 million of its shares (representing approximately 50% of the shares of Activision common stock outstanding immediately prior to the transaction) at $27.50 per share. If the tender offer is fully subscribed, Vivendi and its subsidiaries are expected to own approximately 68.0% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.
For additional information regarding the transaction, see the section below entitled "The Transaction."
Q2:	What happens to my Activision common stock as a result of the transaction?
A2.
If the transaction is completed, your shares of Activision common stock will continue to remain outstanding, and no physical change will occur. Upon closing of the transaction, your shares of Activision common stock will represent an ownership interest in Activision Blizzard, the combined company, parent of both Activision's and Vivendi Games' businesses. You will not be required to sell or exchange your shares of Activision common stock in the transaction.

Q3:	What symbol will the shares of the combined company's common stock trade under after completion of the transaction?
A3:
Upon closing of the transaction, shares of common stock of the combined company, which will be renamed "Activision Blizzard, Inc." will be traded on The NASDAQ National Market under Activision's current ticker symbol "ATVI."
Q4:	What percentage of Activision Blizzard will Activision's current stockholders own after completion of the transaction and the tender offer?
A4.
Immediately upon closing of the transaction, our current stockholders will own approximately 47.8% of the issued and outstanding shares of common stock of Activision Blizzard on a fully diluted basis. If the post-closing tender offer is fully subscribed, our current stockholders are expected to own approximately 32.0% of the issued and outstanding shares of Activision Blizzard on a fully diluted basis upon closing of the tender offer.
Q5:	Will any of the cash proceeds received by Activision in connection with the transaction be distributed to Activision's stockholders?
A5:
No. We will not distribute any of the cash or other consideration that we receive in connection with the transaction to our stockholders. After the closing of the transaction, however, the combined company will commence a cash tender offer for up to 146.5 million of the issued and outstanding shares of its common stock at a price of $27.50 per share. You will be given the opportunity to tender some or all of your Activision shares in the tender offer, subject to proration if the tender offer is oversubscribed. For more information about the tender offer see the section entitled "The Business Combination Agreement—The Tender Offer."
Q6:	Will Activision or its stockholders acquire any ownership interest in Vivendi as a result of the transaction?
A6:
No. Neither Activision nor its stockholders will acquire any ownership interest in Vivendi as a result of the transaction. Upon completion of the transaction, Vivendi Games will become a wholly-owned subsidiary of Activision.
Q7:	Are there any risks related to the transaction?
A7:
Yes. The transaction may not achieve the expected benefits because of the risks and uncertainties discussed in the section entitled "Risk Factors" of this proxy statement, which we urge you to read and consider carefully. Our board of directors considered a variety of potential risks in its deliberations concerning the transaction, including, without limitation:
•
After completion of the transaction, the combined company may not successfully integrate the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the transaction to the extent, or in the timeframe, anticipated;
•
As a result of the transaction and the tender offer, Vivendi will own between 52.2% and 68.0% of the combined company's common stock on a fully diluted basis, and will have the ability to determine the outcome of matters submitted to Activision Blizzard stockholders;
• The transaction would make it difficult for another party to acquire Activision Blizzard or otherwise effect a change of control unless Vivendi supported such a transaction;
•
After the transaction, Vivendi will have the ability, subject to certain limitations, to sell its shares of Activision Blizzard common stock, which could adversely affect the combined company's stock price; and

•
If the amendment to our certificate of incorporation is approved, we will be able to issue more shares of common stock than currently authorized, which could have a dilutive effect on earnings per share and the voting power of Activision Blizzard stockholders.
Q8.	When does Activision expect to complete the transaction?
A8.
If Activision's stockholders approve each of the proposals and subproposals set forth in this proxy statement, we will complete the transaction when all of the other conditions set forth in the business combination agreement have been satisfied or waived. We are working toward satisfying these conditions and completing the transaction as quickly as possible. We currently anticipate completing the transaction in the first half of calendar year 2008. Because the transaction is subject to a number of other conditions, some of which are beyond our control, the exact timing cannot be predicted.
Q9:	What are the United States Federal income tax consequences to the Activision stockholders of the transaction?
A9:
Activision stockholders will not recognize any gain or loss for United States federal income tax purposes as a result of (a) the consummation of the transaction or (b) the adoption of the proposed amendments to Activision's certificate of incorporation. For more information about the United State federal income tax consequences, see the section entitled "The Transaction —Material United States Federal Income Tax Consequences" of this proxy statement.
Q10:	Do I have appraisal or dissenters' rights?
A10:	No. You will not be entitled to exercise any appraisal or dissenters' rights in connection with the transaction.
QUESTIONS AND ANSWERS ABOUT THE TENDER OFFER
Q11:	What is the tender offer?
A11:
Under the terms of the business combination agreement, after the closing of the transaction, the combined company has agreed to commence a self tender offer to repurchase up to 146.5 million shares of its common stock (representing approximately 50% of the shares of Activision common stock outstanding immediately prior to the transaction) at a purchase price of $27.50 per share.

The tender offer will offer liquidity to Activision Blizzard stockholders at $27.50 per share, regardless of the then-current market price per share, subject to proration if the tender offer is oversubscribed, and will allow Vivendi and any other non-tendering stockholders to increase their respective percentage ownership of Activision Blizzard. Activision Blizzard stockholders will not be diluted by the tender offer except to the extent Vivendi purchases additional shares of Activision Blizzard as it is required to do if the aggregate tender offer consideration exceeds $2.928 billion. In addition, the tender offer will allow participating Activision Blizzard stockholders to sell their shares at a premium to the market price of Activision common stock at the time of the execution of the business combination agreement.

Assuming that the maximum number of shares are tendered, the aggregate purchase price for the shares of common stock of Activision Blizzard purchased in the tender offer will be approximately $4.028 billion.
For a more detailed discussion of the tender offer, see the section entitled "The Business Combination Agreement—The Tender Offer."

Q12:	Who can participate in the tender offer?
A12:
Only stockholders as of the record date may participate in the tender offer. Vivendi has agreed that neither it nor any of its subsidiaries will tender any of their respective shares in the tender offer. Further, Messrs. Robert A. Kotick, Activision's Chairman and Chief Executive Officer, and Brian G. Kelly, Activision's Co-Chairman, have agreed not to tender more than one third (1/3) of their shares of common stock and other equity securities of Activision Blizzard.
Q13:	How do I tender my shares of Activision common stock in the tender offer?
A13:
The procedure for tendering your shares of Activision common stock (which will represent an interest in the combined company, Activision Blizzard, after closing of the transaction) in the tender offer and other important information relating to the tender offer will be addressed in an offer to purchase and related materials that we intend to file with the SEC after the closing of the transaction. These materials will also be mailed to you as a stockholder and will be available free of charge at the SEC's website at http://www.sec.gov, or from the information agent to be named in the tender offer materials.
Q14:	When does Activision expect to commence and complete the tender offer?
A14:
We expect to commence the tender offer within five (5) days after the closing of the transaction, which we expect to occur in the first half of calendar year 2008, and to complete the tender offer approximately twenty (20) business days after commencement. The time period for completing the tender offer may be extended under certain circumstances described more fully in the section entitled "The Business Combination Agreement—The Tender Offer."
Q15:	Can Activision Blizzard decrease the price per share of the tender offer?
A15:	No. The price per share in the tender offer will be $27.50 per share, regardless of the trading price of shares of Activision Blizzard common stock at the time of the commencement of the tender offer.
Q16:	Will Activision Blizzard buy all shares that are tendered?
A16:
The tender offer will not be subject to any minimum condition on the number of shares tendered. As a result, subject to the other conditions of the tender offer being satisfied and the proration described in the following sentence, Activision Blizzard will purchase any and all shares that are tendered, even if the total number of shares tendered by all of our stockholders is less than 146.5 million shares. If the total number of shares of Activision Blizzard common stock tendered is more than 146.5 million shares, Activision Blizzard will purchase the shares pro rata, which means that each stockholder who accepts the offer will have only a portion of such stockholder's shares bought by Activision Blizzard so that Activision Blizzard purchases not more than the maximum of 146.5 million shares.
Q17:	How will Activision Blizzard fund the purchase of shares that are tendered?
A17:	Under the terms of the business combination agreement, Activision and Vivendi have agreed the purchase of the shares tendered in the tender offer will be funded as follows:
•
the first $2.928 billion of the aggregate consideration will be funded by Activision Blizzard with proceeds from the share purchase described above, available cash on hand and, if necessary, borrowings made under one or more new credit facilities;

•
if the aggregate consideration is more than $2.928 billion, Vivendi has agreed to purchase from Activision Blizzard, at a purchase price of $27.50 per share, additional newly issued shares of Activision Blizzard common stock in an amount equal to the lesser of (a) $700 million and (b) the excess of the aggregate consideration over $2.928 billion, which amount will be used to fund the amount of the aggregate consideration that is in excess of $2.928 billion; and
•
if the aggregate consideration exceeds $3.628 billion, Activision will fund the additional amount of the aggregate consideration that is in excess of $3.628 billion (up to the maximum aggregate consideration of $4.028 billion) through borrowings made under one or more new credit facilities issued by Vivendi or third party lenders.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Q18:	Why am I receiving this proxy statement?
A18:
You are receiving this proxy statement because you have been identified as a stockholder of Activision and, as an Activision stockholder, you are entitled to vote at the special meeting to approve the matters below in order for us to complete the transaction. This proxy statement contains important information about the business combination agreement, the transaction, the tender offer, the special meeting and other related matters. You should read this proxy statement, including all of the annexes, carefully and in their entirety.
Q19:	What matters will be voted on at the special meeting?
A19:	At the special meeting, you will be asked to consider and vote on proposals:
Proposal No. 1:
To approve the issuance of an aggregate of approximately 358.2 million new shares of Activision common stock in connection with the transaction. This proposal is referred to in this proxy statement as the "share issuance proposal."
Proposal No. 2:
To approve the amendment and restatement of our amended and restated certificate of incorporation (including all related subproposals), subject to the completion of the transaction. This proposal is referred to in this proxy statement as the "charter amendment proposal."
Proposal No. 3:
To approve the amendment of Section 7.4(a) of our third amended and restated bylaws, subject to the completion of the transaction. This proposal is referred to in this proxy statement as the "bylaw amendment proposal."
Proposal No. 4:
To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals set forth above. This proposal is referred to in this proxy statement as the "adjournment proposal."

You may also be asked to act on other business, if any, that may properly come before the special meeting (or any adjournment or postponement thereof). We currently do not anticipate that any other business will be presented at the special meeting.
Q20:	What vote is required to approve each proposal?
A20:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the charter amendment proposal and the bylaw amendment proposal.

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve the share issuance proposal and the adjournment proposal.
Q21:	How does the Activision board of directors recommend that I vote on each of the proposals?
A21:	After careful consideration, our board of directors unanimously recommends that you vote:
• "FOR" Proposal No. 1—the issuance of shares of our common stock in connection with the transaction;
• "FOR" Proposal No. 2—the amendment and restatement of our amended and restated certificate of incorporation (including all related subproposals);
• "FOR" Proposal No. 3—the amendment of Section 7.4(a) of our third amended and restated bylaws; and
• "FOR" Proposal No. 4—adjournment of the special meeting, if necessary.

For a more complete description of the recommendations of our board of directors as well as the reasons underlying the recommendations, see the sections entitled "The Transaction—Activision's Reasons for the Transaction and Tender Offer" and "Summary—Recommendations of the Board of Directors of Activision."
Q22:	When and where will the special meeting of Activision stockholders be held?
A22:
Unless adjourned or postponed, the special meeting will be held at at , local time, on , , 2008. Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at , local time.
Q23:	Who is entitled to attend and vote at the special meeting?
A23:
You are entitled to receive notice of, and vote at, the special meeting (and any adjournment or postponement thereof) only if you were a stockholder of Activision at the close of business on , 2008, the record date for the special meeting.

On the record date, there were shares of Activision common stock issued and outstanding and entitled to vote. Each share of Activision common stock outstanding on the record date will be entitled to one (1) vote on each matter presented for action at the special meeting.
Q24:	What constitutes a quorum?
A24:
Stockholders who hold a majority of all of the shares of capital stock of Activision entitled to vote at the special meeting must be present in person or represented by proxy in order to constitute a quorum to conduct business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the special meeting.
Q25:	What is a broker non-vote?
A25:
A broker non-vote occurs when a broker, bank or other nominee record holder holding shares for you does not vote on a particular proposal because the broker, bank or other nominee record holder does not have discretionary voting power with respect to that proposal under the rules applicable to broker-dealers and has not received voting instructions from you.

Q26:	How do I vote?
A26:
You are being asked to vote both any shares held directly in your name as a stockholder of record and any shares you hold in "street name" as a beneficial owner. Shares held in "street name" are shares held in a stock brokerage account or shares held by a bank, broker or other custodian.
If you hold your shares directly as a record holder, you may vote prior to the special meeting by:
• calling the number shown on your proxy card;
• visiting the website shown on your proxy card to vote via the Internet; and
• completing, dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope.
You may also cast your vote in person at the special meeting.

If your shares are held in "street name" by a bank, broker or other nominee record holder, your bank, broker or other nominee record holder will send you separate instructions describing the procedure for voting your shares. "Street-name" stockholders who wish to vote in person at the special meeting will need to obtain a proxy from the bank, broker or other nominee record holder that holds their shares.
Q27:	May I change my vote after I have delivered my proxy or voting instruction card?
A27:	Yes. If you hold your shares in your name as an Activision stockholder of record, you may change your vote at any time before your shares are voted at the special meeting by:
• delivering a signed written notice to our Corporate Secretary stating that you are revoking your proxy;
• completing, signing and submitting a new, valid proxy card bearing a later date (which automatically revokes any earlier proxy);
• submitting a new proxy by telephone or via the Internet (in which case, your latest telephone or Internet voting instructions will be followed); or
•
attending the special meeting and voting in person. However, your attendance at the special meeting in and of itself will not cause your previously granted proxies to be revoked; you must vote at the special meeting to revoke any prior proxies.

If your shares are held in "street name," and you have instructed a bank, broker or other nominee record holder to vote your shares, you must follow the directions you receive from your bank, broker or other nominee record holder in order to change or revoke your vote. You may also change your vote by attending the special meeting and voting in person provided that you have obtained a signed proxy from the record holder (i.e., your bank, broker or other nominee record holder) giving you the right to vote those shares.
Q28:	When does an abstention occur?
A28:
An abstention occurs when you affirmatively instruct a vote to be withheld (by checking the "abstain" or "withhold authority to vote" box on the proxy card) or when a stockholder who has not given a proxy is present at the special meeting but does not cast a ballot or submit a proxy card in person.

Q29:	What happens if I fail to vote on the proposals or if I abstain from voting?
A29:
Your failure to vote on (a) the charter amendment proposal (and related subproposals), or (b) the bylaw amendment proposal will have the same effect as a vote against each of these proposals. This is because the vote that is required to approve these proposals is based upon the number of shares outstanding as of the record date and entitled to vote thereon (rather than upon the shares actually voted). Similarly, if you respond with an "abstain" vote or are present in person or by proxy and do not vote any of your shares on these proposals, this will have the same effect as a vote against these proposals.

Your failure to vote on (a) the share issuance proposal or (b) the adjournment proposal will have no effect on the outcome of the vote for such proposals. This is because the vote that is required to approve these proposals is based upon the number of shares actually voted. Similarly, if you respond with an "abstain" vote, your proxy will not affect the outcome of the vote, because such abstentions will be counted in determining the presence of a quorum but they will not be considered to be voted for purposes of any proposal.
Q30:	How will broker non-votes be treated?
A30:
Under the rules applicable to broker-dealers, brokers, banks and other nominee record holders holding shares in "street name" have the authority to vote on routine proposals when they have not received instructions from beneficial owners. However, brokers, banks and other nominee record holders are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the approval of the proposals set forth in this proxy statement. As a result, absent specific instructions from the beneficial owner, brokers, banks and other nominee record holders are not empowered to vote those "street name" shares.

Since the vote required for approval of (a) the charter amendment proposal and (b) the bylaw amendment proposal is based on a percentage of the shares outstanding, broker non-votes will have the same effect as a vote against these proposals. However, broker non-votes will have no effect on the outcome of the vote for the share issuance proposal or the adjournment proposal because the vote required for approval of these proposals is based on the number of shares actually voted, whether in person or by proxy.
Q31:	Is it possible to vote via the Internet or by telephone?
A31:	If you hold your shares directly as a record holder, you may vote your shares via the Internet or by telephone by following the instructions included with your proxy card.

If your shares are held in "street name" by your broker, bank or other nominee record holder, please check the voting instruction card you received or contact your broker, bank or other nominee record holder to determine whether you will be able to vote your shares via the Internet or by telephone.
Q32:	What do I do if I receive more than one proxy card or set of voting instructions?
A32:
If you hold shares in both "street name" and directly as a record holder, you may receive more than one proxy card or voting instruction card relating to the special meeting. Please complete, date, sign and return separately all of the proxy cards or voting instruction cards that you receive (or submit you proxy via the Internet or by telephone) to ensure that all of your shares are voted.

Q33:	What if I can't find where my Activision shares are held?
A33:
To determine if you are a holder of record, please contact our transfer agent, Continental Stock Transfer & Trust Company toll-free, at (800) 509-5586 or if you are an international holder, at (212) 509-4000. If you are a record holder, Continental will be able to assist you with your stock ownership needs. If you are not, please contact your bank, broker or nominee record holder to determine who the record holder of your shares is.
Q34:	Who can help answer my questions?
A34:
If you have additional questions about the transaction after reading this proxy statement, or if you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please call Activision's proxy solicitor, Morrow & Co., LLC, toll-free at (800) 573-4804. Banks and brokerage firms please call (203) 658-9400 and international holders may call collect at (203) 658-9400.

If your shares are held in a stock brokerage account or by a bank or other nominee record holder in "street name," you should also call your broker, bank or other nominee record holder for additional information.

SUMMARY

        The following summary highlights certain information contained in this proxy statement. This summary may not contain all of the information that may be important to you. For a more complete description of the business combination agreement and the transactions contemplated thereby, we encourage you to read this proxy statement, including all of the annexes, carefully and in their entirety. You may obtain copies of our public filings with the SEC without charge by following the instructions set forth in the section entitled "Where You Can Find More Information" in this proxy statement.

The Transaction

        Activision and Vivendi have entered into a business combination agreement to combine Vivendi Games, Vivendi's interactive entertainment business, with Activision. We believe that Vivendi Games' portfolio of leading franchises, including Blizzard Entertainment's World of Warcraft®, will facilitate Activision's expansion into the higher operating margin and fast growing massively multiplayer online games genre and will provide scale benefits to our international business, including establishing a meaningful presence in the rapidly growing Asian markets, which we have identified as top strategic priorities.

        The transaction will be governed by the terms of a business combination agreement, a copy of which is attached as Annex A to this proxy statement. We encourage you to read the business combination agreement, including all of the exhibits thereto, carefully and in their entirety. For more information on the business combination agreement, see the section entitled "The Business Combination Agreement."

        In the transaction:

  •
  Merger of Vivendi Games.  Activision and Vivendi Games will combine their businesses through the merger of a newly formed, wholly-owned subsidiary of Activision with and into Vivendi Games. As a result of the merger, Vivendi Games, the parent company of Blizzard Entertainment and Sierra, will become a wholly-owned subsidiary of Activision. VGAC will receive approximately 295.3 million newly issued shares of Activision common stock in the merger, which number is based upon a valuation of Vivendi Games at $8.121 billion and a per share price for Activision common stock of $27.50.

  •
  Share Purchase by Vivendi.  Simultaneously with the merger, Vivendi will purchase from Activision 62.9 million newly issued shares of Activision common stock, at $27.50 per share, for an aggregate purchase price of approximately $1.731 billion. Immediately following completion of the merger and share purchase, Vivendi and its subsidiaries are expected to own approximately 52.2% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.

  •
  Post-Closing Corporate Governance.  Upon the closing of the transaction, Activision's certificate of incorporation and bylaws will be amended and restated to provide for, among other things, (a) the change of the combined company's name, (b) the change of the combined company's fiscal year end to December 31, (c) an increase in the authorized number of shares of Activision common stock, (d) certain majority and minority stockholder protections, and (e) certain changes to the structure of the board of the combined company. As a result of these amendments, among other things, Vivendi will be entitled to appoint a majority of the combined company's board of directors.

        After the closing of the transaction, the combined company will commence a cash tender offer for up to 146.5 million of its shares (representing approximately 50% of the shares of Activision common stock outstanding immediately prior to the transaction) at $27.50 per share. If the tender offer is fully subscribed, Vivendi and its subsidiaries are expected to own approximately 68.0% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.

        For a more complete description of Activision's ownership structure following the transaction, see the section entitled "The Business Combination Agreement—The Share Purchase—Ownership of Activision Common Stock Following the Transaction."

        The following diagrams illustrate (a) the steps of the transaction and (b) the organizational structure of Activision Blizzard and its subsidiaries after the transaction:

Transaction	Post-Transaction Structure

(1)
If the post-transaction self tender offer is fully-subscribed, (a) Vivendi and its subsidiaries are expected to own approximately 68.0% of the issued and outstanding shares of Activision Blizzard common stock and (b) Activision's existing stockholders are expected to own approximately 32.0% of the issued and outstanding shares of Activision Blizzard common stock, in each case on a fully diluted basis.

(2)
Includes Blizzard Entertainment, Sierra, Sierra Online and Vivendi Games Mobile.

The Business Combination Agreement

Parties to the Business Combination Agreement

  Activision, Inc.

        We are a leading international developer, publisher and distributor of interactive entertainment software and peripheral products covering diverse game categories, including action/adventure, action sports, racing, role-playing, simulation, first-person action, music-based gaming and strategy.

        Our publishing business involves the development, marketing and sale of products either directly, by license or through our affiliate label program with certain third-party publishers. Our product portfolio includes top-selling franchises for PC and console platforms, such as Guitar Hero™, Call of Duty® and the Tony Hawk series, as well as Spider-Man™, X-Men™, Shrek®, James Bond™ and TRANSFORMERS™.

        Our distribution business consists of operations in Europe that provide logistical and sales services to third-party publishers of interactive entertainment software, Activision's own publishing operations and manufacturers of interactive entertainment hardware.

        We maintain operations in the United States, Canada, the United Kingdom, France, Germany, Ireland, Italy, Japan, Australia, Scandinavia, Spain, the Netherlands and South Korea. Activision's headquarters are located at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Telephone: (310) 255-2000.

  Sego Merger Corporation

        Sego Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Activision, or Merger Sub, was formed on November 29, 2007 for the purpose of effecting the merger contemplated by the business combination agreement. Merger Sub has not conducted any activities or operations to date, except for those incidental to its formation and undertaken in connection with the transaction. Merger Sub's headquarters are located at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Telephone: (310) 255-2000.

  Vivendi S.A.

        Vivendi S.A., a société anonyme (a form of limited liability company) organized under the laws of France, or Vivendi, is a global leader in digital entertainment with activities in music, television, cinema, mobile, Internet, and games through its ownership of Universal Music Group, Canal+ Group, SFR, Maroc Telecom and Vivendi Games. In 2006, Vivendi had revenues of over €20 billion and a global headcount of 39,000 employees. Listed on the Paris stock market, NYSE—Euronext, compartiment A, under the symbol "VIV," Vivendi is a member of the CAC 40 (one of the main Euronext stock indices).

        Vivendi's media business is comprised of (a) Vivendi Games, a global developer, publisher and distributor of multi-platform interactive entertainment; (b) Universal Music Group, the world's No. 1 music content company; (c) the Canal+ Group, the French leader in premium and theme television channel distribution and programming; and (d) a 20% interest in NBC Universal, one of the world's leading media companies.

        Vivendi's headquarters are located at 42 avenue de Friedland, 75380 Paris Cedex 08, France, Telephone: +33-1-71-71-10-00.

  Vivendi Games, Inc. and VGAC LLC

        Vivendi Games, Inc., a Delaware corporation, or Vivendi Games, is a direct wholly-owned subsidiary of VGAC LLC, which is a Delaware limited liability company and an indirect wholly-owned subsidiary of Vivendi.

        Vivendi Games is a global developer, publisher and distributor of multi-platform interactive entertainment. Vivendi Games is the leader in terms of subscriber base and revenues in the subscription-based MMORPG category, has a traditional PC, console, handheld and mobile games business, and has entered the casual online and mobile gaming segments. Through its subsidiary, Blizzard Entertainment, Vivendi Games' portfolio includes the MMORPG hit World of Warcraft and the Warcraft®, StarCraft®, and Diablo® series.

        Vivendi Games' has two principal publishing labels, Blizzard Entertainment and Sierra, which are wholly-owned subsidiaries of Vivendi Games. Vivendi Games' headquarters are located at 6060 Center Drive, 5th Floor, Los Angeles, California 90045, Telephone: (310) 431-4000.

Merger

        At the effective time of the transaction, Merger Sub, a newly formed, wholly-owned subsidiary of Activision, will merge with and into Vivendi Games, an indirect wholly-owned subsidiary of Vivendi and the parent of Blizzard Entertainment and Sierra. Vivendi Games will survive the merger and become a wholly-owned subsidiary of Activision.

  Consideration to be Received in the Merger

        Vivendi Games Common Stock.    At the effective time of the merger, each outstanding share of Vivendi Games common stock will be converted into the right to receive 369,136.36364 newly issued shares of Activision common stock, which is referred to in this proxy statement as the "exchange ratio." Activision will issue approximately 295.3 million shares of Activision common stock to VGAC, the sole stockholder of Vivendi Games, in the merger, which number is based upon a valuation of Vivendi Games at $8.121 billion and a per share price for Activision common stock of $27.50. For a more complete description of the merger consideration, see the section entitled "The Business Combination Agreement—The Merger—Consideration to be Received in the Merger."

        Treatment of Equity Grants under the Blizzard Equity Plan.    Certain Blizzard Entertainment employees participate in the Blizzard Entertainment 2006 Equity Incentive Plan, which is referred to in this proxy statement as the "Blizzard equity plan," pursuant to which they have been granted options to acquire shares of Blizzard common stock and/or shares of restricted Blizzard common stock. Under the terms of the Blizzard equity plan, at the effective time of the transaction, all outstanding and unexercised options to acquire shares of Blizzard common stock as well as all outstanding shares of restricted Blizzard common stock will be cancelled and converted into the right to receive an amount in cash, each in accordance with the terms of the Blizzard equity plan. The estimated aggregate cash payments to be made by Activision Blizzard to Blizzard equity plan participants will be $113.0 million at the closing of the transaction and an additional $89.2 million eighteen months after such closing, in each case assuming the Blizzard equity plan participants remain employed at Blizzard through the applicable date. For a more complete description of the treatment of the equity grants and certain payments required to be made by the combined company under the Blizzard equity plan, see the section entitled "The Business Combination Agreement—The Merger—Treatment of Equity Grants under the Blizzard Equity Plan."

Share Purchase

        Simultaneously with the closing of the merger, Vivendi will purchase from Activision, at a purchase price of $27.50 per share, approximately 62.9 million newly issued shares of Activision common stock for an aggregate purchase price of approximately $1.731 billion in cash. For a more complete description of the share purchase, see the section entitled "The Business Combination Agreement—The Share Purchase."

Name Change

        Upon closing of the transaction, the combined company will be renamed "Activision Blizzard, Inc."

Post-Closing Corporate Governance

        Upon closing of the transaction, our certificate of incorporation and bylaws will be amended and restated to provide for, among other things, (a) the change of the combined company's name, (b) the change of the combined company's fiscal year end to December 31, (c) an increase in the authorized number of shares of Activision common stock, (d) certain majority and minority stockholder protections, and (e) certain changes to the structure of the board. As a result of these amendments, among other things, Vivendi will be entitled to appoint a majority of the combined company's board of directors.

        As a result of these changes to our certificate of incorporation and bylaws, effective as of the closing of the transaction, the board of directors of Activision Blizzard will consist of 11 members: six (6) directors designated by Vivendi, two (2) Activision executive directors and three (3) independent directors.

        The Vivendi designated directors initially will be Messrs. René Pénisson, Jean-Bernard Lévy, Bruce L. Hack, Doug Morris, Philippe Capron and Frédéric Crépin. The executive directors initially will be Messrs. Robert A. Kotick, our Chairman and Chief Executive Officer, and Brian G. Kelly, our Co-Chairman. The three independent directors initially will be Messrs. Robert J. Corti, Robert J. Morgado and Richard Sarnoff, each of whom currently serves on our board of directors.

        Initially, René Pénisson will be Chairman of Activision Blizzard.

        Following the completion of the transaction, Robert A. Kotick will be President and Chief Executive Officer and Brian G. Kelly will be Co-Chairman of Activision Blizzard. Bruce L. Hack, current Chief Executive Officer of Vivendi Games, will serve as Vice-Chairman and Chief Corporate Officer of Activision Blizzard, responsible for leading the merger integration and the finance, human resources and legal functions. Michael J. Griffith will serve as President and Chief Executive Officer of Activision Publishing, which after closing will include the Sierra, Sierra Online and Vivendi Games Mobile divisions in addition to the Activision Publishing business. Michael Morhaime will continue to serve as President and Chief Executive Officer of Blizzard Entertainment. Thomas Tippl, currently Chief Financial Officer of Activision Publishing, will be appointed Chief Financial Officer of Activision Blizzard, and Jean-François Grollemund, currently Chief Financial Officer of Vivendi Games, will be appointed Chief Accounting Officer of Activision Blizzard.

Tender Offer

        Under the terms of the business combination agreement, within five (5) business days after the closing of the transaction, Activision Blizzard has agreed to commence a cash self tender offer to purchase up to 146.5 million shares of its common stock (representing approximately 50% of the shares of Activision common stock outstanding immediately prior to the transaction) at a purchase price of $27.50 per share.

        The tender offer will offer liquidity to Activision Blizzard stockholders at $27.50 per share, regardless of the then-current market price per share, subject to proration if the tender offer is oversubscribed, and will allow Vivendi and any other non-tendering stockholders to increase their respective percentage ownership of Activision Blizzard. Activision Blizzard stockholders will not be diluted by the tender offer except to the extent Vivendi purchases additional shares of Activision Blizzard as it is required to do if the aggregate tender offer consideration exceeds $2.928 billion. In addition, the tender offer will allow participating Activision Blizzard stockholders to sell their shares at a premium to the market price of Activision common stock at the time of the execution of the business combination agreement.

        The tender offer will not be subject to any minimum condition on the number of shares tendered. Subject to the other conditions of the tender offer being satisfied and the proration described in the following sentence, Activision Blizzard will purchase any shares that are tendered even if the number of shares tendered is less than 146.5 million shares, the maximum number of shares to be purchased in the tender offer. If the number of shares of Activision Blizzard common stock tendered is greater than 146.5 million shares, Activision Blizzard will purchase the shares pro rata, which means that each stockholder who accepts the offer will have only a portion of such stockholder's shares purchased by Activision Blizzard.

        If the maximum number of shares (146.5 million shares) is tendered in the offer, the aggregate purchase price for the shares of common stock purchased in the tender offer will be approximately

$4.028 billion. Under the terms of the business combination agreement, Activision and Vivendi have agreed the purchase of the shares tendered in the tender offer will be funded as follows:

  •
  the first $2.928 billion of the aggregate consideration will be funded by Activision Blizzard with proceeds from the share purchase described above, available cash on hand and, if necessary, borrowings made under one or more new credit facilities;

  •
  if the aggregate consideration is more than $2.928 billion, Vivendi has agreed to purchase from Activision Blizzard, at a purchase price of $27.50 per share, additional newly issued shares of Activision Blizzard common stock in an amount equal to the lesser of (a) $700 million and (b) the excess of the aggregate consideration over $2.928 billion, which amount will be used to fund the amount of the aggregate consideration that is in excess of $2.928 billion; and

  •
  if the aggregate consideration exceeds $3.628 billion, Activision Blizzard will fund the additional amount of the aggregate consideration that is in excess of $3.628 billion (up to the maximum aggregate purchase price of $4.028 billion) through borrowings made under one or more new credit facilities issued by Vivendi or third party lenders.

        For a more complete description of the tender offer, see the section entitled "The Business Combination Agreement—The Tender Offer."

Conditions to Closing

        The respective obligations of the parties to effect the transaction are subject to the satisfaction or, to the extent permitted under applicable laws and the terms of the business combination agreement, waiver of a number of conditions, including, among other things, the following:

  •
  the approval by Activision's stockholders of the principal terms of the business combination agreement and the transaction, including the issuance of shares of Activision common stock in the transaction and the amendments to the certificate of incorporation and bylaws of Activision;

  •
  the expiration or earlier termination of the waiting period under U.S. antitrust laws (which waiting period expired on January 16, 2008);

  •
  the receipt of all approvals required from governmental authorities in the European Union as well as any other required regulatory approvals;

  •
  the absence of any injunction, legal restraints or prohibitions preventing the consummation of the transaction; and

  •
  the obtainment by Activision of one or more new credit facilities from either third party lenders or from Vivendi to fund a portion of the tender offer.

        The respective obligations of Activision and Merger Sub to effect the transaction are subject to the satisfaction or waiver of several additional conditions (any of which may be waived in writing by Activision), including:

  •
  the accuracy of representations and warranties of Vivendi, VGAC and Vivendi Games as of the closing date, other than those failures to be true and correct that would not reasonably be expected to have a material adverse effect on Vivendi Games;

  •
  the performance in all material respects by Vivendi, VGAC and Vivendi Games of the obligations required to be performed by each of them under the business combination agreement at or prior to the closing date;

  •
  the absence of any pending litigation, commenced by any stockholder of Vivendi or Vivendi Games after the date of the business combination agreement, against Vivendi, VGAC or any of its directors before any governmental entity relating to (a) the business combination agreement,

    (b) any ancillary document thereto, or (c) the transactions contemplated by the business combination agreement or the ancillary documents thereto that would render it impossible or unlawful to consummate the transaction;

  •
  the taking of all necessary actions by Vivendi, VGAC and Vivendi Games to provide that, immediately prior to the closing of the transaction, (a) all intercompany arrangements, other than licenses entered into in the ordinary course of business, between Vivendi and VGAC, on the one hand, and Vivendi Games and its subsidiaries, on the other hand, have been terminated, and (b) all monies owed pursuant to such intercompany arrangements have been paid in full; and

  •
  the delivery by Vivendi to Activision of executed copies of each of the ancillary documents to the business combination agreement to which either Vivendi, VGAC or Vivendi Games is a party.

        The respective obligations of Vivendi, VGAC and Vivendi Games to effect the transaction are subject to the satisfaction or waiver of several additional conditions (any of which may be waived in writing by Vivendi), including:

  •
  the accuracy of representations and warranties of Activision and Merger Sub as of the closing date other than those failures to be true and correct that would not reasonably be expected to have a material adverse effect on Activision;

  •
  the performance in all material respects by Activision and Merger Sub of the obligations required to be performed by each of them under the business combination agreement at or prior to the closing date;

  •
  the absence of any pending litigation, commenced by any stockholder of Activision after the date of the business combination agreement, against Activision or any of its directors before any governmental entity relating to (a) the business combination agreement, (b) any ancillary document thereto, or (c) the transactions contemplated by the business combination agreement or the ancillary documents thereto that would render it impossible or unlawful to consummate the transaction; and

  •
  the receipt of NASDAQ authorization for listing of the shares of Activision common stock to be issued to VGAC in connection with the merger and to Vivendi in connection with the share purchase.

        The transaction is expected to be completed in the first half of calendar year 2008. However, it is possible that factors outside of the parties' control could require the parties to complete the transaction at a later time or not to complete it at all. For a more complete discussion of the conditions to the transaction, see the section entitled "The Business Combination Agreement—Conditions to the Transaction."

Restrictions on Recommendation Withdrawal

        The business combination agreement generally restricts the ability of Activision's board of directors to withdraw its recommendation that Activision stockholders approve the proposals set forth in this proxy statement. However, if Activision's board of directors determines in good faith (after consultation with its outside counsel) that the failure to withdraw this recommendation would be reasonably expected to be a breach of its fiduciary duties under applicable law, then Activision's board of directors may withdraw its recommendation.

Restrictions on Solicitation of Third Party Acquisition Proposals

        Activision has agreed not to, directly or indirectly, solicit or engage in discussions or negotiations with any person or group with respect to an Activision acquisition proposal, which includes any offer relating to an acquisition, merger or other business combination that would result in such person or group acquiring more than a 20% interest in Activision's total outstanding securities or a sale of more than 20% of the assets of Activision and its subsidiaries. The business combination agreement does not, however, prohibit Activision from considering a bona fide acquisition proposal from a third party if certain specified conditions are met.

        Each of Vivendi and Vivendi Games has agreed not to, directly or indirectly, solicit or engage in discussions or negotiations with any person or group with respect to a Vivendi Games acquisition proposal, which includes any offer relating to an acquisition, merger or other business combination that would result in the person or group acquiring more than a 20% interest in Vivendi Games' total outstanding securities or a sale of more than 20% of the assets of Vivendi Games and its subsidiaries.

        For a discussion of the restrictions imposed on the solicitation of acquisition proposals from third parties, see the section entitled "The Business Combination Agreement—Restrictions on Solicitation of Acquisition Proposals" of this proxy statement.

Termination of the Business Combination Agreement

        The business combination agreement may be terminated by mutual written consent of all parties at any time before the closing date. The business combination agreement may also be terminated by either Activision or Vivendi if:

  •
  the transaction is not completed on or before the ten (10) month anniversary of the execution of the business combination agreement;

  •
  any law that makes the consummation of the transaction illegal in the United States or any foreign jurisdiction in which Activision or Vivendi has substantial business and operations has been enacted, entered, enforced or deemed applicable to the transaction by a governmental entity;

  •
  a governmental entity in the United States or any foreign jurisdiction in which Activision or Vivendi has substantial business and operations issues an order, decree or ruling making the transaction illegal in the United States or any such foreign jurisdiction, and such order, decree or ruling has become final and non-appealable;

  •
  the required approval of the Activision stockholders has not been obtained; or

  •
  the other party breached any representation, warranty, covenant or agreement in the business combination agreement in a way that the related condition to closing would not be satisfied, and this breach is not cured or is incurable prior to the ten (10) month anniversary of the execution of the business combination agreement.

        In addition, Vivendi may terminate the business combination agreement if:

  •
  Activision's board of directors or any committee thereof withdraws (or modifies in a manner adverse to Vivendi in any material respect), or publicly proposes to withdraw (or modify in a manner adverse to Vivendi in any material respect) its recommendation that Activision stockholders approve the proposals set forth herein, or publicly proposes to adopt or recommend any Activision acquisition proposal; or

  •
  Activision's board of directors fails to reaffirm publicly its recommendation that Activision stockholders approve the proposals set forth herein within ten (10) business days following the commencement of a third-party tender or exchange offer for Activision's capital stock.

        In addition, Activision may terminate the business combination agreement in response to a superior proposal from a third party in compliance with the restrictions on solicitation provisions discussed above.

Termination Fee and Expenses

        Activision has agreed to pay to Vivendi a termination fee of $180 million if:

  •
  Vivendi terminates the business combination agreement because Activision's board of directors withdraws (or modifies in a manner adverse to Vivendi in any material respect), or publicly proposes to withdraw (or modify in a manner adverse to Vivendi in any material respect) its recommendation of the business combination agreement and the transaction, or publicly proposes to adopt or recommend any Activision acquisition proposal;

  •
  Vivendi terminates the business combination agreement because our board of directors fails to reaffirm publicly its recommendation of the business combination agreement and the transaction within ten (10) business days following the commencement of a third-party tender or exchange offer for our capital stock;

  •
  Activision terminates the business combination agreement in response to a superior proposal from a third party in compliance with the restrictions on solicitation provisions discussed above; or

  •
  each of the following has occurred: (a) prior to the special meeting, an Activision acquisition proposal has been made directly to Activision's stockholders or has become publicly known, or any person has publicly announced an intention to make an Activision acquisition proposal; (b) thereafter, the business combination agreement is terminated by either Vivendi or Activision because the Activision stockholder approval has not been obtained at a duly convened meeting; and (c) within twelve (12) months after such termination, Activision enters into a definitive contract to consummate, or otherwise close, a transaction constituting an Activision acquisition proposal.

        Under specified conditions, Activision must also pay the actual and reasonably documented out-of-pocket expenses (including reasonable attorneys' fees) actually incurred by Vivendi, VGAC and Vivendi Games in connection with the business combination agreement and the transaction, up to a maximum of $15 million. For more information, see the section entitled "The Business Combination Agreement—Termination; Termination Fees and Expenses."

Special Meeting

Stockholders Entitled to Vote; Vote Required

        Unless adjourned or postponed, the special meeting of Activision stockholders will be held on                        ,                         , 2008 at                        , local time, at                        . At the special meeting, you will be asked to approve the proposals described in this proxy statement:

Proposal No. 1:	To approve the issuance of an aggregate of approximately 358.2 million new shares of Activision common stock in connection with the transaction.
Proposal No. 2:	To approve the amendment and restatement of our certificate of incorporation (including all related subproposals), subject to the completion of the transaction.
Proposal No. 3:	To approve the amendment of Section 7.4(a) of our bylaws, subject to the completion of the transaction.

Proposal No. 4:
To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals set forth above.

        You may also be asked to act on other business, if any, that may properly come before the special meeting (or any adjournment or postponement thereof). We currently do not anticipate that any other business will be presented at the special meeting.

        Only holders of record of shares of Activision common stock at the close of business on                        , 2008, which our board of directors has set as the record date, are entitled to notice of and to vote at the special meeting. As of the record date, there were                         shares of Activision common stock outstanding and entitled to vote at the special meeting.

        Approval of the charter amendment proposal and the bylaw amendment proposal require the affirmative vote of the holders of a majority of the outstanding shares of Activision common stock entitled to vote thereon. Approval of the share issuance proposal and the adjournment proposal will require the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively.

        For more information on the special meeting see the section of this proxy statement entitled "The Special Meeting."

Recommendations of the Board of Directors of Activision

        After careful consideration, the Activision board of directors has unanimously approved the business combination agreement and has determined that the business combination agreement and all related documents and exhibits thereto are in the best interest of Activision and its stockholders.

        The Activision board of directors unanimously recommends that the holders of Activision common stock vote:

  •
  "FOR" Proposal No. 1—the issuance of shares of our common stock in connection with the transaction,

  •
  "FOR" Proposal No. 2—the amendment and restatement of our certificate of incorporation (including all related subproposals),

  •
  "FOR" Proposal No. 3—the amendment of Section 7.4(a) of our bylaws, and

  •
  "FOR" Proposal No. 4—adjournment of the special meeting, if necessary.

        For a more complete description of Activision's reasons for the transaction, see the section entitled "The Transaction—Activision's Reasons for the Transaction and Tender Offer."

Opinion of Activision's Financial Advisor

        Activision's financial advisor, Allen & Company LLC, delivered a written opinion to the Activision board of directors to the effect that, as of December 1, 2007, taking into account the transactions contemplated by the business combination agreement as a whole and subject to various qualifications and assumptions described in the written opinion, the per share transaction price of the share purchase, the exchange ratio of the merger, and the per share transaction price of the tender offer were fair, from a financial point of view, to Activision and its stockholders.

        The full text of the Allen & Company opinion, dated December 1, 2007, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Allen & Company in rendering its opinion, is attached as Annex D to this proxy statement. We urge you to read the opinion carefully and in its entirety.

        Allen & Company provided its opinion for the use and benefit of our board of directors in connection with its consideration of the transactions contemplated by the business combination agreement. The Allen & Company opinion addressed only the fairness, from a financial point of view, of the per share transaction price of the share purchase, the exchange ratio of the merger, and the per share transaction price of the tender offer as of the date of the Allen & Company opinion. The Allen & Company opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the transactions contemplated by the business combination agreement or any other matter described in this proxy statement. Allen & Company was not requested to opine as to, and its opinion does not in any manner address, Activision's underlying business decision to proceed with or effect the transactions contemplated by the business combination agreement. The summary of the Allen & Company opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        For a more complete description of the Allen & Company opinion, see the section entitled "The Transaction—Opinion of Activision's Financial Advisor." See also Annex D to this proxy statement.

Interests of Directors and Executive Officers in the Transaction

        In considering the recommendations of the Activision board of directors with respect to the business combination agreement and the transaction, you should be aware that certain executive officers and directors of Activision have interests in the transaction that may be different from, or in addition to, the interests of Activision stockholders generally. These interests include:

  •
  the rights of certain officers to receive payments or other benefits, including grants of equity awards and the modification of vesting schedules of existing options, following the completion of the transaction;

  •
  the continuing service of several of Activision's existing directors and executive officers in the combined company after the closing date;

  •
  the amendment of employment arrangements with certain of Activision's executive officers to provide incentives for their continued service to the combined company after the closing date; and

  •
  the continued indemnification of Activision's directors post-closing.

        The Activision board of directors was aware of these interests and considered them, among other things, in making its recommendation that Activision stockholders vote for the approval of the share issuance proposal, the charter amendment proposal and the bylaw amendment proposal.

Other Matters

Risk Factors

        In evaluating the business combination agreement, the transaction and, in particular, the issuance of new shares of Activision common stock in connection with the transaction and the tender offer, Activision stockholders should carefully read this proxy statement and especially consider the factors discussed in the section entitled "Risk Factors."

Rights Plan Amendment

        On April 18, 2000, Activision's board of directors approved a stockholders rights plan, pursuant to which each common stockholder at the close of business on April 19, 2000 received a dividend of one right for each share of common stock held. Activision has amended the rights plan concurrent with the execution of the business combination agreement to provide that (a) the rights plan will not be triggered by the business combination agreement or the transaction and (b) the rights plan will terminate upon the completion of the transaction and all rights existing under the rights plan will be extinguished.

        For a more complete discussion of the rights plan amendment, see the section entitled "The Transaction—Rights Plan Amendment" of this proxy statement.

Listing of Common Stock

        Application will be made to have the new shares of Activision common stock to be issued in connection with the transaction (including shares acquired by Vivendi as required to finance the tender offer) approved for listing on The NASDAQ National Market, which is referred to in this proxy statement as "NASDAQ."

Material United States Federal Income Tax Consequences

        Activision stockholders will not recognize any gain or loss for United States federal income tax purposes as a result of (a) the consummation of the transaction or (b) an adoption of the proposed amendments to Activision's certificate of incorporation. See the section entitled "The Transaction—Material United States Federal Income Tax Consequences."

Accounting Treatment of the Transaction

        The transaction will be accounted for as a reverse acquisition under the purchase method of accounting under U.S. GAAP. For this purpose, Vivendi Games will be deemed to be the accounting acquiror and Activision will be deemed to be the accounting acquiree. Accordingly, Activision Blizzard will account for the transaction as a purchase business combination, using Vivendi Games' historical financial information and accounting policies and applying fair value estimates to the acquired assets, liabilities and commitments of Activision as of the date of the transaction.

No Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware, which is referred to in this proxy statement as the "DGCL," Activision stockholders do not have appraisal rights in connection with the transaction.

Regulatory Matters

        Activision and Vivendi are required, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, to notify and furnish required information to the Antitrust Division of the U.S. Department of Justice and to the U.S. Federal Trade Commission prior to completing the transaction. Activision and Vivendi have made these filings and the waiting period under the HSR Act has expired.

        In addition, the transaction is subject to, and the parties' obligations to effect the transaction are conditioned on, approval by governmental authorities in the European Union.

        For a more complete discussion of the regulatory matters relating to the transaction, see the section entitled "The Transaction—U.S. Federal or State and Foreign Regulatory Matters" of this proxy statement.

Per Share Market Price Data

        Activision common stock trades on NASDAQ under the symbol "ATVI." The following table shows the high and low closing sale prices in U.S. dollars for Activision common stock for the periods indicated, as reported on NASDAQ after adjustments to account for any subsequent dividends or stock splits. The prices reflect inter-dealer prices and do not include retail markups, markdowns or commissions.

        The closing sale price of Activision common stock as reported on NASDAQ on November 30, 2007, the last business day prior to the public announcement of the proposed transaction, was $22.15 per share. The closing sale price of Activision common stock as reported on NASDAQ on                        , 2008, the record date for the Activision special meeting, was $             per share. As of that date, there were            holders of record of Activision common stock based on information provided by Activision's transfer agent.

	High	Low
Calendar Year 2006
First Quarter	$15.69	$11.91
Second Quarter	14.92	10.75
Third Quarter	15.57	10.72
Fourth Quarter	17.94	14.27
Calendar Year 2007
First Quarter	$19.01	$16.26
Second Quarter	21.27	18.43
Third Quarter	21.59	17.11
Fourth Quarter	29.70	18.92
Calendar Year 2008
First Quarter (through January 29, 2008)	$28.43	$26.23

        Activision has never paid cash dividends on its common stock and has no present plans to do so. Activision expects that earnings will be retained for the continued growth and development of the business. Future dividends, if any, will depend on Activision's (or, following completion of the transaction, Activision Blizzard's) earnings, financial condition, cash requirements, future prospects, and other factors deemed relevant by our board of directors.

        Vivendi Games is a privately-held company. Accordingly, per share historical data of Vivendi Games is omitted.

Selected Historical Financial Data of Activision

        The following selected historical financial data as of and for each of the years in the five-year period ended March 31, 2007 has been derived from Activision's audited consolidated financial statements. The following selected historical financial data for the six months ended September 30, 2007 and 2006, and as of September 30, 2007 has been derived from Activision's unaudited interim consolidated financial statements. In the opinion of Activision's management, the unaudited interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the interim consolidated financial statements. Results for the interim periods are not necessarily indicative of the results to be expected for the full year.

        This selected information is only a summary and you should read it together with Activision's historical consolidated financial statements and the related notes thereto included elsewhere in this proxy statement.

	Six Months Ended September 30,		Year Ended March 31,
	2007	2006	2007	2006	2005	2004	2003
	(in thousands, except per share data)
	(unaudited)
Summary Operating Data
Net revenues	$813,201	$376,241	$1,513,012	$1,468,000	$1,405,857	$947,656	$864,116
Cost of sales	532,916	278,878	978,065	940,362	844,946	567,147	565,173
Operating income (loss)	20,547	(70,859)	73,147	15,226	179,608	104,537	84,691
Income (loss) before tax provision	44,241	(54,552)	109,825	45,856	192,700	110,712	93,251
Net income (loss)	28,524	(42,611)	85,787	40,251	135,057	74,098	59,003
Basic earnings (loss) per share(1)	0.10	(0.15)	0.31	0.15	0.54	0.31	0.23
Diluted earnings (loss) per share(1)	0.09	(0.15)	0.28	0.14	0.49	0.29	0.21
Basic weighted average common shares outstanding(1)	285,450	279,487	281,114	273,177	250,023	236,887	256,639
Diluted weighted average common shares outstanding(1)	312,510	279,487	305,339	294,002	277,712	258,350	277,620
			As of March 31,
	As of September 30, 2007		2007	2006	2005	2004	2003
	(in thousands)
	(unaudited)
Summary Balance Sheet Data
Total assets		$1,961,200	$1,793,947	$1,418,255	$1,305,919	$966,220	$703,070
Total liabilities		431,650	382,415	195,632	208,645	136,079	107,076
Cash, cash equivalents and short term investments		961,760	954,849	944,960	840,864	587,649	406,954
Capitalized software development and intellectual property licenses		226,459	231,196	147,665	127,340	135,201	107,921
Goodwill		280,248	195,374	100,446	91,661	76,493	68,019
Working capital		1,053,559	1,060,064	922,199	913,819	675,796	422,500
Long term debt		—	—	—	—	—	2,671
Shareholders' equity		1,529,550	1,411,532	1,222,623	1,097,274	830,141	595,994

(1)
Consolidated financial information for fiscal years 2005-2003 reflects the restated amounts for the effect of Activision's four-for-three stock split effected in the form of a 33 1/3% stock dividend to shareholders of record as of October 10, 2005, paid October 24, 2005.

Selected Historical Financial Data of Vivendi Games

        The following selected historical financial data as of and for each of the years in the five-year period ended December 31, 2006, has been derived from Vivendi Games audited consolidated financial statements. The following selected historical financial data for the nine months ended September 30, 2007 and 2006 and as of September 30, 2007 has been derived from Vivendi Games' unaudited interim consolidated financial statements. In the opinion of Vivendi Games' management, the unaudited interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the nine months ended September 30, 2007, are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2007.

        This selected information below is only a summary and you should read it together with Vivendi Games' historical consolidated financial statements and the notes related thereto included elsewhere in this proxy statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(in thousands)
	(unaudited)
Summary Operating Data
Net sales	$962,764	$595,807	$1,017,656	$780,325	$567,419	$637,518	$693,514
Operating income (loss)	193,007	91,947	122,441	42,069	(252,591)	(291,353)	24,967
Income (loss) from continuing operations before income taxes	189,409	79,374	106,034	33,376	(263,846)	(299,117)	14,743
Income (loss) from continuing operations	177,154	105,976	139,280	45,130	(274,259)	(299,964)	(899)
Net income (loss)	177,154	105,976	139,280	45,130	(263,527)	(291,691)	11,961
			As of December 31,
	As of September 30, 2007		2006	2005	2004	2003	2002
	(in thousands)
	(unaudited)
Summary Balance Sheet Data
Total assets		$757,251	$824,284	$591,736	$685,174	$780,041	$818,559
Total liabilities		526,616	477,842	330,973	383,455	303,918	321,567
Cash and cash equivalents(1)		40,000	67,969	32,439	50,349	17,826	17,494
Capitalized software development costs, net and royalties and license agreements, net		100,248	45,432	39,511	56,537	108,395	105,767
Goodwill		203,357	202,094	178,422	131,640	131,640	133,364
Working capital		(143,940)	(24,620)	(17,908)	84,657	241,317	210,125
Owner's equity(2)		230,635	346,442	260,763	301,719	476,123	496,992

(1)
"Cash and cash equivalents on hand" reflect cash balances not transferred to Vivendi via a cash pooling agreement at the end of the applicable period. See note 11 to the Vivendi Games historical consolidated financial statements for more information about the cash pooling agreement.

(2)
Net cash transfers under a cash pooling agreement with Vivendi are included in owner's equity as part of net transfers to Vivendi.

Summary Unaudited Pro Forma Condensed Combined Financial Data

        The following summary unaudited pro forma condensed combined financial data has been derived from and should be read together with the unaudited pro forma condensed combined financial information and accompanying notes. This information is based on the historical consolidated balance sheets and statements of operations of both Activision and Vivendi Games which have been presented elsewhere in this proxy statement. The transaction will be accounted for as a reverse acquisition under the purchase method of accounting. For this purpose, Vivendi Games will be deemed the accounting acquiror, and Activision will be deemed the accounting acquiree. The unaudited pro forma condensed combined financial information is based on estimates and assumptions set forth in the notes to such statements, which estimates are preliminary and have been made solely for the purposes of developing such pro forma information.

        The unaudited pro forma condensed combined statements of operations for the nine month period ended September 30, 2007, and for the year ended December 31, 2006, give effect to the transaction as if it had occurred on January 1, 2006. The unaudited pro forma balance sheet assumes that the transaction took place on September 30, 2007, and combines Activision's historical consolidated balance sheet as of September 30, 2007, with Vivendi Games' historical balance sheet as of September 30, 2007.

        The adjusted pro forma information assumes the repurchase of 146.5 million Activision Blizzard common shares at $27.50 per share, representing the maximum number of shares to be purchased under the cash tender offer commencing within five (5) business days after closing the transaction. The unaudited adjusted pro forma condensed combined statements of operations for the nine month period ended September 30, 2007, and for the year ended December 31, 2006, give effect to the tender offer as if it had occurred on January 1, 2006. The unaudited adjusted pro forma condensed combined balance sheet assumes that the tender offer took place on September 30, 2007. Actual shares purchased could be less than 146.5 million which would impact the adjusted pro forma amounts for the nine month period ended September 30, 2007, for the year ended December 31, 2006, and as of September 30, 2007.

        The businesses may have performed differently had they been combined during the periods presented. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the periods presented or the results that Activision Blizzard will experience after the transaction and tender offer are consummated.

	Nine Months Ended September 30, 2007(1)	Year Ended December 31, 2006(1)
	(in thousands, except per share data) (unaudited)
Pro Forma Statement of Operations:
Net sales	$2,088,477	$2,530,668
Net income (loss)	66,559	(90,656)
Net income (loss) per share:
Basic	0.10	(0.14)
Diluted	0.10	(0.14)
Adjusted Pro Forma Statement of Operations(2):
Net sales	$2,088,477	$2,530,668
Net income (loss)	29,368	(133,469)
Net income (loss) per share:
Basic	0.06	(0.26)
Diluted	0.05	(0.26)

	Pro Forma as of September 30, 2007	Adjusted Pro Forma as of September 30, 2007(2)
	(in thousands) (unaudited)
Balance Sheet:
Total assets	$12,420,841	$9,945,994
Working capital	2,604,228	129,381
Long term debt	—	853,153
Shareholders' equity	10,953,171	7,625,171

(1)
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the full year ended March 31, 2007 for Activision with the full year ended December 31, 2006 for Vivendi Games. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 combines the nine months ended September 30, 2007 for Activision with the nine months ended September 30, 2007 for Vivendi Games. For this purpose, Activision's statement of operations for the period January 1, 2007 to March 31, 2007 was added to the statement of operations for the six months ended September 30, 2007. Therefore, the statement of operations for the period January 1, 2007 to March 31, 2007 has been presented in both the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006. Activision's net revenues and net loss for the three months ended March 31, 2007 were $312.5 million and $14.4 million, respectively.

(2)
Adjusted financial data reflect the repurchase of 146.5 million Activision Blizzard common shares at $27.50 per share, representing the maximum amount of shares to be purchased under the cash tender offer. Actual shares purchased could be less than 146.5 million shares which would impact the adjusted pro forma amounts. Adjusted financial data also assume the issuance of 25.5 million Activision Blizzard common shares to Vivendi and additional borrowings required to finance the tender offer. See the sections entitled "The Business Combination Agreement—The Share Purchase" and "The Business Combination Agreement—The Tender Offer."

        Please see "Unaudited Pro Forma Condensed Combined Financial Information" for a description of the accounting treatment of the transaction, the unaudited pro forma condensed combined financial statements and notes thereto, and the pro forma adjustments to the historical financial information of Activision and Vivendi Games showing the effect of the transaction and tender offer contemplated by the business combination agreement.

Comparative Per Share Data

        The following tables set forth the Activision historical net income (loss) per share for the six months ended September 30, 2007 and the year ended March 31, 2007, and the book value per share as of September 30, 2007, and for Activision Blizzard on an unaudited pro forma combined basis for the nine months ended September 30, 2007 and the year ended December 31, 2006, and as of September 30, 2007.

        The pro forma combined data were derived from and should be read together with the unaudited pro forma condensed combined financial statements and accompanying notes. This information is based on the historical consolidated balance sheets and related adjusted historical consolidated statements of operations of Activision and Vivendi Games. The pro forma combined data give effect to the transaction using the purchase method of accounting for business combinations as a reverse acquisition in which Vivendi Games will be deemed to be the accounting acquiror of Activision while the adjusted pro forma combined data additionally assume the repurchase of 146.5 million Activision Blizzard common shares at $27.50 per share, representing the maximum number of shares to be repurchased under the cash tender offer commencing within five business days after closing the transaction.

        The businesses may have performed differently had they been combined during the periods presented. You should not rely on the selected unaudited pro forma combined per share data as being indicative of the historical results that would have been achieved had the businesses been combined during the periods presented or the results that Activision Blizzard will experience after the transaction.

        Activision's historical data were derived from and should be read together with the consolidated financial statements and accompanying notes included elsewhere in this proxy statement.

        Vivendi Games is a privately-held company. Accordingly, per share historical data for Vivendi Games are omitted.

	Six Months Ended September 30, 2007	Year Ended March 31, 2007
	(unaudited)
Activision's Historical Data
Net income per share:
Basic	$0.10	$0.31
Diluted	$0.09	$0.28
As of September 30, 2007:
Consolidated book value per share	$5.29

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
	(unaudited)
Pro Forma Combined Data
Pro forma net income (loss) per share(1):
Basic	$0.10	$(0.14)
Diluted	$0.10	$(0.14)
Adjusted pro forma net income (loss) per share(2):
Basic	$0.06	$(0.26)
Diluted	$0.05	$(0.26)
As of September 30, 2007:
Pro forma book value per share(3)	$16.92
Adjusted pro forma book value per share(3)	$14.49

(1)
Pro forma net income (loss) per share was calculated by dividing pro forma net income (loss) by the pro forma weighted average common shares outstanding as if the transaction had occurred on January 1, 2006.

(2)
Represents adjusted pro forma net income (loss) per share, resulting from the repurchase of 146.5 million Activision Blizzard common shares at $27.50 per share, representing the maximum number of shares to be repurchased under the tender offer as if the tender offer had occurred on January 1, 2006. Actual shares repurchased could be less than 146.5 million which would impact the adjusted pro forma net income (loss) per share for the nine months ended September 30, 2007, and for the year ended December 31, 2006.

(3)
Pro forma book value per share and adjusted pro forma book value per share are computed assuming the transaction and tender offer had occurred on September 30, 2007.

RISK FACTORS

        In addition to the other information included in this proxy statement and found in the Annexes attached hereto, including the matters addressed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risk factors before deciding whether to vote for the approval of the proposals and subproposals presented in this proxy statement. Additional risks and uncertainties not presently known to us or that are not currently believed to be material, if they occur, also may adversely affect the proposed transaction and the combined company, Activision Blizzard, following the completion of the transaction.

Risks Related to the Transaction

Although we expect that our combination with Vivendi Games will result in benefits to Activision, we may not realize those benefits because of integration difficulties and other challenges.

        The success of our combination with Vivendi Games will be dependent in large part on the success of the management of the combined company in integrating the operations, technologies and personnel of the two companies following the completion of the transaction. The failure of the combined company to meet the challenges involved in successfully integrating the operations of Activision and Vivendi Games or to otherwise realize any of the anticipated benefits of the transaction, including additional revenue opportunities, could impair the results of operations of the combined company. In addition, the overall integration of the companies is a complex, time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt the businesses of Activision and Vivendi Games.

        The challenges involved in this integration include the following:

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  integrating successfully each company's operations, technologies, products and services;

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  reducing the costs associated with each company's operations and, in particular, reducing historic losses in the Sierra businesses;

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  coordinating the publishing, distribution and marketing efforts to effectively promote the products of the combined company;

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  preserving development, distribution, licensing or other important relationships of both Activision and Vivendi Games and resolving potential conflicts that may arise;

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  consolidating and rationalizing information technology platforms and administrative infrastructures;

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  minimizing the diversion of management attention from ongoing business concerns; and

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  combining the corporate cultures, maintaining employee morale and retaining key employees.

        The combined company may not successfully integrate the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the transaction to the extent, or in the timeframe, anticipated. The anticipated benefits and synergies include cost savings associated with anticipated restructurings and other operational efficiencies, greater economies of scale and revenue enhancement opportunities. However, these anticipated benefits and synergies assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated benefits and synergies may not be achieved.

Vivendi will own between 52.2% and 68.0% of Activision Blizzard's outstanding shares of common stock after completion of the transaction and the post-closing tender offer.

        Immediately upon closing of the transaction, Vivendi and its subsidiaries are expected to own approximately 52.2% of our issued and outstanding shares of common stock on a fully diluted basis. If the maximum number of our shares is tendered in the tender offer, Vivendi and its subsidiaries are expected to own approximately 68.0% of our issued and outstanding shares of common stock on a fully diluted basis. See the section entitled "The Business Combination Agreement—The Tender Offer" for a more detailed discussion.

        As a result of the transaction, Vivendi will have the ability to nominate a majority of the combined company's board of directors and determine the outcome of certain matters submitted to Activision Blizzard's stockholders, such as the approval of significant transactions. As a result, actions that may be supported by a majority of the other stockholders could be blocked by Vivendi. In addition, Vivendi's ownership could affect the liquidity in the market for the combined company's common stock.

        Furthermore, the ownership position and governance rights of Vivendi would likely discourage a third party from proposing a change of control or other strategic transaction concerning Activision Blizzard. As a result, the Activision Blizzard common stock could trade at prices that do not reflect a "control premium" to the same extent as do the stocks of similarly situated companies that do not have a stockholder with an ownership interest as large as Vivendi's ownership interest.

Some of our current directors and executive officers have interests in the transaction that may differ from your interests as a stockholder and these persons may have conflicts of interest in recommending you approve the proposals set forth in this proxy statement.

        In considering whether to approve the proposals and subproposals set forth in this proxy statement, you should recognize that some of the members of management and our board of directors may have interests in the transaction that differ from, or are in addition to, their interests as stockholders. These interests include:

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  the rights of certain officers to receive payments or other benefits, including grants of equity awards and the modification of vesting schedules of existing options, following the completion of the transaction;

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  the continuing service of several of Activision's existing directors and executive officers in the combined company after the closing date;

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  the amendment of employment arrangements with certain of Activision's executive officers to provide incentives for their continued service to the combined company after the closing date; and

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  the continued indemnification of Activision's directors post-closing.

        These interests are described in greater detail in the sections entitled "The Transaction—Interests of Activision's Executive Officers and Directors in the Transaction," "Board and Management of Activision Blizzard" and "Corporate Governance of Activision Blizzard."

The completion of the transaction is subject to the receipt of consents and approvals from government entities that may not be received or that may impose conditions that could have an adverse effect on the combined company following the completion of the transaction.

        We cannot complete the transaction unless we receive various consents, orders, approvals and clearances from antitrust and other authorities in the United States and the European Union. Activision and Vivendi have made the required filings under the HSR Act and the applicable waiting period has expired. However, we have yet to receive the requisite regulatory approvals from European

Union authorities and there can be no assurance that we will receive such approvals. In addition, these authorities may impose conditions on the completion of the transaction or require changes to the terms of the business combination agreement. For example, the European Union may require divestiture of certain assets as a condition to the closing of the transaction. Neither we nor Vivendi is obligated to agree to divest material assets as a condition of the closing of the transaction. While we do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the transaction or imposing additional costs on or limiting the revenues of the combined company, any of which may have an adverse effect on us following the completion of the proposed transaction. See the sections entitled "The Transaction—U.S. Federal or State and Foreign Regulatory Matters" and "The Business Combination Agreement—Conditions to the Transaction" for a more detailed discussion.

Subject to certain limitations, Vivendi may sell common stock at any time following the completion of the transaction, which could cause our stock price to decrease.

        The sale of shares of common stock that Vivendi and its subsidiaries receive in the transaction or to fund the tender offer will be restricted, but Vivendi may sell these shares under certain circumstances, including pursuant to a registered underwritten public offering under the Securities Act of 1933, as amended, or in accordance with Rule 144 under the Securities Act. We have entered into an investor agreement with Vivendi, which includes registration rights and which will give Vivendi the right 120 days after the closing date to require us to register all or a portion of its shares at any time, subject to certain limitations. The sale of a substantial number of shares of common stock by Vivendi or by our other stockholders within a short period of time could cause our stock price to decrease, and make it more difficult for us to raise funds through future offerings of common stock.

If the amendment to our certificate of incorporation to increase the number of authorized shares of common stock is approved and the transaction is completed, we will be able to issue more shares of common stock than currently authorized. As a result, such future issuances of common stock could have a dilutive effect on the earnings per share and voting power of Activision Blizzard stockholders.

        If the amendment to our certificate of incorporation to increase the number of authorized shares of common stock is approved by stockholders and the transaction is completed, we will be able to issue more shares of common stock than currently authorized. If the board of directors elects to issue additional shares of common stock in the future, whether in public offerings, in connection with mergers and acquisitions, or otherwise, such additional issuances could dilute the earnings per share and voting power of Activision Blizzard stockholders.

The transaction is subject to conditions, including certain conditions that may not be satisfied, and may not be completed on a timely basis, or at all. Failure to consummate the transaction could have material and adverse effects on Activision.

        The completion of the transaction is subject to a number of conditions. See the section entitled "The Business Combination Agreement—Conditions to the Transaction" for a more detailed discussion. Therefore, the completion and timing of completion of the transaction is uncertain. If the transaction is not completed on a timely basis, or at all, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the transaction, we will be subject to a number of risks, including the following:

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  we may be required to pay a termination fee of $180 million if the transaction is terminated under certain circumstances, as described in the business combination agreement;

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  we will be required to pay certain costs relating to the transaction, such as legal, accounting, financial advisor and printing fees, whether or not the transaction is completed; and

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  matters relating to the transaction (including integration planning) may require substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

        In addition, we could also be subject to litigation related to any failure to complete the transaction. If the transaction is not completed on a timely basis, or at all, these risks may materialize and may adversely affect our business, financial results and stock price.

Risks Related to Activision's Business

SEC investigation and litigation relating to stock options remain pending and may adversely affect our business and results of operations.

        Although the special subcommittee of independent members of our board of directors established in July 2006 to review our historical stock option granting practices, which we refer to as the special subcommittee, has completed its review of those practices and our stock option grants made in the period between 1992 and 2006, a formal investigation by the SEC relating to our stock option granting practices remains pending, as does derivative litigation against us and certain of our current and former directors and officers. Although we believe that we have taken appropriate action by restating our financial statements through the fiscal year ended March 31, 2006, as filed in our amended Annual Report on Form 10-K/A on May 25, 2007, and made appropriate disclosures for matters relating to stock options, the SEC (or the court in the derivative actions) may disagree with the findings of the special subcommittee or with the manner in which we have accounted for and reported, or not reported, the financial impact of past option grant measurement date errors. If so, we may need to further restate our prior financial statements, further amend our filings with the SEC, or take other actions not currently contemplated. In addition, these proceedings are likely to result in additional legal expense that may affect our results in future periods, and may also result in diversion of management attention and other resources, as well as fines, penalties, damages and other sanctions. These eventualities could materially and adversely affect our business and results of operations. We cannot currently predict the ultimate outcome of these proceedings.

We depend on a relatively small number of brands for a significant portion of our revenues and profits.

        A significant portion of our revenues is derived from products based on a relatively small number of popular brands each year, and these products are responsible for a disproportionate amount of our profits. In addition, many of these products have substantial production or acquisition costs and marketing budgets. In fiscal 2007, 39% of our consolidated net revenues (and 52% of our worldwide publishing net revenues) was derived from three brands, which accounted for 17%, 13%, and 9% of consolidated net revenues, respectively (and 23%, 18%, and 11% of worldwide publishing net revenues, respectively). In fiscal 2006, 30% of our consolidated net revenues (and 38% of our worldwide publishing net revenues) was derived from three brands, which accounted for 14%, 8%, and 8% of consolidated net revenues, respectively (and 18%, 10%, and 10% of our worldwide publishing net revenues, respectively). We expect that a limited number of popular brands will continue to produce a disproportionately large amount of our revenues and profits. Due to this dependence on a limited number of brands, the failure to achieve anticipated results by one or more products based on these brands may significantly harm our business and financial results.

Sales of certain titles such as Guitar Hero are affected by hardware peripheral availability.

        Some of our titles involve a separate hardware peripheral, such as the guitar in Guitar Hero. Typically, we sell such software both in bundles with the hardware peripheral and on a stand-alone basis. Consumers may not want to buy such game software if they cannot also buy the hardware peripheral. If we underestimate demand or otherwise are unable to produce sufficient quantities of the hardware peripheral or allocate too few peripherals to geographic markets and hardware platforms where demand exceeds supply, we will forego revenue. This may also create greater opportunities for competitors to develop or gain market share with competitive product offerings. If we overestimate demand and make too many peripherals, or allocate too many peripherals to geographic markets and hardware platforms where there is insufficient demand, we will incur unrecoverable manufacturing costs for unsold units as well as for unsold game software. In either case, hardware peripheral manufacturing and allocation decisions may negatively affect our financial performance.

        There are a limited number of manufacturers who are authorized by Sony, Nintendo or Microsoft to make the hardware peripherals for Guitar Hero, and the majority of those manufacturers are located in China. Anything that adversely impacts the ability of those manufacturers to produce the hardware peripheral for us, including without limitation the revocation of the first party license to produce the hardware, the utilization of such manufacturer's capacity by one or our competitors, or issues generally negatively impacting international companies operating in China, will adversely impact our ability to supply those peripherals to the market.

Our sales may decline substantially without warning and in a brief period of time because a majority of our sales are made to a relatively small number of key customers and because we do not have long-term contracts for the sale of our products.

        In the United States and Canada, we primarily sell our products on a direct basis to mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores. Our products are sold internationally on a direct-to-retail basis, through third-party distribution and licensing arrangements and through our wholly-owned European distribution subsidiaries. Our sales are made primarily on a purchase order basis without long-term agreements or other forms of commitments. Our largest customers, Wal-Mart and GameStop, accounted for approximately 22% and 8%, respectively, of our consolidated net revenues for the fiscal year ended March 31, 2007 and approximately 22% and 10% of our consolidated net revenues for the fiscal year ended March 31, 2006. The loss of, or significant reduction in sales to, any of our principal retail customers or distributors could significantly harm our business and financial results. The concentration of sales in a small number of large customers also could make us more vulnerable to collection risk if one or more of these large customers became unable to pay for our products. In addition, having such a large portion of our total net revenue concentrated in a few customers reduces our negotiating leverage with these customers.

We may not be able to maintain our distribution relationships with key vendors and customers.

        Our CD Contact, NBG, and Centresoft subsidiaries distribute interactive entertainment software and hardware products and provide related services in the Benelux countries, Germany, and the United Kingdom, respectively, and via export in other European countries for a variety of entertainment software publishers, many of which are our competitors, and hardware manufacturers. From time to time, they also maintain exclusive relationships to serve certain retail customers. These services are generally performed subject to limited-term arrangements. Although we expect to use reasonable efforts to retain these vendors and retail customer relationships, we may not be successful in this regard. The cancellation or non-renewal of one or more of these arrangements could adversely affect business and financial results.

Risks Related to the Vivendi Games Business

Vivendi Games is dependent on Blizzard's World of Warcraft franchise.

        The majority of Vivendi Games' total net sales are derived from Blizzard's World of Warcraft franchise. For the nine month period ended September 30, 2007, and the years ended December 31, 2006 and 2005, Blizzard's World of Warcraft titles accounted for approximately 85%, 62%, and 48%, respectively, of Vivendi Games' total net sales. Vivendi Games is the current leading global developer, publisher and distributor in terms of subscriber base and revenues in the subscription-based MMORPG category, due to the popularity of World of Warcraft and related expansion packs. To remain the leader in the MMORPG category, it is important that Vivendi Games continue to refresh World of Warcraft or develop new MMORPG products that are favorably received by its existing customer base and new customers. A number of software publishers have developed and commercialized or are currently developing online games for use by consumers over the Internet which pose a threat to the popularity of World of Warcraft, and Vivendi Games expects new competitors to continue to emerge in the MMOG category. If consumer demand for World of Warcraft games declines and Vivendi Games has not introduced new MMOG or other products that replace World of Warcraft's potentially decreasing revenue, or added other sources of revenue, Vivendi Games' financial condition could suffer. Additionally, if new technologies are developed that replace MMOG games, if consumer preferences trend away from MMOG games or if new business models emerge that offer online subscriptions for free or at a substantial discount to current MMOG subscription fees, Vivendi Games' revenue and profitability will decline.

The development of MMOG products requires substantial up-front expenditures. Vivendi Games may not be able to recover development costs for its future MMOG products.

        Consumer preferences for games are usually cyclical and difficult to predict, and even the most successful titles remain popular for only limited periods of time, unless refreshed with new content. In order to remain competitive in the MMOG market, Vivendi Games must continuously develop new products and enhancements to existing products. Because of the significant complexity of MMOG games, these products require a longer development time and are more expensive to create than traditional console game products. In addition, the long lead time involved in developing a MMOG product and the significant allocation of financial resources that each product requires means it is critical that Vivendi Games accurately predict consumer demand for new MMOG products. While World of Warcraft's popularity allowed it to recoup its production costs, if future MMOG products do not achieve expected market acceptance or generate sufficient sales and subscription revenues upon introduction, Vivendi Games may not be able to recover the development and marketing costs associated with new products, and its financial results could suffer.

A substantial portion of Vivendi Games' revenues are derived from subscriptions paid by World of Warcraft subscribers. If these customers cancel their subscriptions, Vivendi Games' financial condition could suffer.

        A substantial portion of Vivendi Games' revenues are generated by subscription fees paid by consumers who play World of Warcraft. Typically, World of Warcraft subscribers purchase one (1) to three (3) month memberships that are cancellable, without penalty, at the end of the membership period. If World of Warcraft subscribers become dissatisfied, they may chose not to renew their memberships in order to engage in other forms of entertainment (including competing MMOG offerings) and Vivendi Games may not be able to replace lost subscribers. Additionally, if general economic conditions decline, consumers may decrease their discretionary spending on entertainment items such as MMOG games and users may choose not to renew their World of Warcraft subscriptions. A decrease in the overall subscription base of World of Warcraft could substantially harm Vivendi Games' operating results.

Vivendi Games depends on servers to operate its MMORPG business. If Vivendi Games were to lose server capacity, for any reason, its business could suffer.

        Vivendi Games' business relies on the continuous operation of its data servers. Any broad based catastrophic server malfunction, a significant intrusion by hackers that circumvents its security measures, or a failure of Vivendi Games' disaster recovery service would likely interrupt the operation of Vivendi Games' MMORPG games and could result in the loss of subscription-based sales. An extended interruption of service could harm Vivendi Games' goodwill and operating results.

        Vivendi Games must project its future server needs and make advance purchases of servers to accommodate expected business demands. If Vivendi Games underestimates the amount of server capacity its business requires or if Vivendi Games' business were to grow more quickly than expected, Vivendi Games' customers may experience service problems, such as slow or interrupted gaming access. Insufficient server capacity may result in Vivendi Games' experiencing decreased sales, a loss of its customer base, and adverse consequences to its reputation and goodwill. Conversely, if Vivendi Games overestimates the amount of server capacity required by its business, Vivendi Games may incur additional operating costs that it would affect its operating margins.

Vivendi Games may not accurately predict the amount of bandwidth necessary to sustain its business.

        Vivendi Games' online gaming businesses is dependent on the availability of sufficient Internet bandwidth. An increase in the price of bandwidth could have an adverse effect on operating margins since Vivendi Games may not be able to increase its prices or subscriber levels to compensate for such costs. Because of the importance of its MMORPG business, Vivendi Games' ability to access adequate bandwidth to support its business is critical. To secure bandwidth access, Vivendi Games has entered into arrangements with several bandwidth providers and entered into long-term contracts with some of them to secure future bandwidth capacity. If the price of bandwidth were to decrease, Vivendi Games' contractual commitment to pay higher prices could affect Vivendi Games' ability to compete with other video game producers.

        Conversely, since Vivendi Games purchases additional bandwidth based on anticipated growth, its bandwidth capacity is sometimes larger than necessary to sustain its existing needs. If Vivendi Games' projected online business growth is delayed or does not occur, Vivendi Games will incur larger bandwidth expenses than necessary. If Vivendi Games underestimates the amount of bandwidth that its online business requires, and its purchased bandwidth capacity is insufficient to meet demand, Vivendi Games' business and reputation may suffer.

Vivendi Games' results of operations or reputation may be harmed as a result of offensive consumer posted content.

        Vivendi Games is subject to risks associated with World of Warcraft's collaborative online features, specifically its online chat feature. Consumers may post narrative comment, in real time, onto World of Warcraft's gaming sites that is visible to other users. Despite Vivendi Games' efforts to police and restrict inappropriate consumer content, from time to time objectionable and offensive consumer content may be posted to a World of Warcraft's gaming site. Vivendi Games may be subject to lawsuits, governmental regulation or restrictions, and consumer backlash (including decreased sales and harmed goodwill), as a result of consumers posting offensive content, any of which could harm Vivendi Games' operating results.

A substantial portion of World of Warcraft's subscribers pay their subscription fees using credit cards. Credit card fraud could have a negative impact on Vivendi Games' business and operating results.

        A substantial portion of the subscription revenue generated by World of Warcraft is paid by subscribers using credit cards. At times, there may be attempts to use fraudulently obtained credit card numbers to pay for World of Warcraft upgrades or subscriptions. Additionally, the credit card numbers of World of Warcraft's subscribers are maintained in a proprietary database that may be compromised internally or externally by fraudulent maneuvers. As fraudulent schemes become more sophisticated, it may become more difficult and more costly for Vivendi Games to detect credit card fraud and protect subscriber information. An increase in credit card fraud could have an adverse effect on Vivendi Games' business and its operating results.

Risks Related to the Businesses of Activision and Vivendi Games

The future success of the Activision and Vivendi Games businesses depends on each company's ability to release popular products.

        The life of any one console or handheld game product is relatively short and generally involves a relatively high level of sales during the first few months after introduction followed by a rapid decline in sales. Because revenues associated with an initial product launch generally constitute a high percentage of the total revenues associated with the life of a product, delays in product releases or disruptions following the commercial release of one or more new products could have a material adverse effect on the companies' operating results and cause such operating results to be materially different from expectations. It is therefore important for each of Activision and Vivendi Games to be able to continue to develop many high quality new products that are popularly received. Each company focuses its development and publishing activities principally on products that are, or have the potential to become, franchise brand properties. If the companies are unable to do this, their respective business and financial results may be negatively affected.

The businesses of Activision and Vivendi Games are "hit" driven. If the companies do not deliver "hit" titles, or if consumers prefer competing products, sales could suffer.

        While many new products are regularly introduced, only a relatively small number of "hit" titles account for a significant portion of net revenue. Competitors may develop titles that imitate or compete with either of Activision's or Vivendi Games' "hit" titles, and take sales away from them or reduce their ability to command premium prices for those titles. Hit products published by the companies' competitors may take a larger share of consumer spending than anticipated, which could cause product sales to fall below expectations. If the companies' competitors develop more successful products or offer competitive products at lower price, or if Activision or Vivendi Games does not continue to develop consistently high-quality and well received products, revenues, margins, and profitability will decline.

If Activision or Vivendi Games is unable to maintain or acquire licenses to intellectual property, they may publish fewer "hit" titles and revenues may decline.

        Many of Activision's and Vivendi Games' products are based on intellectual property and other character or story rights acquired or licensed from third parties. These license and distribution agreements are limited in scope and time, and Activision and Vivendi Games may not be able to renew key licenses when they expire or to include new products in existing licenses. The loss of a significant number of intellectual property licenses or of either company's relationships with licensors, or the inability to obtain additional licenses of significant commercial value could have a material adverse effect on the companies' ability to develop new products and therefore on each company's business and financial results. Additionally, the failure of intellectual property acquired by either company to be popularly received could impact the market acceptance of those products in which the intellectual property is included. Such lack of market acceptance could result in the write-off of the unrecovered portion of acquired intellectual property assets, which could cause material harm to the relevant company's business and financial results. Furthermore, the competition for these licenses and distribution agreements is often intense. Competition for these licenses may also drive up the advances, guarantees, and royalties that must be paid to the licensor, which could increase costs.

The interactive entertainment industry is highly competitive and competitors may succeed in narrowing the market share and reducing the sales of Activision and Vivendi Games.

        Activision and Vivendi Games compete with other publishers of PC and video game console interactive entertainment software and peripherals. The competitors vary in size from small companies with limited resources to very large corporations with significantly greater financial, marketing, and product development resources than either company has. For example, integrated video game console hardware and software companies such as Sony, Nintendo, and Microsoft compete directly with the companies in the development of software titles for their respective platforms. Certain of these competitors can spend more money and time on developing and testing products, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, pay higher fees to licensors for desirable motion picture, television, sports, music and character properties, and pay more to third-party software developers than either Activision or Vivendi Games may be able to do.

        Activision and Vivendi Games also compete with other forms of entertainment and leisure activities. In particular, the overall growth in the use of the Internet and online services by consumers may pose a competitive threat if customers and potential customers spend less of their available time using interactive entertainment software and more using the Internet and online services. Future increased consumer acceptance and increases in the availability of online games or technological advances in online game software or the Internet could result in a decline in platform-based software and negatively impact sales of each company's console and handheld products. Newer technological advances in online game software may also render products such as Vivendi Games' World of Warcraft obsolete. Direct sales of software over the Internet by competitors could materially adversely affect Activision's distribution business as well.

        Competition in the interactive entertainment industry is intense and Activision and Vivendi Games expect new competitors to continue to emerge.

The businesses of Activision and Vivendi Games are subject to risks and uncertainties of international trade.

        Activision and Vivendi Games conduct business throughout the world, and each company derives a substantial amount of revenue from international trade, particularly from Europe, Australia, and Asia. Activision's international revenues have accounted for 50%, 52% and 50% of Activision's consolidated net revenues in fiscal 2007, 2006 and 2005, respectively. Similarly, Vivendi Games' international revenues have accounted for approximately 51%, 48% and 46%, of Vivendi Games' net revenue for the nine months ended September 30, 2007, and the years ended December 31, 2006 and 2005, respectively. Each company expects that international revenues will continue to account for a significant portion of total revenues in the future.

        Activision and Vivendi Games are subject to risks inherent in foreign trade, including increased tariffs and duties, fluctuations in foreign currency exchange rates, shipping delays, and international political, regulatory and economic developments, all of which can have a significant impact on their respective operating results. A deterioration in relations between the U.S. and any country in which Activision or Vivendi Games has significant operations or sales, including China, in particular, could result in the adoption or expansion of trade restrictions that harm Activision's or Vivendi Games' business and operating results. The implementation of government regulations in a country that Activision or Vivendi Games has significant operations or sales could adversely impact Activision's or Vivendi Games' business and operating results. For example, to operate in China, World of Warcraft must have a publishing number. A decision by the Chinese government to revoke the number or decline to grant a number for future products would adversely impact Vivendi Games operating results. Additionally, in the past, legislation has been implemented in China that has required modifications to the World of Warcraft software. The future implementation of similar laws may require engineering modifications to either company's products that are not cost-effective, if even feasible at all or could degrade the customer experience to the point where customers ceased to purchase such products.

        If government regulations or restrictions prevent Activision or Vivendi Games from repatriating internationally derived revenue into the U.S., or a country's tax structure makes repatriation cost prohibitive, Activision or Vivendi Games may not transfer this revenue into the U.S., which could affect its ability to reinvest or utilize such amounts in its business.

        Furthermore, either company's international operations may be subject to changes in applicable local laws, regulatory requirements, tariffs and other barriers that may make it more difficult, if not impossible, for such company to conduct business in foreign markets or may affect its operating margins.

        In addition, cultural differences may affect consumer preferences and limit the popularity of titles that are "hits" in the United States. If either company does not correctly assess consumer preferences in the countries in our market, its sales and revenue may be lower than expected.

Fluctuations in foreign exchange rates may have a negative impact on the businesses of Activision or Vivendi Games.

        Activision and Vivendi Games transact business in various foreign currencies and have significant international sales and expenses denominated in foreign currencies, subjecting them to foreign currency risk. All of Vivendi Games' international sales are made in local currencies, which could fluctuate against the dollar. Vivendi Games has, in the past, entered into various derivative financial instruments with Vivendi to manage and reduce the exposure to fluctuations in foreign currency exchange rates. All of these instruments are traded over the counter by Vivendi with highly-rated counter-parties. All derivative financial instruments are only used for hedging purposes. Activision also has engaged in limited currency hedging activities. While these hedging activities mitigate some foreign currency risk, each company's reported results of operations and financial condition would be adversely affected by unfavorable foreign currency fluctuations. Additionally, there can be no assurance that Activision Blizzard will continue these programs, or that it will be successful in managing exposure to foreign currency risks. In the future, currency exchange rates may have a negative or materially adverse impact on revenues from international sales and licensing and thus on each company's business and financial results.

Activision and Vivendi Games rely on independent third parties to develop some of their respective software products.

        Activision and Vivendi Games rely on independent third-party software developers to develop some of their software products. Since they depend on these developers, in the aggregate, the companies remain subject to the following risks:

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  continuing strong demand for developers' resources, combined with the recognition they receive in connection with their work, may cause developers who worked for either of Activision or Vivendi Games in the past either to work for a competitor in the future or to renegotiate agreements on terms less favorable for the companies;

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  limited financial resources and business expertise and inability to retain skilled personnel may force developers out of business prior to completing products or require Activision or Vivendi Games to fund additional costs; and

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  the companies' competitors may acquire the businesses of key developers or sign them to exclusive development arrangements. In either case, the companies would not be able to continue to engage such developers' services for their products, except for those that they are contractually obligated to complete.

        Increased competition for skilled third-party software developers also has compelled Activision and Vivendi Games to agree to make significant advance payments on royalties to game developers. If the products subject to these arrangements do not generate sufficient revenues to recover these royalty advances, Activision or Vivendi Games, as applicable, would have to write-off unrecovered portions of these payments, which could cause material harm to such company's business and financial results. Typically, Activision and Vivendi Games pay developers a royalty based on a percentage of net revenues, less agreed upon deductions, but from time to time, the companies have agreed to pay developers fixed per unit product royalties after royalty advances are fully recouped. To the extent that sales prices of products on which the companies have agreed to pay a fixed per unit royalty are marked down, profitability could be adversely affected.

The platform licensors of each of Activision and Vivendi Games set the royalty rates and other fees that must be paid to publish games for their platforms, and therefore have significant influence on costs.

        Activision and Vivendi Games pay a licensing fee to the hardware manufacturer for each copy of a product manufactured for that manufacturer's game platform. In order to publish products for new hardware platforms, each company must take a license from the platform licensor which gives the platform licensor the opportunity to set the fee structure that must be paid in order to publish games for that platform. Similarly, the platform licensors have retained the flexibility to change their fee structures for online gameplay and features for their consoles and the manufacturing of products. The control that platform licensors have over the fee structures for their platforms and online access makes it difficult for Activision and Vivendi Games to predict their respective costs and profitability in the medium to long term. It is also possible that platform licensors will not renew existing licenses. Any increase in fee structures or nonrenewal of licenses would have a significant negative impact on the companies' respective business models and profitability.

The businesses of Activision and Vivendi Games are highly dependent on the success, timely release and availability of new video game platforms, on the continued availability of existing video game platforms, as well as each company's ability to develop commercially successful products for these platforms.

        Activision derives most of its revenue, and Vivendi Games, through its subsidiary Sierra, also derives a substantial amount of revenue, from the sale of products for play on video game platforms manufactured by third parties, such as Sony's PlayStation 2, PlayStation 3 and PlayStation Portable, Microsoft's Xbox 360 and Nintendo's Wii and DS. The success of each company's business is driven in large part by the availability of an adequate supply of these video game platforms, its ability to accurately predict which platforms will be successful in the marketplace, and its ability to develop commercially successful products for these platforms. Activision and Vivendi Games must make product development decisions and commit significant resources well in advance of the anticipated introduction of a new platform. A new platform for which Activision or Vivendi Games is developing products may be delayed, may not succeed or may have a shorter life cycle than anticipated. Alternatively, a platform for which one or both of the companies have not devoted significant resources could be more successful than initially anticipated, causing such company to miss out on a meaningful revenue opportunity. Additionally, the platforms for which either company is developing products are not released when anticipated, are not available in adequate quantities to meet consumer demand, or do not attain wide market acceptance, the affected company's revenues may suffer, the affected company may be unable to fully recover its investments made in developing products, and its financial performance may be harmed.

Transitions in console platforms could have a material impact on the market for interactive entertainment software.

        In 2005, Microsoft released the Xbox and in 2006, Sony and Nintendo introduced their respective next-generation hardware platforms, the PlayStation 3 and Wii. When new console platforms are announced or introduced into the market, consumers typically reduce their purchases of game console entertainment software products for current console platforms in anticipation of new platforms becoming available. During these periods, sales of game console entertainment software products may be expected to slow or even decline until new platforms are introduced and achieve wide consumer acceptance. This decline may not be offset by increased sales of products for the new console platforms. As console hardware moves through its life cycle, hardware manufacturers typically enact price reductions and decreasing prices may put downward pressure on software prices. During platform transitions, Activision and Vivendi Games may simultaneously incur costs both in continuing to develop and market new titles for prior-generation video game platforms, which may not sell at premium prices, and also in developing products for next-generation platforms, which will not generate immediate or near-term revenue. As a result, operating results during platform transitions may be more volatile and more difficult to predict than during other times, and such volatility may cause greater fluctuations in Activision's stock price.

Activision and Vivendi Games must make significant expenditures to develop products for new platforms which may not be successful or released when anticipated.

        Each of Activision and Vivendi Games must make substantial product development and other investments in a particular platform well in advance of introduction of the platform and may be required to realign its product portfolio and development efforts in response to market changes. Furthermore, development costs for new console platforms are greater than such costs for current console platforms. If increased costs are not offset by higher revenues and other cost efficiencies, operating results will suffer and the affected company's financial position will be harmed. If the platforms for which Activision or Vivendi Games develop new software products or modify existing products are not released on a timely basis or do not attain significant market penetration, or development of products is cancelled in response to market changes, the affected company may not be able to recover its development costs, which could be significant, and its business and financial results could be significantly harmed.

        In addition, Activision and Vivendi Games seek to release many of their products in conjunction with specific events, such as the release of a related movie. If either company misses these key selling periods due to product delays or delayed introduction of a new platform for which it has developed products, such company's sales may suffer disproportionately.

If the average price of prior-generation titles continues to decline or if Activision or Vivendi Games is unable to sustain launch pricing on next-generation titles, the affected company's operating results will suffer.

        Both Activision and Vivendi Games have experienced a decrease in the average price of titles for prior-generation platforms. As the interactive entertainment industry transitions to next-generation video game platforms, the companies expect there to be fewer prior-generation titles able to command premium prices, and that even these titles will be subject to price reductions at an earlier point in their sales cycle than has been seen in prior years. The companies expect the average price of prior-generation titles to continue to decline, which may have a negative effect on each company's margins and operating results.

        Next-generation titles for the Xbox 360, Sony's PlayStation 3 and the Nintendo Wii have been offered at premium retail prices since the launch of such consoles. Activision and Vivendi Games expect to continue to price next-generation titles at a premium level, but if they are unable to sustain launch pricing on these next-generation titles they may experience a negative effect on their respective margins and operating results.

Platform licensors are chief competitors of both Activision and Vivendi Games and frequently control the manufacturing of and have broad approval rights over each company's console and handheld video game products.

        Generally, when Activision or Vivendi Games develops interactive entertainment software products for hardware platforms offered by Sony, Nintendo, or Microsoft, the products are manufactured exclusively by that hardware manufacturer or their approved replicator.

        The agreements with these manufacturers include certain provisions, such as approval rights over all software products and related hardware peripherals and promotional materials and the ability to change the fee they charge for the manufacturing of products, which allow them substantial influence over the cost and the release schedule of such interactive entertainment software products. In addition, since each of the manufacturers is also a publisher of games for its own hardware platforms and manufactures products for all of its other licensees, a manufacturer may give priority to its own products or those of competitors in the event of insufficient manufacturing capacity. Accordingly, Sony, Nintendo, or Microsoft could cause unanticipated delays in the release of products as well as increases to projected development, manufacturing, marketing, or distribution costs, which could materially harm the business and financial results of one or both of the companies.

        In addition, platform licensors control each company's ability to provide online game capabilities for console platform products and in large part establish the financial terms on which these services are offered to consumers. Currently, Microsoft provides online capabilities for the Xbox 360 and Sony provides online capabilities for PlayStation 2 and PlayStation 3 products. In each case, compatibility code and/or the consent of the licensor are required for both companies to include online capabilities in its console products. As these capabilities become more significant, the failure or refusal of licensors to approve either company's products may harm the business and financial results of the affected company.

Activision and Vivendi Games may face difficulty obtaining access to retail shelf space necessary to market and sell their products effectively.

        Retailers typically have a limited amount of shelf space and promotional resources, and there is intense competition among consumer interactive entertainment software products for high quality retail shelf space and promotional support from retailers. To the extent that the number of products and platforms increases, competition for shelf space may intensify and may require the companies to increase their respective marketing expenditures. Retailers with limited shelf space typically devote the most and highest quality shelf space to those products expected to be best sellers. Neither Activision nor Vivendi Games can be certain that its new products will consistently achieve such "best seller" status. Due to increased competition for limited shelf space, retailers and distributors are in an increasingly better position to negotiate favorable terms of sale, including price discounts, price protection, marketing and display fees, and product return policies. Activision's and Vivendi Games' products constitute a relatively small percentage of any retailer's sales volume. Neither Activision nor Vivendi Games can be certain that retailers will continue to purchase their respective products or to provide those products with adequate levels of shelf space and promotional support on acceptable terms. A prolonged failure in this regard may significantly harm one or both of the companies' business and financial results.

Activision's and Vivendi Games' products may be subject to legal claims.

        In prior fiscal years, at least two lawsuits have been filed against numerous video game companies, including against Activision, by the families of victims who were shot and killed by teenage gunmen in attacks perpetrated at schools. These lawsuits alleged that the video game companies manufactured and/or supplied these teenagers with violent video games, teaching them how to use a gun and causing them to act out in a violent manner. These lawsuits have been dismissed. Similar additional lawsuits may be filed in the future. Although, with respect to the prior lawsuits against Activision, its general liability insurance carrier agreed to defend such suits, it is uncertain whether either company's insurance carrier would do so in the future, or if such insurance carriers would cover all or any amounts which Activision or Vivendi Games might be liable for if such future lawsuits are not decided in such company's favor. If such future lawsuits are filed and ultimately decided against either company and the relevant insurance carrier does not cover the amounts for which such company may be liable for, it could have a material adverse effect on such company's business and financial results. Payment of significant claims by insurance carriers may make such insurance coverage materially more expensive or unavailable in the future, thereby exposing one or both of the companies to additional risk.

If the products of Activision or Vivendi Games contain defects, their business could be harmed significantly.

        Software products and peripherals as complex as the ones published by each of Activision and Vivendi Games may contain undetected errors when first introduced or when new versions are released. Despite extensive testing prior to release, neither company can be certain that errors will not be found in new products or releases after shipment that could result in loss of or delay in market acceptance. This loss or delay could significantly harm the relevant company's business, financial results, and reputation.

Activision and Vivendi Games may permit their respective customers to return products and to receive pricing concessions which could reduce net revenues and results of operations.

        Activision and Vivendi Games are exposed to the risk of product returns and price protection with respect to their distributors and retailers. Return policies allow distributors and retailers to return defective, shelf-worn, and damaged products in accordance with terms granted. Price protection, when granted and applicable, allows customers a credit against amounts owed with respect to merchandise unsold by them. Activision and Vivendi Games may permit product returns from, or grant price protection to, customers under certain conditions. These conditions include compliance with applicable payment terms, delivery of weekly inventory and sell-through reports, and consistent participation in the launches of premium title releases. The companies may also consider other factors, including the facilitation of slow-moving inventory and other market factors. When each company offers price protection, it is offered with respect to a particular product to all retail customers; however, only those customers who meet the conditions detailed above can avail themselves of such price protection. Activision also offers a 90-day limited warranty to its end users that its products will be free from manufacturing defects. Although each company maintains a reserve for returns and price protection, and although they may place limits on product returns and price protection, the companies could be forced to accept substantial product returns and provide substantial price protection to maintain their respective relationships with retailers and their access to distribution channels. Product returns and price protection that exceed reserves could significantly harm the relevant company's business and financial results.

The businesses of Activision and Vivendi Games may be burdened with payment defaults and uncollectible accounts if either company's distributors or retailers cannot honor their existing credit arrangements.

        Distributors and retailers in the interactive entertainment software industry have from time to time experienced significant fluctuations in their businesses and a number of them have failed. The insolvency or business failure of any significant retailer or distributor could materially harm the business and financial results. Activision and Vivendi Games typically make sales to most retailers and some distributors on unsecured credit, with terms that vary depending upon the customer's credit history, solvency, credit limits, and sales history, as well as whether sufficient credit insurance can be obtained. Although, as in the case with most customers, Activision and Vivendi Games have insolvency risk insurance to protect against a customers' bankruptcy, insolvency, or liquidation, this insurance contains significant deductibles and co-payment obligations, and does not cover all instances of non-payment. In addition, although Activision and Vivendi Games maintain a reserve for uncollectible receivables, the reserve may not be sufficient in every circumstance. As a result, a payment default by a significant customer could significantly harm the relevant company's business and financial results.

The businesses of Activision and Vivendi Games are subject to risks generally associated with the entertainment industry, any of which could significantly harm each company's operating results.

        The businesses of Activision and Vivendi Games are subject to risks that are generally associated with the entertainment industry, including the popularity, price and timing of games and the platforms on which they are played; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted. Many of these risks are beyond the control of Activision and Vivendi Games. These risks could negatively impact each company's business and financial results.

Activision and Vivendi Games are exposed to seasonality in the sale of their products.

        The interactive entertainment software industry is highly seasonal, with the highest levels of consumer demand occurring during the calendar year end holiday buying season. As a result, net revenues, gross profits, and operating income have historically been highest during the second half of the calendar year. Receivables and credit risk are likewise higher during the second half of the calendar year as customers stock up on the companies' products for the holiday season. Additionally, in a platform transition period, sales of game console software products can be significantly affected by the timeliness of introduction of game console platforms by the manufacturers of those platforms, such as Sony, Nintendo, and Microsoft. The timing of hardware platform introduction is also often tied to holidays and is not within either company's control. If a hardware platform is released unexpectedly close to the holidays, this would result in a shortened holiday buying season and could negatively impact the sales of each company's products. Further, delays in development, licensor approvals, or manufacturing can also affect the timing of the release of products, causing the companies to miss key selling periods such as the calendar year end holiday buying season.

Activision and Vivendi Games may not be able to adequately adjust their respective cost structures in a timely fashion in response to a sudden decrease in demand.

        A significant portion of each company's selling and general and administrative expense is comprised of personnel and facilities. In the event of a significant decline in revenues, Activision and Vivendi Games may not be able to exit facilities, reduce personnel, or make other changes to their respective cost structures without disruption to operations or without significant termination and exit costs. Management may not be able to implement such actions in a timely manner, if at all, to offset an immediate shortfall in revenues and profit.

If Activision and Vivendi Games do not continue to attract and retain key personnel, they will be unable to effectively conduct their respective businesses.

        The success of each of Activision and Vivendi Games depends to a significant extent on each company's ability to identify, hire, and retain skilled personnel. The software industry is characterized by a high level of employee mobility and aggressive recruiting among competitors for personnel with technical, marketing, sales, product development, and management skills. One or both of the companies may have difficulties in attracting and retaining skilled personnel or may incur significant costs in order to do so. If Activision or Vivendi Games is unable to attract additional qualified employees or retain the services of key personnel, its business and financial results could be negatively impacted.

The products of Activision and Vivendi Games are subject to the threat of piracy and unauthorized copying, and inadequate intellectual property laws and other protections could prevent the companies from enforcing or defending their respective proprietary technologies.

        Each of Activision and Vivendi Games regard its software as proprietary and relies on a combination of copyright, patent, trademark and trade secret laws, employee and third-party nondisclosure agreements, and other methods to protect its proprietary rights. Activision and Vivendi Games own or license various copyrights, patents, and trademarks. Each company is aware that some unauthorized copying occurs, and if a significantly greater amount of unauthorized copying of its software products were to occur, it could cause material harm to such company's business and financial results.

        Policing unauthorized use of the companies' products is difficult, and software piracy is a persistent problem, especially in certain countries. Further, the laws of some countries where Activision's and Vivendi Games' products are or may be distributed either do not protect their products and intellectual property rights to the same extent as the laws of the United States, or are poorly enforced. Legal protection of each company's rights may be ineffective in such countries. In addition, though each company takes steps to make the unauthorized copying and distribution of its products more difficult, neither company's efforts may be successful in controlling the piracy of its products. Organized pirate operations have been expanding globally. In addition, the proliferation of technology designed to circumvent the protection measures used in the companies' products, the availability of broadband access to the Internet, the ability to download pirated copies of games from various Internet sites and peer-to-peer networks, and the widespread proliferation of Internet cafes using pirated copies of each company's products, all have contributed to an expansion in piracy. This could have a negative effect on each company's respective growth and profitability in the future.

        Moreover, as the companies leverage their software products using emerging technologies such as the Internet and online services, the ability to protect intellectual property rights and to avoid infringing intellectual property rights of others may diminish. Neither Activision nor Vivendi Games can be certain that existing intellectual property laws will provide adequate protection for its products in connection with these emerging technologies.

Data breaches involving the source code for Activision's and Vivendi Games' products or customer or employee data stored by the companies could adversely affect their respective reputations and revenues.

        Activision and Vivendi Games store the source code for their interactive entertainment software products as it is created on multiple electronic devices. In addition, the companies store customer account information for, and other confidential information related to, employees. A breach of the systems on which such source code, account information and other sensitive data is stored could lead to piracy of the companies' software or fraudulent activity and claims and lawsuits in connection with data security breaches. A data intrusion into Blizzard's World of Warcraft servers could also disrupt the operation of World of Warcraft. If Activision or Vivendi Games is subject to data security breaches, it may have a loss in sales or be forced to pay damages or other amounts, which could materially and adversely affect profitability. In addition, any damage to its reputation resulting from a data breach could have a material adverse impact on revenues and future growth prospects, or increase costs by leading to additional security measures being required.

Activision and Vivendi Games may be subject to intellectual property claims.

        As the number of interactive entertainment software products increases and the features and content of these products continue to overlap, software developers increasingly may become subject to infringement claims. Many of the companies' products are highly realistic and feature materials that are based on real world examples, which may be the subject of intellectual property infringement claims of others. In addition, the companies' products often utilize complex, cutting edge technology that may become subject to emerging intellectual property rights of others. Although both Activision and Vivendi Games believe that it makes reasonable efforts to ensure that its products do not violate the intellectual property rights of others, it is possible that third parties still may claim infringement. From time to time, each company receives communications from third parties regarding such claims. Existing or future infringement claims against Activision and Vivendi Games, whether valid or not, may be time consuming and expensive to defend.

        Intellectual property litigation or claims could force the companies to do one or more of the following:

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  cease selling, incorporating, or using products or services that incorporate the challenged intellectual property;

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  obtain a license from the holder of the infringed intellectual property, which if available at all, may not be available on commercially favorable terms; or

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  redesign the affected interactive entertainment software products or hardware peripherals, which could result in additional costs, delay introduction and possibly reduce commercial appeal of the affected products.

        Any of these actions may cause material harm to the relevant company's respective business and financial results.

Each of Activision's and Vivendi Games' products are subject to ratings by the Entertainment Software Rating Board and similar agencies. Failure to obtain target ratings could negatively impact sales.

        The Entertainment Software Rating Board, or ESRB, requires game publishers to provide consumers with ratings information, including information relating to violence, nudity, or sexual content contained in software titles, and imposes significant penalties for noncompliance. Certain countries have also established similar rating systems as prerequisites for product sales in those countries. In some instances, a company may be required to modify its products to comply with the requirements of the rating systems, which could delay or disrupt the release of any given product, or may prevent their sale altogether in certain territories. The relevant ratings include "Everyone" (age 6 and older), "Everyone 10+" (age 10 and older), "Teen" (age 13 and over), or "Mature" (age 17 and over). Certain of Activision's and Vivendi Games' titles have received a "Mature" rating. None of either company's titles has received the "Adults Only" rating (18 and over). Activision and Vivendi Games believe that they comply with rating systems and properly display the ratings and content descriptions received for their respective titles. If either company is unable to obtain the targeted ratings for its products as a result of changes in the ESRB's ratings standards or for other reasons, including the adoption of legislation in this area, the relevant company's business and prospects could be negatively affected.

The business, products, and distribution of Activision and Vivendi Games are subject to increasing regulation of content in key territories. If each company does not successfully respond to these regulations, its business may suffer.

        Legislation is continually being introduced that may affect both the content and the distribution of products. For example, privacy laws in the United States and Europe impose various restrictions on the collection and storage of personal information. Those rules vary by territory although the Internet recognizes no geographical boundaries. In addition, many foreign countries have laws that permit governmental entities to censor the content and/or advertising of interactive entertainment software. Other countries, such as Germany, prohibit certain types of content.

        In the United States, numerous laws have been introduced at the federal and state level which attempt to restrict the content of games or the distribution of such products. For example, recent legislation has been adopted in several states, and proposed at the federal level, that prohibits the sale of certain games (e.g., violent games or those with "M (Mature)" or "AO (Adults Only)" ratings) to minors. In addition, a number of state legislative bodies in states such as Illinois, California, Michigan, and Washington have introduced various forms of legislation designed to regulate and control sales of video games deemed inappropriate for sales to minors. New and recent incidents linking video games and violence may lead to increased pressure for legislative activity. To date, all the courts have ruled on such legislation in a manner favorable to the interactive entertainment software industry. But in the event such legislation is adopted and enforced, sales may be harmed because the products each company is able to offer to its customers and the size of the potential market for its products may be limited. Activision and Vivendi Games may also be required to modify certain products or alter marketing strategies to comply with new and possibly inconsistent regulations, which could be costly or delay the release of its products.

If one or more of Activision's or Vivendi Games' titles were found to contain objectionable undisclosed, pertinent content, the relevant company's business could suffer.

        Throughout the history of this industry, many video games have been designed to include certain hidden content and gameplay features that are accessible through the use of in-game cheat codes or other technological means that are intended to enhance the gameplay experience. However, in some cases, undisclosed, pertinent content or features have been found in other publishers' interactive entertainment software products. In a few cases, the ESRB has reacted to discoveries of undisclosed, pertinent content and features by changing the rating that was originally assigned to the product, requiring the publisher to change the game and/or game packaging and/or fining the publisher. Retailers have on occasion reacted to the discovery of such undisclosed content by removing these games from their shelves, refusing to sell them, and demanding that their publishers accept them as product returns. Likewise, interactive entertainment software consumers have reacted to the revelation of undisclosed content by refusing to purchase such games, demanding refunds for games they have already purchased, refraining from buying other games published by the company whose game contained the objectionable material, and, in at least one occasion, filing a lawsuit against the publisher of the product containing such content.

        Activision and Vivendi Games have implemented preventative measures designed to reduce the possibility of objectionable undisclosed, pertinent content from appearing in the video games they publish. Nonetheless, these preventative measures are subject to human error, circumvention, overriding, and reasonable resource constraints. If a video game either company published were found to contain undisclosed, pertinent content, the ESRB could demand that the game be recalled and its packaging changed to reflect a revised rating, retailers could refuse to sell it and demand the acceptance of returns of any unsold copies or returns from customers, and/or consumers could refuse to buy it, demand refunds or file lawsuits. This could have a material negative impact on operating results and financial condition. In addition, a company's reputation could be harmed, which could impact sales of its other video games. If any of these consequences were to occur, the business and financial performance could be significantly harmed.

Other Risks Related to Business and Operations Following the Transaction

Historically, Activision's stock price has been highly volatile.

        The trading price of Activision's common stock has been and could continue to be subject to wide fluctuations in response to many factors, including:

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  quarter to quarter variations in results of operations;

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  the announcements of new products;

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  competitors' announcements of new products;

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  product development or release schedule;

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  general conditions in the computer, software, entertainment, media or electronics industries, and in the economy;

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  timing of the introduction of new platforms and delays in the actual release of new platforms;

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  hardware manufacturers' announcements of price reductions in hardware platforms;

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  consumer spending trends;

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  changes in earnings estimates or buy/sell recommendations by analysts;

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  sales or acquisitions of common stock by Activision Blizzard's directors, executive management, or Vivendi and its affiliates; and

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  investor perceptions and expectations regarding products, plans and strategic position, and those of the company's competitors and customers.

        In addition, the public stock markets experience extreme price and trading volume volatility, particularly in high technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons often unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of Activision Blizzard common stock after completion of the transaction.

The requirements of integrating and maintaining internal controls at the combined company may strain Activision Blizzard's resources and divert management's attention, and if we fail to establish and maintain proper internal controls, the combined company's ability to produce accurate financial statements or comply with applicable regulations could be impaired.

        As a result of the transaction, Vivendi Games, which is a privately-held company, will become a wholly-owned subsidiary of Activision Blizzard and thus will become subject to the reporting requirements of the Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules and regulations of the NASD. The requirements of these rules and regulations will increase Activision Blizzard's legal, accounting and financial compliance costs, will make some activities more difficult, time-consuming and costly and may also place undue strain on the combined company's personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that a company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the effectiveness of Activision Blizzard's disclosure controls and procedures and internal control over financial reporting during the integration process following the transaction, Activision Blizzard will need to expend significant resources and provide significant management oversight. The combined company has a substantial effort ahead of it to implement appropriate processes, implement and document a comprehensive and uniform system of internal control over relevant processes of the combined company, assess their design, remediate any deficiencies identified and test their operation. As a result, management's attention may be diverted from other business concerns, which could harm the combined company's business, operating results and financial condition. These efforts will also involve substantial accounting-related costs. In addition, if the combined company is unable to continue to meet these requirements, it may not be able to remain listed on NASDAQ.

        Implementing any appropriate changes to internal controls or integrating existing procedures may require specific compliance training of its officers and employees, entail substantial costs in order to modify its existing accounting systems, and take a significant period of time to complete. These actions may not, however, be effective in establishing the adequacy of its internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase Activision Blizzard's operating costs and could materially impair its ability to operate the business. In the event that the combined company is not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that its internal controls are perceived as inadequate or that it is unable to produce timely or accurate financial statements, investors may lose confidence in Activision Blizzard's operating results and its stock price could decline.

Changes in tax rates or exposure to additional tax liabilities could adversely affect Activision Blizzard's operating results and financial condition.

        Activision Blizzard will be subject to income taxes in the United States and in various foreign jurisdictions. Significant judgment is required in determining worldwide provision for income taxes and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is uncertain. Activision is, and the combined company will be, required to estimate future taxes. Although Activision currently believes its tax estimates are reasonable, the estimate process is inherently uncertain, and such estimates are not binding on tax authorities. The effective tax rate could be adversely affected by changes in the business, including the mix of earnings in countries with differing statutory tax rates, changes in tax elections, changes in applicable tax laws as well as other factors. Further, tax determinations are regularly subject to audit by tax authorities and developments in those audits could adversely affect the relevant income tax provision. Should the ultimate tax liability exceed estimates, the combined company's income tax provision and net income could be materially affected.

        Activision is, and Activision Blizzard will be, also required to pay taxes other than income taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes, in both the United States and various foreign jurisdictions. Tax authorities regularly examine these non-income taxes. There can be no assurance that the outcomes from these examinations, changes in the business or changes in applicable tax rules will not have an adverse effect on operating results and financial condition.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to: (a) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow projections or other financial items; (b) statements of our plans and objectives, including those relating to product releases; (c) statements of future economic performance; and (d) statements of assumptions underlying such statements. We generally use words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "future," "intend," "may," "outlook," "plan," "positioned," "potential," "project," "remain," "scheduled," "set to," "subject to," "to be," "upcoming," "will" and other similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risk, reflect management's current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. Our actual results could differ materially.

        Factors that could cause actual future results to differ materially from those expressed in the forward-looking statements set forth in this proxy statement include, but are not limited to, the timing and successful completion of the transaction (including the timing and receipt of stockholder and regulatory approvals and the satisfaction of other closing conditions), Activision Blizzard's success in executing planned strategies and achieving assumed synergies and cost savings, sales of each company's titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the ability of Activision Blizzard to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard's products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recent acquisitions and identification of suitable future acquisition opportunities, and foreign exchange rate changes.

        The forward-looking statements contained herein speak only as of the date on which they were made, and we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this proxy statement. For further details and a discussion of these and other risks and uncertainties, see the section of this proxy statement entitled "Risk Factors."

THE SPECIAL MEETING

Date, Time and Place

        The special meeting of Activision stockholders will be held on                        ,                         , 2008 at                        , local time, at                        . We are delivering these proxy materials to you in connection with the solicitation of proxies by our board of directors for use at the special meeting and any adjournment or postponement thereof.

Purpose of the Special Meeting

        At the special meeting, you will be asked to consider and vote on:

Proposal No. 1:	To approve the issuance of an aggregate of approximately 358.2 million new shares of Activision common stock, in connection with (a) the merger of a wholly-owned subsidiary of Activision with and into Vivendi Games, and (b) the purchase of shares of Activision common stock by Vivendi;
Proposal No. 2:	To approve the amendment and restatement of Activision's certificate of incorporation, including, without limitation, the approval of the following subproposals:
•	2A—a proposal to change the combined company's name from "Activision, Inc." to "Activision Blizzard, Inc.";
•	2B—a proposal to increase the number of authorized shares of capital stock from four hundred fifty-five million (455,000,000) to one billion two hundred five million (1,205,000,000);
•	2C—a proposal to eliminate the Series A Junior Preferred Stock;
•	2D—a proposal to include certain quorum requirements for committees of the board of directors under certain circumstances;
•	2E—a proposal to require supermajority stockholder approval to amend certain sections of the certificate of incorporation;
•	2F—a proposal to limit the power of the board of directors to amend certain provisions of the bylaws without stockholder approval;
•	2G—a proposal to grant the directors designated by Vivendi certain voting powers when other Vivendi designees are not present at board or committee meetings;
•	2H—a proposal to include limitations on certain business activities in which Vivendi may, directly or indirectly, engage or participate;
•	2I—a proposal to establish procedures allocating certain corporate opportunities between Activision Blizzard and Vivendi;
•
2J—a proposal to require Vivendi or Activision Blizzard to purchase all of the combined company's issued and outstanding shares of common stock if and when Vivendi becomes the record owner of more than 90% of the issued and outstanding shares of common stock;
•	2K—a proposal to establish procedures governing affiliate transactions; and
•	2L—a proposal to cause the combined company to be governed by Section 203 of the DGCL, a statute which restricts business combinations between corporations and their significant stockholders.

Proposal No. 3:
To approve the amendment of Section 7.4(a) of Activision's bylaws to restrict the amendment of additional sections of the bylaws without stockholder approval, as described in more detail in this proxy statement; and
Proposal No. 4:
To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals set forth above.

        You may also be asked to act on other business, if any, that may properly come before the special meeting (or any adjournment or postponement thereof). We currently do not anticipate that any other business will be presented at the special meeting

        Approval of Proposal No. 1—the share issuance proposal, Proposal No. 2—the charter amendment proposal (including each of the related subproposals under Proposal No. 2) and Proposal No. 3—the bylaw amendment proposal, is required for the completion of the transaction. Accordingly, if you wish to approve the transaction, you must vote "FOR" each of Proposals Nos. 1, 2 (including the related subproposals under Proposal No. 2) and 3.

        Proposal No. 4—the adjournment proposal is not required to complete the transaction. If the transaction is not completed, the amendment and restatement of our certificate of incorporation specified in Proposal No. 2 (including all related subproposals except for the subproposal related to the increase in the number of authorized shares of capital stock), and the amendment of Section 7.4(a) of our bylaws specified in Proposal No. 3, will be abandoned and will not become effective.

Record Date; Stock Entitled to Vote

        You are entitled to receive notice of, and vote at, the Activision special meeting (and any adjournment or postponement thereof) only if you were a stockholder of Activision at the close of business on                        , 2008, the record date for the special meeting.

        At the close of business on the record date,                                     shares of Activision common stock were outstanding and entitled to vote. Each share of Activision common stock outstanding on the record date will be entitled to one (1) vote on each matter presented for action at the special meeting. No other shares of Activision capital stock are entitled to notice of and to vote at the special meeting.

Attending the Meeting

        Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at                        , local time.

        If you are an Activision stockholder of record, an admission ticket is enclosed with your proxy card. If you wish to attend the special meeting, please vote your proxy but keep the admission ticket and bring it with you to the special meeting.

        If your shares are held in "street name" by a bank, broker or other nominee record holder, and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the record date.

Voting Procedures

  Submitting Proxies or Voting Instructions

        Whether you hold shares of Activision common stock directly as a stockholder of record or in "street name," you may direct the voting of those shares without attending the special meeting. You may vote Activision shares directly by granting proxies or, for shares held in "street name," by submitting voting instructions to your bank, broker or other nominee record holder.

        If you hold your shares directly as an Activision stockholder of record, you may submit a proxy by voting in person at the special meeting or by using one of the following methods:

  •
  Telephone Voting, by calling the telephone number shown on your proxy card and following the instructions on your proxy card;

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  Internet Voting, by going to the web address https://www.continentalstock.com and following the instructions on your proxy card; or

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  Mail, by completing, dating, signing and returning your proxy card in the enclosed return envelope; the envelope requires no additional postage if mailed in the United States.

        To ensure that your proxy is voted, a telephonic or Internet vote must be received by 7:00 p.m. Eastern time the day prior to the special meeting; a vote on a physical proxy card must be received prior to the closing of the polls at the special meeting.

        By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you are an Activision stockholder of record you may also vote in person at the special meeting by submitting your proxy card or by filling out a ballot at the special meeting.

        If your Activision shares are held in "street name" by a bank, broker or other nominee record holder, you must follow the voting instructions on the form you receive from that institution. Although most banks and brokers now offer telephone and Internet voting, availability and specific procedures will depend on their voting arrangements. If your shares are held in "street name" by a bank, broker or other nominee record holder and you wish to vote in person at the special meeting, you must request a legal proxy from your bank, broker or other nominee record holder and present that proxy and proof of identification at the special meeting.

  Revoking Proxies or Voting Instructions

        If you hold your shares directly as an Activision stockholder of record, you may revoke your proxy at any time before it is exercised at the Activision special meeting by:

  •
  delivering a written notice of revocation, dated later than the proxy, to Activision's Corporate Secretary;

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  completing, signing and submitting a new, valid proxy card bearing a later date (which automatically revokes any earlier proxy) to Activision's Corporate Secretary;

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  submitting a new proxy by telephone or via the Internet (your latest telephone or Internet voting instructions will be followed), before 7:00 p.m. Eastern time on                         , 2008; or

  •
  attending the Activision special meeting and voting in person. However, your attendance at the special meeting in and of itself will not cause your previously granted proxies to be revoked. In order to revoke any prior proxies, you must hand deliver a written revocation notice, or a later dated proxy, to Activision's Corporate Secretary at the special meeting before a vote is taken at the special meeting.

        Any written notice of revocation or later dated proxy should be delivered to:

Activision, Inc.
Attn.: George Rose, Corporate Secretary
3100 Ocean Park Boulevard
Santa Monica, California 90405

        If your shares are held in "street name," and you have instructed a bank, broker or other nominee record holder to vote your shares, you must follow the instructions you receive from your bank, broker or other nominee record holder in order to change or revoke your vote. You may also change your vote by attending the special meeting and voting in person provided that you have obtained a signed proxy from the record holder (i.e., your bank, broker or other nominee record holder) giving you the right to vote those shares.

Proxies; Counting Your Vote

        If you provide specific voting instructions, your shares will be voted at the special meeting in accordance with your instructions. If you hold your shares directly as an Activision stockholder of record and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted as follows:

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  "FOR" approval of Proposal No. 1—the share issuance proposal;

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  "FOR" approval of Proposal No. 2—the charter amendment proposal;

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  "FOR" approval of Proposal No. 3—the bylaw amendment proposal; and

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  "FOR" approval of Proposal No. 4—the adjournment proposal.

Quorum

        The presence of the holders of a majority of all of the shares of capital stock of Activision entitled to vote at the special meeting is necessary to establish a quorum at the special meeting. Stockholders are counted as present at the special meeting if they are present in person or are represented by proxy. Shares of Activision common stock subject to abstentions as well as broker non-votes will be treated as present at the special meeting and will therefore be counted toward establishing the presence of a quorum.

Votes Required

  Vote Required to Approve Proposal No. 1—The Share Issuance Proposal

        The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 1—the share issuance proposal. The approval of Proposal No. 1 is a condition to the completion of the transaction; thus, a vote against this proposal effectively will be a vote against the transaction.

  Vote Required to Approve Proposal No. 2 (Including Each of the Related Subproposals)—The Charter Amendment Proposal

        The affirmative vote of the holders of a majority of the outstanding shares of Activision common stock entitled to vote is required to approve Proposal No. 2—the charter amendment proposal. The approval of Proposal No. 2 is a condition to the completion of the transaction; thus, a vote against this proposal (or any of the related subproposals) effectively will be a vote against the transaction.

  Vote Required to Approve Proposal No. 3—The Bylaw Amendment Proposal

        The affirmative vote of the holders of at least a majority of the outstanding shares of Activision common stock entitled to vote is required to approve Proposal No. 3—the bylaw amendment proposal. The approval of Proposal No. 3 is a condition to the completion of the transaction; thus, a vote against this proposal effectively will be a vote against the transaction.

  Vote Required to Approve Proposal No. 4—The Adjournment Proposal

        The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 4—the adjournment proposal.

  Abstentions and Broker Non-Votes

        Proposals Nos. 1 and 4.    The vote required to approve the share issuance proposal and the adjournment proposal is based upon the number of shares actually voted (rather than upon a percentage of the shares of Activision common stock outstanding as of the record date). Therefore, your failure to vote any of your shares of Activision common stock on Proposals Nos. 1 and 4 will have no effect on the outcome of the vote for these proposals. Similarly, abstentions and broker non-votes will not affect the outcome of the vote on these proposals, because they will be counted in determining the presence of a quorum but they will not be considered to be voted for purposes of Proposals Nos. 1 and 4.

        Proposals Nos. 2 (including all related subproposals) and 3.    The vote required to approve the charter amendment proposal (including each of the related subproposals), and the bylaw amendment proposal is based upon a percentage of the shares of Activision common stock outstanding as of the record date (rather than upon the number of shares actually voted). Therefore, your failure to vote any of your shares of Activision common stock on Proposals Nos. 2 (including related subproposals) or 3 will have the same effect as a vote against these proposals. Similarly, abstentions will have the same effect as a vote against Proposals Nos. 2 (including related subproposals) and 3. If you fail to instruct your bank, broker or other nominee record holder on how to vote any of your shares of Activision common stock with respect to Proposals Nos. 2 (including related subproposals) and 3, the resulting broker non-vote will also be counted as a vote against these proposals.

Adjournments

        If a quorum is not present at the special meeting, the special meeting may be adjourned until a quorum is present or represented. In addition, the officer presiding at the special meeting may propose one or more adjournments of the special meeting to permit further solicitation of proxies in favor of Proposals Nos. 1, 2 (including all related subproposals) and 3. Any such adjournment will require the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the special meeting and may be for up to thirty (30) days without further notice (unless a new record date is fixed for the adjourned special meeting), other than by an announcement made at the special meeting.

Voting by Activision Directors and Executive Officers

        On the record date for the Activision special meeting, directors and executive officers of Activision and their affiliates owned and were entitled to vote                                     shares of Activision common stock, or approximately            % of the total voting power of the shares of Activision common stock outstanding on that date.

Solicitation of Proxies; Payment of Solicitation Expenses

        The solicitation of proxies from Activision stockholders is being made on behalf of the Activision board of directors. Activision will bear all costs and expenses associated with printing and mailing this proxy statement as well as all fees paid to the SEC. Activision will also pay the costs of soliciting and obtaining proxies from Activision stockholders, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. In addition to the mailing of these proxy materials, proxies may be solicited in person or by mail, telephone, fax, personal interviews or other methods of communication by Activision's directors, officers and employees, who will not receive any additional compensation for these solicitation activities.

        Activision has retained the firm of Morrow & Co to assist Activision in the distribution and solicitation of proxies from Activision stockholders. Activision estimates that its proxy solicitor fees will be approximately $25,000 plus out-of pocket expenses.

Recommendation of the Board of Directors

        The Activision board of directors has unanimously approved (a) the share issuance proposal, (b) the charter amendment proposal, and (c) the bylaw amendment proposal.

        Based on Activision's reasons for the transaction described in this proxy statement, the Activision board of directors believes that that the business combination agreement and all related documents and exhibits thereto are in the best interests of the Company and its stockholders and recommends that you vote

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  "FOR" approval of Proposal No. 1—the share issuance proposal;

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  "FOR" approval of Proposal No. 2 (including each of the related subproposals)—the charter amendment proposal;

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  "FOR" approval of Proposal No. 3—the bylaw amendment proposal; and

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  "FOR" approval of Proposal No. 4—the adjournment proposal.

Contact for Questions and Assistance in Voting

        If you have additional questions about the transaction after reading this proxy statement, or if you need assistance in submitting your proxy or voting your shares, or if you need additional copies of the proxy statement or the enclosed proxy card, please contact:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Individuals call toll-free: (800) 573-4804
Banks and brokerage firms please call: (203) 658-9400
International holders please call: (203) 658-9400 (collect)

THE TRANSACTION

        The following is a description of the material aspects of the transaction, including the business combination agreement. While we believe that the following description covers the material terms of the transaction, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the business combination agreement attached as Annex A to this proxy statement, for a more complete understanding of the transaction.

Background of the Transaction

        On an annual basis, Activision reviews its strategic business plan including any strategic growth alternatives which could significantly accelerate the achievement of its long-term growth objectives. In the course of the strategic planning reviews conducted during the June to September 2006 period, senior management of Activision identified strategic opportunities that could create larger scale in international geographies as well as facilitate entry into high growth market segments, particularly MMOG, as one of Activision's top priorities to further accelerate its growth and operating margin expansion. After consideration of various alternatives, senior management of Activision recommended pursuing the acquisition of, or partnership with, Vivendi Games as a possible means to accomplish Activision's long-term growth objectives.

        From November 2006 to the end of March 2007, Messrs. Robert A. Kotick and Brian G. Kelly, Chairman and Chief Executive Officer and Co-Chairman of Activision, respectively, and Jean-Bernard Lévy, Chairman and Chief Executive Officer of Vivendi, René Pénisson, a Vivendi director and Chairman of Vivendi Games and Bruce L. Hack, the Chief Executive Officer of Vivendi Games, engaged in several preliminary discussions to explore a possible strategic combination or relationship between Activision and Vivendi Games. The parties discussed a conceptual proposal in which Activision and Vivendi Games businesses would be combined and Vivendi would become the majority stockholder of Activision, but no formal proposal or terms were discussed. During these meetings, Vivendi indicated that it was prepared to pay a control premium with respect to Activision's common stock acquired in the proposed transaction.

        On April 12, 2007, Activision's management, including Messrs. Kotick, Kelly, Michael J. Griffith, President and Chief Executive Officer of Activision Publishing and Thomas Tippl, Chief Financial Officer of Activision Publishing, met with members of Vivendi's management, including Messrs. Lévy, Pénisson, Hack, Robert de Metz, Vivendi's head of Strategy & Development, and Jean-Francois Grollemund, Vivendi Games' Chief Financial Officer. Representatives from Activision's financial and legal advisors, Allen & Company LLC and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, attended the meeting, as did Vivendi's financial and legal advisors, Goldman, Sachs & Co. and Gibson, Dunn & Crutcher LLP, respectively.

        At the meeting, Vivendi presented a preliminary proposal pursuant to which (a) Vivendi Games would be merged with and into a subsidiary of Activision in exchange for Activision common stock, (b) Vivendi would purchase an additional $1.1 billion of Activision common stock and (c) immediately prior to such transactions, Activision would pay a special cash dividend to its stockholders totaling approximately $1.1 billion. Under Vivendi's proposal, Activision's common stock would be valued at a 20% premium for purposes of the merger and the share purchase, and, after giving effect to the transactions, Vivendi would hold approximately 60% of Activision's outstanding shares of common stock on a fully diluted basis. As of April 12, 2007 such a premium would have resulted in a valuation of Activision's common stock at $23.38 per share.

        On April 20, 2007, Allen & Company presented Goldman Sachs with Activision's alternative proposal, which provided that (a) Vivendi Games would be merged with and into a subsidiary of Activision in exchange for $6.0 billion of Activision common stock, (b) Vivendi would purchase an additional amount of Activision common stock and, (c) upon completion of the merger and share purchase, Activision would commence a cash self-tender offer to purchase a portion of its outstanding common stock. The proposal further provided that, for purposes of the merger, share purchase and tender offer, Activision's common stock would be valued at a 35% premium over the 10-day trading average prior to signing and that Vivendi would not participate in the tender offer. As of April 20, 2007 such a premium would have resulted in a valuation of Activision's common stock at $26.56 per share. In addition, Activision proposed that it would issue warrants to Vivendi that would permit Vivendi to purchase up to an additional 5% of Activision's outstanding common stock at the same per share transaction price.

        On April 30, 2007, Activision's board of directors held a regular meeting, in which representatives from Allen & Company also participated telephonically. At this meeting, the representatives from Allen & Company reviewed the currently proposed terms and discussed various factors relating to the proposed transaction, including the proposed premiums, the strategic rationale for the transaction and certain market factors.

        Over the next several weeks, representatives from Allen & Company and Goldman Sachs met several times to discuss variations of the proposed transaction, each with similar tenets consisting of: (a) an acquisition of Vivendi Games in exchange for shares of Activision common stock; (b) the purchase of additional shares of Activision common stock by Vivendi; (c) a post-closing self-tender offer conducted by Activision for its outstanding shares of common stock; and (d) the use of the same per share transaction price, including the same control premium, in each step of the proposed transaction; we collectively refer to these tenets in this proxy statement as the "basic principles." The variations discussed by Allen & Company and Goldman Sachs during these meetings primarily involved (x) the premium to be paid with respect to Activision's common stock in connection with the proposed merger, share purchase and tender offer; and (y) the aggregate number of shares to be tendered for by Activision in the post-closing tender offer.

        On May 11, 2007, at a regular meeting of the Activision board of directors, which was also attended by representatives of Skadden Arps, senior management presented the board of directors with an update of the status of discussions with Vivendi. At this meeting, the board of directors formed a special committee comprised of Robert Corti, Robert Morgado and Richard Sarnoff. The special committee was formed to review and evaluate the terms and conditions of the proposed transaction and to make recommendations to the board of directors as to whether the proposed transaction or any other alternative proposals were in the best interests of Activision and its stockholders. At this meeting, representatives from Skadden Arps advised the board of directors on their fiduciary duties in connection with consideration of the potential transaction as well as various other legal and regulatory issues that might arise in connection with the potential transaction.

        On May 16, 2007 and May 22, 2007, the special committee of Activision's board of directors held meetings with representatives from Allen & Company and Skadden Arps to discuss the various proposals. The special committee recommended that Activision's senior management should continue discussions with Vivendi and explore means of (a) ensuring that stockholders receive a control premium if a change of control were to occur, and (b) protecting existing stockholders in the event that Activision's common stock traded below the per share transaction price after the closing of the proposed transaction.

        On May 23, 2007, Allen & Company presented Goldman Sachs with Activision's alternative proposal, which increased the per share transaction price to $25.50, valued Vivendi Games at approximately $7.75 billion and required Vivendi to fund a potential cash distribution to non-Vivendi stockholders equal to the difference between the trading price at closing and the $25.50 per share transaction price.

        On May 29, 2007, Mr. Kotick had a telephone call with Mr. Lévy during which Mr. Lévy indicated that Vivendi would consider Activision's proposal, but would prefer to maintain the basic principles of its original proposal. The new Vivendi proposal followed the basic principles and proposed a $24.75 per share transaction price (representing a 30% premium to the then-current trading price of Activision common stock). Accordingly, the proposal resulted in a $1.6 billion purchase of shares by Vivendi and an approximate $2.5 billion post-closing tender offer, which would be funded with the cash contributed by Vivendi as well as Activision's cash on-hand.

        On June 11, 2007, Mr. Lévy telephoned Mr. Kotick to advise him that, due to the meaningful differences between the two companies' proposals and lack of any apparent progress, he did not think it made sense to continue discussions concerning a possible transaction at that time.

        On June 15, 2007, the special committee of Activision's board of directors held a meeting and recommended that, if negotiations were to continue, Activision's senior management should attempt to increase the aggregate size of the cash tender offer to ensure that the tender offer would provide liquidity to Activision's stockholders for a minimum of 50% of Activision's outstanding shares of common stock.

        Over the next few weeks, Messrs. Lévy, Pénisson, Kotick and Kelly participated in several telephonic and in-person meetings concerning reinitiating discussions about a possible transaction.

        On July 8, 2007, Mr. Kotick telephoned Mr. Lévy to present Activision's counter-proposal. The principal terms of Activision's proposal were generally consistent with the basic principles. Further, based upon Activision's then-current stock price, Mr. Kotick indicated that a per share transaction price of $24.75 would be carefully considered. Activision additionally proposed an increase in the size of the tender offer from $2.5 billion to $3.5 billion, which would be funded as follows: (a) the first $2.4 billion would be funded by the proceeds of the share purchase and Activision's cash on hand; (b) the next $700 million would be funded by Vivendi's purchasing additional shares of Activision common stock at the $24.75 per share transaction price; and (c) the remaining $400 million would be funded from a new credit facility to be obtained by Activision.

        On July 10, 2007, Mr. Lévy advised Mr. Kotick that the terms of Activision's proposal were generally acceptable to Vivendi, subject to both sides completing satisfactory due diligence and acceptable documentation, and that Vivendi was willing to re-engage in negotiations around a possible transaction on the basis of the July 8th proposal. Mr. Lévy and Mr. Kotick then discussed initiating a reciprocal due diligence process and a timeline for further discussions and negotiations.

        On July 12, 2007, at a regular meeting of the Activision board of directors, which was also attended by representatives from Allen & Company and Skadden Arps, senior management presented the board of directors with an update of the status of discussions with Vivendi. During this meeting, senior management and the board discussed engaging an outside consultant to assist in (a) evaluating the sustainability of Blizzard Entertainment's subscriber base, including, among other things, an analysis of subscriber churn rates, sources of subscribers and acquisition costs per subscriber and (b) identifying near-term and potential longer-term threats to Blizzard Entertainment's core subscriber base.

        Throughout the months of July and August, the parties and their legal advisors prepared and negotiated drafts of the business combination agreement and ancillary transaction documents and the parties continued to conduct business, financial, accounting and legal due diligence.

        On August 13, 2007, August 23, 2007 and September 7, 2007, representatives of Activision's outside consultants presented to senior management of Activision their preliminary due diligence findings, which discussed, among other things, an assessment of Blizzard Entertainment's subscriber base and its business model.

        On August 14, 2007, Vivendi Games conducted an all-day management presentation to members of Activision's management and its financial and legal advisors in Los Angeles. Vivendi Games provided detailed information with respect to the historic and anticipated operating results of each of its divisions and included descriptions of their anticipated product offerings and operational systems and demonstrations of gameplay. Vivendi Games' management responded to numerous questions from Activision and its advisors throughout the course of the day.

        On August 26, 2007, Activision made a comparable management presentation to Vivendi and Vivendi Games management and Vivendi's financial and legal advisors in New York. Activision's management provided similar historic and anticipated operating results, as well as information on anticipated product offerings and demonstrations of gameplay.

        On August 27, 2007, Messrs. Lévy, Pénisson, Kotick and Kelly met to discuss open issues on the business combination agreement as well as certain issues regarding post-transaction corporate governance of Activision and Blizzard Entertainment. Messrs. Kotick and Kelly emphasized that Activision and the special committee of Activision's board of directors wanted to ensure that Activision's corporate governance after the closing of the proposed transaction would provide for management operational flexibility to realize the proposed objectives and benefits of the combined operations as well as adequate protections for Activision's minority stockholders. In addition, management of both Vivendi and Activision expressed concern with respect to the integration of two companies' existing corporate structures and, in particular, Vivendi wanted to ensure that Blizzard Entertainment would continue to be managed by its current management team. Following this meeting, there remained several material open issues with respect to corporate governance, management structure and the terms of the business combination agreement.

        Over the course of the next few weeks, representatives from Allen & Company and Skadden Arps met with Vivendi's financial and legal advisors to attempt to resolve the open issues. Messrs. Lévy and Kotick also spoke several times by telephone during this period regarding the same.

        On September 6, 2007, the special committee of Activision's board of directors held a meeting to discuss the terms and conditions of the draft business combination agreement, ancillary agreements, the proposed form of the certificate of incorporation and bylaws of the combined company. Representatives from Skadden Arps presented summaries of the open issues remaining with respect to each of these draft documents. Additionally, representatives from Skadden Arps advised the special committee with respect to the fiduciary duties of Activision's board of directors in connection with consideration of the proposed transaction. The special committee recommended that management continue its negotiations regarding the proposed transaction with a view toward obtaining better corporate governance and operational provisions and protections for Activision's existing stockholders.

        On September 14, 2007, after little progress on the open issues, Mr. Kotick telephoned Mr. Hack to inform him that, given the number of material open issues remaining, it did not made sense to continue discussions regarding a possible transaction at that time.

        However, on September 17, 2007, Mr. Kotick attended a previously scheduled dinner with Mr. Morhaime and other members of the Blizzard Entertainment management team. At this dinner, Messrs. Kotick and Morhaime discussed the potential management structure of Blizzard Entertainment if a transaction were to occur.

        On September 20, 2007, Mr. Kotick telephoned Mr. Lévy to propose a post-closing management and corporate governance structure, and inquired if Vivendi would be interested in continuing discussions regarding this proposed structure as well as the other open issues.

        On September 21, 2007, Mr. Lévy and Mr. Pénisson advised Mr. Kotick that Vivendi would be willing to continue discussions and over the next several weeks Mr. Lévy and Mr. Kotick had several telephone conversations regarding the remaining open issues.

        During this period, representatives from Allen & Company and Skadden Arps held discussions and negotiations with Vivendi's financial and legal advisors to finalize the terms of the business combination agreement and ancillary documents. Over this same period, the parties worked to complete their respective due diligence reviews and to respond to follow-up requests. The parties also continued to negotiate the terms and conditions of the corporate governance and management structure of Activision and Blizzard Entertainment in the event the proposed transaction closed.

        On October 30, 2007, Activision's board of directors held a regularly scheduled meeting at which the status of the proposed transaction with Vivendi and Activision's second fiscal quarter results were discussed. The board recommended that Activision's management continue its discussions with Vivendi.

        Throughout early November, Messrs. Tippl and Grollemund had several discussions regarding the updated financial results and outlooks of both Activision and Vivendi Games since the completion of the parties' reciprocal due diligence reviews. In addition, representatives from Allen & Company and Goldman Sachs had several discussions regarding the principal financial terms of the proposed transaction in light of the financial performance of the companies since the beginning of discussions.

        During this period, Allen & Company advised Goldman Sachs that Activision believed the previously discussed per share transaction price of $24.75 should be increased due to Activision's recent and anticipated financial performance and the increased trading price of its common stock.

        On November 13, 2007, Goldman Sachs advised Allen & Company that Vivendi was prepared to increase the per share transaction price from $24.75 to an amount between $26.25 and $26.75 and would correspondingly increase the amount of cash used in the share purchase. In addition, Goldman Sachs indicated that Vivendi would also be willing to increase the cash component of the funding for the tender offer by an amount sufficient to provide for the purchase of up to 50% of Activision shares outstanding immediately prior to the transactions at the per share transaction price.

        On November 26, 2007, representatives of Activision, together with its financial and legal advisors, met with representatives of Vivendi and their financial and legal advisors in New York. During the course of this meeting, Vivendi proposed a per share transaction price of $26.50; however, Activision countered that the then-current trading price of its common stock, the recent earnings release, and revised guidance to be provided by Activision for fiscal year 2008 all warranted a higher premium. Vivendi thereafter proposed a per share transaction price of $27.25, but Activision maintained that a higher price was justified. After further discussion, Vivendi agreed to increase its offer to $27.50 (representing a 45.2% premium to the then-current trading price of Activision common stock) and agreed that the resulting increase in the amount of cash paid to Activision would be used to increase the aggregate amount of Activision shares to be purchased by Activision in the tender offer. Mr. Kotick indicated that he would present the $27.50 per share transaction price and other terms to Activision's board of directors for their consideration.

        From November 26 to November 29, 2007, the parties' legal advisors worked to finalize the business combination agreement, disclosure schedules and ancillary agreements. On November 29, 2007, the parties and their legal and financial advisors participated in a telephonic meeting to confirm that, subject to the approval of the Vivendi and Activision boards of directors, the terms and conditions of the business combination agreement and related ancillary agreements were finalized.

        On November 30, 2007, Vivendi's management and supervisory boards met to consider the proposed transaction, including the business combination agreement and the ancillary agreement, and unanimously approved the terms thereof.

        On December 1, 2007, the Activision board of directors held a special meeting to discuss the proposed transaction, including the terms and conditions of the business combination agreement and the ancillary agreements. At this meeting, representatives from Allen & Company reviewed the material financial analyses prepared in connection with the preparation of its fairness opinion. Allen & Company then delivered its oral opinion that, taking into account the transactions contemplated by the business combination agreement as a whole, the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer were fair, from a financial point of view, to Activision and its stockholders. Representatives from Skadden Arps reviewed for the board the fiduciary duties of directors in considering the proposed transaction and presented summaries of the terms of the business combination agreement and the ancillary agreements. After discussion, Activision's board of directors unanimously determined that (a) the business combination agreement and all related documents and exhibits thereto, in each case substantially in the form presented to the board, are in the best interests of Activision and its stockholders, (b) taking into account the transactions contemplated by the business combination agreement as a whole, the per share transaction price of the share purchase, the exchange ratio and the per share transaction price of the tender offer are fair, from a financial point of view, to Activision and its stockholders, and (c) the merger is advisable under Section 251(b) of the DGCL.

        Following the Activision board meeting, the parties executed the business combination agreement and ancillary documents.

        On December 2, 2007, Activision and Vivendi issued a joint press release announcing the transaction.

Activision's Reasons for the Transaction and Tender Offer

  Reasons for the Transaction and Tender Offer and Recommendations

        In evaluating the business combination agreement and the proposed transaction, including the merger, the share purchase, the tender offer, and the amendment and restatement of our certificate of incorporation and bylaws, and recommending that holders of Activision's common stock vote in favor of the proposals described in this proxy statement, the Activision board of directors consulted with Activision's senior management, financial and legal advisors, as well as the special committee of the Activision board of directors and outside consultants, and considered a number of factors, including the following material factors, which the Activision board of directors viewed as supporting its recommendations:

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  Unique Market Opportunity.  The Activision board considered the potential benefits of combining Vivendi Games' interactive entertainment business, including Blizzard Entertainment's highly successful World of Warcraft MMORPG franchise, with Activision, including the prospect of creating the world's leading pure-play online and console game publisher and the potential to accelerate Activision's growth and expand its operating margins. In considering this opportunity, the Activision board took into account factors such as the competitive landscape of, and trends in, the interactive entertainment industry, other strategic alternatives likely to be available to Activision, the results of Activision's due diligence review of Vivendi Games, discussions with management of Vivendi Games and Vivendi and the presentations and evaluations by Activision's financial advisor and outside consultants.

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  Expansion into Online Gaming and New Geographies.  The Activision board considered that the proposed transaction would facilitate Activision's expansion into the higher operating margin and fast growing MMOG genre and would provide scale benefits to its international business, including establishing a meaningful presence in the rapidly growing Asian markets, which Activision's senior management had identified as top strategic priorities.

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  Combining Industry Leaders.  The Activision board considered that the proposed transaction would combine leaders in mass-market entertainment and subscription-based online games, which would enable the combined company to more effectively leverage and diversify its combined product portfolios. In particular, the Activision board considered that the proposed transaction would bring together the world's leading MMORPG franchise, World of Warcraft, and other successful Vivendi Games titles with Activision's top-selling owned and licensed franchises, enabling the combined company to establish leading positions across the competitive interactive entertainment software industry and reach a broader audience.

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  Diversification of Activision's Revenue Base.  The Activision board considered that the proposed transaction would enable Activision to diversify its revenue base among subscription-based online, console and PC formats, as well as wireless and other emerging technologies, providing

    Activision with a broader platform to capitalize on industry growth as well as a recurring stream of subscription-based revenue.

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  Premium to Market Price.  The Activision board considered the current and historical market prices of Activision's common stock and the fact that the per share transaction price of $27.50 per share represented an approximate 24.2% premium over the closing price of Activision's common stock on November 30, 2007, the last trading day prior to the execution of the business combination agreement, and approximately 33.7% and 26.8% premiums over the closing prices of Activision's common stock over the 10 and 30 trading days, respectively, prior to the date of the execution of the business combination agreement.

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  Tender Offer; Liquidity to Stockholders; Certainty of Value.  The Activision board considered the liquidity and premium to be offered to Activision's stockholders in connection with the proposed post-closing tender offer, including the number of shares to be purchased by the combined company and the other terms and conditions of the tender offer, including restrictions on the ability of Vivendi and certain members of Activision's senior management to participate in the offer, and the fact that Activision's stockholders would be entitled to realize $27.50 per share for shares sold in connection with the tender offer. The Activision board also considered that the tender offer would offer the flexibility of not requiring Activision stockholders to tender any or all of their shares in the tender offer, thereby allowing Activision stockholders the option not to tender their shares in the tender offer if they are able to achieve a higher price in the market or otherwise desired to retain ownership of their shares of the combined company.

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  Experience and Track Record of the Management Team.  The Activision board considered the experience and track record of Vivendi Games' management team, as well as the terms and conditions of the employment agreements of the key members of such management and their overall fit within Activision's current management structure.

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  Successful Operating Model.  The Activision board considered the ability of the combined company to continue using the successful publishing and distribution models and operations team currently employed by Activision Publishing and Blizzard Entertainment.

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  Corporate Governance.  The Activision board considered the post-closing corporate governance structure of the combined company, including the minority stockholder and other protections provided in the proposed amended and restated certificate of incorporation and bylaws of Activision, which will be implemented effective as of closing of the transaction.

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  Special Committee.  The Activision board considered the recommendations of the special committee of the Activision board of directors and its views regarding the terms and financial aspects of the transaction.

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  Regulatory and Stockholder Approvals.  The Activision board considered the regulatory and stockholder approvals required in connection with the transaction and the other terms of the business combination agreement, and the likelihood that, once the business combination agreement had been entered into, the transaction would be completed if the issuance of Activision common stock in accordance with the terms of the business combination agreement and the amendment and restatement of our certificate of incorporation were approved by our stockholders and the transaction was approved by applicable regulatory agencies. The Activision board also considered certain regulatory and other approvals required if Activision were to partner with, or be acquired by, other industry participants and the likelihood as to whether such approvals could reasonably be expected to be received.

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  Amended Employment Agreements.  The Activision board considered the amended and restated employment agreements to be entered into with Robert A. Kotick concurrently with the execution of the business combination agreement, pursuant to which Mr. Kotick would serve as President and Chief Executive Officer of Activision Blizzard, and Brian G. Kelly, pursuant to which Mr. Kelly would serve as the Co-Chairman of Activision Blizzard, the waiver of certain change in control benefits to which Messrs. Kotick and Kelly may have been entitled as a result of the transaction, and the resulting increased likelihood that the members of Activision's senior management would remain in place at Activision Blizzard for a substantial period following completion of the transaction.

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  No Financing Condition; Vivendi Credit Facility.  The Activision board considered the substantial financial resources of Vivendi, the lack of financing condition in the business combination agreement and Vivendi's available cash resources and financing in an amount sufficient to enable Vivendi to complete the share purchase and the other transactions contemplated by the business combination agreement. The Activision board also considered the current state of the credit markets generally and Vivendi's commitment in the business combination agreement, under certain circumstances, to lend Activision certain amounts needed to complete the tender offer on arms-length terms, subject to the terms and conditions set forth in the business combination agreement.

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  Ability to Respond to Certain Unsolicited Acquisition Proposals.  The Activision board considered Activision's ability under certain circumstances, pursuant to the business combination agreement, to engage in negotiations or discussions with, and to provide information to, any third party that made after the date of the business combination agreement and prior to Activision stockholder approval an "Activision Acquisition Proposal" (as such term is defined in the business combination agreement) and that the Activision board determines in good faith (after consultation with its outside counsel and a financial advisor of nationally recognized reputation) constitutes, or is reasonably likely to lead to, an "Activision Superior Proposal" (as such term is defined in the business combination agreement).

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  Ability to Terminate the Business Combination Agreement to Accept an Activision Superior Proposal. The Activision board considered Activision's ability, following receipt of an Activision Superior Proposal after the date of the business combination agreement and prior to Activision stockholder approval, to change its recommendation with respect to the transaction and terminate the business combination agreement if certain conditions are satisfied, including if the Activision board determines in good faith, after consultation with outside counsel, that its failure to take such action would be reasonably expected to constitute a breach of its fiduciary duties under applicable law, that at least three (3) business days prior written notice is given to Vivendi of the Activision board's intent to take such action, and Activision requirement to pay Vivendi a $180 million termination fee and reimburse Vivendi for up to $15 million of expenses in connection with any such termination.

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  Terms of Business Combination Agreement.  The Activision board considered the terms of the business combination agreement, the investor agreement, the amendment and restatement of the certificate of incorporation and bylaws of the combined company, and the other agreements relating to the proposed transaction, including the respective representations, warranties, covenants and termination rights of the parties, the termination fee and expenses payable in certain circumstances by Activision, and the fact that the terms of such agreements and the termination fee are favorable to Activision's stockholders.

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  Termination Fee.  The Activision board considered its discussions with Allen & Company that the termination fee of $180 million that could become payable pursuant to the business combination agreement under certain circumstances, including if Activision terminates the business combination agreement to accept an Activision Superior Proposal or if Vivendi terminates the business combination agreement because the Activision board changes its recommendation with respect to the transaction, was unlikely to be a significant deterrent to competing acquisition offers.

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  Allen & Company Opinion.  The Activision board considered the financial analyses and opinion of Allen & Company delivered orally to Activision's board on December 1, 2007 and subsequently confirmed in writing, to the effect that, as of the date of its opinion and based upon and subject to the qualifications, limitations and assumptions set forth therein, taking into account the transactions contemplated by the business combination agreement as a whole, the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer were fair, from a financial point of view, to Activision and its stockholders. For further discussion of Allen & Company's opinion, see "—Opinion of Activision's Financial Advisor" below.

  Reasons Against the Transaction and Tender Offer and Recommendations

        In the course of its deliberations, the Activision board of directors also considered a variety of risks and other potentially negative factors concerning the transaction, including the following:

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  No Future Change of Control Transactions.  The Activision board considered that the closing of the transaction, which is expected to result in Vivendi owning approximately 52.2% of the issued and outstanding shares of Activision Blizzard common stock on a fully diluted basis (approximately 68.0% if the tender offer is fully subscribed), would discourage a third party from making an offer to acquire Activision Blizzard in the future unless Vivendi supported such offer and could prevent Activision stockholders from receiving any additional "control premium" following completion of the transaction and the tender offer.

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  Proration in Tender Offer.  The Activision board considered that Activision stockholders would be subject to proration if the tender offer is oversubscribed, effectively limiting an Activision stockholder to selling approximately 50% of its holdings if the offer is fully subscribed. The Activision board also considered that the market price of Activision Blizzard common stock could be higher than $27.50 at the time the tender offer is launched and that there is no obligation of Activision Blizzard or Vivendi to offer a higher price, and that the total value to Activision stockholders will vary based on the number of shares, if any, ultimately tendered in the tender offer.

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  Effect on Third Party Offers.  The Activision board considered that the terms of the business combination agreement restricting Activision's solicitation of third party acquisition proposals, providing for Activision's payment of a termination fee and expense reimbursement to Vivendi in specified circumstances, and the terms of the voting agreements entered into by certain Activision executives, could limit the willingness of a third party to propose a competing transaction with Activision.

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  Control by Vivendi.  The Activision board considered that following completion of the transaction Vivendi will own approximately 52.2% of the issued and outstanding shares of Activision Blizzard common stock on a fully diluted basis and approximately 68.0% if the tender offer is fully subscribed, will control a majority of our board of directors, and will have certain other corporate governance and other rights provided in our amended and restated certificate of incorporation and bylaws, which generally impose significant restrictions on the board composition and corporate governance of Activision Blizzard following the completion of the transaction.

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  No Standstill.  The Activision board considered that, subject to certain limitations, following completion of the transaction Vivendi is not prohibited from acquiring additional shares of common stock or other securities of Activision Blizzard in the market, directly from third parties, or otherwise.

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  Additional Debt.  The Activision board considered the effect on Activision Blizzard if additional debt is required to be incurred from a third party or Vivendi in connection with financing a portion of the tender offer.

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  Realization of Synergies.  The Activision board considered the possibility that the synergies and other financial and strategic benefits expected to be achieved in the transaction may not be obtained on a timely basis or at all.

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  Effect on Failure to Complete Transaction.  The Activision board considered the risks and costs that could be borne by Activision if the transaction is not completed, including the diversion of management and employee attention during the period after the signing of the business combination agreement, potential employee attrition and the potential effect on Activision's business and client relations.

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  Interim Restrictions on Activision's Business.  The Activision board considered that, under the business combination agreement, Activision must conduct its business in the ordinary course and is subject to a variety of other restrictions on the conduct of its business prior to completion of the transaction or termination of the business combination agreement, which may delay or prevent Activision from pursuing business opportunities that may arise.

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  Transaction Costs.  The Activision board considered the significant costs involved in connection with entering into the business combination agreement and completing the transaction and the tender offer, and potential related disruptions to the operations of Activision's business.

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  Required Regulatory Approvals.  The Activision board considered the fact that regulatory approvals (including approvals in the European Union) and third party consents are required to consummate the transaction and the prospects for receiving any such approvals and consents, if necessary.

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  Risks Related to Vivendi Games' Businesses.  The Activision board considered the prospects for Vivendi Games' businesses and the costs associated with both the continuation and potential discontinuation of certain of Vivendi Games' businesses.

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  Interests of Activision Management.  The Activision board considered the fact that some of Activision's executives, including the Chief Executive Officer, who is a member of the Activision board, may have interests in the transaction that are different from, or in addition to, those of Activision's common stockholders, as a result of the employment and other agreements referred to in "Board and Management of Activision Blizzard" below of this proxy statement and their holding of shares and options to purchase shares of Activision common stock.

        The foregoing discussion of the information considered by Activision's board of directors is not exhaustive, but includes the material factors that Activision's board of directors considered in approving and recommending the transaction. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the transaction and the complexity of these factors, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign any specific or relative weights to the specific factors that it considered in reaching its decision. The board of directors discussed the factors described above, including asking questions of Activision's senior management and financial and legal advisors, and reached a consensus that the transaction was in the best interests of Activision and its stockholders. In considering the factors described above, individual directors may have assigned different weights to different factors. Activision's board of directors relied on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the transaction. See below under "—Opinion of Activision's Financial Advisor."

        The above explanation of the reasoning of Activision's board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "Cautionary Statement Concerning Forward-Looking Statements."

        For the reasons set forth above, Activision's board of directors has unanimously approved the business combination agreement, the other agreements entered into in connection with the business combination agreement and the transactions contemplated by those agreements, has concluded that the transaction is advisable and in the best interests of Activision and its stockholders and unanimously recommends that Activision stockholders vote for the issuance of Activision common stock in accordance with the terms of the business combination agreement, the amendment and restatement of our certificate of incorporation, including each of the related sub-proposals, and the amendment of Section 7.4(a) of Activision's third amended and restated bylaws.

Opinion of Activision's Financial Advisor

        Allen & Company LLC has acted as our financial advisor in connection with the transaction. In connection with Allen & Company's engagement as our financial advisor, we requested that Allen & Company evaluate the fairness, from a financial point of view, of the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer, to Activision and its stockholders, taking into account the transactions contemplated by the business combination agreement as a whole. On December 1, 2007, Allen & Company delivered its oral opinion, subsequently confirmed in writing, to our board of directors to the effect that, as of the date of its opinion and based upon and subject to the qualifications, limitations and assumptions set forth therein, taking into account the transactions contemplated by the business combination agreement as a whole, the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer were fair, from a financial point of view, to Activision and its stockholders.

        The summary of Allen & Company's written opinion in this proxy statement is qualified in its entirety by reference to the full text of Allen & Company's written opinion, dated December 1, 2007, attached to this proxy statement as Annex D. You are urged to, and should, read Allen & Company's written opinion carefully and in its entirety. Allen & Company's written opinion addresses only the fairness, from a financial point of view, of the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer to Activision and its stockholders, taking into account the transactions contemplated by the business combination agreement as a whole, as of the date of Allen & Company's written opinion, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the transaction.

        In arriving at its opinion, Allen & Company, among other things:

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  reviewed and analyzed the terms and conditions of the transaction including the draft business combination agreement and the draft agreements ancillary thereto (none of which prior to the delivery of the opinion had been executed by the parties);

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  reviewed trends in the interactive entertainment industry including, but not limited to, MMOGs;

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  reviewed public financial information with respect to both Activision and Vivendi Games (a subsidiary of Vivendi);

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  reviewed public financial and transaction information involving companies both in the interactive entertainment industry as well as in the broader entertainment industry, which Allen & Company deemed to be comparable to Activision and Vivendi Games as well as transaction information with respect to comparable transactions;

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  reviewed public financial and transaction information involving companies which have engaged in self-tender offers;

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  reviewed and analyzed the present financial condition and business prospects of both Activision and Vivendi Games obtained from meetings and conversations with both companies' senior management;

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  reviewed historical and projected business information and financial results of Activision and Vivendi Games obtained from meetings and conversations with both companies' senior management;

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  reviewed other information obtained from meetings with senior management of both Activision and Vivendi Games;

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  reviewed and analyzed the trading history of Activision's common stock and certain comparable companies;

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  utilized Allen & Company's familiarity, developed in the course of serving as financial advisor to Activision (and also developed in connection with the negotiation of the transaction), with Activision's business and prospects, as well as prevailing trends in the markets in which Activision and Vivendi Games compete;

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  conferred with the management team of Activision with respect to the proposed transaction;

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  reviewed and analyzed the prospective value of Activision's common stock as of the closing of the transaction and immediately following the completion of the tender offer; and

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  conducted such other financial analyses and investigations as Allen & Company deemed necessary or appropriate for the purposes of the opinion expressed therein.

        In connection with its review, Allen & Company did not assume any responsibility for independent verification of any of the information utilized in its analyses and relied upon and assumed the accuracy and completeness of all of the financial, accounting, tax and other information that was available to Allen & Company from public sources, that was provided to them by Activision and Vivendi Games or their respective representatives, or that was otherwise reviewed by them. With respect to the projected business information and financial results that Allen & Company reviewed, Allen & Company was advised by Activision's management, and Allen & Company assumed, that such forecasts had been reasonably prepared in good faith reflecting the best currently available estimates and judgments of Activision's and Vivendi Games' management as to their respective future financial performance. Allen & Company assumed no responsibility for such forecasts or the assumptions on which they were based.

        Allen & Company also assumed, with Activision's consent, that the transaction would be consummated in accordance with the terms and conditions set forth in the draft business combination agreement and the draft agreements ancillary thereto that it reviewed. Allen & Company neither conducted a physical inspection of the properties and facilities of Activision or Vivendi Games nor, except as specifically set forth in the opinion, made or obtained any evaluations or appraisals of the assets or liabilities of Activision or Vivendi Games, or conducted any analysis concerning the solvency of Activision or Vivendi Games. Allen & Company's opinion addressed only the fairness, from a financial point of view, of the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer, to Activision and its stockholders, taking into account the transactions contemplated by the business combination agreement as a whole, and did not address any other aspect or implication of the transaction or any other agreement, arrangement or understanding entered into in connection with the transaction or otherwise. Allen & Company's opinion was necessarily based upon information made available to it as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of Allen & Company's opinion. Allen & Company's opinion did not address the relative merits of the transaction as compared to other business strategies that might have been available to Activision, nor did it address Activision's underlying business decision to proceed with the transaction. Allen & Company did not express an opinion as to the price at which any shares of capital stock of Activision would trade either before or after the transaction or the tender offer. Allen & Company did not express an opinion about the fairness of any compensation payable to any of Activision's insiders in connection with the transaction, relative to the compensation payable to Activision's public stockholders. Allen & Company did not express any opinion as to any tax or other consequences that might result from the transaction, nor did Allen & Company's opinion address any legal, tax, regulatory or accounting matters, as to which Allen & Company understood that Activision obtained such advice as it deemed necessary from qualified professionals.

        In preparing its opinion, Allen & Company performed a number of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Allen & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying its opinion. No company or transaction used in the analyses performed by Allen & Company as a comparison is identical to Activision or the contemplated transaction. In addition, Allen & Company may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Allen & Company's view of the actual value of Activision or Vivendi Games. The analyses performed by Allen & Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Allen & Company's analysis of the fairness, from a financial point of view, of the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer, to Activision and its stockholders, taking into account the transactions contemplated by the business combination agreement as a whole, and were provided to the board of directors in connection with the delivery of Allen & Company's opinion.

        The following is a summary of material financial analyses performed by Allen & Company in connection with the preparation of its opinion, and reviewed with the Activision board of directors at a meeting held on December 1, 2007. Certain of the following summaries of financial analyses that were performed by Allen & Company include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Allen & Company, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

        Allen & Company determined that the following methodologies were most appropriate in undertaking its analysis of the fairness, from a financial point of view, of the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer, to Activision and its stockholders, taking into account the transactions contemplated by the business combination agreement as a whole.

  Per Share Transaction Price of the Share Purchase

        Allen & Company used the following methodologies to evaluate the fairness of the $27.50 per share transaction price for shares issued by Activision in the share purchase: (a) comparable company premium analysis; (b) comparable company multiples analysis; (c) comparable precedent transaction analysis; and (d) a discounted cash flow ("DCF") analysis.

        Comparable Company Premium Analysis.    Allen & Company compared the per share transaction price of the share purchase to various measures relating to the price of Activision's common stock between the dates of November 1, 2007 and November 29, 2007. These measures included (a) the closing price; (b) the 10-day trailing average closing prices; (c) the 4-weeks prior closing prices and (d) the 20-day trailing average closing prices. Allen & Company calculated that the premium represented by the per share transaction price of the share purchase ranged from 19% - 45% to the closing prices, 19% - 37% to the 10-day trailing average closing prices, 16% - 25% to the 4-weeks prior closing prices and 20% - 30% to the 20-day trailing average closing prices during the time period between November 1, 2007 and November 29, 2007. As of the closing price on November 29, 2007, the premium represented by the per share transaction price of the share purchase was 25% to the closing price, 35% to the 10-day trailing average closing price, 20% to the 4-weeks prior closing price and 30% to the 20-day trailing average closing price.

        Allen & Company also analyzed and examined the transaction premiums paid in approximately 1,260 other transactions comprised of completed acquisitions of all domestic companies, excluding financial institutions, which were acquired from January 1, 2002 through November 28, 2007. Allen & Company found that the per share transaction price of $27.50 represented premiums to Activision's closing price and 4-weeks prior price that were within the range of premiums paid in comparable change of control transactions.

        Comparable Public Company Multiples Analysis.    Although Allen & Company believed that no companies were directly comparable to Activision, it nonetheless analyzed and examined current trading multiples for companies which it considered similar to, or which operate within the same industry as, Activision.

        Specifically, Allen & Company analyzed the common stock prices and market multiples of the following comparable publicly-traded companies which were either in the interactive entertainment industry or the broader entertainment industry.

  Interactive Entertainment

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  Electronic Arts;

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  THQ;

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  Take Two Interactive; and

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  Ubisoft Entertainment.

  General Entertainment

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  Lions Gate Entertainment;

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  Dreamworks Animation; and

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  Warner Music Group.

        Allen & Company calculated various valuation multiples, including: (a) the ratio of share price to the estimated earnings per share, or EPS, and (b) the ratio of enterprise value, or EV, to the estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, on a projected calendar year basis for 2007, 2008 and 2009 for each of the seven companies identified above. Allen & Company determined that the per share transaction price of the share purchase implied enterprise and equity value multiples within or above the range of multiples of the comparable publicly traded companies in both the interactive entertainment industry as well as in the broader entertainment industry. EBITDA and EPS projections and estimates were derived from Wall Street analyst research.

	Multiples Implied by Per Share Transaction Price of $27.50	Range of Multiples from Comparable Publicly-Traded Companies
EV / CY07 EBITDA	21.7x	6.1x - 35.0x
EV / CY08 EBITDA	17.9x	7.4x - 37.0x
EV / CY09 EBITDA	15.6x	7.5x - 18.7x
Price / CY07 EPS	34.7x	9.4x - 54.9x
Price / CY08 EPS	28.5x	11.0x - 61.2x
Price / CY09 EPS	25.5x	8.8x - 32.1x

        Comparable Precedent Transaction Analysis.    Allen & Company reviewed selected precedent transactions that had announcement dates between 1998 and 2007 and had publicly-disclosed information or industry analyst estimates from which purchase price multiplies could be derived. Finding that there were no transactions of comparable scale in the interactive entertainment industry, Allen & Company examined the broader entertainment industry for acquired businesses having characteristics similar to Activision. Transactions analyzed in the broader entertainment industry included:

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  Terra Firma Capital's acquisition of EMI Group;

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  Walt Disney's acquisition of Pixar;

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  Sony-led investor consortium's purchase of Metro-Goldwyn-Mayer;

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  Combination of Vivendi Universal Entertainment LLLP and National Broadcasting Company, Inc. to form NBC Universal; and

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  The Seagram Company Ltd.'s acquisition of PolyGram N.V.

        As indicated by the chart below, Allen & Company determined that the per share transaction price of the share purchase implies enterprise and equity value multiples for Activision that were above or within the range of multiples paid in comparable transactions in the broader entertainment industry.

	Multiples Implied by Per Share Transaction Price of $27.50	Range of Multiples from Comparable Transactions in Broader Entertainment Industry
Enterprise Value / LTM EBITDA	34.7x	16.1x - 29.3x
Enterprise Value / Forward EBITDA	21.7x	13.2x - 19.7x
Equity Value / LTM Net Income	51.4x	30.8x - 49.7x
Equity Value / Forward Net Income	34.7x	28.0x - 35.4x

        Discounted Cash Flow Analysis.    Allen & Company's DCF approach was based upon certain financial projections and estimates for Activision derived from Wall Street analyst reports. Allen & Company used a DCF analysis to identify a range of present values for Activision's common stock based upon terminal forward P/E multiples ranging from 21x - 25x and discount rates ranging from 12% - 13%. Allen & Company determined that the per share transaction price exceeded the range of values indicated by its DCF analysis.

  Exchange Ratio of the Merger

        Allen & Company relied on a sum-of-the-parts valuation analysis to value Vivendi Games and to determine the fairness, from a financial point of view, of the exchange ratio of the merger to Activision. Allen & Company utilized a variety of methodologies to analyze the four business units that comprise Vivendi Games: (a) Blizzard Entertainment; (b) Sierra; (c) Sierra Online; and (d) Vivendi Games Mobile. The following is a summary of the analyses performed for each of the business units.

        Blizzard Entertainment.    Allen & Company performed a (a) comparable public company analysis, (b) a precedent transaction analysis and (c) a DCF analysis in order to establish a value range for Blizzard Entertainment. Based on the foregoing analyses, Allen & Company determined a value range for Blizzard Entertainment of $8.2 billion - $9.0 billion.

        Comparable Public Company Analysis.    Allen & Company analyzed the common stock prices and market multiples of eleven comparable publicly-traded companies which were classified as either MMOGs or diversified publishers. MMOGs examined by Allen & Company included Giant Interactive Group, NCSoft, Netease.com, Perfect World Co., Shanda Interactive Entertainment and The9 Limited. Diversified publishers included Electronic Arts, Activision, THQ, Take Two Interactive and Ubisoft Entertainment. Allen & Company selected a range of enterprise and equity value multiples for Blizzard Entertainment based upon the trading multiples of comparable public companies evaluated, as indicated in the chart below.

	Selected Multiple Range for Blizzard Entertainment	Range of Multiples for MMOG Industry	Range of Multiples for Diversified Publishers
EV / CY07 EBITDA	15.5x - 16.5x	9.3x - 27.2x	16.6x - 35.0x
EV / CY08 EBITDA	13.5x - 14.5x	5.8x - 15.5x	9.7x - 24.0x
EV / CY09 EBITDA	11.5x - 13.0x	4.2x - 13.2x	7.7x - 18.7x
Price / CY07 EPS	21.0x - 22.0x	15.8x - 30.1x	27.7x - 54.9x
Price / CY08 EPS	18.0x - 19.0x	12.7x - 19.2x	11.0x - 40.5x
Price / CY09 EPS	15.5x - 16.5x	8.1x - 16.7x	8.8x - 32.1x

        Precedent Transaction Analysis.    Allen & Company's precedent transaction analysis focused solely on minority-stake acquisitions of comparable companies. Specifically, Allen & Company evaluated Electronic Arts' acquisition of a 15% stake in The9 Limited which was announced on May 21, 2007. The purchase price of the minority stake in The9 Limited implied an enterprise value to forward EBITDA multiple of 16.9x and a forward P/E multiple of 26.5x for The9 Limited.

        Discounted Cash Flow Analysis.    Allen & Company estimated the after-tax unlevered free cash flow for Blizzard Entertainment beginning with the second quarter of 2008 through year-end 2012. Projections for 2008 and 2009 were obtained from Vivendi Games management, and Allen & Company extrapolated from these projections Blizzard's results for 2010 through 2012. Allen & Company discounted the free cash flows back to a present value as of December 1, 2007 using discount rates ranging from 10.5% to 12.5%. In addition, Allen & Company assumed perpetuity growth rates ranging from 4.0% to 6.0% in order to calculate a terminal value. Using the midpoint for the range of discount rates of 11.5% and a range of perpetuity growth rate assumptions from 4.5% to 5.5%, the DCF analysis indicated an enterprise value for Blizzard Entertainment ranging from $7.7 billion to $8.8 billion.

        Based upon the enterprise values implied for Blizzard Entertainment by the valuation methodologies described above, Allen & Company estimated a value range for Blizzard Entertainment of $8.2 billion to $9.0 billion.

        Allen & Company also examined Wall Street analyst valuations for Vivendi Games. As of the date of Allen & Company's opinion, many of the published valuations for Vivendi Games ascribed by Wall Street analysts were significantly below Allen & Company's estimated value range for Blizzard Entertainment. As of the date of Allen & Company's opinion, Vivendi had not publicly disclosed separate financial performance data for the individual businesses of Vivendi Games. As such, Wall Street analyst valuations were predicated upon operating income and cash flow measures consolidating estimated losses from Sierra, Sierra Online and Vivendi Games Mobile. In certain cases, Wall Street analysts provided transparency on valuation methodologies employed to derive the valuation estimate published for Vivendi Games. Allen & Company determined that in many of these cases, if these analysts applied their stated valuation methodology to the operating income and cash flow measures for Blizzard Entertainment as provided by Vivendi Games management, the resulting value for Blizzard Entertainment would fall within Allen & Company's estimated value range.

        Other Vivendi Games Businesses.    Allen & Company's valuation analyses for Sierra, Sierra Online and Vivendi Games Mobile derived a range of values for each in which the high value represented the DCF value of continuing to operate the business as a going concern, assuming a terminal multiple based on applicable trading multiples of comparable public companies, and the low value represented the present value of the estimated cost to shut down the business including additional operating losses which would be incurred prior to shut-down occurring. Allen & Company used a discount rate of 12.5% in its DCF analyses to calculate the present value as of December 1, 2007 of the low value cases for each business. Allen & Company used discount rates of 12.5% for Sierra, 40.0% for Sierra Online and 40.0% for Vivendi Games Mobile to calculate the present value as of December 1, 2007 of the high value cases for each business. For the Sierra high value case, the terminal multiple was based upon calendar year 2007 revenue multiples implied by the enterprise values for Atari, Majesco and SCI Entertainment. For the Sierra Online high value case, the terminal multiple was based upon calendar year 2007 revenue multiples implied by the enterprise values for NCSoft and The9 Limited. For the Vivendi Games Mobile high value case, the terminal multiple was based upon calendar year 2007 revenue multiples implied by the enterprise values for BuonGiorno, GameLoft and Glu Mobile. Allen & Company's DCF analyses for each of Sierra, Sierra Online and Vivendi Games Mobile assumed closing of the transaction on March 31, 2008 and a tax rate of 36.0%. Based on Allen & Company's DCF analyses of Sierra, Sierra Online and Vivendi Games Mobile, their aggregate value range was determined to be $(82) million to $491 million.

        Combined Value Range for Vivendi Games.    Combining the value ranges of Vivendi Games' other businesses with the value range for Blizzard, Allen & Company determined that the net value of Vivendi Games ranged between a low valuation case of $8.1 billion and a high valuation case of $9.5 billion. Allen & Company then deducted $148 million from both the low and high valuation cases, representing Allen & Company's estimate, made solely for purposes of its analyses, of the amount payable by Vivendi Games' with respect to the Blizzard equity plan, net of the resulting tax benefit. (Under the terms of the Blizzard equity plan, the value of Blizzard, and the resulting payments owed under the Blizzard equity plan, are determined pursuant to a methodology set forth in the Blizzard equity plan. Consequently, the estimate used by Allen & Company may not reflect the actual payment obligations under the Blizzard equity plan.)

        Based upon the foregoing value ranges for Vivendi Games, Allen & Company was able to calculate an implied exchange ratio for Vivendi Games under both the low valuation case and the high valuation case. These calculations yielded an implied exchange ratio of 362,266.79242 on the low end and 424,694.59760 on the high end. The exchange ratio as set forth in the business combination agreement is 369,136.36364 which falls within the range of these cases.

  Per Share Transaction Price of the Tender Offer

        In addition to the methodologies described above in the section entitled "Per Share Transaction Price of the Share Purchase," which were employed by Allen & Company in its evaluation of the per share transaction price of shares issued by Activision in the share purchase, Allen & Company analyzed and examined the premiums paid in comparable self-tender offers over the market price prior to the announcement. More specifically, Allen & Company analyzed the premiums paid in 28 transactions since January 1, 1999 involving domestic public companies that executed self-tender offers for shares for an amount exceeding $100 million. For this universe of transactions, Allen & Company found that the tender price compared to the self-tendering companies' share prices prior to announcement of their self tender ranged from a discount of (8.0)% to a premium of 45.5%, with a median premium of 7.2%. Allen & Company found that the $27.50 per share transaction price of the tender offer represented a premium to Activision's market price prior to the announcement which is significantly greater than the median of the range of premiums paid in comparable self-tender offers.

  Implications of The Business Combination Agreement Transactions as a Whole

        In considering the implications of the transactions contemplated by the business combination agreement taken as a whole to both Activision and its stockholders, Allen & Company performed the following additional analyses: (a) an accretion and dilution analysis; and (b) a determination of value to Activision's stockholders as a result of the transactions using (w) an analysis of the premiums implied by this value range; (x) an analysis of the multiples implied by this value range as compared to trading multiples of comparable public companies; (y) an analysis of the multiples implied by this value range as compared to multiples paid in comparable precedent transactions; and (z) an analysis of the value range compared to a DCF analysis of Activision as a stand-alone entity.

        Accretion/Dilution Analysis.    Allen & Company found that the transaction would be accretive to the stockholders of Activision on a calendar year 2008 basis pro forma as if the transaction occurred on January 1, 2008, and on a calendar year 2009 basis. Allen & Company also examined the impact on accretion/dilution of no tender offer occurring, but a future buyback of $3.328 billion worth of shares at a 10-20% premium to the per share transaction price of the tender offer being consummated. Allen & Company found that the transaction would be accretive regardless of whether the tender offer is consummated. Allen & Company performed its analysis based on financial estimates developed by Activision for Vivendi Games as well as financial estimates provided by Vivendi Games management for its various businesses. Financial estimates for Activision were provided by its management. Allen & Company's accretion/dilution analysis was not prepared in accordance with generally accepted accounting principles in the United States and did not reflect any one-time restructuring charges, stock-based compensation or additional intangible amortization that may result from the proposed transaction. In performing its accretion/dilution analysis, Allen & Company assumed a projected stand-alone cash balance for Activision of $1.35 billion as of an estimated closing date of March 31, 2008, an average interest rate on cash earned of 4.5%, an average interest rate on debt of 7.5% and a marginal tax rate of 36.0%. Allen & Company's analysis factored in various liabilities assumed at Vivendi Games. In addition, Allen & Company assumed an increase of shares outstanding for Activision in each of calendar years 2008 and 2009 to take into account share issuances resulting from future stock-based compensation.

        Using financial estimates developed by Activision for Vivendi Games, in the event the tender offer is fully subscribed at a price of $27.50, the transaction would be $0.15 accretive to pro forma calendar year 2008 EPS and $0.19 accretive to calendar year 2009 EPS. In the event no shares are tendered, the transaction would be $0.14 accretive to pro forma calendar year 2008 EPS and $0.12 accretive to calendar year 2009 EPS. In the event no shares are tendered, but a future buy-back of $3.328 billion worth of shares is consummated at a 10% premium to the per share transaction price of the tender offer, the transaction coupled with the buy-back would be $0.13 accretive to pro forma calendar year 2008 EPS and $0.16 accretive to calendar year 2009 EPS.

        Using financial estimates provided by Vivendi Games management for Vivendi Games, in the event the tender offer is fully subscribed at a repurchase price of $27.50, the transaction would be $0.15 accretive to pro forma calendar year 2008 EPS and $0.30 accretive to calendar year 2009 EPS. In the event no shares are tendered, the transaction would be $0.14 accretive to pro forma calendar year 2008 EPS and $0.22 accretive to calendar year 2009 EPS. In the event no shares are tendered, but a future buy-back of $3.328 billion worth of shares is consummated at a 10% premium to the per share transaction price of the tender offer, the transaction coupled with the buy-back would be $0.13 accretive to pro forma calendar year 2008 EPS and $0.28 accretive to calendar year 2009 EPS.

        Value to Activision's Stockholders.    Allen & Company utilized the values established in its previous analyses to establish a range pro forma enterprise values for Activision. The components to establish this enterprise value range consisted of: (a) the enterprise value of Activision as determined by the public trading value of Activision's common stock as of the date of Allen & Company's opinion; (b) the value of Vivendi Games as determined by Allen & Company's estimated value range for Vivendi Games; and (c) an estimate for the capitalized value of estimated synergies. This analysis resulted in a range of potential future enterprise values for the combined company. Allen & Company analyzed the blended value to Activision's stockholders that would result assuming that all stockholders tender in the tender offer if the blended value was below $27.50 and that no stockholders would tender if the blended value was above $27.50. Allen & Company's analysis indicated that the value to Activision's stockholders ranged from $25.81 to $27.85, with a midpoint of $26.77.

        Premiums Implied by the Range of Blended Value.    Allen & Company compared the range of value to Activision's stockholders of $25.81 to $27.85 to various measures relating to the price of Activision's common stock between the dates of November 1, 2007 and November 29, 2007. These measures included: (a) the closing price; (b) the 10-day trailing average closing prices; (c) the 4-weeks prior closing prices; and (d) the 20-day trailing average closing prices.

        Allen & Company demonstrated that the premium represented by the low end of the range of value to Activision's stockholders of $25.81 ranged from 12% - 36% to the closing prices, 12% - 29% to the 10-day trailing average closing prices, 9% - 17% to the 4-weeks prior closing prices and 13% - 22% to the 20-day trailing average closing prices during the time period between November 1, 2007 and November 29, 2007. As of the closing price on November 29, 2007, the premium represented by the $25.81 value was 17% to the closing price, 26% to the 10-day trailing average closing price, 12% to the 4-weeks prior closing prices and 22% to the 20-day trailing average closing prices.

        Allen & Company demonstrated that the premium represented by the high end of the range of value to Activision's stockholders of $27.85 ranged from 21% - 47% to the closing prices, 21% - 39% to the 10-day trailing average closing prices, 18% - 27% to the 4-weeks prior closing prices and 22% - 32% to the 20-day trailing average closing prices during the time period between November 1, 2007 and November 29, 2007. As of the closing price on November 29, 2007, the premium represented by the $27.85 value was 27% to the closing price, 36% to the 10-day trailing average closing prices, 21% to the 4-weeks prior closing prices and 32% to the 20-day trailing average closing prices.

        Allen & Company demonstrated that the premium represented by the midpoint of the range of value to Activision's stockholders of $26.77 ranged from 16% - 41% to the closing prices, 16% - 34% to the 10-day trailing average closing prices, 13% - 22% to the 4-weeks prior closing prices and 17% - 27% to the 20-day trailing average closing prices during the time period between November 1, 2007 and November 29, 2007. As of the closing price on November 29, 2007, the premium represented by the $26.77 value was 22% to the closing price, 31% to the 10-day trailing average closing prices, 16% to the 4-weeks prior closing prices and 27% to the 20-day trailing average closing prices.

        Analysis of the Multiples Implied by the Range of Blended Value as Compared to Trading Multiples of Comparable Public Companies.    Although Allen & Company believed that no companies were directly comparable to Activision, it nonetheless analyzed and examined current trading multiples for companies which it considered similar to, or which operate within the same industry as, Activision. See the section entitled "Per Share Transaction Price of the Share Purchase—Comparable Public Company Multiples Analysis."

        Allen & Company calculated various valuation multiples, including: the ratio of share price to the estimated EPS and the ratio of enterprise value to the estimated EBITDA on a projected calendar year basis for 2007, 2008 and 2009 for each of the selected companies. Allen & Company determined that the range of blended value to Activision's stockholders of $25.81 to $27.85 and the implied enterprise and equity value multiples derived therefrom were within or above the range of multiples of comparable publicly traded companies in both the interactive entertainment industry as well as in the broader entertainment industry. EBITDA and EPS projections and estimates were derived from Wall Street analyst research.

Multiples Implied by Range of Value to Company's Stockholders
	Low $25.81	High $27.85	Range of Multiples from Comparable Publicly-Traded Companies
EV / CY07 EBITDA	20.2x	22.1x	6.1x - 35.0x
EV / CY08 EBITDA	16.6x	18.2x	7.4x - 37.0x
EV / CY09 EBITDA	14.4x	15.8x	7.5x - 18.7x
Price / CY07 EPS	32.6x	35.1x	9.4x - 54.9x
Price / CY08 EPS	26.8x	28.9x	11.0x - 61.2x
Price / CY09 EPS	23.9x	25.8x	8.8x - 32.1x

        Analysis of the Multiples Implied by the Range of Blended Value to Activision's Stockholders as Compared to Multiples Paid in Comparable Precedent Transactions.    Allen & Company reviewed selected precedent transactions that had announcement dates between 1998 and 2007 and had publicly-disclosed information or industry analyst estimates from which purchase price multiplies could be derived. Finding that there were no transactions of comparable scale in the interactive entertainment industry, Allen & Company examined the broader entertainment industry for acquired businesses having characteristics similar to Activision. See "Per Share Transaction Price of the Share Purchase—Comparable Public Company Multiples Analysis."

        As indicated by the chart below, Allen & Company determined that the range of blended value to Activision's stockholders of $25.81 to $27.85 and the implied enterprise value and equity value multiples for Activision derived therefrom were above or within the range of multiples paid in comparable transactions in the broader entertainment industry.

Multiples Implied by Range of Value to Activision's Stockholders
	Low $25.81	High $27.85	Range of Multiples from Comparable Transactions in Broader Entertainment Industry
Enterprise Value / LTM EBITDA	32.2x	35.2x	16.1x - 29.3x
Enterprise Value / Forward EBITDA	20.2x	22.1x	13.2x - 19.7x
Equity Value / LTM Net Income	48.1x	52.1x	30.8x - 49.7x
Equity Value / Forward Net Income	32.6x	35.1x	28.0x - 35.4x

        DCF Analysis of Activision as a Stand-Alone Entity.    Allen & Company's DCF approach was based upon certain financial projections and estimates for Activision derived from Wall Street analyst reports. Allen & Company used a DCF analysis to identify a range of present values for Activision's common stock based upon terminal forward P/E multiples ranging from 21x - 25x and discount rates ranging from 12% - 13%. Allen & Company determined that the range of blended value to Activision's stockholders of $25.81 - $27.85 exceeded the range of values indicated by its DCF analysis.

  General Matters Relating to Allen & Company Engagement

        Allen & Company's opinion and presentation to the Activision board of directors was one of many factors that the board of directors took into account in making its decision. Consequently, the analyses described above should not be viewed as determinative of the opinion of the board in determining the fairness, from a financial point of view, to Activision and its stockholders of the per share transaction price of the share purchase, the exchange ratio of the merger and the per share transaction price of the tender offer, taking into account the transactions contemplated by the business combination agreement as a whole.

        Pursuant to an engagement letter dated December 1, 2007, the Activision board of directors confirmed the prior engagement of Allen & Company to act as its financial advisor in connection with reviewing and evaluating (a) Activision's financial condition and historical and projected financial results, (b) Activision's current operations and business prospects, and (c) the current condition of the industry, as well as any prevailing trends, and Activision's competitive position therein, and, among other things, advising Activision on the transactions contemplated by the transaction. In connection with evaluating such transaction, Allen & Company (a) advised Activision with respect to its analysis of the proposed transaction, (b) advised Activision as to its view of any appropriate and alternative courses of action relating to the proposed transaction, (c) assisted Activision in structuring the proposed transaction, and rendering its opinion to the Activision board of directors. Allen & Company was selected by the board based on Allen & Company's qualifications and reputation. Allen & Company, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Except as described in the opinion, Allen & Company does not have and has not had any material relationships involving the payment or receipt of compensation between Allen & Company and Activision, Vivendi, and to Allen & Company's knowledge, any of their respective affiliates during the last two years. Allen & Company or its affiliates, in the ordinary course of their business as a broker-dealer and market maker, may have long or short positions, either on a discretionary or nondiscretionary basis, for their own accounts or for those of their clients, in the debt and equity securities (or related derivative securities) of Activision, Vivendi or any of their respective affiliates.

        Pursuant to the terms of the engagement letter, Allen & Company was paid a fee upon delivery of the opinion to the Activision board of directors, with such fee creditable against any "transaction fee" subsequently paid to Allen & Company. Contingent upon the completion of the transaction, Activision agreed to pay Allen & Company a further cash fee, which we refer to herein as the transaction fee. Activision also agreed to reimburse Allen & Company's expenses and indemnify Allen & Company against certain liabilities arising out of such engagement.

Interests of Activision's Executive Officers and Directors in the Transaction

        When you consider our board of directors' recommendation to vote in favor of the proposals presented in this proxy statement, you should be aware that some of our executive officers and directors have interests in the transaction that may be different from, or in addition to, the interests of other Activision stockholders.

        Our current board of directors consists of eight members. Of these eight, Messrs. Kotick, Kelly, Corti, Morgado and Sarnoff will continue as directors of Activision Blizzard after the closing date. Additionally, Activision Blizzard has agreed to provide Activision's current directors with customary indemnification and insurance coverage.

        We also expect that several members of our existing management team will continue to serve in executive positions with the combined company.

        Certain of our existing executives have entered into amended employment arrangements with Activision. On December 1, 2007, Messrs. Kotick and Kelly entered into amended and restated employment agreements with Activision. Mr. Kotick will serve as President and Chief Executive Officer of the combined company and Mr. Kelly will serve as Co-Chairman. Additionally, on the closing date, Mr. Kotick will receive a grant of 1,250,000 performance shares, which will vest in 20% increments on each of the first, second, third and fourth anniversaries of the closing date, with another 20% vesting on December 31, 2012, the expiration date of Mr. Kotick's employment agreement, subject to the attainment of certain performance thresholds. Messrs. Kotick and Kelly have also agreed to the waiver of certain change in control benefits to which they may have been entitled as a result of the transaction. In addition, they have entered into replacement bonus agreements pursuant to which they will each receive a grant of 363,637 restricted stock units, or RSUs, and a cash bonus of $5,000,000 on the date of the signing of the replacement bonus agreements and on the closing date (so long as the closing occurs on or before June 30, 2009).

        Additionally, on December 1, 2007, Michael J. Griffith, currently the President and Chief Executive Officer of Activision Publishing, entered into an amendment to his existing employment agreement to provide additional incentives for Mr. Griffith to remain employed by Activision Publishing following the completion of the transaction. The amendment to Mr. Griffith's employment agreement becomes effective upon completion of the transaction and provides for, among other things, a modified vesting schedule for certain equity awards previously granted to Mr. Griffith. Additionally, the amendment provides that, on the closing date, Mr. Griffith will receive 50,000 stock options and 50,000 RSUs.

        See the section of this proxy statement entitled "Board and Management of Activision Blizzard" for additional information.

        The Activision board of directors was aware of these interests and considered them, among other things, in making its recommendation that Activision stockholders vote for the approval of the share issuance proposal, the charter amendment proposal and the bylaw amendment proposal.

Rights Plan Amendment

        On April 18, 2000, Activision's board of directors approved a shareholders rights plan, pursuant to which each common stockholder at the close of business on April 19, 2000 received a dividend of one right for each share of common stock held. The rights were only exercisable if a person or group acquired 15% or more of the common stock of Activision, or announced or commenced a tender or exchange offer which would result in the bidder's beneficial ownership of 15% or more of our common stock. On the record date, there were no shares of the Series A Junior Preferred Stock outstanding.

        In accordance with the terms of the business combination agreement, Activision has amended the rights plan so that (a) neither Vivendi nor any of its affiliates are considered an "Acquiring Person" or a "Beneficial Owner of Common Stock" for purposes of the plan and (b) no "Distribution Date" or "Triggering Event" (as such terms are defined in the rights plan) will occur as a result of the execution, delivery, or performance of the business combination agreement or the completion of the transaction. As a result of such amendments, the rights will not separate from the shares and will not become exercisable as a result of the execution, delivery or performance of the business combination agreement or the completion of the transaction. In addition, the rights plan amendment provides that the rights plan will terminate upon the completion of the transaction and all rights existing under the rights plan will be extinguished.

No Appraisal Rights

        Under Section 262 of the DGCL, Activision stockholders are not entitled to appraisal rights in connection with the transaction.

Material United States Federal Income Tax Consequences

        The following is a summary of the anticipated material United States federal income tax consequences to Activision stockholders of the adoption of the proposed amendments to Activision's certificate of incorporation and the consummation of the transaction. This summary is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular Activision stockholders in light of their individual investment circumstances, such as stockholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), and non-United States stockholders) or to persons that will hold Activision stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any tax considerations related to state, local or non-United States tax laws. Each Activision stockholder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income tax considerations of the adoption of the proposed amendments and the consummation of the proposed transaction.

        Activision stockholders will not recognize any gain or loss for United States Federal income tax purposes as a result of (a) an adoption of the proposed amendments to Activision's certificate of incorporation or (b) the consummation of the transaction.

U.S. Federal or State and Foreign Regulatory Matters

        The transaction is subject to review by the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and state antitrust authorities pursuant to applicable federal and state antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to in this proxy statement as the "HSR Act," the transaction cannot be completed until (a) the companies have filed the required notification and report forms and have provided certain information and materials to the U.S. Federal Trade Commission and to the Antitrust Division of the U.S. Department of Justice, and (b) the applicable waiting period has expired or been terminated. Activision and Vivendi have made these filings and the waiting period under the HSR Act has expired.

        Both Activision and Vivendi conduct business in member states of the European Union. Council Regulation (EC) No. 139/2004, as amended, and accompanying regulations require notification to, and approval by, the European Commission of specific transactions, including the transaction, involving parties with worldwide sales and individual European Union sales exceeding specified thresholds before these transactions can be implemented. Activision and Vivendi filed the required documentation with the European Commission regarding the transaction on                    , 2008.

Accounting Treatment

        The transaction will be accounted for as a reverse acquisition under the purchase method of accounting under U.S. GAAP. For this purpose, Vivendi Games will be deemed to be the accounting acquiror and Activision will be deemed to be the accounting acquiree. Accordingly, Activision Blizzard will account for the transaction as a purchase business combination, using Vivendi Games historical financial information and accounting policies and applying fair value estimates to the acquired assets, liabilities and commitments of Activision as of the date of the transaction.

THE BUSINESS COMBINATION AGREEMENT

        The following summary describes the material provisions of the business combination agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The rights and obligations of the parties to the business combination agreement are governed by the express terms and conditions of the business combination agreement and not by this summary. This summary may not contain all of the information about the business combination agreement that is of importance to you and is qualified in its entirety by reference to the complete text of the business combination agreement. We encourage you to read the business combination agreement carefully and in its entirety for a more complete understanding of the business combination agreement.

Structure of the Transaction and Tender Offer

        Pursuant to the business combination agreement, Merger Sub, a newly formed, wholly-owned subsidiary of Activision, will merge with and into Vivendi Games, as described below in greater detail in the section entitled "The Merger." Concurrently, Vivendi will acquire shares of capital stock of Activision as more fully described below in the section entitled "The Share Purchase." The merger and the share purchase are referred to in this proxy statement, collectively, as the "transaction." As a result of the consummation of the transaction, Activision will be an indirect majority-owned subsidiary of Vivendi, and Vivendi Games will be a direct wholly-owned subsidiary of Activision.

        Following the closing of the transaction, the combined company will launch a tender offer to purchase up to 146.5 million shares of its common stock at a price of $27.50 per share. The terms of the tender offer are more fully described below in the section entitled "The Tender Offer." If the tender offer is fully subscribed, Vivendi and its subsidiaries are expected to own approximately 68.0% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.

The Merger

        Subject to the terms and conditions of the business combination agreement and in accordance with Delaware law, Merger Sub, a newly formed, wholly-owned subsidiary of Activision, will merge with and into Vivendi Games, a direct wholly-owned subsidiary of VGAC and indirect wholly-owned subsidiary of Vivendi, and Vivendi Games will survive the merger and continue as a wholly-owned subsidiary of Activision.

Closing and Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed upon by Activision, Merger Sub, Vivendi, VGAC and Vivendi Games and as specified in the certificate of merger. The certificate of merger will be filed as soon as practicable on the closing date, which is expected to occur on the third (3rd) business day following the satisfaction or waiver (to the extent permitted under applicable law and the terms of the business combination agreement) of all conditions to the obligations of the parties described under the section entitled "Conditions to the Transaction," or at such other place or time or on such other date as Activision, Merger Sub, Vivendi, VGAC and Vivendi Games may collectively agree in writing.

Consideration to be Received in the Merger

  Activision Common Stock

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  Activision Common Stock.  Upon completion of the merger, each outstanding share of Vivendi Games common stock (other than treasury shares owned by Vivendi Games immediately prior to the completion of the merger, which will be cancelled and extinguished) will be converted into the right to receive 369,136.36364 newly issued shares of Activision common stock, which number is based upon a valuation of Vivendi Games at $8.121 billion, a per share price for Activision common stock of $27.50 and the number of shares of Vivendi Games outstanding as of November 26, 2007. Based on the exchange ratio, VGAC, as the sole stockholder of Vivendi Games, will receive a total of approximately 295.3 million newly issued shares of Activision common stock in connection with the merger.

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  Fractional Shares.  Activision will not issue any fractional shares of Activision common stock in connection with the merger. Instead, if VGAC would otherwise be entitled to receive a fraction of a share of Activision common stock, it will receive cash, without interest, in an amount equal to the fraction multiplied by $27.50.

  Adjustments to Prevent Dilution

        The per share price of $27.50 will be appropriately and equitably adjusted to reflect fully the effect of any stock split, reverse stock split, reclassification, recapitalization, consolidation, exchange or similar change with respect to Activision common stock or any extraordinary dividend or distribution with respect to Activision common stock, in each case occurring (or having a record date) after the date of the business combination agreement and prior to the effective time of the merger.

  Procedures for Exchange of Certificates

        At the completion of the merger and upon proper surrender of any of its Vivendi Games stock certificates to Activision or its designee, VGAC will receive the applicable merger consideration as described above under "Consideration to be Received in the Merger," including (a) cash for any fractional shares of Activision common stock issuable to VGAC, and (b) any dividends or other distributions declared with respect to Activision common stock between the date of the business combination agreement and the effective time of the merger.

        If any Vivendi Games stock certificate is lost, stolen or destroyed, VGAC must deliver an affidavit of that fact prior to receiving any merger consideration and, if required by Activision, may also have to provide an appropriate indemnity prior to receiving any merger consideration.

        After the effective time of the merger, Vivendi Games' transfer books will be closed and there will be no further transfers on Vivendi Games' transfer books of shares of Vivendi Games common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, Vivendi Games stock certificates are presented to Activision or Vivendi Games (as the surviving corporation of the merger), they will be cancelled and exchanged for the applicable merger consideration as described above.

Treatment of Equity Grants under the Blizzard Equity Plan

        Certain Blizzard employees participate in the Blizzard equity plan, pursuant to which they have been granted options to acquire shares of Blizzard common stock and/or shares of restricted Blizzard common stock. Under the terms of the Blizzard equity plan, at the effective time of the transaction, all outstanding and unexercised options to acquire shares of Blizzard common stock as well as all outstanding shares of restricted Blizzard common stock will be cancelled and converted into the right to receive an amount in cash, each in accordance with the terms of the Blizzard equity plan. At the effective time, by virtue of the merger and pursuant to the terms of the Blizzard equity plan:

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  each outstanding and unexercised option to acquire shares of Blizzard common stock that was vested prior to the effective time of the merger will be cancelled and automatically converted into the right to receive from Vivendi Games (as the surviving corporation of the merger) an amount in cash equal to the product of (a) the aggregate number of shares of Blizzard common stock that were issuable upon exercise of such stock option immediately prior to the effective time of the merger and (b) the excess, if any, of the per share value of each share of Blizzard common stock as determined in accordance with the Blizzard equity plan over the per share exercise price of such stock option;

  •
  each outstanding share of restricted Blizzard common stock (or shares of restricted Blizzard common stock underlying restricted stock units) that was vested prior to the effective time of the merger will be cancelled and automatically converted into the right to receive from Vivendi Games (as the surviving corporation of the merger) an amount in cash equal to the per share value of each share of Blizzard common stock as determined in accordance with the Blizzard equity plan;

  •
  each outstanding and unexercised option to acquire shares of Blizzard common stock, the vesting of which will accelerate due to the merger, will be cancelled and automatically converted into the right to receive from Vivendi Games (as the surviving corporation of the merger), eighteen (18) months after the effective time of the merger and in accordance with the terms of the Blizzard equity plan, including continued employment through the payment date, an amount in cash equal to the product of (a) the aggregate number of shares of Blizzard common stock that were issuable upon exercise of such stock option immediately prior to the effective time of the merger and (b) the excess, if any, of the per share value of each share of Blizzard common stock as determined in accordance with the Blizzard equity plan over the per share exercise price of such stock option; and

  •
  each outstanding share of restricted Blizzard common stock (or shares of restricted Blizzard common stock underlying restricted stock units), the vesting of which will accelerate due to the merger, will be cancelled and automatically converted into the right to receive from Vivendi Games (as the surviving corporation of the merger), eighteen (18) months after the effective time of the merger and in accordance with the terms of the Blizzard equity plan, including continued employment through the payment date, an amount in cash equal to the per share value of each share of Blizzard common stock as determined in accordance with the Blizzard equity plan.

        Activision will, or will cause Vivendi Games (as the surviving corporation of the merger) to, pay to holders of options to acquire shares of Blizzard common stock and shares of restricted Blizzard common stock outstanding as of the time prior to the effective time of the merger, including those who continue to be employed by the combined company, the applicable consideration in accordance with terms and conditions of the Blizzard equity plan as in effect immediately prior to the effective time of the merger. Such payment will be reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. The estimated aggregate cash payments to be made by Activision Blizzard to Blizzard equity plan participants will be $113.0 million at the closing of the transaction and an additional $89.2 million eighteen months after such closing, in each case assuming the Blizzard equity plan participants remain employed at Blizzard through the applicable date.

The Share Purchase

        Concurrently with the merger and subject to the terms and conditions of the business combination agreement, Vivendi will purchase from Activision 62.9 million newly issued shares of Activision common stock for an aggregate purchase price of $1.731 billion in cash.

Closing of the Share Purchase

        The share purchase will close simultaneously with the merger on the third (3rd) business day following the satisfaction or waiver (to the extent permitted under applicable law and the terms of the business combination agreement) of all conditions to the obligations of the parties described under the section entitled "Conditions to the Transaction," or at such other place or time or on such other date as Activision, Merger Sub, Vivendi, VGAC and Vivendi Games may collectively agree in writing.

        The closing date of both the share purchase and the merger is referred to in this proxy statement as "closing date."

Ownership of Activision Common Stock Following the Transaction

        Activision expects to issue an aggregate of approximately 358.2 million new shares of Activision common stock in connection with the transaction, consisting of approximately 295.3 million new shares of Activision common stock issued to VGAC in connection with the merger and approximately 62.9 million new shares of Activision common stock issued to Vivendi in connection with the share purchase. The newly issued shares of Activision common stock are expected to represent approximately 52.2% of the total number of shares of Activision common stock outstanding immediately following consummation of the transaction.

        Upon completion of the transaction, Activision stockholders will continue to own their existing shares of Activision common stock. Accordingly, Activision stockholders will hold the same number of shares of Activision common stock that they held immediately prior to the transaction. However, since Activision will be issuing new shares of Activision common stock to VGAC in connection with the merger and to Vivendi in connection with the share purchase, each outstanding share of Activision common stock immediately prior to the merger and the share purchase will represent a smaller percentage of the total number of shares of Activision common stock outstanding following consummation of the transaction. It is expected that Activision's former stockholders will hold approximately 47.8% of the total number of shares of Activision common stock outstanding upon completion of the transaction and prior to completion of the post-closing tender offer described below. If the tender offer described below is fully subscribed then the Activision's former stockholders will hold approximately 32.0% of the total number of shares outstanding.

        As a result of the consummation transaction, Activision will become an indirect majority-owned subsidiary of Vivendi, and Vivendi Games will become a direct wholly-owned subsidiary of Activision.

The Tender Offer

        The tender offer described in this proxy statement has not yet commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of our common stock. The solicitation and the offer to buy shares of our common stock will only be made pursuant to an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer that we intend to file with the SEC. Once filed, our stockholders should read the Tender Offer Statement and the other documents relating to the tender offer carefully and in their entirety prior to making any decisions with respect to the offer because they will contain important information about the tender offer, including the terms and conditions of the offer. Once filed, our stockholders will be able to obtain the Tender Offer Statement and the other documents relating to the tender offer free of charge at the SEC's website at http://www.sec.gov, or from the information agent named in the tender offer materials.

Commencement of the Tender Offer

        Within five (5) business days after the closing date and subject to the terms and conditions of the business combination agreement and the tender offer statement, the combined company has agreed to launch a cash self tender offer to purchase up to 146.5 million shares of its common stock at a purchase price of $27.50 per share, net to each seller in cash. All shares of Activision Blizzard common stock purchased by Activision Blizzard pursuant to the tender offer will be retired.

Proration

        If, at the expiration date of the tender offer, more than 146.5 million shares of Activision Blizzard common stock have been validly tendered, Activision Blizzard will purchase from each tendering stockholder a prorated number of shares of Activision Blizzard common stock. Proration for each stockholder tendering shares will be based on the ratio of (a) the number of shares of Activision Blizzard common stock that have been properly tendered and not withdrawn by a particular stockholder to (b) 146.5 million, divided by the total number of shares of Activision Blizzard common stock properly tendered and not withdrawn by all stockholders.

Funding of the Tender Offer

        Assuming the maximum number of shares (146.5 million shares) is tendered in the tender offer, the aggregate purchase price for the shares of Activision Blizzard common stock tendered in the tender offer will be approximately $4.028 billion.

        Activision and Vivendi have agreed that the purchase of the shares tendered in the tender offer will be funded as follows:

  •
  the first $2.928 billion of the aggregate consideration will be funded by Activision Blizzard with proceeds from the share purchase described above, available cash on hand and, if necessary, borrowings made under one or more new credit facilities;

  •
  if the aggregate consideration is more than $2.928 billion, Vivendi has agreed to purchase from Activision Blizzard, at a purchase price of $27.50 per share, additional newly issued shares of Activision Blizzard common stock in an amount equal to the lesser of (a) $700 million and (b) the excess of the aggregate consideration over $2.928 billion, which amount will be used by Activision Blizzard to fund the amount of the aggregate consideration that is in excess of $2.928 billion; and

  •
  if the aggregate consideration exceeds $3.628 billion, Activision Blizzard will fund the additional amount of the aggregate consideration that is in excess of $3.628 billion (up to the maximum aggregate consideration of $4.028 billion) through borrowings made under one or more new credit facilities issued by Vivendi or third party lenders.

Tender Offer Conditions

        Pursuant to the business combination agreement, Activision Blizzard will not be required to accept for payment, or (subject to the rules and regulations of the SEC) to pay for any shares of Activision Blizzard common stock tendered pursuant to the tender offer, and may delay the acceptance for payment of any shares of Activision Blizzard common stock tendered pursuant to the tender offer, and amend or terminate the tender offer, if at any time after the consummation of the transaction on the closing date and prior to the expiration of the tender offer, any of the following conditions exists and is continuing:

  •
  any governmental entity has issued or entered any order or enacted, issued, promulgated or enforced any law, which restrains, enjoins or prohibits consummation of the tender offer or makes the consummation of the tender offer illegal; or

  •
  Activision Blizzard determines that the consummation of the tender offer may cause (a) the number of record holders to be reduced to less than 300 persons, or (b) the shares of Activision Blizzard common stock to be delisted from NASDAQ or to become eligible for deregistration under the Exchange Act.

        Under the business combination agreement, Activision Blizzard may not waive any of the aforementioned conditions to the tender offer or make any change in the terms of or conditions to the tender offer without Vivendi's prior consent, which will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Activision Blizzard has the right to extend the tender offer beyond the initial expiration date (which will be at least twenty (20) business days following the date the tender offer is commenced) in the following circumstances:

  •
  from time to time if, at the initial or extended expiration date of the tender offer, any of the conditions to the tender offer has not been satisfied or waived;

  •
  for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the tender offer or any period required by applicable law; or

  •
  upon the mutual agreement of Activision Blizzard and Vivendi, provided that the extended expiration date will not be more than twenty (20) business days past the initial expiration date.

Tender Prohibitions

        Under the terms of the business combination agreement, neither Vivendi nor any of Vivendi's subsidiaries will tender any shares of Activision Blizzard common stock to Activision Blizzard pursuant to the tender offer. In addition, under the terms of the voting and lock-up agreements described below under "Certain Agreements Related to the Transaction—Voting and Lock-Up Agreements," Messrs. Robert A. Kotick, Activision's Chairman and Chief Executive Officer, and Brian G. Kelly, Activision's Co-Chairman, have agreed not to tender more than one third (1/3) of their shares of Activision Blizzard common stock and other equity securities of Activision Blizzard.

Ownership of Activision Blizzard Common Stock Following the Tender Offer

        If the tender offer is fully subscribed, Vivendi and its subsidiaries are expected to own approximately 383.7 million shares of Activision Blizzard's common stock, representing approximately 68.0% of the issued and outstanding shares of Activision Blizzard's common stock on a fully diluted basis.

Tender Offer Tax Considerations

        Any material United States federal income tax consequences of the tender offer will be described in the Tender Offer Statement or other documents related to the tender offer.

Conditions to the Transaction

Conditions to Each Parties' Obligation to Effect the Transaction

        The obligations of each of the parties to effect the transaction are subject to the satisfaction of each of the following mutual conditions, none of which (except for the new credit facilities condition) may be waived by the parties:

  •
  the approval by Activision's stockholders of the principal terms of the business combination agreement and the transaction, including, but not limited to, the issuance of shares of Activision common stock in the transaction, must have been obtained;

  •
  (a) the expiration of the waiting period (and any extensions thereof) required under the HSR Act (which waiting period expired on January 16, 2008), (b) the termination of any investigations relating to the transaction that may have been opened by either the Department of Justice or the FTC, and (c) the obtainment or taking, as the case may be, of all other material consents, approvals and actions of, filings with and notices to any governmental authority of the European Union relating to the transaction;

  •
  the obtainment of all other clearances, consents, approvals, orders and authorizations that are necessary for the closing of the transaction, except for such clearances, consents, approval, order or authorizations that would not reasonably be expected to have a material adverse effect on the business and operations of Activision and Vivendi Games (as the surviving corporation in the merger), taken as a whole, and the benefits that are expected to derive from the transaction;

  •
  the absence of any law enacted, entered, enforced or deemed applicable to the transaction by any governmental entity that makes the consummation of the transaction illegal in the U.S. or any foreign jurisdiction in which any of the parties has substantial business and operations;

  •
  the absence of any order by any governmental entity in the United States or any foreign jurisdiction in which Activision or Vivendi Games has substantial business and operations, that makes the consummation of the transaction illegal in the United States or such foreign jurisdiction; and

  •
  the obtainment by Activision of one or more new credit facilities either from third party lenders or from Vivendi.

Conditions to Vivendi's, VGAC's and Vivendi Games' Obligation to Effect the Transaction

        The respective obligations of Vivendi, VGAC and Vivendi Games to effect the transaction are subject to the satisfaction of several additional conditions (any of which may be waived in writing by Vivendi), including:

  •
  the representations and warranties of Activision and Merger Sub must be true and correct (without giving any effect to any qualification as to materiality or material adverse effect with respect to Vivendi Games contained in any specific representation or warranty) as of the closing date as if made on and as of the closing date, except:

  •
  for changes contemplated or permitted by the business combination agreement;

  •
  to the extent the representations and warranties address matters only as of a particular date, they must be true and correct only as of that date; and

  •
  where any failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Activision, as described below;

  •
  Activision and Merger Sub must have complied, in all material respects, with all of the agreements, obligations, covenants and conditions required to be performed or to be complied with by each of them under the business combination agreement at or prior to the closing date;

  •
  the shares of Activision common stock which are to be issued in connection with the transaction (and, if applicable, in connection with the tender offer) must have been approved for listing on NASDAQ, subject to official notice of issuance;

  •
  there must be no pending litigation, commenced by any Activision stockholder after the date of the business combination agreement, against Activision or any of Activision's directors before any governmental entity relating to (a) the business combination agreement, (b) any ancillary document thereto, or (c) the transactions contemplated by the business combination agreement or the ancillary documents thereto that would render it impossible or unlawful to consummate the transactions; and

  •
  Activision must have delivered to Vivendi executed copies of each of the ancillary documents to the business combination agreement to which Activision is a party.

Conditions to Activision's and Merger Sub's Obligation to Effect the Transaction

        The respective obligations of Activision and Merger Sub to effect the transaction are subject to the satisfaction of several additional conditions (any of which may be waived in writing by Activision), including:

  •
  the representations and warranties of Vivendi, VGAC and Vivendi Games must be true and correct (without giving any effect to any qualification as to materiality or material adverse effect with respect to Activision contained in any specific representation or warranty) as of the closing date as if made on and as of the closing date, except:

  •
  for changes contemplated or permitted by the business combination agreement;

  •
  to the extent the representations and warranties address matters only as of a particular date, they must be true and correct only as of that date; and

  •
  where any failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Vivendi Games, as described below;

  •
  Vivendi, VGAC and Vivendi Games must have complied, in all material respects, with all of the agreements, obligations, covenants and conditions required to be performed or to be complied with by each of them under the business combination agreement at or prior to the closing date;

  •
  there must be no pending litigation, commenced by any stockholder of Vivendi or Vivendi Games after the date of the business combination agreement, against Vivendi, VGAC or any of its directors before any governmental entity relating to (a) the business combination agreement, (b) any ancillary document thereto, or (c) the transactions contemplated by the business combination agreement or the ancillary documents thereto that would render it impossible or unlawful to consummate the transactions;

  •
  immediately prior to the closing of the transaction, Vivendi, VGAC and Vivendi Games must have taken all necessary actions to provide that (a) all intercompany arrangements, other than licenses entered into in the ordinary course of business, between Vivendi and VGAC, on the one hand, and Vivendi Games and its subsidiaries, on the other hand, have been terminated, and (b) all monies owed pursuant to such intercompany arrangements have been paid in full; and

  •
  Vivendi must have delivered to Activision executed copies of each of the ancillary documents to the business combination agreement to which either Vivendi, VGAC or Vivendi Games is a party.

Definition of Material Adverse Effect

        Under the terms of the business combination agreement, a material adverse effect on either Activision or Vivendi Games means any fact, event or circumstance which is materially adverse to (a) the business, properties, assets, condition (financial or otherwise) or results of operations of Activision and Activision's subsidiaries, taken as a whole, or Vivendi Games and Vivendi Games' subsidiaries, taken as a whole, as the case may be, or (b) the ability of Activision or Merger Sub, or Vivendi, VGAC or Vivendi Games, as the case may be, to perform its respective obligations under the business combination agreement or to consummate the transaction.

        However, none of the following will be deemed to constitute a material adverse effect with respect to Activision or Vivendi Games, as the case may be:

  •
  any changes resulting from or arising out of general market, economic or political conditions (including any changes arising out of acts of terrorism or war, weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on Activision and Activision's subsidiaries, taken as a whole, or Vivendi Games and Vivendi Games' subsidiaries, taken as a whole, as the case may be;

  •
  any changes resulting from or arising out of general market, economic or political conditions in the industries in which Activision or Vivendi Games or any of their subsidiaries conduct business (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on Activision and Activision's subsidiaries, taken as a whole, or Vivendi Games and Vivendi Games' subsidiaries, taken as a whole, as the case may be; and

  •
  any changes resulting from or arising out of actions taken pursuant to (and required by) the business combination agreement or at the request of Activision or of Vivendi or Vivendi Games, as the case may be, or the failure to take any actions due to restrictions set forth in the business combination agreement.

        In addition, with respect to Activision, none of the following will be deemed to constitute a material adverse effect:

  •
  any changes in the price or trading volume of Activision common stock, in and of itself, provided that such exclusion will not apply to any underlying fact, event or circumstance that may have caused or contributed to such change in market price or trading volume; and

  •
  any failure by Activision to meet published revenue or earnings projections, in and of itself, provided that such exclusion will not apply to any underlying fact, event or circumstance that may have caused or contributed to such failure to meet such published revenue or earnings projections.

        In addition, with respect to Vivendi Games, the following will not be deemed to constitute a material adverse effect:

  •
  any failure by Vivendi or Vivendi Games to meet any revenue or EBITA (earnings before interest, taxes and amortization) projections that are published by Vivendi with respect to Vivendi Games and its subsidiaries, in and of itself, provided that such exclusion will not apply to any underlying fact, event or circumstance that may have caused or contributed to such failure to meet such published revenue or EBITA projections.

Restrictions on Solicitation of Acquisition Proposals

Restrictions on Solicitation of Acquisition Proposals of Activision

        Under the terms of the business combination agreement, Activision has agreed that it will not, and will not authorize or permit any of its subsidiaries or their respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by Activision or any of its subsidiaries) to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage any "Activision acquisition proposal" (as described below);

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish information to any person regarding any Activision acquisition proposal; or

  •
  allow Activision or any of its subsidiaries to execute, or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract related to any Activision acquisition proposal.

        In addition, Activision has agreed to, and to cause each of its subsidiaries to, (a) immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the business combination agreement with respect to any Activision acquisition proposal, and (b) request the prompt return or destruction of all confidential information previously furnished.

        Notwithstanding the foregoing restrictions, at any time prior to obtaining the Activision stockholder approval, Activision may, in response to a bona fide written acquisition proposal that was made after the date of the business combination agreement and which Activision's board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or is reasonably likely to lead to, an "Activision superior proposal" (as described below):

  •
  furnish any information to the person making such Activision acquisition proposal (and that person's representatives) pursuant to a customary confidentiality agreement, provided that all such information has either previously been provided to Vivendi or is provided to Vivendi prior to or substantially concurrent with the time it is provided to such person; and

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding such Activision acquisition proposal with the proposing person (and that person's representatives).

        Activision has agreed to advise Vivendi, orally and in writing, of any Activision acquisition proposal, including the material terms and conditions of such Activision acquisition proposal and the identity of the proposing person. Activision will provide such information to Vivendi as promptly as practicable, and in any event within two (2) business days following receipt of any Activision acquisition proposal, and will keep Vivendi reasonably informed in all material respects of the status and details of any Activision acquisition proposal (including changes to the material terms thereof).

        As used in this proxy statement, the term "Activision acquisition proposal" means any inquiry, proposal or offer relating to (a) the acquisition by any person of, or (b) a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving Activision or any of its subsidiaries, which would result in any person acquiring:

  •
  20% or more of the aggregate outstanding voting securities of Activision;

  •
  20% or more of the outstanding shares of capital stock of Activision;

  •
  20% or more of the fair market value, immediately prior to such transaction, of the assets (including capital stock of Activision's subsidiaries) of Activision and its subsidiaries, taken as a whole; or

  •
  any combination of the foregoing.

        As used in this proxy statement, the term "Activision superior proposal" means a bona fide written Activision acquisition proposal (with all of the provisions in the definition of the term Activision acquisition proposal given above adjusted to increase the percentages referenced therein to fifty percent (50%)), which Activision's board of directors determines in good faith (after consultation with its financial advisors) to be more favorable to the stockholders of Activision as compared to the transaction and the tender offer as contemplated by the business combination agreement (including any revisions to the business combination agreement made or proposed in writing by Vivendi) and any alternative transaction proposed in writing by Vivendi in accordance with the business combination agreement, taking into account, among other things:

  •
  the person making such Activision acquisition proposal;

  •
  the likelihood that the transaction contemplated by such Activision acquisition proposal will be consummated and the timing thereof;

  •
  the terms and conditions of the business combination agreement and such Activision acquisition proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition; and

  •
  any revisions to the business combination agreement made or proposed in writing by Vivendi prior to the time of determination and any alternative transaction proposed in writing by Vivendi in accordance with the business combination agreement.

Recommendation Change and Termination for Superior Proposal by Activision's Board of Directors

        Activision's board of directors has agreed not to (a) withdraw or adversely and materially modify, or publicly propose to withdraw or adversely and materially modify, its recommendation of the business combination agreement and the transaction, or (b) adopt or recommend, or publicly propose to adopt or recommend, any Activision acquisition proposal.

        Notwithstanding the aforementioned obligations, Activision's board of directors may, at any time prior to the closing date, withdraw or adversely and materially modify, or publicly propose to withdraw or adversely and materially modify, its recommendation of the business combination agreement and the transaction, if Activision's board of directors determines in good faith (after consultation with its outside counsel) that the failure to take such action would be reasonably expected to constitute a breach of its fiduciary duties under applicable law.

        Further, at any time prior to obtaining the Activision stockholder approval, Activision's board of directors may, in response to an Activision acquisition proposal that did not result from a breach of the business combination agreement and which Activision's board of directors determines in good faith constitutes an Activision superior proposal, (a) withdraw or adversely and materially modify, or publicly propose to withdraw or adversely and materially modify, its recommendation of the business combination agreement and the transaction; or adopt or recommend, or publicly propose to adopt or recommend, any Activision acquisition proposal, or (b) cause Activision to terminate the business combination agreement and concurrently with or after such termination enter into an acquisition agreement relating to such Activision superior proposal. However, Activision may only exercise any of the aforementioned rights if it has given three (3) business days prior written notice to Vivendi of its intention to take such action, specifying in the notice the reasons for taking such action and the material terms and conditions of the Activision superior proposal that is the basis of the proposed action. In determining whether to exercise its rights described above, Activision's board of directors has agreed to take into account any changes to the financial terms of the business combination agreement proposed by Vivendi.

Obligation of Activision's Board of Directors with Respect to Holding a Stockholder Meeting

        Under the terms of the business combination agreement, Activision's board of directors has agreed to convene a meeting of its stockholders for purposes of obtaining the Activision stockholder approval. Subject to its rights described above, Activision's board of directors has agreed to recommend the approval of the principal terms of the business combination agreement and the transaction, including, but not limited to, the issuance of shares of Activision common stock in the merger and the share purchase, to its stockholders.

        Activision's obligations to hold such a meeting will not be affected by (a) the commencement, public proposal, public disclosure or communication to Activision of any Activision acquisition proposal, or (b) the withdrawal or modification by Activision's board of directors or any committee thereof of its approval or recommendation of the business combination agreement and the transaction.

Restrictions on Solicitation of Acquisition Proposals of Vivendi Games

        Under the terms of the business combination agreement, each of Vivendi and Vivendi Games has agreed that it will not, and will not authorize or permit any of its subsidiaries or their respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by Vivendi, Vivendi Games or any of its respective subsidiaries) to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage any "Vivendi Games acquisition proposal" (as described below);

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish information to any person regarding any Vivendi Games acquisition proposal; or

  •
  allow Vivendi Games or any of its subsidiaries to execute, or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract related to any Vivendi Games acquisition proposal.

        In addition, each of Vivendi and Vivendi Games has agreed to, and to cause each of its subsidiaries to, (a) immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the business combination agreement with respect to any Vivendi Games acquisition proposal, and (b) request the prompt return or destruction of all confidential information previously furnished.

        As used in this proxy statement, the term "Vivendi Games acquisition proposal" means any inquiry, proposal or offer relating to (a) the acquisition by any person of, or (b) a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving Activision or any of its subsidiaries, which would result in any person acquiring:

  •
  20% or more of the aggregate outstanding voting securities of Vivendi Games;

  •
  20% or more of the outstanding shares of capital stock of Vivendi Games;

  •
  20% or more of the fair market value, immediately prior to such transaction, of the assets (including capital stock of Vivendi Games' subsidiaries) of Vivendi Games and its subsidiaries, taken as a whole; or

  •
  any combination of the foregoing.

Termination; Termination Fees and Expenses

Termination

        The business combination agreement may be terminated in accordance with its terms at any time prior to the closing date, whether before or after obtaining the Activision stockholder approval:

  •
  by mutual written consent of the parties, duly authorized by each party's board of directors;

  •
  by either Vivendi or Activision:

  •
  if the transaction is not completed on or before the ten (10) months anniversary of the execution of the business combination agreement. This date is referred to in this proxy statement as "termination date." However, neither Vivendi nor Activision may terminate the business combination agreement on this basis if it has breached its obligations under the business combination agreement in any material respect and such breach has been a principal cause of, or has resulted in, the failure of the transaction to be consummated on or before that date;

    •
    if any law has been enacted, entered, enforced or deemed applicable to the transaction by a governmental entity that makes the consummation of the transaction illegal in the United States or any foreign jurisdiction in which Activision or Vivendi has substantial business and operations;

    •
    if any governmental entity in the United States or any foreign jurisdiction in which Activision or Vivendi has substantial business and operations has issued or granted any order making the transaction illegal in the United States or any such foreign jurisdiction, and such order has become final and non-appealable; or

    •
    if the Activision stockholder approval has not been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

  •
  by Vivendi (provided that none of Vivendi, VGAC or Vivendi Games is then in breach of any of their respective obligations under the business combination agreement), if there is any continuing inaccuracy in the representations and warranties of Activision or Merger Sub set forth in the business combination agreement, or Activision or Merger Sub is then failing to perform any of its covenants or other agreements set forth in the business combination agreement, in either case such that (a) certain conditions to Vivendi's and Vivendi Games' obligation to effect the transaction would fail to be satisfied at the time of such termination, and (b) such inaccuracy or breach is not reasonably capable of being cured by Activision or Merger Sub prior to the termination date;

  •
  by Activision (provided neither it nor Merger Sub is then in breach of any of their respective obligations under the business combination agreement), if there is any continuing inaccuracy in the representations and warranties of Vivendi, VGAC or Vivendi Games set forth in the business combination agreement, or Vivendi, VGAC or Vivendi Games is then failing to perform any of its covenants or other agreements set forth in the business combination agreement, in either case such that (a) certain conditions to Activision's and Merger Sub's obligation to effect the transaction would fail to be satisfied at the time of such termination, and (b) such inaccuracy or breach is not reasonably capable of being cured by Vivendi, VGAC or Vivendi Games prior to the termination date;

  •
  by Vivendi,

  •
  if Activision's board of directors or any committee thereof (a) withdraws or adversely and materially modifies, or publicly proposes to withdraw or adversely and materially modify, its recommendation of the business combination agreement and the transaction (except with respect to events or circumstances relating to Vivendi, VGAC or Vivendi Games), or (b) adopts or recommends, or publicly proposes to adopt or recommend, any Activision acquisition proposal; or

  •
  if Activision's board of directors fails to publicly reaffirm its recommendation of the business combination agreement and the transaction within ten (10) business days following the date upon which a third party first commences a tender or exchange offer for shares of Activision capital stock;

  •
  by Activision, pursuant to and in accordance with the terms and subject to the conditions discussed above with respect to an Activision superior proposal, provided that Vivendi has received the termination fee discussed below not later than the first (1st) business day after such termination.

Effect of Termination

        If the transaction is terminated as described in the section entitled "—Termination" above, the agreement will be void, and there will be no liability or obligation of any party except that:

  •
  each party will remain liable for its willful breach of the business combination agreement; and

  •
  designated provisions of the business combination agreement, including the provisions regarding the termination fee described below, will survive termination.

Termination Fees and Expenses

        Under the terms of the business combination agreement, Activision must (a) pay Vivendi a termination fee equal to $180 million and (b) reimburse Vivendi for all of Vivendi's, VGAC's and Vivendi Games' actual and reasonably documented out-of-pocket expenses (including reasonable attorneys' fees) actually incurred by Vivendi, VGAC and Vivendi Games on or prior to the termination of the business combination agreement in connection with the business combination agreement and the transaction, up to a maximum of $15 million, in the event that:

  •
  the business combination agreement is terminated by Vivendi because:

  •
  Activision's board of directors or any committee thereof (a) withdraws or adversely and materially modifies, or publicly proposes to withdraw or adversely and materially modify, its recommendation of the business combination agreement and the transaction (except with respect to events or circumstances relating to Vivendi, VGAC or Vivendi Games), or (b) adopts or recommends, or publicly proposes to adopt or recommend, any Activision acquisition proposal;

  •
  Activision's board of directors fails to publicly reaffirm its recommendation of the business combination agreement and the transaction within ten (10) business days following the commencement of a third-party tender or exchange offer for Activision's capital stock;

  •
  the business combination agreement is terminated by Activision in response to an Activision superior proposal in compliance with the provisions of the business combination agreement; or

  •
  all of the following three events have occurred:

  •
  prior to the Activision stockholder meeting, an Activision acquisition proposal has been made directly to Activision's stockholders generally and not withdrawn, or has otherwise become publicly known, or any person has publicly announced an intention (whether or not conditional) to make an Activision acquisition proposal;

  •
  thereafter the business combination agreement is terminated by either Vivendi or Activision because (a) the transaction has not been consummated on or before the termination date, or (b) the Activision stockholder approval has not been obtained; and

  •
  within twelve (12) months after such termination, Activision enters into a definitive contract to consummate, or consummates, a transaction constituting an Activision acquisition proposal.

        Further, in the event that the business combination agreement is terminated by either Activision or Vivendi due to a breach of any representation, warranty, covenant or agreement set forth in the business combination agreement, the breaching party must reimburse the non-breaching party for its actual and reasonably documented out-of-pocket expenses (including reasonable attorneys' fees) actually incurred by the non-breaching party on or prior to the termination of the business combination agreement in connection with the business combination agreement and the transaction, up to a maximum of $15 million.

Conduct of Business Prior to the Closing Date

Activision's Conduct of Business Prior to the Closing Date

        Under the business combination agreement, Activision has agreed that, until the closing date and except (a) as set forth in Activision's disclosure schedule to the business combination agreement, (b) as required by applicable law, (c) as required or contemplated by the business combination agreement, or (d) as consented to in writing by Vivendi (which consent will not be unreasonably withheld, delayed or conditioned), it will (and will cause its subsidiaries to):

  •
  conduct its business in the ordinary course;

  •
  use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees; and

  •
  use its reasonable best efforts to protect its intellectual property to the end that the goodwill and ongoing business of Activision and its subsidiaries will not be impaired in any material respects as of the closing date.

        In addition, Activision has agreed that, until the closing date and except (a) as set forth in Activision's disclosure schedule to the business combination agreement, (b) as required by applicable law, (c) as required or contemplated by the business combination agreement, or (d) as consented to in writing by Vivendi (which consent will not be unreasonably withheld, delayed or conditioned), it will not (and will not permit its subsidiaries to), and will not propose or commit to:

  •
  pay dividends (except for dividends by wholly-owned subsidiaries of Activision to their respective parent), reclassify stock or commence any stock repurchases;

  •
  issue securities, subject to certain limited exceptions, including (a) the issuance of restricted shares and equity rights in the ordinary course of business and consistent with past practice not to exceed three million (3,000,000) shares in the aggregate (excluding any shares or equity rights granted pursuant to the employment agreements entered into between the Company and each of Messrs. Robert A Kotick and Brian G. Kelly concurrently with the execution of the business combination agreement), and (b) the authorization of additional shares as required or contemplated by the business combination agreement or any ancillary agreement thereto;

  •
  amend the certificate of incorporation or bylaws of Activision or any subsidiary of Activision;

  •
  acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, any business, corporation, partnership, association or other business organization, other than acquisitions involving aggregate consideration of less than $75 million;

  •
  dispose of any assets, other than in the ordinary course of business and dispositions of assets with an aggregate fair market value of less than $10 million;

  •
  make loans or investments, subject to certain exceptions, including loans or investments in the ordinary course of business;

  •
  incur indebtedness, subject to certain exceptions, including borrowings not to exceed $25 million in the aggregate;

  •
  make changes to accounting methods, subject to certain limited exceptions;

  •
  commence new capital expenditures, subject to certain exceptions, including (a) disclosed capital expenditures and (b) additional capital expenditures not disclosed but made in the ordinary course of business and in an aggregate amount not to exceed an additional $20 million;

  •
  take actions that would be reasonably likely to prevent or materially delay the consummation of the transaction;

  •
  discharge any liabilities, subject to certain exceptions;

  •
  make any material changes to, or waive any material right under, certain material contracts;

  •
  except in the ordinary course of business, enter into any new material contract;

  •
  grant liens in, sell, assign, abandon, license or sublicense any of Activision's material intellectual property rights (with the exception of licenses and other agreements entered into in the ordinary course of business) or enter into any contract outside the ordinary course of business with respect to Activision's intellectual property;

  •
  make changes in employee benefits, subject to certain exceptions;

  •
  effectuate a plant closing or a mass layoff at any time within the 90-day period before the effective time of the merger without complying fully with the notice and other requirements of the WARN Act;

  •
  fail to timely file material tax returns or timely pay any material taxes;

  •
  engage in transactions with any of its affiliates (except for transactions solely by and among Activision and any of Activision's wholly-owned subsidiaries);

  •
  engage in any liquidation, dissolution, merger or similar transaction (other than the transaction and any other transactions involving solely Activision or any of Activision's wholly-owned subsidiaries and Activision or one or more of its wholly-owned subsidiaries); and

  •
  authorize any of, or announce an intention, or agree to take any of, the foregoing actions.

Vivendi Games' Conduct of Business Prior to the Closing Date

        Under the business combination agreement, Vivendi Games has agreed that, until the closing date and except (a) as set forth in Vivendi Games' disclosure schedule to the business combination agreement, (b) as required by applicable law, (c) as required or contemplated by the business combination agreement, or (d) as consented to in writing by Activision (which consent will not be unreasonably withheld, delayed or conditioned), it will (and will cause its subsidiaries to):

  •
  conduct its business in the ordinary course;

  •
  use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees; and

  •
  use its reasonable best efforts to protect its intellectual property to the end that the goodwill and ongoing business of Vivendi Games and its subsidiaries will not be impaired in any material respects as of the closing date.

        In addition, Vivendi Games has agreed that, until the closing date and except (a) as set forth in Vivendi Games' disclosure schedule to the business combination agreement, (b) as required by applicable law, (c) as required or contemplated by the business combination agreement, or (d) as consented to in writing by Activision (which consent will not be unreasonably withheld, delayed or conditioned), it will not (and will not permit its subsidiaries to):

  •
  pay dividends (except for cash dividends by Vivendi Games and its subsidiaries to their respective parents, provided that, at the closing of the transaction and after giving effect to any such dividends, Vivendi Games and its subsidiaries will hold not less than $15 million in cash), reclassify stock, or commence any stock repurchases (except with respect to the Blizzard equity plan);

  •
  issue securities; subject to certain limited exceptions, including (a) the issuance of shares pursuant to the exercise of options to acquire shares of Blizzard common stock that were outstanding on the date of the business combination agreement, and (b) the granting of options to acquire shares of Blizzard common stock and the granting of shares of restricted Blizzard common stock in the ordinary course of business and consistent with past practice not to exceed one million two hundred fifteen thousand (1,215,000) shares in the aggregate;

  •
  amend the certificate of incorporation or bylaws (or similar organizational documents) of Vivendi Games or any subsidiary of Vivendi Games;

  •
  acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, any business, corporation, partnership, association or other business organization, other than acquisitions involving aggregate consideration of less than $75 million;

  •
  dispose of any assets, other than other than in the ordinary course of business and dispositions of assets with an aggregate fair market value of less than $10 million;

  •
  make loans or investments, subject to certain exceptions, including loans or investments in the ordinary course of business;

  •
  incur indebtedness, subject to certain exceptions, including for borrowings not to exceed $25 million in the aggregate;

  •
  make changes to accounting methods, subject to certain exceptions;

  •
  commence new capital expenditures, subject to certain exceptions, including (a) disclosed capital expenditures, (b) any capital expenditure to acquire hardware or software related to the business of Blizzard Entertainment not to exceed $50 million in the aggregate, and (c) additional capital expenditures not disclosed but made in the ordinary course of business and in an aggregate amount not to exceed an additional $10 million;

  •
  take actions that would be reasonably likely to prevent or materially delay the consummation of the transaction;

  •
  discharge any liabilities, subject to certain exceptions;

  •
  make any material changes to, or waive any material right under, certain material contracts;

  •
  except in the ordinary course of business and except for the termination of certain contracts specified in the business combination agreement, enter into any new material contract;

  •
  grant liens in, sell, assign, abandon, license or sublicense any of Vivendi Games' material intellectual property rights (with the exception of licenses and other agreements entered into in the ordinary course of business) or enter into any contract outside the ordinary course of business with respect to Vivendi Games' intellectual property;

  •
  make changes in employee benefits, subject to certain limited exceptions;

  •
  effectuate a plant closing or a mass layoff at any time within the 90-day period before the effective time of the merger without complying fully with the notice and other requirements of the WARN Act;

  •
  fail to timely file material tax returns or timely pay any material taxes;

  •
  engage in transactions with any of its affiliates (except for transactions solely by and among Vivendi Games and any of Vivendi Games' wholly-owned subsidiaries);

  •
  engage in any liquidation, dissolution, merger or similar transaction (other than the transaction and transactions involving solely Vivendi Games or any of Vivendi Games' wholly-owned subsidiaries and Vivendi Games or one or more of its wholly-owned subsidiaries); and

  •
  authorize any of, or announce an intention, or agree to take any of, the foregoing actions.

Certain Other Covenants

Reasonable Best Efforts to Complete the Transaction

        Under the terms of the business combination agreement, each of Activision, Merger Sub, Vivendi, VGAC and Vivendi Games has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to complete the transaction in the most expeditious manner practicable, including:

  •
  preparing and filing as soon as practicable all forms, registrations and notices required to be filed to consummate the transaction and the taking of such reasonable actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or governmental entity, including:

  •
  filings pursuant to the HSR Act with the FTC and the Antitrust Division; and

  •
  filings of any forms or reports required by the European Commission or any other governmental entity required under any foreign antitrust laws;

  •
  defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the business combination agreement, any ancillary agreement thereto, or the consummation of the merger, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed until the issuance of a final, non-appealable order; and

  •
  using reasonable best efforts to cause the satisfaction of all conditions to the closing of the transaction.

        Notwithstanding the above, none of Activision, Merger Sub, Vivendi, VGAC and Vivendi Games is required to enter into any consent arrangement that would be reasonably expected to have a material adverse effect on the benefits that are expected to derive from the transaction.

        In addition, each of Activision, Merger Sub, Vivendi, VGAC and Vivendi Games has agreed to consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any governmental entity or any other information supplied by such party to a governmental entity in connection with the business combination agreement, any ancillary agreement thereto, or the consummation of the transaction.

Access to Information

        Under the business combination agreement, each of Activision and Vivendi Games has agreed to, and to cause each of its subsidiaries to, (a) afford to the other parties to the business combination agreement and their respective officers, employees, accountants, counsel, agents and other representatives reasonable access to all of their properties, personnel, books and records (including tax returns filed and those in preparation, workpapers and other items relating to taxes), and (b) furnish promptly all information concerning its business, properties and personnel as such other parties may reasonably request. Any such access will be conducted under the supervision of personnel of the party providing such access and in a manner that does not interfere with the party's normal operations.

        Notwithstanding the obligations described above, none of Activision or Vivendi Games is required to disclose any information that, in its sole and absolute discretion, (a) it is not legally permitted to disclose or the disclosure of which would contravene any applicable law or order (including any antitrust law) or (b) the disclosure of which would be reasonably likely to cause the loss of any attorney-client or other legal privilege.

Director and Officer Indemnification

        Under the terms of the business combination agreement, Activision has agreed to honor, for a period of six (6) years after the effective time of the merger, all obligations of Vivendi Games and Vivendi Games' subsidiaries contained in any indemnification agreement in effect immediately prior to the effective time of the merger between Vivendi Games or any of Vivendi Games' subsidiaries and any of their current or former directors and officers and any person who becomes a director or officer of Vivendi Games or any of Vivendi Games' subsidiaries prior to the effective time of the merger.

        In addition, for a period of six (6) years after the effective time of the merger, Activision and its subsidiaries (a) will cause the certificate of incorporation and bylaws (and other similar organizational documents) of Vivendi Games, as the surviving corporation of the merger, and Vivendi Games' subsidiaries to contain provisions with respect to indemnification and exculpation of their respective officers and directors that are at least as favorable as the indemnification and exculpation provisions contained in the certificate of incorporation and bylaws (or other similar organizational documents) of Vivendi Games immediately prior to the effective time of the merger, and (b) will not amend, repeal or otherwise modify such provisions in any respect, except as required by applicable law.

        In the event that Vivendi Games, as the surviving corporation of the merger, or any of its successors or assigns, consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of the consolidation or merger, or transfers all or substantially all of its properties and assets to any person, then, in each case, proper provisions must be made to ensure that the successors and assigns of Vivendi Games will assume the aforementioned indemnification and exculpation obligations of Vivendi Games.

Director and Officer Insurance

        For a period of six (6) years after the effective time of the merger, Vivendi will (and will cause Activision to) maintain in effect Activision's existing directors' and officers' liability insurance policy covering claims arising from facts or events occurring at or prior to the effective time of the merger (including acts or omissions occurring in connection with the business combination agreement and the consummation of the transaction and covering each indemnified party who is covered as of the effective time of the merger by Activision's existing directors' and officers' liability insurance policy on terms with respect to coverage and amounts no less favorable than those in effect on the date of the business combination agreement.

        However, neither Vivendi nor Activision will be required to pay annual premiums in excess of 250% of the current annual premium paid by Activision for such insurance. If the annual premiums of such insurance coverage exceed such amount, Activision will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 250% of the current annual premium.

Release of Guarantees

        Vivendi, Vivendi Games and Activision will cooperate and use their reasonable best efforts to obtain, effective as of the closing date, the release of Vivendi and its affiliates (other than Vivendi Games and its subsidiaries) from any guarantee, performance bond, surety bond or other similar agreement relating to the operation of the business of Vivendi Games or any of its subsidiaries. Activision will indemnify Vivendi and its affiliates (other than Vivendi Games and its subsidiaries) for any payments required to be made under, or costs incurred in connection with, any unreleased guarantee following the closing of the transaction.

Employee Benefits

        For one year after the completion of the transaction, Activision Blizzard will maintain and comply with the severance policies, plans and agreements of Vivendi Games and its subsidiaries in effect immediately prior to the closing or otherwise provide severance benefits to employees of those entities that are no less generous in the aggregate than those provided under such policies, plans and agreements in effect immediately prior to the completion of the transaction.

Representations and Warranties

        The business combination agreement contains general representations and warranties made by each of Activision and Merger Sub, on the one hand, and Vivendi, VGAC and Vivendi Games, on the other hand, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the transaction. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects, and expire at the closing of the transaction.

Representations and Warranties by Activision and Merger Sub

        Each of Activision and Merger Sub has made a number of representations and warranties to Vivendi, VGAC and Vivendi Games in the business combination agreement, including representations and warranties relating to the following matters:

  •
  corporate organization, qualifications to do business and corporate standing;

  •
  capital structure and absence of restrictions or encumbrances with respect to the capital stock of Activision;

  •
  corporate organization, qualifications to do business and corporate standing of Activision's subsidiaries;

  •
  ownership of, and absence of restrictions or encumbrances with respect to, capital stock of Activision's subsidiaries;

  •
  corporate authority to enter into the business combination agreement and the ancillary agreements thereto and to consummate the transaction;

  •
  Activision stockholder approval;

  •
  governmental and regulatory approvals required to complete the transaction;

  •
  absence of any conflict or violation of the corporate charter and bylaws of Activision and its subsidiaries, any applicable legal requirements, or any agreements with third parties, as a result of entering into and carrying out the obligations contained in the business combination agreement;

  •
  maintenance of books and records by Activision and its subsidiaries;

  •
  Activision's SEC filings and the financial statements contained in those filings;

  •
  Activision's internal accounting controls and disclosure controls and procedures;

  •
  absence of a material adverse effect with respect to Activision since March 31, 2007;

  •
  absence of undisclosed liabilities of Activision or any of its subsidiaries;

  •
  Activision's benefit plans, employees and employment practices;

  •
  compliance with employment/labor contracts and laws by Activision, its subsidiaries and their officers, employees and consultants whose annual salary exceeds $200,000;

  •
  absence of collective bargaining arrangements and labor controversies at Activision or any of its subsidiaries;

  •
  material contracts and the absence of breaches of material contracts to which Activision or any of its subsidiaries is a party;

  •
  litigation involving Activision or any of its subsidiaries;

  •
  compliance with applicable law by Activision, Activision's subsidiaries and their respective officers and directors;

  •
  Activision's and Activision's subsidiaries' taxes and tax returns;

  •
  environmental matters;

  •
  inapplicability of state takeover statutes;

  •
  intellectual property of Activision and its subsidiaries;

  •
  absence of indemnifiable claims against Activision or any of its subsidiaries;

  •
  receipt by Activision of a fairness opinion from Allen & Company LLC;

  •
  approval by the boards of directors of Activision and Merger Sub of the business combination agreement, the ancillary agreements thereto to which Activision is a party, and the transaction;

  •
  any person's entitlement to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transaction;

  •
  accuracy of the information supplied by or on behalf of Activision for this proxy statement; and

  •
  interim operations of Merger Sub.

Representations and Warranties by Vivendi, VGAC and Vivendi Games

        Each of Vivendi, VGAC and Vivendi Games has made a number of representations and warranties to Activision and Merger Sub in the business combination agreement, including representations and warranties relating to the following matters:

  •
  corporate organization, qualifications to do business and corporate standing of Vivendi and Vivendi Games;

  •
  capital structure, absence of restrictions or encumbrances with respect to, and ownership VGAC of the capital stock of Vivendi Games;

  •
  corporate organization, qualifications to do business and corporate standing of Vivendi Games' subsidiaries;

  •
  ownership of, and absence of restrictions or encumbrances with respect to, capital stock of Vivendi Games' subsidiaries;

  •
  corporate authority to enter into the business combination agreement and the ancillary agreements thereto and to consummate the transaction;

  •
  governmental and regulatory approvals required to complete the transaction;

  •
  absence of any conflict or violation of the corporate charter and bylaws (or any similar organizational documents) of Vivendi, VGAC, Vivendi Games and Vivendi Games' subsidiaries, any applicable legal requirements, or any agreements with third parties, as a result of entering into and carrying out the obligations contained in the business combination agreement;

  •
  maintenance of books and records by Vivendi Games and its subsidiaries;

  •
  financial statements of Vivendi Games and its subsidiaries;

  •
  internal accounting controls of Vivendi Games;

  •
  absence of a material adverse effect with respect to Vivendi Games since December 31, 2006;

  •
  absence of undisclosed liabilities of Vivendi Games and any of its subsidiaries;

  •
  benefit plans, employees and employment practices of Vivendi Games and its subsidiaries;

  •
  compliance with employment/labor contracts and laws by Vivendi Games, its subsidiaries and their officers, employees and consultants whose annual salary exceeds $200,000;

  •
  absence of collective bargaining arrangements and labor controversies at Vivendi Games and its subsidiaries;

  •
  material contracts and the absence of breaches of material contracts to which Vivendi Games or any of its subsidiaries is a party;

  •
  litigation involving Vivendi Games or any of its subsidiaries;

  •
  compliance with applicable law by Vivendi Games and its subsidiaries;

  •
  taxes and tax returns filed by Vivendi Games and its subsidiaries;

  •
  environmental matters;

  •
  inapplicability of state takeover statutes;

  •
  intellectual property of Vivendi Games and its subsidiaries;

  •
  absence of indemnifiable claims against Vivendi Games or any of its subsidiaries;

  •
  approval by the boards of directors of Vivendi, VGAC and Vivendi Games of the business combination agreement, the ancillary agreements thereto to which Vivendi, VGAC or Vivendi Games is a party, and the transaction;

  •
  approval by VGAC, the sole stockholder of Vivendi Games of the business combination agreement and the transaction;

  •
  any person's entitlement to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transaction; and

  •
  accuracy of the information supplied by or on behalf of Vivendi or Vivendi Games for this proxy statement.

        The representations and warranties described in this proxy statement and included in the business combination agreement were made by each of Activision and Merger Sub, on the one hand, and Vivendi, VGAC and Vivendi Games, on the other hand, as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the business combination agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that is different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The business combination agreement is described in this proxy statement and included as Annex A solely to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, you should not rely on the representations and warranties in the business combination agreement as characterizations of the actual state of facts about the parties, and you should read the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement for information regarding the parties and their respective businesses. See the section entitled "Where You Can Find More Information."

Miscellaneous

Amendment and Waiver

        The business combination agreement may be amended by Activision, Merger Sub, Vivendi, VGAC and Vivendi Games, only by action taken by or on behalf of their respective boards of directors, at any time prior to (but not following) the closing date. Notwithstanding the foregoing, (a) following the Activision stockholder approval, the business combination agreement may not be amended without approval by Activision's stockholders, and (b) after the closing date, the business combination agreement may not be amended without approval by a majority of the independent directors of Activision.

Expenses Generally

        All fees and expenses incurred in connection with the business combination agreement and the transaction and the tender offer (including all fees and expenses of agents, representatives, counsel, financial advisors and accountants) will be paid by the party incurring the fees or expenses. Notwithstanding the foregoing, the fees and expenses of Goldman, Sachs & Co. and Gibson, Dunn & Crutcher LLP, respectively the financial and legal advisors to Vivendi and Vivendi Games, will be paid by Vivendi.

CERTAIN AGREEMENTS RELATED TO THE TRANSACTION

        The following summary describes the material provisions of the voting and lock-up agreements, the investor agreement and the tax sharing agreement, which have been or will be entered into in connection with the transaction. Copies of the voting and lock-up agreements are attached as Annexes E and F to this proxy statement and are incorporated by reference into this proxy statement. Copies of the investor agreement and the tax sharing agreement are attached to the business combination agreement as Exhibit D and Exhibit E, respectively, and are incorporated by reference into this proxy statement. The rights and obligations of the parties to the voting and lock-up agreements, the investor agreement and the tax sharing agreement are governed by the express terms and conditions of the voting and lock-up agreements, the investor agreement and the tax sharing agreement, respectively, and not by this summary. This summary may not contain all of the information about the voting and lock-up agreements, the investor agreement and the tax sharing agreement that may be important to you and is qualified in its entirety by reference to the complete text of the voting and lock-up agreements, the investor agreement and the tax sharing agreement. We encourage you to read the voting and lock-up agreements, the investor agreement and the tax sharing agreement carefully and in their entirety for a more complete understanding of these agreements.

Voting and Lock-Up Agreements

        Concurrently with the execution of the business combination agreement, on December 1, 2007, Vivendi and Activision entered into voting and lock-up agreements with two stockholders of Activision. The two stockholders that are a party to the voting and lock-up agreements are Messrs. Robert A. Kotick, Activision's Chairman and Chief Executive Officer; and Brian G. Kelly, Activision's Co-Chairman. Messrs. Kotick and Kelly are referred to in this proxy statement, collectively, as the "management stockholders."

Agreement to Vote

        Under the terms of the voting and lock-up agreements, the management stockholders have agreed that they will, between the execution of the voting and lock-up agreements and the earlier to occur of the closing of the transaction and the termination of the voting and lock-up agreements:

  •
  appear (in person or by proxy) at any annual or special meeting of Activision's stockholders for the purpose of obtaining a quorum; and

  •
  vote or, if requested, execute proxies with respect to (a) all shares of Activision common stock owned beneficially or of record by the management stockholders as of the date of the voting and lock-up agreements (or over which the management stockholders exercise voting power) as well as (b) all additional shares of Activision common stock that the management stockholders purchase or otherwise acquire beneficial ownership of during the period from the date of the voting and lock-up agreements through the termination of the voting and lock-up agreements, as follows:

  •
  in favor of approval of the business combination agreement and the transaction at every meeting of Activision's stockholders (and any adjournment or postponement thereof) at which such matters are considered;

  •
  against any proposal which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of (a) Activision under the business combination agreement or (b) the management stockholders under the voting and lock-up agreements; and

  •
  against any Activision acquisition proposal.

Transfer Restrictions

        The management stockholders have also agreed to certain restrictions on the transfer of (a) shares of Activision common stock and other equity securities of Activision beneficially owned by the management stockholders as of the date of the voting and lock-up agreements, and (b) all additional shares of Activision common stock and other equity securities of Activision of which the management stockholders acquire beneficial ownership prior to the termination of the voting and lock-up agreements. These securities are referred to in this proxy statement as the "subject securities."

        Between the execution of the voting and lock-up agreements and the closing of the transaction, the management stockholders will not, without Vivendi's prior written consent (a) transfer, or enter into any agreement with respect to a transfer of, any of the subject securities or any interest therein, (b) grant any proxies, options or rights of first offer or refusal with respect to any of the subject securities, or (c) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the subject securities.

        In addition, for a period of one hundred twenty (120) days after the closing date, the management stockholders will not, without Vivendi's prior written consent (a) transfer (including pursuant to the tender offer), or enter into any agreement with respect to a transfer of, more than 33 1/3% of the subject securities, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the subject securities' economic consequences of ownership. Notwithstanding the foregoing and subject to certain limitations, the aforementioned restrictions will not apply to a transfer of the subject securities by gift, will or intestacy.

Registration Rights

        The voting and lock-up agreements also provide for certain registration rights of the management stockholders.

  Demand Registration Rights

        After the expiration of the 120-day lock-up period described above, each of the management stockholders will be entitled to demand that Activision prepare and file with the SEC a registration statement relating to the sale of their securities of Activision, including in an underwritten offering, so long as such securities have a market value of at least $50 million or represent all of the securities then held by such management stockholder.

        Upon receipt of a demand notice, Activision is required to promptly give notice of such requested registration to all persons that may be entitled to participate in such sale. Thereafter, Activision must (a) prepare and file a registration statement with the SEC as soon as possible, but no later than ninety (90) days after receipt of the demand notice (subject to the right of Activision described below to delay such filing), and (b) use its reasonable efforts to have the registration statement declared effective as promptly as practicable after filing. Additionally, Activision is required to use reasonable efforts to keep the registration statement effective until the earlier of (x) one (1) year (in the case of a shelf registration statement) or sixty (60) days (in the case of any other registration statement) from the effective time of such registration statement and (y) such time as all the applicable securities are sold. Activision is not required to file more than two (2) registration statements relating to underwritten offerings, or two (2) registration statements which have become and remained effective in any twenty-four (24) months period.

        Activision is permitted to postpone (or, if necessary or advisable, withdraw) the filing for a period that does not exceed one hundred twenty (120) days, if a majority of Activision's independent directors determines in good faith that the offering (a) would interfere with any pending material financing, acquisition, corporate reorganization or other corporate transaction involving Activision or any of its subsidiaries, (b) would require disclosure of any event or condition that such directors determine would be disadvantageous for Activision to disclose and which Activision is not otherwise required to disclose at such time, or (c) would otherwise be materially detrimental to Activision and its subsidiaries, taken as a whole.

  Piggyback Registration Rights

        The voting and lock-up agreements also provide the management stockholders with piggyback registration rights such that if, after the expiration of the 120-day lock-up period described above, Activision proposes to file a registration statement (other than a registration statement on Form S-8 or Form S-4) in connection with a public offering of any securities of Activision, Activision is required to give at least ten (10) business days prior written notice of such proposed filing to the management stockholders, and the notice must offer the management stockholders the opportunity to register such number of securities as each of the management stockholders may request. Upon receipt of such notice, the management stockholders have seven (7) business days to specify the amount of securities to be included in the proposed registration.

        In connection with an underwritten offering, if the managing underwriter advises that, in its good faith view, there is a maximum number of shares that may be offered, Activision's shares have first priority, and shares of other holders have second priority. All piggyback registration rights are in addition to any demand registration rights, and no piggyback registration of shares will relieve Activision of its obligation to provide a demand registration.

  Expenses

        Activision will bear all registration expenses specified in the voting and lock-up agreements as well as all other expenses incurred by it in connection with the performance of its obligations under the lock-up agreements. The management stockholders will bear all other expenses relating to any registration or sale in which the management stockholders participate.

Termination

        The voting and lock-up agreements will automatically terminate upon the earlier to occur of (a) the termination of the business combination agreement pursuant to its terms prior to the closing of the transaction, (b) the mutual agreement between Vivendi and the management stockholders, and (c) the date that is one hundred twenty (120) days after the closing date. However, the demand registration rights and piggyback registration rights will survive the termination of the voting and lock-up agreements until the earlier to occur of (a) the management stockholders' securities of Activision becoming transferable without volume restrictions pursuant to Rule 144(k) of the Securities Act, and (b) the first occurrence of a Termination Event.

Investor Agreement

        Activision, Vivendi, VGAC and Vivendi Games have agreed to enter into an investor agreement on the closing date, in form and substance attached as Exhibit D to the business combination agreement, a copy of which is attached as Annex A to this proxy statement. Given that the proposed investor agreement will only take effect on the closing date, the following description refers to Activision Blizzard, the combined company following completion of the transaction.

Agreement to Vote

        The proposed investor agreement provides that, prior to the first occurrence of a Termination Event, Vivendi and VGAC will vote all shares of Activision Blizzard common stock owned by them and their respective controlled affiliates:

  •
  in favor of (a) the nominees proposed for election as directors of Activision Blizzard by the independent nominating committee, subject to certain limited exceptions, and (b) the nominees proposed for election as directors of Activision Blizzard by the executive nominating committee, in each case, so long as such nominees are nominated in accordance with the post-closing certificate of incorporation and post-closing bylaws; and

  •
  against all proposals to remove any independent or executive directors other than in the event of malfeasance.

Vivendi Equity Awards

  Reimbursement for Stock-Settled Equity Award Expenses

        Under the terms of the proposed investor agreement, Activision Blizzard will reimburse Vivendi for expenses recorded by Vivendi and its controlled affiliates in connection with stock option and restricted stock awards to purchase shares of Vivendi common stock that were granted to Vivendi Games' employees between January 1, 2004 and the closing date.

  Payment of Cash-Settled Equity Awards

        Under the terms of the proposed investor agreement, Vivendi Games will be responsible for the payment of all amounts that are payable to its employees upon exercise of stock appreciation rights and/or restricted stock units with respect to shares of Vivendi common stock that were granted to Vivendi Games' employees prior to the closing date under Vivendi's stock option and other equity-based plans.

  Reimbursement for Certain Social Security Contributions

        Under the terms of the proposed investor agreement, Vivendi Games will be responsible for the payment of all amounts payable to Mr. Jean-Francois Grollemund, the current Chief Financial Officer of Vivendi Games, under his employment agreement with Vivendi. In addition, Activision Blizzard or Vivendi Games will reimburse Vivendi quarterly for all contributions to the French social security system in respect of Mr. Grollemund's employment.

  Use of Transaction Proceeds

        Vivendi and VGAC will acknowledge and agree that the cash consideration paid pursuant to the business combination agreement may be used by Activision Blizzard for its general corporate purposes, including payment of any fees and expenses in connection with the settlement of certain legal proceedings related to Activision's historical stock option grant practices.

Financial Statements

        In order to facilitate the consolidation of Activision Blizzard and Vivendi for financial reporting purposes, Activision Blizzard will provide Vivendi with Activision Blizzard's quarterly consolidated financial statements through, and use its reasonable best efforts to comply with, Vivendi's consolidation and financial reporting process. Activision Blizzard will also provide certain financial and tax-related information with respect to Activision Blizzard and its subsidiaries in order for Vivendi to comply with its reporting obligation under the "bénéfice mondial consolidé" tax scheme recognized and authorized by the French Ministry of the Economy and Finance.

        To the extent required to enable Vivendi to comply with applicable French tax or regulatory requirements, including those with respect to the "bénéfice mondial consolidé" tax scheme, Activision Blizzard will provide Vivendi with a draft copy of each tax return required to be filed by Activision Blizzard or any of Activision Blizzard's subsidiaries at least forty (40) business days prior to the due date.

        The aforementioned provisions regarding financial statements will remain in effect until the first occurrence of a Termination Event, except that Activision Blizzard's obligation to provide quarterly financial statements will continue following such a disposition if Activision Blizzard is no longer required to file periodic reports with the SEC pursuant to the Exchange Act.

Registration Rights

        The proposed investor agreement will grant certain registration rights to each of (a) Vivendi, (b) any of Vivendi's controlled affiliates, and (c) each holder of securities of Activision Blizzard that acquires from Vivendi or any of Vivendi's affiliates a number of shares of Activision Blizzard common stock that, as of the time of such acquisition, constitutes 10% or more of the aggregate number of issued and outstanding shares of Activision Blizzard common stock. The aforementioned persons are referred to in this proxy statement, collectively, as the "Activision Blizzard security holders."

  Demand Registration Rights

        Commencing one hundred twenty (120) days after the closing date, each of the Activision Blizzard security holders will be entitled to demand that Activision Blizzard prepare and file with the SEC a registration statement relating to the sale of their securities of Activision Blizzard, including in an underwritten offering, so long as such securities (a) have a market value of at least $500 million, (b) represent at least 10% of the outstanding Activision Blizzard common stock, or (c) with respect to Vivendi and its controlled affiliates, represent all of Activision Blizzard's securities then held by Vivendi and its controlled affiliates.

        Upon receipt of a demand notice, Activision Blizzard is required to promptly give notice of such requested registration to all persons that may be entitled to participate in such sale. Thereafter, Activision Blizzard must (a) prepare and file a registration statement with the SEC as soon as possible, but no later than ninety (90) days after receipt of the demand notice (subject to the right of Activision Blizzard described below to delay such filing), and (b) use its reasonable efforts to have the registration statement declared effective as promptly as practicable after filing. Additionally, Activision Blizzard is required to use reasonable efforts to keep the registration statement effective until the earlier of (x) one (1) year (in the case of a shelf registration statement) or sixty (60) days (in the case of any other registration statement) from the effective time of such registration statement and (y) such time as all the applicable securities are sold. Activision Blizzard is not required to file more than four (4) registration statements relating to underwritten offerings, or two (2) registration statements which have become and remained effective in any twenty-four (24) months period.

        Activision Blizzard is permitted to postpone (or, if necessary or advisable, withdraw) the filing for a period that does not exceed one hundred twenty (120) days, if a majority of Activision Blizzard's independent directors determines in good faith that the offering (a) would interfere with any pending material financing, acquisition, corporate reorganization or other corporate transaction involving Activision Blizzard or any of its subsidiaries, (b) would require disclosure of any event or condition that such directors determine would be disadvantageous for Activision Blizzard to disclose and which Activision Blizzard is not otherwise required to disclose at such time, or (c) would otherwise be materially detrimental to Activision Blizzard and its subsidiaries, taken as a whole.

  Piggyback Registration Rights

        The investor agreement also provides piggyback registration rights such that if, after the expiration of the one hundred twenty (120) day period described above, Activision Blizzard proposes to file a registration statement (other than a registration statement on Form S-8 or Form S-4) in connection with a public offering of any securities of Activision Blizzard, Activision Blizzard is required to give at least ten (10) business days prior written notice of such proposed filing to the Activision Blizzard security holders (provided that Activision Blizzard will not be obligated to provide such notice to any person other than Vivendi and its controlled affiliates unless either Vivendi or one of its controlled affiliates has provided written notice to Activision Blizzard that such other person qualifies as "holder" within the meaning of the investor agreement). The notice must offer the opportunity to register such number of securities as each of the Activision Blizzard security holders may request. Upon receipt of such notice, the Activision Blizzard security holders have seven (7) business days to specify the amount of securities to be included in the proposed registration.

        In connection with an underwritten offering, if the managing underwriter advises that, in its good faith view, there is a maximum number of shares that may be offered, Activision Blizzard's shares have first priority, and shares of other holders have second priority. All piggyback registration rights are in addition to any demand registration rights, and no piggyback registration of shares will relieve Activision Blizzard of its obligation to provide a demand registration.

  Expenses

        Activision Blizzard will bear all registration expenses specified in the investor agreement as well as all other expenses incurred by it in connection with the performance of its obligations under the investor agreement. Each Activision Blizzard security holder that is entitled and elects to sell securities pursuant to a demand registration or piggyback registration will bear its other expenses relating to any registration or sale in which it participates.

Notice of Control Block Sales

        At least five (5) business days prior to execution of any agreement with respect to a "control block sale" (as described below), each of Vivendi and VGAC will provide the Activision Blizzard board of directors with (a) written notice of its intention to enter into such agreement and (b) the identity of the prospective purchaser(s) and the financial terms of such control block sale.

        As used in this proxy statement, the term "control block sale" means a sale or transfer by Vivendi or any of its controlled affiliates to an unaffiliated third party in a privately negotiated transaction (and not pursuant to a registration statement or trades on a national securities exchange or NASDAQ) of ownership of a number of shares of Activision Blizzard common stock that would, upon consummation of such transaction, result in such unaffiliated third party (or any "group" within the meaning of Section 13(d) or 14(d) of the Exchange Act of which it is a member) becoming the beneficial owner of (a) more than 50% of the then-outstanding shares of Activision Blizzard common stock or (b) a percentage of the then-outstanding Activision Blizzard common stock that exceeds the percentage of outstanding Activision Blizzard common stock owned of record by Vivendi and Vivendi's controlled affiliates after giving effect to such transaction.

Termination

        The proposed investor agreement will automatically terminate upon the occurrence of a Termination Event.

Tax Sharing Agreement

        VHIC and Activision have agreed to enter into a tax sharing agreement on the closing date in substantially the form attached as Exhibit E to the business combination agreement, a copy of which is attached as Annex A to this proxy statement. Given that the proposed tax sharing agreement will only take effect on the closing date, the following description refers to Activision Blizzard, the combined company following completion of the transaction.

Filing of Group Tax Returns

        Under the proposed tax sharing agreement, Activision Blizzard and/or any of its subsidiaries, which are referred to in this proxy statement, collectively, as the "Activision Blizzard subgroup," will join with VHIC in filing certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file. Each of these tax returns is referred to in this proxy statement as a "group tax return."

Tax Liability and Payment

        Under the proposed tax sharing agreement, Activision Blizzard will generally pay directly to the appropriate taxing authorities or otherwise discharge the tax liability of the Activision Blizzard subgroup. However, in the event that any Activision Blizzard subgroup member joins VHIC in the filing of a group tax return, Activision Blizzard will pay the Activision Blizzard subgroup's share of the tax liability for such group tax return to VHIC, and VHIC will pay the tax liability for the entire group to the appropriate taxing authority. Activision Blizzard will calculate the tax liability of the Activision Blizzard subgroup for any group tax return at least sixty (60) days prior to the due date of such tax return. In calculating the Activision Blizzard subgroup's tax liability under any group tax return, Activision Blizzard will determine its tax liability on a hypothetical basis as if the Activision Blizzard subgroup was filing its own separate group tax return. If Activision Blizzard would be required to make estimated payments of tax determined on such hypothetical basis, Activision Blizzard will make a good faith estimate of its tax liability pursuant to the hypothetical separate group tax return calculation, and pay such amount to VHIC.

        If VHIC and Activision Blizzard disagree as to Activision Blizzard's calculation of its hypothetical separate tax return liability, the dispute will be resolved by Activision Blizzard's independent public accountants, unless Activision Blizzard's public accountants determine that making any such recommendation may conflict with their status of remaining independent, in which case the dispute will be resolved by the tax group of another nationally recognized independent accounting firm of Activision Blizzard's choosing. VHIC and Activision Blizzard will determine Activision Blizzard's actual tax liability pursuant to the hypothetical separate group tax return calculation for each group tax return after the end of each taxable year and compare such amount to Activision Blizzard's actual payments to VHIC in respect of estimated taxes. Based on such comparison, VHIC and Activision Blizzard will make adjusting payments to address any overpayments or underpayments of tax by Activision Blizzard.

        Under the proposed tax sharing agreement, unless otherwise required by applicable law, VHIC and Activision Blizzard will not take any actions in connection with any tax return or settlement of any tax contest that is reasonably expected to increase the tax liability of the other party, result in a reduction of a beneficial tax item of the other party or result in an increased liability of the other party under the proposed tax sharing agreement.

Indemnification

        VHIC will indemnify the members of the Activision Blizzard subgroup for any tax liability imposed on the Activision Blizzard subgroup due to VHIC's failure to pay any group tax return tax liability, less any payments that Activision Blizzard owes to VHIC under the proposed tax sharing agreement. VHIC will also indemnify the members of the Activision Blizzard subgroup for any tax liability of VHIC arising in a tax period prior to the closing date that is in excess of the amount reserved for such tax liability on the VHIC balance sheet for the quarter ended immediately prior to the closing date (VHIC will not, however, make any representation as to or warrant or guarantee the existence or value of any net operating losses, credits or other tax attributes of VHIC or any of its subsidiaries). In addition, VHIC will indemnify Activision Blizzard for any tax liability arising as a result of a disallowance by any taxing authority of any deduction as an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code or similar state or local tax law relating to any payment or benefit (a) in effect on or prior to the closing date and provided under any VHIC or Vivendi Games compensatory or similar arrangement and (b) arising as a result of the consummation of the transaction.

        Activision Blizzard will indemnify VHIC for any tax liability imposed on VHIC or any of its subsidiaries (other than members of the Activision Blizzard subgroup) due to Activision Blizzard's failure to pay any taxes of the Activision Blizzard subgroup, less any payments that VHIC owes to Activision Blizzard under the proposed tax sharing agreement.

Tax Contests

        The proposed tax sharing agreement provides that, in the case of any tax contests with any taxing authority involving a group tax return, Activision Blizzard will control the course of any proceedings with respect to such tax contests focused on tax items of any member of the Activision Blizzard subgroup, and VHIC will control all other such contests. Prior to entering into any settlement of any such tax contest with any taxing authority, the party controlling the tax contest is required to obtain the consent of the other party to the proposed tax sharing agreement, which consent will not be unreasonably withheld. However, if the parties disagree as to a portion of a proposed settlement, the party controlling the tax contest can enter into a settlement without the consent of the other party and will forgo its right to any contributing tax payments from the non-settling party with respect to the disputed portion of such settlement amount.

Dispute Resolution

        Under the proposed tax sharing agreement, any other disputes between the parties with respect to the proposed tax sharing agreement will be resolved by a nationally recognized accounting firm that is jointly retained by VHIC and Activision Blizzard and mutually agreeable to both parties.

BOARD AND MANAGEMENT OF ACTIVISION BLIZZARD

        This section of the document describes the material board and management arrangements that will apply to Activision Blizzard upon completion of the transaction.

Board of Directors

        After completion of the transaction, the Activision Blizzard board of directors will consist of eleven (11) directors. Prior to the first occurrence of a Triggering Event and subject to applicable law or stock exchange listing rules, the Activision Blizzard board of directors will include six (6) Vivendi designees, Messrs. Robert A. Kotick and Brian G. Kelly who will serve in the capacity of executive directors, and three (3) independent directors.

        We currently anticipate that the following individuals will serve on the initial Activision Blizzard board of directors following completion of the transaction:

Name	Age	Business Experience, Public Company Directorships Held
Robert A. Kotick	44	Director; President and Chief Executive Officer of Activision Blizzard. Mr. Kotick has been a member of the board of directors as well as Chairman and Chief Executive Officer of Activision since February 1991. Since March 2003, Mr. Kotick has served on the board of directors of Yahoo! Inc., an Internet content and service provider, and is a member of that board's nominating and corporate governance committee. He is also a member of the Board of Trustees for The Center for Early Education and is Chairman of the Committee of Trustees at the Los Angeles County Museum of Art.
Brian G. Kelly	45
		Co-Chairman of Activision Blizzard. Mr. Kelly has held various positions of responsibility with Activision since 1991, including serving as a director of Activision since July 1995 and as Co-Chairman of Activision since October 1998. Mr. Kelly holds a B.A. degree in accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

Robert J. Corti	58
		Director. Mr. Corti has been a director of Activision since December 2003 and currently serves as chairperson of the Audit Committee. Mr. Corti has more than 25 years of experience at Avon Products, Inc., a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products, Inc.'s tax department as a tax associate in 1976 and held positions of increasing responsibility in Avon Products, Inc.'s finance department throughout his tenure there. He served as the Executive Vice President and Chief Financial Officer of Avon Products, Inc. from 1998 until he retired from his positions as Chief Financial Officer in November 2005 and Executive Vice President in March 2006. Since June 2006, Mr. Corti has served on the board of directors of Bacardi Limited, a wine and spirits group, and since January 2008, on the board of directors or ING Direct, a U.S. subsidiary of ING Group. Mr. Corti also serves as Chairman of the board of directors of the Avon Products Foundation. Mr. Corti holds a B.A. degree in Accounting from Queens College and an M.B.A. degree in Taxation from St. John's University. Mr. Corti is also a certified public accountant.
Robert J. Morgado	65
		Director. Mr. Morgado has been a director of Activision since February 1997 and currently serves as chairperson of both the Compensation Committee and the Nominating/Corporate Governance Committee. Mr. Morgado is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as Chairman and Chief Executive Officer of the Warner Music Group, Inc. from 1985 to 1995. Mr. Morgado serves on the boards of directors of the Maui Arts & Cultural Center and New Milford Hospital in Connecticut. He is also a member of the board of managers of Nest Top, LLC, the controlling shareholder of Nest Family and Nest Learning Systems, a children's entertainment company. Mr. Morgado holds a B.A. degree from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

Richard Sarnoff	49
		Director. Mr. Sarnoff has been a director of Activision since August 2005, and is employed by Bertelsmann AG, a diversified media and services company. Mr. Sarnoff serves as Executive Vice President of Random House, Inc., and as President of Bertelsmann Digital Media Investments (formerly Random House Ventures.) Mr. Sarnoff became a member of the Supervisory Board of Bertelsmann AG, the parent company of Random House, Inc., in 2002. Previously, Mr. Sarnoff served as Executive Vice President and Chief Financial Officer of Random House, Inc. Mr. Sarnoff also currently serves on the Board of Directors of Audible (NASDAQ: ADBL), The Princeton Review, Inc. (NASDAQ: REVU), and is currently Chairman of the Board of the American Association of Publishers. Mr. Sarnoff holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard Business School.
Jean-Bernard Lévy	52
		Director. Mr. Lévy has served as the Chairman of Vivendi's Management Board since April 2005. From August 2002 until April 2005, Mr. Lévy was Chief Operating Officer of Vivendi. Mr. Lévy currently serves as the Vice-Chairman of the Supervisory Board of Maroc Telecom and as the Chairman of the Supervisory Board of Canal+ France and Viroxis. Mr. Lévy is also a member of the Supervisory Board of Canal+ Group and a director of SFR, Vivendi Games Inc., NBC Universal Inc and Vinci and l'Institut Pasteur. Mr. Lévy previously served as Chairman and Chief Executive Officer of VU Net and VTI and as a director of UGC, Cegetel, Oddo Pinatton Group and HCA. Mr. Lévy is a graduate of the École Polytechnique and the École Nationale Supérieure des Télécommunications.
René Pénisson	65
		Chairman of Activision Blizzard. Mr. Pénisson has served as a Member of Vivendi's Management Board since April 2005 and as Chairman of Vivendi Games since January 2004. Mr. Pénisson has also served as Senior Executive Vice-President, Human Resources, of Vivendi since April 2004. Prior to these positions, Mr. Pénisson served as adviser to the Chairman and Chief Executive Officer, Social Relations and Organization of Vivendi beginning in September 2002. Mr. Pénisson previously served as a member of the Executive Committee of Aventis and as Chairman of the Boards of Aventis Animal Nutrition and RP Industrialisation. Mr. Pénisson graduated from the École Supérieure de Chimie in Lyon with an engineering degree. He holds a doctorate in engineering from the Université de Lyon and a degree from the French Management Institute.

Bruce L. Hack	58
		Vice-Chairman and Chief Corporate Officer of Activision Blizzard. Mr. Hack has been Vivendi Games' Chief Executive Officer and served on Vivendi Games' board of directors since January 2004. Mr. Hack was previously Executive Vice President—Strategy and Development for Vivendi, during which time he was a key negotiator in the $14 billion sale of Vivendi's film and television business (Universal Studios) to NBC. From 1998 to 2001 Mr. Hack was Vice Chairman of Universal Music Group, and from 1995 to 1998 he served as Executive Vice President and Chief Financial Officer of Universal Studios. From 1982 through 1994 Mr. Hack held various positions of responsibility with what was then the Seagram Company Ltd., including Chief Financial Officer of Tropicana Products, Inc. Mr. Hack joined Seagram after serving as a trade negotiator at the U.S. Treasury in Washington, D.C. Mr. Hack earned a B.A. from Cornell University and an M.B.A. from the University of Chicago.
Douglas Morris	69
		Director. Mr. Morris has served on Vivendi's Management Board since April 2005. Mr. Morris is currently the Chairman and Chief Executive Officer of Universal Music Group, a position he has held since November 1995. Mr. Morris also currently serves on the Board of Directors of the Robin Hood Foundation, the Cold Spring Harbor Laboratory, and the Rock and Roll Hall of Fame, in addition to serving as a director for various Universal Music Group subsidiaries. Mr. Morris is a graduate of Columbia University.
Philippe Capron	49
		Director. Mr. Capron has served as Chief Financial Officer and as a Member of the Management Board of Vivendi since April 2007. He joined Vivendi as Executive Vice-President in January 2007. Mr. Capron is also a member of the Supervisory Boards of Canal+ Group, Canal+ France and Maroc Telecom and a director of Vivendi Games, Inc. From 2006 until 2007, Mr. Capron served as Executive Vice-President Finance and as a Member of the Management Board of the Arcelor Group. From 2002 until 2006 Mr. Capron was Executive Vice-President of Arcelor. Mr. Capron is a graduate of the Ecole des Hautes Etudes Commerciales, the Institut d'Etudes Politiques de Paris and the Ecole Nationale d'Administration.

Frédéric Crépin	38
Director. Mr. Crépin has served as Senior Vice-President, Head of Legal Department of Vivendi since August 2005. Mr. Crépin joined Vivendi's office of the General Counsel and Legal Department in July 2000. Prior to joining Vivendi, Mr. Crépin served as an associate at several law firms in both Paris and New York. Mr. Crépin is a member of both the Paris and the New York bars, and is a graduate of the Institut d'Etudes Politiques de Paris. Mr. Crépin holds an LL.M. degree from New York University School of Law, a Masters Degree in European business law from the Université Paris II Panthéon-Assas and a Masters Degree in employment and labor law from the Université Paris X Nanterre.

Resignation; Removal; Vacancies

        Under the post-closing bylaws, a director may resign his office at any time, and any director may be removed from office with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of Activision Blizzard stock, given at a special meeting of Activision Blizzard stockholders called for that purpose.

        Under the post-closing bylaws, vacancies on the Activision Blizzard board of directors may generally only be filled by the affirmative vote of a majority of the remaining directors then in office, although fewer than a quorum, or by the sole remaining directors. However, prior to the first occurrence of a Termination Event:

  •
  a vacancy created by the resignation, death or removal of a Vivendi designee may only be filled by the affirmative vote of a majority of the directors on the Vivendi nominating committee; and

  •
  a vacancy created by the resignation, death or removal of an independent director may only be filled by the unanimous vote of the directors on the executive nominating committee.

        In addition, prior to the first occurrence of a Triggering Event, a vacancy created by the resignation, death or removal of an executive director may only be filled by the unanimous vote of the directors on the executive nominating committee. See the section entitled "Corporate Governance of Activision Blizzard—Activision Blizzard Board of Directors—Committees of the Activision Blizzard Board of Directors" for a description of the committees and their composition.

Executive Management

        Activision and Vivendi Games have agreed that, upon completion of the transaction, the following persons will hold the officer positions set forth opposite their names:

Name	Age	Office and Business Experience
René Pénisson	65	Chairman of Activision Blizzard. Mr. Pénisson has served as a Member of Vivendi's Management Board since April 2005 and as Chairman of Vivendi Games since January 2004. Mr. Pénisson has also served as Senior Executive Vice-President, Human Resources, of Vivendi since April 2004. Prior to these positions, Mr. Pénisson served as adviser to the Chairman and Chief Executive Officer, Social Relations and Organization of Vivendi beginning in September 2002. Mr. Pénisson previously served as a member of the Executive Committee of Aventis and as Chairman of the Boards of Aventis Animal Nutrition and RP Industrialisation. Mr. Pénisson graduated from the École Supérieure de Chimie in Lyon with an engineering degree. He holds a doctorate in engineering from the Université de Lyon and a degree from the French Management Institute.
Robert A. Kotick	44
		President and Chief Executive Officer of Activision Blizzard. Mr. Kotick has been a member of the board of directors as well as Chairman and Chief Executive Officer of Activision since February 1991. Since March 2003, Mr. Kotick has served on the board of directors of Yahoo! Inc., an Internet content and service provider, and is a member of that board's nominating and corporate governance committee. He is also a member of the Board of Trustees for The Center for Early Education and is Chairman of the Committee of Trustees at the Los Angeles County Museum of Art.
Brian G. Kelly	45
		Co-Chairman of Activision Blizzard. Mr. Kelly has held various positions of responsibility with Activision since 1991, including serving as a director of Activision since July 1995 and as Co-Chairman of Activision since October 1998. Mr. Kelly holds a B.A. degree in accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

Bruce L. Hack	58
		Vice-Chairman and Chief Corporate Officer of Activision Blizzard. Mr. Hack has been Vivendi Games' Chief Executive Officer and served on Vivendi Games' board of directors since January 2004. Mr. Hack was previously Executive Vice President—Strategy and Development for Vivendi, during which time he was a key negotiator in the $14 billion sale of Vivendi's film and television business (Universal Studios) to NBC. From 1998 to 2001 Mr. Hack was Vice Chairman of Universal Music Group, and from 1995 to 1998 he served as Executive Vice President and Chief Financial Officer of Universal Studios. From 1982 through 1994 Mr. Hack held various positions of responsibility with what was then the Seagram Company Ltd., including Chief Financial Officer of Tropicana Products, Inc. Mr. Hack joined Seagram after serving as a trade negotiator at the U.S. Treasury in Washington, D.C. Mr. Hack earned a B.A. from Cornell University and an M.B.A. from the University of Chicago.
Michael J. Griffith	51
		President and Chief Executive Officer of Activision Publishing, Inc. Mr. Griffith has been President and Chief Executive Officer of Activision Publishing and Principal Executive Officer of Activision Inc. since June 2005. Prior to joining Activision, Mr. Griffith served in a number of executive level positions at The Procter & Gamble Company, a manufacturer of consumer goods products, from 1981 to 2005, including President of The Procter & Gamble Company's Global Beverage Division from 2002 to 2005, Vice President and General Manager, Coffee Products from 1999 to 2002 and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia for The Procter & Gamble Company from 1997 to 1999. Mr. Griffith holds a B.A. degree from Albion College and an M.B.A. degree from the University of Michigan.
Michael Morhaime	40
		President and Chief Executive Officer of Blizzard Entertainment. Mr. Morhaime co-founded Blizzard Entertainment in February 1991 and transitioned to the role of President from Vice President in April 1998. Mr. Morhaime has served on the Vivendi Games executive committee since January 1999, when Blizzard Entertainment became a subsidiary of Vivendi Games. Mr. Morhaime holds a Bachelor of Science degree in electrical engineering from the University of California at Los Angeles.

Thomas Tippl	41
		Chief Financial Officer of Activision Blizzard. Mr. Tippl has been Chief Financial Officer of Activision Publishing since October 2005 and Principal Financial and Accounting Officer of Activision since January 2006. Prior to joining Activision, Mr. Tippl served as Head of Investor Relations and Shareholder Services at The Procter & Gamble Company from 2004 to 2005. Mr. Tippl also served as Finance Director of The Procter & Gamble Company, Baby Care, Europe and as a member of the board of directors of The Procter and Gamble Company's Fater Italy Joint Venture from 2001 to 2003. Mr. Tippl co-founded The Procter & Gamble Company's Equity Venture Fund in 1999 and also served as Associate Director of Acquisitions and Divestitures for The Procter and Gamble Company from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for The Procter and Gamble Company in Europe, China and Japan. Mr. Tippl holds a Masters degree in Economics & Social Sciences from the Vienna University of Economics and Business Administration.
Jean-François Grollemund	63
		Chief Accounting Officer of Activision Blizzard. Mr. Grollemund has been Vivendi Games' Executive Vice President and Chief Financial Officer, and served on Vivendi Games' board of directors since January 2004. Prior to that, Mr. Grollemund was Chief Operating Officer of VU Net (Europe & USA) and served as Chief Operating Officer and Chief Financial Officer in many positions for Vivendi Universal's Publishing Division in France and Latin America. Mr. Grollemund graduated from the Institut d'Études Politiques de Paris, and received a DESS in Law and Economic Science from the University Panthéon Sorbonne.

Management Employment Agreements

        As previously disclosed, on December 1, 2007, Activision entered into an amended and restated employment agreement with Mr. Robert A. Kotick, pursuant to which Mr. Kotick will serve as President and Chief Executive Officer of Activision. The employment agreement with Mr. Kotick is referred to in this proxy statement as the "Kotick employment agreement." Also, as previously disclosed, on December 1, 2007, Activision entered into an amended and restated employment agreement with Mr. Brian G. Kelly, pursuant to which Mr. Kelly will serve as Co-Chairman of Activision. The employment agreement with Mr. Kelly is referred to in this proxy statement as the "Kelly employment agreement."

        Both the Kotick employment agreement and the Kelly employment agreement supersede and replace the existing employment agreements between Activision and each of Messrs. Kotick and Kelly, specifically the prior employment agreements with each of them dated May 22, 2000, which were scheduled to expire on March 31, 2008. Pursuant to the amended and restated employment agreements, each of Messrs. Kotick and Kelly have agreed to waive, in connection with the transaction, certain benefits they would have been entitled to receive under the prior employment agreements. The waived benefits include the right to (a) elect to receive a cash payment in respect of all stock options held by Messrs. Kotick and Kelly equal to, as to each share of Activision common stock subject to such stock options, the excess of the closing price of Activision common stock on the date of the transaction over the option exercise price, (b) accelerated vesting on the date of the transaction of unvested stock options granted in June 2007, and (c) resign for any reason during the six-month period following the three-month anniversary of the transaction and receive severance of five times the sum of their base salary and most recent annual bonus, as well as a pro-rata annual bonus for the year of resignation and two years of health insurance continuation.

  Replacement Bonus Agreements

        Messrs. Kotick's and Kelly's prior employment agreements provided for the payment of certain benefits upon a change of control of Activision. On December 29, 2006, these agreements were amended to remove certain of those benefits that may have imposed adverse tax consequences on Messrs. Kotick and Kelly under Section 409A of the Internal Revenue Code. In connection with these amendments, the parties agreed to negotiate in good faith to develop benefits reasonably comparable to those forgone by Messrs. Kotick and Kelly under their prior employment agreements.

        As a result of those negotiations, on December 1, 2007, Activision entered into replacement bonus agreements with each of Messrs. Kotick and Kelly. These agreements provide that each of Messrs. Kotick and Kelly will receive two cash bonuses and a grant of RSUs. The first cash bonus of $5,000,000 was paid in a cash lump sum on December 28, 2007. The second cash bonus of $5,000,000 will be paid in a cash lump sum on the closing date so long as the closing date occurs on or before June 30, 2009 and each of Messrs. Kotick and Kelly is continuously employed through the closing date.

        In addition, each of Messrs. Kotick and Kelly will receive a grant of 363,637 RSUs on the closing date so long as the closing date occurs on or before June 30, 2009 and they are continuously employed through the closing date. The RSUs for Mr. Kotick will vest in three equal annual installments on December 31, 2008, December 31, 2009 and December 31, 2010. The RSUs for Mr. Kelly will vest in full on December 31, 2010. In the event that either Mr. Kotick or Mr. Kelly resigns or is terminated for any reason other than for cause (as defined in the Kotick and Kelly employment agreements), the vesting of all unvested RSUs will accelerate. RSUs will be settled in shares of common stock within thirty days following the date on which they vest.

  Kotick Employment Agreement

        The Kotick employment agreement became effective on December 1, 2007 and will expire on December 31, 2012. During the term of the Kotick employment agreement, Mr. Kotick will be entitled to an annual base salary of $950,000, with annual increases equal to the average percentage increase approved by the compensation committee of the Activision board of directors for members of the executive leadership team, excluding any increases guaranteed by contract or due to an executive's significant promotion or modification in duties. Additionally, Mr. Kotick will be eligible to receive an annual bonus under Activision's 2007 Incentive Plan, with a target amount of 200% of his base salary based upon achievement of certain financial and business objectives determined by the compensation committee. Mr. Kotick will also be eligible to participate in all benefit and perquisite plans, programs and arrangements generally made available to Activision's executives. In addition, for a period of ten years following the effective date of the Kotick employment agreement, Activision will provide Mr. Kotick with a life insurance policy having a death benefit equal to three times Mr. Kotick's salary and target annual bonus as of December 1, 2007.

        Pursuant to the amended and restated employment agreement, on December 5, 2007, the third business day following the compensation committee's approval of the Kotick employment agreement,

Mr. Kotick received a grant of 1,850,000 non-qualified stock options to purchase shares of Activision common stock. These new options have an exercise price equal to $26.58 and will vest in sixty equal monthly installments commencing on January 1, 2008.

        On the closing date, Mr. Kotick will receive a grant of 1,250,000 performance shares, which will vest in 20% increments on each of the first, second, third and fourth anniversaries of the closing date, with another 20% vesting on December 31, 2012, the expiration date of the Kotick employment agreement, in each case subject to Activision attaining the specified compound annual total shareholder return target for that vesting period. If Activision does not achieve the performance target for a vesting period, none of Mr. Kotick's performance shares mentioned above will vest for that vesting period. If, however, Activision achieves a performance target for a subsequent vesting period, then all of such performance shares that would have vested on the previous vesting date will vest on the vesting date where the performance targets were achieved.

        The Kotick employment agreement also entitles Mr. Kotick to severance benefits upon his termination of employment depending on the reason for termination. In the event Mr. Kotick's employment is terminated by Activision without cause, or he resigns his employment for good reason (each as defined in the Kotick employment agreement), other than during the 12-month period following a change of control (as defined in the Kotick employment agreement), he will receive (a) two times his base salary and target annual bonus for the year of termination of employment, (b) a pro-rata annual bonus for the year of his termination of employment, (c) two years of medical benefit continuation, (d) accelerated vesting of all outstanding options granted on or prior to June 15, 2007, (e) accelerated vesting of 40% of the new options (or the remaining unvested options, if less than 40%), and (f) vesting of a portion of the performance shares. If Mr. Kotick's employment is terminated on account of his disability (as defined in the Kotick employment agreement), he will receive one times his base salary and the benefits described in clauses (b), (c) and (d) above. Upon Mr. Kotick's resignation with good reason or termination for cause, he will not be eligible to receive additional severance benefits.

        Upon a change of control of Activision following consummation of the transaction, Mr. Kotick is entitled to (a) accelerated vesting of all outstanding options granted prior to January 1, 2007, (b) accelerated vesting of 20% of the options granted on June 15, 2007, and (c) accelerated vesting of the new options and the performance shares as follows: (w) 60% of the total number of new options and performance shares if the change of control occurs prior to January 1, 2009, (x) 40% of the total number of new options and performance shares if the change of control occurs during calendar year 2009, (y) 20% of the total number of new options and performance shares if the change of control occurs during calendar year 2010, and (z) up to 100% of the total number of new options and performance shares if the change of control occurs during calendar year 2011 or 2012. Mr. Kotick will also be entitled to a gross-up payment for any excise taxes imposed on him under Section 4999 of the Internal Revenue Code. Moreover, if Mr. Kotick's employment is terminated during the 12-month period following a change of control by Activision without cause, or by Mr. Kotick for good reason, he will be entitled to (a) three times his base salary and bonus, (b) a pro rata annual bonus for the year of termination and (c) two years of medical benefit continuation. Finally, if Mr. Kotick's employment is terminated following a change of control which occurs prior to January 1, 2011 either on account of his disability, by Activision without cause or by Mr. Kotick for good reason, the amount of severance will be reduced by the value of any new options and performance shares accelerated in connection with the change of control in excess of $25 million.

        Mr. Kotick is subject to Activision's standard proprietary information agreement. In addition, for a period of two years following the termination of his employment, Mr. Kotick will be prevented from soliciting employees of Activision and from utilizing confidential and proprietary information to solicit customers, employees and other Activision affiliates.

  Kelly Employment Agreement

        The Kelly employment agreement became effective on December 1, 2007 and will expire on March 31, 2011. Through March 31, 2008, Mr. Kelly will continue to receive a base salary of $876,920. Beginning on April 1, 2008 and for the duration of the term of the Kelly employment agreement, Mr. Kelly will be entitled to a reduced annual base salary of $450,000, with annual increases at the discretion of the compensation committee of the Activision board of directors. For fiscal year 2008, Mr. Kelly will be eligible for an annual bonus under Activision's existing Executive Bonus Plan. Thereafter, Mr. Kelly is not entitled to an annual bonus unless otherwise determined by the compensation committee in its sole discretion. Mr. Kelly will also participate in all benefit and perquisite plans, programs and arrangements generally made available to Activision's executives. In addition, for the duration of the term of the Kelly employment agreement, Activision will provide Mr. Kelly with a life insurance policy having a death benefit equal to $6,000,000.

        The Kelly employment agreement entitles Mr. Kelly to severance benefits upon his termination of employment depending on the reason for termination. In the event Mr. Kelly's employment is terminated by Activision without cause, or he resigns his employment for good reason (each as defined in the Kelly employment agreement), he will receive (a) three times the average annual base salary and bonus paid to him for the three most recent fiscal years, (b) a pro-rata annual bonus for the year of his termination of employment, (c) two years of medical benefit continuation, and (d) accelerated vesting of all outstanding options granted on or prior to June 15, 2007. If Mr. Kelly's employment is terminated on account of his disability (as defined in the Kelly employment agreement), he will receive one times his average base salary for the three most recent fiscal years and the benefits described in clauses (b), (c) and (d) above. If the good reason event is Activision failing to renew the Kelly employment agreement on similar terms and conditions at the end of the term, the severance amount in clause (a) will be reduced to "two times" the average annual base salary and bonus paid to him for the three most recent fiscal years.

        Upon a change of control of Activision following the consummation of the transaction, Mr. Kelly is entitled to (a) accelerated vesting of all outstanding options granted prior to January 1, 2007 and (b) accelerated vesting of 20% of the options granted on June 15, 2007. Mr. Kelly will also be entitled to a gross-up payment for any excise taxes imposed on him under Section 4999 of the Internal Revenue Code.

        For a period of one year following the termination of his employment, Mr. Kelly will be prevented from (a) competing with Activision, (b) soliciting employees of Activision and (c) utilizing confidential and proprietary information to solicit customers, employees and other Activision affiliates. Moreover, Mr. Kelly remains subject to Activision's standard proprietary information agreement.

Griffith Employment Agreement Amendment

        Michael Griffith currently serves as President and Chief Executive Officer of Activision Publishing pursuant to an employment agreement, which we refer to as the Griffith employment agreement. As previously disclosed, on December 1, 2007, Activision entered into an amendment to the Griffith employment agreement to provide additional incentives for Mr. Griffith to remain employed by Activision Publishing following the completion of the transaction. The amendment to the Griffith employment agreement becomes effective upon completion of the transaction.

        The amendment to the Griffith employment agreement provides that, on the closing date, Mr. Griffith will receive 50,000 stock options and 50,000 RSUs. The stock options will vest in three equal annual installments on each of the first, second and third anniversaries of the closing. The RSUs will vest in full on June 30, 2010.

        In addition, the amendment modifies the vesting provisions of certain equity awards previously granted to Mr. Griffith to reduce the vesting term by one year. Under his employment agreement, Mr. Griffith had received 1,000,000 stock options under the Company's 2003 Incentive Plan, which were granted in three tranches. The first tranche consisted of 350,000 stock options, which were to vest ratably over five years beginning on June 15, 2006. The amendment provides that these stock options will now vest in four installments as follows: 20% on June 15, 2006, 20% on June 15, 2007, 20% on June 15, 2008 and 40% on June 15, 2009. The second tranche consisted of 350,000 stock options, which were to vest in full on June 15, 2010, subject to possible earlier vesting if Mr. Griffith attained certain performance objectives. The amendment provides that these stock options will now vest in full on June 15, 2009, subject to possible earlier vesting if Mr. Griffith attains certain performance objectives. The third tranche consisted of 300,000 stock options, which were to vest in full on June 15, 2010. The amendment provides that these options will now vest in full on June 15, 2009.

        Pursuant to his employment agreement, Mr. Griffith also received a grant of RSUs, which were to vest in three equal annual installments on June 15, 2008, June 15, 2009 and June 15, 2010. The amendment provides that the RSUs will now vest in two installments, with one third (1/3) of the shares to vest on June 15, 2008, and two-thirds (2/3) of the shares to vest on June 15, 2009.

CORPORATE GOVERNANCE OF ACTIVISION BLIZZARD

        The following section summarizes the material provisions of the post-closing certificate of incorporation and the post-closing bylaws. Upon closing of the transaction and assuming approval of the charter amendment proposal and the bylaw amendment proposal by Activision stockholders, Activision's certificate of incorporation and bylaws will be amended and restated in their entirety. Copies of the post-closing certificate of incorporation and the post-closing bylaws are attached as Annexes B and C, respectively, to this proxy statement, and are incorporated herein by reference.

        The following summary may not contain all of the information about the post-closing certificate of incorporation and the post-closing bylaws that may be important to you and is qualified in its entirety by reference to the complete text of the post-closing certificate of incorporation and the post-closing bylaws. We encourage you to read the post-closing certificate of incorporation and the post-closing bylaws carefully and in their entirety for a more complete understanding of these documents.

Corporate Name

        The combined company's corporate name will be "Activision Blizzard, Inc."

Fiscal Year

        The fiscal year of the combined company will end on December 31.

Capital Stock

        The total number of shares of capital stock that Activision Blizzard will have the authority to issue under the post-closing certificate of incorporation is one billion two hundred five million (1,205,000,000) shares, of which (a) one billion two hundred million (1,200,000,000) shares will be designated common stock, par value $0.000001 per share, and (b) five million (5,000,000) shares will be designated preferred stock.

Activision Blizzard Board of Directors

  Size of the Activision Blizzard Board of Directors

        After completion of the transaction, the Activision Blizzard board of directors will consist of eleven (11) directors.

  Composition of the Activision Blizzard Board of Directors

        Prior to the first occurrence of a Triggering Event, the members of the Activision Blizzard board of directors will include:

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  six (6) directors designated by Vivendi (these directors are referred to in this proxy statement, collectively, as "Vivendi designees");

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  two (2) Activision management directors (these directors are referred to in this proxy statement, collectively, as "executive directors"); and

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  three (3) directors who currently serve on Activision's board of directors and who qualify as "independent directors" pursuant to Rule 4200(15) of the NASDAQ Marketplace Rules (these directors are referred to in this proxy statement, collectively, as "independent directors").

        If, at any time prior to the first occurrence of a Triggering Event while Activision Blizzard's securities are listed on NASDAQ or any other U.S. stock exchange, applicable law or listing rules require a greater number of independent directors, the size of the Activision Blizzard board of directors will be increased to add (a) the number of additional required independent directors, and

(b) a number of additional Vivendi designees such that at least a majority of the directors will be Vivendi designees.

        Following the first occurrence of a Triggering Event, but prior to the first occurrence of a Termination Event, (a) the Activision Blizzard board of directors will include a number of Vivendi designees that is proportional to the Vivendi Voting Interest, and (b) the Vivendi nominating committee (as described below in the section entitled "Corporate Governance of Activision Blizzard— Activision Blizzard Board of Directors—Committees of the Activision Blizzard Board of Directors") will be entitled to nominate individuals for the Vivendi designees; provided that if, at any time while Activision Blizzard's securities are listed on NASDAQ or any other U.S. stock exchange, applicable law or listing rules require that at least a majority of the Activision Blizzard board of directors be "independent" as defined by such law or listing rules, then (x) the size of the Activision Blizzard board of directors will be increased to add the number of additional independent directors to satisfy such law or listing rules, and (y) such vacancies will be filled by individuals nominated by the Vivendi designees and appointed by the affirmative vote of a majority of the directors then in office.

  Classification of the Activision Blizzard Board of Directors

        Activision Blizzard will have one class of directors.

  Committees of the Activision Blizzard Board of Directors

        The Activision Blizzard board of directors will have three standing committees: (a) an audit committee, (b) a compensation committee, and (c) a nominating and corporate governance committee. In addition to the three standing committees, the Activision Blizzard board of directors will establish three (3) subcommittees of the nominating and corporate governance committee:

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  a Vivendi nominating committee, which will be maintained until the first occurrence of a Termination Event and will be comprised solely of Vivendi designees;

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  an independent nominating committee, which will be maintained until the first occurrence of a Termination Event and will be comprised solely of independent directors; and

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  an executive nominating committee, which will be maintained until the first occurrence of a Triggering Event and will be comprised of two (2) Vivendi designees and two (2) independent directors.

        The three subcommittees of the Activision Blizzard nominating and corporate governance committee are referred to in this proxy statement, collectively, as "special nominating committees."

        All committees of the Activision Blizzard board of directors (other than the special nominating committees and the audit committee) will:

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  prior to the first occurrence of a Triggering Event, (a) have at least a majority of Vivendi designees, and (b) include at least one (1) independent director; and

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  following the first occurrence of a Triggering Event and prior to the first occurrence of a Termination Event, include at least a number of Vivendi designees that is proportional to the Vivendi Voting Interest, rounded up to the nearest whole number.

  Controlled Company Exemption

        Following completion of the transaction, we expect that Activision Blizzard will qualify as a "controlled company," as that term is defined by Rule 4350(c) of the NASDAQ Marketplace Rules. A controlled company is a company of which more than 50% of the voting power is held by an individual, group or another company. Immediately after the completion of transaction, Vivendi and its subsidiaries will collectively own more than 50% of the voting power of the outstanding common stock of Activision Blizzard. Accordingly, we believe that Activision Blizzard will be exempt from the requirements of Rule 4350(c) of the NASDAQ Marketplace Rules that would otherwise require Activision Blizzard to have:

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  a majority of independent directors;

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  a compensation committee composed solely of independent directors;

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  compensation of Activision Blizzard's executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors;

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  a nominating committee composed solely of independent directors; and

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  director nominees selected, or recommended for the board of directors' selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

  Quorum for Meetings of the Activision Blizzard Board of Directors

        Prior to the first occurrence of a Triggering Event, the presence in person of a number of directors equal to a majority of the total number of directors plus one (1) will constitute a quorum for meetings of the Activision Blizzard board of directors. If a quorum is not obtained at a meeting of the Activision Blizzard board of directors solely because none of the executive directors or independent directors was present at such meeting, then, for purposes of the next meeting, a quorum for such meeting solely with respect to those matters duly noticed for the prior meeting will require the presence, in person, of a number of directors equal to a majority of the total number of directors.

        Following the first occurrence of a Triggering Event, the presence in person of a number of directors equal to a majority of the total number of directors will constitute a quorum for meetings of the Activision Blizzard board of directors.

  Acts of the Activision Blizzard Board of Directors

        Prior to the first occurrence of a Triggering Event, the vote of a majority of the votes present or otherwise able to be cast will constitute an act of the Activision Blizzard board of directors.

        Following the first occurrence of a Triggering Event, the vote of a majority of the directors present will constitute an act of the Activision Blizzard board of directors.

  Voting Power of Vivendi Designees

        Prior to the first occurrence of a Triggering Event, at each meeting of the Activision Blizzard board of directors or any committee of the Activision Blizzard board of directors (other than the special nominating committees and the audit committee), each Vivendi designee who is not an employee of Activision Blizzard or any of Activision Blizzard's subsidiaries and who is present at such meeting will be entitled to cast a number of votes equal to the quotient of (a) the sum of (x) the total number of Vivendi designees who are not employees of Activision Blizzard or any of Activision Blizzard's subsidiaries and who serve on the Activision Blizzard board of directors or any committee thereof and who are not present at such meeting plus (y) the total number of Vivendi designees (other than Vivendi designees who are not employees of Activision Blizzard or any of Activision Blizzard's subsidiaries) who serve on the Activision Blizzard board of directors or any committee thereof and who are not present at such meeting, divided by (b) the total number of Vivendi designees who are not employees of Activision Blizzard or any of Activision Blizzard's subsidiaries and who are present at such meeting.

  Vacancies on the Activision Blizzard Board of Directors

        In general, vacancies on the Activision Blizzard board of directors may only be filled by the affirmative vote of a majority of the remaining directors then in office, although fewer than a quorum, or by the sole remaining director. However, prior to the first occurrence of a Termination Event:

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  a vacancy created by the resignation, death or removal of a Vivendi designee may only be filled through the affirmative vote of a majority of the directors on the Vivendi nominating committee; and

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  a vacancy created by the resignation, death or removal of an independent director may only be filled through the affirmative vote of a majority of the directors on the independent nominating committee.

        In addition, prior to the first occurrence of a Triggering Event, a vacancy created by the resignation, death or removal of an executive director may only be filled by the unanimous vote of the directors on the executive nominating committee.

  Approval of Certain Matters by Activision Blizzard Board of Directors

        Prior to the fifth anniversary of the closing date, the approval of certain matters by the Activision Blizzard board of directors will require the affirmative vote of (a) a majority of the votes present or otherwise able to be cast, and (b) at least a majority of the independent directors.

        These matters include:

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  the declaration and payment of any dividend on Activision Blizzard's capital stock, provided that after the first anniversary of the closing date, this restriction will not apply if Activision Blizzard's pro forma net debt amount, after giving effect to such dividend, does not exceed $400 million;

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  changing Activision Blizzard's state of incorporation;

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  any transaction or agreement between Activision Blizzard or any of its subsidiaries, on the one hand, and Vivendi or any of Vivendi's controlled affiliates, on the other hand;

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  waiver of the provisions of Section 203 of the DGCL with respect to any transaction involving Vivendi or any of Vivendi's controlled affiliates;

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  any change in Activision Blizzard's corporate name;

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  any relocation of Activision Blizzard's headquarters or principal offices to any location not in the Los Angeles, California area;

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  subject to certain limited exceptions, the creation of any committee of the Activision Blizzard board of directors;

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  prior to the first occurrence of a Triggering Event, any increase in the size of the Activision Blizzard board of directors, except as otherwise required pursuant to the provisions relating to the composition of the Activision Blizzard board of directors outlined above; or

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  the appointment or election of Activision Blizzard's chief financial officer.

        Prior to January 1, 2011 (or the third (3rd) anniversary of the closing date if the transaction closes after March 31, 2008), the affirmative vote of (a) a majority of the votes present or otherwise able to be cast, and (b) at least a majority of the independent directors will be required for:

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  the termination, with or without cause, of Activision Blizzard's chief executive officer; or

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  in the event Activision Blizzard's chief executive officer resigns for "good reason" (as defined in the chief executive officer's employment agreement), the appointment or election of a new chief executive officer.

Matters Relating to Activision Blizzard Stockholders

  Special Meetings of Activision Blizzard Stockholders

        Special meetings of Activision Blizzard stockholders may only be called by the Activision Blizzard board of directors pursuant to a resolution approved by a majority of the directors then in office. Stockholders of Activision Blizzard are not permitted to call a special meeting or to require that the Activision Blizzard board of directors call a special meeting of stockholders.

  Advance Notice Requirement for Stockholder Proposals

        In order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to Activision Blizzard's Corporate Secretary.

        To be timely, a stockholder's notice of business must be delivered to Activision Blizzard's Corporate Secretary at the principal executive offices of Activision Blizzard:

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  not less than forty-five (45) nor more than seventy-five (75) days prior to the first anniversary of the date on which Activision Blizzard first mailed its proxy materials for the previous year's annual meeting of stockholders; or

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  if either (a) no proxy materials were mailed in connection with the previous year's annual meeting or (b) the date of the annual meeting is more than thirty (30) days before or thirty (30) days after the anniversary of the previous year's annual meeting, not later than the close of business on the later of the ninetieth (90th) day before the annual meeting or the tenth (10th) day after public announcement of the date of the annual meeting.

        In the event that the number of directors to be elected at the annual meeting is increased, and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least fifty-five (55) days prior to the first anniversary of the previous year's annual meeting, a stockholder's notice with respect to nominees for the additional directorships will be considered timely if delivered to Activision Blizzard's Corporate Secretary at the principal executive offices of Activision Blizzard not later than ten (10) days following the day on which such public announcement is first made.

Future Amendments to Post-Closing Bylaws

        Subject to the exceptions specified below, amendments to the post-closing bylaws may made by either (a) the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of Activision Blizzard's capital stock entitled to vote thereon, or (b) the Activision Blizzard board of directors at any regular or special meeting without the assent or vote of Activision Blizzard stockholders.

        The following exceptions apply:

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  The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon is required to amend bylaw provisions that protect the stockholders of Activision Blizzard, including:

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  Section 2.4 (Special Meetings of Stockholders);

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  Section 2.6(a) (Quorum Requirements for Meetings of Stockholders);

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    Section 2.14 (Notice of Stockholder Business and Nominations); and

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    Section 8.4 (Amendment of Post-Closing Bylaws) as it relates to the aforementioned sections.

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  The affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon is required to amend Section 3.3 (Vivendi Stockholder's Right to Proportionate Representation); and Section 8.4 (Amendment of Post-Closing Bylaws) as it relates to the aforementioned section.

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  Certain post-closing bylaw provisions protecting Vivendi or the minority stockholders may only be amended as follows: (a) prior to the first occurrence of a Triggering Event, by the affirmative vote of (x) the holders of at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon, and (y) the holders of at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of capital stock owned by Vivendi and its controlled affiliated; and (b) after the first occurrence of a Triggering Event, by the affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon. These provisions include:

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  Section 3.2(b) (Composition of Activision Blizzard Board of Directors);

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  Section 3.4(b) (Vacancies on Activision Blizzard Board of Directors);

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  Section 3.6 (Quorum and Action Requirements for Activision Blizzard Board of Directors);

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  Section 3.10(c) (Creation of Special Nominating Committees);

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  Section 3.10(d) (Composition of Activision Blizzard Board Committees);

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  Section 3.10(f) (Quorum Requirements for Activision Blizzard Board Committees); and

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  Section 8.4 (Amendment of Post-Closing Bylaws) as it relates to the aforementioned sections.

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  The affirmative vote of the holders of (a) at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock, and (b) at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and Vivendi's controlled affiliates is required to amend:

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  Section 2.3 (Purposes of Annual Meeting; Election of Directors); and

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  Section 8.4 (Amendment of Post-Closing Bylaws) as it relates to the aforementioned section.

  •
  Prior to the fifth anniversary of the closing date, Section 3.12 (Approval of Certain Matters by Activision Blizzard Board of Directors), Section 4.3 (Chief Executive Officer) and Section 8.4 (Amendment of Post-Closing Bylaws) (as it relates to the foregoing sections) may only be amended by either:

  •
  the separate affirmative vote of (a) a majority of the votes present or otherwise able to be cast, and (b) at least a majority of the independent directors; or

  •
  the separate affirmative vote of the holders of (a) at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock, and (b) at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and Vivendi's controlled affiliates.

  •
  In addition to any vote required by law, the separate affirmative vote of the holders of (a) at least a majority of the shares of Activision Blizzard's capital stock, and (b) at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and Vivendi's controlled affiliates is required to amend:

  •
  Section 3.3(b) as to decrease the percentages in the definitions of "Triggering Event" and "Termination Event" set forth therein, or

  •
  any of the provisions of the post-closing bylaws in a manner that would be beneficial to Vivendi and Vivendi's controlled affiliates in their capacities as stockholders, other than amendments that affect the rights of all stockholders in the same manner.

Future Amendments to Post-Closing Certificate of Incorporation

        Amendments to the post-closing certificate of incorporation may be made in accordance with Section 242 of the DGCL, except that:

  •
  The affirmative vote of the holders of Activision Blizzard's capital stock entitled to vote thereon representing more than 66 2/3% of the shares entitled to be voted thereon is required to amend:

  •
  Section 5.3(a)(i) (Amendment of Post-Closing Bylaw Provisions Protecting All Stockholders);

  •
  Section 5.3(a)(ii) (Amendment of Post-Closing Bylaw Provision Protecting Vivendi Stockholder's Right to Proportionate Representation);

  •
  Section 5.3(c) (Amendment of Post-Closing Bylaws by Stockholders); and

  •
  Articles VIII and IX, subject to the requirements specified below for the amendment of Sections 8.2, 8.3, 8.5 and 9.1(b).

  •
  Section 5.1(b) (Quorum Requirements for Committees) and Section 5.3(a)(iii) (Amendment of Certain Post-Closing Bylaw Provisions Protecting Vivendi) may only be amended as follows: (a) prior to the first occurrence of a Triggering Event, by the affirmative vote of (x) the holders of at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon, and (y) the holders of at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and its controlled affiliated; and (b) after the first occurrence of a Triggering Event, by the affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of the Activision Blizzard's capital stock entitled to vote thereon.

  •
  The affirmative vote of (a) the holders of at least a majority of the voting power of the outstanding shares of the Activision Blizzard's capital stock entitled to vote thereon, and (b) the holders of at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of capital stock owned by Vivendi and Vivendi's controlled affiliates is required to amend:

  •
  Sections 5.3(a)(iv), 5.3(a)(v) and 5.3(b) (Amendment of Certain Post-Closing Bylaw Provisions Protecting Minority Stockholders);

  •
  Section 8.2 (Business Activities);

  •
  Section 8.3 (Corporate Opportunities);

  •
  Section 8.5 (Purchase of Activision Blizzard Stock by Vivendi); and

  •
  Section 9.1(b) (Approval of Certain Business Combinations).

Corporate Opportunities; Fiduciary Duties of Activision Blizzard Directors

  Corporate Opportunities

        Neither Vivendi nor any of Vivendi's controlled affiliates will be under an obligation to refrain from engaging in the same or similar activities or lines of business as Activision Blizzard other than businesses conducted by Blizzard Entertainment and Sierra immediately prior to the closing; provided, however, that the businesses conducted by Vivendi and its controlled affiliates as of the closing date will not be considered a competing business. In addition, neither Vivendi nor any of its officers or directors will be liable to Activision Blizzard or Activision Blizzard's stockholders for breach of any fiduciary duty by reason of any such activities. In the event that Vivendi acquires knowledge of a potential corporate opportunity for both Vivendi and Activision Blizzard, Vivendi will have no duty to communicate or offer the corporate opportunity to Activision Blizzard and will not be liable to Activision Blizzard or Activision Blizzard's stockholders for breach of any fiduciary duty as a stockholder of Activision Blizzard by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to Activision Blizzard.

  Fiduciary Duties of Directors

        If a director or officer of Activision Blizzard who is also a director or officer of Vivendi acts in a manner consistent with the following policy with respect to the allocation of a potential corporate opportunity for both Activision Blizzard and Vivendi about which such director acquires knowledge, he or she will have fully satisfied and fulfilled his or her fiduciary duty to Activision Blizzard and Activision Blizzard's stockholders with respect to the corporate opportunity. A corporate opportunity for both Activision Blizzard and Vivendi offered to any person who is an officer or director of Activision Blizzard and who is also an officer, director or employee of Vivendi, will belong to Vivendi unless such corporate opportunity was expressly offered to such person in his or her capacity as a director or officer of Activision Blizzard.

Purchase of Activision Blizzard Stock by Vivendi

        In the event that the Vivendi Voting Interest equals or exceeds 90%, either Vivendi or Activision Blizzard will, within sixty (60) days following the date upon which the Vivendi Voting Interest first equals or exceeds 90%, commence a tender offer to acquire all shares of Activision Blizzard common stock not owned by Vivendi as of such date at a price not less than the volume-weighted average closing price per share of Activision Blizzard common stock, as reported on NASDAQ (or, if applicable, such other national securities exchange on which Activision Blizzard's common stock is listed), as reported by Bloomberg, L.P., for the twenty (20) consecutive trading days immediately preceding (but not including) the trading day immediately preceding the date upon which the Vivendi Voting Interest first equals or exceeds 90%.

        At any time on or before the date upon which the Vivendi Voting Interest first equals or exceeds 90%, Vivendi may (but is not obligated to) cause Activision Blizzard to effect a merger or other business combination pursuant to which the holders of shares of Activision Blizzard common stock not owned by Vivendi as of such date will receive, in exchange for their shares, an amount equal to a price not less than the volume-weighted average closing price per share of Activision Blizzard common stock, as reported on NASDAQ (or, if applicable, such other national securities exchange on which Activision Blizzard's common stock is listed), as reported by Bloomberg, L.P., for the twenty (20) consecutive trading days immediately preceding (but not including) the trading day immediately preceding the date upon which the Vivendi Voting Interest first equals or exceeds 90%.

        Additionally, Vivendi and its affiliates are prohibited from participating in any share repurchase program initiated by Activision Blizzard and from making purchases in the open market while any such share repurchase program is operative.

THE PROPOSALS

PROPOSAL NO. 1

The Issuance of Shares Under the Business Combination Agreement

        Under the terms of the business combination agreement, Activision will issue an aggregate of approximately 358.2 million new shares of Activision common stock. At the effective time of the merger, each share of Vivendi Games common stock outstanding immediately before the merger will be converted into the right to receive 369,136.36364 shares of Activision common stock, which will result in the issuance of an aggregate of approximately 295.3 million newly issued shares of Activision common stock to VGAC, the sole stockholder of Vivendi Games. Concurrently with the merger, Vivendi will purchase from Activision approximately 62.9 million newly issued shares of Activision common stock for an aggregate purchase price of approximately $1.731 billion in cash. Immediately following completion of the merger and the share purchase, Vivendi and its subsidiaries are expected to own approximately 52.2% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis.

        Under NASDAQ Marketplace Rule 4350(i), a company listed on NASDAQ is required to obtain stockholder approval prior to the issuance of common stock, among other things, (a) if the issuance will result in a change of control of the company, or (b) in connection with the acquisition of another company's stock, if the number of shares of common stock to be issued is in excess of 20% of the number of shares of common stock then outstanding. The 358.2 million newly issued shares of Activision common stock to be issued in the transaction exceed the 20% threshold under the NASDAQ Marketplace Rules and are expected to represent approximately 52.2% of the issued and outstanding shares of the combined company's common stock on a fully diluted basis. Accordingly, in order to ensure compliance with NASDAQ Marketplace Rule 4350(i), Activision must obtain the approval of Activision stockholders for the issuance of these securities in the transaction.

Vote Required and Board of Directors Recommendation

        Approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on the proposal. Given that the vote that is required to approve this proposal is based upon the number of shares actually voted, a stockholder's failure to vote on the share issuance proposal will have no effect on the outcome of the vote for the proposal. Similarly, abstentions with respect to this proposal and broker non-votes will not affect the outcome of the vote, because they will be counted in determining the presence of a quorum but they will not be considered to be voted for purposes of the share issuance proposal.

        Our board of directors has unanimously approved the issuance of shares of our common stock in connection with the transaction and recommends a vote "FOR" the share issuance proposal.

        For a more detailed description of the business combination agreement and the transaction, see the section entitled "The Business Combination Agreement." See also Annex A to this proxy statement.

PROPOSAL NO. 2

The Amendment and Restatement of Activision's Amended and Restated
Certificate of Incorporation, as Amended

        In connection with the transaction, Activision and Vivendi have agreed that Activision would amend and restate its certificate of incorporation and bylaws to implement a number of governance and other changes. In this proxy statement, the amended and restated certificate of incorporation, in the form attached as Annex B to this proxy statement and is incorporated by reference into this proxy statement.

        At the special meeting, you will be asked to consider and vote on a proposal to approve the post-closing certificate of incorporation. In order to comply with applicable rules of the SEC relating to proxy statements, we are also presenting Sub-Proposals Nos. 2A through 2L to Activision stockholders as separate proposals for approval. As a matter of state law, only the approval of the post-closing certificate of incorporation, as a whole, is required. Because we are required to present the sub-proposals separately and because all of the revisions to Activision's amended and restated certificate of incorporation that are reflected in the post-closing certificate of incorporation are considered by Activision and Vivendi to be integral parts of the overall transaction, the approval of Proposal No. 2 and each of the Sub-Proposals 2A through 2L is a condition to completion of the transaction. Accordingly, a vote against Proposal No. 2 or any of the related Sub-Proposal Nos. 2A through 2L is effectively a vote against the transaction.

        The following is a summary of selected provisions of the post-closing certificate of incorporation. We believe that this description covers the material terms of the post-closing certificate of incorporation, which differ materially from Activision's current certificate of incorporation. However, the description may not contain all of the information that is important to you and is qualified in its entirety by reference to the complete text of the post-closing certificate of incorporation. In conjunction with this summary description, we encourage you to read the post-closing certificate of incorporation carefully and in its entirety.

Sub-Proposal No. 2A: Proposal to change the combined company's name from "Activision, Inc." to "Activision Blizzard, Inc."

        The parties to the business combination agreement have agreed that the name of the combined company should reflect its leading product lines and therefore propose to change the combined company's corporate name from "Activision, Inc." to "Activision Blizzard, Inc."

Sub-Proposal No. 2B: Proposal to increase the number of shares of authorized capital stock.

        Activision's current certificate of incorporation authorizes the issuance of up to four hundred fifty-five million (455,000,000) shares of capital stock, consisting of (a) four hundred fifty million (450,000,000) shares of Activision common stock, par value $0.000001 per share, and (b) five million (5,000,000) shares of preferred stock, par value $0.000001 per share, two million (2,000,000) of which are designated Series A Junior Preferred Stock, par value $0.000001 per share. On the record date for the Activision special meeting, Activision had outstanding                        shares of Activision common stock and no shares of preferred stock or Series A Junior Preferred Stock.

        In the transaction, Activision expects to issue an aggregate of approximately 358.2 million additional shares of Activision common stock. Activision expects to issue approximately 295.3 million additional shares of common stock to VGAC in connection with the merger. Concurrently with the merger, Activision expects to issue approximately 62.9 million additional shares of common stock to Vivendi in connection with the share purchase.

        Activision is proposing to increase the number of authorized shares of capital stock to give it sufficient authorized shares to complete the transaction and the subsequent tender offer. The increased share authorization will also provide greater flexibility in the capital structure of the combined company by allowing it to raise capital that may be necessary to further develop its business, to fund potential acquisitions, to have shares available for use in connection with stock plans and to pursue other corporate purposes that may be identified by the combined company's board of directors.

        To that end, Activision is proposing to increase the number of authorized shares of capital stock from four hundred fifty-five million (455,000,000) to one billion two hundred five million (1,205,000,000), of which one billion two hundred million (1,200,000,000) shares will be designated common stock, par value $.000001 per share, and five million (5,000,000) shares will be designated preferred stock, par value $.000001 per share.

Sub-Proposal No. 2C: Proposal to eliminate the Series A Junior Preferred Stock.

        Activision's current certificate of incorporation designates one series of preferred stock, the Series A Junior Preferred Stock, and includes certain provisions relating to the powers, rights and privileges of the Series A Junior Preferred Stock. On the record date for the Activision special meeting, Activision had no outstanding shares of Series A Junior Preferred Stock. Therefore, it is proposed that the post-closing certificate of incorporation eliminate the Series A Junior Preferred Stock.

Sub-Proposal No. 2D: Proposal to include certain quorum requirements for committees of the board of directors under certain circumstances.

        It is proposed that the post-closing certificate of incorporation include a provision establishing specific quorum requirements for committees of the Activision Blizzard board of directors. In particular, it is proposed to provide that, prior to the first occurrence of a Triggering Event, a quorum for any regular or special meeting of a committee of the Activision Blizzard board of directors (other than the special nominating committees and the audit committee), will require the presence, in person, of a majority of the directors appointed to such committee including at least one independent director. However, if a quorum is not obtained at such committee meeting because no independent director is present, then, for purposes of the next duly called and noticed committee meeting, a quorum will require the presence, in person, of a majority of the directors appointed to such committee.

Sub-Proposal No. 2E: Proposal to require supermajority stockholder approval to amend certain sections of the certificate of incorporation.

        It is proposed that amendments to certain sections of the post-closing certificate of incorporation will require supermajority stockholder approval. In particular, it is proposed that:

  •
  The affirmative vote of the holders of Activision Blizzard's capital stock representing more than 66 2/3% of the shares entitled to be voted will be required to amend:

  •
  Section 5.3(a)(i) (Amendment of Bylaw Provisions Protecting All Stockholders);

  •
  Section 5.3(a)(ii) (Amendment of Bylaw Provision Protecting Vivendi Stockholder's Right to Proportionate Representation);

  •
  Section 5.3(c) (Amendment of Bylaws by Stockholders); and

  •
  Articles VIII (Corporate Opportunities) and IX (Affiliate Transactions), subject to the requirements specified below for the amendment of Sections 8.2, 8.3, 8.5 and 9.1(b).

  •
  Section 5.1(b) (Quorum Requirements for Committees) and Section 5.3(a)(iii) (Amendment of Certain Bylaw Provisions Protecting Vivendi) may only be amended as follows: (a) prior to the first occurrence of a Triggering Event, by the affirmative vote of (x) the holders of at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon, and (y) the holders of at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and its controlled affiliated; and (b) after the first occurrence of a Triggering Event, by the affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of the Activision Blizzard's capital stock entitled to vote thereon.

  •
  The affirmative vote of (a) the holders of at least a majority of the voting power of the outstanding shares of the Activision Blizzard's capital stock entitled to vote thereon, and (b) the holders of at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of capital stock owned by Vivendi and Vivendi's controlled affiliates will be required to amend:

  •
  Sections 5.3(a)(iv), 5.3(a)(v) and 5.3(b) (Amendment of Certain Bylaw Provisions Protecting Minority Stockholders);

  •
  Section 8.2 (Business Activities);

  •
  Section 8.3 (Corporate Opportunities);

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  Section 8.5 (Purchase of Company Stock by Vivendi); and

  •
  Section 9.1(b) (Approval of Certain Business Combinations).

Sub-Proposal No. 2F: Proposal to limit the power of the board of directors to amend certain provisions of the bylaws without stockholder approval.

        It is proposed that the post-closing certificate of incorporation will provide that, subject to the exceptions specified below, amendments to the post-closing bylaws may made by either (a) the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of Activision Blizzard's capital stock entitled to vote thereon, or (b) the Activision Blizzard board of directors at any regular or special meeting without the vote of Activision Blizzard's stockholders.

        It is proposed that the post-closing certificate of incorporation will provide for the following exceptions:

  •
  The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon will be required to amend post-closing bylaw provisions that protect the stockholders of Activision Blizzard, including:

  •
  Section 2.4 (Special Meetings of Stockholders);

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  Section 2.6(a) (Quorum Requirements for Meetings of Stockholders);

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  Section 2.14 (Notice of Stockholder Business and Nominations); and

  •
  Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned sections.

  •
  The affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon will be required to amend Section 3.3 (Vivendi Stockholder's Right to Proportionate Representation); and Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned section.

  •
  Certain post-closing bylaw provisions protecting Vivendi in its capacity as an Activision Blizzard stockholder may only be amended as follows: (a) prior to the first occurrence of a Triggering Event, by the affirmative vote of (x) the holders of at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon, and (y) the holders of at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of capital stock owned by Vivendi and its controlled affiliated; and (b) after the first occurrence of a Triggering Event, by the affirmative vote of the holders of more than 66 2/3% of the voting power of the outstanding shares of Activision Blizzard's capital stock entitled to vote thereon. These provisions include:

    •
    Section 3.2(b) (Composition of Activision Blizzard Board of Directors);

    •
    Section 3.4(b) (Vacancies on Activision Blizzard Board of Directors);

    •
    Section 3.6 (Quorum and Action Requirements for Activision Blizzard Board of Directors);

    •
    Section 3.10(c) (Creation of Special Nominating Committees);

    •
    Section 3.10(d) (Composition of Activision Blizzard Board Committees);

    •
    Section 3.10(f) (Quorum Requirements for Activision Blizzard Board Committees); and

    •
    Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned sections.

  •
  The affirmative vote of the holders of (a) at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock, and (b) at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and Vivendi's controlled affiliates will be required to amend:

  •
  Section 2.3 (Purposes of Annual Meeting; Election of Directors); and

  •
  Section 8.4 (Amendment of Bylaws) as it relates to the aforementioned section.

  •
  Prior to the fifth anniversary of the closing date, Section 3.12 (Approval of Certain Matters by Activision Blizzard Board of Directors), Section 4.3 (Chief Executive Officer) and Section 8.4 (Amendment of Bylaws) (as it relates to the foregoing sections) may only be amended by either:

  •
  the separate affirmative vote of (a) a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the non-employee Vivendi designees), and (b) at least a majority of the independent directors; or

  •
  the separate affirmative vote of the holders of (a) at least a majority of the voting power of the outstanding shares of Activision Blizzard's capital stock, and (b) at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and Vivendi's controlled affiliates.

  •
  In addition to any vote required by law, the separate affirmative vote of the holders of (a) at least a majority of the shares of Activision Blizzard's capital stock, and (b) at least a majority of the outstanding shares of Activision Blizzard's capital stock other than shares of Activision Blizzard's capital stock owned by Vivendi and Vivendi's controlled affiliates will be required to amend:

  •
  Section 3.3(b) as to decrease the percentages in the definitions of "Triggering Event" and "Termination Event" set forth therein, or

  •
  any of the post-closing bylaws in a manner that would be beneficial to Vivendi and Vivendi's controlled affiliates in their capacities as stockholders, other than amendments that affect the rights of all stockholders in the same manner.

Sub-Proposal No. 2G: Proposal to grant the directors designated by Vivendi certain voting powers when other Vivendi designees are not present at board or committee meetings.

        It is proposed that the post-closing certificate of incorporation include a provision to the effect that, prior to the first occurrence of a Triggering Event, at each meeting of the Activision Blizzard board of directors or any committee thereof (other than the special nominating committees and the audit committee), each of the Vivendi designees who is not an employee of Activision Blizzard or any of Activision Blizzard's subsidiaries and who is present at the meeting will be entitled to cast a number of votes equal the quotient of (a) the sum of (x) the total number of Vivendi designees who are not employees of Activision Blizzard or any of Activision Blizzard's subsidiaries and who serve on the Activision Blizzard board of directors or the relevant committee that are not present at such meeting plus (y) the total number of Vivendi designees (other than Vivendi designees who are not employees of Activision Blizzard or any of Activision Blizzard's subsidiaries) on the Activision Blizzard board of directors or relevant committee that are not present at such meeting, divided by (b) the total number of Vivendi designees who are not employees of Activision Blizzard or any of Activision Blizzard's subsidiaries and who are present at such meeting.

Sub-Proposal No. 2H: Proposal to include limitations on certain business activities in which Vivendi may, directly or indirectly, engage or participate.

        It is proposed to include a provision in the post-closing certificate of incorporation to the effect that neither Vivendi nor any of its controlled affiliates is under an obligation to refrain from engaging in the same or similar activities or lines of business as Activision Blizzard other than businesses conducted by Blizzard Entertainment and Sierra immediately prior to the closing; provided, however, that the businesses conducted by Vivendi and its controlled affiliates as of the closing date will not be considered a competing business. Neither Vivendi nor any of its officers or directors will be liable to Activision Blizzard or its stockholders for breach of any fiduciary duty by reason of any such activities.

Sub-Proposal No. 2I: Proposal to establish procedures allocating certain corporate opportunities between Activision Blizzard and Vivendi.

        It is proposed that the post-closing certificate of incorporation provide that, in the event that Vivendi acquires knowledge of a potential corporate opportunity for both Vivendi and Activision Blizzard, Vivendi will have no duty to communicate or offer the corporate opportunity to Activision Blizzard and will not be liable to Activision Blizzard or Activision Blizzard's stockholders for breach of any fiduciary duty as a stockholder of Activision Blizzard by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to Activision Blizzard.

        In addition, it is proposed that the post-closing certificate of incorporation provide that, if a director or officer of Activision Blizzard who is also a director or officer of Vivendi, acts in a manner consistent with the following policy with respect to the allocation of a potential corporate opportunity for both Activision Blizzard and Vivendi about which such director acquires knowledge, he or she will have fully satisfied and fulfilled his or her fiduciary duty to Activision Blizzard and Activision Blizzard's stockholders with respect to the corporate opportunity. A corporate opportunity for both Activision Blizzard and Vivendi offered to any person who is an officer or director of Activision Blizzard and who is also an officer, director or employee of Vivendi, will belong to Vivendi unless such corporate opportunity was expressly offered to such person in his or her capacity as a director or officer of Activision Blizzard.

Sub-Proposal No. 2J: Proposal to require Vivendi or Activision Blizzard to purchase all of the combined company's issued and outstanding shares of Activision Blizzard common stock if and when Vivendi becomes the record owner of more than 90% of the issued and outstanding shares of Activision Blizzard common stock.

        It is proposed to include a provision in the post-closing certificate of incorporation that will require Vivendi to purchase all of the issued and outstanding shares of Activision Blizzard common stock under certain specified circumstances. The proposed provision would provide that, in the event that the Vivendi Voting Interest equals or exceeds 90%, either Vivendi or Activision Blizzard will, within sixty (60) days following the date upon which the Vivendi Voting Interest first equals or exceeds 90%, commence a tender offer to acquire all shares of Activision Blizzard common stock not owned by Vivendi as of such date at a price not less than the volume-weighted average closing price per share of Activision Blizzard common stock, as reported on NASDAQ (or, if applicable, such other national securities exchange on which Activision Blizzard's common stock is listed), as reported by Bloomberg, L.P., for the twenty (20) consecutive trading days immediately preceding (but not including) the trading day immediately preceding the date upon which the Vivendi Voting Interest first equals or exceeds 90%.

        In addition, the proposed provision would provide that, at any time on or before the date upon which the Vivendi Voting Interest first equals or exceeds 90%, Vivendi may (but is not obligated to) cause Activision Blizzard to effect a merger or other business combination pursuant to which the holders of the shares of Activision Blizzard common stock not owned by Vivendi as of such date will receive, in exchange for each of their shares, an amount equal to a price not less than the volume-weighted average closing price per share of Activision Blizzard common stock, as reported on NASDAQ (or, if applicable, such other national securities exchange on which Activision Blizzard's common stock is listed), as reported by Bloomberg, L.P., for the twenty (20) consecutive trading days immediately preceding (but not including) the trading day immediately preceding the date upon which the Vivendi Voting Interest first equals or exceeds 90%.

Sub-Proposal No. 2K: Proposal to approve a provision regarding affiliate transactions.

        It is proposed that the post-closing certificate of incorporation include a provision stipulating that, unless the Vivendi Voting Interest (a) equals or exceeds 90% or (b) is less than 35%, any merger, business combination or similar transaction involving Activision Blizzard or any of its subsidiaries, on the one hand, and Vivendi or Vivendi's directly or indirectly controlled affiliates, on the other, must be approved, in addition to any approval required pursuant to the DGCL and/or the post-closing bylaws, by the affirmative vote of a majority in interest of the stockholders of Activision Blizzard, other than Vivendi or Vivendi's directly or indirectly controlled affiliates, that are present and entitled to vote at a stockholders' meeting called for such purpose.

Sub-Proposal No. 2L: Proposal to cause Activision Blizzard to be governed by Section 203 of the DGCL, a statute which restricts business combinations between corporations and their significant stockholders.

        Activision's current certificate of incorporation contains a provision expressly electing that Activision not be governed by Section 203 of the DGCL. Section 203 of the DGCL generally provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in a wide range of business combinations with the corporation for a period of three years following the date the person became an interested stockholder, unless:

  •
  the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or

  •
  the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

        It is proposed that neither the post-closing certificate of incorporation nor the post-closing bylaws contain a provision pursuant to which Activision Blizzard will opt out of Section 203 of the DGCL. Accordingly, Activision Blizzard will be governed by Section 203 of the DGCL.

Vote Required and Board of Directors Recommendation

        In accordance with Section 242 of the Delaware General Corporation Law, approval of Proposal No. 2 and each of the subproposals 2A through 2L require the affirmative vote of the holders of a majority of the outstanding shares of Activision common stock entitled to vote on the proposal at the special meeting.

        The Activision board of directors has unanimously approved the amendment and restatement of Activision's certificate of incorporation and recommends a vote "FOR" Proposal No. 2, including each of the Sub-Proposals 2A through 2L.

PROPOSAL NO. 3

The Amendment of Section 7.4(a) of Activision's
Third Amended and Restated Bylaws

        Activision's current bylaws provide that Section 7.4(a) may only be amended by the vote of a majority in interest of Activision stockholders represented and entitled to vote at any meeting at which a quorum is present.

        Activision is proposing to amend Section 7.4(a) of its third amended and restated bylaws to read in its entirety as follows:

          "Amendment of By-Laws. The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided, however, that Sections 2.3, 2.4, 2.6(a), 2.14, 3.2(b), 3.3, 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f), 3.12, 4.3 and Section 8.4 of these by-laws may be altered, amended or repealed only as provided in the Certificate of Incorporation."

Vote Required and Board of Directors Recommendation

        The affirmative vote of the holders of a majority of the outstanding shares of Activision common stock entitled to vote is required to approve Proposal No. 3.

        The Activision board of directors unanimously recommends a vote "FOR" the bylaw amendment proposal.

PROPOSAL NO. 4

Adjournment of the Special Meeting

        In the event that the number of shares of Activision common stock present in person or represented by proxy at the special meeting is insufficient to approve the share issuance proposal, the charter amendment proposal and the bylaw amendment proposal, Activision may move to adjourn or postpone the special meeting in order to enable the Activision board of directors to solicit additional proxies in favor of the approval of the share issuance proposal, the charter amendment proposal and the bylaw amendment proposal. In that event, Activision will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board of Directors Recommendation

        Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on the proposal.

        The Activision board of directors unanimously recommends a vote "FOR" the adjournment proposal.

OTHER MATTERS TO COME BEFORE THE MEETING

        No other matters are intended to be brought before the special meeting by Activision, and Activision does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 give effect to the transaction as if it was consummated on January 1, 2006 and include all adjustments which give effect to events that are directly attributable to the transaction, expected to have a continuing impact, and that are factually supportable. The unaudited pro forma condensed combined balance sheet as of September 30, 2007 gives effect to the transaction as if it had been consummated on September 30, 2007 and includes all adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below.

        The pro forma adjustments reflecting the consummation of the transaction are based upon the purchase method of accounting in accordance with U.S. GAAP, and upon the assumptions set forth in the notes herein. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The allocation of the purchase price is preliminary and is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. In addition, the estimated purchase price itself is preliminary and will be adjusted based upon the Activision share price on the date of closing. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary pro forma adjustments presented herein. This unaudited pro forma condensed combined financial information should be read in conjunction with the financial information appearing under "Selected Historical Financial Data of Activision" and "Selected Historical Financial Data of Vivendi Games" and the historical financial statements of Activision and Vivendi Games included elsewhere in this proxy statement.

        Additional pro forma adjustments have been made to reflect the repurchase of 146.5 million shares of Activision Blizzard common stock at $27.50 per share, representing the maximum amount of shares to be purchased under the cash tender offer commencing within five (5) business days after the closing of the transaction. According to the terms of the business combination agreement the tender offer will be funded with: (a) Activision's available cash on hand including $1.731 billion in proceeds from the sale of 62.9 million shares to Vivendi, short term investments (excluding restricted cash) and borrowings made under one or more new credit facilities from Vivendi or a third party lender for the first $2.928 billion of the aggregate tender, (b) proceeds from the issuance of additional shares to Vivendi for $700 million, and (c) additional borrowings under such credit facilities from Vivendi or a third party lender. For purposes of the other adjustments, borrowings are assumed to come from Vivendi. Actual shares purchased in the tender offer could be less than 146.5 million which would impact the adjusted pro forma amounts.

        The pro forma adjustments do not reflect any operating efficiencies or inefficiencies which may result from the transaction. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the periods presented or the results that Activision Blizzard will experience after the transaction is consummated. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Actual results could differ, perhaps materially, from these estimates and assumptions.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2007

	Vivendi Games		Activision	Pro Forma Adjustments		Pro Forma Activision Blizzard		Other Adjustments		Adjusted Pro Forma Activision Blizzard
	(in thousands, except per share data)
Revenues:
Product sales	$348,514		$1,125,713	$—		$1,474,227		$—		$1,474,227
Subscription and licensing revenues	614,250		—	—		614,250		—		614,250

Net revenues	962,764		1,125,713	—		2,088,477		—		2,088,477
Costs and expenses:
Cost of sales	246,294		748,923	(994	)a	994,223		—		994,223
Product development	266,765		110,660	(2,009	)b	375,416		—		375,416
Sales and marketing	108,165		160,654	2,310	c	271,129		—		271,129
General and administrative	103,338		114,043	(10,500	)d	206,881		—		206,881
Depreciation and amortization	45,195		—	215,951	e	261,146		—		261,146

Total costs and expenses	769,757		1,134,280	204,758		2,108,795		—		2,108,795

Operating income (loss)	193,007		(8,567)	(204,758)		(20,318)		—		(20,318)
Other income (expenses), net	(3,598)		34,341	—		30,743		(61,069	)v	(30,326)

Income (loss) before income tax provision	189,409		25,774	(204,758)		10,425		(61,069)		(50,644)
Income tax provision (benefit)	12,255		11,672	(80,061	)f	(56,134)		(23,878	)f	(80,012)

Net income (loss)	$177,154		$14,102	$(124,697)		$66,559		$(37,191)		$29,368

Net income per share:
Basic	N/A	g	$0.05			$0.10	j			$0.06	l
Diluted	N/A	g	$0.05			$0.10	j			$0.05	l
Weighted average number of common shares outstanding:
Basic	N/A	g	284,639	358,254	h	642,893		(121,018	)k	521,875
Diluted	N/A	g	310,885	358,254	h	669,139		(121,018	)k	548,121
See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2006

	Vivendi Games		Activision	Pro Forma Adjustments		Pro Forma Activision Blizzard		Other Adjustments		Adjusted Pro Forma Activision Blizzard
	(in thousands, except per share data)
Revenue:
Product sales	$473,052		$1,513,012	$—		$1,986,064		$—		$1,986,064
Subscription and licensing revenues	544,604		—	—		544,604		—		544,604

Net revenues	1,017,656		1,513,012	—		2,530,668		—		2,530,668
Costs and expenses:
Cost of sales	329,437		978,065	4,317	a	1,311,819		—		1,311,819
Product development	246,527		133,073	9,480	b	389,080		—		389,080
Sales and marketing	149,865		196,213	13,145	c	359,223		—		359,223
General and administrative	130,386		132,514	15,630	d	278,530		—		278,530
Depreciation and amortization	39,000		—	475,856	e	514,856		—		514,856

Total costs and expenses	895,215		1,439,865	518,428		2,853,508		—		2,853,508

Operating income (loss)	122,441		73,147	(518,428)		(322,840)				(322,840)
Other income (expenses), net	(16,407)		36,678	—		20,271		(70,301	)v	(50,030)

Income (loss) before income tax provision (benefit)	106,034		109,825	(518,428)		(302,569)		(70,301)		(372,870)
Income tax provision (benefit)	(33,246)		24,038	(202,705	)f	(211,913)		(27,488	)f	(239,401)

Net income (loss)	$139,280		$85,787	$(315,723)		$(90,656)		$(42,813)		$(133,469)

Net income (loss) per share:
Basic	N/A	g	$0.31			$(0.14	)j			$(0.26	)l
Diluted	N/A	g	$0.28			$(0.14	)j			$(0.26	)l
Weighted average number of common shares outstanding:
Basic	N/A	g	281,114	358,254	h	639,368		(121,018	)k	518,350
Diluted	N/A	g	305,339	N/A	i	639,368	i	(121,018	)k	518,350

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2007

	Vivendi Games	Activision	Pro Forma Adjustments		Pro Forma Activision Blizzard	Other Adjustments		Adjusted Pro Forma Activision Blizzard
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$40,000	$392,529	$1,593,000	m	$2,025,529	$(1,946,529	)v	$79,000
Short term investments	1,350	569,231	—		570,581	(528,318	)v	42,263
Accounts receivable, net	105,691	109,725	(51,575	)p	163,841	—		163,841
Inventory	31,779	189,033	16,500	n	237,312	—		237,312
Deferred income taxes	75,141	60,032	(53,105	)q	82,068	—		82,068
Other current assets	56,793	146,334	129,319	n	332,446	—		332,446

Total current assets	310,754	1,466,884	1,634,139		3,411,777	(2,474,847)		936,930
Property and equipment, net	121,866	53,500	—		175,366	—		175,366
Deferred income taxes	—	38,252	(38,252	)o	—	—		—
Other assets	121,274	122,316	1,556,622	n	1,800,212	—		1,800,212
Goodwill	203,357	280,248	6,549,881	n	7,033,486	—		7,033,486

Total assets	$757,251	$1,961,200	$9,702,390		$12,420,841	$(2,474,847)		$9,945,994

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$41,998	$158,059	$—		$200,057	$—		$200,057
Accrued expenses and others	412,696	255,266	(60,470	)p	607,492	—		607,492

Total current liabilities	454,694	413,325	(60,470)		807,549	—		807,549
Deferred income taxes	17,813	—	570,379	q	588,192	—		588,192
Long term debt	—	—	—		—	853,153	v	853,153
Other liabilities	54,109	18,325	(505	)r	71,929	—		71,929

Total liabilities	526,616	431,650	509,404		1,467,670	853,153		2,320,823
Shareholders' equity:
Common stock	—	—	1	s	1	—		1
Additional paid-in capital	614,133	1,045,891	9,714,405	s	11,374,429	(3,328,000	)v	8,046,429
(Accumulated deficit) retained earnings	(417,136)	456,301	(496,469	)t	(457,304)	—		(457,304)
Accumulated other comprehensive income	36,045	27,358	(27,358	)u	36,045	—		36,045
Net receivable from affiliates	(2,407)	—	2,407	m	—	—		—

Total shareholders' equity	230,635	1,529,550	9,192,986		10,953,171	(3,328,000)		7,625,171

Total liabilities and shareholders' equity	$757,251	$1,961,200	$9,702,390		$12,420,841	$(2,474,847)		$9,945,994

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the full year ended March 31, 2007 for Activision with the full year ended December 31, 2006 for Vivendi Games. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 combines the nine months ended September 30, 2007 for Activision with the nine months ended September 30, 2007 for Vivendi Games. For this purpose, Activision's statement of operations for the period January 1, 2007 to March 31, 2007 was added to its statement of operations for the six months ended September 30, 2007. Therefore, the statement of operations for the period January 1, 2007 to March 31, 2007 has been presented in both the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006. Activision's net revenues and net loss for the three months ended March 31, 2007 were $312.5 million and $14.4 million, respectively. In addition, the accompanying unaudited pro forma condensed combined balance sheet combines the balance sheet of Activision at September 30, 2007 with the balance sheet of Vivendi Games as of September 30, 2007.

        Under the terms of the business combination agreement, Activision and Vivendi Games will combine their businesses through the merger of a newly formed, wholly-owned subsidiary of Activision with and into Vivendi Games. In the transaction, shares of Vivendi Games will be converted into 295.3 million newly issued shares of Activision common stock which is based upon a valuation of Vivendi Games at $8.121 billion and a per share price for Activision common stock of $27.50. Concurrently, Vivendi will purchase 62.9 million newly issued shares of Activision common stock at a price of $27.50 per share for a total of approximately $1.731 billion in cash. As a result of these transactions, Vivendi will own approximately 52.2% of the issued and outstanding shares of Activision Blizzard common stock on a fully diluted basis.

        Within five (5) business days after closing the transaction, Activision Blizzard has agreed to commence an approximately $4.03 billion cash tender offer to purchase up to 146.5 million shares of Activision Blizzard common stock at $27.50 per share. The tender offer will be funded by Activision Blizzard's cash on hand at closing, including the $1.731 billion in cash received from the Vivendi share purchase. In addition, if the aggregate tender offer consideration exceeds $2.928 billion, Vivendi has agreed to acquire from Activision Blizzard additional newly issued shares for up to an additional $700 million of Activision common stock at $27.50 per share, the proceeds of which would also be used to fund the tender offer. Any remaining funds required to complete the tender offer will be borrowed by Activision Blizzard from Vivendi or third-party lenders. If the tender offer is fully subscribed, Vivendi will own approximately 68.0% of the issued and outstanding shares of Activision Blizzard common stock on a fully diluted basis.

Overview of the accounting for the transaction

        The transactions contemplated by the business combination agreement will be accounted for as a reverse acquisition under the purchase method of accounting. For this purpose, Vivendi Games will be deemed to be the accounting acquiror and Activision will be deemed to be the accounting acquiree.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 1: Basis of Pro Forma Presentation (Continued)

        The preliminary purchase price of Activision consists of the following items (in thousands):

Fair market value of Activision's outstanding common stock immediately prior to the transaction at the assumed closing price(1)	$8,068,566
Fair value of Activision's existing vested and unvested stock awards at the assumed closing price(2)	886,184
Vivendi Games' estimated transaction expenses	24,000

Total purchase price	$8,978,750

    (1)
    In preparing the unaudited pro forma condensed combined financial information, the assumed closing price was deemed to be $27.50 which is the per share price of Activision common stock used in the transaction, as well as the per share price of the tender offer to repurchase the shares of Activision Blizzard common stock.

    (2)
    The fair value of the existing vested and unvested stock awards is comprised of the following (in thousands):

Fair value of Activision's existing vested stock awards	$750,089
Fair value of Activision's existing unvested stock awards	297,352
Less: Unearned stock-based compensation	(161,257)

Net fair value of stock based awards	$886,184

      The fair value of Activision's stock awards was determined using an assumed fair value of Activision's common stock of $27.50 per share and a binomial-lattice model with the following assumptions: (a) varying volatility ranging from 48.02% to 51.88%, (b) a time varying risk free interest rate ranging from 3.67% to 5.2%, (c) an expected life ranging from approximately 3.22 years to 4.34 years, (d) risk adjusted stock return of 10.73%, and (e) an expected dividend yield of 0.0%.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 1: Basis of Pro Forma Presentation (Continued)

        Assuming a pro forma balance sheet date of September 30, 2007, the purchase price of Activision will be allocated to the following assets and liabilities (in thousands):

Working capital, excluding inventories		$652,113
Inventories		205,533
Property and equipment		53,500
Other long term assets		10,738
Intangible assets:	Life
License agreements	3 - 10 years	86,800
Developed software	Less than 1 year	228,300
Game engines	2 - 5 years	119,300
Internally developed franchises	5 - 12 years	1,119,900
Retail customer relationships	Less than 1 year	47,500
Activision trademark/trade name	Indefinite	310,600
Goodwill	Indefinite	6,830,129
Long term liabilities		(44,257)
Deferred tax liability		(563,452)
Financial instrument classified as equity(y)		(77,954)

Allocated purchase price		$8,978,750

        The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed, which for some intangibles assets are approximated by using the straight-line method. The estimated future after-tax decreases to net income from the amortization of the finite-lived intangible assets are the following amounts (in thousands):

Year 1	$272,960
Year 2	157,707
Year 3	144,588
Year 4	98,649
Year 5	76,497

Note 2: Pro Forma Adjustments

(a)
Represents the following pro forma adjustments to cost of sales (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Reclassification of Activision's depreciation and amortization expense(w)	$(2,740)	$(2,569)
Additional stock-based compensation(x)	1,746	6,886

Pro forma adjustment to cost of sales	$(994)	$4,317

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(b)
Represents the following pro forma adjustments to product development expense (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Reclassification of Activision's depreciation and amortization expense(w)	$(5,588)	$(6,279)
Additional stock-based compensation(x)	3,579	15,759

Pro forma adjustment to product development expense	$(2,009)	$9,480

(c)
Represents the following pro forma adjustments to sales and marketing expense (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Reclassification of Activision's depreciation and amortization expense(w)	$(1,163)	$(1,346)
Additional stock-based compensation(x)	3,473	14,491

Pro forma adjustment to sales and marketing expense	$2,310	$13,145

(d)
Represents the following pro forma adjustments to general and administrative expense (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Reclassification of Activision's depreciation and amortization expense(w)	$(12,279)	$(17,451)
Elimination of Activision's historical transaction costs	(3,600)	—
Additional stock-based compensation(x)	5,379	33,081

Pro forma adjustment to general and administrative expense	$(10,500)	$15,630

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(e)
Represents the following pro forma adjustments to depreciation and amortization expense (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Amortization expense as a result of fair value adjustments to intangible assets	$194,181	$448,211
Reclassification of Activision's depreciation and amortization expense(w)	21,770	27,645

Pro forma adjustment to depreciation and amortization expense	$215,951	$475,856

(f)
Represents the income tax effect of the pro forma adjustments at the combined federal and state statutory rate of 39.1%.

(g)
Vivendi Games is a privately-held company. Accordingly, per share historical data for Vivendi Games is omitted.

(h)
Represents the following pro forma adjustments to the weighted average number of shares (in thousands):

Issuance of 295.3 million newly issued shares of Activision Blizzard common stock to Vivendi for contribution of Vivendi Games to Activision	295,309
Issuance of additional 62.9 million newly issued shares of Activision Blizzard common stock to Vivendi at a price of $27.50 per share	62,945

Pro forma adjustment to weighted average number of common shares outstanding	358,254

(i)
There is no adjustment for potential shares to the diluted weighted average number of common shares outstanding for the year ended December 31, 2006 as a result of the pro forma net loss. Therefore there is no difference between the basic and diluted weighted average number of common shares outstanding

(j)
Pro forma net income (loss) per share was calculated by dividing pro forma net income (loss) by the pro forma weighted average common shares outstanding as if the transaction had occurred on January 1, 2006.

(k)
Represents the following adjustments to the weighted average number of common shares relating to the repurchase of 146.5 million shares of Activision Blizzard common stock as part of the tender offer (in thousands):

Repurchase of 146,473 shares of Activision Blizzard common stock referred to above	(146,473)
Issuance of additional 25,455 newly issued shares of Activision Blizzard common stock to Vivendi for $700 million to partially fund the tender offer	25,455

Other adjustment to weighted average number of common shares outstanding	(121,018)

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(l)
Represents adjusted pro forma net income (loss) per share computations assuming the repurchase of 146.5 million shares of Activision Blizzard common stock, representing the maximum amount of shares to be purchased under the all cash tender offer commencing within five business days after closing the transaction. Actual shares purchased could be less than 146.5 million which would impact the adjusted pro forma income from continuing operations per share as of September 30, 2007 and December 31, 2006. Refer to note (v) for sensitivity analyses relating to the tender offer.

(m)
Represents the following pro forma adjustments to cash and cash equivalents (in thousands):

Issuance of additional 62.9 million newly issued shares of Activision Blizzard common stock to Vivendi at a price of $27.50 per share	$1,731,000
Less: Cash payout for Blizzard equity plan at closing	(113,000)
Plus: Cash receipt to settle net receivable from Vivendi	2,407
Less: Dividend of unrestricted cash in excess of $15,000 to Vivendi per business combination agreement	(27,407)

Pro forma adjustment to cash and cash equivalents	$1,593,000

(n)
The purchase accounting entry to adjust Activision's tangible and intangible assets to fair value.

(o)
Represents reclassification of deferred income tax asset to deferred income tax liability.

(p)
Represents the following pro forma adjustments (in thousands):

Liability for bonus payout to certain members of the management upon close of the transaction	$10,000
Liability assumed for Activision transaction costs incurred at closing	27,500
Less: Reclassification of Vivendi Games' reserve for customer returns and allowances from accrued liabilities to accounts receivables	(51,575)
Less: Portion of Blizzard equity plan payout included in accrued payroll and which is assumed to be paid upon the close of the transaction	(46,395)

Pro forma adjustment to accrued expenses and other liabilities	$(60,470)

(q)
Represents the following pro forma adjustments for deferred income taxes (in thousands):

Pro forma adjustment to current deferred tax asset related to the step up in current tangible asset values, inventory values and other current asset values	$(53,105)

Reclassification of non current deferred tax asset to non current deferred tax liability	(38,252)
Increase in non current deferred taxes related to the step up in non current intangible asset values	608,631

Pro forma adjustment to non current deferred tax liability	$570,379

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

(r)
Represents the following pro forma adjustments to other non current liabilities (in thousands):

Fair value of contingent consideration relating to a previous acquisition by Activision	$25,932
Less: Portion of Blizzard equity plan payout included in non current liabilities	(26,437)

Pro forma adjustment to accrued expenses and other liabilities	$(505)

(s)
Represents the following pro forma adjustments to common stock ($1) and to additional paid-in capital (in thousands):

Purchase price (See Note 1)	$8,978,750
Issuance of additional 62.9 million newly issued shares of Activision Blizzard common stock to Vivendi at a price of $27.50 per share	1,730,999
Financial instrument classified as equity (y)	77,954
Less: Elimination of Activision's historical additional paid-in capital	(1,045,891)
Less: Dividend of unrestricted cash in excess of $15,000 to Vivendi	(27,407)

Pro forma adjustment to additional paid-in capital	$9,714,405

(t)
Represents the following pro forma adjustments to historical retained earnings (in thousands):

Elimination of Activision's historical retained earnings	$(456,301)
Additional expense for Blizzard equity plan payout not previously accrued	(40,168)

Adjustment to retained earnings	$(496,469)

(u)
Elimination of Activision's historical accumulated other comprehensive income.

(v)
Represents adjustments related to the repurchase of 146.5 million shares of Activision Blizzard common stock at $27.50 per share, representing the maximum amount of shares to be purchased under the all cash tender offer within five business days after closing the transaction. Actual shares purchased could be less than 146.5 million which would impact these adjusted numbers.

(i)
Adjustment to cash and cash equivalents reflects the following (in thousands):

Total cash required for tender offer	$4,028,000
Less: Additional shares purchased by Vivendi at $27.50 per share	(700,000)
Less: Borrowings from Vivendi	(853,153)
Less: Use of short term investments (excluding restricted cash)	(528,318)

Adjustment to cash and cash equivalents	$(1,946,529)

  (ii)
  Adjustment to additional paid-in capital reflects the following (in thousands):

Additional shares purchased by Vivendi at $27.50 per share	$700,000
Less: Total amount of tender offer	(4,028,000)

Adjustment to additional paid-in capital	$(3,328,000)

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

  (iii)
  Adjustment to long term debt reflects borrowings from Vivendi required to fund the repurchase of shares under the tender offer.

  (iv)
  Adjustment to other income (expense), net reflects the following adjustments (in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2007

Interest expense on borrowings to fund tender offer	$(28,346)	$(37,795)
Decrease in interest income related to amounts used to fund tender offer	(32,723)	(32,506)

	$(61,069)	$(70,301)

  (v)
  A sensitivity analysis has been prepared to estimate the effect of different levels of shareholder participation in the tender offer on: borrowings, net income, and net income (loss) per share. For the purpose of this analysis, the following assumptions have been made:

  (1)
  Activision Blizzard will use available cash on hand and short term investments for the repurchase of shares. A total of $2,474,847 in cash and short term investments on the pro forma balance sheet as of September 30, 2007 was assumed as available for the repurchase of shares. Any additional amount will be funded by issuance of additional shares to Vivendi to the maximum of $700 million, and by borrowings from Vivendi or a third party lender at market terms in accordance with the business combination agreement.

  (2)
  Interest expense has been calculated using a fixed interest rate of 4.43%. This rate has been calculated using market rates as of January 14, 2008 assuming quarterly interest payments and a 5-year maturity.

  The results of this analysis, which may differ from actual results, are as follows (in thousands):

For the nine months ended September 30, 2007

Tender level participation	Cash required for tender offer	Vivendi tender contribution	Borrowings	Impact on other income	Impact on net income	Impact of 1/8% change in interest rate on net income	Decrease in weighted average number of shares	Adjusted diluted net income per share	Impact of 1/8% change in interest rate on adjusted net income per share
100%	$4,028,000	$700,000	$853,153	$(61,069)	$(37,191)	$487	121,018	0.05	0.00
75%	3,021,000	93,000	$453,153	(47,779)	(29,097)	259	106,473	0.07	0.00
50%	2,014,000	—	—	(16,634)	(10,130)	—	73,236	0.09	—
25%	1,007,000	—	—		—	—	36,618	0.11	—

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2: Pro Forma Adjustments (Continued)

For the year ended December 31, 2006

Tender level participation	Cash required for tender offer	Vivendi tender contribution	Borrowing	Impact on other income	Impact on net income	Impact of 1/8% change in interest rate on net income	Decrease in weighted average number of shares	Adjusted diluted net loss per share	Impact of 1/8% change in interest rate on adjusted net loss per share
100%	$4,028,000	$700,000	$853,153	$(70,301)	$(42,813)	$649	121,018	(0.26)	0.00
75%	3,021,000	93,000	$453,153	(52,581)	(32,022)	345	106,473	(0.23)	0.00
50%	2,014,000	—	—	(14,711)	(8,959)	—	73,236	(0.18)	—
25%	1,007,000	—	—	—	—	—	36,618	(0.15)	—
(w)
Represents the reclassification of depreciation and amortization expense to conform to Vivendi Games' presentation.

(x)
Represents increase in stock-based compensation expense associated with the increase in fair value of Activision's unvested stock awards at the closing date of the transaction.

(y)
Represents the fair value of contingent consideration relating to a previous acquisition by Activision which will be settled through the issuance of a fixed number of shares of Activision common stock.

Note 3: Acquisition costs of Activision

        Activision's estimated transaction expenses ranging from $50.0 million to $54.0 million incurred and to be incurred were excluded from the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006.

ACTIVISION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ACTIVISION

Overview

Our Business

        We are a leading international publisher of interactive entertainment software products. We have built a company with a diverse portfolio of products that spans a wide range of categories and target markets and that are used on a variety of game hardware platforms and operating systems. We have created, licensed, and acquired a group of highly recognizable brands, which we market to a variety of consumer demographics. Our fiscal 2008 product portfolio includes titles such as Guitar Hero II for the Microsoft Xbox360, Spider-Man 3 The Game ("Spider-Man 3"), Shrek the Third, TRANSFORMERS: The Game, Enemy Territory: Quake Wars, Call of Duty 4: Modern Warfare, Tony Hawk's Proving Ground, Bee Movie Game, Spider-Man: Friend or Foe, and Guitar Hero III.

        Our products cover diverse game categories including action/adventure, action sports, racing, role-playing, simulation, first-person action, music-based gaming, and strategy. Our target customer base ranges from casual players to game enthusiasts, children to adults, and mass-market consumers to "value" buyers. We currently offer our products primarily in versions that operate on the Sony PlayStation 2 ("PS2"), the Sony PlayStation 3 ("PS3"), the Nintendo Wii ("Wii"), and the Microsoft Xbox360 ("Xbox360") console systems, the Nintendo Game Boy Advance ("GBA"), the Nintendo Dual Screen ("NDS"), and the Sony PlayStation Portable ("PSP") hand-held devices, and the personal computer ("PC"). The installed base for the previous generation of hardware platforms (e.g., PS2, Microsoft Xbox) is significant and the fiscal 2006 release of the Xbox360 and the fiscal 2007 releases of the PS3 and the Wii will further expand the software market. During the third quarter of fiscal 2007, we had a successful and significant presence at the launches of the PS3 and the Wii with three launch titles for the PS3, Call of Duty 3, Marvel: Ultimate Alliance, and Tony Hawk's Project 8, and five launch titles for the Wii, Call of Duty 3, Marvel: Ultimate Alliance, World Series of Poker: Tournament of Champions, Rapala Tournament Fishing, and Tony Hawk's Downhill Jam. In the first quarter of fiscal 2008, we had strong releases of Guitar Hero II for the Xbox360, and multi platform releases of Spider-Man 3, Shrek the Third, and TRANSFORMERS: The Game in North America. In the second quarter of fiscal 2008, we continued the strong momentum of Guitar Hero II and released Guitar Hero: Rocks the 80s for the PS2. Further, we released TRANSFORMERS: The Game in Europe in the second quarter of fiscal 2008. Our plan is to continue to build on a significant presence on the PS3, Wii, and Xbox360 ("the next-generation platforms") by continuing to expand the number of titles released on the next generation and hand-held platforms while continuing to market to the PS2 platform as long as economically attractive given their large installed base.

        Our publishing business involves the development, marketing, and sale of products directly, by license, or through our affiliate label program with certain third party publishers. In North America, we primarily sell our products on a direct basis to mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores. We conduct our international publishing activities through offices in the United Kingdom ("UK"), Germany, France, Italy, Spain, the Netherlands, Australia, Scandinavia, Canada, South Korea, and Japan. Our products are sold internationally on a direct-to-retail basis, through third party distribution and licensing arrangements, and through our wholly owned European distribution subsidiaries. Our distribution business consists of operations located in the UK, the Netherlands, and Germany that provide logistical and sales services to third-party publishers of interactive entertainment software, our own publishing operations, and manufacturers of interactive entertainment hardware.

        Our profitability is directly affected by the mix of revenues from our publishing and distribution businesses. Operating margins realized from our publishing business are typically substantially higher than margins realized from our distribution business. Operating margins in our publishing business are affected by our ability to release highly successful or "hit" titles. Though many of these titles have substantial production or acquisition costs and marketing budgets, once a title recoups these costs, incremental net revenues directly and positively impact our operating margin. Operating margins in our distribution business are affected by the mix of hardware and software sales, with software typically producing higher margins than hardware.

Our Focus

        With respect to future game development, we will continue to focus on our "big propositions," products that are backed by strong brands and high quality development, for which we will provide significant marketing support.

        Our fiscal 2008 releases include well-established brands, which are backed by high-profile intellectual property and/or highly anticipated motion picture releases. For example, we have a long-term relationship with Marvel Entertainment, Inc. through an exclusive licensing agreement for the Spider-Man and X-Men franchises through 2017. This agreement grants us the exclusive rights to develop and publish video games based on Marvel's comic book and movie franchises; Spider-Man and X-Men. Through September 30, 2007, games based on the Spider-Man and X-Men franchises have generated approximately $1.0 billion in net revenues worldwide. Under this agreement, in the first quarter of fiscal 2007 we released the video game, X-Men: The Official Game coinciding with the theatrical release of "X-Men: The Last Stand." In the third quarter of fiscal 2007, we released Marvel: Ultimate Alliance across multiple platforms and Spider-Man: Battle for New York on the NDS and GBA. In the first quarter of fiscal 2008 we released Spider-Man 3 based on Columbia Pictures/Marvel Entertainment, Inc.'s feature film "Spider-Man 3," which was released in May 2007 through our licensing agreement with Spider-Man Merchandising, LP. Our agreement with Spider-Man Merchandising, LP grants us exclusive worldwide publishing rights to publish entertainment software products based on subsequent Spider-Man movie sequels or new television series through 2017.

        We also have an exclusive licensing agreement with professional skateboarder Tony Hawk. The agreement grants us exclusive rights to develop and publish video games through 2015 using Tony Hawk's name and likeness. Through September 30, 2007, we have released eight successful titles in the Tony Hawk franchise with cumulative net revenues of $1.2 billion, including the two fiscal 2007 third quarter releases, Tony Hawk's Project 8, which was released on the PSP, Xbox360, PS2, and PS3, and Tony Hawk's Downhill Jam which was released on the Wii, NDS, and GBA. According to the NPD Group, which is a provider of consumer and retail market research information for a wide range of industries, for the eighth consecutive year in 2007 the Tony Hawk franchise had a top 10 best-selling game in the U.S. for the month of December. We will continue to build on the highly successful Tony Hawk franchise with the third quarter fiscal 2008 release of Tony Hawk's Proving Ground.

        We have continued our focus on establishing and maintaining relationships with talented and experienced software development and publishing teams. In June 2006, we acquired RedOctane, Inc. ("RedOctane"), the publisher of the popular Guitar Hero franchise. In the third quarter of fiscal 2007, we released Guitar Hero II on the PS2, which according to the NPD Group was the #1 game in dollars for the U.S. for the month of December and the #2 game overall for the third quarter of fiscal 2007. In the first quarter of fiscal 2008 we released Guitar Hero II for the Xbox360. Additionally, further strengthening the Guitar Hero franchise, in the second quarter of fiscal 2008, we released our first expansion pack, Guitar Hero: Rocks the 80s on the PS2. We plan on continuing to build on this franchise by investing in future development of Guitar Hero titles across a variety of platforms. In September 2007, we acquired U.K.-based video game developer Bizarre Creations, a leader in the racing category. With more than 10 years' experience in the racing genre, Bizarre Creations was the developer of the innovative multi-million unit selling franchise, Project Gotham Racing, a critically-acclaimed series for the Xbox and Xbox360. Bizarre Creations and its games have won numerous industry awards including: Best Racing Game for Project Gotham Racing 2 from the prestigious British

Academy of Film and Television Arts (BAFTA); the Industry Grand Prix Award from Develop; MCV's UK Development Team 2006 award; Best Racing/Driving Game from IGN; Game of the Year from OXM and Gamespy for Project Gotham Racing 3; and IGN's Best XBLA Game for Geometry Wars: Retro Evolved. Bizarre Creations will play a role in our growth strategy as we develop intellectual property for the racing segment, expand our development capability and capacity for other genres and utilize Bizarre Creations' proprietary development technology. We also have development agreements with other top-level, third-party developers such as id Software, Inc., Splash Damage, Ltd., and Next Level Games.

        We will also continue to evaluate and exploit emerging brands that we believe have potential to become successful game franchises. For example, we have a multi-year, multi-property, publishing agreement with DreamWorks Animation LLC that granted us the exclusive rights to publish video games based on DreamWorks Animation SKG's theatrical release "Shrek 2," which was released in the first quarter of fiscal 2005, "Shark Tale," which was released in the second quarter of fiscal 2005, "Madagascar," which was released in the first quarter of fiscal 2006, "Over the Hedge," which was released in the first quarter of fiscal 2007, "Shrek the Third" which was released in the first quarter of fiscal 2008, and all of their respective sequels. In addition, our multi-year agreement with DreamWorks Animation LLC also grants us the exclusive video game rights to the recently released The Bee Movie and three upcoming feature films, including Kung Fu Panda, Monsters vs Aliens as well as potential future films in the "Shrek" franchise beyond "Shrek the Third."

        Additionally, we have a strategic alliance with Harrah's Entertainment, Inc. that grants us the exclusive, worldwide interactive rights to develop and publish "World Series of Poker" video games based on the popular World Series of Poker Tournament. In the second quarter of fiscal 2006, we released our first title under this alliance, World Series of Poker, which became the number one poker title of calendar 2005. Further building on this franchise, in the second quarter of fiscal 2007, we released our second title under this alliance, World Series of Poker: Tournament of Champions. Further, we released our third title under this alliance, World Series of Poker: Battle for the Bracelet in the second quarter of fiscal 2008.

        We also continue to build on our portfolio of licensed intellectual property. In February 2006, we signed an agreement with Hasbro Properties Group granting us the exclusive global rights (excluding Japan) to develop console, hand-held, and PC games based on Hasbro's "Transformers" brand. We had a strong initial release of our first game in late June 2007 concurrently with the early July 2007 movie release of the live action "Transformers" film from DreamWorks Pictures and Paramount Pictures. In April 2006, we signed an agreement with MGM Interactive and EON Productions Ltd. granting us the exclusive rights to develop and publish interactive entertainment games based on the James Bond license through 2014. In April 2006, we signed a multi-year agreement with Mattel, Inc. which grants us the exclusive worldwide distribution rights for the catalog of video games based on Mattel, Inc.'s Barbie brand on all platforms. In the third quarter of fiscal 2007, we distributed six Barbie titles: Barbie in the 12 Dancing Princesses, The Barbie Diaries: High School Mystery, Barbie Fashion Show, Barbie Horse Adventures: Mystery Ride, Barbie and the Magic of Pegasus, and Barbie as the Princess and the Pauper. Based on the success of this distribution, we signed multi-year license agreements with Mattel, Inc. in January 2007 which grant us the exclusive worldwide rights to develop and publish new video games based on Mattel Inc.'s Barbie and Hot Wheels brands on all platforms. In the second quarter of fiscal 2008, we released Hot Wheels: Beat That!. In September 2006, we entered into a distribution agreement with MTV Networks Kids and Family Group's Nickelodeon, a division of Viacom Inc., to be the exclusive distributor of three new Nick Jr. PC CD-ROM titles, published by Nickelodeon and based on the top preschool series on commercial television, Dora The Explorer, The Backyardigans, and Go, Diego, Go!.

        We are utilizing these developer relationships, new intellectual property acquisitions, new original intellectual property creations, and our existing library of intellectual property to further focus our game development on product lines that will deliver significant, lasting, and recurring revenues and operating profits.

Critical Accounting Policies and Estimates

        We have identified the policies below as critical to our business operations and the understanding of our financial results. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 to the Notes to Consolidated Financial Statements for the fiscal year ended March 31, 2007. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue Recognition.    We recognize revenue from the sale of our products upon the transfer of title and risk of loss to our customers, and once any performance obligations have been completed. Certain products are sold to customers with a street date (the earliest date these products may be sold by retailers). For these products we recognize revenue on the later of the street date or the sale date. Revenue from product sales is recognized after deducting the estimated allowance for returns and price protection. With respect to license agreements that provide customers the right to make multiple copies in exchange for guaranteed amounts, revenue is recognized upon delivery of a master copy. Per copy royalties on sales that exceed the guarantee are recognized as earned.

        Some of our software products provide limited online features at no additional cost to the consumer. Generally, we consider such features to be incidental to the overall product offering and an inconsequential deliverable. Accordingly, we do not defer any revenue related to products containing these limited online features. In instances where online features or additional functionality is considered a substantive deliverable in addition to the software product, the company contemplates such when determining the appropriate revenue recognition. This evaluation is performed for each software product when it is released. We determined that one of our software titles released this quarter, Enemy Territory: Quake Wars (which is primarily an online multiplayer PC game), contains online functionality that constitutes a more-than-inconsequential separate service deliverable in addition to the product, principally because of its importance to game play. As such, our performance obligations for this title extend beyond the sale of the game, which is unique compared to other prior titles. Vendor-specific objective evidence of fair value ("VSOE") does not exist for the online functionality, as we do not separately charge for this component of the title. As a result, we are recognizing all of the revenue from the sale of this title ratably over an estimated service period, which is estimated to be six months beginning the month after shipment. In addition, we are deferring the costs of sales for this title. Cost of sales includes: manufacturing costs, software royalties and amortization, and intellectual property licenses. Overall, online play functionality is still an emerging area for us. As we move forward, we will monitor this developing functionality and its significance for our products. Our assessment of our obligations with respect to this functionality and the resulting accounting may change in the future.

        With respect to online transactions, such as electronic downloads of titles or product add-ons, revenue is recognized when the fee is paid by the online customer to purchase online content and we are notified by the online retailer that the product has been downloaded. In addition, in order to recognize revenue for both product sales and licensing transactions, persuasive evidence of an arrangement must exist and collection of the related receivable must be probable.

        Sales incentives or other consideration given by us to our customers is accounted for in accordance with the Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)." In accordance with EITF Issue 01-9, sales incentives and other consideration that are considered adjustments of the selling price of our products, such as rebates and product placement fees, are reflected as reductions of revenue. Sales incentives and other consideration that represent costs incurred by us for assets or services received, such as the appearance of our products in a customer's national circular ad, are reflected as sales and marketing expenses.

        Allowances for Returns, Price Protection, Doubtful Accounts, and Inventory Obsolescence.    In determining the appropriate unit shipments to our customers, we benchmark our titles using historical and industry data. We closely monitor and analyze the historical performance of our various titles, the performance of products released by other publishers and the anticipated timing of other releases in order to assess future demands of current and upcoming titles. Initial volumes shipped upon title launch and subsequent reorders are evaluated to ensure that quantities are sufficient to meet the demands from the retail markets but at the same time, are controlled to prevent excess inventory in the channel.

        We may permit product returns from, or grant price protection to, our customers under certain conditions. In general, price protection refers to the circumstances when we elect to decrease the wholesale price of a product by a certain amount and, when granted and applicable, allows customers a credit against amounts owed by such customers to us with respect to open and/or future invoices. The conditions our customers must meet to be granted the right to return products or price protection are, among other things, compliance with applicable payment terms and consistent delivery to us of inventory and sell-through reports. We may also consider other factors, including the facilitation of slow-moving inventory and other market factors. Management must make estimates of potential future product returns and price protection related to current period product revenue. We estimate the amount of future returns and price protection for current period product revenue utilizing historical experience and information regarding inventory levels and the demand and acceptance of our products by the end consumer. The following factors are used to estimate the amount of future returns and price protection for a particular title: historical performance of titles in similar genres, historical performance of the hardware platform, historical performance of the brand, console hardware life cycle, Activision sales force and retail customer feedback, industry pricing, weeks of on-hand retail channel inventory, absolute quantity of on-hand retail channel inventory, our warehouse on-hand inventory levels, the title's recent sell-through history (if available), marketing trade programs, and competing titles. The relative importance of these factors varies among titles depending upon, among other items, genre, platform, seasonality, and sales strategy. Significant management judgments and estimates must be made and used in connection with establishing the allowance for returns and price protection in any accounting period. Based upon historical experience we believe our estimates are reasonable. However, actual returns and price protection could vary materially from our allowance estimates due to a number of reasons including, among others, a lack of consumer acceptance of a title, the release in the same period of a similarly themed title by a competitor, or technological obsolescence due to the emergence of new hardware platforms. Material differences may result in the amount and timing of our revenue for any period if factors or market conditions change or if management makes different judgments or utilizes different estimates in determining the allowances for returns and price protection. For example, a 1% change in our September 30, 2007 allowance for returns and price protection would impact net revenues by $1.0 million.

        Similarly, management must make estimates of the uncollectibility of our accounts receivable. In estimating the allowance for doubtful accounts, we analyze the age of current outstanding account balances, historical bad debts, customer concentrations, customer creditworthiness, current economic trends, and changes in our customers' payment terms and their economic condition, as well as whether we can obtain sufficient credit insurance. Any significant changes in any of these criteria would affect management's estimates in establishing our allowance for doubtful accounts.

        We value inventory at the lower of cost or market. We regularly review inventory quantities on hand and in the retail channel and record a provision for excess or obsolete inventory based on the future expected demand for our products. Significant changes in demand for our products would impact management's estimates in establishing our inventory provision.

        Software Development Costs.    Software development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products.

        We account for software development costs in accordance with Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs are capitalized once the technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses both technical design documentation and game design documentation. For products where proven technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Prior to a product's release, we expense, as part of "cost of sales—software royalties and amortization," capitalized costs when we believe such amounts are not recoverable. Capitalized costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Amounts related to software development which are not capitalized are charged immediately to product development expense. We evaluate the future recoverability of capitalized amounts on a quarterly basis. The recoverability of capitalized software development costs is evaluated based on the expected performance of the specific products for which the costs relate. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based.

        Commencing upon product release, capitalized software development costs are amortized to "cost of sales—software royalties and amortization" based on the ratio of current revenues to total projected revenues, generally resulting in an amortization period of six months or less. For products that have been released in prior periods, we evaluate the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance.

        Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established, as well as in the ongoing assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than and/or revised forecasted or actual costs are greater than the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge.

        Intellectual Property Licenses.    Intellectual property license costs represent license fees paid to intellectual property rights holders for use of their trademarks, copyrights, software, technology, or other intellectual property or proprietary rights in the development of our products. Depending upon the agreement with the rights holder, we may obtain the rights to use acquired intellectual property in multiple products over multiple years, or alternatively, for a single product.

        We evaluate the future recoverability of capitalized intellectual property licenses on a quarterly basis. The recoverability of capitalized intellectual property license costs is evaluated based on the expected performance of the specific products in which the licensed trademark or copyright is to be used. As many of our intellectual property licenses extend for multiple products over multiple years, we also assess the recoverability of capitalized intellectual property license costs based on certain qualitative factors such as the success of other products and/or entertainment vehicles utilizing the intellectual property, whether there are any future planned theatrical releases or television series based on the intellectual property, and the rights holder's continued promotion and exploitation of the intellectual property. Prior to the related product's release, we expense, as part of "cost of sales—intellectual property licenses," capitalized intellectual property costs when we believe such amounts are not recoverable. Capitalized intellectual property costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based.

        Commencing upon the related product's release, capitalized intellectual property license costs are amortized to "cost of sales—intellectual property licenses" based on the ratio of current revenues for the specific product to total projected revenues for all products in which the licensed property will be utilized. As intellectual property license contracts may extend for multiple years, the amortization of capitalized intellectual property license costs relating to such contracts may extend beyond one year. For intellectual property included in products that have been released, we evaluate the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance.

        Significant management judgments and estimates are utilized in the assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than, and/or revised forecasted or actual costs are greater than, the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge. Additionally, as noted above, as many of our intellectual property licenses extend for multiple products over multiple years, we also assess the recoverability of capitalized intellectual property license costs based on certain qualitative factors such as the success of other products and/or entertainment vehicles utilizing the intellectual property, whether there are any future planned theatrical releases or television series based on the intellectual property and the rights holder's continued promotion and exploitation of the intellectual property. Material differences may result in the amount and timing of charges for any period if management makes different judgments or utilizes different estimates in evaluating these qualitative factors.

Stock-based Compensation Expense

        On April 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to the Employee Stock Purchase Plan ("employee stock purchases"), based on estimated fair values. SFAS 123R supersedes our previous accounting under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123R. We have applied the provisions of SAB 107 in our adoption of SFAS 123R.

        We adopted SFAS 123R using the modified prospective transition method, which requires the application of the accounting standard as of April 1, 2006, the first day of our fiscal year 2007. The Company's Consolidated Financial Statements as of and for the fiscal year ended March 31, 2007 reflect the impact of SFAS 123R. In accordance with the modified prospective transition method, the

Company's Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123R. See Note 13 to the Consolidated Financial Statements for the fiscal year ended March 31, 2007 for additional information.

        In November 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") No. FAS 123(R)-3, "Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards" ("FSP 123R-3"). We have elected not to adopt the alternative transition method provided in the FSP 123R-3 for calculating the tax effects of stock-based compensation pursuant to SFAS 123R. We followed paragraph 81 of SFAS No. 123R to calculate the initial pool of excess tax benefits and to determine the subsequent impact on the APIC pool and Consolidated Statements of Cash Flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123R.

        SFAS 123R requires companies to estimate the fair value of share-based payment awards on the measurement date using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Consolidated Statement of Operations. Stock-based compensation expense recognized under SFAS No. 123R for the six months ended September 30, 2007 was $15.0 million and for the six months ended September 30, 2006 was $10.7 million. Stock-based compensation expense recognized under SFAS 123R for the fiscal year ended March 31, 2007 was $25.5 million. Prior to the adoption of SFAS 123R, the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense was recorded for the issuance of stock options and other stock-based compensation based on the intrinsic value of the stock options and other stock-based compensation on the date of grant or measurement date. Under the intrinsic value method, compensation expense was recorded on the measurement date only if the current market price of the underlying stock exceeded the stock option or other stock-based award's exercise price. For the fiscal years ended March 31, 2006 and 2005, we recognized $3.1 million and $3.4 million, respectively, in stock-based compensation expense related to employee stock options and restricted stock, under APB 25. See Note 13 to the Consolidated Financial Statements for the fiscal year ended March 31, 2007 for additional information.

        As of April 1, 2005, we changed our method of valuation for share-based awards to a binomial-lattice model from the Black-Scholes option-pricing model ("Black-Scholes model") which was used for options granted prior to April 1, 2005 for FAS 123 fair value disclosures. The fair value of a share-based payment as of the grant date estimated by an option pricing model depends upon our future stock price as well as assumptions concerning expected volatility, risk-free interest rate, and risk-adjusted stock return, as well as measures of employees' forfeiture, exercise, and post-vesting termination behavior. Statistical methods were used to estimate employee type specific termination rates. These termination rates, in turn, were used to model the number of options that are expected to vest and post-vesting termination behavior. Employee type specific estimates of Expected Time-To-Exercise ("ETTE") were used to reflect employee exercise behavior. ETTE was estimated by using statistical procedures to first estimate the conditional probability of exercise occurring during each time period, conditional on the option surviving to that time period. These probabilities were then used to estimate ETTE. The model was calibrated by adjusting parameters controlling exercise and post-vesting termination behavior so that the measures output by the model matched values of these measures that were estimated from historical data. The weighted-average estimated value of employee stock options granted during the six months ended September 30, 2007 and the fiscal year ended

March 31, 2007 were $8.26 and $5.86 per share respectively using the binomial-lattice model with the following weighted-average assumptions:

	Six Months Ended September 30, 2007	Fiscal Year Ended March 31, 2007
Expected term (in years)	5.43	4.87
Expected volatility	50.90%	53.92%
Risk-free interest rate	4.81%	4.99%
Expected dividends	—	—

        To estimate volatility for the binomial-lattice model, we use methods or capabilities that are discussed in SFAS No. 123R and Staff Accounting Bulletin No. 107 ("SAB 107"). These methods included the implied volatility method based upon the volatilities for exchange-traded options on our stock to estimate short-term volatility, the historical method (annualized standard deviation of the instantaneous returns on Activision's stock) during the option's contractual term to estimate long-term volatility and a statistical model to estimate the transition or "mean reversion" from short-term volatility to long-term volatility. Based on these methods, for options granted during the six months ended September 30, 2007, the expected stock price volatility ranged from 39.08% to 52.65%, with a weighted-average volatility of 50.90% for options granted during the quarter ended September 30, 2007. For options granted during the fiscal year ended March 31, 2007, the expected stock price volatility ranged from 37.71% to 56.10%, with a weighted-average volatility of 53.92%.

        As was the case for volatility, the risk-free rate is assumed to change during the option's contractual period. As required by a binomial lattice model, the risk-free rate reflects the interest from one time period to the next ("forward rate") as opposed to the interest rate from the grant date to the given time period ("spot rate"). Since we do not currently pay dividends and do not currently expect to pay them in the future, we have assumed that the dividend yield is zero.

        The expected life of employee stock options represents the weighted-average period the stock options are expected to remain outstanding and is, as required by SFAS No. 123R, output by the binomial-lattice model. The expected life of employee stock options depends on all of the underlying assumptions and calibration of our model. The binomial-lattice model assumes that employees will exercise options when the stock price equals or exceeds an exercise boundary. The exercise boundary is not constant but continually declines as one approaches the option's expiration date. The exact placement of the exercise boundary depends on all of the model inputs as well as the measures that were used to calibrate the model to estimated measures of employees' exercise and termination behavior.

        Stock-based compensation expense recognized in the Consolidated Statement of Operations is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        If factors change and we employ different assumptions in the application of SFAS No. 123R in future periods, the compensation expense that we record under SFAS No. 123R may differ significantly from what we have recorded in the current period.

Selected Consolidated Statements of Operations Data

        The following table sets forth certain Consolidated Statements of Operations data for the periods indicated as a percentage of total net revenues and also breaks down net revenues by territory, business segment and platform, as well as operating income (loss) by business segment as a percentage of segment net revenues:

	Six Months Ended September 30,				Fiscal Year Ended March 31,
	2007		2006		2007		2006		2005
					(in thousands)
	(unaudited)
Net revenues	$813,201	100%	$376,241	100%	$1,513,012	100%	$1,468,000	100%	1,405,857	100%

Costs and expenses:
Cost of sales—product costs	369,225	45	235,997	63	799,587	52	734,874	50	658,949	47
Cost of sales—software royalties and amortization	116,679	14	28,609	7	132,353	9	147,822	10	123,800	9
Cost of sales intellectual property licenses	47,012	6	14,272	4	46,125	3	57,666	4	62,197	5
Product development	65,982	8	51,233	14	133,073	9	132,651	9	87,776	6
Sales and marketing	120,580	15	68,729	18	196,213	13	283,395	19	230,299	16
General and administrative	73,176	9	48,260	13	132,514	9	96,366	7	63,228	4

Total costs and expenses	792,654	97	447,100	119	1,439,865	95	1,452,774	99	1,226,249	87

Income (loss) from operations	20,547	3	(70,859)	(19)	73,147	5	15,226	1	179,608	13
Investment income, net	23,694	3	16,307	5	36,678	2	30,630	2	13,092	1

Income (loss) before income tax provision (benefit)	44,241	6	(54,552)	(14)	109,825	7	45,856	3	192,700	14

Income tax provision (benefit)	15,717	2	(11,941)	(3)	24,038	1	5,605	—	57,643	4

Net income (loss)	$28,524	4%	$(42,611)	(11)%	$85,787	6%	$40,251	3%	$135,057	10%

Net Revenues by Territory:
North America	$471,340	58%	$173,863	46%	$753,376	50%	$710,040	48%	$696,325	50
Europe	316,539	39	189,588	51	718,973	47	717,494	49	675,074	48
Other	25,322	3	12,790	3	40,663	3	40,466	3	34,458	2

Total net revenues	$813,201	100%	$376,241	100%	$1,513,012	100%	$1,468,000	100%	$1,405,857	100%

	Six Months Ended September 30,				Fiscal Year Ended March 31,
	2007		2006		2007		2006		2005
					(in thousands)
	(unaudited)
Net revenues by segment/platform mix:
Publishing:
Console	$558,932	69%	$174,325	46%	$886,795	59%	$812,345	55%	$713,947	51%
Hand-held	95,686	12	49,786	13	153,357	10	158,861	11	138,695	10
PC	28,363	3	36,055	10	78,886	5	183,457	13	220,087	15

Total publishing net revenues	682,981	84	260,166	69	1,119,038	74	1,154,663	79	1,072,729	76

Distribution:
Console	83,426	10%	62,125	17%	238,662	16%	196,413	13%	256,452	18
Hand-held	37,786	5	41,585	11	122,293	8	76,973	5	23,282	2
PC	9,008	1	12,365	3	33,019	2	39,951	3	53,394	4

Total distribution net revenues	130,220	16	116,075	31	393,974	26	313,337	21	333,128	24

Total net revenues	$813,201	100%	$376,241	100%	$1,513,012	100%	$1,468,000	100%	$1,405,857	100%

Operating income (loss) by segment and as a percentage of total net revenues:
Publishing	$19,449	3%	$(68,125)	(18)%	$64,076	4%	$(6,715)	—	$155,863	11%
Distribution	1,098	0	(2,734)	(1)	9,071	1	21,941	1	23,745	2

Total operating income (loss)	$20,547	3%	$(70,859)	(19)%	$73,147	5%	$15,226	1%	$179,608	13%

Results of Operations—Six Months Ended September 30, 2007 and 2006

Net Revenues

        We primarily derive revenue from sales of packaged interactive software games designed for play on video game consoles (such as the PS3, PS2, Xbox360, and Wii), PCs, and hand-held game devices (such as the GBA, NDS, and PSP). We also derive revenue from our distribution business in Europe, which provides logistical and sales services to third-party publishers of interactive entertainment software, to our own publishing operations, and to third-party manufacturers of interactive entertainment hardware.

        The following table details our consolidated net revenues by business segment and our publishing net revenues by territory for the six months ended September 30, 2007 and 2006 (in thousands):

	Six Months Ended September 30,
			Increase/ (Decrease)	Percent Change
	2007	2006
Publishing Net Revenues
North America	$471,340	$173,863	$297,477	171%

Europe	186,319	73,513	112,806	153%
Other	25,322	12,790	12,532	98%
Total International	211,641	86,303	125,338	145%

Total Publishing Net Revenues	682,981	260,166	422,815	163%
Distribution Net Revenues	130,220	116,075	14,145	12%

Consolidated Net Revenues	$813,201	$376,241	$436,960	116%

        Consolidated net revenues increased 116% from $376.2 million for the six months ended September 30, 2006 to $813.2 million for the six months ended September 30, 2007.

        Commencing with this fiscal quarter, we have determined that for one of our titles released this quarter, Enemy Territory: Quake Wars (which is primarily an online multiplayer PC game), that all of the net revenue from the sale of this title will be recognized on a deferred basis—straight-line over an estimated service period, which we estimate to be six months beginning in the month after shipment. As a result, $8.9 million of net revenues was not included for the six months ended September 30, 2007. We do not anticipate any material amounts to be deferred from fiscal year 2008 into fiscal year 2009. Further, we do not anticipate deferrals for any other titles in fiscal year 2008.

        Overall, the increase of consolidated net revenues, for the six months ended September 30, 2007, was primarily the result of the following:

  •
  Our overall publishing net revenues increased by $422.8 million. This was primarily attributable to the successful worldwide release of titles for the first six months of fiscal 2008, such as, Guitar Hero II for Xbox360, Guitar Hero: Rocks the 80s for PS2, Spider-Man 3, TRANSFORMERS: The Game, and Shrek the Third. The continued momentum of Guitar Hero II for PS2 which was released in the third quarter of fiscal 2007 further contributed to the increase in consolidated net revenues. This compares to the releases in the first six months of fiscal 2007 of Over the Hedge, X-Men: The Official Game, and the release of an affiliate title, LucasArts' Lego Star Wars II: The Original Trilogy in Europe.

  •
  International net revenues were impacted by a year over year strengthening of the Euro ("EUR"), Australian Dollar ("AUD"), and Great Britain Pound ("GBP") in relation to the USD. Foreign exchange rates increased reported consolidated net revenues by approximately $27.6 million for the six months ended September 30, 2007. Excluding the impact of changing foreign currency rates, our consolidated net revenues increased 109% year over year.

North America Publishing Net Revenues (in thousands)

	September 30, 2007	% of Consolidated Net Revenues	September 30, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$471,340	58%	$173,863	46%	$297,477	171%

        For the six months ended September 30, 2007, North America publishing net revenues were $471.3 million, an increase of 171% from $173.9 million for the six months ended September 30, 2006, increasing from 46% of consolidated net revenues in the six months ended September 30, 2006 to 58% of consolidated net revenues for the six month period ended September 30, 2007 The increase was mainly due to the strong performance of several key titles, Guitar Hero II for the Xbox360, Spider-Man 3, Shrek the Third, and TRANSFORMERS: The Game. Publishing net revenues were further increased by the strong momentum of Guitar Hero II for the PS2 released in the third quarter of fiscal 2007. This compares to the six months ended September 30, 2006 when we released Over the Hedge and X-Men: The Official Game.

        According to the NPD Group, we have three of the top 10 titles in the U.S. for the quarter ended September 30, 2007, Guitar Hero II, Guitar Hero: Rocks the 80s, and TRANSFORMERS: The Game which is also the #1 action title. TRANSFORMERS: Decepticon and TRANSFORMERS: Autobots were ranked the #1 third party NDS titles for the second quarter of fiscal 2008. The Guitar Hero franchise is the #1 best-selling franchise in the U.S. for the calendar year 2007 to date and the #3 franchise in the U.S. for the quarter ended September 30, 2007, according to the NPD Group.

International Publishing Net Revenues (in thousands)

	September 30, 2007	% of Consolidated Net Revenues	September 30, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$211,641	26%	$86,303	23%	$125,338	145%

        International publishing net revenues increased from $86.3 million for the six months ended September 30, 2006 to $211.6 million for the six months ended September 30, 2007. As a percentage of consolidated net revenues international publishing net revenues increased from 23% in the six months ended September 30, 2006 to 26% in the same six month period in 2007. Net revenues of $8.9 million were not included as of result of deferring net revenues for the six months ended September 30, 2007. The significant increase in international publishing net revenues was primarily attributable to our European publishing business which released, Spider-Man 3, Shrek the Third, Guitar Hero II for the Xbox360 and TRANSFORMERS: The Game. This compares to releases of Over the Hedge, X-Men: The Official Game, and an affiliate title, LucasArts' Lego Star Wars II: The Original Trilogy in Europe in the first six months of fiscal 2007. International publishing net revenue was further increased by the year over year strengthening of the EUR, AUD, and GBP in relation to the USD of approximately $17.8 million for the six months ended September 30, 2007 as compared to the six months ended September 30, 2006. Excluding the impact of changing foreign currency rates, our international publishing net revenues increased 125% year over year.

        The following table details our publishing net revenues by platform and as a percentage of total publishing net revenues for the six months ended September 30, 2007 and 2006 (in thousands):

	Six Months Ended September 30, 2007	% of Publishing Net Revs.	Six Months Ended September 30, 2006	% of Publishing Net Revs.	Increase/ (Decrease)	Percent Change
Publishing Net Revenues
PC	$28,363	4%	$36,055	14%	$(7,692)	(21%)

Console
Sony Playstation 3	36,615	5%	—	—%	36,615	n/a
Sony PlayStation 2	265,427	39%	107,345	41%	158,082	147%
Microsoft Xbox360	208,693	31%	30,106	12%	178,587	593%
Nintendo Wii	45,814	7%	—	—%	45,814	n/a
Other	2,383	—%	36,874	14%	(34,491)	(94%)

Total console	558,932	82%	174,325	67%	384,607	221%
Hand-held	95,686	14%	49,786	19%	45,900	92%

Total publishing net revenues	$682,981	100%	$260,166	100%	$422,815	163%

Personal Computer Net Revenues (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$28,363	4%	$36,055	14%	$(7,692)	(21%)

        Net revenues from sales of titles for the PC decreased 21% from $36.1 million or 14% of publishing net revenues for the six months ended September 30, 2006 to $28.4 million or 4% of publishing net revenues for the six months ended September 30, 2007. Net revenue of $8.9 million, or 1% of publishing net revenues, was not included as of result of deferring net revenues for the six months ended September 30, 2007. The decreases were due to a stronger base period of our first two quarters of fiscal 2007 releases which consisted of The Movies: Stunts and Effects, X-Men: The Official Game, Over the Hedge, and our European affiliate title LucasArts' Lego Star Wars II: The Original Trilogy. This compares to the first six months of fiscal 2008 where net revenues were primarily derived from Spider-Man 3, Shrek the Third, and TRANSFORMERS: The Game.

Sony PlayStation 3 Net Revenues (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$36,615	5%	$—	—%	$36,615	n/a

        The PS3 was released in North America in November 2006 and in Europe in March 2007. For the six months ended September 30, 2007, PS3 net revenues were primarily derived from the worldwide sales of Spider-Man 3 and TRANSFORMERS: The Game. These titles were released at premium retail pricing (i.e. $59.99 in the United States).

        Over the last six months, Sony has cut prices and introduced lower priced models for the PS3. It is uncertain how these price reductions will impact consumer demand for the platform. However, we expect net revenues from sales of titles for the PS3 to increase as the installed base of hardware grows. We have a robust slate of titles for the PS3 and expect net revenues from this platform to represent a larger proportion of total publishing net revenues for the remainder of fiscal 2008.

Sony PlayStation 2 Net Revenues (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$265,427	39%	$107,345	41%	$158,082	147%

        For the six months ended September 30, 2007 net revenues from sales of titles and accessories (primarily consisting of hardware associated with Guitar Hero II) for the PS2 were $265.4 million, an increase of 147% from the six months ended September 30, 2006. The strong performance of TRANSFORMERS: The Game released in Europe and the release of Guitar Hero: Rocks the 80s in the second quarter of fiscal 2008, and continued strong sales of Guitar Hero II for PS2 contributed to the increase in PS2 net revenues. This compares to the release of an affiliate label title, LucasArts' Lego Star Wars II: The Original Trilogy in the second quarter of fiscal 2007. For the six months ended September 30, 2007, the increase in absolute dollars is primarily due to continued momentum for our fiscal 2007 third quarter title, Guitar Hero II for PS2 (game and accessories), as well as strong performance of our worldwide releases of Spider-Man 3, Shrek the Third, Tony Hawk's Downhill Jam, Guitar Hero: Rocks the 80s, and TRANSFORMERS: The Game during the six months ended September 30, 2007. This compares to the releases during the first six months of fiscal 2007 of our PS2 versions of Over the Hedge, X-Men: The Official Game, and Lego Star Wars II: The Original Trilogy in Europe. Net revenues from the sale of titles for the PS2 as a percentage of publishing net revenues decreased from 41% to 39% for the six months ended September 30, 2006 and 2007, respectively. This is due to the strong fiscal 2008 first quarter performance of the Xbox360 platform with the release of Guitar Hero II for Xbox360, and a shift to the next generation PS3 platform of 5% of total publishing net revenues.

        Although we expect net revenues from sales of titles for the PS2 to decline over time as consumers' transition to next generation platforms, we continue to expect significant net revenues for PS2 for fiscal 2008 as we plan to develop and release many of our key titles on this platform.

Microsoft Xbox360 Net Revenues (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$208,693	31%	$30,106	12%	$178,587	593%

        The Xbox360, the first of the next-generation hardware, was released in November 2005. Net revenues from sales of titles for the Xbox360 increased from $30.1 million for the six months ended September 30, 2006 to $208.7 million for the six months ended September 30, 2007. As a percentage of publishing net revenues, net revenues from the sale of titles for the Xbox360 increased from 12% to 31% for the six months ended September 30, 2006 and 2007, respectively. The significant growth of the installed base since the introduction of the Xbox360 and our successful title releases contributed to the increase in Xbox360 net revenues. The increase in net revenues on the Xbox360 is the result from our Xbox360 release of TRANSFORMERS: The Game in Europe in the second quarter of fiscal 2008 and the continued net revenues from Guitar Hero II released in the first quarter of fiscal 2008. This compares to the release of the European affiliate title release of LucasArts' Lego Star Wars II: The Original Trilogy in the second quarter of fiscal 2007. We continued to increase our presence in the Xbox360 by publishing Guitar Hero II (game and accessories), Spider-Man 3, Shrek the Third, and TRANSFORMERS: The Game during the first two quarters of fiscal 2008. For the same period of fiscal 2007, we released X-Men: The Official Game and Lego Star Wars II: The Original Trilogy.

        Microsoft announced reduction of the retail price of Xbox360 by $50 in the United States market and by 50 euros in European markets on August 2007. It is uncertain how this price reduction will impact consumer demand for the platform. However, we expect net revenues from sales of titles for the Xbox360 to increase significantly in fiscal 2008 as compared to fiscal 2007 due to the growing installed base and our strong slate of Xbox360 titles.

Nintendo Wii Net Revenues (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$45,814	7%	$—	—%	$45,814	n/a

        The Nintendo Wii was released in November 2006 and quickly gained strong consumer acceptance due to its innovative technology and mass market appeal. For the six months ended September 30, 2007, net revenues were derived from Spider-Man 3, Shrek the Third, TRANSFORMERS: The Game, Hot Wheels: Beat That! and continued catalog sales of our fiscal 2007 third quarter releases, Call of Duty 3, Marvel: Ultimate Alliance, World Series of Poker: Tournament of Champions, Rapala Tournament Fishing, and Tony Hawk's Downhill Jam.

        We expect net revenues from sales of titles for the Wii to significantly increase with the growth of the installed based and our strong slate of key titles for fiscal 2008.

Hand-Held Net Revenues (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$95,686	14%	$49,786	19%	$45,900	92%

        Net revenues from sales of titles for hand-held platforms for the six months ended September 30, 2007 increased 92% from the same period of prior fiscal year. Net revenues increased from $49.8 million for six months ended September 30, 2006, to $95.7 million for the six months ended

September 30, 2007. The increase in absolute dollars is primarily due to the fiscal 2008 second quarter European releases of two products, TRANSFORMERS: Decepticon and TRANSFORMERS: Autobots exclusively on the NDS, TRANSFORMERS: The Game on the PSP, and the release of several value titles, Animal Genius, Puppy Luv Spa & Resort, and Jewel Quest Expedition on the NDS. Further, we released Spider-Man 3, Shrek the Third, and two products, TRANSFORMERS: Decepticon and TRANSFORMERS: Autobots exclusively on the NDS and TRANSFORMERS: The Game on the PSP in North America and Asia in the first quarter of fiscal 2008. This compares to the second quarter of fiscal 2007, when we had new releases of World Series of Poker: Tournament of Champions and Rapala Trophies in North America on the PSP and our European affiliate title, LucasArts' Lego Star Wars II: The Original Trilogy on the NDS and the GBA, and our first quarter fiscal 2007 releases of Over the Hedge and X-Men: The Official Game on the PSP and GBA.

        With the installed base of the PSP and NDS continuing to increase, we expect that fiscal 2008 hand-held net revenues will continue to increase year over year.

Overall

        The platform mix of our future publishing net revenues will likely be impacted by a number of factors, including the ability of hardware manufacturers to continue to increase their installed hardware base for the next-generation platforms, as well as the performance of key product releases. According to the NPD Group, Activision was the #2 third party publisher in the United States on next-generation platforms for the six months ended September 30, 2007. We expect that net revenues from console titles will continue to represent the largest component of our publishing net revenues with Xbox360 having the largest percentage of that business in fiscal 2008 due to its larger installed hardware base and our strong slate of titles. We expect significant growth in net revenues from PS3, Xbox360 and Wii next-generation console systems and a decrease in the percentage of PS2 business in fiscal 2008. Our net revenues from PC and hand-held titles will be primarily driven by our product release schedule.

        A significant portion of our revenues and profits are derived from a relatively small number of popular titles and brands each year, so revenues and profits are significantly affected by our ability to release highly successful "hit" titles. For example, the six months ended September 30, 2007, 67% of our consolidated net revenues and 80% of publishing net revenues were derived from net revenues from the releases of Guitar Hero II (including Guitar Hero: Rocks the 80s), Spider-Man 3, Shrek the Third and TRANSFORMERS: The Game. Though many of our titles have substantial production or acquisition costs and marketing budgets, once a title recoups these costs, incremental net revenues directly and positively impact operating profits resulting in a disproportionate amount of operating income being derived from these select titles. We expect that a limited number of titles and brands will continue to produce a disproportionately large amount of our net revenues and profits.

        Three key factors that could affect future publishing and distribution net revenue performance are console hardware pricing, software pricing, and transitions in console platforms. As console hardware moves through its life cycle, hardware manufacturers typically enact price reductions. Reductions in the price of console hardware typically result in an increase in the installed base of hardware owned by consumers. Historically, we have also seen that lower console hardware prices put downward pressure on software pricing. However, we expect console software launch pricing for the Xbox360 and PS3 to hold at current levels as a result of the strong consumer acceptance of these price points that has occurred since the launch of the next-generation platforms and the greater product capability and value of next generation titles. We continue to expect software pricing on the PS2 to hold at $39.99 with continued momentum on this platform.

Distribution Net Revenues (in thousands)

	September 30, 2007	% of Consolidated Net Revenues	September 30, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$130,220	16%	$116,075	31%	$14,145	12%

        For the six months ended September 30, 2007 distribution net revenues increased 12% from the same period of prior fiscal year. Distribution net revenues as a percentage of consolidated net revenues decreased from 31% for the six months ended September 30, 2006, to 16% for the six months ended September 30, 2007, primarily due to the significant increase in publishing net revenues. Foreign exchange rates increased reported distribution net revenues by approximately $9.8 million for six months ended September 30, 2007. Excluding the impact of changing foreign currency rates, distribution net revenues increased 4% year over year from the six months ended September 30, 2006. The increase in absolute dollars of distribution net revenues for the six month period ended September 30, 2007 is primarily due to the acquisition of a significant new customer and the effect of foreign currency rates, more than offsetting the termination of a significant customer at the end of July.

        The mix of distribution net revenues between hardware and software sales varied slightly year over year with approximately 20% of distribution net revenues from hardware sales in the first two quarters of fiscal 2008 as compared to 16% in the prior year first two quarters. Prior year results included sales for the PSP, NDS, and Xbox360 hardware platforms. Current year first and second quarters net revenues included PS3, NDS, Wii, and Xbox360 hardware sales. The mix of future distribution net revenues will be driven by a number of factors including the occurrence of further hardware price reductions instituted by hardware manufacturers, and our ability to establish and maintain distribution agreements with hardware manufacturers, third-party software publishers and retail customers. For the remainder of fiscal 2008, we expect distribution net revenues to decrease in absolute dollars and as a percentage of consolidated net revenues when compared to fiscal 2007. This is a result of having exited a line of distribution business that was not meaningful to earnings and the strong growth of our publishing business.

Costs and Expenses

Cost of Sales—Product Costs (in thousands)

	September 30, 2007	% of Consolidated Net Revenues	September 30, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$369,225	45%	$235,997	63%	$133,228	56%

        "Cost of sales—product costs" represented 45% and 63% of consolidated net revenues for the six months ended September 30, 2007 and 2006, respectively. "Cost of sales—product costs" for the six months ended September 30, 2007 did not include $0.4 million as a result of deferring "cost of sales—product costs." The decrease in "cost of sales—product costs" as a percentage of consolidated net revenues is partially due to a higher percentage of net revenues for the six months ended September 30, 2007 being attributable to our publishing business which in general carries a lower percentage "cost of sales—product costs" than our distribution business. Further, the first six months of fiscal 2008 publishing net revenues included a larger mix of next-generation product sales which carries a higher gross margin than the other console platforms. Net revenues from our publishing business composed 84% of total net revenues for the six months ended September 30, 2007 as compared to 69% of total net revenues for the six months ended September 30, 2006. In absolute dollars, "cost of sales—product costs" increased by $133.2 million as compared to the first six months of fiscal 2007. "Cost of sales—product costs" increased with the mix of our revenue growth in our publishing and distribution businesses.

        We expect "cost of sales—product costs" as a percentage of consolidated net revenues for fiscal 2008 to be lower than fiscal 2007 due to a larger portion of our business being derived from the publishing segment and the continued migration of consumers to next generation product.

Cost of Sales—Software Royalties and Amortization (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$116,679	17%	$28,609	11%	$88,070	308%

        "Cost of sales—software royalties and amortization" as a percentage of publishing net revenues increased from 11% for the six months ended September 30, 2006 to 17% for the six months ended September 30, 2007. For the six months ended September 30, 2007 "cost of sales—software royalties and amortization" increased in absolute dollars to $116.7 million or by 308% compared to the same period of fiscal 2007. "Cost of sales—software royalties and amortization" for the six months ended September 30, 2007 did not include $4.0 million as a result of deferring "cost of sales—software royalties and amortization." The increase in absolute dollars and the increase as a percentage of publishing net revenues, for the six months ended September 30, 2007, is primarily driven by a larger slate of titles in our publishing business versus the same period of prior year. For the first six months of fiscal 2008, we launched Spider-Man 3, Guitar Hero II for the Xbox360, Shrek the Third, and TRANSFORMERS: The Game, as compared to the first quarter fiscal 2007 releases of Over the Hedge and X-Men: The Official Game, and the second quarter of fiscal 2007 release of Lego Star Wars II: The Original Trilogy in Europe. Additionally, our publishing business was a larger portion of our overall consolidated net revenues in relation to our distribution business, which drove a higher level of "cost of sales—software royalties and amortization," given that this is a significant cost component of our publishing business.

        For fiscal 2008, we expect "costs of sales—software royalties and amortization" as a percentage of publishing net revenues to be in line with fiscal 2007 levels.

Cost of Sales—Intellectual Property Licenses (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$47,012	7%	$14,272	5%	$32,740	229%

        "Cost of sales—intellectual property licenses" increased in both absolute dollars and as a percentage of publishing net revenues from $14.3 million or 5% of publishing net revenues to $47.0 million or 7% of publishing net revenues for the six months ended September 30, 2006 and 2007, respectively. "Cost of sales—intellectual property licenses" for the six months ended September 30, 2007 did not include $1.4 million as a result of deferring "cost of sales—intellectual property licenses."

        The increases in absolute dollars for the six month period ended September 30, 2007 was primarily the result of the releases of TRANSFORMERS: The Game in Europe in the second quarter of fiscal 2008, and amortization of intellectual property licenses expenses relating to Spider-Man 3, and Shrek the Third released worldwide in the first quarter fiscal 2008 and TRANSFORMERS: The Game released in North America and Asia in first quarter fiscal 2008. This compares to titles associated with intellectual property released in the first quarter of fiscal 2007, Over the Hedge and X-Men: The Official Game. The increase in "cost of sales—intellectual property licenses" as a percentage of publishing net revenues was due to the increased number of titles with intellectual property costs released in six month period ended September 30, 2007 when compared to the six month period ended September 30, 2006.

Product Development (in thousands)

	September 30, 2007	% of Publishing Net Revenues	September 30, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$65,982	10%	$51,233	20%	$14,749	29%

        Product development expenses for the six months ended September 30, 2007 increased $14.7 million, or 29%, from $51.2 million for the six months ended September 30, 2006 to $66.0 million for the six months ended September 30, 2007. As a percentage of publishing net revenues, product development expenses decreased from 20% for the six months ended September 30, 2006, to 10% for the six months ended September 30, 2007. This is primarily due to more consumers migrating to the next-generation console platforms, where we are able to charge premium pricing, and our successful titles in the next-generation console platforms. As a result, the growth in publishing net revenues outweighed the increase in product development expenses. The increase in absolute dollars primarily resulted from higher development, quality assurance, and outside developer costs incurred during the first two quarters of fiscal 2008 to support the greater number of titles in development and the more technologically advanced nature of those titles.

        We expect product development costs for fiscal 2008 to be higher in absolute dollars than fiscal 2007, although lower as a percentage of publishing net revenues, due to the increased costs related to developing more technologically advanced titles for the next-generation console systems offset by the more than proportionate projected increase in publishing net revenues. Over time, we intend to decrease the development costs of the next-generation console systems by leveraging technologies and tools across multiple platforms, increasing our development schedules to facilitate a longer pre-production phase and more predictable workflow times, and increasing the amount of game development in lower cost locations.

Sales and Marketing (in thousands)

	September 30, 2007	% of Consolidated Net Revenues	September 30, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$120,580	15%	$68,729	18%	$51,851	75%

        Sales and marketing expenses for the six months ended September 30, 2007, sales and marketing expenses increased $51.9 million, or 75%, from $68.7 million for the six months ended September 30, 2006 to $120.6 million for the six months ended September 30, 2007. As a percentage of publishing net revenues, sales and marketing expenses decreased from 18% for the six months ended September 30, 2006, to 15% for the six months ended September 30, 2007. The increase in absolute dollars was a result of higher spending associated with the larger fiscal 2008 first and second quarter releases which included three major movie-based releases, Spider-Man 3 and Shrek the Third worldwide releases in the first quarter of fiscal 2008, and TRANSFORMERS: The Game released in North America and Asia in the first quarter of fiscal 2008 and in Europe in the second quarter of fiscal 2008. This compares to the same period of the prior fiscal year which included Over the Hedge and X-Men: The Official Game in the first quarter of fiscal 2007, and our European release of Lego Star Wars II: The Original Trilogy in the second quarter of fiscal 2007.

        We expect sales and marketing expenses to be higher on both an absolute basis and as a percentage of consolidated net revenues for the reminder of fiscal 2008 versus the comparable period of fiscal 2007 due to a larger slate and our anticipation of a highly competitive environment during the upcoming holiday season.

General and Administrative (in thousands)

	September 30, 2007	% of Consolidated Net Revenues	September 30, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$73,176	9%	$48,260	13%	$24,916	52%

        General and administrative expenses for the six months ended September 30, 2007 increased $24.9 million, or 52%, from $48.3 million for the six months ended September 30, 2006 to $73.2 million for the six months ended September 30, 2007, respectively. As a percentage of consolidated net revenues, general and administrative expenses decreased from 13% for the six months ended September 30, 2006, to 9% for the six months ended September 30, 2007. Expenses were higher than prior periods primarily due to an increase in headcount related costs, higher legal and professional fees, the consolidation of RedOctane and DemonWare (acquired in June 2006 and May 2007, respectively) into our results of operations for the quarter, amortization of intangible assets related to the acquisitions and the impact of changes in foreign currency rates.

Operating Income (Loss) (in thousands)

	Six Months Ended September 30, 2007	% of Segment Net Revs.	Six Months Ended September 30, 2006	% of Segment Net Revs.	Increase/ (Decrease)	Percent Change
Publishing	$19,449	3%	$(68,125)	(26)%	$87,574	129%
Distribution	1,098	1%	(2,734)	(2)%	3,832	140%

Consolidated	$20,547	3%	$(70,859)	(19)%	$91,406	129%

        Publishing operating loss for the six months ended September 30, 2007 publishing operating income increased $87.6 million from the same period prior fiscal year, from an operating loss of $68.1 million to operating income of $19.5 million. These increases in operating income are primarily attributable to:

  •
  Stronger performance of our title releases for the six months ended September 30, 2007.

  •
  Faster growth in our publishing segment, which in general has a higher operating margin than our distribution segment.

  •
  Cost control relative to significant growth in net revenues.

Partially offset by:

  •
  Higher "cost of sales—software royalties and amortization" and "cost of sales—intellectual property licenses" associated with our larger fiscal 2008 slate of titles for the six months ended September 30, 2007.

  •
  Higher "general and administrative" costs due to the increased headcount in our international geographies and at Red Octane, and higher legal and professional fees.

        For the six months ended September 30, 2007 distribution operating income was $1.1 million or 1% of segment net revenues, which compares to operating loss of $2.7 million or (2%) of segment net revenues for the six months ended September 30, 2006. The results from distribution business have improved primarily due to the strong performance of Activision titles for the six months ended September 30, 2007, lower required reserves for returns and price protection, and a lower percentage of net revenues being comprised of hardware sales, which is a lower margin category when compared to sales of software.

Investment Income, Net (in thousands)

	September 30, 2007	% of Consolidated Net Revenues	September 30, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
Six Months Ended	$23,694	3%	$16,307	5%	$7,387	45%

        Net investment income for the six months ended September 30, 2007 increased $7.4 million from $16.3 million for the six months ended September 30, 2006 to $23.7 million for the six months ended September 30, 2007. The increase is mainly due to higher interest rates combined with higher average balances of cash and short term investments period over period.

Provision for Income Taxes (in thousands)

	September 30, 2007	% of Pretax Income	September 30, 2006	% of Pretax Income	Increase/ (Decrease)	Percent Change
Six Months Ended	$15,717	36%	$(11,941)	22%	$27,658	232%

        The income tax provision of $15.7 million for the six months ended September 30, 2007 reflects our estimated effective income tax rate of 35.5% for the six months ended September 30, 2007.

        The income tax benefit of 11.9 million for the six months ended September 30, 2006 is due to (1) an increase in the federal research and development credit for the full year ended March 31, 2007 over the amount originally anticipated for the year at September 30, 2006 due to the Congressional reinstatement of the federal R&D credit in quarter ended December 31, 2006; and (2) the elimination of the valuation allowance for research and development tax credits, partially offset by the nondeductible portion of annual cash bonuses determined in the three months ended March 31, 2007 under Section 162(m), and the establishment of tax reserves for these credits and other deferred tax assets.

Net Income (Loss)

        Net income for the six months ended September 30, 2007 was $28.5 million or $0.09 per diluted share, as compared to net loss of $42.6 million or $0.15 loss per share for the six months ended September 30, 2006.

Results of Operations—Fiscal Years Ended March 31, 2007 and 2006

Net Revenues

        We primarily derive revenue from sales of packaged interactive software games designed for play on video game consoles (such as the PS2, PS3, Xbox360, and Wii), PCs, and hand-held game devices (such as the GBA, NDS, and PSP). We also derive revenue from our distribution business in Europe that provides logistical and sales services to third-party publishers of interactive entertainment software, our own publishing operations and third-party manufacturers of interactive entertainment hardware.

        The following table details our consolidated net revenues by business segment and our publishing net revenues by territory for the years ended March 31, 2007 and 2006 (in thousands):

	For the fiscal years ended March 31,
			Increase/ (Decrease)	Percent Change
	2007	2006
Publishing net revenues
North America	$753,376	$710,040	$43,336	6%

Europe	324,999	404,157	(79,158)	(20)%
Other	40,663	40,466	197	0%

Total international	365,662	444,623	(78,961)	(18)%

Total publishing net revenues	1,119,038	1,154,663	(35,625)	(3)%
Distribution net revenues	393,974	313,337	80,637	26%

Consolidated net revenues	$1,513,012	$1,468,000	$45,012	3%

        Consolidated net revenues increased 3% from $1,468.0 million for the fiscal year ended March 31, 2006 to $1,513.0 million for the fiscal year ended March 31, 2007. This increase in consolidated net revenues was driven by the following:

  •
  Strong performance of our North American publishing unit led to a year over year increase in net revenues of $43.3 million or 6%. In the third quarter of fiscal 2007, we released a focused but high quality slate of titles, which resulted in strong consumer demand for our new releases in the third quarter, continuing reorders in the fourth quarter and strong price realization. In fiscal 2007, our major releases included Call of Duty 3, Guitar Hero 2, Marvel: Ultimate Alliance, Tony Hawk's Project 8, Over the Hedge, X-Men: Official Game, Shrek Smash N' Crash, Tony Hawk's Downhill Jam, Series of Poker Tournament of Champions, Pimp My Ride, and titles for our Cabela's, History Channel and new Barbie franchises. In fiscal 2006, we released the following major releases: Doom 3 for the Xbox, Madagascar, Fantastic Four, Ultimate Spider-Man, X-Men Legends II, THAW, Call of Duty 2, Call of Duty 2: Big Red One, GUN, True Crime: New York City, Quake 4, Shrek SuperSlam, The Movies, Cabela's Dangerous Hunts 2, and World Series of Poker.

  •
  An increase in net revenues from our distribution business due to a stronger release schedule for certain third-party publishers, higher revenues from hardware sales related to the launch of PS3 and Nintendo Wii, as well as ongoing sales of NDS and PSP, and the addition of a significant new customer in the second quarter of fiscal 2007.

  •
  Impact of the year over year strengthening of the Great Britain Pound ("GBP"), Euro ("EUR") and Australian Dollar ("AUD") in relation to the United States Dollar ("USD"). Foreign exchange rates increased reported net revenues by approximately $51.6 million or 4% for the year ended March 31, 2007. Excluding the impact of changing foreign currency rates, our consolidated net revenues remained about in line with prior year.

Partially offset by:

  •
  A decrease in publishing net revenues from our European publishing operations primarily due to a more focused slate in fiscal 2007, and a decrease in our affiliate business as only one title, LucasArts' Star Wars Lego 2 was released in 2007, whereas two strong affiliate titles, LucasArts' Star Wars: Episode III Revenge of the Sith and LucasArts' Star Wars Battlefront II, were released in fiscal 2006.

North America Publishing Net Revenues (in thousands)

March 31, 2007	% of Consolidated Net Revenues	March 31, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$753,376	50%	$710,040	48%	$43,336	6%

        North America publishing net revenues increased 6% from $710.0 million for the year ended March 31, 2006 to $753.4 million for the year ended March 31, 2007. Although the company released fewer titles in fiscal 2007, the high quality slate drove strong consumer demand and enabled the company to maintain pricing and record lower provisions for returns and price protection than in fiscal 2006. Net revenues were impacted by strong performances from Guitar Hero 2, Call of Duty 3, Marvel: Ultimate Alliance and Tony Hawk's Project 8. North America publishing net revenues increased as a percentage of consolidated net revenues from 48% for the year ended March 31, 2006 to 50% for the year ended March 31, 2007. The increase in the percentage of consolidated net revenues is due to a combination of strong performance in North America and a decrease in our international publishing net revenues due to a smaller slate and a decrease in the number of affiliate titles in Europe released in fiscal 2007.

International Publishing Net Revenues (in thousands)

March 31, 2007	% of Consolidated Net Revenues	March 31, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$365,662	24%	$444,623	30%	$(78,961)	(18)%

        International publishing net revenues decreased by 18% from $444.6 million for the year ended March 31, 2006 to $365.7 million for the year ended March 31, 2007. Additionally, international publishing net revenues as a percentage of consolidated net revenues decreased from 30% for the year ended March 31, 2006 to 24% for the year ended March 31, 2007. The decrease in international publishing net revenues was primarily due to the decrease in the number of titles released internationally in fiscal 2007. Additionally, in Europe, our net revenues were impacted by a decrease in revenues from our affiliate titles. Fiscal 2006 included the successful LucasArts' titles, Star Wars: Revenge of the Sith and Star Wars Battlefront II, while fiscal 2007 included one major affiliate label release, LucasArts' Lego Star Wars II: The Original Trilogy. The decrease in international publishing net revenues was partially offset by a year over year strengthening of the EUR and the GBP in relation to the USD, which increased reported net revenues for fiscal 2007 by approximately $24.2 million. Excluding the impact of changing foreign currency rates, our international publishing net revenues decreased 23% year over year.

Publishing Net Revenues by Platform

        Publishing net revenues decreased 3% from $1,154.7 million for the year ended March 31, 2006 to $1,119.0 million for the year ended March 31, 2007. The following table details our publishing net revenues by platform and as a percentage of total publishing net revenues for the years ended March 31, 2007 and 2006 (in thousands):

	Year Ended March 31, 2007	% of Publishing Net Revs	Year Ended March 31, 2006	% of Publishing Net Revs	Increase/ (Decrease)	Percent Change
Publishing Net Revenues
PC	$78,886	7%	$183,457	16%	$(104,571)	(57)%

Console
Sony PlayStation 3	53,842	5%	—	—%	53,842	n/a
Sony PlayStation 2	500,927	45%	422,239	36%	78,688	19%
Microsoft Xbox360	200,394	18%	102,809	9%	97,585	95%
Microsoft Xbox	54,232	5%	205,864	18%	(151,632)	(74)%
Nintendo Wii	54,636	5%	—	—%	54,636	n/a
Nintendo GameCube	22,761	2%	80,964	7%	(58,203)	(72)%
Other	3	—%	469	—%	(466)	(99)%

Total console	886,795	80%	812,345	70%	74,450	9%

Hand-held
Game Boy Advance	48,478	4%	79,738	7%	(31,260)	(39)%
PlayStation Portable	49,931	4%	52,016	5%	(2,085)	(4)%
Nintendo Dual Screen	54,948	5%	27,107	2%	27,841	103%

Total hand-held	153,357	13%	158,861	14%	(5,504)	(3)%

Total publishing net revenues	$1,119,038	100%	$1,154,663	100%	$(35,625)	(3)%

Personal Computer Net Revenues (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$78,886	7%	$183,457	16%	$(104,571)	(57)%

        Net revenues from sales of titles for the PC decreased 57% from $183.5 million and 16% of publishing net revenues for the year ended March 31, 2006 to $78.9 million and 7% of publishing net revenues for the year ended March 31, 2007. The decreases were primarily due to the strong performance of our fiscal 2006 PC releases, as well as a decrease in the number of titles released for the PC during fiscal 2007 as compared to fiscal 2006. In fiscal 2006, we released the highly successful PC title, Call of Duty 2, which was ranked by NPD Funworld as the number two best selling PC title in the United States for the third quarter of fiscal 2006, as well as Quake 4, The Movies, and Doom 3: Resurrection of Evil. This compares to fiscal 2007 where net revenues were primarily derived from catalog sales of Call of Duty 2, Quake 4 and The Movies, as well as revenues from our European affiliate title LucasArts' Lego Star Wars II: The Original Trilogy.

Sony PlayStation 3 Net Revenues (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$53,842	5%	$—	—%	$53,842	n/a

The PS3 was released in November 2006 in North America and in March 2007 in Europe. Consistent with our goal of having a significant presence at the launch of each new platform, we released three titles concurrently with the hardware releases: Call of Duty 3, Marvel: Ultimate Alliance, and Tony Hawk's Project 8. All of these titles were released at premium retail pricing (i.e. $59.99 in the United States).

Sony PlayStation 2 Net Revenues (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$500,927	45%	$422,239	36%	$78,688	19%

        Net revenues from sales of titles for the PS2 increased 19% from $422.2 million for the year ended March 31, 2006 to $500.9 million for the year ended March 31, 2007. Although we released a fewer number of major titles for the PS2 in fiscal 2007, the strong performance of these releases, particularly the PS2 exclusive title Guitar Hero 2, resulted in higher net revenues in absolute dollars and as a percentage of publishing net revenues. The key titles impacting the fiscal 2007 results were Call of Duty 3, the #3 title overall for the third quarter of fiscal 2007 according to NPD Funworld, and Guitar Hero 2 (game and accessories), the #1 best selling title on the PS2 platform for the third quarter of fiscal 2007 per NPD Funworld. In addition, we released Marvel: Ultimate Alliance, Over the Hedge, Tony Hawk's Project 8, X-Men: The Official Game, Shrek Smash N' Crash Racing and our European affiliate title, LucasArts' Star Wars Lego 2. This compares to fiscal 2006 where we released the PS2 titles Call of Duty 2: Big Red One, Tony Hawk's American Wasteland, Shrek SuperSlam, GUN, True Crime: New York City, Madagascar, Fantastic Four, X-Men Legends 2, Ultimate Spiderman and two affiliate titles in Europe, LucasArts' Star Wars: Revenge of the Sith and Star Wars Battlefront II.

Microsoft Xbox360 Net Revenues (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$200,394	18%	$102,809	9%	$97,585	95%

        Net revenues from sales of titles for the Xbox360 increased 95% from $102.8 million for the year ended March 31, 2006 to $200.4 million for the year ended March 31, 2007. As a percentage of publishing net revenues, net revenues from sales of titles for the Xbox360 doubled from 9% for the year ended March 31, 2006 to 18% for the year ended March 31, 2007. These increases are due to the growing installed base for the Xbox360, as well as an increase in the number of titles released. In fiscal 2007, we released ten titles for this platform, and according to NPD Funworld, three of our titles, Call of Duty 3, Tony Hawk's Project 8 and Marvel: Ultimate Alliance ranked among the top ten Xbox 360 titles during the third quarter of fiscal 2007. In fiscal 2006, we released four titles concurrently with the November 2005 launch of the Xbox360 hardware, Call of Duty 2, THAW, Quake 4, and GUN, and we experienced strong sales for these four titles although limited by hardware availability.

Microsoft Xbox Net Revenues (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$54,232	5%	$205,864	18%	$(151,632)	(74)%

        Net revenues from sales of titles for the Xbox decreased 74% from $205.9 million for the year ended March 31, 2006 to $54.2 million for the year ended March 31, 2007. As a percentage of publishing net revenues, net revenues from sales of titles for the Xbox decreased from 18% for the year ended March 31, 2006 to 5% for the year ended March 31, 2007. These decreases were primarily attributable to a slowdown in sales for the Xbox as customers upgrade to the Xbox360, and the reduction in the number of titles released by us for this platform. In fiscal 2007 we released five major titles for Xbox: Call of Duty 3, Tony Hawk's Project 8, Marvel: Ultimate Alliance, Over the Hedge and X-Men: The Official Game. In fiscal 2006, we released our largest slate including Call of Duty: Big Red One, Tony Hawk's American Wasteland, GUN, Ultimate Spiderman, X-Men Legends 2, True Crime: New York City, Shrek: SuperSlam, Madagascar, Fantastic Four and the Xbox exclusive, Doom 3.

Nintendo Wii Net Revenues (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$54,636	5%	$—	—%	$54,636	n/a

        The Nintendo Wii was released in November 2006. Consistent with our goal of having a significant presence at the launch of each next generation platform, we released five titles concurrently with the release of Wii; Call of Duty 3, Marvel: Ultimate Alliance, World Series of Poker: Tournament of Champions, Rapala Tournament Fishing, and Tony Hawk's Downhill Jam. With the strong consumer demand for the platform, our five releases performed well, three of which were top ten Wii titles in the third quarter of fiscal 2007, according to NPD Funworld: Call of Duty 3, Marvel Ultimate Alliance and Tony Hawk's Downhill Jam.

Nintendo GameCube Net Revenues (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$22,761	2%	$80,964	7%	$(58,203)	(72)%

        Net revenues from sales of titles for the Nintendo GameCube decreased 72% from $81.0 million for the year ended March 31, 2006 to $22.8 million for the year ended March 31, 2007. The decrease in absolute dollars and as a percentage of publishing net revenues reflects a decrease in the number of new releases in fiscal 2007 compared to fiscal 2006 and a significant slowdown in sales on the GameCube platform as customers transition to the next generation platforms. In fiscal 2006, we released nine major titles: Madagascar, Tony Hawk's American Wasteland, Ultimate Spiderman, Fantastic Four, Call of Duty: Big Red One, True Crime: New York City, GUN, Shrek Super Slam and X-Men Legends 2. This compares to fiscal 2007 when we released four titles: Over the Hedge, X-Men: The Official Game, Shrek Smash N' Crash Racing, and our European affiliate title, Star Wars Lego 2.

Hand-held (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$153,357	13%	$158,861	14%	$(5,504)	(3)%

        Net revenues from sales of titles for the hand-held platforms decreased 3% from $158.9 million for the year ended March 31, 2006 to $153.4 million for the year ended March 31, 2007. Hand-held net revenues as a percentage of publishing net revenues decreased slightly from 14% to 13%. Within the hand-held platforms, net revenues for the GBA platform decreased 39%, from $79.7 million for the prior fiscal year, to $48.5 million for fiscal 2007, PSP decreased by 4%, from $52.0 million to $49.9 million, and net revenues for the NDS doubled from $27.1 million for fiscal 2006 to $54.9 million for the current year. The decrease in net revenues for GBA is primarily related to slower GBA sales due to wider acceptance of the NDS platform. The net revenue increase for NDS reflects the strong performance of our key fiscal 2007 titles which includes Over the Hedge, Tony Hawk's Downhill Jam, X-Men: The Official Game, Spider-Man: Battle for New York and LucasArts' Star Wars Lego 2 in Europe, as the platform continued to gain consumer acceptance and market share. PSP net revenues for fiscal 2007 were slightly lower than the previous year. In fiscal 2006, we released a stronger PSP slate and our titles performed well with the consumer excitement for the March 2005 North America platform launch, and the September 2005 European platform launch. The 2006 slate included Tony Hawk's Underground 2, Spider-Man: The Movie 2, X-Men Legends 2, World Series of Poker, and two affiliate titles in Europe. Our key releases in fiscal 2007 were Marvel: Ultimate Alliance, Tony Hawk's Project 8, Call of Duty: Roads to Victory, and one European affiliate title, LucasArts' Star Wars Lego 2.

Overall

        The platform mix of our future publishing net revenues will likely be impacted by a number of factors, including the ability of hardware manufacturers to continue to increase their installed hardware base for the next-generation platforms, as well as the performance of key product releases from our product release schedule.

        A significant portion of our revenues and profits are derived from a relatively small number of popular titles and brands each year and revenues and profits are significantly affected by our ability to release highly successful "hit" titles. For example, for the year ended March 31, 2007, 29% of our consolidated net revenues and 39% of worldwide publishing net revenues were derived from net revenues from our Call of Duty 3, Guitar Hero 2, and Marvel: Ultimate Alliance titles. Though many of these titles have substantial production or acquisition costs and marketing budgets, once a title recoups these costs, incremental net revenues directly and positively impact operating profits resulting in a disproportionate amount of operating income being derived from these select titles.

Distribution Net Revenues (in thousands)

March 31, 2007	% of Consolidated Net Revenues	March 31, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$393,974	26%	$313,337	21%	$80,637	26%

        Distribution net revenues for the year ended March 31, 2007 increased 26% from the prior fiscal year, from $313.3 million to $394.0 million. Foreign exchange rates increased reported distribution net revenues by approximately $27.3 million for the year ended March 31, 2007. Excluding the impact of the changing foreign currency rates, our distribution net revenues increased $53.3 million or 17% year over year. This year over year increase was primarily due to the strong releases for certain third-party publishers, increased hardware sales primarily related to the launch of two new platforms in fiscal 2007, the PS3 and the Nintendo Wii, as well as ongoing sales of NDS and PSP hardware, and the addition of a new customer in the second quarter of fiscal 2007.

        The mix of distribution net revenues between hardware and software sales varied year over year with approximately 17% of distribution net revenues from hardware sales in the year ended March 31, 2007 as compared to 20% in the prior fiscal year. Fiscal 2007 results included the hardware releases of the Nintendo Wii in November 2006 and the PS3 in late March 2007. Fiscal 2006 included the release of the PSP in Europe in the second quarter and the Xbox360 in November 2005. The mix of future distribution net revenues will be driven by a number of factors including the occurrence of further hardware price reductions instituted by hardware manufacturers, and our ability to establish and maintain distribution agreements with hardware manufacturers, third-party software publishers and retail customers.

Costs and Expenses

Cost of Sales—Product Costs (in thousands)

March 31, 2007	% of Consolidated Net Revenues	March 31, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$799,587	52%	$734,874	50%	$64,713	9%

        "Cost of sales—product costs" represented 52% and 50% of consolidated net revenues for the years ended March 31, 2007 and 2006, respectively. In absolute dollars, "cost of sales—product costs" increased 9% from $734.9 million for the year ended March 31, 2006 to $799.6 million for the year ended March 31, 2007. The primary factors affecting the increase in "cost of sales—product costs" in absolute dollars and as a percentage of consolidated net revenues were:

  •
  An increase in consolidated net revenues of 3% from $1,468.0 million for the year ended March 31, 2006 to $1,513.0 million for the year ended March 31, 2007.

  •
  A higher percentage of our business relating to distribution which carries higher product costs than our publishing business.

  •
  Higher net revenues from products for console platforms in absolute dollars and as a percentage of publishing net revenues from $812.3 million and 70% of publishing net revenues in fiscal 2006 to $886.8 million and 80% of publishing net revenues in fiscal 2007. Console products have higher costs of sales—product costs associated with them than PC products, due to the royalty payments to hardware manufacturers.

Partially offset by:

  •
  Non-recurring write-downs of inventory costs recorded in fiscal 2006 in the amount of $14.5 million due to the high level of inventory for certain titles which, due to weaker market conditions and a slow down in re-orders caused by the console transition.

Cost of Sales—Software Royalties and Amortization (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$132,353	12%	$147,822	13%	$(15,469)	(10)%

        "Cost of sales—software royalties and amortization" for the year ended March 31, 2007 decreased as a percentage of publishing net revenues from the prior fiscal year, from 13% to 12%. In absolute dollars, "cost of sales—software royalties and amortization" for the year ended March 31, 2007 also decreased from the prior fiscal year, from $147.8 million to $132.4 million. The decreases were mainly due to:

  •
  A decrease in the number of titles released in fiscal 2007 as compared to the prior year when we had the largest slate of new releases in our history. A decrease in amortization of software development costs from internally developed games, was partially offset by increases in royalties for games developed by third party developers.

  •
  Non-recurring costs recorded in fiscal 2006 totaling $12.6 million, related to impairment charges for a title in development in 2006, and recoverability write-offs related to released titles.

Cost of Sales—Intellectual Property Licenses (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$46,125	4%	$57,666	5%	$(11,541)	(20)%

        "Cost of sales—intellectual property licenses" for the year ended March 31, 2007 decreased in absolute dollars and as a percentage of publishing net revenues over the same period last year, from $57.7 million to $46.1 million and from 5% to 4%, respectively. The decreases in both absolute dollars and as a percentage of publishing net revenues were due mainly to a decrease in the number of titles with associated intellectual property in fiscal 2007 compared to fiscal 2006. In fiscal 2007, we released the following titles with associated intellectual property: Marvel: Ultimate Alliance, Over the Hedge, X-Men: Official Game, Guitar Hero 1 and 2, Tony Hawk's Project 8 and Tony Hawk's Downhill Jam. In fiscal 2006, we released the following titles with associated intellectual property: Doom 3 for the Xbox, Madagascar, Fantastic Four, Ultimate Spider-Man, X-Men Legends II, THAW, Quake IV, and Shrek SuperSlam.

Product Development (in thousands)

March 31, 2007	% of Publishing Net Revenues	March 31, 2006	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$133,073	12%	$132,651	11%	$422	—%

        Product development expenses of $133.1 million and $132.7 million represented 12% and 11% of publishing net revenues for the years ended March 31, 2007 and 2006, respectively. The increases in both absolute dollars and as a percentage of net revenues was primarily generated by:

  •
  Increased costs incurred to fund more product development capacity at certain studios as well as the addition of Red Octane.

  •
  Increases in product development expenses of $4.8 million in fiscal 2007 related to stock-based compensation expense as a result of the implementation of SFAS 123R.

  •
  Compensation provided to employees in fiscal 2007 to cure tax penalties related to previously-exercised stock options.

Partially offset by:

  •
  Product cancellation charges of $11.4 million, including termination fees, incurred during fiscal 2006. Given the market conditions, the lower than expected performance of some of our third quarter fiscal 2006 releases, and risks associated with console transition, we performed a thorough review of the then pending product slate. To better align opportunities associated with the next-generation console platforms with income potential and risks associated with certain titles in development, we canceled development of certain titles and permanently removed them from our future title slate. There were no product cancellation charges during fiscal 2007.

  •
  The implementation during fiscal 2007 of certain cost control initiatives including sharing technologies and tools across multiple platforms and studios, increasing our development schedules to facilitate a longer pre-production phase and more predictable workflow times, and outsourcing certain areas of game development to lower cost service providers.

Sales and Marketing (in thousands)

March 31, 2007	% of Consolidated Net Revenue	March 31, 2006	% of Consolidated Net Revenue	Increase/ (Decrease)	Percent Change
$196,213	13%	$283,395	19%	$(87,182)	(31)%

        Sales and marketing expenses of $196.2 million and $283.4 million represented 13% and 19% of consolidated net revenues for the years ended March 31, 2007 and 2006, respectively. The decrease in both absolute dollars and as a percentage of net revenues was a result of the implementation of a more targeted media program which worked more efficiently helped by the overall strength and high quality of our fiscal 2007 title slate. We also released fewer titles in fiscal 2007 compared to fiscal 2006, where we had the largest slate of new releases in our history. The decreases were partially offset by expenses of $5.1 million in fiscal 2007 related to stock-based compensation expense as a result of the implementation of SFAS 123R, as well as sales and marketing expenses associated with the acquisition of the Guitar Hero franchise.

General and Administrative (in thousands)

March 31, 2007	% of Consolidated Net Revenues	March 31, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$132,514	9%	$96,366	7%	$36,148	38%

        General and administrative expenses of $132.5 million and $96.4 million represented 9% and 7% of consolidated net revenues for the years ended March 31, 2007 and 2006, respectively. The increases were primarily due to increased legal expenses and professional fees relating primarily to our internal review of historical stock option granting practices, the consolidation of RedOctane into our results of operations, amortization of intangible assets related to the RedOctane acquisition, and stock-based compensation expense of $10.0 million in fiscal 2007 as a result of the implementation of SFAS 123R. These increases were partially offset by the benefits of our cost optimization program launched in the fourth quarter of fiscal 2006 and gains on foreign currency.

Operating Income (in thousands)

	March 31, 2007	% of Segment Net Revs	March 31, 2006	% of Segment Net Revs	Increase/ (Decrease)	Percent Change
Publishing	$64,076	6%	$(6,715)	(1)%	$70,791	1054%
Distribution	9,071	2%	21,941	7%	(12,870)	(59)%

Consolidated	$73,147	5%	$15,226	1%	$57,921	380%

        Publishing operating income for the year ended March 31, 2007 increased $70.8 million from the same period last year, from an operating loss of $6.7 million to operating income of $64.1 million. The increase is primarily due to:

  •
  The strong performance of our fiscal 2007 titles.

  •
  A decrease in provision for returns and price protection in fiscal 2007 from 18% of consolidated net revenues in fiscal 2006 compared to 9% of consolidated net revenues in fiscal 2007, primarily due to improved market conditions and stronger sell through of our 2007 title releases.

  •
  A significant decrease in sales and marketing spending as a result of improved efficiency in executing our marketing programs.

  •
  The implementation of certain cost control initiatives resulting in decreased product development and general and administrative expenses (excluding expenses related to our internal review of historical stock option granting practices and expenses relating to the informal SEC inquiry and derivative litigation).

  •
  Fiscal 2006 results included cancellation, impairment, and earn-out recoverability charges totaling $24.0 million. See additional description of charges incurred in the cost of sales—software royalties and amortization and the product development discussions.

  •
  Fiscal 2006 results also included write-downs of inventory costs of $14.5 million. See additional description in the cost of sales—product costs discussion.

Partially offset by:

  •
  Stock-based compensation expenses of $22.4 million for the year ended March 31, 2007 as a result of the implementation of SFAS 123R.

  •
  Legal and other professional fees of $26.9 million associated with our internal review of historical stock option granting practices, including expenses relating to the informal SEC inquiry and derivative litigation.

  •
  Amortization of intangible assets related to the RedOctane acquisition of $11.7 million.

        Distribution operating income for the year ended March 31, 2007 decreased over the same period last year, from $21.9 million to $9.1 million. The decrease in operating income in 2007 was primarily due to increased business from large mass-market customers for which we earn smaller margins, an increase in hardware sales which carries a lower margin than software, and higher reserves for inventory obsolescence.

Investment Income, Net (in thousands)

March 31, 2007	% of Consolidated Net Revenues	March 31, 2006	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$36,678	2%	$30,630	2%	$6,048	20%

        Investment income, net for the year ended March 31, 2007 was $36.7 million as compared to $30.6 million for the year ended March 31, 2006. The increase was primarily due to higher yields earned on our short term investments and cash equivalents, and a realized gain in the third quarter of fiscal 2007 of $1.8 million on the sale of an investment in common stock.

Provision for Income Taxes (in thousands)

March 31, 2007	% of Pre Tax Income	March 31, 2006	% of Pre Tax Income	Increase/ (Decrease)	Percent Change
$24,038	22%	$5,605	12%	$18,433	329%

        The income tax provision of $24.0 million for the year ended March 31, 2007 reflects our effective income tax rate of 22%. This is higher than prior years as a result of an increase in pretax income for the year ended March 31, 2007, versus the amount of pretax income for the year ended March 31, 2006, without a corresponding increase in the benefit of book/tax differences. The significant items that generated the variance between our effective rate and our statutory rate of 35% were research and development tax credits, the impact of foreign tax rate differentials, and the elimination of the valuation allowance for research and development tax credits, partially offset by state taxes and the establishment of tax reserves for these credits and other deferred tax assets. The realization of deferred tax assets depends primarily on the generation of future taxable income. We believe that it is more likely than not that we will generate taxable income sufficient to realize the benefit of net deferred tax assets recognized.

Net Income

        Net income for the year ended March 31, 2007 was $85.8 million or $0.28 per diluted share, as compared to $40.3 million or $0.14 per diluted share for the year ended March 31, 2006.

Results of Operations—Fiscal Years Ended March 31, 2006 and 2005

Net Revenues

        We primarily derive revenue from sales of packaged interactive software games designed for play on video game consoles (such as the PS2, Xbox, Xbox360, and GameCube), PCs, and hand-held game devices (such as the GBA, NDS, and PSP). We also derive revenue from our distribution business in Europe that provides logistical and sales services to third-party publishers of interactive entertainment software, our own publishing operations and third-party manufacturers of interactive entertainment hardware.

        The following table details our consolidated net revenues by business segment and our publishing net revenues by territory for the years ended March 31, 2006 and 2005 (in thousands):

	For the years ended March 31,
			Increase/ (Decrease)	Percent Change
	2006	2005
Publishing net revenues
North America	$710,040	$696,325	$13,715	2%

Europe	404,157	341,946	62,211	18%
Other	40,466	34,458	6,008	17%

Total international	444,623	376,404	68,219	18%

Total publishing net revenues	1,154,663	1,072,729	81,934	8%
Distribution net revenues	313,337	333,128	(19,791)	(6)%

Consolidated net revenues	$1,468,000	$1,405,857	$62,143	4%

        Consolidated net revenues increased 4% from $1,405.9 million for the year ended March 31, 2005 to $1,468.0 million for the year ended March 31, 2006. This increase in consolidated net revenues was solely generated by our publishing business and was driven by the following:

  •
  An increase year over year in the number of titles released. Our fiscal 2006 launch schedule included the largest slate of new releases in our history. In fiscal 2006, we released seventeen major titles including the following major releases: Doom 3 for the Xbox, Madagascar, Fantastic Four, Ultimate Spider-Man, X-Men Legends II, THAW, Call of Duty 2, Call of Duty 2: Big Red One, GUN, True Crime: New York City, Quake 4, Shrek SuperSlam, The Movies, Cabela's Dangerous Hunts 2, and World Series of Poker. In addition, four of these titles, Call of Duty 2, THAW, Quake 4, and GUN, were released concurrently with the release of the Xbox360 platform at a premium retail price of $59.99. This compares to fourteen titles in fiscal 2005, which included the following major releases: Spider-Man 2, Call of Duty: Finest Hour, Tony Hawk's Underground 2 ("THUG 2"), Shrek 2, X-Men Legends, Doom 3, Lemony Snicket's A Series of Unfortunate Events, Shark Tale, Cabela's Big Game Hunter 2005, and Rome: Total War. Additionally in fiscal 2006, we achieved our goal of increasing the number of million and multi-million unit selling titles.

  •
  An increase in our hand-held platform presence growing publishing hand-held revenues by $20.2 million or 15% from $138.7 million for the year ended March 31, 2005 to $158.9 million for the year ended March 31, 2006. This was driven by an increase in the number of hand-held titles released combined with titles being released across more hand-held platforms with the fiscal 2005 introductions of the PSP and NDS.

Partially offset by:

  •
  An increase in provision for return and price protection throughout fiscal 2006 from 12% of net revenues in fiscal 2005 to 18% of net revenues in fiscal 2006, due to challenging market conditions and the ongoing console transition.

  •
  A decrease in net revenues from our distribution business due mostly to the effect of year over year weakening of the Euro ("EUR") and Great Britain Pound ("GBP") in relation to the United States Dollar ("USD"). Foreign exchange rates decreased reported distribution net revenues by approximately $14.9 million for the year ended March 31, 2006. Excluding the impact of changing foreign currency rates, our distribution net revenues decreased 1% year over year.

North America Publishing Net Revenues (in thousands)

March 31, 2006	% of Consolidated Net Revenues	March 31, 2005	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$710,040	48%	$696,325	50%	$13,715	2%

        North America publishing net revenues increased 2% from $696.3 million for the year ended March 31, 2005 to $710.0 million for the year ended March 31, 2006. The increase reflects our largest slate of releases in company history and expansion of our hand-held presence with products for PSP, NDS, and GBA. This was offset by weaker market conditions resulting in higher provisions for returns and price protection. North America publishing net revenues decreased as a percentage of consolidated net revenues from 50% for year ended March 31, 2005 to 48% for the year ended March 31, 2006. The decrease is due to a larger increase in our international publishing net revenues due to successful expansion efforts into new territories and the strong performance of our affiliate titles in Europe.

International Publishing Net Revenues (in thousands)

March 31, 2006	% of Consolidated Net Revenues	March 31, 2005	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$444,623	30%	$376,404	27%	$68,219	18%

        International publishing net revenues increased by 18% from $376.4 million for the year ended March 31, 2005 to $444.6 million for the year ended March 31, 2006. Additionally, international publishing net revenues as a percentage of consolidated net revenues increased from 27% for the year ended March 31, 2005 to 30% for the year ended March 31, 2006. The increases were due mainly to our successful expansion efforts into new territories combined with strong performance from our affiliate label products which included the successful LucasArts' titles, Star Wars: Revenge of the Sith and Star Wars Battlefront II. The increase in international publishing net revenues was partially offset by a weakening of the EUR and the GBP in relation to the USD of approximately $14.5 million. Excluding the impact of changing foreign currency rates, our international publishing net revenues increased 22% year over year.

Publishing Net Revenues by Platform

        Publishing net revenues increased 8% from $1,072.7 million for the year ended March 31, 2005 to $1,154.7 million for the year ended March 31, 2006. The following table details our publishing net revenues by platform and as a percentage of total publishing net revenues for the years ended March 31, 2006 and 2005 (in thousands):

	Year Ended March 31, 2006	% of Publishing Net Revs	Year Ended March 31, 2005	% of Publishing Net Revs	Increase/ (Decrease)	Percent Change
Publishing Net Revenues
PC	$183,457	16%	$220,087	21%	$(36,630)	(17)%

Console
Sony PlayStation 2	422,239	36%	417,310	39%	4,929	1%
Microsoft Xbox	205,864	18	196,894	18	8,970	5
Microsoft Xbox360	102,809	9	—	—	102,809	—
Nintendo GameCube	80,964	7	96,936	9	(15,972)	(16)
Other	469	—	2,807	—	(2,338)	(83)

Total console	812,345	70%	713,947	66%	98,398	14%

Hand-held
Game Boy Advance	79,738	7%	101,796	9%	(22,058)	(22)%
PlayStation Portable	52,016	5	19,200	2	32,816	171
Nintendo Dual Screen	27,107	2	17,699	2	9,408	53

Total hand-held	158,861	14%	138,695	13%	20,166	15%

Total publishing net revenues	$1,154,663	100%	$1,072,729	100%	$81,934	8%

Personal Computer Net Revenues (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$183,457	16%	$220,087	21%	$(36,630)	(17)%

        Net revenues from sales of titles for the PC decreased 17% from $220.1 million and 21% of publishing net revenues for the year ended March 31, 2005 to $183.5 million and 16% of publishing net revenues for the year ended March 31, 2006. The decrease in both absolute dollars and as a percentage of publishing revenue was due to the slate of PC titles released in fiscal 2005 in comparison to fiscal 2006. In fiscal 2005, we released the highly successful PC titles Doom 3 and Rome: Total War and also had strong continued sell through of our catalog title, Call of Duty. Although we had strong sales from our fiscal 2006 PC titles, Call of Duty 2, The Movies, and Quake 4, in fiscal 2005, according to NPD Funworld, we were the only publisher to have three top-ten PC titles for calendar year 2004.

Sony PlayStation 2 Net Revenues (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$422,239	36%	$417,310	39%	$4,929	1%

        Net revenues from sales of titles for the PS2 increased 1% from $417.3 million for the year ended March 31, 2005 to $422.2 million for the year ended March 31, 2006. The slight increase was primarily due to an increase in the number of major titles released for the PS2 from seven major titles in fiscal 2005 to nine major titles in fiscal 2006. This increase was offset by an increase in the provision for returns and price protection on new releases due to weaker market conditions. In addition, Madagascar, which was our fifth best selling PS2 title for fiscal 2006 in terms of units sold, was released at a lower initial retail pricing point of $39.99 compared to $49.99 for comparable children's titles in fiscal 2005. As a percentage of publishing net revenues, net revenues from sales of titles for the PS2 decreased from 39% for the year ended March 31, 2005 to 36% for the year ended March 31, 2006. The decrease is due to a change in our platform revenue mix due to the introduction of the Xbox360.

Microsoft Xbox Net Revenues (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$205,864	18%	$196,894	18%	$8,970	5%

        Net revenues from sales of titles for the Xbox increased 5% from $196.9 million for the year ended March 31, 2005 to $205.9 million for the year ended March 31, 2006 and held steady as a percentage of publishing net revenues at 18%. The increase was primarily attributable to the strong performance of our first quarter fiscal 2006 Xbox exclusive release of Doom 3 which had no comparable Xbox exclusive title released in fiscal 2005. This increase was offset by increased provisions for returns and price protection in anticipation of quicker required pricing actions as a result of the introduction of the Xbox360.

Microsoft Xbox360 Net Revenues (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$102,809	9%	$—	—%	$102,809	—%

        The Xbox360 was released in November 2005 and was the first of the next-generation hardware to be released. Consistent with our goal of having a significant presence at the launch of each new platform, we released four titles concurrently with the release of the Xbox360, Call of Duty 2, THAW, Quake 4, and GUN. All of these titles were released at premium retail pricing of $59.99. Although limited by hardware availability in fiscal 2006, we experienced strong sales of these four titles, and, according to NPD Funworld, Call of Duty 2 was the number one title on the Xbox360 and had the highest attach rate of any console launch in video game history.

Nintendo GameCube Net Revenues (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$80,964	7%	$96,936	9%	$(15,972)	(16)%

        Net revenues from sales of titles for the Nintendo GameCube decreased 16% from $96.9 million for the year ended March 31, 2005 to $81.0 million for the year ended March 31, 2006. Despite an increase in the number of titles released for the GameCube from seven major titles for the year ended March 31, 2005 to nine major titles for the year ended March 31, 2006, the releases in fiscal 2006, which included GUN, Call of Duty 2: Big Red One, THAW, and True Crime: New York City, were less geared toward the demographics of the GameCube audience as compared to our fiscal 2005 title releases, which included Spider-Man 2 and Shrek 2. Additionally, Madagascar, which was our top selling title on the GameCube in fiscal 2006, was released at a lower initial retail pricing of $39.99 as compared to Spider-Man 2 and Shrek 2, which were both released at an initial retail price of $49.99. Madagascar was our top selling title on the GameCube for fiscal 2006 and although it performed strongly, it compares to fiscal 2005 where our top two selling titles on the GameCube were Spider-Man 2 and Shrek 2, each of which outperformed Madagascar.

Hand-held (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$158,861	14%	$138,695	13%	$20,166	15%

        Net revenues from sales of titles for the hand-held for the year ended March 31, 2006 increased 15% from the prior fiscal year, from $138.7 million to $158.9 million. Additionally, hand-held net revenues as a percentage of publishing net revenues increased from 13% for the year ended March 31, 2005 to 14% for the year ended March 31, 2006. The increases were due to the worldwide introductions of the NDS and PSP hand-held platforms in late fiscal 2005 and the continued growth of their installed base throughout fiscal 2006, which resulted in hand-held titles being sold across more platforms. In addition, compared to the other hand-held platforms, titles for the PSP have a higher retail pricing point of $49.99. The major titles driving hand-held net revenues in fiscal 2006 were Madagascar, Madagascar: Operation Penguin, Fantastic Four, Ultimate Spider-Man, and Shrek SuperSlam for the GBA; Madagascar, Ultimate Spider-Man, Tony Hawk's American Sk8land, and Shrek SuperSlam for the NDS; and THUG 2, Spider-Man 2, X-Men Legends II, and LucasArts' Star Wars Battlefront II for the PSP. This compares to fiscal 2005 where the main titles driving hand-held net revenues were

Shrek 2, Spider-Man 2, and DreamWorks' Shark Tale for the GBA; Spider-Man 2 for the NDS; and THUG 2 and Spider-Man 2 for the PSP.

Distribution Net Revenues (in thousands)

March 31, 2006	% of Consolidated Net Revenues	March 31, 2005	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$313,337	21%	$333,128	24%	$(19,791)	(6)%

        Distribution net revenues for the year ended March 31, 2006 decreased 6% from the prior fiscal year, from $333.1 million to $313.3 million. Foreign exchange rates decreased reported distribution net revenues by approximately $14.9 million for the year ended March 31, 2006. Excluding the impact of the changing foreign currency rates, our distribution net revenues decreased $4.9 million or 1% year over year. The remaining year over year decrease was primarily due to the termination of relationships with unprofitable publishers and stronger third-party releases in fiscal 2005.

        The mix of distribution net revenues between hardware and software sales varied year over year with approximately 20% of distribution net revenues from hardware sales in the year ended March 31, 2006 as compared to 13% in the prior fiscal year. This was mainly attributed to the release of the PSP in Europe in the second quarter of fiscal 2006 and the release of the Xbox360 in November 2005. In both fiscal years, hardware sales were principally comprised of sales of console hardware.

Costs and Expenses

Cost of Sales—Product Costs (in thousands)

March 31, 2006	% of Consolidated Net Revenues	March 31, 2005	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$734,874	50%	$658,949	47%	$75,925	12%

        Cost of sales—product costs represented 50% and 47% of consolidated net revenues for the years ended March 31, 2006 and 2005, respectively. In absolute dollars, cost of sales—product costs increased 12% from $658.9 million for the year ended March 31, 2005 to $734.9 million for the year ended March 31, 2006. The primary factors affecting the increase in cost of sales—product costs in absolute dollars and as a percentage of consolidated net revenues were:

  •
  Volume growth in our European territories of LucasArts' Star Wars: Episode III Revenge of the Sith, and Star Wars Battlefront II. LucasArts' titles are part of our affiliate label program and carry a significantly higher product cost than Activision developed titles.

  •
  Write-downs of inventory costs for certain titles in fiscal 2006 in the amount of $14.5 million due to the high level of inventory for certain titles at the end of our third quarter of fiscal 2006. At the end of the third quarter of fiscal 2006 we reviewed the levels of inventory and determined that, due to lower than expected re-orders caused by weaker market conditions and the ongoing console transition, we anticipated that certain titles in our inventory would likely be sold below its original cost.

  •
  A decrease in our PC net revenues as a percentage of publishing net revenues from 21% in fiscal 2005 to 16% in fiscal 2006. Products for PC typically have lower costs of sales—product costs associated with them as they do not require royalty payments to hardware manufacturers.

  •
  An increase in provision for returns and price protection throughout fiscal 2006 from 12% of net revenues in fiscal 2005 compared to 18% of net revenues in fiscal 2006, due to challenging market conditions and the ongoing console transition.

  •
  An increase in consolidated net revenues of 4% from $1,405.9 million for the year ended March 31, 2005 to $1,468.0 million for the year ended March 31, 2006.

  •
  Reduced pricing on a number of catalog titles as well as new releases in our kids genre.

Cost of Sales—Software Royalties and Amortization (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$147,822	13%	$123,800	12%	$24,022	19%

        Cost of sales—software royalties and amortization for the year ended March 31, 2006 increased as a percentage of publishing net revenues from the prior fiscal year, from 12% to 13%. In absolute dollars, cost of sales—software royalties and amortization for the year ended March 31, 2006 also increased from the prior fiscal year, from $123.8 million to $147.8 million. The increases in cost of sales—software royalties and amortization in both absolute dollars and as a percentage of publishing net revenues were mainly due to:

  •
  Impairment charges and recoverability write-offs of $12.6 million in fiscal 2006. We performed a detailed review of capitalized costs for released titles and determined that expected future revenues, given the change in market conditions, on certain titles would not support the remaining capitalized software balance on these titles. As a result, we incurred a $3.8 million recoverability charge on these titles in fiscal 2006. In addition, we reviewed future recoverability of capitalized amounts on titles in development and determined that one of our titles, to be released in fiscal 2007, was unlikely to fully recover capitalized costs given the change in expectations as a result of weaker market conditions and uncertainty involved in the console transition and, as a result, took an impairment charge of $8.8 million on this title.

  •
  Overall continued increases in costs to develop titles for additional platforms, particularly those titles released for the more technologically advanced next-generation console platforms.

Cost of Sales—Intellectual Property Licenses (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$57,666	5%	$62,197	6%	$(4,531)	(7)%

        Cost of sales—intellectual property licenses for the year ended March 31, 2006 decreased in absolute dollars and as a percentage of publishing net revenues over the same period last year, from $62.2 million to $57.7 and from 6% to 5%, respectively. The decreases in both absolute dollars and as a percentage of publishing net revenues were due mainly to a one-time benefit related to the settlement of an intellectual property claim in the second quarter of fiscal 2006. The number of titles with associated intellectual property remained relatively flat year over year. In fiscal 2006, we released the following titles with associated intellectual property: Doom 3 for the Xbox, Madagascar, Fantastic Four, Ultimate Spider-Man, X-Men Legends II, THAW, Quake IV, and Shrek SuperSlam. In fiscal 2005 we released the following titles with associated intellectual property: Spider-Man 2, Shrek 2, Shark Tale, X-Men Legends, THUG 2, Lemony Snicket's A Series of Unfortunate Events, and Doom 3.

Product Development (in thousands)

March 31, 2006	% of Publishing Net Revenues	March 31, 2005	% of Publishing Net Revenues	Increase/ (Decrease)	Percent Change
$132,651	11%	$87,776	8%	$44,875	51%

        Product development expenses for the year ended March 31, 2006 increased as a percentage of publishing net revenues from the prior fiscal year, from 8% to 11%. In absolute dollars, product development expenses for the year ended March 31, 2006 also increased from the prior fiscal year, from $87.8 million to $132.7 million. The increase in product development expenses both in absolute dollars and as a percentage of publishing net revenues was due to:

  •
  Increased development, quality assurance, and outside developer costs as a result of the development of more technologically advanced titles across more platforms.

  •
  Product cancellation charges of $11.4 million, including termination fees, incurred during fiscal 2006. Given the market conditions, the lower than expected performance of some of our third quarter fiscal 2006 releases, and risks associated with console transition, we performed a thorough review of our upcoming product slate. To better align opportunities associated with the next-generation console platforms with income potential and risks associated with certain titles in development, we canceled development of certain titles and permanently removed them from our future title slate.

  •
  Increased costs in fiscal 2006 related to the full year operation of three recently acquired studios, Vicarious Visions, Inc., Toys for Bob, Inc., and Beenox, Inc., as well as costs incurred to fund more product development capacity at certain studios.

Sales and Marketing (in thousands)

March 31, 2006	% of Consolidated Net Revenue	March 31, 2005	% of Consolidated Net Revenue	Increase/ (Decrease)	Percent Change
$283,395	19%	$230,299	16%	$53,096	23%

        Sales and marketing expenses of $283.4 million and $230.3 million represented 19% and 16% of consolidated net revenues for the years ended March 31, 2006 and 2005, respectively. The increases in both absolute dollars and as a percentage of net revenues was primarily generated by our publishing business as a result of significant marketing programs including television and in-theatre ad campaigns and in-store promotions to support our biggest product release slate in company history. The increase in sales and marketing investment as a percentage of net revenues was a result of additional sales and marketing investment during the key holiday season which did not provide the revenue increase that was anticipated at the time that the marketing costs were incurred.

General and Administrative (in thousands)

March 31, 2006	% of Consolidated Net Revenues	March 31, 2005	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$96,366	7%	$63,228	4%	$33,138	52%

        General and administrative expenses for the year ended March 31, 2006 increased $33.1 million over the same period last year, from $63.2 million to $96.4 million. As a percentage of consolidated net revenues, general and administrative expenses increased from 4% to 7%. The increases were primarily due to an increase in personnel costs including costs related to European territory expansion, separation and severance costs associated with a less than 7% reduction in workforce in the fourth quarter of fiscal 2006, increased bad debt write-offs, an increase in foreign currency transaction losses, and increased legal costs.

Operating Income (in thousands)

	March 31, 2006	% of Segment Net Revs	March 31, 2005	% of Segment Net Revs	Increase/ (Decrease)	Percent Change
Publishing	$(6,715)	(1)%	$155,863	15%	$(162,578)	(104)%
Distribution	21,941	7%	23,745	7%	(1,804)	(8)%

Consolidated	$15,226	1%	$179,608	13%	$(164,382)	(92)%

        Publishing operating income for the year ended March 31, 2006 decreased $162.6 million from the same period last year, from $155.9 million to an operating loss of $6.7 million. The decrease is primarily due to:

  •
  Increased sales and marketing spending to support our large title release slate.

  •
  An increase in provision for returns and price protection throughout fiscal 2006 from 12% of net revenues in fiscal 2005 compared to 18% of net revenues in fiscal 2006, due to challenging market conditions and the ongoing console transition.

  •
  Cancellation, impairment, and earn-out recoverability charges totaling $24.0 million taken in fiscal 2006. See additional description of charges incurred in the cost of sales—software royalties and amortization and the product development discussions.

  •
  Write-downs of inventory costs of $14.5 million taken during fiscal 2006. See additional description in the cost of sales—product costs discussion.

Distribution operating income for the year ended March 31, 2006 decreased over the same period last year, from $23.7 million to $21.9 million. The decrease was primarily due to the impact of changes in foreign currency rates on distribution operating income of approximately $1.4 million. Excluding the impact of changes in foreign currency rates, distribution operating income for the year ended March 31, 2006 decreased approximately $0.4 million or 2% from the same period last year.

Investment Income, Net (in thousands)

March 31, 2006	% of Consolidated Net Revenues	March 31, 2005	% of Consolidated Net Revenues	Increase/ (Decrease)	Percent Change
$30,630	2%	$13,092	1%	$17,538	134%

        Investment income, net for the year ended March 31, 2006 was $30.6 million as compared to $13.1 million for the year ended March 31, 2005. The increase was primarily due to higher invested balances combined with rising yields, a realized gain in the first quarter of fiscal 2006 of $1.3 million on the sale of an investment in common stock, and a realized gain of $2.9 million on the sale of a cost basis investment during the year ended March 31, 2006 as compared to 2005.

Provision for Income Taxes (in thousands)

March 31, 2006	% of Pre Tax Income	March 31, 2005	% of Pre Tax Income	Increase/ (Decrease)	Percent Change
$5,605	12%	$57,643	30%	$(52,038)	(90)%

        The income tax provision of $5.6 million for the year ended March 31, 2006 reflects our effective income tax rate of 12%, which differs from our effective rate of 30% for the year ended March 31, 2005, due to an increase in federal research and development credit for the year ended March 31, 2006, over the amount generated for the year ended March 31, 2005, and a decrease in pretax income for the year ended March 31, 2006, versus the amount of pretax income for the year ended March 31, 2005, without a corresponding decrease in the benefit of book/tax. The significant items that generated the variance between our effective rate and our statutory rate of 35% were research and development tax credits and the impact of foreign tax rate differentials, partially offset by an increase in our deferred tax asset valuation allowance and state taxes. The realization of deferred tax assets depends primarily on the generation of future taxable income. We believe that it is more likely than not that we will generate taxable income sufficient to realize the benefit of net deferred tax assets recognized.

Net Income

        Net income for the year ended March 31, 2006 was $40.3 million or $0.14 per diluted share, as compared to $135.1 million or $0.49 per diluted share for the year ended March 31, 2005.

Selected Quarterly Operating Results

        Our quarterly operating results have in the past varied significantly and will likely vary significantly in the future, depending on numerous factors, several of which are not under our control. Our business also has experienced and is expected to continue to experience significant seasonality, largely due to consumer buying patterns and our product release schedule focusing on those patterns. Net revenues typically are significantly higher during the fourth calendar quarter, primarily due to the increased demand for consumer software during the year-end holiday buying season. Accordingly, we believe that period to period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

        The following table is a comparative breakdown of our unaudited quarterly results for the immediately preceding ten quarters (amounts in thousands, except per share data):

	For the quarters ended
	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Net revenues	$317,746	$495,455	$312,512	$824,259	$188,172	$188,069	188,125	$816,242	$222,540	$241,093
Cost of sales	204,956	327,960	216,007	483,180	141,078	137,800	128,309	498,325	0.00	172,270
Operating income (loss)	(9,545)	30,092	(29,114)	173,120	(37,410)	(33,449)	(26,560)	83,893	0.00)	(14,319)
Net income (loss)	698	27,826	(14,422)	142,820	(24,302)	(18,309)	(9,128)	67,856	(14,230)	(4,247)
Basic earnings (loss) per share(1)	0.00	0.10	(0.05)	0.51	(0.09)	(0.07)	(0.03)	0.25	(0.05)	(0.02)
Diluted earnings (loss) per share(1)	0.00	0.09	(0.05)	0.46	(0.09)	(0.07)	(0.03)	0.23	(0.05)	(0.02)

(1)
Consolidated financial information for the quarter ended June 30, 2005 has been restated for the effect of our four-for-three stock split affected in the form of a 33 1/3% stock dividend to shareholders of record as of October 10, 2005, paid October 24, 2005.

Liquidity and Capital Resources

Comparison Six Months ended September 30, 2007 to Six Months ended September 30, 2006

Sources of Liquidity

	September 30, 2007	March 31, 2007	Increase/ (Decrease)
	(unaudited)		(in thousands)
Cash and cash equivalents	$392,529	$384,409	$8,120
Short-term investments	569,231	570,440	(1,209)

	$961,760	$954,849	$6,911

Percentage of total assets	49%	53%

	For the Six Months ended September 30, 2007	For the Six Months ended September 30, 2006	Increase/ (Decrease)
	(unaudited)	(unaudited)	(in thousands)
Cash flows provided by (used in) operating activities	$46,399	$(169,271)	$215,670
Cash flows used in investing activities	(81,900)	(16,870)	(65,030)
Cash flows provided by financing activities	38,403	16,327	22,076

        As of September 30, 2007, our primary source of liquidity is comprised of $392.5 million of cash and cash equivalents and $569.2 million of short-term investments. Over the last two years, our primary sources of liquidity have included cash on hand at the beginning of the year and cash flows generated from continuing operations. We have also generated significant cash flows from the issuance of our common stock to employees through the exercise of options which is described in more detail below in "Cash Flows from Financing Activities." We have not utilized debt financing as a significant source of cash flows. However, we do have credit facilities available at certain of our international locations, which are described below in "Credit Facilities," that can be utilized if needed.

        Our investment portfolio consists of government and corporate securities with effective maturities less than 30 months. The longer the term or holding period of the securities, the more susceptible they are to changes in market rates of interest, yields on bonds, and market price volatility. Investments are reviewed periodically to identify possible impairment. When evaluating the investments, we review factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer, and our ability and intent to hold the investment for a period of time which may be sufficient for anticipated recovery in market value. Gross unrealized losses of $0.8 million and $1.5 million as of September 30, 2007 and March 31, 2007, respectively, were comprised mostly of unrealized losses on U.S. agency issues, commercial paper, corporate bonds, and mortgage-backed securities. We have the intent and ability to hold these securities for a reasonable period of time sufficient for a forecasted recovery of fair value up to (or beyond) the initial cost of the investment. We expect to realize the full value of all of these investments upon maturity or sale.

        We believe that we have sufficient working capital ($1,053.6 million at September 30, 2007), in combination with proceeds available from our international credit facilities, to finance our operational requirements for at least the next twelve months, including purchases of inventory and equipment, the funding of the development, production, marketing and sale of new products, and the acquisition of intellectual property rights for future products from third parties.

Cash Flows from Operating Activities

        The primary drivers of cash flows from operating activities typically have included the collection of customer receivables generated by the sale of our products, offset by payments to vendors for the manufacture, distribution and marketing of our products, third-party developers and intellectual property holders and our own employees. A significant operating use of our cash relates to our continued investment in software development and intellectual property licenses. We spent approximately $88.8 million and $84.6 million in the six months ended September 30, 2007 and 2006, respectively, primarily in connection with internal development efforts and in support of third-party developers for our business. We expect that we will continue to make significant expenditures relating to our investment in software development and intellectual property licenses. Our future cash commitments relating to these investments are detailed below in "Commitments." Cash flows from operations are affected by our ability to release highly successful, or "hit," titles. Though many of these titles have substantial production or acquisition costs and marketing budgets, once a title recoups these costs, incremental net revenues typically will directly and positively impact cash flows.

        For the six months ended September 30, 2007, cash flow provided by operating activities was $46.4 million as compared to cash flow used in operating activities of $169.3 million for the six months ended September 30, 2006. The principal components comprising the increased cash flows from operating activities for the six months ended September 30, 2007 included a decrease in accounts receivables as a result of stronger collections and an increase in accounts payable partially offset by the increase in inventory for upcoming holiday season releases. An analysis of the change in key balance sheet accounts is below in "Key Balance Sheet Accounts." We expect that a primary source of future liquidity, both short-term and long-term, will be the result of cash flows from continuing operations.

Cash Flows from Investing Activities

        The primary drivers of cash used in investing activities typically have included capital expenditures, acquisitions of privately held interactive software development and publishing companies, and the net effect of purchases and sales/maturities of short-term investment vehicles. The goal of our short-term investments is to maximize return while minimizing risk, maintaining liquidity, coordinating with anticipated working capital needs, and providing for prudent investment diversification.

        For the six months ended September 30, 2007 and 2006, cash flows used in investing activities were $81.9 million and $16.9 million, respectively. For the six months ended September 30, 2007, cash flows used in investing activities were primarily the result of capital expenditures, cash paid for acquisitions, and purchases of short-term investments partially offset by proceeds from sales and maturities of short-term investments. We have historically financed our acquisitions through the issuance of shares of our common stock, cash or a combination of our common stock and cash. We will continue to evaluate potential acquisition candidates as to the benefit they bring to us.

Cash Flows from Financing Activities

        The primary sources of cash provided by financing activities have historically related to transactions involving our common stock, including the issuance of shares of our common stock to employees. We have not utilized debt financing as a significant source of cash flows. However, we do have available credit facilities at certain of our international locations, which are described below in "Credit Facilities," that can be utilized if needed.

        For the six months ended September 30, 2007 and 2006, cash flows from financing activities were $38.4 million and $16.3 million, respectively. The cash provided by financing activities for the six months ended September 30, 2007 primarily is the result of the issuance of our common stock related to employee stock option and stock purchase plans. The increase in cash provided by financing activities is due to increase in stock option exercises during the six months ended September 30, 2007.

        During fiscal 2003, our Board of Directors authorized a buyback program under which we can repurchase up to $350.0 million of our common stock. Under the program, shares may be purchased as determined by management and within certain guidelines, from time to time, in the open market or in privately negotiated transactions, including privately negotiated structured stock repurchase transactions and through transactions in the options markets. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time to time without prior notice. As of September 30, 2007, we had approximately $226.2 million available for utilization under the buyback program. We actively manage our capital structure as a component of our overall business strategy. Accordingly, in the future, when we determine that market conditions are appropriate, we may seek to achieve long term value for the shareholders through, among other things, new debt or equity financings or refinancings, share repurchases and other transactions involving our equity or debt securities.

Comparison of 2007 to 2006

Sources of Liquidity (in thousands)

	As of and for the year ended March 31,
			Increase/ (Decrease)
	2007	2006
Cash and cash equivalents	$384,409	$354,331	$30,078
Short-term investments	570,440	590,629	(20,189)

	$954,849	$944,960	$9,889

Percentage of total assets	53%	67%
Cash flows provided by operating activities	$27,162	$86,007	$(58,845)
Cash flows used in investing activities	(35,242)	(85,796)	50,554
Cash flows provided by financing activities	27,968	45,088	(17,120)

        As of March 31, 2007, our primary source of liquidity is comprised of $384.4 million of cash and cash equivalents and $570.4 million of short-term investments. Over the last two years, our primary sources of liquidity have included cash on hand at the beginning of the year and cash flows generated from continuing operations. We have also generated cash flows from the issuance of our common stock to employees through the exercise of options, which is described in more detail below in "Cash Flows from Financing Activities." We have not utilized debt financing as a significant source of cash flows. However, we do have available at certain of our international locations, credit facilities, which are described below in "Credit Facilities," that can be utilized if needed.

        We believe that we have sufficient working capital ($1,060.1 million at March 31, 2007), as well as proceeds available from our international credit facilities, to finance our operational requirements for at least the next twelve months, including purchases of inventory and equipment, the funding of the development, production, marketing and sale of new products, and the acquisition of intellectual property rights for future products from third parties.

Cash Flows from Operating Activities

        The primary source of cash flows from operating activities typically have included the collection of customer receivables generated by the sale of our products, offset by payments to vendors for the manufacture, distribution, and marketing of our products, third-party developers and intellectual property holders, and our own employees. A significant operating use of our cash relates to our continued investment in software development and intellectual property licenses. We spent approximately $166.1 million and $193.9 million in the years ended March 31, 2007 and 2006, respectively, in connection with the acquisition of publishing or distribution rights for products being developed by third parties, the execution of new license agreements granting us long-term rights to intellectual property of third parties, as well as the capitalization of product development costs relating to internally developed products. The decrease period over period is primarily due to new agreements with DreamWorks Animation LLC, Marvel Characters which were signed in fiscal 2006, partially offset by increased product development costs related to titles in development and additional intellectual property licenses in fiscal 2007. We expect that we will continue to make significant expenditures relating to our investment in software development and intellectual property licenses. Our future cash commitments relating to these investments are detailed below in "Commitments." Cash flows from operations are affected by our ability to release highly successful or "hit" titles. Though many of these titles have substantial production or acquisition costs and marketing expenditures, once a title recoups these costs, incremental net revenues typically will directly and positively impact cash flows.

        For the years ended March 31, 2007 and 2006, cash flows from operating activities were $27.2 million and $86.0 million, respectively. The principal components comprising cash flows from operating activities for the year ended March 31, 2007, included favorable operating results, amortization of capitalized software development costs and intellectual property licenses, increases in payables and accrued liabilities, partially offset by investments in software development and intellectual property licenses and increases in accounts receivables. See an analysis of the change in key balance sheet accounts below in "Key Balance Sheet Accounts." We expect that a primary source of future liquidity, both short-term and long-term, will be the result of cash flows from continuing operations.

Cash Flows from Investing Activities

        The primary source of cash used in investing activities typically have included capital expenditures, acquisitions of privately held interactive software development companies and publishing companies, and the net effect of purchases and sales/maturities of short-term investment vehicles. The goal of our short-term investments is to maximize return while minimizing risk, maintaining liquidity, coordinating with anticipated working capital needs, and providing for prudent investment diversification.

        For the years ended March 31, 2007 and 2006, cash flows used in investing activities were $35.2 million and $85.8 million, respectively. For the year ended March 31, 2007, cash flows used in investing activities were primarily the result of cash paid for business acquisitions and capital expenditures, purchases of short-term investments, partially offset by proceeds from sales and maturities of short-term investments. The decrease in cash flows used in investing activities versus the prior year was primarily related to our short term investment activity as we had net proceeds from maturities in fiscal 2007 versus net purchases of short term investments in fiscal 2006. We have historically financed our acquisitions through the issuance of shares of common stock or a combination of common stock and cash. We will continue to evaluate potential acquisition candidates as to the benefit they bring to us.

Cash Flows from Financing Activities

        The primary source of cash provided by financing activities has been transactions involving our common stock, including the issuance of shares of common stock to employees. We have not utilized debt financing as a significant source of cash flows. However, we do have available at certain of our international locations, credit facilities, which are described below in "Credit Facilities," that can be utilized if needed.

        For the years ended March 31, 2007 and 2006, cash flows from financing activities were $28.0 million and $45.1 million, respectively. The cash provided by financing activities for the year ended March 31, 2007 was the result of the issuance of common stock related to employee stock option and stock purchase plans. The decrease in cash provided by financing activities from the prior year is due to the suspension of stock option exercises as of November 9, 2006 due to our internal review of historical stock option granting practices.

        During fiscal 2003, our Board of Directors authorized a buyback program under which we can repurchase up to $350.0 million of our common stock. Under the program, shares may be purchased as determined by management and within certain guidelines, from time to time, in the open market or in privately negotiated transactions, including privately negotiated structured stock repurchase transactions and through transactions in the options markets. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time to time without prior notice. As of March 31, 2007, we had approximately $226.2 million available for utilization under the buyback program. We actively manage our capital structure as a component of our overall business strategy. Accordingly, in the future, when we determine that market conditions are appropriate, we may seek to achieve long term value for the shareholders through, among other things, new debt or equity financings or refinancings, share repurchases, and other transactions involving our equity or debt securities.

Key Balance Sheet Accounts

Comparison of balances as of September 30, 2007 to balances as of March 31, 2007

Accounts Receivable

(amounts in thousands)	September 30, 2007	March 31, 2007	Increase/ (Decrease)
Gross accounts receivable	$216,344	$240,112	$(23,768)
Net accounts receivable	109,725	148,694	(38,969)

        The decrease in gross accounts receivable was primarily the result of collecting receivables related to the March 2007 launch of the PS3 in Europe.

        The decrease in net accounts receivable from $148.7 million at March 31, 2007 to $109.7 million at September 30, 2007, was greater than the decrease in gross accounts receivable due to the increase in reserves for returns, price protection, and bad debt from $91.4 million at March 31, 2007 to $106.6 million at September 30, 2007. Reserves for returns and price protection are a function of the number of units and pricing of titles in retail inventory (see description of Allowances for Returns, Price Protection, Doubtful Accounts, and Inventory Obsolescence in Item 2: Critical Accounting Policies and Estimates).

Inventories

(amounts in thousands)	September 30, 2007	March 31, 2007	Increase/ (Decrease)
Inventories	$189,033	$91,231	$97,802

        The increase in inventories at September 30, 2007 compared to March 31, 2007 is the result of additional inventories to support third quarter fiscal 2008 title releases such as Guitar Hero III.

Software Development

(amounts in thousands)	September 30, 2007	March 31, 2007	Increase/ (Decrease)
Software development	$144,669	$130,922	$13,747

        Software development increased from $130.9 million at March 31, 2007 to $144.7 million at September 30, 2007. The effect of deferring "cost of sales—software royalties and amortization" increased software development by $4.0 million. The increase in software development was primarily the result of an increase in capitalization of third quarter fiscal 2008 titles releases and stock option expenses which was partially offset by the amortization of our movie-related titles released, such as Spider-Man 3, Shrek the Third, and TRANSFORMERS: The Game during the six months ended September 30, 2007.

Intellectual Property Licenses

(amounts in thousands)	September 30, 2007	March 31, 2007	Increase/ (Decrease)
Intellectual property licenses	$81,790	$100,274	$(18,484)

        Intellectual property licenses decreased from $100.3 million at March 31, 2007 to $81.8 million at September 30, 2007. The effect of deferring "cost of sales—intellectual property licenses" increased intellectual property licenses by $1.4 million. The decrease in intellectual property licenses primarily result from the amortization of intellectual property licenses upon releases of titles during the first six months of fiscal 2008.

Accounts Payable

(amounts in thousands)	September 30, 2007	March 31, 2007	Increase/ (Decrease)
Accounts payable	$158,059	$136,517	$21,542

        The increase in accounts payables of $21.5 million from March 31, 2007 to September 30, 2007 primarily reflects increased inventory purchases to support increased holiday sales volume in both our publishing and distributing segments.

Accrued Expenses and Other Liabilities

(amounts in thousands)	September 30, 2007	March 31, 2007	Increase/ (Decrease)
Accrued expenses and Other Liabilities	$255,266	$204,652	$50,614

        The increase in accrued expenses was primarily due to the reclassification of a long-term liability to a current liability of $39.0 million of deferred consideration related to the acquisition of RedOctane, Inc. payable before June 6, 2008 in our common stock, and the increase in accruals for marketing and royalties related to first quarter 2008 title releases which was partially offset by the payment of accrued taxes payable.

Comparison of 2007 and 2006 balances

Accounts Receivable

(amounts in thousands)	March 31, 2007	March 31, 006	Increase/ (Decrease)
Gross accounts receivable	$240,112	$127,035	$113,077
Net accounts receivable	148,694	28,782	119,912

        The increase in gross accounts receivable was primarily the result of higher fourth quarter revenues due to:

  •
  The fourth quarter fiscal 2007 European release of the PS3 hardware.

  •
  Late fourth quarter fiscal 2007 European releases of Call of Duty 3, Tony Hawk's Project 8, and Marvel: Ultimate Alliance for the PS3. There were no corresponding new releases in the fourth quarter of fiscal 2006.

  •
  Continued strong catalogue performance of our 2006 holiday slate.

        Reserves for returns, price protection and bad debt decreased from $98.3 million at March 31, 2006 to $91.4 million at March 31, 2007 while reserves as a percentage of gross receivables decreased from 77% to 38%. This decrease was largely due to significant reserves for returns and price protection required at March 31, 2006 related to weak market conditions and the uncertainty involved in the ongoing console transition. Reserves for returns and price protection are a function of the number of units and pricing of titles in retail inventory (see description of Allowances for Returns, Price Protection, Doubtful Accounts, and Inventory Obsolescence in Item 7: Critical Accounting Policies).

Inventories

(amounts in thousands)	March 31, 2007	March 31, 2006	Increase/ (Decrease)
Inventories	$91,231	$61,483	$29,748

        The increase in inventories at March 31, 2007 compared to March 31, 2006 is the result of additional inventories associated with RedOctane and the Guitar Hero products, which was acquired in the first quarter of fiscal 2007, additional PS3 inventory due to the European release of the console late in the fourth quarter of fiscal 2007, and an increase in inventories at our distribution business related to the addition of a significant new customer in the second quarter of fiscal 2007.

Software Development

(amounts in thousands)	March 31, 2007	March 31, 2006	Increase/ (Decrease)
Software development	$130,922	$60,619	$70,303

        Software development increased from $60.6 million at March 31, 2006 to $130.9 million at March 31, 2007 due to continued investment in software development for titles being developed for release in fiscal 2008, particularly for three significant new games slated for release in the first quarter of fiscal 2008, offset by amortization of software development costs for titles launched in fiscal 2007.

Intellectual Property Licenses

(amounts in thousands)	March 31, 2007	March 31, 2006	Increase/ (Decrease)
Intellectual Property Licenses	$100,274	$87,046	$13,228

        Intellectual property licenses increased from $87.0 million at March 31, 2006 to $100.3 million at March 31, 2007. The increase in intellectual property licenses was primarily the result of:

  •
  Continued investment in intellectual property licenses totaling $23.2 million in fiscal 2007 for license agreements granting us long-term rights to intellectual property of third parties, such as our agreement with MGM Interactive and EON Productions Ltd. to develop and publish interactive entertainment games based on the James Bond license.

Partially offset by:

  •
  $10.0 million of amortization of intellectual property licenses mostly related to releases in the first quarter of fiscal 2007.

Accounts Payable

(amounts in thousands)	March 31, 2007	March 31, 006	Increase/ (Decrease)
Accounts payable	$136,517	$88,994	$47,523

        The increase in accounts payable of $47.5 million from March 31, 2006 to March 31, 2007 primarily reflects amounts due to support the significant launch slate in the first quarter of fiscal 2008 versus no similar launches in the same quarter of fiscal 2007.

Accrued Expenses

(amounts in thousands)	March 31, 2007	March 31, 2006	Increase/ (Decrease)
Accrued expenses	$204,652	$104,862	$99,790

        The increase in accrued expenses was primarily driven by:

  •
  Tax reserves recorded in fiscal 2007 as a result of improved profitability leading to utilization of net operating loss carryforwards.

  •
  Increased annual bonuses as a result of company performance.

  •
  Increased royalties payable due to higher percentage of products being developed externally

Credit Facilities

        We have revolving credit facilities with our Centresoft subsidiary located in the UK (the "UK Facility") and our NBG subsidiary located in Germany (the "German Facility"). The UK Facility provided Centresoft with the ability to borrow up to GBP 12.0 million ($23.6 million), including issuing letters of credit, on a revolving basis as of March 31, 2007, and up to GBP 12.0 million ($24.5 million), including issuing letters of credit, on a revolving basis as of September 30, 2007. Furthermore, under the UK Facility, Centresoft provided a GBP 0.6 million ($1.2 million) guarantee for the benefit of our CD Contact subsidiary as of March 31, 2006. The UK Facility bore interest at LIBOR plus 2.0% as of March 31, 2007 and LIBOR plus 2.0% as of September 30, 2007, is collateralized by substantially all of the assets of the subsidiary and expires in January 2008. The UK Facility also contains various covenants that require the subsidiary to maintain specified financial ratios related to, among others, fixed charges

        The German Facility provided for revolving loans up to EUR 0.5 million ($0.7 million) as of March 31, 2007, bore interest at a Eurocurrency rate plus 2.5%, is collateralized by certain of the subsidiary's property and equipment and has no expiration date. No borrowings were outstanding against the German Facility as of March 31, 2007. No borrowings were outstanding against the UK Facility and the German Facility as of September 30, 2007.

        As of March 31, 2007, we maintained a $7.5 million irrevocable standby letter of credit, as of September 30, 2007 the balance maintained is $40.0 million. The standby letter of credit is required by one of our inventory manufacturers to qualify for payment terms on our inventory purchases. Under the terms of this arrangement, we are required to maintain on deposit with the bank a compensating balance, restricted as to use, of not less than the sum of the available amount of the letter of credit plus the aggregate amount of any drawings under the letter of credit that have been honored thereunder but not reimbursed. At March 31, 2007, the $7.5 million deposit is included in short-term investments as restricted cash. No borrowings were outstanding as of March 31, 2007 or 2006. At September 30, 2007, the $40.0 million deposit is included in short-term investments as restricted cash. No borrowings were outstanding as of September 30, 2007.

        As of March 31 2007 and September 30, 2007, our publishing subsidiary located in the UK maintained a EUR 4.0 million ($5.7 million at September 30, 2007) irrevocable standby letter of credit. The standby letter of credit is required by one of our inventory manufacturers to qualify for payment terms on our inventory purchases. The standby letter of credit does not require a compensating balance and is collateralized by substantially all of the assets of the subsidiary and expires in February 2008. No borrowings were outstanding as of March 31, 2007 or 2006 and no borrowings were outstanding as of September 30, 2007.

Commitments

        In the normal course of business, we enter into contractual arrangements with third parties for non-cancelable operating lease agreements for our offices, for the development of products, and for the rights to intellectual property. Under these agreements, we commit to provide specified payments to a lessor, developer or intellectual property holder, based upon contractual arrangements. Typically, the payments to third-party developers are conditioned upon the achievement by the developers of contractually specified development milestones. These payments to third-party developers and intellectual property holders typically are deemed to be advances and are recoupable against future royalties earned by the developer or intellectual property holder based on the sale of the related game. Additionally, in connection with certain intellectual property right acquisitions and development agreements, we will commit to spend specified amounts for marketing support for the related game(s) which is to be developed or in which the intellectual property will be utilized. Assuming all contractual provisions are met, the total future minimum commitments for these and other contractual arrangements in place as of September 30, 2007, are scheduled to be paid as follows (amounts in thousands):

	Contractual Obligations(1)
	Facility and Equipment Leases	Developer and IP	Marketing	Total
Fiscal year ending March 31,
2008 (remaining six months)	$9,268	$29,080	$8,741	$47,089
2009	19,265	55,572	46,015	120,852
2010	17,454	23,036	11,100	51,590
2011	15,045	30,586	13,100	58,731
2012	10,772	16,586	—	27,358
Thereafter	41,879	47,587	—	89,466

Total	$113,683	$202,447	$78,956	$395,086

        We have omitted FIN 48 liabilities from this table due to the inherent uncertainty regarding the timing of potential issue resolution. Specifically, either (a) the underlying positions have not been fully enough developed under audit to quantify at this time or, (b) the years relating to the issues for certain jurisdictions are not currently under audit. At the adoption date of April 1, 2007, the Company had $65.5 million of unrecognized tax benefits.

Recently Issued Accounting Standards

        In February 2006, the FASB issued Statement No. 155 ("SFAS No. 155"), Accounting for Certain Hybrid Financial Instruments—An amendment of FASB Statements No. 133 and 140. SFAS No. 155 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities to resolve issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends Statement 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 155 did not have a material effect on our financial position or results of operations.

        In March 2006, the FASB issued Statement No. 156 ("SFAS No. 156"), Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. SFAS No. 156 amends Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; permits either the "amortization method" or the "fair value measurement method," as subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities; permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights; and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective in the first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 156 did not have a material effect on our financial position or results of operations.

        In July 2006, the FASB issued Interpretation No. 48 ("FIN 48"), Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure, and transition. In addition, FIN 48 excludes income taxes from the scope of SFAS No. 5, Accounting for Contingencies. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted the provisions of FIN 48 on April 1, 2007. As a result of the implementation of FIN 48, we recognized no material adjustment in the liability for unrecognized income tax benefits. At the adoption date of April 1, 2007, we had $65.5 million of unrecognized tax benefits, of which $26.2 million would affect our effective tax rate if recognized.

        In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, Financial Statements—Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 requires the use of both the "iron curtain" and "rollover" approach in quantifying the materiality of misstatements. SAB 108 also discusses the implications of misstatements uncovered upon the application of SAB 108 in situations when a registrant has historically been using either the iron curtain approach or the rollover approach. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 had no impact on our financial position or results of operations.

        In September 2006, the FASB issued Statement No. 157 ("SFAS No. 157"), Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS

No. 157 applies to other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities, and is effective for fiscal years beginning after November 15, 2008 for non-financial assets and liabilities. We do not expect that the adoption of SFAS No. 157 will have a material effect on our financial position or results of operations.

        In September 2006, the FASB issued Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS No. 158"). This new standard aims to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single-employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. Specifically, it requires a company to (1) recognize on its balance sheet an asset for a plan's overfunded status or a liability for a plan's underfunded status, (2) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year, and (3) recognize changes in the funded status of a plan through comprehensive income in the year in which the changes occur. The adoption of SFAS No. 158 had no impact on our financial position or results of operations.

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("FAS 141(R)"). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. Also in December 2007, the FASB issued SFAS No. 160. Non-controlling Interests in Consolidated Financial Statements ("FAS 160"). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 141(R) and FAS 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption being prohibited. We do not currently have any non-controlling interests in its subsidiaries. Accordingly, adoption of FAS 160 is not expected to have a material impact to our financial statements. We are currently evaluating the impact the adoption of FAS 141(R) will have on our consolidated financial statements.

        In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The provisions of SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007. We are evaluating if we will adopt the fair value option of SFAS No. 159 and what impact the adoption will have on our consolidated financial statements if we adopt.

        In June 2007, the FASB ratified the Emerging Issues Task Force's ("EITF") consensus conclusion on EITF 07-03, "Accounting for Advance Payments for Goods or Services to Be Used in Future Research and Development". EITF 07-03 addresses the diversity which exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Under this conclusion, an entity is required to defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF 07-03 is effective for interim or annual reporting periods in fiscal years beginning after December 15, 2007 and requires prospective application for new contracts entered into after the effective date. We do not expect the adoption of EITF 07-03 to have a material impact on our Consolidated Financial Statements.

Factors Affecting Future Performance

        In connection with the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"), we are hereby disclosing certain cautionary information to be used in connection with written materials and oral statements made by or on behalf of our employees and representatives that may contain "forward-looking statements" within the meaning of the Litigation Reform Act. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward- looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. You are cautioned that all forward- looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These forward-looking statements are subject to business, economic and legal risks and reflect management's current expectations and are inherently uncertain and difficult to predict. For a discussion that highlights some of the more important risks identified by management, but which should not be assumed to be the only factors that could affect future performance, see the discussion under the heading "Risk Factors." You are cautioned that we do not have a policy of updating or revising forward-looking statements, and thus you should not assume that silence by the Company over time means that actual events are bearing out as estimated in such forward-looking statements.

Inflation

        Our management currently believes that inflation has not had a material impact on continuing operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF ACTIVISION

        Market risk is the potential loss arising from fluctuations in market rates and prices. Our market risk exposures primarily include fluctuations in interest rates, foreign currency exchange rates and market prices. All of our market risk sensitive instruments are classified as instruments entered into for purposes "other than trading." Our views on market risk are not necessarily indicative of actual results that may occur and do not represent the maximum possible gains and losses that may occur, since actual gains and losses will differ from those estimated based upon actual fluctuations in interest rates, foreign currency exchange rates and market prices and the timing of transactions.

Interest Rate Risk

        Our exposure to market rate risk for changes in interest rates relates primarily to our investment portfolio. We do not use derivative financial instruments in our investment portfolio. We manage our interest rate risk by maintaining an investment portfolio consisting primarily of debt instruments with high credit quality and relatively short average maturities generally between three and thirty months. We also manage our interest rate risk by maintaining sufficient cash and cash equivalent balances such that we are typically able to hold our investments to maturity. As of September 30, 2007, our cash equivalents and short-term investments included debt securities and certificates of deposit of $724.0 million.

        The following table presents the amounts and related weighted average interest rates of our investment portfolio as of September 30, 2007 (amounts in thousands):

	Average Interest Rate	Amortized Cost	Fair Value
Cash equivalents:
Fixed rate	5.77%	$52,317	$52,301
Variable rate	5.24%	143,384	143,384
Short-term investments:
Fixed rate	5.37%	$528,828	$528,318

Foreign Currency Exchange Rate Risk

        We transact business in many different foreign currencies and may be exposed to financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the EUR, GBP and AUD. The volatility of the EUR, GBP and AUD (and all other applicable currencies) will be monitored frequently throughout the coming year. When appropriate, we enter into hedging transactions in order to mitigate our risk from foreign currency fluctuations. We will continue to use hedging programs in the future and may use currency forward contracts, currency options and/or other derivative financial instruments commonly utilized to reduce financial market risks if it is determined that such hedging activities are appropriate to reduce risk. We do not hold or purchase any foreign currency contracts for trading purposes. As of September 30, 2007, we had outstanding foreign currency exchange forward contracts of approximately $33.7 million. In addition, accrued expenses included approximately $677,000 of pre-tax unrealized losses for the estimated fair value of outstanding foreign currency exchange forward contracts, which was recorded in earnings as the contracts did not qualify as hedging instruments.

Market Price Risk

        With regard to the structured stock repurchase transactions described in Note 15 in the Notes to the fiscal year ended March 31, 2007 consolidated financial statements, at those times when we have structured stock repurchase transactions outstanding, it is possible that at settlement we could take delivery of shares at an effective repurchase price higher than the then market price. As of March 31, 2007 and September 30, 2007, we had no structured stock repurchase transactions outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF ACTIVISION

        The following table sets forth information, as of January 10, 2008 (unless otherwise noted), with respect to the beneficial ownership of Activision common stock by: (i) each "named executive officer" (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); (ii) each director; (iii) all current executive officers and directors as a group; and (iv) each Activision stockholder (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by Activision to be the beneficial owner of more than 5% of its common stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Percent of Outstanding Shares(2)
Robert A. Kotick	4,494,896	(3)(4)	8,691,661	(5)	4.2%
Brian G. Kelly	1,628,988	(3)	8,163,480		3.1%
Michael J. Griffith	155,763	(6)	373,474		*
Thomas Tippl	96,712	(7)	220,557		*
Robin Kaminsky	31,176	(8)	271,668		*
Brian Hodous	41,531	(9)	80,000		*
Robert J. Corti	17,000	(10)(12)	127,640		*
Ronald Doornink	793,600	(11)(12)	626,805	(11)	*
Barbara S. Isgur	14,000(13)		227,464		*
Robert J. Morgado	70,666(13)		461,505		*
Peter J. Nolan	51,666(12)		127,640		*
Richard Sarnoff	16,000(12)		65,417		*
All directors and executive officers as a group (12 persons)	7,411,998	(3)(4)	19,437,311		8.6%
FMR LLC	29,031,080	(14)	—		10.169%
Wellington Management Company, LLP	15,977,800	(15)	—		5.48%
Goldman Sachs Asset Management L.P.	14,995,159	(16)	—		5.1%

*
Percent of class less than 1%.

(1)
Represents shares of common stock that may be acquired within 60 days of January 10, 2008 through the exercise of stock options.

(2)
The percentage of outstanding shares was calculated by dividing the number of shares of common stock beneficially owned by each beneficial owner or group of beneficial owners as of January 10, 2008 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 293,833,632, the total number of shares of common stock outstanding on that date (including 318,280 restricted shares of common stock, which were issued but subject to forfeiture on that date), and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)
Includes 112,441 shares of common stock owned directly by Delmonte Investments, L.L.C. Messrs. Kotick and Kelly are controlling persons of such entity and share voting and investment power with respect to such shares.

(4)
Includes 3,178 shares of common stock transferred by Mr. Kotick to an irrevocable trust for the benefit of his minor children as to which Mr. Kotick disclaims beneficial ownership.

(5)
Includes (a) 8,173,821 shares of common stock that may be acquired pursuant to options held in Mr. Kotick's name and (b) 517,840 shares of common stock that may be acquired pursuant to options transferred by Mr. Kotick to an irrevocable trust for the benefit of his minor children and as to which Mr. Kotick disclaims beneficial ownership.

(6)
Represents 155,763 restricted shares of common stock that were granted to him on June 15, 2005 in connection with his employment agreement and that vest ratably over three years commencing on June 15, 2008.

(7)
Represents 96,712 restricted shares of common stock that were granted to him on October 3, 2005 in connection with his employment agreement and that vest ratably over three years commencing on October 3, 2008.

(8)
Includes 24,305 of the 35,000 restricted shares of common stock that were granted to her in two tranches on October 19, 2006 in connection with her employment agreement. The restrictions with respect to one-third of the first tranche of 23,333 shares lapsed on October 19, 2007, and the restrictions with respect to the remaining shares lapse with respect to one-third of the tranche on each of October 19, 2008 and 2009. The restrictions lapsed with respect to 2,917 shares of the second tranche of 11,667 shares on May 15, 2007, and the restrictions lapse with respect to the remaining shares on October 19, 2009, subject to the possible earlier lapse of restrictions with respect to one-fourth of the tranche following Activision's fiscal 2008 if Activision were to meet or exceed corporate operating income targets established by the compensation committee of Activision's board of directors for such year.

(9)
Includes 33,500 of the 46,000 restricted shares of common stock that were granted to him in two tranches on November 3, 2006 in connection with his employment agreement. The restrictions with respect to one-half of the first tranche of 25,000 shares lapsed on November 3, 2007, and the restrictions with respect to the remaining shares lapse on November 3, 2008. The restrictions with respect to the second tranche of 21,000 shares lapse on November 3, 2009, subject to the possible earlier lapse of restrictions with respect to one-half of the tranche following each of Activision's fiscal 2008 and 2009 if Activision were to meet or exceed corporate operating income targets established by the compensation committee of Activision's board of directors for such year.

(10)
Includes 12,000 shares held jointly by Mr. Corti and his spouse, who share voting and investment power with respect to such shares.

(11)
Represents shares held by the Ronald Doornink Martha Doornink TTEE U/A/D 12-17-1996 FBO Doornink Rev Living Trust. Ronald and Martha Doornink are co-trustees of such trust and share voting and investment power with respect to such shares.

(12)
Includes 5,000 restricted stock units, each representing the conditional right to receive one share of common stock, that were granted to such director on October 1, 2007 and that vest with respect to one-fourth of the shares on each of January 1, 2008, April 1, 2008, July 1, 2008 and October 1, 2008.

(13)
Includes 10,000 shares of restricted stock units, each representing the conditional right to receive one share of common stock, that were granted to such director on October 1, 2007 and that vest with respect to one-eighth of the shares on each of January 1, 2008, April 1, 2008, July 1, 2008, October 1, 2008, January 1, 2009, April 1, 2009, July 1, 2009 and October 1, 2009.

(14)
FMR LLC ("FMR") had sole voting power over 6,203 shares of common stock and sole dispositive power over 29,031,080 shares of common stock as of November 9, 2007. Fidelity Management & Research Company ("FMRC"), a wholly owned subsidiary of FMR, may be deemed the beneficial owner of 29,026,477 shares of common stock in its capacity as an investment advisor. Edward C. Johnson III and FMR, through its control of FMRC, and the funds controlled by FMRC each has sole power to dispose of the 29,026,477 shares owned by the funds. Strategic Advisors, Inc., a wholly owned subsidiary of FMR, in its capacity as an investment advisor, beneficially owns 1,703 shares of common stock. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly owned subsidiary of FMR, beneficially owns 2,900 shares of common stock as a result of its serving as investment manager of institutional accounts holding such shares. Edward C. Johnson III and FMR each have sole dispositive power and sole voting power over the 2,900 shares of common stock owned by the institutional accounts managed by PGATC. This information is based on a Schedule 13G filed with the SEC by FMR on November 13, 2007. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)
Wellington Management Company, LLP ("Wellington") had shared voting power over 13,806,850 shares of common stock and shared dispositive power over 15,977,800 shares of common stock as of November 30, 2007. Wellington, in its capacity as investment adviser, may be deemed to beneficially own 15,977,800 shares of common stock held of record by clients of Wellington. This information is based on a Schedule 13G filed with the SEC by Wellington on December 10, 2007. The address for Wellington is 75 State Street, Boston, Massachusetts 02109.

(16)
Goldman Sachs Asset Management L.P. ("GSAM LP") had sole voting power over 14,145,659 shares of common stock and sole dispositive power over 14,995,159 shares of common stock as of November 30, 2007. GSAM LP, in its capacity as an investment advisor, disclaims beneficial ownership of any securities managed on its behalf by third parties. This information is based upon a Schedule 13G filed with the SEC by GSAM LP on December 10, 2007. The address for GSAM LP is 32 Old Slip, New York, New York 10005.

VIVENDI GAMES BUSINESS

        Vivendi Games, formerly known as Vivendi Universal Games, Inc., is a global developer, publisher and distributor of multi-platform interactive entertainment. Vivendi Games is a wholly owned subsidiary of Vivendi S.A.

        Headquartered in Los Angeles, California, Vivendi Games is structured around two main divisions: Blizzard Entertainment and Sierra, along with the recently created divisions Sierra Online and Vivendi Games Mobile.

        Vivendi Games, through its division Blizzard Entertainment, is the leader in terms of subscriber base and revenues in the subscription-based MMORPG category. It also has a traditional PC, console and handheld business through its Sierra division, and has entered the casual online and mobile gaming segments via dedicated new divisions Sierra Online and Vivendi Games Mobile. Each of these divisions employs its own creative and marketing teams, but all divisions are supported by Vivendi Games' collective global retail sales, operations and support services in order to leverage economies of scale.

        Vivendi Games maintains relationships with strategic partners such as NBC Universal, Universal Music Group and 20th Century Fox.

        In the first nine months of 2007, Vivendi Games had total net sales of $962.8 million, an increase of 62% over the equivalent period of 2006. With its global footprint, Vivendi Games' sales in North America, Europe, and Asia Pacific accounted for 49%, 39% and 12% of its worldwide total net sales, respectively, which Vivendi Games believes makes it one of the strongest videogame publishers in Asia Pacific. In addition to the net sales growth in the nine months ended September 30, 2007, growth in net sales over the prior two full fiscal years has also been strong, increasing 30% in 2006 and increasing 38% in 2005.

        In 2007, Vivendi Games' subscription revenues contributed 60% of total net sales, providing a significant recurring revenue base; while product sales, licensing revenues, and other revenues contributed 35%, 4%, and 1%, respectively.

        As of September 30, 2007, Vivendi Games had approximately 4,200 employees worldwide, with approximately 2,500 employees in North America, 1,400 employees in Europe and 300 employees in Asia Pacific.

Blizzard Entertainment

        Blizzard Entertainment, founded in 1991, is headquartered in Irvine, California and is a development studio and publisher best known as the creator of World of Warcraft and the Diablo, StarCraft and Warcraft franchises. Blizzard distributes its products and generates revenues worldwide through various means: subscription revenues (which represent fees from individuals playing World of Warcraft and other ancillary online revenues); retail sales of physical "boxed" product; and licensing revenues from third-party companies who distribute World of Warcraft in China and Taiwan.

        In addition, Blizzard operates a free online game service, Battle.net®, which attracts millions of active players making it one of the largest online-game services in the world. Battle.net is a tool that introduces millions of new users to Blizzard products and services and strengthens brand loyalty among current Blizzard customers.

        World of Warcraft was initially launched on November 23, 2004 in North America, Australia, and New Zealand, and was subsequently launched in South Korea, Europe, China, Singapore, Taiwan, Hong Kong, and Macau in 2005, Malaysia in 2006, and Thailand in 2007. World of Warcraft currently has more than 10 million paying subscribers worldwide. World of Warcraft is available in seven different languages based on the regions in which it is played, and has earned awards and praise from publications around the world. Blizzard launched an expansion set to World of Warcraft, World of

Warcraft: The Burning Crusade®, in January 2007 in North America, Europe, Australia, New Zealand, Singapore, Malaysia, and Thailand. The Burning Crusade was launched in South Korea in February 2007, Taiwan, Hong Kong, and Macau in April 2007, and China in September 2007. Blizzard is currently developing the second World of Warcraft expansion, World of Warcraft: Wrath of the Lich King®.

        In addition to its head office in Irvine, California, Blizzard Entertainment maintains offices in or around Austin, Texas; Paris, France; Cork, Ireland; Seoul, South Korea; Shanghai, China; and Taipei, Taiwan to provide 24/7 in game support to World of Warcraft players in their native language, to enhance online community management and to tailor all marketing initiatives to specific regions.

Sierra

        Sierra, headquartered in Los Angeles, California, is focused on the traditional PC, console and handheld game markets. Games are developed by internal and external studios. Sierra is focused on launching new original franchises or licensed intellectual properties (such as F.E.A.R.®, Scarface: The World is Yours and Ice Age®), continuing to deploy its existing franchises (such as Crash Bandicoot® and Spyro the Dragon®), and improving its internal development capabilities to better meet consumers' expectations over the next generation consoles.

        Over the last three years, Sierra has expanded its internal development capabilities through the acquisition of development studios and the upgrading of those studios and now operates four integrated internal studios which provide development capabilities across numerous genres for gamers worldwide: High Moon Studios (San Diego, California), a specialist in the development of third person action titles, such as the upcoming The Bourne Conspiracy game; Massive Entertainment (Malmö, Sweden), a developer in the real time strategy genre and creator of the recently released World in Conflict PC title; Radical Entertainment (Vancouver, B.C.), which focuses on creating open world games, including Scarface: The World is Yours; and Swordfish Studios (Birmingham and Manchester, England), which focuses on developing first person action titles.

        Sierra also provides services to the other operating divisions, by handling global retail sales and operations. In North America, products are sold on a direct-to-retail basis to mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores. International activities are conducted through offices in the United Kingdom, Germany, France, Italy, Spain, the Netherlands, Sweden, and Australia. Products are sold internationally on a direct-to-retail basis, through Sierra's wholly-owned subsidiaries and through third-party distributors.

Sierra Online

        Sierra Online, headquartered in Los Angeles, California, initiated its operations in early 2006. Sierra Online is focused on short and mid-session casual games, mainly playable on dedicated console Internet networks (such as Microsoft's Xbox Live Arcade, or XBLA), or via open PC Internet access through portals. Games are developed by external developers and increasingly by internal studios: Wanako in Santiago, Chile, Secret Lair in Seattle, Washington and Studio Ch'in in Shanghai, China. Sierra Online distributes its products worldwide.

Vivendi Games Mobile

        Vivendi Games Mobile, headquartered outside of Paris, France, initiated its operations in early 2006. Vivendi Games Mobile is focused on developing and distributing games playable on mobile phone handsets by leveraging existing properties from Sierra, licensing third party intellectual property or creating new intellectual property. Vivendi Games Mobile's games are mainly developed internally and, to a lesser extent, by third-party developers. Games are distributed (downloaded on handsets) by mobile phone carriers to their own consumers, primarily in North America, Europe and Australia.

Available Information

        Vivendi Games' website is located at http://www.vivendi.com/corp/en/subsidiaries/index_games.php. You can also find more information regarding Vivendi, the parent company of Vivendi Games, at http://www.vivendi.com. The information found on Vivendi's and Vivendi Games' respective websites is not a part of, and is not incorporated by reference into, this proxy statement.

VIVENDI GAMES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION OF VIVENDI GAMES

Overview

        The following overview is a discussion of Vivendi Games' financial condition and results of operations as well as some of the trends and drivers that affect its business. Vivendi Games' management believes that an understanding of these trends and drivers is important in order to understand Vivendi Games' historical results, as well as Vivendi Games' future prospects. This summary is not intended to be exhaustive, nor is it intended to be a substitute for the detailed discussion and analysis provided elsewhere in this proxy statement, including in the remainder of "Vivendi Games Management's Discussion and Analysis of Financial Condition and Results of Operations," or the historical financial statements and notes thereto presented in this proxy statement.

  Vivendi Games

        Vivendi Games is a global developer, publisher and distributor of multi-platform interactive entertainment. Through its division Blizzard Entertainment, Vivendi Games is the leader in terms of subscriber base and revenues generated in the subscription-based MMORPG category, and through Sierra, it develops and distributes games for the PC, console and handheld markets. Vivendi Games has recently entered the casual online and mobile gaming markets by establishing new divisions: Sierra Online and Vivendi Games Mobile.

        Vivendi Games has a global footprint, a history of franchise success, development teams around the world and a pipeline of its own original and copyrighted material. Vivendi Games maintains relationships with strategic partners such as Universal Music Group, NBC Universal and 20th Century Fox.

        Headquartered in Los Angeles, California, Vivendi Games is structured around two main divisions: Blizzard Entertainment and Sierra (along with the recently created divisions Sierra Online and Vivendi Games Mobile). Vivendi Games also provides, through Sierra, functional support services, such as global wholesale sales and operations and corporate support services, such as executive management, finance, legal and human resources, to all divisions in order to leverage economies of scale.

        Vivendi Games is a wholly owned subsidiary of Vivendi, but operates its activities independently, through its various offices and locations, with limited operational reliance on Vivendi or Vivendi's other affiliates.

        Vivendi Games shares certain corporate support services rendered at the Vivendi level, mainly cash and tax management. Vivendi maintains a centralized cash management pool from which Vivendi Games borrows and lends cash on a daily basis. Vivendi pays and/or earns interest on the average net cash positions. Likewise, Vivendi manages its global tax situation for the benefit of the entire portfolio of its businesses. Vivendi Games is part of tax sharing agreements and consolidated returns in certain jurisdictions.

  Blizzard Entertainment

        Blizzard Entertainment is headquartered in Irvine, California and is a development studio and publisher best known as the creator of World of Warcraft and the Diablo, StarCraft and Warcraft franchises. Blizzard distributes its products and generates revenues worldwide through various means: subscription revenues (which represent fees from individuals playing World of Warcraft, and other ancillary online revenues); retail sales of physical "boxed" product; and licensing revenues from third-party companies who distribute World of Warcraft in China and Taiwan.

        In addition to its head office in Irvine, California, Blizzard Entertainment maintains offices in or around Austin, Texas; Paris, France; Cork, Ireland; Seoul, South Korea; Shanghai, China; and Taipei,

Taiwan, to provide support to World of Warcraft players in their native language, to enhance online community management and to tailor all marketing initiatives to specific regions.

  Sierra

        Sierra, headquartered in Los Angeles, California, is focused on the traditional PC, console and handheld game markets. Games are developed by internal and external studios. In order to acquire a prominent position in the console market, Sierra is focused on launching new original franchises, continuing to rejuvenate existing franchises, and improving its internal development capabilities to meet the standards for next generation technologies.

        Sierra operates four integrated internal studios which provide development capabilities across numerous genres for gamers worldwide: High Moon Studios (San Diego, California), a specialist in the development of third person action titles, such as the upcoming The Bourne Conspiracy game; Massive Entertainment (Malmö, Sweden), a developer in the real time strategy genre and creator of the recently released World in Conflict PC title; Radical Entertainment (Vancouver, B.C.), which focuses on creating open world games, including Scarface: The World is Yours; and Swordfish Studios (Birmingham and Manchester, England), which focuses on developing first person action titles.

        Sierra also provides services to the other operating divisions by handling global wholesale sales and operations. In North America, products are sold on a direct-to-retail basis to mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores. International activities are conducted through offices in the United Kingdom, Germany, France, Italy, Spain, the Netherlands, Sweden and Australia. Products are sold internationally on a direct-to-retail basis, through Sierra's wholly-owned subsidiaries and through third-party distributors.

  New Divisions

        During 2006 Vivendi Games initiated the launch of two new divisions to capture the opportunities arising from the growing casual game market. These divisions established their product portfolio either by: (a) leveraging existing intellectual properties from the Sierra controlled portfolio, (b) licensing properties from third parties or (c) creating new original intellectual properties. Games are mainly developed internally and, to a lesser extent, by third-party developers.

        Sierra Online, headquartered in Los Angeles, California is focused on short and mid-session casual games, mainly playable on dedicated console Internet networks such as Xbox Live Arcade from Microsoft or on the Internet. Games are developed by internal studios and external developers.

        Vivendi Games Mobile, headquartered close to Paris, France is focused on developing and distributing games playable on mobile phone handsets. Games are distributed by mobile phone carriers to the handsets of their respective mobile phone network subscribers on a pay-per-download or subscription basis, with Vivendi Games Mobile receiving a share of revenues from the carriers. Games are primarily distributed in North America, Europe and Australia.

Historical and Prospective Business Trends

        Vivendi Games anticipates that the global interactive entertainment market will continue to grow as a result of: (a) increased broadband penetration in all markets (including numerous emerging markets) making online gaming available to new large categories of consumers, (b) the continued growth in the installed base of console systems as the console transition matures and offers advanced capabilities at affordable prices, and (c) advances in handheld and mobile technologies, resulting in a variety of new and evolving platforms for on-the-go interactive entertainment that appeal to a broader demographic of consumers. Vivendi Games expects that its game offerings will be responsive to changes in consumer expectations towards more online and "community driven" game features while delivering increased quality by leveraging the potential of the Next Generation console and handheld systems and the expanding online features they offer.

  PC Online Market

        Vivendi Games believes the PC online market will remain a fast growing category throughout the world. The large and still increasing PC installed base in all regions and the continued development of broadband connectivity facilitates online games and community experiences while creating access to new potential customers. Blizzard Entertainment is particularly well positioned to capture business opportunities in this online space across all markets and to monetize them through recurring subscription-based revenue streams. Vivendi Games' management believes that online revenues will remain a major part of its business in the long term.

        Blizzard Entertainment plans to maintain and build upon its leadership position in the MMORPG genre by regularly providing new content and game features to further solidify the loyalty of its subscriber base, as well as to expand the global game footprint to new markets.

        World of Warcraft subscribers are defined as individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet game room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or canceled subscriptions, and expired prepaid cards. Subscribers in licensees' territories are defined along the same terms.

        World of Warcraft is the world's most popular game in the MMORPG category, as measured by the number of paying subscribers, and has established worldwide leadership in the category with more than 8 million subscribers at the end of 2006, and more than 9.3 million subscribers as of September 2007. World of Warcraft is currently available in seven languages and is played in North America, Europe, China, Korea, Australia, New Zealand, Singapore, Malaysia, Thailand, Taiwan, Hong Kong and Macau. It is continuing to reach new territories with a Russian version recently announced. Blizzard Entertainment has established in-game support services for players in multiple regions.

        In 2007, Blizzard Entertainment continued expanding its customer base in the subscription-based MMORPG market with the successful release of its expansion pack, World of Warcraft: The Burning Crusade (released in January 2007 in North America and Europe, February 2007 in South Korea, April 2007 in Taiwan and September 2007 in China). Additional content is expected to be provided in future years to bring new features and gaming experiences to the game's players, both through regular downloadable patches and through periodic larger expansion packs, such as the recently announced expansion pack World of Warcraft: The Wrath of Lich King.

        Given the success of World of Warcraft in Asia, Blizzard Entertainment expects to be well positioned to capture the increasing consumer demand in this region. Blizzard Entertainment is among the few companies with franchises created and developed in the U.S. that have gained and retained success in Asia. Warcraft and StarCraft are strong brands in Asia and titles in those series have been among the most played games in the region for many years while also supporting a thriving professional gaming industry, particularly in South Korea. Also as World of Warcraft is a server-based game, only playable online, Blizzard Entertainment is one of the few companies that can target markets that have been dominated by piracy and be able to monetize former illegitimate players as well as expand in markets that have not been penetrated by consoles but offer a large PC installed base.

        Including World of Warcraft and its expansion pack, Blizzard Entertainment's track record includes four of the five top-selling PC games of all-time, with Warcraft, StarCraft and Diablo, which won multiple "Game of the Year" awards. Revenues generated by these key franchises and their iterations should also remain a growth driver for the future. Additionally, Blizzard Entertainment's free online gaming service, Battle.net, has been one of the largest multiplayer game websites in the world over the last ten years, with millions of players worldwide. The announced upcoming StarCraft II will be combined with an updated version of Battle.net and is expected to contribute significantly to Blizzard Entertainment's global organic growth.

  Console Market

        Similar to all other games publishers, Vivendi Games has been confronted with the challenges and opportunities presented by the console transition cycle to the next generation console systems. Video game hardware systems, or consoles, have historically seen the introduction of new consoles every four to six years which causes the video game software market to be cyclical. Microsoft launched the Xbox 360 in November 2005, while Sony and Nintendo launched the Playstation 3 and the Wii, respectively, in November 2006.

        In response to the console transition cycle, Vivendi Games' focus has been on building internal development capabilities and introducing new original franchises and licensed intellectual properties to the market. Over the last three years, Sierra has expanded its internal development capabilities through the acquisition of development studios and the upgrading of existing development studios. These increased development capabilities have enabled Sierra to begin releasing its first titles for the next generation consoles in late 2006 and to develop a number of successful new titles based upon original and licensed intellectual properties including Scarface: The World is Yours, launched in October 2006, and F.E.A.R. Sierra also invested in rejuvenating existing franchises such as Crash Bandicoot and Spyro the Dragon. Recently, Vivendi Games released World in Conflict, the game chosen as the Best Strategy Game of E3 2007.

        In focusing on original intellectual property creation, creative in-house talent and popular entertainment licensing, and leveraging the capabilities of its internal development studios, management believes Sierra is well-positioned for growth across all platforms and improving both the game experience and the profitability over successive iterations of the franchises which have been created.

        As consoles expand their online capabilities, Sierra is expecting to benefit from the expertise held by Blizzard Entertainment for online gaming, downloadable episodic content and community management.

        The Xbox 360 online dimension is an opportunity for Sierra Online. The games for Xbox Live Arcade, developed by Sierra Online, including Carcassonne, Assault Heroes, and 3D Ultra Minigolf Adventures, have gained a solid footprint in this market segment and are expected to be a potential source of future growth. These titles have also won the following awards or accolades: Assault Heroes was named IGN's Downloadable Game of the Year and Switchball was named Team Xbox's Downloadable Game of E3. As the online features of the console evolve, Sierra Online intends to port these games to and create new games for the PS3, as well as creating PC downloadable versions.

  Handheld and Mobile Markets

        Advances in handheld and mobile technologies have resulted in a variety of new and evolving platforms for on-the-go interactive entertainment that appeal to a broader demographic of consumers. Vivendi Games established Vivendi Games Mobile, a dedicated mobile game division, to capitalize on the growth in mobile interactive entertainment downloadable games for cellular handsets. Vivendi Games Mobile creates and publishes games for the worldwide mobile market, including a wide range of action, strategy, casual and arcade games based on its own original intellectual property, entertainment licenses and classic Sierra games titles. Further capilitalizing on the growth in the handheld market, Sierra develops and releases handheld versions of most of its titles on the Nintendo DS and the Sony PlayStation Portable.

  International Expansion

        Vivendi Games expects international sales to remain a fundamental growth driver of its business.

        As part of its international expansion strategy, Blizzard Entertainment intends to pursue the deployment of World of Warcraft into new languages and territories, leveraging its existing regional bases of service. Blizzard Entertainment's worldwide leadership position and successful footprint in Asia, through both direct operations and licenses, brings a competitive advantage which Blizzard Entertainment intends to leverage to support upcoming new titles, along with plans to pursue and solidify an increased direct presence in Asia.

        Given the nature of World of Warcraft, as a "server based game," Blizzard Entertainment has two key competitive advantages to international expansion. First, the PC installed base coupled with broadband connectivity is significant and rapidly increasing in all markets, primarily in those international markets where neither the current generation nor next generation consoles have ever been successful. PC games can be played at home or in Internet game rooms at affordable prices. Secondly, online "server based games" have the potential to derive revenue from international markets that have historically been dominated by piracy, by converting players to legitimate paying customers and regaining the "grey market."

        Vivendi Games believes that in order to succeed internationally, it is important to develop content locally that is specifically directed toward local cultures and consumers. As such, it plans to continue to devote resources to hiring local development talent and expanding its worldwide infrastructure.

Acquisitions, reorganization and restructuring activities

  2006

        During 2006, Vivendi Games launched two new divisions, which were spun off from Sierra: Vivendi Games Mobile and Sierra Online. Sierra Online expanded its specialized internal development capabilities through the acquisitions of the following development studios: Secret Lair in Seattle, Washington; Wanako in Santiago, Chile; and Studio Ch'in in Shanghai, China. Vivendi Games Mobile also expanded its dedicated development capabilities and acquired Centerscore in San Mateo, California. These studios develop interactive entertainment software products, games and related technologies. Total purchase consideration for these studios was approximately $25.4 million, all of which was paid in cash. Prior to these studio acquisitions, Vivendi Games had entered into development and licensing agreements with certain of these studios.

  2005

        In 2005, Sierra acquired three independent development studios which extended Vivendi Games' internal developmental capabilities, with each acquired studio positioned to develop titles for the next generation of consoles. In March 2005, Sierra completed the acquisition of Vancouver-based Radical Entertainment, the developer of The Incredible Hulk: Ultimate Destruction and The Simpsons: Hit & Run. In June 2005, Sierra acquired UK-based Swordfish Studios, named "Developer of the Year" in 2004 by The Independent Game Developers Association in the UK. In December 2005, Sierra purchased High Moon Studios, based in Carlsbad, California.

        In addition, in May 2005, Blizzard acquired Swingin' Ape Studios, which was subsequently merged into Blizzard Entertainment's operations.

        Total purchase consideration for these studios in 2005 was approximately $67.6 million, all of which was paid in cash. Prior to these studio acquisitions, Vivendi Games had entered into development and licensing agreements with certain of these studios.

  2004

        During 2004, Vivendi Games implemented a major internal reorganization and turn around plan and enacted several initiatives to achieve significant reductions in its cost base across all divisions and regions. As part of this effort, Vivendi Games incurred pre-tax restructuring costs of $45.7 million. The portfolio of future development projects was trimmed to focus on the most promising projects (which resulted in associated write-offs) and all development and marketing efforts in 2004 were re-focused on core franchises and products.

        As part of this turnaround initiative, peripheral activities, including Knowledge Adventure and certain second tier development studios were discontinued or sold. In October 2004, Vivendi Games completed the sale of its education business, Knowledge Adventure, for $7.9 million (net of direct selling costs of $0.6 million), which resulted in a gain on the sale of $4.1 million, net of tax.

Critical Accounting Policies and Estimates

        The policies discussed below are considered by management of Vivendi Games to be critical because they are not only important to the presentation of Vivendi Games' financial condition and results of operations, but also because application and interpretation of these policies requires both judgment and estimates of matters that are inherently uncertain and unknown. For a detailed discussion on the application of these and other accounting policies, please refer to Note 2 to the notes to consolidated financial statements included elsewhere in this proxy statement.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period, including but not limited to sales returns and price protection, the collectability of accounts receivable, the realizability of third party and internal capitalized software costs, valuation of deferred tax assets and the fair value of stock-based compensation. Actual results could differ from those estimates.

  Revenue Recognition

Product Sales

        Vivendi Games recognizes revenue from the sale of its products upon the transfer of title and risk of loss to customers, net of estimated returns, price protection and other allowances. In addition, in order to recognize revenue for product sales, persuasive evidence of an arrangement must exist and collection of the related receivable must be probable. Revenue recognition also determines the timing of recognition of certain expenses. Where uncertainty about collectability exists, Vivendi Games defers revenue recognition until collectability of amounts owed is reasonably assured.

        Revenues related to the sale of World of Warcraft (a game that is playable through Blizzard's servers on a subscription-only basis) boxed software are recognized in accordance with EITF No. 00-21, Accounting for Revenues Arrangements with Multiple Deliverables, and in accordance with Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements ("SAB No. 101"), as amended by SAB No. 104, Revenue Recognition ("SAB No. 104"). These revenues are separated into elements based on relative fair values. The element of revenues that relates to the included first month of free usage by the end user is deferred and recognized as product sales, over the one-month access period, beginning when the end user accesses the servers for the first time. The element of revenues and related costs that relates to the boxed software is deferred and recognized on a straight-line basis as product sales over the estimated average length of play, which is approximately ten months, beginning when the end user accesses the servers for the first time.

        The revenues from pay-per-downloads or subscriptions operated by third-party distributors for Sierra Online and Vivendi Games Mobile are recognized upon receiving appropriate revenue statements from each distributor. These revenues are included in product sales.

        With the exception of World of Warcraft, some of Vivendi Games' software products provide limited online features at no additional cost to the consumer. Generally, such features are considered to be incidental to the overall product offering and an inconsequential deliverable. Accordingly, Vivendi Games does not defer any revenue related to products containing these limited online features.

Subscription Revenues

        Subscription revenues are recognized in accordance with SAB No. 101, as amended by SAB No. 104. Subscription revenues are derived from World of Warcraft, a game that is playable through Blizzard Entertainment's servers on a subscription-only basis. After the first month of free usage that is included with the boxed software, the World of Warcraft end user may enter into a subscription agreement for additional access. Subscription revenues received are deferred and recognized as subscription revenues on a straight-line basis over the subscription period. Revenue from the sale of prepaid cards, sold through retail outlets and other stores, is deferred and recognized as subscription revenue on a straight-line basis beginning when the cards are first activated. Revenue from Internet games rooms in Asia is recognized upon usage of the time packages sold. Ancillary revenues associated with subscriptions are recorded within subscription revenues when services are complete.

Licensing Revenues

        Third-party licensees in China and Taiwan distribute and host Blizzard Entertainment's World of Warcraft game in their respective countries under a license agreement with Blizzard Entertainment. The licensees paid certain minimum, non-refundable, recoupable and non-recoupable guaranteed royalties when entering into the licensing agreements. Upon receipt of the recoupable advances, Vivendi Games defers their recognition and recognizes the revenues in subsequent periods as these advances are recouped by the licensees.

        As the licensees pay additional royalties above and beyond those initially advanced, Vivendi Games recognizes these additional royalties as revenues based on activation of the underlying prepaid time by the end users.

Other Revenues

        Other revenues primarily include ancillary sales of non-software related products. It includes licensing activity of intellectual property other than software (such as characters) to third-parties. Revenue is recorded upon receipt of licensee statements, or upon the receipt of cash, provided the license period has begun.

  Accounts Receivable, Sales Returns, Price Protection and Other Reserves

        Accounts receivable consist principally of amounts owed by distributors, retail and mass marketing chains, software specialty retail chains, and computer superstores.

        Vivendi Games may permit product returns from, or grant price protection to, Vivendi Games customers under certain conditions. In general, price protection refers to the circumstances when Vivendi Games elects to decrease the wholesale price of a product by a certain amount and, when granted and applicable, allows customers a credit against amounts owed by such customers with respect to open and/or future invoices. Vivendi Games has provided for the estimated amounts of returns and price-protection deductions to be taken by customers as a reduction to product sales and is included within accrued liabilities. The conditions Vivendi Games' customers must meet to be granted the right to return products or price protection are, among other things, compliance with applicable payment terms, and consistent delivery of inventory and sell-through reports. Vivendi Games may also consider other factors, including the facilitation of slow-moving inventory and other market factors. Management must make estimates of potential future product returns and price protection related to current period product revenue. Vivendi Games estimates the amount of future returns and price protection for current period product revenue utilizing historical experience and information regarding inventory levels and the demand and acceptance of its products by the end consumer. The following factors are used to estimate the amount of future returns and price protection for a particular title: historical performance of titles in similar genres; historical performance of the hardware platform; historical performance of the brand; console hardware life cycle; Vivendi Games sales force and retail customer feedback; industry pricing; weeks of on-hand retail channel inventory; absolute quantity of on-hand retail channel inventory; warehouse on-hand inventory levels; the title's recent sell-through history (if available); marketing trade programs; and competing titles. The relative importance of these factors varies among titles depending upon, among other items, genre, platform, seasonality, and sales strategy. Significant management judgments and estimates must be made and used in connection with establishing the accrual for sales returns and price protection in any accounting period. Based upon historical experience, Vivendi Games believes the estimates are reasonable. However, actual returns and price protection could vary materially from accrual estimates due to a number of reasons including, among others, a lack of consumer acceptance of a title, the release in the same period of a similarly themed title by a competitor, or technological obsolescence due to the emergence of new hardware platforms. Material differences may result in the amount and timing of revenue for any period if factors or market conditions change or if management makes different judgments or utilizes different estimates in determining the accrual for sales returns and price protection. For example, a 1% change in the September 30, 2007 and the December 31, 2006 accrued sales returns and price protection would impact net sales for $0.5 million and $0.7 million, respectively.

        In addition, Vivendi Games also provides co-operative advertising concessions, marketing development funds, volume discounts and front-end rebates to certain customers. These reserves are presented as a reduction to accounts receivable and were determined based on historical experience, budgeted customer allowances and existing commitments to customers. The ultimate amount of these deductions taken by customers could differ from Vivendi Games' estimates and the difference could be material.

        Vivendi Games extends credit to various companies in the retail and mass merchandising industry, and management has provided for the estimated accounts receivable that will remain uncollected. These estimates were based on an analysis of historical bad debts, customer concentrations, customer creditworthiness, current economic trends and customers' payment terms and their economic condition. Collection of trade receivables may be affected by changes in any of these criteria as well as economic or other industry conditions and may, accordingly, impact Vivendi Games' overall credit risk.

  Capitalized Software Development Costs

        Capitalized software development costs represent costs incurred in connection with the internal development of products. Vivendi Games accounts for capitalized software development costs in accordance with Statement of Financial Accounting Standard ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility is evaluated on a product-by-product basis. Prior to a product's release, Vivendi Games expenses capitalized costs when it believes such amounts are not recoverable. Capitalized costs for those products that are cancelled or abandoned are charged to research and development expense in the period of cancellation. Amounts related to software development which are not capitalized are charged immediately to research and development expense. For many of the Vivendi Games' internal development projects, technological feasibility has been determined to be achieved late in the development cycle. As a result, most software development costs are expensed as research and development costs, and not capitalized.

        Capitalized software development costs are classified as current and non-current based upon the expected release date of the software titles. Capitalized software development costs are amortized on a product-by-product basis generally over a four-month period which commences in the month that the product is released, with a majority of the expense being recognized in the first month. Capitalized software costs related to World of Warcraft initial development were amortized straight-line over a ten-month period commencing on its first launch in November 2004.

  Royalties and License Agreements

        Royalties and license agreements consist primarily of prepayments made to independent software developers under development arrangements that have alternative future uses or are based on existing, proven game engine technology, as well as prepaid royalties and license fees paid to intellectual property rights holders for use of their trademarks, copyrights, software, or other intellectual property or proprietary rights in the development of Vivendi Games products. Depending upon the agreement with the rights holder, Vivendi Games may obtain the rights to use acquired intellectual property in multiple products over multiple years, or alternatively, for a single product. Royalties and license agreements are generally expensed to cost of sales based on contractual rates applied to actual net product sales. Royalties and license agreements are reviewed by Vivendi Games quarterly for recoverability. The recoverability of capitalized intellectual property license costs is evaluated based on the expected performance of the specific products in which the licensed trademark or copyright is to be used. If forecasted sales are less than that contractually guaranteed, royalty rates are increased. Royalties and license agreements are classified as current and non-current assets based upon the expected release date of the associated software titles.

        Capitalized royalties and license costs are reviewed by Vivendi Games quarterly for recoverability. The recoverability of capitalized royalties and license costs are evaluated based on the expected performance of the specific products to which the costs relate. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based. Any capitalized royalties and license costs not considered recoverable are written-off. If titles are canceled prior to completion due to failure to meet Vivendi Games' desired quality specifications, then amounts are charged to research and development costs. Additionally, any royalties and license agreement costs for games not yet released which are not considered recoverable are charged to research and development in the period of the change in estimate. Certain license agreements deemed to be "at risk" for full recoverability are recovered through amortization on a straight line basis over the term of the license.

        Significant management judgments and estimates are utilized in the assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than and/or revised forecasted or actual costs are greater than the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge.

  Income Taxes

        Vivendi Games' income taxes are presented as if it were a stand-alone taxpayer even though Vivendi Games' operating results are included in the consolidated federal, and certain foreign, and state and local income tax returns of the Vivendi or Vivendi's subsidiaries. Vivendi manages its tax position for the benefit of the entire portfolio of its businesses, and as such, the calculation of Vivendi

Games' tax provision and related tax accounts herein may differ from those of Vivendi, and in addition, are not necessarily reflective of tax strategies Vivendi Games may have utilized if on a stand-alone basis.

        Income taxes are accounted for under the assets and liabilities method of accounting in accordance with SFAS No. 109, Accounting for Income Taxes ("SFAS No. 109"). Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to differences between the financial statement carrying values and tax basis of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

        Further, the effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established, when necessary, to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        In accordance with Accounting Principles Board Opinions ("APB") No. 23, Accounting for Income Taxes—Special Areas, Vivendi Games has not provided for U.S. income taxes on undistributed earnings of its foreign subsidiaries since it is management's intention that undistributed earnings will be indefinitely reinvested in the foreign operations. Amounts at any period-end presented were not significant.

        On January 1, 2007, Vivendi Games adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for the uncertainty in recognizing income taxes in an organization in accordance with SFAS No. 109 by providing detailed guidance for financial statement recognition, measurement and disclosure involving uncertain tax positions. FIN 48 requires an uncertain tax position to meet a more-likely-than-not recognition threshold at the effective date to be recognized both upon the adoption of FIN 48 and in subsequent periods. The adoption did not have a material effect on the consolidated financial statements.

        Vivendi Games recognizes penalties related to income tax matters as part of the provision for income taxes and interest is included within interest expense. Amounts recorded in periods presented are immaterial.

  Stock-Based Compensation

        Vivendi adopted several stock-based award programs, and Blizzard has adopted an equity compensation plan, under which options and other instruments may be granted to employees of Vivendi Games.

        Prior to 2005, Vivendi Games accounted for stock-based employee compensation arrangements in accordance with APB No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, and complied with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. Under APB No. 25, compensation expense is calculated as the difference between the fair value of the underlying Vivendi stock at the grant date and the strike price.

        On January 1, 2005, Vivendi Games adopted SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123(R) supersedes Vivendi Games' previous accounting under APB No. 25. Vivendi Games elected to adopt SFAS No. 123(R) as of January 1, 2005, using the modified prospective method.

        As a result, Vivendi Games' financial statements as of and for the years ended December 31, 2006 and 2005, and as of and for the nine months ended September 30, 2007 and 2006, reflect the impact of SFAS No. 123(R). In accordance with the modified prospective transition method, Vivendi Games' financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123(R). Had Vivendi Games applied the provisions of SFAS No. 123(R) in 2004, the net loss would have been approximately $4.5 million greater.

        SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant, and re-measure the fair value of liability awards at each reporting period, using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in Vivendi Games' consolidated statements of operations.

        Stock-based compensation expense recognized is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Prior to 2007, Vivendi Games generally attributed the value of stock-based compensation to expense using the accelerated multi-tranche method. Beginning in 2007, Vivendi Games' employees have been granted awards which cliff vest at the end of a three-year vesting period. Stock-based compensation expense relating to these awards is recognized on a straight-line basis over the vesting period.

        Restricted stock grants from Vivendi (including restricted stock units) are generally attributed to expense using the straight-line method as noted above. However, cash settled awards granted under the Blizzard equity plan (see Note 8 to the Notes to consolidated financial statements included elsewhere is this proxy statement) are attributed to expense using the accelerated multi-tranche method, as they are subject to graded vesting.

        Vivendi Games estimates the fair value of stock-based awards granted using a binomial option-pricing model. For purposes of determining the expected term and in the absence of historical data relating to stock options exercises, Vivendi Games applies a simplified approach: the expected term of equity-settled instruments granted is presumed to be the mid-point between the vesting date and the end of the contractual term. For cash-settled instruments, the expected term applied is equal to:

  •
  for rights that can be exercised, one-half of the residual contractual term of the instrument at the reporting date; and

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  for rights that cannot be exercised yet, the average of the residual vesting period and the residual contractual term of the instrument at the reporting date.

        For stock-based awards in Vivendi stock, the computed volatility corresponds to the average of Vivendi's three-year historical volatility and its implied volatility, which is determined with Vivendi's put and call options traded on the Marché des Options Négociables de Paris with a maturity of six months or more.

        For the Blizzard equity plan, the expense recognized is based on the elapsed portion of each vesting tranche and the estimated value of Blizzard Entertainment shares at each quarter end. No forfeitures are anticipated based on recent and projected turnover rates of the beneficiaries.

Impact of Recently Issued Accounting Pronouncements

        In September 2006, the FASB issued Statement No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Subsequently, the FASB decided to provide a one year deferral for the implementation of Statement 157 solely for non-financial assets and non-financial liabilities, except those non-financial items that are recognized or disclosed at fair value in the financial statements on a recurring basis (i.e., at least annually). Vivendi Games does not expect that the adoption of SFAS No. 157 will have a material effect on its financial position or results of operations.

        In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The provisions of SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007. Vivendi Games is evaluating whether to adopt SFAS No. 159 and what impact such adoption might have on its financial position or results of operations.

        In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, Financial Statements—Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 requires the use of both the "iron curtain" and "rollover" approach in quantifying the materiality of misstatements. SAB 108 also discusses the implications of misstatements uncovered upon the application of SAB 108 in situations when a registrant has historically been using either the iron curtain approach or the rollover approach. SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 had no impact on the financial position or results of operations of Vivendi Games.

        In June 2007, the FASB ratified the Emerging Issues Task Force's ("EITF") consensus conclusion on EITF No. 07-03, Accounting for Advance Payments for Goods or Services to Be Used in Future Research and Development. EITF No. 07-03 addresses the diversity which exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Under this conclusion, an entity is required to defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF No. 07-03 is effective for interim or annual reporting periods in fiscal years beginning after December 15, 2007 and requires prospective application for new contracts entered into after the effective date. Vivendi Games does not expect the adoption of EITF No. 07-03 to have a material impact on the consolidated financial statements.

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS No. 141(R)"). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. Also in December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements ("SFAS No. 160"). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 141(R) and SFAS No. 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption being prohibited. Vivendi Games does not currently have any non-controlling interests in its subsidiaries.

Results of Operations

  Selected Consolidated Statements of Operations Data for the Nine Months ended September 30, 2007 and 2006

        The table below presents Vivendi Games' selected consolidated statements of operations data for the nine months ended September 30, 2007 and 2006. The information below should be read in conjunction with Vivendi Games' consolidated financial statements and the notes thereto, included elsewhere in this proxy statement.

	Nine Months Ended September 30,
	2007		2006
	(unaudited) (in thousands, except percentages)
Net sales	$962,764		$595,807

Cost of sales (excluding depreciation and amortization)	238,737		153,694
Sales and marketing	108,165		79,842
Research and development	266,765		151,174
General and administrative	104,042		86,207
Amortization of capitalized software development costs	7,557		3,281
Depreciation expense and amortization of other intangibles	45,195		25,845
Restructuring costs	(704)		3,817

Total operating expenses	769,757		503,860

Operating income	193,007		91,947

Other expenses (income):
Interest, net (to Vivendi)	3,461		12,973
Interest, net	(498)		(754)
Foreign currency exchange gain (loss)	(213)		330
Other, net	848		24

Total other expenses	3,598		12,573

Income from continuing operations before income taxes	189,409		79,374
Benefit (provision) for income taxes on a stand-alone basis	(12,255)		26,602

Net income	$177,154		$105,976

Net sales by category:
Product sales, net of returns and allowances	$338,884	35%	$217,523	36%
Subscription revenues	580,645	60	344,029	58
Licensing revenues	33,605	4	30,447	5
Other revenues	9,630	1	3,808	1

	$962,764	100%	$595,807	100%

Net sales by geographical area:
North America	$472,113	49%	$313,458	53%
Europe	376,633	39	188,310	31
Asia Pacific	114,018	12	94,039	16

	$962,764	100%	$595,807	100%

Net sales by platform:
MMOG	$813,069	84%	$427,104	72%
PC	54,588	6	50,702	8
Console	73,865	8	114,770	19
Online, mobile and other	21,242	2	3,231	1

	$962,764	100%	$595,807	100%

Net sales by segment:
Blizzard	$845,847	88%	$451,493	76%
Sierra and other	116,917	12	144,314	24

	$962,764	100%	$595,807	100%

Operating income by segment:
Blizzard	$373,995		$244,163
Sierra and other	(100,379)		(62,008)

Direct operating margin	273,616		182,155
Unallocated group costs	(80,609)		(90,208)

	$193,007		$91,947

  Best selling titles for the Nine Months ended September 30, 2007 and 2006

Nine Months Ended September 30,
	2007	2006
Best selling titles	• World of Warcraft	• World of Warcraft
	• World of Warcraft: The Burning Crusade	• Ice Age 2
	• F.E.A.R.	• Scarface
	• World in Conflict	• 50 Cent: Bulletproof
	• Scarface	• FlatOut 2
	• Warcraft III	• Crash Tag Team Racing
	• Eragon	• Simpsons: Hit & Run

  Comparison of Nine Months Ended September 30, 2007 to Nine Months Ended September 30, 2006

Net Sales

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Product sales, net of returns and allowances	$338,884	35%	$217,523	36%	$121,361	56%
Subscription revenues	580,645	60	344,029	58	236,616	69%
Licensing revenues	33,605	4	30,447	5	3,158	10%
Other revenues	9,630	1	3,808	1	5,822	153%

Net sales	$962,764	100%	$595,807	100%	$366,957	62%

        Vivendi Games' net sales in the first nine months of 2007 of $962.8 million were $367.0 million, or 62%, above the same period last year (excluding the impact of changes in foreign currency rates, sales would have increased by 56%). This increase in net sales was driven primarily by the continued growth of World of Warcraft subscription revenues in North America and Europe (up 69% as compared to the same period in the prior year), coupled with the success of the North America and European release in January 2007 of Blizzard Entertainment's first expansion pack World of Warcraft: The Burning Crusade. World of Warcraft global subscribers grew by 2.0 million as compared to September 30, 2006, from 7.3 million at September 30, 2006 to more than 9.3 million at September 30, 2007 (with approximately 2.3 million in North America, 1.9 million in Europe and 5.1 million in Asia Pacific). The Burning Crusade was also subsequently released in South Korea, Taiwan, and late in the third quarter of 2007 in China, with similar levels of success. Including revenues from all sources, World of Warcraft accounted for 85% of Vivendi Games' total net sales for the nine months ended September 30, 2007 as compared to 72% for the nine months ended September 30, 2006.

        Due to the staggered 2007 launch timing of The Burning Crusade throughout Asia, most of the growth in the nine months ended September 30, 2007 for World of Warcraft has been achieved in Western countries.

        Net product sales in the first nine months of 2007 included primarily "boxed" sales of World of Warcraft and World of Warcraft: The Burning Crusade, as well as sales from the franchise F.E.A.R. and initial sales of the action-strategy game World in Conflict (a new owned and internally developed intellectual property) from internal studio Massive Entertainment and backlist sales from prior year releases (backlist is defined throughout as sales from releases launched in any period prior to the current fiscal year). In 2006, net product sales primarily included Ice Age 2 and initial sales of Scarface, as well as backlist.

        Vivendi Games expects World of Warcraft to account for the majority of Vivendi Games total net sales throughout the remainder of 2007.

Net Sales by Territory

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
North America	$472,113	49%	$313,458	53%	$158,655	51%
Europe	376,633	39	188,310	31	188,323	100%
Asia Pacific	114,018	12	94,039	16	19,979	21%

Net sales	$962,764	100%	$595,807	100%	$366,957	62%

        Strong performance in North America in the first nine months of 2007 led to an increase of $158.7 million versus the comparable period in 2006. This increase was due primarily to higher performance of World of Warcraft, including the impact of The Burning Crusade launch in the first quarter of 2007, as compared to 2006 which included primarily World of Warcraft (at a lower subscriber base), Ice Age 2 and initial sales of Scarface. North American revenues as a percentage of total worldwide revenues decreased by 4 percentage points, due primarily to the disproportionate growth in European World of Warcraft revenues.

        In Europe, net sales increased in the first nine months of 2007 by $188.3 million as compared to the comparable period in 2006. This increase was due primarily to an increased subscriber base and higher performance of World of Warcraft, including The Burning Crusade launch in the first quarter of 2007, versus 2006 which included primarily World of Warcraft (at a lower subscriber base) and Ice Age 2.

European revenues as a percentage of total worldwide revenues increased by 8 percentage points due primarily to strong growth in World of Warcraft revenues and the impact of foreign currency rate changes.

        In Asia Pacific, net sales increased in the first nine months of 2007 by $20.0 million versus the comparable period in 2006. This increase was due primarily to higher performance of World of Warcraft, including The Burning Crusade launches successively throughout the first nine months of 2007 in South Korea, Taiwan, and late in the third quarter 2007 in China, versus 2006 which included primarily World of Warcraft (at a lower subscriber base) and Ice Age 2. Additionally, all the "licensing revenues" from the licensees operating World of Warcraft are included in "Net sales—Asia Pacific." Asia Pacific revenues as a percentage of total worldwide revenues decreased by 4 percentage points, due primarily to strong growth in North America and European World of Warcraft revenues, as well as the staggered launch timing of The Burning Crusade in 2007.

        Vivendi Games expects the regional percentages of total net sales for the first nine months 2007 to remain fairly consistent for the remainder of 2007.

Net Sales by Platform

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
MMOG	$813,069	84%	$427,104	72%	$385,965	90%
PC	54,588	6	50,702	8	3,886	8%
Console	73,865	8	114,770	19	(40,905)	(36)%
Online, mobile and other	21,242	2	3,231	1	18,011	557%

Net sales	$962,764	100%	$595,807	100%	$366,957	62%

        Net revenues from sales on the MMOG platform increased 90% from $427.1 million and 72% of total net sales for the nine months ended September 30, 2006 to $813.1 million and 84% of total net sales for the nine months ended September 30, 2007. The increase was due to continued growth of World of Warcraft, including the successful launch of The Burning Crusade in 2007.

        Vivendi Games expects MMOG net revenues to continue to increase in absolute dollars versus 2006, but decrease slightly as a percentage of total net sales for the remainder of 2007 when several new Sierra PC and console titles are released in the fourth quarter of 2007.

        Net revenues from sales on the PC platform increased 8% from $50.7 million and 8% of total net sales for the nine months ended September 30, 2006 to $54.6 million and 6% of total net sales for the nine months ended September 30, 2007. The increase in absolute dollars was due to sales of World in Conflict, F.E.A.R., Scarface and Blizzard Entertainment backlist in 2007, versus Ice Age 2, Empire Earth II expansion pack and Blizzard backlist in 2006.

        Vivendi Games expects PC revenues to continue to increase in absolute dollars versus 2006, with little change as a percentage of total net sales for the remainder of 2007 as fourth quarter revenues will include continued sales of World in Conflict, as well as a modest increase in revenues from the new releases Empire Earth 3, Timeshift and F.E.A.R. expansion pack.

        Net revenues from sales generated on console platforms decreased 36% from $114.8 million and 19% of total net sales for the nine months ended September 30, 2006 to $73.9 million and 8% of total net sales for the nine months ended September 30, 2007. The decrease in absolute dollars was due to sales of primarily only backlist titles in 2007, compared to revenues from the new releases Ice Age 2 and Scarface, as well as backlist sales of 50Cent Bulletproof, Crash Racing and Simpsons Hit & Run in 2006.

        Vivendi Games expects console revenues to continue to remain lower in absolute dollars for the remainder of 2007 as compared to 2006, with little change as a percentage of total net sales for the remainder of 2007.

        Net revenues from sales generated on online, mobile and other platforms increased 557% from $3.2 million and 1% of total net sales for the nine months ended September 30, 2006 to $21.2 million and 2% of total net sales for the nine months ended September 30, 2007. The increase in absolute dollars and as a percentage of total revenues was due to the continued growth and larger product slate of Sierra Online and Vivendi Games Mobile.

        Vivendi Games expects online, mobile and other revenues to continue to increase slightly in absolute dollars in 2007 as compared to 2006, with little change as a percentage of total net sales for the remainder of 2007 as revenues are still inconsequential relative to total net sales.

Cost of Sales (excluding depreciation and amortization)

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Cost of sales (excluding depreciation and amortization)	$238,737	25%	$153,694	26%	$85,043	55%

        Cost of sales includes direct operating costs associated with supporting and servicing World of Warcraft players, royalties to external developers and licensors and the traditional manufacturing costs of "retail box" PC and console products. For the first nine months of 2007, cost of sales amounted to $238.7 million compared to $153.7 million for the same period in 2006. This increase of $85.0 million, or 55%, was due primarily to higher customer service and other associated technical costs related to a 27% larger World of Warcraft subscriber base at September 30, 2007 compared to September 30, 2006. In addition, cost of sales increased due to higher compensation expense and other incentive plans.

        Cost of sales as a percentage of net sales decreased by 1 percentage point due to an increase in revenues generated from subscriptions and PC products and a lower portion of revenue generated by console products which carry higher cost of sales as a percentage of net sales.

        Vivendi Games expects this decreased trend of costs as a percentage of sales to continue for the remainder of 2007.

Sales and Marketing

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Sales and marketing	$108,165	11%	$79,842	13%	$28,323	35%

        For the first nine months of 2007, sales and marketing expenses were $108.2 million representing a $28.3 million, or 35%, increase compared to $79.8 million for the same period in 2006. Sales and marketing expenses in the first nine months of 2007 mainly included advertising expenses, as well as indirect costs and charges related to sales. A significant portion of these costs have been invested to grow the World of Warcraft subscriber base in all regions, with numerous online or traditional subscriber recruitment or retention initiatives, and to market and promote World of Warcraft and its expansion pack The Burning Crusade in all regions.

        Sales and marketing costs as a percentage of net sales decreased due to the more than proportionate increase in World of Warcraft revenues, with comparatively lower support costs versus traditional PC and console releases.

        Vivendi Games expects these costs in absolute dollars will continue to be higher for the remainder of 2007, as major World of Warcraft subscriber acquisition initiatives are planned including television campaigns in North America and Europe.

Research and Development

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Research and development	$266,765	28%	$151,174	25%	$115,591	76%

        Research and development costs were $266.8 million for the first nine months of 2007 compared to $151.2 million for the same period in 2006. This $115.6 million, or 76%, increase was due to (a) higher development costs by Blizzard Entertainment, as a result of new game content and feature creation for World of Warcraft and The Burning Crusade, as well as costs associated with new products in development, (b) increased headcount at Sierra's internal studios focused on the development of new titles to be released in 2008 and beyond and (c) the development of the Sierra Online and Vivendi Games Mobile product pipelines. Additionally, research and development costs increased due to higher compensation and incentive plan expenses.

        Research and development costs also included expenses related to write-offs of canceled titles and/or impairments of future releases of $5.3 million and none for the first nine months of 2007 and 2006, respectively.

General and Administrative

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
General and administrative	$104,042	11%	$86,207	14%	$17,835	21%

        For the first nine months of 2007, general and administrative expenses increased by $17.8 million, or 21%, due to higher expenses related to incentive plans, increased salary and benefits costs. This increase was partially offset by lower stock-based compensation expense, as the first nine months of 2006 included $14.0 million in charges related to conversion of the former ADS option plans for U.S. residents into cash-settled equivalent Stock Appreciation Rights (see note 8 to the notes to consolidated financial statements for additional information) as compared to 2007 which includes higher expenses related to incentive plans. As a percentage of net sales, general and administrative expenses decreased by 3 percentage points due to a combination of the decreased stock-based compensation expenses, ongoing cost control and significant revenues growth.

        Vivendi Games expects general and administrative expenses to remain lower through the remainder of 2007 as a percentage of net sales.

Amortization of Capitalized Software Development Costs

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Amortization of capitalized software development costs	$7,557	1%	$3,281	1%	$4,276	130%

        Amortization of capitalized software development costs amounted to $7.6 million for the first nine months of 2007, compared to $3.3 million for the same period in 2006, representing a $4.3 million, or 130%, increase. This increase relates primarily to the 2007 amortization of capitalized development costs related to The Burning Crusade expansion pack, compared to lower amortization in 2006 relating primarily to Scarface, Ice Age 2 and Empire Earth II.

        Vivendi Games expects amortization of capitalized software development costs to remain higher in absolute dollars for the remainder of the year.

Depreciation Expense and Amortization of Other Intangibles

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Depreciation expense and amortization of other intangibles	$45,195	5%	$25,845	4%	$19,350	75%

        Depreciation expense and amortization of other intangibles was $45.2 million for the first nine months of 2007 compared to $25.8 million for the same period in 2006, representing a $19.4 million, or 75%, increase. This increase is due primarily to higher depreciation expense resulting from the acquisition of additional servers to support the increase in subscribers and additional server capacity requirements resulting from the release of The Burning Crusade.

        Vivendi Games expects depreciation expense and amortization of other intangibles through the remainder of 2007 to remain higher than 2006 in absolute dollars as prior investments continue to be amortized.

Restructuring Costs

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Restructuring costs	$(704)	0%	$3,817	1%	$(4,521)	(118)%

        Restructuring costs represent a credit of $(0.7) million for the first nine months of 2007 compared to an expense of $3.8 million for the same period in 2006. The restructuring costs primarily relate to employee severance and the closure of certain facilities. During 2007, certain leases obligations previously accrued as restructuring costs have been reduced due to successful sublease arrangements.

        Vivendi Games does not anticipate significant new activity in restructuring costs for the remainder of 2007.

Operating Income

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited)
	(in thousands, except percentages)
Operating income	$193,007	20%	$91,947	15%	$101,060	110%

        Vivendi Games' operating income of $193.0 million in the first nine months of 2007 was 110% higher than its operating income of $91.9 million in the first nine months of the prior year. The increase was primarily driven by the continued growth of World of Warcraft, including the successful release in all markets and high operating margins of the The Burning Crusade, coupled with cost controls in the areas of sales and marketing and general and administrative expenses. This was partially offset by higher expenses for incentive plans and increased research and development spending in Blizzard Entertainment, the continued investment in Sierra's internal studios and future product portfolio and higher investments in Sierra Online and Vivendi Games Mobile.

Interest Expense

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Interest, net (to Vivendi)	$3,461	0%	$12,973	2%	$(9,512)	(73)%
Interest, net	(498)	0	(754)	0	256	34%

Interest expense	$2,963	0%	$12,219	2%	$(9,256)	(76)%

        Vivendi provides Vivendi Games access to a centralized cash management pool from which Vivendi Games borrows and lends on a daily basis at market rates. Interest expense charged by Vivendi for the first nine months of 2007 was $3.5 million compared to $13.0 million for the same period in 2006, a decrease of $9.5 million or 73%. This decrease is due to a reduction of the net payable to Vivendi as a result of Vivendi Game's strong cash performance over the first nine months of 2007.

Benefit (Provision) for Income Taxes on a Stand-alone Basis

	Nine Months Ended September 30, 2007	% of Pretax Income	Nine Months Ended September 30, 2006	% of Pretax Income	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Benefit (provision) for income taxes on a stand-alone basis	$(12,255)	6%	$26,602	(34)%	$(38,857)	(146)%

        For the first nine months of 2007, the provision for income taxes was $12.3 million compared to a benefit of $26.6 million for the same period in 2006. In 2006, Vivendi Games recorded a benefit from the reduction of a portion of its deferred tax valuation allowance on its net operating losses, or NOLs, surrendered to Vivendi because the NOLs were more likely than not to be utilized on a standalone basis. In 2007, the effective tax rate of 6.5% was a result of being able to release the remaining valuation allowance on the net operating losses surrendered to Vivendi.

Net Income

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Net income	$177,154	18%	$105,976	18%	$71,178	67%

        For the first nine months of 2007, net income was $177.2 million compared to $106.0 million for the same period in 2006, representing an increase in net income of $71.2 million or 67%. The increase in net sales of $367.0 million, or 62%, translates into a $71.2 million increase in net income, rising slightly from 17.8% on net sales to 18.4%, despite the $38.9 million increase in the tax expense.

Net Sales by Segment

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Blizzard Entertainment	845,847	88%	451,493	76%	394,354	87%
Sierra and other	116,917	12	144,314	24	(27,397)	(19)%

Net sales	$962,764	100%	$595,807	100%	$366,957	62%

        Blizzard Entertainment net sales of $845.8 million in the first nine months of 2007 were 87% higher than its net sales of $451.5 million in the first nine months of 2006. The increase was primarily driven by the continued subscriber growth of World of Warcraft, and the successful release of The Burning Crusade in all markets.

        Sierra and other net sales of $116.9 million in the first nine months of 2007 were 19% lower than its net sales of $144.3 million in the first nine months of 2006. The decrease was driven primarily by fewer titles and lower performance in 2007, including sales from the F.E.A.R. franchise, initial sales of World in Conflict and backlist sales from prior year releases. In 2006, net sales primarily included Ice Age 2 and initial sales of Scarface, as well as backlist.

Direct Operating Margin by Segment

	Nine Months Ended September 30, 2007	% of Net sales	Nine Months Ended September 30, 2006	% of Net sales	Increase (Decrease)	% change
	(unaudited) (in thousands, except percentages)
Blizzard Entertainment	$373,995	38%	$244,163	41%	$129,832	53%
Sierra and other	(100,379)	(10)	(62,008)	(11)	(38,371)	(62)%

Direct operating margin	273,616	28	182,155	30	91,461	50%
Unallocated group costs(1)	(80,609)	(8)	(90,208)	(15)	9,599	11%

Operating income	$193,007	20%	$91,947	15%	$101,060	110%

(1)
See note 13 to the Vivendi Games consolidated financial statements included elsewhere in this proxy statement.

        Blizzard Entertainment direct operating margin of $374.0 million in the first nine months of 2007 was 53% higher than its direct operating margin of $244.2 million in the first nine months of 2006. The increase was primarily driven by the continued growth in the subscriber base of World of Warcraft, and the successful release in all markets of the The Burning Crusade. This was partially offset by higher expenses for incentive plans and increased research and development expenses on additional content for World of Warcraft and development of the future release slate in Blizzard Entertainment's other PC franchises.

        Sierra and other direct operating loss of $100.4 million in the first nine months of 2007 was 62% higher than its direct operating loss of $62.0 million in the first nine months of 2006. The increased loss was primarily driven by the decrease in sales, continued investment in Sierra's internal studios and future product portfolio and continued investment in Sierra Online and Vivendi Games Mobile.

  Selected Consolidated Statements of Operations Data for the Years Ended December 31, 2006, 2005 and 2004

        The table below presents Vivendi Games' selected consolidated statements of operations data for each of the years ended December 31, 2006, 2005 and 2004. The information below should be read in conjunction with Vivendi Games' consolidated financial statements and the notes thereto, included elsewhere in this proxy statement.

	Years Ended December 31,
	2006		2005		2004
	(in thousands, except percentages)
Net sales	$1,017,656		$780,325		$567,419

Cost of sales (excluding depreciation and amortization)	321,349		304,028		337,224
Sales and marketing	149,865		140,745		130,960
Research and development	246,527		157,087		169,725
General and administrative	126,003		73,025		76,397
Amortization of capitalized software development costs	8,088		17,897		19,892
Depreciation expense and amortization of other intangibles	39,000		43,774		40,120
Restructuring costs	4,383		1,700		45,692

Total operating expenses	895,215		738,256		820,010

Operating income (loss)	122,441		42,069		(252,591)

Other expenses (income):
Interest, net (to Vivendi)	18,100		14,512		12,032
Interest, net	(813)		587		16
Foreign currency exchange gain (loss)	(1,751)		(1,176)		388
Other, net	871		(5,230)		(1,181)

Total other expenses	16,407		8,693		11,255

Income (loss) from continuing operations before income taxes	106,034		33,376		(263,846)
Benefit (provision) for income taxes on a stand-alone basis	33,246		11,754		(10,413)

Income (loss) from continuing operations	139,280		45,130		(274,259)

Income from discontinued operations (including gain on disposal of $4,138), net of tax	—		—		10,732

Net income (loss)	$139,280		$45,130		$(263,527)

Net sales by category:
Product sales, net of returns and allowances	$469,034	46%	$483,839	62%	$555,033	98%
Subscription revenues	502,326	49	270,174	35	566	0
Licensing revenues	42,278	4	18,806	2	5,000	1
Other revenues	4,018	1	7,506	1	6,820	1

	$1,017,656	100%	$780,325	100%	$567,419	100%

Net sales by geographical area:
North America	$522,633	52%	$419,862	54%	$308,302	54%
Europe	359,552	35	247,273	32	202,859	36
Asia Pacific	135,471	13	113,190	14	56,258	10

	$1,017,656	100%	$780,325	100%	$567,419	100%

Net sales by platform:
MMOG	$620,850	61%	$370,486	48%	$13,465	2%
PC	77,432	8	136,129	17	265,129	47
Console	314,246	31	268,502	34	286,062	50
Online, mobile and other	5,128	0	5,208	1	2,763	1

	$1,017,656	100%	$780,325	100%	$567,419	100%

Operating income by segment:
Blizzard	$316,811		$175,978		$(27,767)
Sierra and other	(69,006)		(28,767)		(29,534)

Direct operating margin	247,805		147,211		(57,301)
Unallocated group costs	(125,364)		(105,142)		(195,290)

	$122,441		$42,069		$(252,591)

  Best selling titles for the Years Ended December 31, 2006, 2005 and 2004

Years Ended December 31,
	2006	2005	2004
Best selling titles	• World of Warcraft	• World of Warcraft	• Half-Life 2
	• Scarface	• 50 Cent: Bulletproof	• Simpsons: Hit & Run
	• Ice Age 2	• Crash Tag Team Racing	• Crash Twinsanity
	• Eragon	• Robots	• World of Warcraft
	• The Legend of Spyro	• F.E.A.R.	• Spyro: A Hero's Tail
	• F.E.A.R.	• Hulk II
• 50 Cent: Bulletproof

  Comparison of Year Ended December 31, 2006 to Year Ended December 31, 2005

Net Sales

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Product sales, net of returns and allowances	$469,034	46%	$483,839	62%	$(14,805)	(3)%
Subscription revenues	502,326	49	270,174	35	232,152	86%
Licensing revenues	42,278	4	18,806	2	23,472	125%
Other revenues	4,018	1	7,506	1	(3,488)	(46)%

Net sales	$1,017,656	100%	$780,325	100%	$237,331	30%

        Vivendi Games' net sales in 2006 of $1,017.7 million were $237.3 million, or 30%, above 2005 (the impact of changes in foreign currency rates was minimal and did not impact the percentage change). This increase in net sales was driven primarily by the continued worldwide success of World of Warcraft, reflecting a full year of operations in all regions versus staggered territory releases throughout 2005. Subscription revenues grew by 86%, reflecting the effect of continuous organic growth of the subscriber base throughout 2006 versus the partial year of operations in 2005. World of Warcraft accounted for approximately 62% of total net sales in 2006 versus 48% of total net sales in 2005.

        During 2006, World of Warcraft continued to grow in all regions, reaching more than 8 million players worldwide as of December 31, 2006 (with over 2 million in North America, over 1.5 million in Europe and more than 4.5 million in Asia Pacific).

        Net product sales in 2006 were lower by $14.8 million, or 3%. Revenues in 2006 included continued retail box sales of World of Warcraft, as well as several successful new releases from Sierra, including Scarface: The World is Yours (developed by internal studio Radical Entertainment), Ice Age 2, The Legend of Spyro: A New Beginning, Eragon (based on the Fox movie), and F.E.A.R. (for Xbox 360). This compares to stronger sales in 2005, which included initial launch year box sales of World of Warcraft, generally at higher launch pricing, and the new Sierra releases 50Cent: Bulletproof, Crash Racing, Robots, F.E.A.R. and Hulk II, as well as higher backlist sales including Simpson's Hit & Run and Half Life 2.

Net Sales by Territory

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
North America	$522,633	52%	$419,862	54%	$102,771	24%
Europe	359,552	35	247,273	32	112,279	45%
Asia Pacific	135,471	13	113,190	14	22,281	20%

Net sales	$1,017,656	100%	$780,325	100%	$237,331	30%

        Strong performance of net sales in North America in 2006 led to an increase of $102.8 million, or 24%, compared to 2005. This increase was due primarily to increased subscription revenues for World of Warcraft, due to the increased subscriber base of 2.1 million at the end of 2006 compared to 1.4 million at the end of 2005. Sierra revenues were lower in 2006, mainly due to lower backlist revenues.

        North American net sales as a percentage of total worldwide net sales decreased by 2 percentage points, due primarily to higher growth in European World of Warcraft revenues.

        In Europe, net sales increased in 2006 by $112.3 million, or 45%, versus 2005. This increase was due primarily to increased subscription revenues for World of Warcraft, due to the increased subscriber base of 1.6 million at the end of 2006 versus 1.0 million at the end of 2005. Net product sales related to World of Warcraft retail box revenues were lower in 2006 (due to lower volume and lower average pricing), while net product sales of Sierra new releases and backlist were higher, driven by Scarface and Ice Age 2.

        European net sales as a percentage of total worldwide net sales increased by 3 percentage points, due primarily to very strong growth in World of Warcraft revenues.

        In Asia Pacific, net sales increased in 2006 by $22.3 million, or 20%, compared to 2005. This increase was primarily due to higher performance of World of Warcraft, with a full year of operations in South Korea, Taiwan, and China versus staggered launch dates in 2005; the total subscriber base in Asia Pacific increased to 4.3 million at the end of 2006 versus 3.1 million at the end of 2005. Additionally, all the "licensing revenues" from the licensees operating World of Warcraft are included in Net sales—Asia Pacific. Asia Pacific net sales as a percentage of total worldwide net sales decreased by 1 percentage point, due primarily to stronger growth in North American and European World of Warcraft revenues due to the licensing revenue model in certain Asian countries.

Net Sales by Platform

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
MMOG	$620,850	61%	$370,486	48%	$250,364	68%
PC	77,432	8	136,129	17	(58,697)	(43)%
Console	314,246	31	268,502	34	45,744	17%
Online, mobile and other	5,128	0	5,208	1	(80)	(2)%

Net sales	$1,017,656	100%	$780,325	100%	$237,331	30%

        Net revenues from sales on the MMOG platform increased 68% from $370.5 million and 48% of total net sales in 2005 to $620.9 million and 61% of total net sales in 2006. The increase was due to continued growth of World of Warcraft, primarily subscription and licensing revenues, due to the increased global subscriber base of 8.1 million at the end of 2006 versus 5.5 million at the end of 2005.

        Net revenues from sales on the PC platform decreased 43% from $136.1 million and 17% of total net sales in 2005 to $77.4 million and 8% of total net sales in 2006. The decrease in absolute dollars was due to sales of Ice Age 2, Empire Earth II (plus expansion), F.E.A.R., Caesar IV and Blizzard backlist in 2006, versus stronger sales in 2005 related to Half Life 2, F.E.A.R., Empire Earth II, Counterstrike: Condition Zero, SWAT 4 and Blizzard Entertainment backlist.

        Net revenues from sales generated on console platforms increased 17%, from $268.5 million and 34% of total net sales in 2005 to $314.2 million and 31% of total net sales in 2006. The increase in absolute dollars was due to revenues from the new releases Scarface, Ice Age 2, Eragon, Spyro VI and F.E.A.R. (on Xbox 360) as well as backlist sales of 50Cent Bulletproof, Crash Racing and Simpsons Hit & Run in 2006, versus 2005 which primarily included 50Cent Bulletproof, Crash Racing, Robots, Hulk 2 and backlist sales of Simpsons Hit & Run.

        Net revenues from sales generated on online, mobile and other platforms decreased 2%, from $5.2 million and 1% of total net sales in 2005 to $5.1 million of total net sales in 2006. The slight decrease in absolute dollars was due to higher ancillary and merchandising revenues in 2005, with mobile and online revenues essentially unchanged across the two periods.

Cost of Sales (excluding depreciation and amortization)

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Cost of sales (excluding depreciation and amortization)	$321,349	32%	$304,028	39%	$17,321	6%

        Cost of sales includes direct operating costs associated with supporting and servicing World of Warcraft players, royalties to external developers and licensors and the traditional manufacturing costs of "retail box" PC and console products. In 2006, cost of sales was $321.3 million, a $17.3 million, or 6%, increase compared to $304.0 million in 2005. As a percentage of net sales, cost of sales decreased 7 percentage points due to the disproportionate increase in World of Warcraft revenues at a lower relative cost. The increase in absolute dollars was primarily driven by the continued buildout of the global World of Warcraft customer service and operations infrastructure to support the growth of the World of Warcraft subscriber base plus higher compensation expense from incentive plans, partially offset by lower royalty expenses and manufacturing costs of traditional PC and console products.

Sales and Marketing

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Sales and marketing	$149,865	15%	$140,745	18%	$9,120	6%

        In 2006, sales and marketing expenses were $149.9 million, a $9.1 million, or 6%, increase compared to $140.7 million in 2005. As a percentage of net sales, sales and marketing expense decreased due to the disproportionate growth in World of Warcraft revenues which required less sales and marketing expense relative to sales. Advertising expenses represent the single largest component of these expenses ($73.4 million in 2006 and $63.2 million in 2005). In 2006, Blizzard Entertainment initiated its first major marketing effort following its launch to attract new subscribers through campaigns for World of Warcraft. Also in 2006, Sierra promotion increased slightly to support traditional established franchises such as Crash and Spyro as well as to promote new ones, such as Scarface: The World is Yours, F.E.A.R and Ice Age 2.

Research and Development

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Research and development	$246,527	24%	$157,087	20%	$89,440	57%

        Research and development costs were $246.5 million in 2006 compared to $157.1 million in 2005. This $89.4 million, or 57%, increase resulted from the continued increase in headcount across all creative divisions: Blizzard Entertainment, for new content development for World of Warcraft and other future products; Sierra, with higher personnel costs at internal studios (Radical, High Moon, Swordfish and Massive), including the full year impact attributable to studios acquired in 2005; and finally, the investment in the product portfolios for the new divisions within Sierra (Sierra Online and Vivendi Games Mobile).

        2006 research and development costs also included higher expenses related to incentive plans, including those implemented in late 2006. Finally, research and development costs also included expenses related to write-offs of cancelled titles and/or impairments of future releases of $19.2 million and $17.7 million in 2006 and 2005, respectively.

General and Administrative

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
General and administrative	$126,003	12%	$73,025	9%	$52,978	73%

        In 2006, general and administrative expenses increased by $53.0 million, or 73%, due primarily to higher stock-based compensation expense of $20.6 million, including $14.0 million in charges related to conversion of the former ADS option plans for U.S. residents into equivalent cash-settled Stock Appreciation Rights (see note 8 to the Vivendi Games consolidated financial statements for additional information). Personnel costs were also higher due to increased costs for salary, benefits and incentive plans. As a percentage of net sales, general and administrative costs were higher by 3 percentage points, due primarily to the ADS option plans conversion.

Amortization of Capitalized Software Development Costs

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Amortization of capitalized software development costs	$8,088	1%	$17,897	2%	$(9,809)	(55)%

        Amortization of capitalized software development costs was $8.1 million in 2006 compared to $17.9 million in 2005, representing a $9.8 million, or 55%, decrease. This decrease relates primarily to the 2006 amortization of capitalized development costs related to Scarface, Ice Age 2, Empire Earth II, F.E.A.R. and Eragon versus 2005 which included higher costs from a greater number of internally developed releases including World of Warcraft, Crash Racing, Hulk 2, Cold Winter, Empire Earth II and F.E.A.R.

Depreciation Expense and Amortization of Other Intangibles

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Depreciation expense and amortization of other intangibles	$39,000	4%	$43,774	6%	$(4,774)	(11)%

        Depreciation expense and amortization of other intangibles was $39.0 million in 2006 compared to $43.8 million in 2005, representing a $4.8 million or 11% decrease. This decrease is primarily related to the January 1, 2006 reassessment of the useful lives of trade names in which it was determined that they had an indefinite life, thus ceasing further amortization. In 2005, Vivendi Games recognized amortization expense of $17.2 million related to trade names. This $17.2 million decrease in amortization expense was partially offset by higher depreciation costs related to an increase in server capacity for Blizzard Entertainment's World of Warcraft product to support the growing customer base.

Restructuring Costs

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Restructuring costs	$4,383	0%	$1,700	0%	$2,683	158%

        Restructuring costs were $4.4 million in 2006 compared to $1.7 million in 2005, representing a $2.7 million, or 158%, increase. The increase in restructuring costs primarily related to certain additional employee severance and the closure of certain facilities.

Operating Income

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Operating income	$122,441	12%	$42,069	5%	$80,372	191%

        Vivendi Games' operating income of $122.4 million in 2006 was $80.3 million, or 191%, higher compared to 2005 operating income of $42.1 million. The increase was driven primarily by growth in net sales, with a large proportion of those net sales relating to World of Warcraft's success in 2006 (World of Warcraft added an additional 2.6 million subscribers during 2006). Partially offsetting the increase from World of Warcraft, operating income was reduced by increased product development costs linked to increased headcount for development efforts at Sierra's internal studios, the expenses associated with the launches of the new Sierra Online and Vivendi Games Mobile divisions and higher expenses for incentive plans.

Interest Expense

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Interest, net (to Vivendi)	$18,100	2%	$14,512	2%	$3,588	25%
Interest, net	(813)	0	587	0	(1,400)	(239)%

Interest expense	$17,287	2%	$15,099	2%	$2,188	14%

        Vivendi provides Vivendi Games access to a centralized cash management pool from which Vivendi Games borrows and lends on a daily basis at market rates. Interest expense charged by Vivendi in 2006 was $18.1 million compared to $14.5 million in 2005, an increase of $3.6 million or 25%. The increase is due to the acquisition costs of new studios in Sierra as well as higher interest rates in 2006, partially offset by a reduction of the net payable to Vivendi as a result of Vivendi Games' strong net operating cash flow in 2006.

Benefit (Provision) for Income Taxes on a Stand-alone Basis

	Year Ended December 31, 2006	% of Pretax Income	Year Ended December 31, 2005	% of Pretax Income	Increase (Decrease)	% change
	(in thousands, except percentages)
Benefit (provision) for income taxes on a stand-alone basis	$33,246	(31)%	$11,754	(35)%	$21,492	183%

        In 2006, the benefit for income taxes was $33.2 million compared to a benefit of $11.8 million in 2005. In 2006, the income before income tax increased from $33.4 million in 2005 to $106.0 million in 2006. The tax benefit in both years resulted from the reversal of valuation allowance on NOLs. Excluding such reversals, the effective tax rates were 32% and 14% in 2006 and 2005, respectively. In 2005, the tax rate of 14% was significantly lower than the federal statutory rate of 35% due to two main factors; Vivendi Games generated sufficient taxable income to allow the release of valuation allowance on certain deferred tax assets other than those related to NOLs, and the rate was impacted by lower tax rates in several foreign jurisdictions.

Net Income

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Net income	$139,280	14%	$45,130	6%	$94,150	209%

        In 2006, net income was $139.3 million compared to $45.1 million in 2005, an increase of $94.2 million or 209%. The increase in net sales of $237.3 million or 30% translated into a $94.2 million increase in net income, rising from 6% on net sales to 14%, of which $21.5 million resulted from a higher tax benefit.

Net Sales by Segment

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Blizzard Entertainment	654,216	64%	401,683	51%	252,533	63%
Sierra and other	363,440	36	378,642	49	(15,202)	(4)%

Net sales	$1,017,656	100%	$780,325	100%	$237,331	30%

        Blizzard Entertainment net sales of $654.2 million in 2006 were 63% higher than its net sales of $401.7 million in 2005, representing 64% and 51% of total net sales, respectively. The increase in both absolute dollars and as a percentage of total net sales was largely driven by the continued growth of World of Warcraft, primarily subscription and licensing revenues, due to the increased global subscriber base of 8.1 million at the end of 2006 as compared to 5.5 million at the end of 2005.

        Sierra and other net sales of $363.4 million in 2006 were 4% lower than its net sales of $378.6 million in 2005. The decrease was driven primarily by lower revenues from backlist sales in 2006, as compared to 2005 which included stronger revenues from backlist sales including Half Life 2 and sales of Mattel products.

Direct Operating Margin by Segment

	Year Ended December 31, 2006	% of Net sales	Year Ended December 31, 2005	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Blizzard Entertainment	$316,811	31%	$175,978	23%	$140,833	80%
Sierra and other	(69,006)	(7)	(28,767)	(4)	(40,239)	(140)%

Direct operating margin	247,805	24	147,211	19	100,594	68%
Unallocated group costs(1)	(125,364)	(12)	(105,142)	(14)	(20,222)	(19)%

Operating income	$122,441	12%	$42,069	5%	$80,372	191%

(1)
See note 13 to the Vivendi Games consolidated financial statements included elsewhere in this proxy statement.

        Blizzard Entertainment direct operating margin of $316.8 million in 2006 was 80% higher than its direct operating margin of $176.0 million in 2005, improving its direct operating margin as a percentage of net sales from 23% in 2005 to 31% in 2006. The increase in both absolute dollars and margin percentage was primarily driven by the continued growth of World of Warcraft, due to the increased global subscriber base of 8.1 million at the end of 2006 versus 5.5 million at the end of 2005. This was partially offset by higher expenses for incentive plans and increased research and development spending on additional content for World of Warcraft and development of the future release slate in their other PC franchises.

        Sierra and other direct operating loss of $69.0 million 2006 was 140% higher than its direct operating loss of $28.8 million in 2005. The increased loss was driven partially by the decrease in sales, but to a greater extent related to the continued investment in Sierra's internal studios and future product portfolio and the initial investments in the new divisions Sierra Online and Vivendi Games Mobile, which launched in 2006.

  Comparison of Year Ended December 31, 2005 to Year Ended December 31, 2004

Net Sales

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Product sales, net of returns and allowances	$483,839	62%	$555,033	98%	$(71,194)	(13)%
Subscription revenues	270,174	35	566	0	269,608	N/M
Licensing revenues	18,806	2	5,000	1	13,806	276%
Other revenues	7,506	1	6,820	1	686	10%

Net sales	$780,325	100%	$567,419	100%	$212,906	38%

        Vivendi Games' net sales in 2005 were $780.3 million compared to $567.4 million in 2004, an increase of $212.9 million or 38% (the impact of changes in foreign currency rates was minimal and did not impact the percentage change). This increase was driven by the first year operations of World of Warcraft, which was launched in late November 2004 in North America, followed by successive launches in the following markets in 2005: South Korea (January), Europe (February), China (June) and Taiwan (November).

        As of December 31, 2005, World of Warcraft had more than 5.5 million global subscribers (with approximately 1.4 million in North America, 1.0 million in Europe and 3.1 million in Asia Pacific). The subscription revenues grew from $0.6 million in 2004 (representing a few weeks in North America) to $270.2 million in 2005, accounting for 35% of the consolidated net sales. Additionally, the license revenues from licensees exploiting World of Warcraft in China and Taiwan grew from $5.0 million (upfront non refundable non recoupable minimum guarantee) to $18.8 million, having fully recouped all minimum guarantee obligations. World of Warcraft accounted for 48% of Vivendi Games' total net sales in 2005 compared to only 2% in 2004.

        Net product sales decreased from $555.0 million in 2004 to $483.8 million in 2005, driven by fewer releases in 2005 which included the Sierra releases 50Cent: Bulletproof, Crash Racing, Robots, F.E.A.R. and Hulk II, and backlist sales of Simpson's Hit & Run and Half Life 2. Product sales in 2004 included more Sierra titles being released and at higher sales volumes, primarily Half Life 2, as well as Simpson's Hit & Run, Crash Twinsanity, Spyro: A Hero's Tail, Van Helsing and Counterstrike: Condition Zero. The year over year decrease was partially offset by net revenues from the launch of World of Warcraft boxed products in international territories.

Net Sales by Territory

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
North America	$419,862	54%	$308,302	54%	$111,560	36%
Europe	247,273	32	202,859	36	44,414	22%
Asia Pacific	113,190	14	56,258	10	56,932	101%

Net sales	$780,325	100%	$567,419	100%	$212,906	38%

        Strong performance in North America in 2005 led to an increase of $111.6 million compared to 2004. This increase was primarily due to higher performance of World of Warcraft, launched in November 2004 in North America, with a subscriber base of 1.4 million at the end of 2005 versus

0.6 million at the end of 2004. In Europe, net sales increased in 2005 by $44.4 million compared to 2004 while in Asia Pacific, net sales increased in 2005 by $56.9 million compared to 2004. The increases in both Europe and Asia Pacific were due primarily to the first year performance of World of Warcraft, which launched in February 2005 in Europe and successively across 2005 in South Korea, Taiwan, and China. The increases in net sales in all territories were partially offset by Sierra revenues which were lower in 2005 due to a larger slate of 2004 title releases which also included the strong performance of Half Life 2.

Net Sales by Platform

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
MMOG	$370,486	48%	$13,465	2%	$357,021	N/M
PC	136,129	17	265,129	47	(129,000)	(49)%
Console	268,502	34	286,062	50	(17,560)	(6)%
Online, mobile and other	5,208	1	2,763	1	2,445	88%

Net sales	$780,325	100%	$567,419	100%	$212,906	38%

        Net revenues from sales on the MMOG platform increased from $13.5 million and 2% of total net sales in 2004 to $370.5 million and 48% of total net sales in 2005. The increase was due primarily to the first full year of operations for World of Warcraft in North America, and the first year of operations for World of Warcraft in South Korea, Europe, Taiwan and China, which were launched at staggered dates across 2005; the global subscriber base increased to 5.5 million at the end of 2005 compared to 0.6 million at the end of 2004.

        Net revenues from sales on the PC platform decreased 49% from $265.1 million and 47% of total net sales in 2004 to $136.1 million and 17% of total net sales in 2005. The decrease in absolute dollars was due to sales in 2005 of Half Life 2 backlist, F.E.A.R., Empire Earth II, Counterstrike: Condition Zero backlist, SWAT 4 and Blizzard Entertainment backlist, compared to stronger sales in 2004 including products developed by Valve, primarily Half Life 2, Half Life and Counterstrike: Condition Zero, as well as sales of Leisure Suit Larry, Ground Control 2, Riddick, Blizzard backlist and products from the Mattel and Hoyle/Hallmark agreements.

        Net revenues from sales generated on console platforms decreased 6%, from $286.1 million and 50% of total net sales in 2004 to $268.5 million and 34% of total net sales in 2005. The decrease in absolute dollars was due to a smaller release slate in 2005 which included revenues from the new releases 50Cent: Bulletproof, Crash Racing, Robots, Hulk 2 and backlist sales of Simpsons Hit & Run. This compares to 2004 which included backlist sales of Simpsons Hit & Run, plus the new releases Crash Twinsanity, Spyro: A Hero's Tail, Van Helsing, Leisure Suit Larry and Riddick.

        Net revenues from sales generated on online, mobile and other platforms increased 88%, from $2.8 million of total net sales in 2004 to $5.2 million and 1% of total net sales in 2005. The increase in absolute dollars was due to higher ancillary and merchandising revenues in 2005.

Cost of Sales (excluding depreciation and amortization)

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Cost of sales (excluding depreciation and amortization)	$304,028	39%	$337,224	59%	$(33,196)	(10)%

        Cost of sales includes direct operating costs associated with supporting and servicing World of Warcraft players, royalties to external developers and licensors and the traditional manufacturing costs of "retail box" PC and console products. In 2005, cost of sales amounted to $304.0 million, a $33.2 million or 10% decrease compared to $337.2 million in 2004. Cost of sales as a percentage of net sales decreased by 20 percentage points, mainly due to a high level of expenses in 2004 for 3rd party royalties, including amounts related to sales of Half Life 2. This decrease was partially offset by the impacts of the global World of Warcraft infrastructure, which was built out broadly across 2005 to support the subscriber growth following launches in all key regions, versus 2004 which included primarily only the pre launch build out costs for North America, South Korea and Europe.

Sales and Marketing

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Sales and marketing	$140,745	18%	$130,960	23%	$9,785	7%

        In 2005, sales and marketing expenses were $140.7 million, representing a $9.7 million or 7% increase compared to $131.0 million in 2004. As a percentage of net sales, sales and marketing decreased by 5 percentage points due to the disproportionate increase in World of Warcraft revenues at a lower relative cost. Advertising expenses represent the single largest component of these expenses with the increase due to sales and marketing investment to support the release of World of Warcraft across all international territories.

Research and Development

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Research and development	$157,087	20%	$169,725	30%	$(12,638)	(7)%

        Research and development costs were $157.1 million in 2005 compared to $169.7 million in 2004, representing a $12.6 million or 7% decrease. The decrease in expense is primarily due to lower expense for canceled titles and/or impairments of future releases of $17.7 million and $63.8 million in 2005 and 2004, respectively. In 2004, Vivendi Games implemented a broad-based turn around initiative, refocusing its slate on core products and canceling many non-core licensed projects. This decrease was largely offset by an increase in product development costs linked to studios acquired in 2005 (Radical, Swingin' Ape, Swordfish and High Moon) and increased investment at Blizzard Entertainment to increase its development capacities to bring additional content to World of Warcraft.

General and Administrative

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
General and administrative	$73,025	9%	$76,397	13%	$(3,372)	(4)%

        In 2005, general and administrative expenses were $73.0 million, representing a $3.4 million, or 4%, decrease compared to $76.4 million in 2004. The decrease in costs in 2005 was primarily due to a decrease in legal costs, as 2004 included legal expenses and settlement reserves for various litigation matters, as well as a decrease in Sierra salary costs due to the impact of the 2004 restructuring efforts. These cost savings are partially offset by higher expenses for incentive plans.

Amortization of Capitalized Software Development Costs

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Amortization of capitalized software development costs	$17,897	2%	$19,892	4%	$(1,995)	(10)%

        Amortization of capitalized software development costs was $17.9 million in 2005 compared to $19.9 million in 2004, representing a $2.0 million, or 10%, decrease. This decrease relates primarily to 2005 amortization which included World of Warcraft, Crash Racing, Hulk 2, Cold Winter, Empire Earth II and F.E.A.R, versus higher amortization in 2004 which included more titles, primarily Lords of the Realm 3, Leisure Suit Larry, Ground Control 2, Adibou and the Energy Thieves, Riddick, Fight Club and World of Warcraft.

Depreciation Expense and Amortization of Other Intangibles

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Depreciation expense and amortization of other intangibles	$43,774	6%	$40,120	7%	$3,654	9%

        Depreciation expense and amortization of other intangibles was $43.8 million in 2005 compared to $40.1 million in 2004, representing a $3.7 million, or 9%, increase. This increase is primarily due to the continued build out of the infrastructure for World of Warcraft operations, which began to build up over the second half of 2004 in preparation for the release of the game in North America and the open beta phase prior to launch, and continued throughout 2005 concurrent with the launches in other regions. In addition, during 2005 and 2004 Vivendi Games recognized amortization expense of $17.2 million and $22.2 million related to trade names, respectively.

Restructuring Costs

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Restructuring costs	$1,700	0%	$45,692	8%	$(43,992)	(96)%

        In 2005, restructuring costs were $1.7 million compared to $45.7 million in 2004, a $44.0 million or 96% decrease. 2004 included substantial costs in connection with significant restructuring plans adopted by Vivendi Games to centralize certain functions and eliminate duplicative operations, achieve economies of scale, focus the product portfolio on fewer but more viable products and lines of business, and to become a more competitive player within the industry. The restructuring activities primarily resulted in employee severance, cancellation of development and support projects and the closure of certain facilities.

Operating Income (Loss)

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Operating income (loss)	$42,069	5%	$(252,591)	(45)%	$294,660	N/M

        In 2005, Vivendi Games' operating income was $42.1 million, a $294.7 million or 117% increase compared to a loss of $252.6 million in 2004. This improvement in operating income was the result of the restructuring implemented in 2004 to lower operating costs and focus the product slate, coupled with new technological and business developments (both online products and studios acquisitions), which resulted in a better balanced portfolio of products. Operating income was also higher due to the MMOG category growth in 2005, driven by the success of World of Warcraft.

Interest Expense

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Interest, net (to Vivendi)	$14,512	2%	$12,032	2%	$2,480	21%
Interest, net	587	0	16	0	571	N/M

Interest expense	$15,099	2%	$12,048	2%	$3,051	25%

        Vivendi provides Vivendi Games access to a centralized cash management pool from which Vivendi Games borrows and lends on a daily basis at market rates. Interest expense charged by Vivendi in 2005 was $14.5 million compared to $12.0 million in 2004, an increase of $2.5 million, or 21%. The increase is due to higher interest rates in 2005 as the net payable to Vivendi actually decreased due to Vivendi Games' stronger operating cash flows, partially offset by investment in World of Warcraft infrastructure and acquisition costs of new studios in Sierra.

Benefit (Provision) for Income Taxes on a Stand-alone Basis

	Year Ended December 31, 2005	% of Pretax Income	Year Ended December 31, 2004	% of Pretax Income	Increase (Decrease)	% change
	(in thousands, except percentages)
Benefit (provision) for income taxes on a stand-alone basis	$11,754	(35)%	$(10,413)	(4)%	$22,167	N/M

        In 2004, Vivendi Games recorded a full valuation against its deferred tax assets and took no tax benefits for its losses, as it did not meet the more likely than not criteria for future utilization. The 2004 provision primarily relates to withholding taxes paid in foreign jurisdictions. The tax benefit in 2005 resulted primarily from the partial release of valuation allowances on deferred tax assets and NOLs surrendered to Vivendi due to the taxable income generated in the year.

Income from Discontinued Operations

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Income from discontinued operations	$—	0%	$10,732	2%	$(10,732)	(100)%

        As part of its turn around strategy in 2004, Vivendi Games disposed of most of its peripheral activities, primarily those targeting the educational and family oriented casual gaming. In 2004, the income realized from these discontinued operations was $10.7 million net of tax, primarily consisting of income from the disposed education business, Knowledge Adventure, which was disposed in October 2004 for a gain on sale of $4.1 million, net of tax.

Net Income (Loss)

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Net income (loss)	$45,130	6%	$(263,527)	(46)%	$308,657	N/M

        In 2005, net income amounted to $45.1 million compared to a loss of $263.5 million in 2004 (an increase of $308.6 million or 117%). This improvement resulted from the combined effect of the significant cost reductions realized through the 2004 restructuring actions, the decreased restructuring expenses and the growth in net sales driven largely by World of Warcraft.

Net Sales by Segment

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Blizzard Entertainment	401,683	51%	52,793	9%	348,890	661%
Sierra and other	378,642	49	514,626	91	(135,984)	(26)%

Net sales	$780,325	100%	$567,419	100%	$212,906	38%

        Blizzard Entertainment net sales of $401.7 million in 2005 were 661% higher than its net sales of $52.8 million in 2004, representing 51% and 9% of total net revenues, respectively. The increase in both absolute dollars and as a percentage of total net sales was driven primarily by the global launch of World of Warcraft, in North America in late 2004, followed by South Korea, Europe, Taiwan and China successively throughout 2005.

        Sierra and other net sales of $378.6 million in 2005 were 26% lower than its net sales of $514.6 million in 2004. The decrease was driven primarily by lower revenues in 2005, due to a larger slate of 2004 title releases which included the strong performance of Half Life 2.

Direct Operating Margin by Segment

	Year Ended December 31, 2005	% of Net sales	Year Ended December 31, 2004	% of Net sales	Increase (Decrease)	% change
	(in thousands, except percentages)
Blizzard Entertainment	$175,978	23%	$(27,767)	(5)%	$203,745	N/M
Sierra and other	(28,767)	(4)	(29,534)	(5)	767	N/M

Direct operating margin	147,211	19	(57,301)	(10)	204,512	N/M
Unallocated group costs(1)	(105,142)	(14)	(195,290)	(35)	90,148	N/M

Operating income (loss)	$42,069	5%	$(252,591)	(45)%	$294,660	N/M

(1)
See note 13 to the Vivendi Games consolidated financial statements included elsewhere in this proxy statement.

        Blizzard Entertainment direct operating margin of $176.0 million in 2005 was $203.7 million higher than its direct operating loss of $27.8 million in 2004, improving its direct operating margin percentage of net sales to 23% in 2005 from a 5% loss in 2004. The increase in both absolute dollars and margin percentage was driven primarily by the launch of World of Warcraft, with a global subscriber base of 5.5 million at the end of 2005 compared to 0.6 million at the end of 2004. This was partially offset by higher expenses for incentive plans and increased research and development spending on additional content for World of Warcraft and development of the future release slate of Blizzard Entertainment's other PC franchises.

        Sierra and other's direct operating loss of $28.8 million in 2005 was 3% lower than its direct operating loss of $29.5 million in 2005. Operating margin as a percentage of net sales remained relatively flat year over year due to the realization of cost savings from the 2004 restructuring plan offset by an increase in product development costs linked to studios acquired in 2005 (Radical, Swordfish and High Moon).

  Liquidity and Capital Resources

	Nine Months Ended September 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
	(in thousands)
Cash and cash equivalents at the beginning of the period	$67,969	$32,439	$32,439	$50,349	$17,826
Net cash provided by (used in):
Operating activities	308,570	130,133	232,279	201,071	3,841
Investing activities	(46,012)	(92,246)	(124,214)	(99,060)	(16,137)
Financing activities(1)	(293,537)	(31,835)	(76,700)	(116,713)	43,401
Foreign currency translation adjustments	3,010	2,121	4,165	(3,208)	1,418

Change in cash and cash equivalents over the period	(27,969)	8,173	35,530	(17,910)	32,523

Cash and cash equivalents at the end of the period(2)	$40,000	$40,612	$67,969	$32,439	$50,349

Net (receivable) payable to Vivendi at the end of the period	$(2,407)	$304,382	$292,534	$350,972	$435,094

(1)
"Financing activities" reflect exclusively the net transfer of cash from or to Vivendi via the cash management pool from which Vivendi Games borrows and lends on a daily basis.

(2)
"Cash and cash equivalents on hand" reflect cash balances not transferred to Vivendi via a cash pooling agreement at the end of the applicable period. See note 11 to the consolidated financial statements for more information about the cash pooling agreement.

        Vivendi Games believes that its existing cash and cash equivalents, cash generated from operations and, if needed, the proceeds available from a centralized cash management pooling maintained by Vivendi, will be sufficient to finance the operational requirements of Vivendi Games for at least the next twelve months, including purchases of inventory and equipment, the funding of the development, production, marketing and sale of new products, the acquisition of intellectual property rights for future products from third parties and payments under incentive plans.

  Comparison of Nine Months ended September 30, 2007 to Nine Months ended September 30, 2006

Cash Flows Provided by Operating Activities

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Increase (Decrease)
	(unaudited)
	(in thousands)
Net cash provided by operating activities	$308,570	$130,133	$178,437

        For the first nine months of 2007, cash flow provided by operating activities was $308.6 million compared to $130.1 million for the same period in 2006, an increase of $178.4 million. The increase is the result of improved operating results related to World of Warcraft, including the expansion pack The Burning Crusade, first released in January 2007, coupled with a smaller Sierra launch slate resulting in lower working capital requirements.

Cash Flows Used in Investing Activities

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Increase (Decrease)
	(unaudited)
	(in thousands)
Net cash used in investing activities	$(46,012)	$(92,246)	$46,234

        For the first nine months of 2007, cash flows used in investing activities were $46.0 million compared to $92.2 million for the same period in 2006. In 2006, capital expenditures reflect significant investments made to upgrade all servers prior to the release of the expansion pack The Burning Crusade in 2007 in all regions. This improvement of $46.2 million shown in 2007 reflected lower investment in capital expenditures as the capacity build up in late 2006 was sufficient to cover a portion of the growth in subscribers in 2007. Also, development studios had been acquired in 2006 for $17.7 million, primarily in the divisions Sierra Online and Vivendi Games Mobile, while none occurred in 2007.

Cash Flows Used in Financing Activities

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Increase (Decrease)
	(unaudited)
	(in thousands)
Net cash used in financing activities	$(293,537)	$(31,835)	$(261,702)

        Cash flows used in financing activities reflect the net cash transfers to Vivendi which maintains a centralized cash management pool from which Vivendi Games borrows and lends on a daily basis at market rates (see note 11 to the notes to Vivendi Games consolidated financial statements for more information). For the first nine months of 2007, the net cash transfers made under the cash pooling were $293.5 million compared to $31.8 million for the same period in 2006. All cash balances are transferred to Vivendi, except amounts temporarily left in certain countries for legal reasons, therefore the increase is largely driven by the increased cash flow from operations in 2007.

        As of September 30, 2007, the net receivable from Vivendi, as shown on the balance sheet, amounted to $2.4 million compared to a net payable of $304.4 million as of September 30, 2006, a $306.8 million decrease reflecting the increase in the cash generated by Vivendi Games' operating activities, net of investing activities.

  Comparison of Year ended December 31, 2006 to Year ended December 31, 2005

Cash Flows Provided by Operating Activities

	Year Ended December 31, 2006	Year Ended December 31, 2005	Increase (Decrease)
	(in thousands)
Net cash provided by operating activities	$232,279	$201,071	$31,208

        In 2006, cash flow provided by operating activities was $232.3 million compared to $201.1 million in 2005, an increase of $31.2 million. The increase in cash flows from operations primarily relates to the increased operating income generated in 2006 versus 2005 (from $42.1 million to $122.4 million), and the growth achieved in the World of Warcraft prepaid subscriptions revenues (deferred income increased from $87.9 million in 2005 to $116.7 million in 2006, primarily all related to World of Warcraft), partially offset by higher working capital invested in Sierra as advances to external developers for future projects.

Cash Flows Used in Investing Activities

	Year Ended December 31, 2006	Year Ended December 31, 2005	Increase (Decrease)
	(in thousands)
Net cash used in investing activities	$(124,214)	$(99,060)	$(25,154)

        In 2006, cash flows used in investing activities were $124.2 million compared to $99.1 million in 2005. This change of $25.1 million is mainly the result of two offsetting factors: higher investment in capital expenditures ($59.9 million) to increase server capacity for Blizzard Entertainment's World of Warcraft game as the customer base continued to expand, coupled with the upgrades on all servers prior to the release of the expansion pack The Burning Crusade in January 2007; offset by lower acquisition costs for development studios acquired in 2006 compared to those acquired in 2005. In 2006, studio acquisitions of $25.4 million were largely by Sierra Online and Vivendi Games Mobile, while in 2005, studio acquisitions of $67.6 million were largely focused on improving Sierra's development capabilities.

Cash Flows Used in Financing Activities

	Year Ended December 31, 2006	Year Ended December 31, 2005	Increase (Decrease)
	(in thousands)
Net cash used in financing activities	$(76,700)	$(116,713)	$40,013

        For 2006, the net cash transfers made under the cash management pool were $76.7 million compared to $116.7 million in 2006. All cash balances are transferred to Vivendi, except amounts temporarily left in certain countries for legal reasons. Cash transfers to Vivendi were lower in 2006, primarily due to increased investing activity and higher unswept cash balances at the end of 2006.

  Contractual and other obligations

        Vivendi Games has commitments under certain firm contractual arrangements ("Firm Commitments") to make future payments for goods and services. These Firm Commitments secure the future rights to various assets and services to be used in the normal course of business. The Firm Commitments for software development projects represent the contractual payments due on development projects assuming that each third-party development studio earns all contractual milestone fees. Vivendi Games has also entered into arrangements to sublease office space to third parties, the amounts of which are reflected as reductions to the total Firm Commitments below. Vivendi has guaranteed certain operating lease commitments of Vivendi Games.

        The table below sets forth the Firm Commitments and related sublease arrangements at December 31, 2006, and the estimated timing and effect that such obligations are expected to have on liquidity and cash flow in future periods:

	Payments Due By Period
	Total	2007	2008	2009	2010	2011	After
	(in thousands)
Operating lease commitments(1)	$105,638	$19,782	$21,387	$20,532	$14,952	$9,043	$19,942
Office sublease agreements	(8,735)	(2,671)	(2,751)	(2,831)	(482)	—	—
Employment obligations(2)	6,842	3,025	2,530	1,061	226	—	—
Software development costs(3)	109,625	80,815	23,785	4,815	60	150	—

	$213,370	$100,951	$44,951	$23,577	$14,756	$9,193	$19,942

(1)
Operating lease commitments include the effect of a significant lease negotiated in 2007, which replaces an existing facility.

(2)
Employment obligations represent obligations under the employment contracts of acquired studios. To the extent employees terminate employment at their election or are terminated by Vivendi Games for cause, amounts contractually owed to such employee(s) are forfeited.

(3)
Software development costs included above are those Vivendi Games is contractually obligated to pay, including intellectual property obligations but not taking into consideration standard cancellation clauses exercisable at the option of Vivendi Games.

        Note 9 to the consolidated financial statements provides additional information with respect to the contractual and other obligations listed above and describes the principal contingent commitments related to the acquisition of businesses.

        Note 8 to the consolidated financial statements provides additional information with respect to obligations under the Blizzard equity plan.

Off-balance Sheet Arrangements

        As of September 30, 2007 and December 31, 2006, Vivendi Games had no relationships with unconsolidated entities or financial parties, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes, that have or are reasonably likely to have a material future effect on Vivendi Games' financial condition, changes in financial condition, revenues or expenses, results of operation, liquidity, capital expenditure or capital resources.

Inflation

        Management currently believes that inflation has not had a material impact on continuing operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT
MARKET RISK OF VIVENDI GAMES

        Vivendi Games is exposed to certain market risks from transactions in the normal course of business, principally risks associated with foreign currency fluctuations and interest rate risk. Those risks are directly managed by Vivendi on behalf of Vivendi Games. Vivendi and Vivendi Games' views on market risk are not necessarily indicative of actual results that may occur. Vivendi uses various derivative financial instruments to manage and reduce the exposure to fluctuations in foreign currency exchange rates and interest rates. All of these instruments are traded over the counter with highly-rated counter-parties.

Foreign Currency Exchange Rate Risk

        Vivendi Games transacts business in various foreign currencies and has significant international sales and expenses denominated in foreign currencies, subjecting Vivendi Games to foreign currency risk.

        Vivendi Games' foreign currency risk policy seeks to hedge, via Vivendi, forecasted transaction exposures, resulting primarily from cash flows generated by operations conducted in currencies other than the U.S. dollar and firm commitments, essentially relating to third-party development contracts, denominated in foreign currencies. For this purpose, Vivendi Games enters into forward contracts with Vivendi, generally with maturities of twenty-four months or less, in accordance with the following procedures forbidding speculative transactions:

  •
  Vivendi is the sole counter-party for foreign currency transactions within Vivendi Games, unless specific regulatory or operational restrictions require otherwise;

  •
  all foreign currency hedging transactions are backed, in amount and by maturity, by an identified economic underlying item; and

  •
  all identified exposures are hedged at a minimum of 80% for forecasted transactions exposures and 100% for firm commitment contracts.

        In addition, Vivendi Games also hedges foreign currency exposure resulting from foreign currency denominated financial assets and liabilities, consisting primarily of intercompany receivables and payables, by entering into forward contracts with Vivendi enabling the refinancing or investment of cash balances in U.S. dollars or the local currency.

        In 2006, firm commitment contracts and forecasted transactions were entirely hedged. In January 2007, forecasted transactions were hedged at 80% in accordance with Vivendi Games' internal procedures with respect to foreign currency hedging.

        As of December 31, 2006, forward foreign exchange contracts to purchase foreign currencies amounted to approximately $29 million. Of this amount, $16 million represented contracts to purchase British pounds in exchange for U.S. dollars and $13 million to purchase Swedish Krona in exchange for U.S. dollars. As of December 31, 2005, forward foreign exchange contracts to purchase foreign currencies amounted to approximately $16 million. Of this amount, $4 million represented contracts to purchase British pounds in exchange for U.S. dollars and $12 million to purchase Swedish Krona in exchange for U.S. dollars.

Interest Rate Risk

        Vivendi maintains a centralized cash management pool from which Vivendi Games borrows and lends money on a daily basis. As such, significant amounts of cash balances are swept by Vivendi (see notes 2 and 11 to the Vivendi Games consolidated financial statements included elsewhere in this proxy statement) and Vivendi Games has not historically, nor currently entered into interest rate derivatives. Moreover, Vivendi Games does not consider its cash and cash equivalents to be exposed to significant interest rate risk because its cash and cash equivalent portfolio consists of highly liquid investments purchased with original maturities of three months or less.

QUARTERLY FINANCIAL INFORMATION FOR VIVENDI GAMES

        The following tables set forth unaudited quarterly information for each of the years in the two-year period ended December 31, 2006, and for the nine months ended September 30, 2007. In Vivendi Games' opinion, such unaudited quarterly information includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the nine months ended September 30, 2007, are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2007. The financial information for the years ended December 31, 2006 and 2005 is derived from Vivendi Games' audited financial statements.

        This selected information below is only a summary and you should read it together with Vivendi Games' historical financial statements and the notes related thereto included elsewhere in this proxy statement.

	For the Quarters Ended
	March 31, 2007	June 30, 2007	September 30, 2007	Nine Months Ended September 30, 2007
	(unaudited) (in thousands)
Net sales	$384,748	$283,771	$294,245	$962,764
Operating income	136,769	27,397	28,841	193,007
Net income	118,935	27,684	30,535	177,154

	For the Quarters Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Year Ended December 31, 2006
	(unaudited) (in thousands)
Net sales	$167,809	$195,404	$232,594	$421,849	$1,017,656
Operating income	33,203	24,599	34,145	30,494	122,441
Net income	43,519	26,822	35,635	33,304	139,280

	For the Quarters Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Year Ended December 31, 2005
	(unaudited) (in thousands)
Net sales	$127,867	$162,799	$198,803	$290,856	$780,325
Operating income (loss)	(3,358)	(1,815)	9,936	37,306	42,069
Net income (loss)	(7,466)	(5,915)	11,125	47,386	45,130

FUTURE STOCKHOLDER PROPOSALS

        Whether or not the transaction is completed, Activision will hold its regular annual meeting of stockholders in 2008. Pursuant to Rule 14a-8 under the Exchange Act, Activision stockholders may present proper proposals for inclusion in the proxy statement and for consideration at the 2008 annual meeting of stockholders by submitting their proposals to Activision in a timely manner. In order to be so included for the next annual meeting, stockholder proposals must be received by Activision no later than April 16, 2008 and must otherwise comply with the requirements of Rule 14a-8.

        In addition, Activision's bylaws establish an advance notice procedure with regard to nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder. To be presented at the 2008 annual meeting of stockholders without inclusion in Activision's proxy statement for such meeting, Activision's bylaws require that a stockholder's proposal must be in writing, set forth certain specified information relating to such stockholders and his or her nominations or business proposal, and be delivered to or mailed and received by Activision's Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the 2008 annual meeting of stockholders. However, in the event that less than seventy (70) days' notice or prior public disclosure of the date of the 2008 annual meeting is given or made to stockholders, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the 2008 annual meeting was mailed or such public disclosure was made, whichever occurs first.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominee record holders) to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

        Some brokers, banks or other nominee record holders may be participating in the practice of "householding" Activision's proxy materials. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive a separate copy of this proxy statement, or would like to receive separate proxy statements and annual reports of Activision in the future, or if you are receiving multiple copies of proxy statements and annual reports at an address shared with another stockholder and would like to participate in householding, please notify (a) your bank, broker or other nominee record holder if your shares are held in a brokerage account or (b) Activision if you hold your shares directly as an Activision stockholder of record. You can notify Activision by sending a written request to Activision, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: George Rose, Corporate Secretary, or by calling Activision's Investor Relations department at (310) 255-2000.

WHERE YOU CAN FIND MORE INFORMATION

        Activision files annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything that we file with the SEC may be read and copied at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings should also be available to the public from commercial document retrieval services and at the web site that the SEC maintains at http://www.sec.gov.

        You may obtain copies of documents that we file with the SEC from us without charge, excluding all exhibits, by requesting them in writing or by telephone at the following address:

Activision, Inc.
Attn.: Investor Relations
3100 Ocean Park Boulevard
Santa Monica, California 90405
Telephone: +1-310-255-2000

        We have provided all information contained in this proxy statement with respect to Activision and Merger Sub. Vivendi, VGAC, and Vivendi Games have each provided certain information contained in this proxy statement. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in this proxy statement (including any supplement hereto) to vote on the matters described herein. None of Activision, Merger Sub, Vivendi, VGAC or Vivendi Games have authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement. Neither the mailing of this proxy statement to stockholders nor the completion of the transaction will create any implication to the contrary.

        Information about Vivendi may be obtained from the documents Vivendi has filed with the Autorité des Marchés Financiers (French securities regulator) and which are also available in English on Vivendi's website (www.vivendi.com). Investors and security holders may obtain a free copy of documents filed by Vivendi with the Autorité des Marchés Financiers at www.amf-france.org, or directly from Vivendi. Information about Vivendi Games may be found on its website http://www.vivendi.com/corp/en/subsidiaries/index_games.php.

INDEX TO FINANCIAL STATEMENTS

ACTIVISION, INC.

Page No.
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets of Activision, Inc. and Subsidiaries as of September 30, 2007 and March 31, 2007	F-2
Consolidated Statements of Operations of Activision, Inc. and Subsidiaries for the Six Months Ended September 30, 2007 and September 30, 2006	F-3
Consolidated Statements of Cash Flows of Activision, Inc. and Subsidiaries for the Six Months Ended September 30, 2007 and September 30, 2006	F-4
Consolidated Statement of Changes in Shareholders' Equity of Activision, Inc. and Subsidiaries for the Six Months Ended September 30, 2007	F-5
Notes to Consolidated Financial Statements of Activision, Inc. and Subsidiaries	F-6
CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-30
Consolidated Balance Sheets of Activision, Inc. and Subsidiaries as of March 31, 2007 and March 31, 2006	F-31
Consolidated Statements of Operations of Activision, Inc. and Subsidiaries for Each of the Fiscal Years in the Three-Year Period Ended March 31, 2007	F-32
Consolidated Statements of Changes in Shareholders' Equity of Activision, Inc. and Subsidiaries for Each of the Fiscal Years in the Three-Year Period Ended March 31, 2007	F-33
Consolidated Statements of Cash Flows of Activision, Inc. and Subsidiaries for Each of the Fiscal Years in the Three-Year Period Ended March 31, 2007	F-34
Notes to Consolidated Financial Statements of Activision, Inc. and Subsidiaries for the Year Ended March 31, 2007	F-35
Schedule II—Activision, Inc. and Subsidiaries Valuation and Qualifying Accounts	F-77

VIVENDI GAMES, INC.

AUDITED AND UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Auditors	F-78
Consolidated Balance Sheets of Vivendi Games, Inc. as of September 30, 2007 (unaudited), December 31, 2006 and December 31, 2005	F-79
Consolidated Statements of Operations of Vivendi Games, Inc. for the Nine Months Ended September 30, 2007 and September 30, 2006 (unaudited) and for Each of the Years in the Three-Year Period Ended December 31, 2006	F-80
Consolidated Statements of Owner's Equity and Comprehensive Income of Vivendi Games, Inc. for Each of the Years in the Three-Year Period ended December 31, 2006 and the Nine Months Ended September 30, 2007 (unaudited)	F-81
Consolidated Statements of Cash Flows of Vivendi Games, Inc. for the Nine Months Ended September 30, 2007 and September 30, 2006 (unaudited) and for Each of the Years in the Three-Year Period Ended December 31, 2006	F-82
Notes to Consolidated Financial Statements of Vivendi Games, Inc.	F-83

Historical Financial Statements as of and for the Six Months Ended September 30, 2007

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2007	March 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$392,529	$384,409
Short-term investments	569,231	570,440
Accounts receivable, net of allowances of $106,619 and $91,418 at September 30, 2007 and March 31, 2007, respectively	109,725	148,694
Inventories	189,033	91,231
Software development	104,236	107,779
Intellectual property licenses	10,645	27,784
Deferred income taxes	60,032	51,564
Other current assets	31,453	19,332

Total current assets	1,466,884	1,401,233
Software development	40,433	23,143
Intellectual property licenses	71,145	72,490
Property and equipment, net	53,500	46,540
Deferred income taxes	38,252	48,791
Other assets	10,738	6,376
Goodwill	280,248	195,374

Total assets	$1,961,200	$1,793,947

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$158,059	$136,517
Accrued expenses and other liabilities	255,266	204,652

Total current liabilities	413,325	341,169
Other liabilities	18,325	41,246

Total liabilities	431,650	382,415
Commitments and contingencies (Note 12)
Shareholders' equity:
Preferred stock, $.000001 par value, 3,750,000 shares authorized, no shares issued at September 30, 2007 and March 31, 2007	—	—
Series A Junior Preferred stock, $.000001 par value, 1,250,000 shares authorized, no shares issued at September 30, 2007 and March 31, 2007	—	—
Common stock, $.000001 par value, 450,000,000 shares authorized, 289,072,399 and 283,310,734 shares issued and outstanding at September 30, 2007 and March 31, 2007, respectively	—	—
Additional paid-in capital	1,045,891	963,553
Retained earnings	456,301	427,777
Accumulated other comprehensive income	27,358	20,202

Total shareholders' equity	1,529,550	1,411,532

Total liabilities and shareholders' equity	$1,961,200	$1,793,947

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	For the six months ended September 30,
	2007	2006
Net revenues	$813,201	$376,241
Costs and expenses:
Cost of sales—product costs	369,225	235,997
Cost of sales—software royalties and amortization	116,679	28,609
Cost of sales—intellectual property licenses	47,012	14,272
Product development	65,982	51,233
Sales and marketing	120,580	68,729
General and administrative	73,176	48,260

Total costs and expenses	792,654	447,100

Operating income (loss)	20,547	(70,859)
Investment income, net	23,694	16,307

Income (loss) before income tax provision (benefit)	44,241	(54,552)
Income tax provision (benefit)	15,717	(11,941)

Net income (loss)	$28,524	$(42,611)

Basic earnings (loss) per share	$0.10	$(0.15)

Weighted average common shares outstanding	285,450	279,487

Diluted earnings (loss) per share	$0.09	$(0.15)

Weighted average common shares outstanding assuming dilution	312,510	279,487

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the six months ended September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$28,524	$(42,611)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income taxes	(1,327)	(70,149)
Realized gain on short-term investments	—	(2)
Depreciation and amortization	15,885	8,519
Loss on disposal of property and equipment	987	—
Amortization and write-offs of capitalized software development costs and intellectual property licenses(1)	99,560	26,283
Stock-based compensation expense(2)	15,029	10,740
Tax benefit of stock options and warrants exercised	9,199	5,888
Excess tax benefits from stock option exercises	(8,141)	(4,405)
Changes in operating assets and liabilities:
Accounts receivable	41,784	(57,194)
Inventories	(97,802)	(5,956)
Software development and intellectual property licenses	(88,775)	(84,630)
Other assets	(10,219)	1,377
Accounts payable	21,666	(11,984)
Accrued expenses and other liabilities	20,029	54,853

Net cash provided by (used in) operating activities	46,399	(169,271)

Cash flows from investing activities:
Capital expenditures	(15,253)	(7,540)
Proceeds from disposal of property and equipment	135	—
Cash payment to effect business combinations, net of cash acquired	(68,875)	(30,545)
Increase in restricted cash	(33,413)	(12,500)
Purchases of short-term investments	(378,727)	(147,278)
Proceeds from sales and maturities of short-term investments	414,233	180,993

Net cash used in investing activities	(81,900)	(16,870)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	30,262	11,922
Excess tax benefit from stock option exercises	8,141	4,405

Net cash provided by financing activities	38,403	16,327

Effect of exchange rate changes on cash	5,218	5,204

Net increase (decrease) in cash and cash equivalents	8,120	(164,610)
Cash and cash equivalents at beginning of period	384,409	354,331

Cash and cash equivalents at end of period	$392,529	$189,721

(1)
Excludes amortization of stock-based compensation expense.

(2)
Includes the net effects of capitalization and amortization of stock-based compensation expense.

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Six Months ended September 30, 2007

(Unaudited)

(In thousands)

	Common Stock				Accumulated Other Comprehensive Income
			Additional Paid-In Capital	Retained Earnings		Shareholders' Equity
	Shares	Amount
Balance, March 31, 2007	283,311	$—	$963,553	$427,777	$20,202	$1,411,532
Components of comprehensive income:
Net income	—	—	—	28,524	—	28,524
Unrealized appreciation on short-term investments, net of taxes	—	—	—	—	543	543
Foreign currency translation adjustment		—	—	—	6,613	6,613

Total comprehensive income						35,680

Issuance of common stock pursuant to employee stock options, employee stock purchase plans and employee bonuses	4,473	—	32,119	—	—	32,119
Issuance of common stock to effect business combination (see Note 4)	1,288	—	24,039	—	—	24,039
Stock based compensation expense related to employee stock options, restricted stock rights, and employee stock purchase plans	—	—	20,044	—	—	20,044
Tax benefit associated with options and warrants	—	—	9,199	—	—	9,199
Employee tender offer (see Note 13)	—	—	(3,063)	—	—	(3,063)

Balance, September 30, 2007	289,072	$—	$1,045,891	$456,301	$27,358	$1,529,550

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying Consolidated Financial Statements include the accounts of Activision, Inc. and its subsidiaries ("Activision" or "we"). The information furnished is unaudited and the adjustments included consist of only normal recurring adjustments that, in the opinion of management, are necessary to provide a fair statement of the results for the interim periods presented. The Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements for the fiscal year ended March 31, 2007 included in this proxy statement.

Software Development Costs and Intellectual Property Licenses

        Software development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products.

        We account for software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses both technical design documentation and game design documentation. For products where proven technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Prior to a product's release, we expense, as part of "cost of sales—software royalties and amortization," capitalized costs when we believe such amounts are not recoverable. Capitalized costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Amounts related to software development which are not capitalized are charged immediately to product development expense. We evaluate the future recoverability of capitalized amounts on a quarterly basis. The recoverability of capitalized software development costs is evaluated based on the expected performance of the specific products for which the costs relate. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based.

        Commencing upon product release, capitalized software development costs are amortized to "cost of sales—software royalties and amortization" based on the ratio of current revenues to total projected revenues, generally resulting in an amortization period of six months or less. For products that have been released in prior periods, we evaluate the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance.

        Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established, as well as in the ongoing assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than, and/or revised forecasted or actual costs are greater than, the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge.

        Intellectual property license costs represent license fees paid to intellectual property rights holders for use of their trademarks, copyrights, software, technology, or other intellectual property or

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (Continued)

proprietary rights in the development of our products. Depending upon the agreement with the rights holder, we may obtain the rights to use acquired intellectual property in multiple products over multiple years, or alternatively, for a single product.

        We evaluate the future recoverability of capitalized intellectual property licenses on a quarterly basis. The recoverability of capitalized intellectual property license costs is evaluated based on the expected performance of the specific products in which the licensed trademark or copyright is to be used. As many of our intellectual property licenses extend for multiple products over multiple years, we also assess the recoverability of capitalized intellectual property license costs based on certain qualitative factors such as the success of other products and/or entertainment vehicles utilizing the intellectual property, whether there are any future planned theatrical releases or television series based on the intellectual property, and the rights holder's continued promotion and exploitation of the intellectual property. Prior to the related product's release, we expense, as part of "cost of sales—intellectual property licenses," capitalized intellectual property costs when we believe such amounts are not recoverable. Capitalized intellectual property costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based.

        Commencing upon the related product's release, capitalized intellectual property license costs are amortized to "cost of sales—intellectual property licenses" based on the ratio of current revenues for the specific product to total projected revenues for all products in which the licensed property will be utilized. As intellectual property license contracts may extend for multiple years, the amortization of capitalized intellectual property license costs relating to such contracts may extend beyond one year. For intellectual property included in products that have been released, we evaluate the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance.

        Significant management judgments and estimates are utilized in the assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than, and/or revised forecasted or actual costs are greater than, the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge. Additionally, as noted above, as many of our intellectual property licenses extend for multiple products over multiple years, we also assess the recoverability of capitalized intellectual property license costs based on certain qualitative factors such as the success of other products and/or entertainment vehicles utilizing the intellectual property, whether there are any future planned theatrical releases or television series based on the intellectual property and the rights holder's continued promotion and exploitation of the intellectual property. Material differences may result in the amount and timing of charges for any period if management makes different judgments or utilizes different estimates in evaluating these qualitative factors.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (Continued)

Revenue Recognition

        We recognize revenue from the sale of our products upon the transfer of title and risk of loss to our customers, and once any performance obligations have been completed. Certain products are sold to customers with a street date (the earliest date these products may be sold by retailers). For these products we recognize revenue on the later of the street date or the sale date. Revenue from product sales is recognized after deducting the estimated allowance for returns and price protection. With respect to license agreements that provide customers the right to make multiple copies in exchange for guaranteed amounts, revenue is recognized upon delivery of a master copy. Per copy royalties on sales that exceed the guarantee are recognized as earned.

        Some of our software products provide limited online features at no additional cost to the consumer. Generally, we consider such features to be incidental to the overall product offering and an inconsequential deliverable. Accordingly, we do not defer any revenue related to products containing these limited online features. In instances where online features or additional functionality is considered a substantive deliverable in addition to the software product, the company contemplates such when determining the appropriate revenue recognition. This evaluation is performed for each software product when it is released. We determined that one of our software titles released this quarter, Enemy Territory: Quake Wars (which is primarily an online multiplayer PC game), contains online functionality that constitutes a more-than-inconsequential separate service deliverable in addition to the product, principally because of its importance to game play. As such, our performance obligations for this title extend beyond the sale of the game, which is unique compared to other prior titles. Vendor-specific objective evidence of fair value ("VSOE") does not exist for the online functionality, as we do not separately charge for this component of the title. As a result, we are recognizing all of the revenue from the sale of this title ratably over an estimated service period, which is estimated to be six months beginning the month after shipment. In addition, we are deferring the costs of sales for this title. Cost of sales includes: manufacturing costs, software royalties and amortization, and intellectual property licenses. Overall, online play functionality is still an emerging area for us. As we move forward, we will monitor this developing functionality and its significance for our products. Our assessment of our obligations with respect to this functionality and the resulting accounting may change in the future.

        With respect to online transactions, such as electronic downloads of titles or product add-ons, revenue is recognized when the fee is paid by the online customer to purchase online content and we are notified by the online retailer that the product has been downloaded. In addition, in order to recognize revenue for both product sales and licensing transactions, persuasive evidence of an arrangement must exist and collection of the related receivable must be probable.

        Sales incentives or other consideration given by us to our customers is accounted for in accordance with the Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)." In accordance with EITF Issue 01-9, sales incentives and other consideration that are considered adjustments of the selling price of our products, such as rebates and product placement fees, are reflected as reductions of revenue. Sales incentives and other consideration that represent costs incurred by us for assets or services received, such as the appearance of our products in a customer's national circular ad, are reflected as sales and marketing expenses.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (Continued)

Allowances for Returns, Price Protection, Doubtful Accounts, and Inventory Obsolescence

        In determining the appropriate unit shipments to our customers, we benchmark our titles using historical and industry data. We closely monitor and analyze the historical performance of our various titles, the performance of products released by other publishers, and the anticipated timing of other releases in order to assess future demands of current and upcoming titles. Initial volumes shipped upon title launch and subsequent reorders are evaluated to ensure that quantities are sufficient to meet the demands from the retail markets but at the same time, are controlled to prevent excess inventory in the channel.

        We may permit product returns from, or grant price protection to, our customers under certain conditions. In general, price protection refers to the circumstances when we elect to decrease the wholesale price of a product by a certain amount and, when granted and applicable, allows customers a credit against amounts owed by such customers to us with respect to open and/or future invoices. The conditions our customers must meet to be granted the right to return products or price protection are, among other things, compliance with applicable payment terms and consistent delivery to us of inventory and sell-through reports. We may also consider other factors, including the facilitation of slow-moving inventory and other market factors. Management must make estimates of potential future product returns and price protection related to current period product revenue. We estimate the amount of future returns and price protection for current period product revenue utilizing historical experience and information regarding inventory levels and the demand and acceptance of our products by the end consumer. The following factors are used to estimate the amount of future returns and price protection for a particular title: historical performance of titles in similar genres, historical performance of the hardware platform, historical performance of the brand, console hardware life cycle, Activision sales force and retail customer feedback, industry pricing, weeks of on-hand retail channel inventory, absolute quantity of on-hand retail channel inventory, our warehouse on-hand inventory levels, the title's recent sell-through history (if available), marketing trade programs, and competing titles. The relative importance of these factors varies among titles depending upon, among other items, genre, platform, seasonality, and sales strategy. Significant management judgments and estimates must be made and used in connection with establishing the allowance for returns and price protection in any accounting period. Based upon historical experience we believe our estimates are reasonable. However, actual returns and price protection could vary materially from our allowance estimates due to a number of reasons including, among others, a lack of consumer acceptance of a title, the release in the same period of a similarly themed title by a competitor, or technological obsolescence due to the emergence of new hardware platforms. Material differences may result in the amount and timing of our revenue for any period if factors or market conditions change or if management makes different judgments or utilizes different estimates in determining the allowances for returns and price protection. For example, a 1% change in our September 30, 2007 allowance for returns and price protection would impact net revenues by $1.0 million.

        Similarly, management must make estimates of the uncollectibility of our accounts receivable. In estimating the allowance for doubtful accounts, we analyze the age of current outstanding account balances, historical bad debts, customer concentrations, customer creditworthiness, current economic trends, and changes in our customers' payment terms and their economic condition, as well as whether we can obtain sufficient credit insurance. Any significant changes in any of these criteria would affect management's estimates in establishing our allowance for doubtful accounts.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (Continued)

        We value inventory at the lower of cost or market. We regularly review inventory quantities on hand and in the retail channel and record a provision for excess or obsolete inventory based on the future expected demand for our products. Significant changes in demand for our products would impact management's estimates in establishing our inventory provision.

Stock-Based Compensation Expense

        On April 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," ("SFAS No. 123R") which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to the Employee Stock Purchase Plan ("employee stock purchases") based on estimated fair values. SFAS No. 123R supersedes our previous accounting under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS No. 123R. We have applied the provisions of SAB 107 in our adoption of SFAS No. 123R.

        SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the measurement date using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Consolidated Statement of Operations. Stock-based compensation expense recognized under SFAS No. 123R for the six months ended September 30, 2007 was $15.0 million, and for the six months ended September 30, 2006 was $10.7 million. See Note 13 for additional information.

        Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in our Consolidated Statement of Operations for the six months ended September 30, 2007, included compensation expense for share-based payment awards granted prior to, but not yet vested as of April 1, 2006, based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS No. 123 and compensation expense for the share-based payment awards granted subsequent to April 1, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Stock-based compensation expense recognized in the Consolidated Statement of Operations is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        We estimate the value of employee stock options on the date of grant using a binomial-lattice model. For additional information, see Note 13. Our determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. Acquisitions

Bizarre Creations

        On September 26, 2007, we acquired 100% of Bizarre Creations Limited ("Bizarre Creations") for an aggregate purchase price of $67.4 million in cash. In addition, in the event that certain financial performance measures of Bizarre Creations' business over a certain period of time (currently estimated to be 5 years from fiscal 2008) exceeds specified target levels, the former shareholders of Bizarre Creations will be entitled to an additional amount of up to $40 million payable in shares of our common stock. The contingent consideration will be recorded as an addition to the purchase price if the specified target levels are met. Based in the United Kingdom ("UK"), Bizarre Creations is a video game developer focusing on the racing category with its multi-million unit selling franchise Project Gotham Racing, a series for the Microsoft Xbox ("Xbox") and the Microsoft Xbox360 ("Xbox360") platforms. Bizarre Creations has also developed and owns the Geometry Wars intellectual property. We expect that Bizarre Creations will play a role in our growth strategy as we develop intellectual property for the racing segment, expand our development capability and capacity for other genres and utilize Bizarre Creations' proprietary development technology.

        The results of operations of Bizarre Creations and the estimated fair market values of the acquired assets and liabilities have been included in the Consolidated Financial Statements since the date of acquisition. Pro forma consolidated statements of operations for this acquisition are not shown, as they would not differ materially from reported results. The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed, which for some intangible assets are approximated by using the straight-line method. Goodwill has been included in the publishing segment of our business and is amortized over 15 years for tax purposes.

Preliminary Purchase Price Allocation

        We accounted for this acquisition in accordance with SFAS No. 141, "Business Combinations" ("SFAS No. 141"). SFAS No. 141 addresses financial accounting and reporting for business combinations, requiring that the purchase method be used to account and report for all business combinations. The purchase price for the Bizarre Creations transaction was preliminarily allocated to assets acquired and liabilities assumed as set forth below (in thousands):

Current assets	$4,352
Property and equipment, net	2,203
Goodwill	55,833
Trademark, acquired contracts and other intangibles	9,500
Deferred tax liability	(1,876)
Other liabilities	(2,639)

Total consideration	$67,373

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. Acquisitions (Continued)

Purchased Intangible Assets

        The following table presents details of the purchased finite-lived intangible assets acquired in the Bizarre Creations acquisition (in thousands):

	Estimated Useful Life (in years)	Amount
Finite-lived intangibles:
Trademark	8	$1,100
Acquired contracts	0.5	2,800
Other intangibles	1 - 5	5,600

Total finite-lived intangibles		$9,500

        The following tables present details of our total purchased finite-lived intangible assets as of September 30, 2007 (in thousands):

	Gross	Accumulated Amortization	Net
Trademark	$1,100	$—	$1,100
Acquired contracts	2,800	—	2,800

Other intangibles	5,600	—	5,600

Total	$9,500	$—	$9,500

        The estimated future amortization expense of purchased finite-lived intangible assets as of September 30, 2007 is as follows (in thousands):

Fiscal year ending March 31,	Amount
2008 (remaining six months)	$3,500
2009	700
2010	1,153
2011	1,538
2012	1,538
Thereafter	1,071

Total	$9,500

DemonWare

        On May 11, 2007, Activision completed its acquisition of DemonWare, Ltd., a provider of network middleware technologies for console and personal computer ("PC") games headquartered in Dublin, Ireland. The acquisition is expected to enable Activision to gain efficiencies related to online game development and to position us to take advantage of the growth in online gameplay that is expected to be driven by the next-generation consoles. The acquisition is expected to be immaterial to fiscal 2008 earnings per share and cash flow. Additionally, pro forma consolidated statements of operations for this acquisition are not shown, as they would not differ materially from reported results.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. Inventories

        Inventories are valued at the lower of cost (first-in, first-out) or market. Our inventories consist of the following (amounts in thousands):

	September 30, 2007	March 31, 2007
Finished goods	$151,584	$89,048
Purchased parts and components	37,449	2,183

	$189,033	$91,231

4. Goodwill

        The changes in the carrying amount of goodwill for the six months ended September 30, 2007 are as follows (amounts in thousands):

	Publishing	Distribution	Total
Balance as of March 31, 2007	$189,342	$6,032	$195,374
Goodwill acquired during the period	58,609	—	58,609
Issuance of contingent consideration	25,703	—	25,703
Adjustment-prior period purchase allocation	(127)	—	(127)
Effect of foreign currency exchange rates	474	215	689

Balance as of September 30, 2007	$274,001	$6,247	$280,248

        Goodwill acquired during the period represents goodwill of $55.8 million and $2.8 million related to the acquisitions of Bizarre Creations and DemonWare, respectively. See Note 2 for additional information. Issuance of contingent consideration consists of additional purchase consideration related to the acquisition of RedOctane Inc. and Vicarious Visions Inc. for $22.6 million and $3.1 million, respectively, which was paid in shares of our common stock. Additional contingent purchase consideration of $3.1 million related to the acquisition of Vicarious Visions Inc. was earned on June 30, 2007 as a result of the achievement of certain sell through targets released during the second quarter of fiscal 2008. As a result, shares of our common stock with an aggregate value of $1.4 million were issued to the former stockholders of Vicarious Visions Inc. with the remaining $1.7 million accrued as of September 30, 2007.

5. Income Taxes

        The income tax provision of $15.7 million for the six months ended September 30, 2007 reflects our estimated effective income tax rate of 35.5% for the six months ended September 30, 2007.

        The income tax benefit of $11.9 million for the six months ended September 30, 2006 reflects our effective income tax rate of 35.5%, which differs from our effective tax rate of 21.9% for the year ended March 31, 2007 due to (1) an increase in the federal research and development credit for the full year ended March 31, 2007 over the amount originally anticipated for the year at September 30, 2006 due to the Congressional reinstatement of the federal R&D credit in quarter ended December 31, 2006; and (2) the elimination of the valuation allowance for research and development tax credits, partially offset by the nondeductible portion of annual cash bonuses determined in the three months

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

5. Income Taxes (Continued)

ended March 31, 2007 under Section 162(m), and the establishment of tax reserves for these credits and other deferred tax assets.

        We adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48 Accounting for Uncertainty in Income Taxes ("FIN 48") an interpretation of FASB Statement No. 109 ("SFAS 109") on April 1, 2007. As a result of the implementation of FIN 48, we recognized no material adjustment in the liability for unrecognized income tax benefits. At the adoption date of April 1, 2007, we had $65.5 million of unrecognized tax benefits, of which $26.2 million would affect our effective tax rate if recognized. The liability for unrecognized tax benefits was unchanged during the six months ended September 30, 2007.

        In addition, consistent with the provisions of FIN 48, we reclassified $15.6 million of income tax liabilities from current to non-current liabilities because payment of cash is not anticipated within one year of the balance sheet date. These non-current income tax liabilities are recorded in Other Liabilities in the Consolidated Balance Sheets.

        We recognize interest and penalties related to uncertain tax positions in income tax expense. As of April 1, 2007, we had approximately $296,000 of accrued interest related to uncertain tax positions. There were no material changes to the accrued interest expense related to estimated obligations for unrecognized tax benefits net of federal benefit during the period ended September 30, 2007.

        The tax years 2002 through 2007 remain open to examination by the major taxing jurisdictions to which we are subject, including U.S. and non-U.S. locations. We are currently under audit by the Internal Revenue Service and the California Franchise Tax Board, and it is possible that the current portion of our unrecognized tax benefits will significantly decrease within the next twelve months.

6. Software Development Costs and Intellectual Property Licenses

        As of September 30, 2007, capitalized software development costs included $102.5 million of internally developed software costs and $42.2 million of payments made to third-party software developers. As of March 31, 2007, capitalized software development costs included $94.3 million of internally developed software costs and $36.6 million of payments made to third-party software developers. Capitalized intellectual property licenses were $81.8 million and $100.3 million as of September 30, 2007 and March 31, 2007, respectively. Amortization and write-offs of capitalized software development costs and intellectual property licenses were $101.7 million and $26.3 million for the six months ended September 30, 2007 and 2006, respectively.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

7. Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)

Comprehensive Income (Loss)

        The components of comprehensive income (loss) for the six months ended September 30, 2007 and 2006 were as follows (amounts in thousands):

	Six months ended September 30,
	2007	2006
Net income (loss)	$28,524	$(42,611)
Other comprehensive income (loss):
Foreign currency translation adjustment	6,613	6,241
Unrealized appreciation (depreciation) on short-term investments, net of taxes	543	(10,035)

Other comprehensive income (loss)	7,156	(3,794)

Comprehensive income (loss)	$35,680	$(46,405)

Accumulated Other Comprehensive Income (Loss)

        For the six months ended September 30, 2007 the components of accumulated other comprehensive income (loss) were as follows (amounts in thousands):

	Foreign Currency	Unrealized Appreciation (Depreciation) on Investments	Accumulated Other Comprehensive Income
Balance, March 31, 2007	$21,070	$(868)	$20,202
Other comprehensive income	6,613	543	7,156

Balance, September 30, 2007	$27,683	$(325)	$27,358

        Other comprehensive income is presented net of tax benefits of $0.3 million related to unrealized appreciation on the Company's investments for the six months ended September 30, 2007. Income taxes were not provided for foreign currency translation items as these are considered indefinite investments in non-U.S. subsidiaries.

8. Investment Income, Net

        Investment income, net is comprised of the following (amounts in thousands):

	Six months ended September 30,
	2007	2006
Interest income	$23,755	$16,369
Interest expense	(61)	(64)
Net realized gain on investments	—	2

Investment income, net	$23,694	$16,307

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

9. Supplemental Cash Flow Information

        Non-cash investing and financing activities and supplemental cash flow information is as follows (amounts in thousands):

	Six months ended September 30,
	2007	2006
Non-cash investing and financing activities:
Subsidiaries acquired with common stock	$—	$30,000
Change in unrealized appreciation (depreciation) on short-term investments, net of taxes	543	(10,035)
Common stock issued related to acquisition	24,039	—
Common stock issuable related to acquisition	—	39,000
Common stock issued related to employee bonuses	1,857	—
Adjustment—prior period purchase allocation	(127)	46
Supplemental cash flow information:
Cash paid for income taxes	$2,806	$5,456
Cash paid for interest	42	63

10. Operations by Reportable Segments and Geographic Area

        Based upon our organizational structure, we operate two business segments: (i) publishing of interactive entertainment software and peripherals and (ii) distribution of interactive entertainment software and hardware products.

        Publishing refers to the development, marketing and sale of products, either directly, by license or through our affiliate label program with certain third-party publishers. In the United States and Canada, we primarily sell our products on a direct basis to mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores. We conduct our international publishing activities through offices in the United Kingdom ("UK"), Germany, France, Italy, Spain, Australia, Sweden, the Netherlands, Canada, South Korea, and Japan where products are sold on a direct-to-retail basis and through third-party distribution and licensing arrangements and through our wholly owned distribution subsidiaries.

        Distribution refers to our operations in the UK, the Netherlands, and Germany that provide logistical and sales services to third-party publishers of interactive entertainment software, our own publishing operations and manufacturers of interactive entertainment hardware.

        Resources are allocated to each of these segments using information on their respective net revenues and operating profits before interest and taxes.

        The accounting policies of these segments are the same as those described in the "Summary of Significant Accounting Policies" in our Annual Report on Form 10-K for the year ended March 31, 2007. Revenue derived from sales between segments is eliminated in consolidation.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

10. Operations by Reportable Segments and Geographic Area (Continued)

        Information on the reportable segments for the six months ended September 30, 2007 and 2006 is as follows (amounts in thousands):

	Six months ended September 30, 2007
	Publishing	Distribution	Total
Total segment revenues	$682,981	$130,220	$813,201
Revenues from sales between segments	(43,356)	43,356	—

Revenues from external customers	$639,625	$173,576	$813,201

Operating income	$19,449	$1,098	$20,547

Total assets	$1,808,494	$152,706	$1,961,200

	Six months ended September 30, 2006
	Publishing	Distribution	Total
Total segment revenues	$260,166	$116,075	$376,241
Revenues from sales between segments	(19,352)	19,352	—

Revenues from external customers	$240,814	$135,427	$376,241

Operating loss	$(68,125)	$(2,734)	$(70,859)

Total assets	$1,429,824	$103,205	$1,533,029

        Geographic information for the six months ended September 30, 2007 and 2006 is based on the location of the selling entity. Revenues from external customers by geographic region were as follows (amounts in thousands):

	Six months ended September 30,
	2007	2006
North America	$471,340	$173,863
Europe	316,539	189,588
Other	25,322	12,790

Total	$813,201	$376,241

        Revenues by platform were as follows (amounts in thousands):

	Six months ended September 30,
	2007	2006
Console	$642,358	$236,450
Hand-held	133,472	91,371
PC	37,371	48,420

Total	$813,201	$376,241

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

10. Operations by Reportable Segments and Geographic Area (Continued)

        We had two customers that accounted for 18% and 13% of consolidated net revenues for the six months ended September 30, 2007, respectively. These customers accounted for 13% and 5% of consolidated accounts receivable, gross at September 30, 2007, respectively. These customers were customers of both our publishing and distribution businesses. We had one customer that accounted for 25% of consolidated net revenues for the six month period ended September 30, 2006, and 19% of consolidated gross accounts receivable at September 30, 2006. This customer was a customer of both our publishing and distribution businesses.

11. Computation of Earnings (Loss) Per Share

        The following table sets forth the computations of basic and diluted earnings (loss) per share (amounts in thousands, except per share data):

	Six months ended September 30,
	2007	2006
Numerator:
Numerator for basic and diluted earnings (loss) per share—income (loss) available to common shareholders	$28,524	$(42,611)

Denominator:
Denominator for basic earnings (loss) per share—weighted-average common shares outstanding	285,450	279,487

Effect of dilutive securities:
Employee stock options, employee stock purchase plans, and restricted stock units	23,709	—
Warrants to purchase common stock and other dilutive common stock equivalents	3,351	—

Potential dilutive common shares	27,060	—

Denominator for diluted earnings (loss) per share—weighted-average common shares outstanding assuming dilution	312,510	279,487

Basic earnings (loss) per share	$0.10	$(0.15)

Diluted earnings (loss) per share	$0.09	$(0.15)

        Options and restricted stock units to purchase 4.1 million and 34.0 million shares of our common stock for the six months ended September 30, 2007 and 2006, respectively, were not included in the calculations of diluted earnings per share because their effect would be antidilutive.

12. Commitments and Contingencies

Credit Facilities

        We have revolving credit facilities with our Centresoft subsidiary located in the UK (the "UK Facility") and our NBG subsidiary located in Germany (the "German Facility"). The UK Facility provided Centresoft with the ability to borrow up to GBP 12.0 million ($24.5 million), including issuing

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

12. Commitments and Contingencies (Continued)

letters of credit, on a revolving basis as of September 30, 2007. The UK Facility bore interest at LIBOR plus 2.0% as of September 30, 2007, is collateralized by substantially all of the assets of the subsidiary and expires in January 2008. The UK Facility also contains various covenants that require the subsidiary to maintain specified financial ratios related to, among others, fixed charges. The German Facility provided for revolving loans up to EUR 0.5 million ($0.7 million) as of September 30, 2007, bore interest at a Eurocurrency rate plus 2.5%, is collateralized by certain of the subsidiary's property and equipment and has no expiration date. No borrowings were outstanding against the UK Facility and the German Facility as of September 30, 2007.

        As of September 30, 2007, we maintained a $40.0 million irrevocable standby letter of credit. The standby letter of credit is required by one of our inventory manufacturers to qualify for payment terms on our inventory purchases. Under the terms of this arrangement, we are required to maintain on deposit with the bank a compensating balance, restricted as to use, of not less than the sum of the available amount of the letter of credit plus the aggregate amount of any drawings under the letter of credit that have been honored thereunder but not reimbursed. At September 30, 2007, the $40.0 million deposit is included in short-term investments as restricted cash. No borrowings were outstanding as of September 30, 2007.

        As of September 30, 2007, our publishing subsidiary located in the UK maintained a EUR 4.0 million ($5.7 million) irrevocable standby letter of credit. The standby letter of credit is required by one of our inventory manufacturers to qualify for payment terms on our inventory purchases. The standby letter of credit does not require a compensating balance and is collateralized by substantially all of the assets of the subsidiary and expires in February 2008. No borrowings were outstanding as of September 30, 2007.

Commitments

        In the normal course of business, we enter into contractual arrangements with third parties for non-cancelable operating lease agreements for our offices, for the development of products, and for the rights to intellectual property. Under these agreements, we commit to provide specified payments to a lessor, developer or intellectual property holder, as the case may be, based upon contractual arrangements. The payments to third-party developers are generally conditioned upon the achievement by the developers of contractually specified development milestones. Further, these payments to third-party developers and intellectual property holders typically are deemed to be advances and are recoupable against future royalties earned by the developer or intellectual property holder based on the sale of the related game. Additionally, in connection with certain intellectual property right acquisitions and development agreements, we will commit to spend specified amounts for marketing support for the related game(s) which is to be developed or in which the intellectual property will be utilized. Assuming all contractual provisions are met, the total future minimum commitments for these and

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

12. Commitments and Contingencies (Continued)

other contractual arrangements in place as of September 30, 2007, are scheduled to be paid as follows (amounts in thousands):

	Contractual Obligations(1)
	Facility and Equipment Leases	Developer and IP	Marketing	Total
Fiscal year ending March 31,
2008 (remaining six months)	$9,268	$29,080	$8,741	$47,089
2009	19,265	55,572	46,015	120,852
2010	17,454	23,036	11,100	51,590
2011	15,045	30,586	13,100	58,731
2012	10,772	16,586	—	27,358
Thereafter	41,879	47,587	—	89,466

Total	$113,683	$202,447	$78,956	$395,086

(1)
We have omitted FIN 48 liabilities from this table due to the inherent uncertainty regarding the timing of potential issue resolution. Specifically, either (a) the underlying positions have not been fully enough developed under audit to quantify at this time or, (b) the years relating to the issues for certain jurisdictions are not currently under audit. At the adoption date of April 1, 2007, the Company had $65.5 million of unrecognized tax benefits.

Compensation Guarantee

        In June 2005, we entered into an employment agreement with the President and Chief Executive Officer of Activision Publishing, Inc., a wholly owned subsidiary of the Company and Company's principal operating subsidiary, containing a guarantee related to his total compensation. The agreement guarantees that, if on May 15, 2010 his total compensation and any severance payments received by him has not exceeded $20.0 million, we will make a payment for the amount of the shortfall. The $20.0 million guarantee will be recognized as compensation expense over the term of the employment agreement and consists of salary payments, bonus payments, restricted stock expense, stock option expense, and an accrual for any anticipated remaining portion of the guarantee. The remaining portion of the guarantee is accrued over the term of the agreement in "Other liabilities" and will remain accrued until the end of the employment agreement, at which point it will be used to make a payment for any shortfall or reclassified into shareholders' equity.

Legal Proceedings

        In July 2006, individuals and/or entities claiming to be stockholders of the Company filed derivative lawsuits, purportedly on behalf of the Company, against certain current and former members of the Company's Board of Directors as well as several current and former officers of the Company. Three derivative actions have been filed in Los Angeles Superior Court: Vazquez v. Kotick, et al., L.A.S.C. Case No. BC355327 (filed July 12, 2006); Greuer v. Kotick, et al. L.A.S.C. Case No. SC090343 (filed July 12, 2006); and Amalgamated Bank v. Baker, et al., L.A.S.C. Case No. BC356454 (filed August 3, 2006). These actions have been consolidated by the court under the caption In re Activision Shareholder Derivative Litigation, L.A.S.C. Master File No. SC090343 (West, J.). Two derivative actions

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

12. Commitments and Contingencies (Continued)

have been filed in the United States District Court for the Central District of California: Pfeiffer v. Kotick, et al., C.D. Cal. Case No. CV06-4771 MRP (JTLx) (filed July 31, 2006); and Hamian v. Kotick, et al., C.D. Cal. Case No. CV06-5375 MRP (JLTx) (filed August 25, 2006). These actions have also been consolidated, under the caption In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV06-4771 MRP (JTLx) (Pfaelzer, J.). The consolidated complaints allege, among other things, purported improprieties in the Company's issuance of stock options. Plaintiffs seek various relief on behalf of the Company, including damages, restitution of benefits obtained from the alleged misconduct, equitable relief, including an accounting and rescission of option contracts; and various corporate governance reforms. The Company expects that defense expenses associated with the matters will be covered by its directors and officers insurance, subject to the terms and conditions of the applicable policies.

        On May 24, 2007, the Superior Court granted the Company's motion to stay the state action. The court's order stays the action pending the resolution of motions to dismiss in the federal action, but is without prejudice to any party's right to seek modification of the stay upon a showing of good cause, including a showing that matters may be addressed in the Superior Court without the potential for conflict with or duplication of the federal court proceedings. On July 13, 2007, Plaintiffs filed their second amended complaint, which alleges substantially the same claims as the previous complaints, with new allegations related to Plaintiffs' standing, recent public facts and additional analyses. The parties are briefing the threshold issues and a hearing on them is scheduled for November 7, 2007.

        The Company filed motions to dismiss in the federal action on June 1, 2007. A hearing on the motions has been continued to December 3, 2007.

        The Company was also informed that, on June 1, 2007, a derivative case, Abdelnur vs. Kotick et al., was filed in the United States District Court for the Central District of California, C.D. Case No. CV07-3575 AHM (PJWx), by the same law firm that previously filed the Hamian case, alleging substantially the same claims. The action has now been consolidated with the existing federal consolidated action and the motions to dismiss filed June 1, 2007 have been deemed to have also been filed in response to the Abdelnur complaint.

        On July 18, 2007, the Company was informed that another derivative case, Scarborough v. Kotick et al., was filed in the United States District Court for the Central District of California, Case No. CV07-4602 SVW (PLAx), also by the same law firm that previously filed the Hamian case, alleging substantially the same claims. This action has been consolidated with the federal consolidated case. The parties attended a mediation related to the consolidated federal case on November 1, 2007.

        On July 24, 2006, the Company received a letter of informal inquiry from the SEC requesting certain documents and information relating to the Company's historical stock option grant practices. Thereafter, the SEC issued a formal order of non-public investigation, pursuant to which it has subpoenaed documents from the Company related to the investigation, and has subpoenaed testimony and documents from certain current and former directors, officers and employees of the Company.

        The Company is cooperating with the SEC's investigation, and representatives of the special subcommittee of independent members of our Board of Directors established in July 2006 to review our historical stock option granting practices (the "Special Subcommittee") and its legal counsel have met with members of the staff of the SEC on several occasions, in person and by telephone (as has the Company's outside legal counsel), to discuss the progress of the Special Subcommittee's investigation

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

12. Commitments and Contingencies (Continued)

and to brief the SEC staff on the Special Subcommittee's findings and recommendations. A representative of the U.S. Department of Justice has attended certain of these meetings and requested copies of certain documents that we have provided to the staff of the SEC. At this time, the Company has not received any grand jury subpoenas or written requests from the Department of Justice.

        In addition, we are party to other routine claims and suits brought by us and against us in the ordinary course of business, including disputes arising over the ownership of intellectual property rights, contractual claims, employment laws, regulations and relationships, and collection matters. In the opinion of management, after consultation with legal counsel, the outcome of such routine claims and lawsuits will not have a material adverse effect on our business, financial condition, results of operations, or liquidity.

13. Stock-Based Compensation and Employee Benefit Plans

Equity Incentive Plans

        On July 30, 2007, our Board of Directors adopted the Activision 2007 Incentive Plan (the "2007 Plan"), subject to shareholder approval, and reserved 15,000,000 shares for issuance thereunder and, on September 27, 2007, the 2007 Plan was approved by our shareholders and became effective. The 2007 Plan authorizes the Compensation Committee of our Board of Directors to provide equity-based compensation in the form of stock options, share appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other performance- or value-based awards structured by the Compensation Committee within parameters set forth in the 2007 Plan, including custom awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock, or factors that may influence the value of our common stock or that are valued based on our performance or the performance of any of our subsidiaries or business units or other factors designated by the Compensation Committee, as well as incentive bonuses, for the purpose of providing incentives and rewards for superior performance to the directors, officers, employees of, and consultants to, Activision and its subsidiaries.

        While the Compensation Committee has broad discretion to create equity incentives, our equity-based compensation program currently primarily utilizes a combination of options, restricted stock and restricted stock units. Such awards generally have time-based vesting schedules, vesting annually over periods of three to five years, or vest in their entirety on an anniversary of date of grant, subject to possible earlier vesting if certain performance measures are met, and all such awards which are options generally expire ten years from the grant date. Under the terms of the 2007 Plan, the exercise price for the options, must be equal to or greater than the closing price per share of our common stock on the date the award is granted, as reported on the NASDAQ.

        Upon the effective date of the 2007 Plan, we ceased to make awards under the following equity incentive plans (collectively, the "Rolled-Up Plans"), although such plans will remain in effect and continue to govern outstanding awards: (i) Activision, Inc. 1998 Incentive Plan, as amended; (ii) Activision, Inc. 1999 Incentive Plan, as amended; (iii) Activision, Inc. 2001 Incentive Plan, as amended; (iv) Activision, Inc. 2002 Incentive Plan, as amended; (v) Activision, Inc. 2002 Executive Incentive Plan, as amended; (vi) Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended; and (vii) Activision, Inc. 2003 Incentive Plan, as amended.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

13. Stock-Based Compensation and Employee Benefit Plans (Continued)

        The number of shares available for issuance under the 2007 Plan was increased by an additional 2,685,577 shares of our common stock to reflect the shares reserved for issuance but not subject to outstanding awards under the Rolled-Up Plans at the time the 2007 Plan became effective. Additionally, the number of shares of our common stock reserved for issuance under the 2007 Plan may be further increased from time to time by: (i) the number of shares relating to awards outstanding under any Rolled-Up Plan that: (a) expire, or are forfeited, terminated or cancelled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our common stock, for awards not involving our common stock; and (ii) if the exercise price of any option outstanding under any Rolled-Up Plan is, or the tax withholding requirements with respect to any award outstanding under any Rolled-Up Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares. As of September 30, 2007, we had approximately 17.7 million shares of our common stock reserved for future issuance under the 2007 Plan. Shares issued in connection with awards made under the 2007 Plan are generally issued as new stock issuances.

Restricted Stock Units and Restricted Stock

        We grant restricted stock units and restricted stock (collectively referred to as "restricted stock rights") under the 2007 Plans to employees around the world. Restricted stock units entitle the holders thereof to receive shares of our common stock at the end of a specified period of time. Restricted stock is issued and outstanding upon grant; however, restricted stock holders are restricted from selling the shares until they vest. Upon vesting of restricted stock rights, we may withhold shares otherwise deliverable to satisfy tax withholding requirements. Restricted stock rights are subject to forfeiture and transfer restrictions. Vesting for restricted stock rights is based upon the holders' continued employment with us. If the vesting conditions are not met, unvested restricted stock rights will be forfeited.

        During the first quarter of fiscal 2008, we issued restricted stock rights of 8,000 shares to an employee with a total grant date fair value of $163,000. During the second quarter of fiscal 2008, we issued restricted stock rights of 75,333 shares to employees with a total grant date fair value of $1,513,000. The value of the shares is based on the closing market price of our common stock on the date of grant. In accordance with SFAS No. 123R, we will recognize compensation expense and increase additional paid in capital related to restricted stock rights over the requisite service period. For the six months ended September 30, 2007, we recorded expenses related to total restricted stock rights of approximately $879,000. For the six months ended September 30, 2006, we recorded expenses related to total restricted stock rights of approximately $350,000. Since the issuance dates, we have recognized $2.3 million of the $6.4 million total fair value, with the remainder to be recognized over a weighted-average period of 1.72 years.

Non-Plan Employee Stock Options

        In connection with prior employment agreements between Activision and Robert A. Kotick, Activision's Chairman and Chief Executive Officer, and Brian G. Kelly, Activision's Co-Chairman, Mr. Kotick and Mr. Kelly were granted options to purchase our common stock. The Board of Directors approved the granting of these options. As of September 30, 2007, options to purchase approximately 8,304,800 shares under such grants were outstanding with a weighted-average exercise price of $1.74.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

13. Stock-Based Compensation and Employee Benefit Plans (Continued)

Employee Stock Purchase Plan

        Effective October 1, 2005, the Board of Directors approved the Activision, Inc. Third Amended and Restated 2002 Employee Stock Purchase Plan and the Activision, Inc. Second Amended and Restated 2002 Employee Stock Purchase Plan for International Employees (together, the "ESPP"). Under the ESPP, up to an aggregate of 4,000,000 shares of our common stock may be purchased by eligible employees during two six-month offering periods that commence each April 1 and October 1 (the "Offering Period"). Common stock is purchased by the ESPP participants at a price per share generally equal to 85% of the lower of the fair market value of our common stock on the first day of the Offering Period and the fair market value of our common stock on the purchase date (the last day of the Offering Period). Employees may purchase shares having a value not exceeding 15% of their gross compensation during an Offering Period and are limited to a maximum of $10,000 in value for any two purchases within the same calendar year. On June 13, 2007, employees purchased 228,242 shares of our common stock at a purchase price of $12.835 per share. On September 28, 2007, the most recent purchase date, employees purchased 126,008 shares of our common stock at a purchase price of $16.099 per share. As of September 30, 2007, we had approximately 1.2 million shares of our common stock reserved for future issuance under the ESPP. Shares issued in connection with purchases made under the ESPP are generally issued as new stock issuances.

Non-Employee Warrants

        In prior years, we have granted stock warrants to third parties in connection with the development of software and the acquisition of licensing rights for intellectual property. The warrants generally vest upon grant and are exercisable over the term of the warrant. The exercise price of third-party warrants is generally greater than or equal to the fair market value of our common stock at the date of grant. No third-party warrants were granted during the quarters or six months ended September 30, 2007 and 2006. As of September 30, 2007 and 2006, respectively, third-party warrants to purchase 919,800 and 936,000 shares of our common stock were outstanding with a weighted-average exercise price of $4.59 and $4.54 per share, respectively.

        In accordance with EITF 96-18, we measure the fair value of the securities on the measurement date. The fair value of each warrant is capitalized and amortized to expense when the related product is released and the related revenue is recognized. Additionally, as more fully described in Note 1, the recoverability of capitalized software development costs and intellectual property licenses is evaluated on a quarterly basis with amounts determined as not recoverable being charged to expense. In connection with the evaluation of capitalized software development costs and intellectual property licenses, any capitalized amounts for related third-party warrants are additionally reviewed for recoverability with amounts determined as not recoverable being amortized to expense. As of March 31, 2006, capitalized amounts of third-party warrants had been fully amortized.

Employee Retirement Plan

        We have a retirement plan covering substantially all of our eligible employees. The retirement plan is qualified in accordance with Section 401(k) of the Internal Revenue Code. Under the plan, employees may defer up to 92% of their pre-tax salary, up to the maximum amount allowed by law. We contribute an amount equal to 20% of each dollar contributed by a participant. Our matching contribution to the plan was approximately $867,600 during the six months ended September 30, 2007.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

13. Stock-Based Compensation and Employee Benefit Plans (Continued)

Our matching contribution to the plan was approximately $744,200 during the six months ended September 30, 2006.

        The following table sets forth the total stock-based compensation expense resulting from stock options, restricted stock rights, and ESPP included in our Consolidated Statements of Operations for the six months ended September 30, 2007 and 2006 (in thousands):

Six Months Ended September 30, 2007
Cost of sales—software royalties and amortization	$2,093
Product development	3,921
Sales and marketing	3,639
General and administrative	5,376

Stock-based compensation expense before income taxes	15,029
Income tax benefit	(5,876)

Total stock-based compensation expense after income taxes	$9,153

Six Months Ended September 30, 2006
Cost of sales—software royalties and amortization	$36
Product development	2,670
Sales and marketing	1,929
General and administrative	6,105

Stock-based compensation expense before income taxes	10,740
Income tax benefit	(4,199)

Total stock-based compensation expense after income taxes	$6,541

        Additionally, stock option expenses are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" as discussed in Note 1. The following table summarizes stock option expense included in our Consolidated Balance Sheets as a component of software development (in thousands):

Software Development
Balance, March 31, 2007	$6,566
Stock-based compensation expense capitalized during period	8,141
Amortization of capitalized stock-based compensation expense	(2,093)

Balance, September 30, 2007	$12,614

        Net cash proceeds from the exercise of stock options were $30.3 million for the six months ended September 30, 2007. Net cash proceeds from the exercise of stock options were $11.9 million for the six months ended September 30, 2006. Income tax benefit from stock option exercises was $9.2 million for the six months ended September 30, 2007. Income tax benefit from stock option exercises was $5.9 million for the six months ended September 30, 2006. In accordance with SFAS No. 123R, we

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

13. Stock-Based Compensation and Employee Benefit Plans (Continued)

present excess tax benefits from the exercise of stock options, if any, as financing cash flows rather than operating cash flows.

        Consistent with SFAS No. 123R, data input into our model reflects expected future changes during the option's contractual term. The inputs required by our binomial lattice model include expected volatility, risk-free interest rate, risk-adjusted stock return, dividend yield, contractual term, and vesting schedule, as well as measures of employees' forfeiture, exercise, and post-vesting termination behavior. Statistical methods were used to estimate termination rates for specific types of employees. These termination rates, in turn, were used to model the number of options that are expected to vest and post-vesting termination behavior. Employee-type-specific estimates of Expected Time-To-Exercise ("ETTE") were used to reflect employee exercise behavior. ETTE was estimated by using statistical procedures to first estimate the conditional probability of exercise occurring during each time period, conditional on the option surviving to that time period. These probabilities are then used to estimate ETTE. The model was calibrated by adjusting parameters controlling exercise and post-vesting termination behavior so that the measures output by the model matched values of these measures that were estimated from historical data. The weighted-average estimated value of employee stock options granted during the six months ended September 30, 2007 and 2006 was $8.26 and $5.44 per share, respectively, using the binomial-lattice model with the following weighted-average assumptions:

	Employee and Director Options and Warrants		Employee Stock Purchase Plan
	Six Months Ended		Six Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Expected term (in years)	5.43	4.67	0.5	0.5
Risk-free interest rate	4.81%	5.04%	5.07%	4.68%
Volatility	50.90%	54.33%	34.58%	41.40%
Dividend yield	—	—	—	—
Weighted-average fair value at grant date	$8.26	$5.44	$4.58	$3.55

        To estimate volatility for the binomial-lattice model, we use methods or capabilities that are discussed in SFAS No. 123R and SAB No. 107. These methods included the implied volatility method based upon the volatilities for exchange-traded options on our stock to estimate short-term volatility, the historical method (annualized standard deviation of the instantaneous returns on Activision's stock) during the option's contractual term to estimate long-term volatility and a statistical model to estimate the transition or "mean reversion" from short-term volatility to long-term volatility. Based on these methods, for options granted during the six months ended September 30, 2007, the expected stock price volatility ranged from 39.08% to 52.65%, with a weighted-average volatility of 50.90% for options granted during the quarter ended September 30, 2007. For options granted during the six months ended September 30, 2006, the expected stock price volatility ranged from 42.67% to 55.99%, with a weighted-average volatility of 54.33%.

        As was the case for volatility, the risk-free rate is assumed to change during the option's contractual term. Consistent with the calculation required by a binomial lattice model, the risk-free rate reflects the interest from one time period to the next ("forward rate") as opposed to the interest rate from the grant date to the given time period ("spot rate"). Since we do not currently pay dividends and are not expected to pay them in the future, we have assumed that the dividend yield is zero.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

13. Stock-Based Compensation and Employee Benefit Plans (Continued)

        The expected life of employee stock options represents the weighted-average period the stock options are expected to remain outstanding and is, as required by SFAS No. 123R, an output by the binomial-lattice model. The expected life of employee stock options depends on all of the underlying assumptions and calibration of our model. A binomial-lattice model can be viewed as assuming that employees will exercise their options when the stock price equals or exceeds an exercise boundary. The exercise boundary is not constant but continually declines as one approaches the option's expiration date. The exact placement of the exercise boundary depends on all of the model inputs as well as the measures that are used to calibrate the model to estimated measures of employees' exercise and termination behavior.

        Stock-based compensation expense recognized in the Consolidated Statement of Operations is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Accuracy of Fair Value Estimates

        The Company uses third-party analyses to assist in developing the assumptions used in the binomial lattice model, including model inputs and measures of employees' exercise and post-vesting termination behavior. However, we are responsible for the assumptions used to estimate the fair value of our share-based payment awards.

        Our ability to accurately estimate the fair value of share-based payment awards as of the grant date depends upon the accuracy of the model and our ability to accurately forecast model inputs as long as ten years into the future. These inputs include, but are not limited to, expected stock price volatility, risk-free rate, dividend yield, and employee termination rates. Although the fair value of employee stock options is determined in accordance with SFAS No. 123R and SAB 107 using an option-pricing model, the estimates that are produced by this model may not be indicative of the fair value observed between a willing buyer/willing seller. Unfortunately, it is difficult to determine if this is the case, because markets do not currently exist that permit the active trading of employee stock option and other share-based instruments.

        Stock option activity for the six months ended September 30, 2007 is as follows (in thousands, except per share amounts):

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2007	49,429	$7.18
Granted	8,270	18.92
Exercised	(3,682)	6.88
Forfeited	(1,174)	10.75

Outstanding at September 30, 2007	52,843	$9.03	6.08	$663,699

Exercisable at September 30, 2007	32,346	$5.27	4.45	$527,808

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

13. Stock-Based Compensation and Employee Benefit Plans (Continued)

        The aggregate intrinsic value in the table above represents the total pretax intrinsic value (i.e., the difference between our closing stock price on the last trading day of our second quarter of fiscal 2008 and the exercise price, times the number of shares) that would have been received by the option holders had all option holders exercised their options on September 30, 2007. This amount changes based on the fair market value of our common stock. Total intrinsic value of options exercised is $46.4 million for the six months ended September 30, 2007. Total intrinsic value of options exercised is $16.7 million for the six months ended September 30, 2006.

        As of September 30, 2007, $69.7 million of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted-average period of 1.8 years.

        On June 8, 2007, with respect to unexercised options subject to Section 409A of the Internal Revenue Code held by employees who are not executive officers, Activision commenced an offer to amend the exercise price of these options to eliminate the grantee's Section 409A tax liability consistent with Internal Revenue Service guidance. Pursuant to the offer, which closed on July 6, 2007, the Company will make a cash payment in January 2008 to employees who have accepted the offer, totaling approximately $4.1 million, which represents the difference between the original exercise price of each amended option and the amended exercise price of each amended option. The offer with respect to all eligible options is considered a modification of those options for financial reporting purposes. Pursuant to the accounting standards in effect under SFAS No. 123R, the incremental fair value of approximately $1 million, created as a result of cash payments that become payable pursuant to the terms of the offer, was recognized as compensation expense at the expiration of the offer period on July 6, 2007.

14. Selected Quarterly Operating Results

        Our quarterly operating results have in the past varied significantly and will likely vary significantly in the future, depending on numerous factors, several of which are not under our control. See the section entitled "Risk Factors" in this proxy statement. Our business also has experienced and is expected to continue to experience significant seasonality, largely due to consumer buying patterns and our product release schedule focusing on those patterns. Net revenues typically are significantly higher during the fourth calendar quarter, primarily due to the increased demand for consumer software during the year-end holiday buying season. Accordingly, we believe that period to period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

14. Selected Quarterly Operating Results (Continued)

        The following table is a comparative breakdown of our unaudited quarterly results for the immediately preceding two quarters (amounts in thousands, except per share data):

	For the quarters ended
	June 30, 2007	Sept. 30, 2007
Net revenues	$495,455	$317,746
Cost of sales	327,960	204,956
Operating income (loss)	30,092	(9,545)
Net income (loss)	27,826	698
Basic earnings (loss) per share(1)	0.10	0.00
Diluted earnings (loss) per share(1)	0.09	0.00

15. Impact of Recently Issued Accounting Standards

        In September 2006, the FASB issued Statement No. 157 ("SFAS No. 157"), Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We do not expect that the adoption of SFAS No. 157 will have a material effect on our financial position or results of operations.

        In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The provisions of SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007. We are evaluating if we will adopt the fair value option of SFAS No. 159 and what impact the adoption will have on our Consolidated Financial Statements if we adopt.

        In June 2007, the FASB ratified the Emerging Issues Task Force's ("EITF") consensus conclusion on EITF 07-03, "Accounting for Advance Payments for Goods or Services to Be Used in Future Research and Development." EITF 07-03 addresses the diversity which exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Under this conclusion, an entity is required to defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF 07-03 is effective for interim or annual reporting periods in fiscal years beginning after December 15, 2007 and requires prospective application for new contracts entered into after the effective date. We do not expect the adoption of EITF 07-03 to have a material impact on our Consolidated Financial Statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Activision, Inc.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity and cash flows, present fairly, in all material respects, the financial position of Activision, Inc. and its subsidiaries (the "Company") at March 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2007 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule, Schedule II, presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the consolidated financial statements the Company changed the manner to which it accounts for share-based compensation in fiscal 2007.

PricewaterhouseCoopers LLP
Los Angeles, California
June 14, 2007

Historical Financial Statements for the Fiscal Year ended March 31, 2007

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	As of March 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$384,409	$354,331
Short-term investments	570,440	590,629
Accounts receivable, net of allowances of $91,418 and $98,253 at March 31, 2007 and 2006, respectively	148,694	28,782
Inventories	91,231	61,483
Software development	107,779	40,260
Intellectual property licenses	27,784	4,973
Deferred income taxes	51,564	9,664
Other current assets	19,332	25,933

Total current assets	1,401,233	1,116,055
Software development	23,143	20,359
Intellectual property licenses	72,490	82,073
Property and equipment, net	46,540	45,368
Deferred income taxes	48,791	52,545
Other assets	6,376	1,409
Goodwill	195,374	100,446

Total assets	$1,793,947	$1,418,255

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$136,517	$88,994
Accrued expenses	204,652	104,862

Total current liabilities	341,169	193,856
Other liabilities	41,246	1,776

Total liabilities	382,415	195,632
Commitments and contingencies (Note 13)
Shareholders' equity:
Preferred stock, $.000001 par value, 3,750,000 shares authorized, no shares issued at March 31, 2007 and 2006	—	—
Series A Junior Preferred stock, $.000001 par value, 1,250,000 shares authorized, no shares issued at March 31, 2007 and 2006	—	—
Common stock, $.000001 par value and 450,000,000 shares authorized, 283,310,734 and 277,020,898 shares issued and outstanding at March 31, 2007 and 2006, respectively	—	—
Additional paid-in capital	963,553	867,297
Retained earnings	427,777	341,990
Accumulated other comprehensive income	20,202	16,369
Unearned compensation	—	(3,033)

Total shareholders' equity	1,411,532	1,222,623

Total liabilities and shareholders' equity	$1,793,947	$1,418,255

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the fiscal years ended March 31,
	2007	2006	2005
Net revenues	$1,513,012	$1,468,000	$1,405,857
Costs and expenses:
Cost of sales—product costs	799,587	734,874	658,949
Cost of sales—software royalties and amortization	132,353	147,822	123,800
Cost of sales—intellectual property licenses	46,125	57,666	62,197
Product development	133,073	132,651	87,776
Sales and marketing	196,213	283,395	230,299
General and administrative	132,514	96,366	63,228

Total costs and expenses	1,439,865	1,452,774	1,226,249

Income from operations	73,147	15,226	179,608
Investment income, net	36,678	30,630	13,092

Income before income tax provision	109,825	45,856	192,700
Income tax provision	24,038	5,605	57,643

Net income	$85,787	$40,251	$135,057

Basic earnings per share	$0.31	$0.15	$0.54

Weighted average common shares outstanding	281,114	273,177	250,023

Diluted earnings per share	$0.28	$0.14	$0.49

Weighted average common shares outstanding—assuming dilution	305,339	294,002	277,712

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

For the fiscal years ended March 31, 2007, 2006, and 2005

							Accumulated Other Comprehensive Income (Loss)
	Common Stock				Treasury Stock
(In thousands)			Additional Paid-In Capital	Retained Earnings				Unearned Compensation	Shareholders' Equity
	Shares	Amount			Shares	Amount
Balance, March 31, 2004	296,669	$—	$797,626	$166,682	(52,525)	$(144,128)	$9,961	$—	$830,141
Components of comprehensive income:
Net income for the year	—	—	—	135,057	—	—	—	—	135,057
Unrealized depreciation on short-term investments	—	—	—	—	—	—	(3,317)	—	(3,317)
Foreign currency translation adjustment	—	—	—	—	—	—	4,974	—	4,974

Total comprehensive income								—	136,714
Issuance of common stock to employees	22,255	—	68,192	—	—	—	—	—	68,192
Issuance of common stock pursuant to warrants and common stock warrants	1,497	—	4,462	—	—	—	—	—	4,462
Stock-based compensation	—	—	3,368	—	—	—	—	—	3,368
Tax benefit attributable to employee stock options and common stock warrants	—	—	53,206	—	—	—	—	—	53,206
Issuance of common stock to effect business combinations	145	—	1,191	—	—	—	—	—	1,191
Retirement of treasury shares	(52,525)	—	(144,128)	—	52,525	144,128	—	—	—

Balance, March 31, 2005	268,041	—	783,917	301,739	—	—	11,618	—	1,097,274
Components of comprehensive income:
Net income for the year	—	—	—	40,251	—	—	—	—	40,251
Unrealized appreciation on short-term investments	—	—	—	—	—	—	10,576	—	10,576
Foreign currency translation adjustment	—	—	—	—	—	—	(5,825)	—	(5,825)

Total comprehensive income								—	45,002
Issuance of common stock to employees	8,782	—	45,188	—	—	—	—	—	45,188
Stock-based compensation	—	—	2,632	—	—	—	—	—	2,632
Restricted stock grant	—	—	3,500	—	—	—	—	(3,500)	—
Cash distribution for fractional shares	(7)	—	(100)	—	—	—	—	—	(100)
Amortization of unearned compensation	—	—	—	—	—	—	—	467	467
Tax benefit attributable to employee stock options and common stock warrants	—	—	29,367	—	—	—	—	—	29,367
Issuance of common stock to effect business combinations	205	—	2,793	—	—	—	—	—	2,793

Balance, March 31, 2006	277,021	—	867,297	341,990	—	—	16,369	(3,033)	1,222,623
Components of comprehensive income:
Net income for the year	—	—	—	85,787	—	—	—	—	85,787
Unrealized depreciation, net of tax on short-term investments	—	—	—	—	—	—	(8,224)	—	(8,224)
Foreign currency translation adjustment	—	—	—	—	—	—	12,057	—	12,057

Total comprehensive income								—	89,620
Issuance of common stock to employees	3,532	—	18,956	—	—	—	—	—	18,956
Stock-based compensation	—		32,077	—	—	—	—	—	32,077
Tax benefit attributable to employee stock options and common stock warrants	—	—	11,338	—	—	—	—	—	11,338
Issuance of common stock to effect business combinations	2,758	—	36,918	—	—	—	—	—	36,918
Reclassification of unearned compensation	—	—	(3,033)	—	—	—	—	3,033	—

Balance, March 31, 2007	283,311	$—	$963,553	$427,777	—	$—	$20,202	$—	$1,411,532

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the fiscal years ended March 31,
	2007	2006	2005
Cash flows from operating activities:
Net income	$85,787	$40,251	$135,057
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(44,092)	(28,453)	(674)
Depreciation and amortization	30,155	14,634	10,702
Realized gain on sale of short term investments	(1,823)	(4,297)	(471)
Amortization and write-offs of capitalized software development costs and intellectual property licenses	91,456	173,602	134,799
Amortization of stock compensation expenses	25,522	3,099	3,368
Tax benefit of stock options and warrants exercised	11,338	29,367	53,206
Excess tax benefit from stock option exercises	(9,012)	—	—
Change in operating assets and liabilities (net of effects of acquisitions):
Accounts receivable, net	(108,802)	80,405	(46,527)
Inventories	(26,124)	(13,465)	(21,591)
Software development and intellectual property licenses	(166,138)	(193,927)	(126,938)
Other assets	7,294	(2,038)	1,543
Accounts payable	41,115	(19,985)	35,413
Accrued expenses and other liabilities	90,486	6,814	37,422

Net cash provided by operating activities	27,162	86,007	215,309

Cash flows from investing activities:
Cash used in business acquisitions (net of cash acquired)	(30,545)	(6,890)	(21,382)
Capital expenditures	(17,935)	(30,406)	(14,941)
Increase in restricted cash	—	(7,500)	—
Purchase of short-term investments	(479,533)	(242,568)	(868,723)
Proceeds from sales and maturities of short-term investments	492,771	201,568	761,150

Net cash used in investing activities	(35,242)	(85,796)	(143,896)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees and common stock pursuant to warrants	18,956	45,088	72,654
Excess tax benefit from stock option exercises	9,012	—	—

Net cash provided by financing activities	27,968	45,088	72,654

Effect of exchange rate changes on cash	10,190	(4,576)	4,421

Net increase in cash and cash equivalents	30,078	40,723	148,488
Cash and cash equivalents at beginning of period	354,331	313,608	165,120

Cash and cash equivalents at end of period	$384,409	$354,331	$313,608

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies

  Business

        Activision, Inc. ("Activision," the "Company," or "we") is a leading international publisher of interactive entertainment software and peripheral products. We have built a company with a diverse portfolio of products that spans a wide range of categories and target markets and that is used on a variety of game hardware platforms and operating systems. We have created, licensed, and acquired a group of highly recognizable brands, which we market to a variety of consumer demographics. Our products cover diverse game categories including action/adventure, action sports, racing, role-playing, simulation, first-person action, music-based gaming and strategy. Our target customer base ranges from casual players to game enthusiasts, children to adults, and mass-market consumers to "value" buyers. We currently offer our products primarily in versions that operate on the Sony PlayStation 2 ("PS2"), Sony PlayStation 3 ("PS3"), Nintendo Wii ("Wii"), and Microsoft Xbox 360 ("Xbox360") console systems, Nintendo Game Boy Advance ("GBA"), Sony PlayStation Portable ("PSP"), and Nintendo Dual Screen ("NDS") hand-held devices, and the personal computer ("PC"). In prior years, we have also offered our products on the Sony PlayStation ("PS1"), Microsoft Xbox ("Xbox"), Nintendo GameCube ("NGC"), and Nintendo 64 ("N64") console systems, and the Nintendo Game Boy Color ("GBC") hand-held device.

        Our publishing business involves the development, marketing, and sale of products directly, by license, On through our affiliate label program with certain third-party publishers. Our distribution business consists of operations in Europe that provide logistical and sales services to third-party publishers of interactive entertainment software, our own publishing operations, and manufacturers of interactive entertainment hardware.

        We maintain operations in the United States, Canada, the United Kingdom ("UK"), Germany, France, Italy, Spain, Japan, Australia, Sweden, South Korea, and the Netherlands. In fiscal year 2007, international operations contributed approximately 50% of consolidated net revenues.

  Principles of Consolidation

        The consolidated financial statements include the accounts of Activision, Inc., a Delaware corporation, and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

  Cash, Cash Equivalents, and Short-term Investments

        Cash and cash equivalents include cash, money markets, and short-term investments with original maturities of not more than 90 days.

        Short-term investments generally mature between three and thirty months. Investments with maturities beyond one year may be classified as short-term based on their liquid nature and because such securities represent the investment of cash that is available for current operations. All of our short-term investments are classified as available-for-sale and are carried at fair market value with unrealized appreciation (depreciation) reported as a component of accumulated other comprehensive income (loss) in shareholders' equity. The specific identification method is used to determine the cost of securities disposed with realized gains and losses reflected in investment income, net.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

  Restricted Cash—Compensating Balances

        As of March 31, 2007 and 2006, we maintained a $7.5 million irrevocable standby letter of credit. The standby letter of credit is required by one of our inventory manufacturers to qualify for payment terms on our inventory purchases. Under the terms of this arrangement, we are required to maintain on deposit with the bank a compensating balance, restricted as to use, of not less than the sum of the available amount of the letter of credit plus the aggregate amount of any drawings under the letter of credit that have been honored thereunder but not reimbursed. At March 31, 2007 and 2006, the $7.5 million deposit is included in short-term investments as restricted cash.

  Concentration of Credit Risk

        Financial instruments which potentially subject us to concentration of credit risk consist principally of temporary cash investments and accounts receivable. We place our temporary cash investments with financial institutions. At various times during the fiscal years ended March 31, 2007, 2006, and 2005, we had deposits in excess of the Federal Deposit Insurance Corporation ("FDIC") limit at these financial institutions.

        Our customer base includes retail outlets and distributors, including mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores in the United States and countries worldwide. We perform ongoing credit evaluations of our customers and maintain allowances for potential credit losses. We generally do not require collateral or other security from our customers. We had two customers, Wal-Mart and GameStop, that accounted for 22% and 8% of consolidated net revenues for the fiscal year ended March 31, 2007 and 26% and 6% of consolidated gross accounts receivable at March 31, 2007. These customers were customers of both our publishing and distribution businesses. We had two customers, Wal-Mart and Gamestop, that accounted for 22% and 10% of consolidated net revenues for the year ended March 31, 2006 and 43% and 4% of consolidated gross accounts receivable at March 31, 2006. For the fiscal year ended March 31, 2005, our largest customer, Wal-Mart, accounted for 23% of consolidated net revenues.

  Financial Instruments

        The estimated fair values of financial instruments have been determined using available market information and valuation methodologies described below. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts that we could realize in a current market exchange. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

        The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short-term nature. Short-term investments are carried at fair value with fair values being estimated based on quoted market prices.

        We account for derivative instruments in accordance with Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of SFAS No. 133" and SFAS No. 149, "Amendment of Statement 133 on Derivative

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

Instruments and Hedging Activities." SFAS No. 133, 138, and 149 require that all derivatives, including foreign exchange contracts, be recognized in the balance sheet in other current assets or accrued expenses at their fair value.

        We utilize forward contracts in order to reduce financial market risks. These instruments are used to hedge foreign currency exposures of underlying assets or liabilities. Our accounting policies for these instruments are based on whether they meet the criteria for designation as hedging transactions. Changes in fair value of derivatives that are designated as cash flow hedges, are highly effective, and qualify as hedging instruments, are recorded in other comprehensive income until the underlying hedged item is recognized in earnings within the financial statement line item consistent with the hedged item. Any ineffective portion of a derivative change in fair value is immediately recognized in earnings. Changes in fair value of derivatives that do not qualify as hedging instruments are recorded in earnings. The fair value of foreign currency contracts is estimated based on the spot rate of the various hedged currencies as of the end of the period. As of March 31, 2007, accrued expenses included approximately $90,000 of pre-tax unrealized losses for the estimated fair value of outstanding foreign currency exchange forward contracts, which was recorded in earnings as the contracts did not qualify as hedging instruments. As of March 31, 2006, we had no outstanding foreign exchange forward contracts.

  Equity Investments

        From time to time, we may make a capital investment and hold a minority interest in a third-party developer in connection with entertainment software products to be developed by such developer for us. We account for those capital investments over which we have the ability to exercise significant influence using the equity method. For those investments over which we do not have the ability to exercise significant influence, we account for our investment using the cost method.

  Software Development Costs and Intellectual Property Licenses

        Software development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products.

        We account for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs are capitalized once the technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses both technical design documentation and game design documentation. For products where proven technology exists, this may occur early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Prior to a product's release, we expense, as part of "cost of sales—software royalties and amortization," capitalized costs when we believe such amounts are not recoverable. Capitalized costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Amounts related to software development which are not capitalized are charged immediately to product development expense. We evaluate the future recoverability of capitalized amounts on a quarterly basis. The recoverability of capitalized software development costs is evaluated based on the expected performance of the specific products for which the costs relate. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based.

        Commencing upon product release, capitalized software development costs are amortized to "cost of sales—software royalties and amortization" based on the ratio of current revenues to total projected revenues, generally resulting in an amortization period of six months or less. For products that have been released in prior periods, we evaluate the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance.

        Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established, as well as in the ongoing assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than, and/or revised forecasted or actual costs are greater than, the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge.

        Intellectual property license costs represent license fees paid to intellectual property rights holders for use of their trademarks, copyrights, software, technology, music or other intellectual property or proprietary rights in the development of our products. Depending upon the agreement with the rights holder, we may obtain the rights to use acquired intellectual property in multiple products over multiple years, or alternatively, for a single product.

        We evaluate the future recoverability of capitalized intellectual property licenses on a quarterly basis. The recoverability of capitalized intellectual property license costs is evaluated based on the expected performance of the specific products in which the licensed trademark or copyright is to be used. As many of our intellectual property licenses extend for multiple products over multiple years, we also assess the recoverability of capitalized intellectual property license costs based on certain qualitative factors, such as the success of other products and/or entertainment vehicles utilizing the intellectual property, whether there are any future planned theatrical releases or television series based on the intellectual property, and the rights holder's continued promotion and exploitation of the intellectual property. Prior to the related product's release, we expense, as part of "cost of sales—intellectual property licenses," capitalized intellectual property costs when we believe such amounts are not recoverable. Capitalized intellectual property costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based.

        Commencing upon the related product's release, capitalized intellectual property license costs are amortized to "cost of sales—intellectual property licenses" based on the ratio of current revenues for the specific product to total projected revenues for all products in which the licensed property will be utilized. As intellectual property license contracts may extend for multiple years, the amortization of capitalized intellectual property license costs relating to such contracts may extend beyond one year. For intellectual property included in products that have been released, we evaluate the future

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance.

        Significant management judgments and estimates are utilized in the assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than, and/or revised forecasted or actual costs are greater than, the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge. Additionally, as noted above, as many of our intellectual property licenses extend for multiple products over multiple years, we also assess the recoverability of capitalized intellectual property license costs based on certain qualitative factors such as the success of other products and/or entertainment vehicles utilizing the intellectual property, whether there are any future planned theatrical releases or television series based on the intellectual property and the rights holder's continued promotion and exploitation of the intellectual property. Material differences may result in the amount and timing of charges for any period if management makes different judgments or utilizes different estimates in evaluating these qualitative factors.

  Inventories

        Inventories are valued at the lower of cost (first-in, first-out) or market.

  Property and Equipment

        Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the shorter of the estimated useful lives or the lease term: buildings, 25 to 33 years; computer equipment, office furniture and other equipment, 2 to 5 years; leasehold improvements, through the life of the lease. When assets are retired or disposed of, the cost and accumulated depreciation thereon are removed and any resulting gains or losses are recognized in current operations.

  Goodwill

        We account for goodwill using the provisions of SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses financial accounting and reporting requirements for acquired goodwill and other intangible assets. Under SFAS No. 142, goodwill is deemed to have an indefinite useful life and should not be amortized but rather tested at least annually for impairment. An impairment loss should be recognized if the carrying amount of goodwill is not recoverable and its carrying amount exceeds its fair value. Our impairment tests as of March 31, 2007, 2006, and 2005 did not indicate that goodwill was impaired. In accordance with SFAS No. 142, we have not amortized goodwill during the fiscal years ended March 31, 2007, 2006, and 2005.

  Revenue Recognition

        We recognize revenue from the sale of our products upon the transfer of title and risk of loss to our customers. Certain products are sold to customers with a street date (i.e., a date on which products

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

are made widely available by retailers). For these products we recognize revenue no earlier than the street date. Revenue from product sales is recognized after deducting the estimated allowance for returns and price protection. With respect to license agreements that provide customers the right to make multiple copies in exchange for guaranteed amounts, revenue is recognized upon delivery of such copies. Per copy royalties on sales that exceed the guarantee are recognized as earned. With respect to on-line transactions, such as electronic downloads of titles or product add-ons, revenue is recognized when the fee is paid by the on-line customer to purchase online content and we are notified by the online retailer that the product has been downloaded. In addition, in order to recognize revenue for both product sales and licensing transactions, persuasive evidence of an arrangement must exist and collection of the related receivable must be probable. Revenue recognition also determines the timing of certain expenses, including "cost of sales—intellectual property licenses" and "cost of sales—software royalties and amortization."

        Sales incentives or other consideration given by us to our customers are accounted for in accordance with the Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)." In accordance with EITF Issue 01-9, sales incentives and other consideration that are considered adjustments of the selling price of our products, such as rebates and product placement fees, are reflected as reductions of revenue. Sales incentives and other consideration that represent costs incurred by us for assets or services received, such as the appearance of our products in a customer's national circular ad, are reflected as sales and marketing expenses.

  Allowances for Returns, Price Protection, Doubtful Accounts, and Inventory Obsolescence

        In determining the appropriate unit shipments to our customers, we benchmark our titles using historical and industry data. We closely monitor and analyze the historical performance of our various titles, the performance of products released by other publishers, and the anticipated timing of other releases in order to assess future demands of current and upcoming titles. Initial volumes shipped upon title launch and subsequent reorders are evaluated to ensure that quantities are sufficient to meet the demands from the retail markets, but at the same time are controlled to prevent excess inventory in the channel.

        We may permit product returns from, or grant price protection to, our customers under certain conditions. In general, price protection refers to the circumstances when we elect to decrease the wholesale price of a product by a certain amount and, when granted and applicable, allows customers a credit against amounts owed by such customers to us with respect to open and/or future invoices. The conditions our customers must meet to be granted the right to return products or price protection are, among other things, compliance with applicable payment terms, and consistent delivery to us of inventory and sell-through reports. We may also consider other factors, including the facilitation of slow-moving inventory and other market factors. Management must make estimates of potential future product returns and price protection related to current period product revenue. We estimate the amount of future returns and price protection for current period product revenue utilizing historical experience and information regarding inventory levels and the demand and acceptance of our products by the end consumer. The following factors are used to estimate the amount of future returns and price protection for a particular title: historical performance of titles in similar genres; historical

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

performance of the hardware platform; historical performance of the brand; console hardware life cycle; Activision sales force and retail customer feedback; industry pricing; weeks of on-hand retail channel inventory; absolute quantity of on-hand retail channel inventory; our warehouse on-hand inventory levels; the title's recent sell-through history (if available); marketing trade programs; and competing titles. The relative importance of these factors varies among titles depending upon, among other items, genre, platform, seasonality, and sales strategy. Significant management judgments and estimates must be made and used in connection with establishing the allowance for returns and price protection in any accounting period. Based upon historical experience we believe our estimates are reasonable. However, actual returns and price protection could vary materially from our allowance estimates due to a number of reasons including, among others, a lack of consumer acceptance of a title, the release in the same period of a similarly themed title by a competitor, or technological obsolescence due to the emergence of new hardware platforms. Material differences may result in the amount and timing of our revenue for any period if factors or market conditions change or if management makes different judgments or utilizes different estimates in determining the allowances for returns and price protection. For example, a 1% change in our March 31, 2007 allowance for returns and price protection would impact net revenues by $0.9 million.

        Similarly, management must make estimates of the uncollectibility of our accounts receivable. In estimating the allowance for doubtful accounts, we analyze the age of current outstanding account balances, historical bad debts, customer concentrations, customer creditworthiness, current economic trends, and changes in our customers' payment terms and their economic condition, as well as whether we can obtain sufficient credit insurance. Any significant changes in any of these criteria would affect management's estimates in establishing our allowance for doubtful accounts.

        We value inventory at the lower of cost or market. We regularly review inventory quantities on hand and in the retail channel and record a provision for excess or obsolete inventory based on the future expected demand for our products. Significant changes in demand for our products would impact management's estimates in establishing our inventory provision.

  Shipping and Handling

        Shipping and handling costs, which consist primarily of packaging and transportation charges incurred to move finished goods to customers, are included in cost of sales—product costs.

  Advertising Expenses

        We expense advertising as incurred, except for production costs associated with media advertising which are deferred and charged to expense the first time the related ad is run. Advertising expenses for the fiscal years ended March 31, 2007, 2006, and 2005 were approximately $98.4 million, $192.6 million, and $150.7 million, respectively, and are included in sales and marketing expense in the Consolidated Statements of Operations.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

  Investment Income, Net

        Investment income, net is comprised of the following, (amounts in thousands):

	For the fiscal years ended March 31,
	2007	2006	2005
Interest income	$34,952	$26,595	$12,898
Interest expense	(97)	(262)	(277)
Net realized gain on investments	1,823	4,297	471

Investment income, net	$36,678	$30,630	$13,092

  Income Taxes

        We account for income taxes using SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Foreign Currency Translation

        The functional currencies of our foreign subsidiaries are their local currencies. All assets and liabilities of our foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect at the end of the period, and revenue and expenses are translated at weighted average exchange rates during the period. The resulting translation adjustments are reflected as a component of accumulated other comprehensive income (loss) in shareholders' equity.

  Comprehensive Income

        Comprehensive income includes net income, unrealized appreciation (depreciation) on short-term investments, foreign currency translation adjustments, and, if applicable, the effective portion of gains or losses on cash flow hedges that are presented as a component of accumulated other comprehensive income (loss) in shareholders' equity.

  Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities or the disclosure of gain or loss contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

  Earnings Per Common Share

        Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for all periods. Diluted earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding, increased by common stock equivalents. Common stock equivalents are calculated using the treasury stock method and represent incremental shares issuable upon exercise of our outstanding options and warrants and, if applicable in the period, conversion of our convertible debt. However, potential common shares are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

  Stock-Based Compensation

        On April 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to the Employee Stock Purchase Plan ("employee stock purchases"), based on estimated fair values. SFAS 123R supersedes our previous accounting under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123R. We have applied the provisions of SAB 107 in our adoption of SFAS 123R.

        We adopted SFAS 123R using the modified prospective transition method, which requires the application of the accounting standard as of April 1, 2006, the first day of our fiscal year 2007. The Company's Consolidated Financial Statements as of and for the fiscal year ended March 31, 2007 reflect the impact of SFAS 123R. In accordance with the modified prospective transition method, the Company's Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123R. See Note 14 for additional information.

        In November 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") No. FAS 123(R)-3, "Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards" ("FSP 123R-3"). We have elected not to adopt the alternative transition method provided in the FSP 123R-3 for calculating the tax effects of stock-based compensation pursuant to SFAS 123R. We followed paragraph 81 of SFAS No. 123R to calculate the initial pool ("APIC pool") of excess tax benefits and to determine the subsequent impact on the APIC pool and Consolidated Statements of Cash Flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123R.

        SFAS 123R requires companies to estimate the fair value of share-based payment awards on the measurement date using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Consolidated Statement of Operations. Stock-based compensation expense recognized under SFAS 123R for the fiscal year ended March 31, 2007 was $25.5 million. Prior to the adoption of SFAS 123R, the Company accounted for stock-based awards to employees and directors using the

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

1. Summary of Significant Accounting Policies (Continued)

intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense was recorded for the issuance of stock options and other stock-based compensation based on the intrinsic value of the stock options and other stock-based compensation on the date of grant or measurement date. Under the intrinsic value method, compensation expense was recorded on the measurement date only if the current market price of the underlying stock exceeded the stock option or other stock-based award's exercise price. For the fiscal years ended March 31, 2006 and 2005, we recognized $3.1 million and $3.4 million, respectively, in stock-based compensation expense related to employee stock options and restricted stock, under APB 25. See Note 14 for additional information.

        Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in our Consolidated Statements of Operations for the fiscal year ended March 31, 2007 includes compensation expense for share-based payment awards granted prior to, but not yet vested as of, April 1, 2006 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123, and compensation expense for the share-based payment awards granted subsequent to April 1, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. As stock-based compensation expense recognized in the Consolidated Statements of Operations for the fiscal year ended March 31, 2007 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        As of April 1, 2005, we changed our method of valuation for share-based awards to a binomial-lattice model from the Black-Scholes option-pricing model ("Black-Scholes model") which was used for options granted prior to April 1, 2005 for FAS 123 fair value disclosures. For additional information, see Note 14. Our determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

2. Stock Splits

        In February 2005, the Board of Directors approved a four-for-three split of our outstanding common shares effected in the form of a 33 1/3% stock dividend. The split was paid March 22, 2005 to shareholders of record as of March 7, 2005. In September 2005, the Board of Directors approved a four-for-three split of our outstanding common shares effected in the form of a 33 1/3% stock dividend. The split was paid October 24, 2005 to shareholders of record as of October 10, 2005. The par value of our common stock was maintained at the pre-split amount of $.000001. The Consolidated Financial Statements and Notes thereto, including all share and per share data, have been restated as if the stock splits had occurred as of the earliest period presented.

        On March 7, 2005, in connection with our March 22, 2005 stock split, all shares of common stock held as treasury stock were formally cancelled and restored to the status of authorized but unissued shares of common stock.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

3. Acquisitions

        During the three years ended March 31, 2007, we separately completed the acquisition of four privately held interactive software development companies. We accounted for these acquisitions in accordance with SFAS No. 141, "Business Combinations." SFAS No. 141 addresses financial accounting and reporting for business combinations, requiring that the purchase method be used to account and report for all business combinations. These acquisitions have further enabled us to implement our multi-platform development strategy by bolstering our internal product development capabilities for console systems and personal computers and strengthening our position in the first-person action, action/adventure, music-based gaming and action sports game categories. A significant portion of the purchase price for all of these acquisitions was assigned to goodwill as the primary asset we acquired in each of the transactions was an assembled workforce with proven technical and design talent with a history of high quality product creation. Pro forma Consolidated Statements of Operations for these acquisitions, are not shown, as they would not differ materially from reported results.

  RedOctane, Inc.

        On June 6, 2006, we completed our acquisition of 100% of RedOctane, Inc. ("RedOctane") for an aggregate accounting purchase price of $99.9 million, including transaction costs, consisting of $30.9 million in cash and 2,382,077 shares of Activision common stock valued at approximately $30.0 million based upon prevailing market prices which was issued on the closing date, and $39.0 million payable in Activision common stock within two years of the closing date, which is recorded in other liabilities. In addition, in the event the net income of the business over a certain period of time exceeds specified target levels by certain amounts, certain former shareholders of RedOctane will be entitled to an additional amount of up to $51.0 million payable in shares of Activision common stock. The contingent consideration will be recorded as an additional element of the purchase price if those contingencies are achieved. Based in Sunnyvale, California, RedOctane is a publisher, developer, and distributor of interactive entertainment software, hardware and accessories. RedOctane offers its interactive entertainment products in versions that operate on the PS2, Xbox 360, and PC, and its leading software product offering is Guitar Hero. RedOctane also designs, manufactures, and markets high quality video game peripherals and accessories. This acquisition provides Activision with an early leadership position in music-based gaming, which we expect will be one of the fastest growing genres in the coming years.

        The results of operations of RedOctane and the estimated fair market values of the acquired assets and liabilities have been included in the Consolidated Financial Statements since the date of acquisition. Pro forma Consolidated Statements of Operations for this acquisition are not shown, as they would not differ materially from reported results. The acquired, finite-lived intangible assets are being amortized over estimated lives ranging from 0.6 to 1.6 years. Goodwill has been included in the publishing segment of our business and is non-deductible for tax purposes.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

3. Acquisitions (Continued)

  Purchase Price Allocation

        The purchase price for the RedOctane transaction was allocated to assets acquired and liabilities assumed as set forth below (in thousands):

Current assets	$17,530
Property and equipment, net	207
Other assets	1,033
Goodwill	87,004
Trademark and other intangibles	16,700
Deferred tax liability	(6,496)
Other liabilities	(16,033)

Total consideration	$99,945

  Purchased Intangible Assets

        The following table presents details of the purchased finite-lived intangible assets acquired in the RedOctane acquisition (in thousands):

	Estimated Useful Life (in years)	Amount
Finite-lived intangibles:
Trademark	1.3	$1,000
Development-related intangibles	0.6 - 1.6	15,700

Total finite-lived intangibles		$16,700

        The following tables present details of our total purchased finite-lived intangible assets which are included in other current assets as of March 31, 2007 (in thousands):

	Gross	Accumulated Amortization	Net
Trademark	$1,000	$660	$340
Other intangibles	15,700	11,042	4,658

Total	$16,700	$11,702	$4,998

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

3. Acquisitions (Continued)

        The estimated future amortization expense of purchased, finite-lived intangible assets as of March 31, 2007 is as follows (in thousands):

Fiscal year ending March 31,	Amount
2008	$4,998
2009	—
2010	—
2011	—
Thereafter	—

Total	$4,998

4. Cash, Cash Equivalents, and Short-Term Investments

        The following table summarizes our cash, cash equivalents and short-term investments as of March 31, 2007 (amounts in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash and time deposits	$187,594	$—	$—	$187,594
Commercial paper	86,776	—	(34)	86,742
Money market instruments	106,986	—	—	106,986
Corporate bonds	3,087	—	—	3,087

Cash and cash equivalents	384,443	—	(34)	384,409

Short-term investments:
U.S. agency issues	191,840	8	(1,011)	190,837
Corporate bonds	103,006	39	(148)	102,897
Mortgage-backed securities	33,142	—	(199)	32,943
Taxable auction rate notes	114,698	—	—	114,698
Asset-backed securities	7,754	2	(7)	7,749
Commercial paper	92,018	—	(67)	91,951
Certificate of deposit	21,866	2	(3)	21,865
Restricted cash	7,500	—	—	7,500

Short-term investments	571,824	51	(1,435)	570,440

Cash, cash equivalents and short-term investments	$956,267	$51	$(1,469)	$954,849

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

4. Cash, Cash Equivalents, and Short-Term Investments (Continued)

        The following table summarizes our cash, cash equivalents, and short-term investments as of March 31, 2006 (amounts in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash and time deposits	$162,403	$—	$—	$162,403
Commercial paper	141,086	4	(155)	140,935
Money market instruments	37,560	—	—	37,560
U.S. agency issues	13,436	—	(3)	13,433

Cash and cash equivalents	354,485	4	(158)	354,331

Short-term investments:
U.S. agency issues	259,055	—	(3,444)	255,611
Corporate bonds	171,207	1	(1,376)	169,832
Mortgage-backed securities	55,139	—	(459)	54,680
Common stock	47,868	12,880	—	60,748
Asset-backed securities	16,866	—	(47)	16,819
Commercial paper	15,016	—	(26)	14,990
Certificate of deposit	10,468	—	(19)	10,449
Restricted cash	7,500	—	—	7,500

Short-term investments	583,119	12,881	(5,371)	590,629

Cash, cash equivalents and short-term investments	$937,604	$12,885	$(5,529)	$944,960

        Auction rate securities are securities that are structured with short-term reset dates of generally less than 90 days but with maturities in excess of 90 days. At the end of the reset period, investors can sell or continue to hold the securities at par. These securities are classified in the table below based on their legal stated maturity dates.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

4. Cash, Cash Equivalents, and Short-Term Investments (Continued)

        The following table summarizes the final maturities of our investments in securities as of March 31, 2007 (amounts in thousands):

	Amortized Cost	Fair Value
Due after one year or less	$378,929	$378,105
Due after one year through two years	83,333	83,251
Due after two years through three years	14,465	14,158

	476,727	475,514
Auction rate notes	114,698	114,698
Certificate of deposit	21,866	21,865
Asset/mortgage backed securities	40,896	40,692

Total investments in securities	$654,187	$652,769

        For the years ended March 31, 2007, 2006, and 2005 net realized gains on investments consisted of $1.8 million, $4.3 million, and $471,000 of gross realized gains, respectively, and no gross realized losses.

        In accordance with EITF 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," the fair value of investments in an unrealized loss position for which an other-than-temporary impairment has not been recognized was $496.2 million and $672.4 million at March 31, 2007 and 2006, respectively, with related gross unrealized losses of $1.5 million and $5.5 million, respectively. At March 31, 2007, the gross unrealized losses were comprised mostly of unrealized losses on U.S. agency issues, corporate bonds, and mortgage-backed securities with $1.1 million of unrealized loss being in a continuous unrealized loss position for twelve months or greater. At March 31, 2006, the gross unrealized losses were comprised mostly of unrealized losses on U.S. agency issues, corporate bonds, and mortgage-backed securities with $3.9 million of unrealized loss being in a continuous unrealized loss position for twelve months or greater.

        The Company's investment portfolio usually consists of government and corporate securities with effective maturities less than 30 months. The longer the term of the securities, the more susceptible they are to changes in market rates of interest and yields on bonds. Investments are reviewed periodically to identify possible impairment. When evaluating the investments, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer, and the Company's ability and intent to hold the investment for a period of time which may be sufficient for anticipated recovery in market value. The Company has the intent and ability to hold these securities for a reasonable period of time sufficient for a forecasted recovery of fair value up to (or beyond) the initial cost of the investment. The Company expects to realize the full value of all of these investments upon maturity or sale.

5. Software Development Costs and Intellectual Property Licenses

        As of March 31, 2007, capitalized software development costs included $94.3 million of internally developed software costs and $36.6 million of payments made to third-party software developers. As of March 31, 2006, capitalized software development costs included $45.0 million of internally developed

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

5. Software Development Costs and Intellectual Property Licenses (Continued)

software costs and $15.6 million of payments made to third-party software developers. Capitalized intellectual property licenses were $100.3 million and $87.0 million as of March 31, 2007 and 2006, respectively. Amortization and write-offs of capitalized software development costs and intellectual property licenses, including capitalized stock-based compensation expense, was $94.0 million, $173.6 million, and $134.8 million for the years ended March 31, 2007, 2006, and 2005, respectively.

6. Inventories

        Our inventories consist of the following (amounts in thousands):

	As of March 31,
	2007	2006
Finished goods	$89,048	$58,876
Purchased parts and components	2,183	2,607

	$91,231	$61,483

        For the year ended March 31, 2006, we had write downs of inventory costs for certain titles in the amount of $14.5 million.

7. Property and Equipment, Net

        Property and equipment, net was comprised of the following (amounts in thousands):

	As of March 31,
	2007	2006
Land	$612	$557
Buildings	4,915	4,463
Leasehold improvements	19,816	18,904
Computer equipment	61,382	50,795
Office furniture and other equipment	19,879	18,480

Total cost of property and equipment	106,604	93,199
Less accumulated depreciation	(60,064)	(47,831)

Property and equipment, net	$46,540	$45,368

        Depreciation expense for the years ended March 31, 2007, 2006, and 2005 was $17.8 million, $14.2 million, and $10.6 million, respectively.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

8. Goodwill

        The changes in the carrying amount of goodwill were as follows (amounts in thousands):

	Publishing	Distribution	Total
Balance as of March 31, 2005	$85,899	$5,762	$91,661
Goodwill acquired during the year	6,459	—	6,459
Issuance of contingent consideration	2,793	—	2,793
Adjustment-prior period purchase allocation	(260)	—	(260)
Effect of foreign currency exchange rates	203	(410)	(207)

Balance as of March 31, 2006	95,094	5,352	100,446

Goodwill acquired during the year	87,257	—	87,257
Issuance of contingent consideration	6,918	—	6,918
Adjustment-prior period purchase allocation	51	—	51
Effect of foreign currency exchange rates	22	680	702

Balance as of March 31, 2007	$189,342	$6,032	$195,374

9. Accrued Expenses

        Accrued expenses were comprised of the following (amounts in thousands):

	As of March 31,
	2007	2006
Accrued royalties payable	$21,583	$8,961
Accrued selling and marketing costs	23,909	24,637
Affiliate label program payable	1,846	1,121
Income tax payable	55,530	2,253
Accrued payroll related costs	63,249	33,434
Accrued customer payments	2,088	5,077
Accrued professional and legal costs	9,494	11,568
Other	26,953	17,811

Total accrued expenses	$204,652	$104,862

10. Operations by Reportable Segments and Geographic Area

        We operate two business segments: (i) publishing of interactive entertainment software and peripherals and (ii) distribution of interactive entertainment software and hardware products.

        Publishing refers to the development, marketing, and sale of products directly, by license or through our affiliate label program with certain third-party publishers. In the United States, we primarily sell our products on a direct basis to mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores. We conduct our international publishing activities through offices in the UK, Germany, France, Italy, Spain, the Netherlands, Australia, Sweden, Canada,

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

10. Operations by Reportable Segments and Geographic Area (Continued)

South Korea and Japan. Our products are sold internationally on a direct-to-retail basis and through third-party distribution and licensing arrangements and through our wholly-owned distribution subsidiaries located in the UK, the Netherlands, and Germany.

        Distribution refers to our operations in the UK, the Netherlands, and Germany that provide logistical and sales services to third-party publishers of interactive entertainment software, our own publishing operations, and manufacturers of interactive entertainment hardware.

        Resources are allocated to each of these segments using information on their respective net revenues and operating profits before interest and taxes.

        The accounting policies of these segments are the same as those described in the Summary of Significant Accounting Policies. Transactions between segments are eliminated in consolidation.

        Information on the reportable segments for the three years ended March 31, 2007 is as follows (amounts in thousands):

	For the year ended March 31, 2007
	Publishing	Distribution	Total
Total segment revenues	$1,119,038	$393,974	$1,513,012
Revenue from sales between segments	(80,726)	80,726	—

Revenues from external customers	$1,038,312	$474,700	$1,513,012

Operating income	$64,076	$9,071	$73,147

Total assets	$1,618,195	$175,752	$1,793,947

	For the year ended March 31, 2006
	Publishing	Distribution	Total
Total segment revenues	$1,154,663	$313,337	$1,468,000
Revenue from sales between segments	(131,631)	131,631	—

Revenues from external customers	$1,023,032	$444,968	$1,468,000

Operating income (loss)	$(6,715)	$21,941	$15,226

Total assets	$1,293,014	$125,241	$1,418,255

	For the year ended March 31, 2005
	Publishing	Distribution	Total
Total segment revenues	$1,072,729	$333,128	$1,405,857
Revenue from sales between segments	(111,676)	111,676	—

Revenues from external customers	$961,053	$444,804	$1,405,857

Operating income	$155,863	$23,745	$179,608

Total assets	$1,173,866	$132,053	$1,305,919

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

10. Operations by Reportable Segments and Geographic Area (Continued)

        Geographic information is based on the location of the selling entity. Revenues from external customers by geographic region were as follows (amounts in thousands):

	For the years ended March 31,
	2007	2006	2005
North America	$753,376	$710,040	$696,325
Europe	718,973	717,494	675,074
Other	40,663	40,466	34,458

Total	$1,513,012	$1,468,000	$1,405,857

        Revenues by platform were as follows (amounts in thousands):

	For the years ended March 31,
	2007	2006	2005
Console	$1,125,457	$1,008,758	$970,399
Hand-held	275,650	235,834	161,977
PC	111,905	223,408	273,481

Total	$1,513,012	$1,468,000	$1,405,857

        A significant portion of our revenues is derived from products based on a relatively small number of popular brands each year. In fiscal 2007, 39% of our consolidated net revenues (52% of worldwide publishing net revenues) was derived from three brands, which accounted for 17%, 13%, and 9% of consolidated net revenues (23%, 18%, and 11% of worldwide publishing net revenues). In fiscal 2006, 30% of our consolidated net revenues (38% of worldwide publishing net revenues) was derived from three brands, which accounted for 14%, 8%, and 8% of consolidated net revenues (18%, 10%, and 10% of worldwide publishing net revenues). In fiscal 2005, 37% of our consolidated net revenues (48% of worldwide publishing net revenues) was derived from three brands, which accounted for 16%, 11%, and 10% of consolidated net revenues (21%, 14%, and 13% of worldwide publishing net revenues).

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

11. Computation of Earnings Per Share

        The following table sets forth the computations of basic and diluted earnings per share (amounts in thousands, except per share data):

	For the years ended March 31,
	2007	2006	2005
Numerator:
Numerator for basic and diluted earnings per share—income available to common shareholders	$85,787	$40,251	$135,057

Denominator:
Denominator for basic earnings per share—weighted average common shares outstanding	281,114	273,177	250,023
Effect of dilutive securities:
Employee stock options and stock purchase plan	23,611	20,232	26,398
Warrants to purchase common stock	614	593	1,291

Potential dilutive common shares	24,225	20,825	27,689

Denominator for diluted earnings per share—weighted average common shares outstanding plus assumed conversions	305,339	294,002	277,712

Basic earnings per share	$0.31	$0.15	$0.54

Diluted earnings per share	$0.28	$0.14	$0.49

        Options to purchase approximately 7.9 million, 993,000, and 243,000 shares of common stock for the years ended March 31, 2007, 2006, and 2005, respectively, were not included in the calculation of diluted earnings per share because their effect would be antidilutive.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

12. Income Taxes

        Domestic and foreign income before income taxes and details of the income tax provision are as follows (amounts in thousands):

	For the years ended March 31,
	2007	2006	2005
Income (loss) before income taxes:
Domestic	$99,210	$52,321	$169,572
Foreign	10,615	(6,465)	23,128

	$109,825	$45,856	$192,700

Income tax expense (benefit):
Current:
Federal	$34,342	$—	$(355)
State	15,325	308	342
Foreign	3,842	4,383	5,126

Total current	53,509	4,691	5,113

Deferred:
Federal	(17,074)	(11,095)	4,346
State	(19,608)	(7,266)	(2,863)
Foreign	(4,127)	(10,092)	(2,159)

Total deferred	(40,809)	(28,453)	(676)

Add back benefit credited to additional paid-in capital:
Tax benefit related to stock option and warrant exercises	11,338	29,367	53,206

Income tax provision	$24,038	$5,605	$57,643

        The items accounting for the difference between income taxes computed at the U.S. federal statutory income tax rate and the income tax provision for each of the years are as follows:

	For the years ended March 31,
	2007	2006	2005
Federal income tax provision at statutory rate	35.0%	35.0%	35.0%
State taxes, net of federal benefit	4.1	4.3	2.8
Research and development credits	(8.5)	(36.2)	(6.6)
Decremental effect of foreign tax rates	(3.6)	(10.5)	(2.4)
Increase (decrease) in valuation allowance	(26.6)	18.0	3.2
Increase (decrease) in tax reserves	18.8	(2.2)	(0.9)
Other	2.7	3.8	(1.2)

	21.9%	12.2%	29.9%

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

12. Income Taxes (Continued)

        Deferred income taxes reflect the net tax effects of temporary differences between the amounts of assets and liabilities for accounting purposes and the amounts used for income tax purposes. The components of the net deferred tax asset and liability are as follows (amounts in thousands):

	As of March 31,
	2007	2006
Deferred asset:
Allowance for doubtful accounts	$369	$739
Allowance for sales returns	14,094	16,200
Inventory reserve	1,507	2,474
Vacation and bonus reserve	5,996	4,993
Amortization and depreciation	1,566	3,970
Tax credit carryforwards	89,014	74,488
Net operating loss carryforwards	29,822	13,770
Stock-based compensation	11,879	3,272
Other	8,958	6,209

Deferred asset	163,205	126,115
Valuation allowance	(382)	(35,555)

Net deferred asset	162,823	90,560

Deferred liability:
Capitalized development expenses	50,159	22,537
State taxes	12,309	5,814

Deferred liability	62,468	28,351

Net deferred asset	$100,355	$62,209

        The tax benefits associated with certain net operating loss carryforwards relate to employee stock options. For the year ended March 31, 2006, pursuant to SFAS No. 109, deferred tax assets for net operating losses did not include $30.9 million relating to these items which will be credited to additional paid-in capital when realized. For the year ended March 31, 2007, $30.9 million relating to these items was realized and included in deferred tax assets for net operating losses; however, a reserve was established for this amount, as well as a reserve of $20.6 million for tax credits and foreign taxes. These reserves were established because the tax positions are subject to certain assumptions of the relevant legislative and judicial history that may or may not be accepted by the tax authorities.

        As of March 31, 2007, our available federal net operating loss carryforward of approximately $34.9 million is subject to certain limitations as defined under Section 382 of the Internal Revenue Code. The net operating loss carryforwards expire between 2022 and 2026. We have various state net operating loss carryforwards totaling $17.6 million which are not subject to limitations under Section 382 of the Internal Revenue Code. We have tax credit carryforwards of $52.5 million and $36.5 million for federal and state purposes, respectively, which begin to expire in fiscal year 2008.

        At March 31, 2007, our deferred income tax asset for tax credit carryforwards and net operating loss carryforwards was reduced by a valuation allowance of $0.4 million, as compared to $35.6 million

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

12. Income Taxes (Continued)

in the prior fiscal year. In management's judgment, based on the utilization of domestic net operating loss carryforwards in the current fiscal year, it was determined to be more likely than not that the tax credit carryforwards would ultimately be utilized, and consequently, the valuation allowance relating to tax credit carryforwards was reversed.

        Realization of the deferred tax assets is dependent upon the continued generation of sufficient taxable income prior to expiration of tax credits and loss carryforwards. Although realization is not assured, management believes it is more likely than not that the net carrying value of the deferred tax asset will be realized.

        Cumulative undistributed earnings of foreign subsidiaries for which no deferred taxes have been provided approximated $97.5 million at March 31, 2007. Deferred income taxes on these earnings have not been provided as these amounts are considered to be permanent in duration.

        On October 22, 2004, the President of the United States signed the American Jobs Creation Act of 2004 (the "Act") which contains a number of tax law modifications with accounting implications. For companies that pay U.S. income taxes on manufacturing activities in the U.S., the Act provides a deduction from taxable income equal to a stipulated percentage of qualified income from domestic production activities. The manufacturing deduction provided by the Act replaces the extraterritorial income ("ETI") deduction currently in place. We currently derive benefits from the ETI exclusion which was repealed by the Act. Our exclusion for fiscal 2006 and 2007 will be limited to 75% and 45% of the otherwise allowable exclusion and no exclusion will be available in fiscal 2008 and thereafter. The Act also creates a temporary incentive for U.S. multinationals to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations ("Homeland Investment Act"). The deduction is subject to a number of limitations. The Act also provides for other changes in tax law that will affect a variety of taxpayers. On December 21, 2004, the Financial Accounting Standards Board ("FASB") issued two FASB Staff Positions ("FSP") regarding the accounting implications of the Act related to (1) the deduction for qualified domestic production activities and (2) the one-time tax benefit for the repatriation of foreign earnings. The FASB determined that the deduction for qualified domestic production activities should be accounted for as a special deduction under FASB Statement No. 109, Accounting for Income Taxes. The FASB also confirmed, that upon deciding that some amount of earnings will be repatriated, a company must record in that period the associated tax liability. The guidance in the FSPs apply to financial statements for periods ending after the date the Act was enacted. We have evaluated the Act and have concluded that we will not repatriate foreign earnings under the Homeland Investment Act Provisions.

13. Commitments and Contingencies

  Credit Facilities

        We have revolving credit facilities with our Centresoft subsidiary located in the UK (the "UK Facility") and our NBG subsidiary located in Germany (the "German Facility"). The UK Facility provided Centresoft with the ability to borrow up to Great British Pounds ("GBP") 12.0 million ($23.6 million) and GBP 12.0 million ($21.0 million, including issuing letters of credit, on a revolving basis as of March 31, 2007 and 2006, respectively. Furthermore, under the UK Facility, Centresoft provided a GBP 0.6 million ($1.2 million) and a GBP 0.6 million ($1.0 million) guarantee for the

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

13. Commitments and Contingencies (Continued)

benefit of our CD Contact subsidiary as of March 31, 2007 and 2006, respectively. The UK Facility bore interest at LIBOR plus 2.0% as of March 31, 2007 and 2006, is collateralized by substantially all of the assets of the subsidiary and expires in January 2008. The UK Facility also contains various covenants that require the subsidiary to maintain specified financial ratios related to, among others, fixed charges. As of March 31, 2007 and 2006, we were in compliance with these covenants. No borrowings were outstanding against the UK Facility as of March 31, 2007 or 2006. The German Facility provided for revolving loans up to EUR 0.5 million ($0.7 million) as of March 31, 2007 and EUR 0.5 million ($0.6 million) as of March 31, 2006, bore interest at a Eurocurrency rate plus 2.5%, is collateralized by certain of the subsidiary's property and equipment and has no expiration date. No borrowings were outstanding against the German Facility as of March 31, 2007 or 2006.

        As of March 31, 2007 and 2006, we maintained a $7.5 million irrevocable standby letter of credit. The standby letter of credit is required by one of our inventory manufacturers to qualify for payment terms on our inventory purchases. Under the terms of this arrangement, we are required to maintain on deposit with the bank a compensating balance, restricted as to use, of not less than the sum of the available amount of the letter of credit plus the aggregate amount of any drawings under the letter of credit that have been honored thereunder but not reimbursed. At March 31, 2007 and 2006, the $7.5 million deposit is included in short-term investments as restricted cash. No borrowings were outstanding as of March 31, 2007 or 2006.

        As of March 31, 2007, our publishing subsidiary located in the UK maintained a EUR 4.0 million ($5.3 million) irrevocable standby letter of credit. As of March 31, 2006, our publishing subsidiary located in the UK maintained a EUR 2.5 million ($3.0 million) irrevocable standby letter of credit. The standby letter of credit is required by one of our inventory manufacturers to qualify for payment terms on our inventory purchases. The standby letter of credit does not require a compensating balance and is collateralized by substantially all of the assets of the subsidiary and expires in August 2007. No borrowings were outstanding as of March 31, 2007 or 2006.

  Commitments

        In the normal course of business, we enter into contractual arrangements with third parties for non-cancelable operating lease agreements for our offices, for the development of products, as well as for the rights to intellectual property. Under these agreements, we commit to provide specified payments to a lessor, developer, or intellectual property holder, based upon contractual arrangements. Typically, the payments to third-party developers are conditioned upon the achievement by the developers of contractually specified development milestones. These payments to third-party developers and intellectual property holders typically are deemed to be advances and are recoupable against future royalties earned by the developer or intellectual property holder based on the sale of the related game. Additionally, in connection with certain intellectual property right acquisitions and development agreements, we will commit to spend specified amounts for marketing support for the related game(s) which is to be developed or in which the intellectual property will be utilized.

        Additionally, we lease certain of our facilities and equipment under non-cancelable operating lease agreements. Assuming all contractual provisions are met, the total future minimum commitments for

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

13. Commitments and Contingencies (Continued)

these and other contractual arrangements in place as of March 31, 2007, are scheduled to be paid as follows (amounts in thousands):

	Contractual Obligations
	Facility & Equipment Leases	Developer and IP	Marketing	Total
Fiscal year ending March 31,
2008	$14,213	$67,836	$40,254	$122,303
2009	13,131	31,579	30,679	75,389
2010	12,070	29,936	100	42,106
2011	9,854	30,586	13,100	53,540
2012	5,543	16,586	—	22,129
Thereafter	17,783	47,586	—	65,369

Total	$72,594	$224,109	$84,133	$380,836

        Facilities rent expense for the years ended March 31, 2007, 2006, and 2005 was approximately $14.8 million, $14.2 million, and $10.6 million, respectively.

  Compensation Guarantee

        In June 2005, we entered into an employment agreement with the President and Chief Executive Officer of Activision Publishing, Inc. containing a guarantee related to total compensation. The agreement guarantees that in the event that on May 15, 2010 total compensation has not exceeded $20.0 million, we will make a payment for the amount of the shortfall. The $20.0 million guarantee will be recognized as compensation expense over the term of the employment agreement comprising of salary payments, bonus payments, restricted stock expense, stock option expense, and an accrual for any anticipated remaining portion of the guarantee. The remaining portion of the guarantee is accrued over the term of the agreement in "Other liabilities" and will remain accrued until the end of the employment agreement at which point it will be used to make a payment for any shortfall or reclassified into shareholders' equity.

  Legal Proceedings

        In July 2006, individuals and/or entities claiming to be stockholders of the Company have filed derivative lawsuits, purportedly on behalf of the Company, against certain current and former members of the Company's Board of Directors as well as several current and former officers of the Company. Three derivative actions have been filed in Los Angeles Superior Court: Vazquez v. Kotick, et al., L.A.S.C. Case No. BC355327 (filed July 12, 2006); Greuer v. Kotick, et al., L.A.S.C. Case No. SC090343 (filed July 12, 2006); and Amalgamated Bank v. Baker, et al., L.A.S.C. Case No. BC356454 (filed August 3, 2006). These actions have been consolidated by the court under the caption In re Activision Shareholder Derivative Litigation, L.A.S.C. Master File No. SC090343 (West, J.). Two derivative actions have been filed in the United States District Court for the Central District of California: Pfeiffer v. Kotick, et al., C.D. Cal. Case No. CV06-4771 MRP (JTLx) (filed July 31, 2006); and Hamian v. Kotick, et al., C.D. Cal. Case No. CV06-5375 MRP (JLTx) (filed August 25, 2006). These actions have also been consolidated, under the caption In re Activision, Inc.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

13. Commitments and Contingencies (Continued)

Shareholder Derivative Litigation, C.D. Cal. Case No. CV06-4771 MRP (JTLx) (Pfaelzer, J.). The consolidated complaints allege, among other things, purported improprieties in the Company's issuance of stock options. Plaintiffs seek various relief on behalf of the Company, including damages, restitution of benefits obtained from the alleged misconduct, equitable relief, including an accounting and rescission of option contracts; and various corporate governance reforms. The Company expects that defense expenses associated with the matters will be covered by its directors and officers insurance, subject to the terms and conditions of the applicable policies. On May 24, 2007, the Superior Court granted the Company's motion to stay the state action. The court's order stays the action pending the resolution of motions to dismiss in the federal action, but is without prejudice to any party's right to seek modification of the stay upon a showing of good cause, including a showing that matters may be addressed in the Superior Court without the potential for conflict with or duplication of the federal court proceedings. The Company filed motions to dismiss in the federal action on June 1, 2007, which will be fully briefed by August 15, 2007. The Company was also informed that, on June 1, 2007, a derivative case, Abdelnur vs. Kotick et al., was filed in the United States District Court for the Central District of California, C.D. Case No. CV07-3575 AHM (PJWx), by the same law firm that previously filed the Hamian case, alleging substantially the same claims.

        On July 27, 2006, the Company received a letter of informal inquiry from the SEC requesting certain documents and information relating to the Company's historical stock option grant practices. In early June 2007, the SEC informed the Company that the SEC has issued a formal order of non-public investigation, which allows the SEC, among other things, to subpoena witnesses and require the production of documents. The Company is cooperating with the SEC's investigation, and representatives of the special subcommittee of independent members of our Board of Directors established in July 2006 to review our historical stock option granting practices (the "Special Subcommittee") and its legal counsel have met with members of the staff of the SEC on several occasions, in person and by telephone (as has the Company's outside legal counsel), to discuss the progress of the Special Subcommittee's investigation and on February 28, 2007 to brief the SEC staff on the Special Subcommittee's findings and recommendations following the substantial completion of the Special Subcommittee's investigation. A representative of the U.S. Department of Justice has attended certain of these meetings and requested copies of certain documents that we have provided to the staff of the SEC. At this time, the Company has not received any grand jury subpoenas or written requests from the Department of Justice.

        In addition, we are party to other routine claims and suits brought by us and against us in the ordinary course of business, including disputes arising over the ownership of intellectual property rights, contractual claims, employment relationships, and collection matters. In the opinion of management, after consultation with legal counsel, the outcome of such routine claims and lawsuits will not have a material adverse effect on our business, financial condition, results of operations, or liquidity.

14. Stock-Based Compensation and Employee Benefit Plans

        We have a stock-based compensation program that provides our Board of Directors broad discretion in creating employee equity incentives. This program includes incentive and non-statutory stock options and restricted stock awards granted under various plans, the majority of which are stockholder approved. Stock options are generally time-based, vesting on each annual anniversary of the grant date over periods of three to five years and expire ten years from the grant date, with some

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

options containing performance clauses which would accelerate the vesting into earlier annual periods. Additionally, we have an Employee Stock Purchase Plan ("ESPP") that allows employees to purchase shares of common stock at 85% of the fair market value at either the date of enrollment or the date of purchase, whichever is lower. Shares issued as a result of stock option exercises and our ESPP are generally issued as new stock issuances. As of March 31, 2007, we had approximately 11.2 million shares of common stock reserved for future issuance under our stock option plans and ESPP.

  Stock Incentive Plans

        We sponsor several stock option plans for the benefit of officers, employees, consultants, and others.

        On February 28, 1992, the shareholders of Activision approved the Activision 1991 Stock Option and Stock Award Plan, as amended, (the "1991 Plan") which permits the granting of "Awards" in the form of non-qualified stock options, incentive stock options ("ISOs"), stock appreciation rights ("SARs"), restricted stock awards, deferred stock awards, and other common stock-based awards to directors, officers, employees, consultants, and others. The total number of shares of common stock available for distribution under the 1991 Plan is 45,400,000. The 1991 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were no shares remaining available for grant under the 1991 Plan as of March 31, 2007.

        On September 23, 1998, the shareholders of Activision approved the Activision 1998 Incentive Plan, as amended (the "1998 Plan"). The 1998 Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred stock awards, and other common stock-based awards to directors, officers, employees, consultants, and others. The total number of shares of common stock available for distribution under the 1998 Plan is 18,000,000. The 1998 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 56,300 shares remaining available for grant under the 1998 Plan as of March 31, 2007.

        On April 26, 1999, the Board of Directors approved the Activision 1999 Incentive Plan, as amended (the "1999 Plan"). The 1999 Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards, and other common stock-based awards to directors, officers, employees, consultants, and others. The total number of shares of common stock available for distribution under the 1999 Plan is 30,000,000. The 1999 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 84,500 shares remaining available for grant under the 1999 Plan as of March 31, 2007.

        On August 23, 2001, the shareholders of Activision approved the Activision 2001 Incentive Plan, as amended (the "2001 Plan"). The 2001 Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred stock awards, and other common stock-based awards to directors, officers, employees, consultants, and others. The total number of shares of common stock available for distribution under the 2001 Plan is 9,000,000. The 2001 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 158,300 shares remaining available for grant under the 2001 Plan as of March 31, 2007.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

        On April 4, 2002, the Board of Directors approved the Activision 2002 Incentive Plan (the "2002 Plan"). The 2002 Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards, and other common stock-based awards to officers (other than executive officers), employees, consultants, advisors, and others. The 2002 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. The total number of shares of common stock available for distribution under the 2002 Plan is 17,400,000. There were approximately 167,600 shares remaining available for grant under the 2002 Plan as of March 31, 2007.

        On September 19, 2002, the shareholders of Activision approved the Activision 2002 Executive Incentive Plan (the "2002 Executive Plan"). The 2002 Executive Plan permits the granting of "Awards" in the form of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards, and other common stock-based awards to officers, employees, directors, consultants, and advisors. The total number of shares of common stock available for distribution under the 2002 Executive Plan is 10,000,000. The 2002 Executive Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. There were approximately 488,700 shares remaining available for grant under the 2002 Executive Plan as of March 31, 2007.

        On December 16, 2002, the Board of Directors approved the Activision 2002 Studio Employee Retention Incentive Plan, as amended (the "2002 Studio Plan"). The 2002 Studio Plan permits the granting of "Awards" in the form of non-qualified stock options and restricted stock awards to key studio employees (other than executive officers) of Activision, its subsidiaries and affiliates, and to contractors and others. The 2002 Studio Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. The total number of shares of common stock available for distribution under the 2002 Studio Plan is 6,000,000. There were approximately 4,200 shares remaining available for grant under the 2002 Studio Plan as of March 31, 2007.

        On April 29, 2003, our Board of Directors approved the Activision 2003 Incentive Plan (the "2003 Plan"). On September 15, 2005, the shareholders of Activision approved the 2003 Plan. The 2003 Plan permits the granting of "Awards" in the form of non-qualified stock options, SARs, restricted stock awards, deferred stock awards, and other common stock-based awards to directors, officers, employees, consultants, and others. The 2003 Plan requires available shares to consist in whole or in part of authorized and unissued shares or treasury shares. The total number of shares of common stock available for distribution under the 2003 Plan is 24,000,000. There were approximately 8,915,300 shares remaining available for grant under the 2003 Plan as of March 31, 2007.

        Under the terms of the plans, the exercise price for Awards issued under the 1991 Plan, 1998 Plan, 1999 Plan, 2001 Plan, 2002 Plan, 2002 Executive Plan, 2002 Studio Plan, and 2003 Plan (collectively, the "Plans") is determined at the discretion of the Board of Directors (or the Compensation Committee of the Board of Directors, which administers the Plans), and under the terms of the plans, the exercise price for ISOs is not to be less than the fair market value of our common stock at the date of grant, and in the case of non-qualified options, the exercise price must exceed or be equal to 85% of the fair market value of our common stock at the date of grant. Options typically become exercisable in installments over a period of three to five years and must be exercised within 10 years of the date of grant. We have recently determined that certain Awards issued in certain past periods were issued with

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

exercise prices below the fair market value of our common stock on the dates that we have determined to be the correct grant and measurement dates for those Awards.

  Other Employee Stock Options

        In connection with prior employment agreements between Activision and Robert A. Kotick, Activision's Chairman and Chief Executive Officer, and Brian G. Kelly, Activision's Co-Chairman, Mr. Kotick and Mr. Kelly were granted options to purchase common stock. The Board of Directors approved the granting of these options. Relating to such grants, as of March 31, 2007, approximately 8,304,800 options were outstanding with a weighted average exercise price of $1.74.

        We additionally have approximately 9,500 options outstanding to employees as of March 31, 2007, with a weighted average exercise price of $3.48. The Board of Directors approved the granting of these options. Such options have terms similar to those options granted under the Plans.

  Employee Stock Purchase Plan

        On April 11, 2005, the Board of Directors approved the 2002 Employee Stock Purchase Plan and on February 11, 2003 the Board approved the 2002 Employee Stock Purchase Plan for International Employees (together, the "2002 Employee Stock Purchase Plan"). Under the 2002 Employee Stock Purchase Plan, up to an aggregate of 4,000,000 shares of our common stock may be purchased by eligible employees during two six-month offering periods that commence each April 1 and October 1 (the "Offering Period"). Common stock is purchased by the Amended 2002 Purchase Plans participants at a price per share generally equal to 85% of the lower of the fair market value of the common stock on the first day of the Offering Period and the fair market value of the common stock on the purchase date (the last day of the Offering Period). Employees may purchase shares having a value not exceeding 15% of their gross compensation during an Offering Period and are limited to a maximum of $10,000 in value for any two purchases within the same calendar year. On June 13, 2007, the most recent purchase date, employees purchased 228,337 shares of our common stock at a purchase price of $12.8350 per share.

  Non-Employee Warrants

        In prior years, we have granted stock warrants to third parties in connection with the development of software and the acquisition of licensing rights for intellectual property. The warrants generally vest upon grant and are exercisable over the term of the warrant. The exercise price of third-party warrants is generally greater than or equal to their fair market value of our common stock at the date of grant. No third-party warrants were granted during the years ended March 31, 2007, 2006, and 2005. As of March 31, 2007 and 2006, third-party warrants to purchase 936,000 shares of common stock were outstanding with a weighted average exercise price of $4.54 per share.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

        In accordance with EITF 96-18, we measure the fair value of the securities on the measurement date. The fair value of each warrant is capitalized and amortized to expense when the related product is released and the related revenue is recognized. Additionally, as more fully described in Note 1, the recoverability of capitalized software development costs and intellectual property licenses is evaluated on a quarterly basis with amounts determined as not recoverable being charged to expense. In connection with the evaluation of capitalized software development costs and intellectual property licenses, any capitalized amounts for related third-party warrants are additionally reviewed for recoverability with amounts determined as not recoverable being amortized to expense. As of March 31, 2006, capitalized amounts of third-party warrants had been fully amortized and there was no amortization related to third-party warrants for the fiscal year ended March 31, 2007. For the fiscal years ended March 31, 2006 and 2005, $0.5 and $1.6 million, respectively was amortized and included in cost of sales—software royalties and amortization and/or cost of sales—intellectual property licenses.

  Employee Retirement Plan

        We have a retirement plan covering substantially all of our eligible employees. The retirement plan is qualified in accordance with Section 401(k) of the Internal Revenue Code. Under the plan, employees may defer up to the lesser of 92% of their pre-tax salary and the maximum amount allowed by law. We contribute an amount equal to 20% of each dollar contributed by a participant. Our matching contributions to the plan were approximately $1.5 million, $1.3 million, and $905,000 for the years ended March 31, 2007, 2006, and 2005, respectively.

  Restricted Stock

        In June 2005, we issued the rights to 155,763 shares of restricted stock to an employee. Additionally, in October 2005 we issued the rights to 96,712 shares of restricted stock to an employee. These shares all vest over a five-year period and remain subject to forfeiture if vesting conditions are not met. In accordance with APB 25, we recognized unearned compensation in connection with the grant of restricted shares equal to the fair value of our common stock on the date of grant. The fair value of these shares when issued was approximately $12.84 and $15.51 per share, respectively, and resulted in a total increase in "Additional paid-in capital" and "Unearned compensation" of $2.0 million and $1.5 million on the respective balance sheets at the times of grant. Prior to the adoption of SFAS 123R, we reduced unearned compensation and recognized compensation expense over the vesting periods. Upon adoption of SFAS 123R, unearned compensation was reclassified against additional paid in capital and we will increase additional paid in capital and recognize compensation expense over the respective remaining vesting periods. Additionally, in the third quarter of fiscal 2007 we issued the rights to an aggregate of 81,000 shares of restricted stock to various employees. These shares vest over two and three year periods (with some subject to vesting acceleration clauses if the holder achieves certain performance objectives) and remain subject to forfeiture if vesting conditions are not met. In accordance with SFAS 123R we will recognize compensation expense and increase additional paid in capital related to these restricted stock shares over the requisite service period. For the year ended March 31, 2007, we recorded expenses related to these shares of approximately $981,000, which was included as a component of stock-based compensation expense within "General and administrative" on the accompanying Consolidated Statements of Operations. Since the issuance

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

dates, we have recognized $1.4 million of the $4.8 million total fair value, with the remainder to be recognized over a weighted-average period of 2.88 years.

        On April 1, 2006, we adopted the provisions of SFAS 123R, requiring us to recognize expense related to the fair value of our stock-based compensation awards. We elected to use the modified prospective transition method as permitted by SFAS 123R and therefore have not restated our financial results for prior periods. Under this transition method, stock-based compensation expense for the year ended March 31, 2007 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of April 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Stock-based compensation expense for all stock-based compensation awards granted subsequent to April 1, 2006 was based on the grant-date fair value, estimated in accordance with the provisions of SFAS 123R.

        The effect of adopting SFAS 123R in the year ended March 31, 2007 was as follows:

(in thousands except per share data)	For the year ended March 31, 2007
Additional pre-tax stock-based compensation	$21,436
Additional stock-based compensation, net of tax	13,055
Cash flows from operations	(9,012)
Cash flows from financing activities	9,012
Effect on earnings per share:
Basic	$(0.05)
Diluted	$(0.04)

        The following table sets forth the total stock-based compensation expense resulting from stock options, restricted stock awards, and the ESPP included in our Consolidated Statements of Operations (in thousands) in accordance with SFAS 123R for the fiscal year ended March 31, 2007, and APB 25 for the fiscal years ended March 31, 2006 and 2005:

	For the year ended March 31,
	2007	2006	2005
Cost of sales—software royalties and amortization	$2,503	$—	$—
Product development	5,728	869	1,233
Sales and marketing	5,267	175	241
General and administrative	12,024	2,055	1,894

Stock-based compensation expense before income taxes	25,522	3,099	3,368
Income tax benefit	(9,979)	(1,208)	(1,310)

Total stock-based compensation expense after income taxes	$15,543	$1,891	$2,058

        Additionally, stock option expenses are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" as discussed in Note 1. For the year ended March 31, 2007, stock-based compensation costs in the amount of

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

$9.1 million were capitalized and $2.5 million of capitalized stock-based compensation costs were amortized. The following table summarizes stock—based compensation included in our Consolidated Balance Sheets as a component of software development (in thousands):

Software Development
Balance, March 31, 2006	$—
Stock-based compensation expense capitalized during period	9,069
Amortization of capitalized stock-based compensation expense	(2,503)

Balance, March 31, 2007	$6,566

        Net cash proceeds from the exercise of stock options were $19.0 million, $45.1 million, and $72.7 million for the years ended March 31, 2007, 2006, and 2005, respectively. Income tax benefit from stock option exercises was $11.3 million, $29.4 million, and $53.2 million for the years ended March 31, 2007, 2006, and 2005, respectively. In accordance with SFAS 123R, we present excess tax benefits from the exercise of stock options, if any, as financing cash flows rather than operating cash flows.

        Prior to the adoption of SFAS 123R, we applied SFAS 123, amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure" ("SFAS 148"), which allowed companies to apply the existing accounting rules under APB 25 and related Interpretations. According to APB 25, a non-cash stock-based compensation expense is recognized for any options granted where the exercise price is lower than the market price on the actual date of grant. This expense is then amortized over the vesting period of the associated option. As required by SFAS 148, prior to the adoption of SFAS 123R, we provided pro forma net income and pro forma net income per common share disclosures for stock-based awards, as if the fair-value-based method defined in SFAS 123 had been applied.

        The following table illustrates the effect on net income after tax and net earnings per common share as if we had applied the fair value recognition provisions of SFAS 123 to stock-based

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

compensation during the years ended March 31, 2006 and 2005 (in thousands, except per share amounts):

	For the years ended March 31,
	2006	2005
Net income, as reported	$40,251	$135,057
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	1,589	2,313
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(16,175)	(14,233)

Pro forma net income	$25,665	$123,137

Earnings per share
Basic—as reported	$0.15	$0.54

Basic—pro forma	$0.09	$0.49

Diluted—as reported	$0.14	$0.49

Diluted—pro forma	$0.09	$0.44

        In the table above, stock-based compensation has been tax effected using our effective tax rate which differs from our statutory rate. Additionally, included in fiscal year 2006 net income, as reported, is $467,000 of amortization of unearned compensation related to restricted stock.

        As of April 1, 2005, the Company began estimating the value of employee stock options on the date of grant using a binomial-lattice model. Prior to April 1, 2005 the value of each employee stock option was estimated on the date of grant using the Black-Scholes model for the purpose of the pro forma financial information in accordance with SFAS 123.

        Our employee stock options have features that differentiate them from exchange-traded options. These features include lack of transferability, early exercise, vesting restrictions, pre- and post-vesting termination provisions, blackout dates, and time-varying inputs. In addition, some of the options have non-traditional features, such as accelerated vesting upon the satisfaction of certain performance conditions that must be reflected in the valuation. A binomial-lattice model was selected because it is better able to explicitly address these features than closed-form models such as the Black-Scholes model, and is able to reflect expected future changes in model inputs, including changes in volatility, during the option's contractual term.

        Consistent with SFAS 123R, we have attempted to reflect expected future changes in model inputs during the option's contractual term. The inputs required by our binomial-lattice model include expected volatility, risk-free interest rate, risk-adjusted stock return, dividend yield, contractual term, and vesting schedule, as well as measures of employees' forfeiture, exercise, and post-vesting termination behavior. Statistical methods were used to estimate employee type specific termination rates. These termination rates, in turn, were used to model the number of options that are expected to

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

vest and post-vesting termination behavior. Employee type specific estimates of Expected Time-To-Exercise ("ETTE") were used to reflect employee exercise behavior. ETTE was estimated by using statistical procedures to first estimate the conditional probability of exercise occurring during each time period, conditional on the option surviving to that time period. These probabilities are then used to estimate ETTE. The model was calibrated by adjusting parameters controlling exercise and post-vesting termination behavior so that the measures output by the model matched values of these measures that were estimated from historical data. The weighted-average estimated value of employee stock options granted during the years ended March 31, 2007, 2006, and 2005 was $5.86, $5.09, and $3.06 per share, respectively, using the binomial-lattice model with the following weighted-average assumptions:

	Employee and Director Options and Warrants			Employee Stock Purchase Plan
	For the year ended March 31,			For the year ended March 31,
	2007	2006	2005	2007	2006	2005
Expected life (in years)	4.87	4.85	3.20	0.5	0.5	0.5
Risk free interest rate	4.99%	5.17%	3.25%	4.71%	3.05%	2.66%
Volatility	54%	48%	48%	43%	42%	46%
Dividend yield	—	—	—	—	—	—
Weighted-average fair value at grant date	$5.86	$5.09	$3.06	$3.72	$3.11	$1.59

        To estimate volatility for the binomial-lattice model, we use methods or capabilities that are discussed in SFAS 123R and SAB 107. These methods included the implied volatility method based upon the volatilities for exchange-traded options on our stock to estimate short-term volatility, the historical method (annualized standard deviation of the instantaneous returns on Activision's stock) during the option's contractual term to estimate long-term volatility and a statistical model to estimate the transition or "mean reversion" from short-term volatility to long-term volatility. Based on these methods, for options granted during the year ended March 31, 2007, the expected stock price volatility ranged from 38% to 56%, with a weighted-average volatility of 54%. For options granted during the year ended March 31, 2006, the expected stock price volatility ranged from 40% to 55%, with a weighted average volatility of 48%. For options granted during the year ended March 31, 2005, the expected stock price volatility ranged from 45% to 48%, with a weighted average volatility of 48%.

        As is the case for volatility, the risk-free rate is assumed to change during the option's contractual term. Consistent with the calculation required by a binomial lattice model, the risk-free rate reflects the interest from one time period to the next ("forward rate") as opposed to the interest rate from the grant date to the given time period ("spot rate"). Since we do not currently pay dividends and are not expected to pay them in the future, we have assumed that the dividend yield is zero.

        The expected life of employee stock options represents the weighted-average period the stock options are expected to remain outstanding and is, as required by SFAS 123R, an output by the binomial-lattice model. The expected life of employee stock options depends on all of the underlying assumptions and calibration of our model. A binomial-lattice model can be viewed as assuming that employees will exercise their options when the stock price equals or exceeds an exercise boundary. The exercise boundary is not constant but continually declines as one approaches the option's expiration

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

date. The exact placement of the exercise boundary depends on all of the model inputs as well as the measures that are used to calibrate the model to estimated measures of employees' exercise and termination behavior.

        As stock-based compensation expense recognized in the Consolidated Statement of Operations for the year ended March 31, 2007 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience.

  Accuracy of Fair Value Estimates

        The Company uses third-party analyses to assist in developing the assumptions used in the binomial-lattice model, including model inputs and measures of employees' exercise and post-vesting termination behavior. However, we are ultimately responsible for the assumptions used to estimate the fair value of our share-based payment awards.

        Our ability to accurately estimate the fair value of share-based payment awards as of the grant date depends upon the accuracy of the model and our ability to accurately forecast model inputs as long as ten years into the future. These inputs include, but are not limited to, expected stock price volatility, risk-free rate, dividend yield, and employee termination rates. Although the fair value of employee stock options is determined in accordance with SFAS 123R and SAB 107 using an option-pricing model, the estimates that are produced by this model may not be indicative of the fair value observed between a willing buyer/willing seller. Unfortunately, it is difficult to determine if this is the case, because markets do not currently exist that permit the active trading of employee stock option and other share-based instruments.

        Stock option activity for the years ended March 31, 2007, 2006, and 2005 is as follows (in thousands, except per share amounts):

	2007		2006		2005
	Shares	Wtd Avg Ex Price	Shares	Wtd Avg Ex Price	Shares	Wtd Avg Ex Price
Outstanding at beginning of year	48,337	$6.20	48,772	$4.84	65,135	$3.71
Granted	6,361	13.91	8,728	12.66	7,501	8.82
Exercised	(3,352)	5.03	(8,108)	4.81	(22,167)	2.90
Forfeited	(1,917)	8.61	(1,055)	7.35	(1,697)	4.47

Outstanding at end of year	49,429	$7.18	48,337	$6.20	48,772	$4.84

Exercisable at end of year	31,291	$4.60	27,126	$4.17	25,180	$3.92

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

14. Stock-Based Compensation and Employee Benefit Plans (Continued)

        The following table shows the weighted-average remaining contractual term and aggregate intrinsic value for options outstanding and options exercisable at March 31, 2007 (amounts in thousands):

	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2007	5.97	$581,459

Exercisable at March 31, 2007	4.69	$448,621

        The aggregate intrinsic value in the table above represents the total pretax intrinsic value (i.e., the difference between our closing stock price on the last trading day of the period and the exercise price, times the number of shares for options where the exercise price is below the closing stock price) that would have been received by the option holders had all option holders exercised their options on that date. This amount changes based on the fair market value of our stock. Total intrinsic value of options actually exercised was $32.0 million, $77.9 million, and $198.0 million for the years ended March 31, 2007, 2006, and 2005, respectively.

        As of March 31, 2007, $34.0 million of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted-average period of 1.61 years.

        The following table summarizes information about all employee and director stock options outstanding as of March 31, 2007 (share amounts in thousands):

	Outstanding Options
				Exercisable Options
		Remaining Wtd. Avg. Contractual Life (in years)
	Shares		Wtd. Avg. Exercise Price	Shares	Wtd. Avg. Exercise Price
Range of exercise prices:
$1.00 to $1.08	665	3.11	$1.05	665	$1.05
$1.72 to $1.75	8,202	1.95	1.75	8,202	1.75
$1.76 to $3.53	5,354	5.09	3.34	4,714	3.34
$3.54 to $5.00	5,696	5.74	4.04	5,185	4.07
$5.08 to $5.74	4,959	5.36	5.72	4,292	5.72
$5.79 to $7.73	6,605	5.96	7.12	6,032	7.10
$7.75 to $11.10	5,440	7.61	9.77	1,009	8.99
$11.15 to $13.61	8,959	8.65	12.90	779	12.14
$13.62 to $17.21	3,388	8.97	15.24	413	15.06
$18.43 to $18.43	161	9.80	18.43	—	—

	49,429	5.97	$7.18	31,291	$4.60

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

15. Capital Transactions

  Buyback Program

        During fiscal 2003, our Board of Directors authorized a buyback program under which we can repurchase up to $350.0 million of our common stock. Under the program, shares may be purchased as determined by management, from time to time and within certain guidelines, in the open market or in privately negotiated transactions, including privately negotiated structured stock repurchase transactions and through transactions in the options markets. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time to time without prior notice.

        Under the buyback program, we did not repurchase any shares of our common stock in the years ended March 31, 2007, March 31, 2006 and March 31, 2005. As of March 31, 2007, we had no outstanding structured stock repurchase transactions. Structured stock repurchase transactions are settled in cash or stock-based on the market price of our common stock on the date of the settlement. Upon settlement, we either have our capital investment returned with a premium or receive shares of our common stock, depending, respectively, on whether the market price of our common stock is above or below a pre-determined price agreed in connection with each such transaction. These transactions are recorded in shareholders' equity in the accompanying Consolidated Balance Sheets. As of March 31, 2007, we had approximately $226.2 million available for utilization under the buyback program and no outstanding stock repurchase transactions.

  Shareholders' Rights Plan

        On April 18, 2000, our Board of Directors approved a shareholders rights plan (the "Rights Plan"). Under the Rights Plan, each common shareholder at the close of business on April 19, 2000, received a dividend of one right for each share of common stock held. Each right represents the right to purchase one-six hundredths (1/600) of a share, as adjusted on account of stock dividends made since the plan's adoption, of our Series A Junior Preferred Stock at an exercise price of $6.67 per share, as adjusted on account of stock dividends made since the plan's adoption. Initially, the rights are represented by our common stock certificates and are neither exercisable nor traded separately from our common stock. The rights will only become exercisable if a person or group acquires 15% or more of the common stock of Activision, or announces or commences a tender or exchange offer which would result in the bidder's beneficial ownership of 15% or more of our common stock.

        In the event that any person or group acquires 15% or more of our outstanding common stock each holder of a right (other than such person or members of such group) will thereafter have the right to receive upon exercise of such right, in lieu of shares of Series A Junior Preferred Stock, the number of shares of common stock of Activision having a value equal to two times the then current exercise price of the right. If we are acquired in a merger or other business combination transaction after a person has acquired 15% or more of our common stock, each holder of a right will thereafter have the right to receive upon exercise of such right a number of the acquiring company's common shares having a market value equal to two times the then current exercise price of the right. For persons who, as of the close of business on April 18, 2000, beneficially own 15% or more of the common stock of Activision, the Rights Plan "grandfathers" their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

15. Capital Transactions (Continued)

        We may redeem the rights for $.01 per right at any time until the first public announcement of the acquisition of beneficial ownership of 15% of our common stock. At any time after a person has acquired 15% or more (but before any person has acquired more than 50%) of our common stock, we may exchange all or part of the rights for shares of common stock at an exchange ratio of one share of common stock per right. The rights expire on April 18, 2010.

16. Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)

        The components of comprehensive income (loss) for the year ended March 31, 2007, 2006, and 2005 were as follows (amounts in thousands):

	March 31, 2007	March 31, 2006	March 31, 2005
Net income	$85,787	$40,251	$135,057
Other comprehensive income (loss):
Unrealized appreciation (depreciation) on investments, net of taxes	(8,224)	10,576	(3,317)
Foreign currency translation adjustment	12,057	(5,825)	4,974

Other comprehensive income	3,833	4,751	1,657

Comprehensive income	$89,620	$45,002	$136,714

        The components of accumulated other comprehensive income (loss) for the years ended March 31, 2007 and 2006 were as follows (amounts in thousands):

	Foreign Currency	Unrealized Appreciation (Depreciation) on Investments	Accumulated Other Comprehensive Income (Loss)
Balance, March 31, 2006	$9,013	$7,356	$16,369
Other comprehensive income (loss)	12,057	(8,224)	3,833

Balance, March 31, 2007	$21,070	$(868)	$20,202

        Comprehensive income is presented net of taxes of $0.6 million related to unrealized depreciation on investments. Income taxes were not provided for foreign currency translation items as these are considered indefinite investments in non-U.S. subsidiaries.

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

17. Supplemental Cash Flow Information

        Non-cash investing and financing activities and supplemental cash flow information are as follows (amounts in thousands):

	For the years ended March 31,
	2007	2006	2005
Non-cash investing and financing activities:
Subsidiaries acquired with common stock	$30,000	$2,793	$1,191
Change in unrealized appreciation (depreciation) on investments	(8,224)	10,576	(3,317)
Common stock payable, related to acquisition	39,000	—	—
Adjustment-prior period purchase allocation	51	(260)	(2,384)
Supplemental cash flow information:
Cash paid for income taxes	$3,677	$4,698	$12,178
Cash received for interest, net	35,345	25,912	10,543

18. Quarterly Financial and Market Information (Unaudited)

	For the quarters ended
(Amounts in thousands, except per share data)					For the year ended
	June 30(a)	Sept. 30	Dec. 31	Mar. 31
Fiscal 2007:
Net revenues	$188,069	$188,172	$824,259	$312,512	$1,513,012
Cost of sales	137,800	141,078	483,180	216,007	978,065
Operating income (loss)	(33,449)	(37,410)	173,120	(29,114)	73,147
Net income (loss)	(18,309)	(24,302)	142,820	(14,422)	85,787
Basic earnings (loss) per share	(0.07)	(0.09)	0.51	(0.05)	0.31
Diluted earnings (loss) per share	(0.07)	(0.09)	0.46	(0.05)	0.28
Common stock price per share:
High	15.11	16.00	18.19	19.20	19.20
Low	10.71	10.47	14.22	16.05	10.47
Fiscal 2006:
Net revenues	$241,093	$222,540	$816,242	$188,125	$1,468,000
Cost of sales	172,270	141,458	498,325	128,309	940,362
Operating income (loss)	(14,319)	(27,788)	83,893	(26,560)	15,226
Net income (loss)	(4,247)	(14,230)	67,856	(9,128)	40,251
Basic earnings (loss) per share	(0.02)	(0.05)	0.25	(0.03)	0.15
Diluted earnings (loss) per share	(0.02)	(0.05)	0.23	(0.03)	0.14
Common stock price per share:
High	13.88	17.30	18.03	15.93	18.03
Low	10.64	12.07	12.94	11.81	10.64

(a)
On June 7, 2007, we filed an Amended Quarterly Report on Form 10-Q/A to restate our unaudited consolidated financial statements as of June 30, 2006 and for the three months ended

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

18. Quarterly Financial and Market Information (Unaudited) (Continued)

  June 30, 2006 and 2005 and the related disclosures to correct our stock-based compensation expense and related tax effects as discussed in the Form 10-Q/A.

        The following table reflects the impact of the non-cash charges for stock-based compensation expense and related tax effects:

	For the three months ended June 30, 2006
	As previously reported	Adjustments	As restated
Net revenues	$188,069	$—	$188,069
Cost of sales	137,789	11	137,800
Operating loss	(32,786)	(663)	(33,449)
Net loss	(17,826)	(483)	(18,309)
Basic loss per share	(0.06)	(0.01)	(0.07)
Diluted loss per share	(0.06)	(0.01)	(0.07)

19. Recently Issued Accounting Standards and Laws

        In February 2006, the FASB issued Statement No. 155 ("SFAS No. 155"), Accounting for Certain Hybrid Financial Instruments—An amendment of FASB Statements No. 133 and 140. SFAS No. 155 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities to resolve issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends Statement 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a material effect on our financial position or results of operations.

        In March 2006, the FASB issued Statement No. 156 ("SFAS No. 156"), Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. SFAS No. 156 amends Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; permits either the "amortization method" or the "fair value measurement method," as subsequent measurement methods for each class of separately recognized servicing assets and servicing

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

19. Recently Issued Accounting Standards and Laws (Continued)

liabilities; permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights; and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective in the first fiscal year that begins after September 15, 2006. We do not expect that the adoption of SFAS No. 156 will have a material effect on our financial position or results of operations.

        In July 2006, the FASB issued Interpretation No. 48 ("FIN 48"), Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure, and transition. In addition, FIN 48 excludes income taxes from the scope of SFAS No. 5, Accounting for Contingencies. FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between the amounts recognized in the consolidated balance sheets prior to the adoption of FIN 48 and the amounts reported after adoption will be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. We are currently evaluating the effect that the adoption of FIN 48 will have on our results of operations and financial position.

        In September 2006, the FASB issued Statement No. 157 ("SFAS No. 157"), Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We do not expect that the adoption of SFAS No. 157 will have a material effect on our financial position or results of operations.

        In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, Financial Statements—Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 requires the use of both the "iron curtain" and "rollover" approach in quantifying the materiality of misstatements. SAB 108 also discusses the implications of misstatements uncovered upon the application of SAB 108 in situations when a registrant has historically been using either the iron curtain approach or the rollover approach. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 had no impact on our financial position or results of operations.

        In September 2006, the FASB issued Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS No. 158"). This new standard aims to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single-employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. Specifically, it requires a company to (1) recognize on

ACTIVISION, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the year ended March 31, 2007

19. Recently Issued Accounting Standards and Laws (Continued)

its balance sheet an asset for a plan's overfunded status or a liability for a plan's underfunded status, (2) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year, and (3) recognize changes in the funded status of a plan through comprehensive income in the year in which the changes occur. The adoption of SFAS No. 158 had no impact on our financial position or results of operations.

        In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The provisions of SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007. We are evaluating if we will adopt SFAS No. 159 and what impact the adoption will have on our Consolidated Financial Statements if we adopt.

20. Subsequent Events

        On May 11, 2007, Activision completed its acquisition of DemonWare, the leading provider of network middleware technologies for console and PC games headquartered in Dublin, Ireland. The acquisition is expected to enable Activision to gain efficiencies related to online game development and to position the company to take advantage of the growth in online gameplay that is expected to be driven by the next-generation consoles.

        On June 8, 2007, with respect to unexercised options subject to Section 409A of the Internal Revenue Code held by employees who are not executive officers, Activision commenced an offer to amend the exercise price of these options to eliminate the grantee's Section 409A tax liability consistent with Internal Revenue Service guidance. Pursuant to the offer, the Company will also make a cash payment in January 2008 to employees who accept the offer, in an amount equal to the difference between the original exercise price of each amended option and the amended exercise price of each amended option. The offer with respect to all eligible options is considered a modification of those options for financial reporting purposes. Pursuant to the accounting standards in effect under SFAS 123R (revised 2004), the fair value of the modified options (including for this purpose the cash payments that become payable pursuant to the terms of the offer) will be recognized as compensation expense over the remaining requisite service period with the fair value created as a result of cash payments that become payable pursuant to the terms of the offer recognized as compensation expense at the expiration of the offer period on July 6, 2007. In addition, a portion of the compensation costs associated with the original award may be accelerated and recognized as compensation expense at the expiration of the offer period as a result of the cash payment.

SCHEDULE II

ACTIVISION, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

Col. A Description	Col. B Balance at Beginning of Period	Col. C Additions (A)	Col. D Deductions (B)	Col. E Balance at End of Period
Year ended March 31, 2007
Allowance for sales returns and price protection	$95,150	$143,456	$(148,963)	$89,643
Allowance for doubtful accounts	3,103	(1,804)	476	1,775
Deferred tax valuation allowance	35,555	—	(35,173)	382
Year ended March 31, 2006
Allowance for sales returns and price protection	$67,603	$262,555	$(235,008)	$95,150
Allowance for doubtful accounts	1,588	5,149	(3,634)	3,103
Deferred tax valuation allowance	25,666	9,943	(54)	35,555
Year ended March 31, 2005
Allowance for sales returns and price protection	$44,538	$172,156	$(149,091)	$67,603
Allowance for doubtful accounts	2,490	(1,451)	549	1,588
Deferred tax valuation allowance	18,857	7,703	(894)	25,666

(A)
Includes increases in allowance for sales returns, price protection, doubtful accounts, and deferred tax valuation due to normal reserving terms and allowance accounts acquired in conjunction with acquisitions.

(B)
Includes actual write-offs of sales returns, price protection, uncollectible accounts receivable, net of recoveries, and foreign currency translation and other adjustments, and deferred taxes.

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Vivendi Games, Inc.:

        We have audited the accompanying consolidated balance sheets of Vivendi Games, Inc. ("Vivendi Games," as described in Note 1) as of December 31, 2006 and 2005, and the related consolidated statements of operations, owner's equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of Vivendi Games' management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Vivendi Games' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vivendi Games, Inc. as described in Note 1 as of December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

        As more fully described in Note 2, beginning on January 1, 2006, Vivendi Games' trade names were reclassified from finite to indefinite-lived assets and are no longer being amortized. In addition, Vivendi Games adopted SFAS No. 123(R) Share-Based Payment and began expensing share-based awards as of January 1, 2005.

                      /s/ Ernst & Young LLP

August 1, 2007
Los Angeles, California

Vivendi Games, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2007	December 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,000	$67,969	$32,439
Restricted cash	1,350	2,350	—
Accounts receivable, net of bad debt allowance and other allowances	105,691	210,861	148,835
Inventories	31,779	27,914	14,506
Capitalized software development costs, net	854	5,841	935
Royalties and license agreements, net	47,407	30,383	28,026
Prepaid expenses and other current assets	8,532	7,575	12,791
Deferred taxes	75,141	75,141	45,761

Total current assets	310,754	428,034	283,293
Royalties and license agreements, net	51,987	9,208	10,550
Property and equipment, net	121,866	115,959	52,742
Other intangibles, net	61,048	62,309	63,753
Goodwill	203,357	202,094	178,422
Other assets	8,239	6,680	2,976

Total assets	$757,251	$824,284	$591,736

Liabilities and owner's equity
Current liabilities:
Accounts payable	$41,998	$60,862	$35,213
Accrued expenses and other	284,325	261,652	163,551
Deferred revenues	125,435	116,696	87,864
Royalties payable	2,936	13,444	14,573

Total current liabilities	454,694	452,654	301,201
Deferred taxes	17,813	17,813	25,887
Other long-term liabilities	54,109	7,375	3,885

Total liabilities	526,616	477,842	330,973
Commitments and contingencies
Owner's equity
Common stock: $0.01 par value; Authorized—100,000 shares, issued and outstanding—800 shares	—	—	—
Additional paid in capital	614,133	614,133	618,127
Net payable to (receivable from) Vivendi and affiliated companies	(2,407)	292,534	350,972
Accumulated deficit	(417,136)	(594,290)	(733,570)
Accumulated other comprehensive income	36,045	34,065	25,234

Owner's equity	230,635	346,442	260,763

Total liabilities and owner's equity	$757,251	$824,284	$591,736

See accompanying notes.

Vivendi Games, Inc.

Consolidated Statements of Operations

(in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
Product sales, net of returns and allowances	$338,884	$217,523	$469,034	$483,839	$555,033
Subscription revenues	580,645	344,029	502,326	270,174	566
Licensing revenues	33,605	30,447	42,278	18,806	5,000
Other revenues	9,630	3,808	4,018	7,506	6,820

Net sales	962,764	595,807	1,017,656	780,325	567,419

Cost of sales (excluding depreciation and amortization)	238,737	153,694	321,349	304,028	337,224
Sales and marketing	108,165	79,842	149,865	140,745	130,960
Research and development	266,765	151,174	246,527	157,087	169,725
General and administrative	104,042	86,207	126,003	73,025	76,397
Amortization of capitalized software development costs	7,557	3,281	8,088	17,897	19,892
Depreciation expense and amortization of other intangibles	45,195	25,845	39,000	43,774	40,120
Restructuring costs	(704)	3,817	4,383	1,700	45,692

Total operating expenses	769,757	503,860	895,215	738,256	820,010

Operating income (loss)	193,007	91,947	122,441	42,069	(252,591)

Other expenses (income):
Interest, net (to Vivendi)	3,461	12,973	18,100	14,512	12,032
Interest, net	(498)	(754)	(813)	587	16
Foreign currency exchange gain (loss)	(213)	330	(1,751)	(1,176)	388
Other, net	848	24	871	(5,230)	(1,181)

Total other expenses	3,598	12,573	16,407	8,693	11,255

Income (loss) from continuing operations before income taxes	189,409	79,374	106,034	33,376	(263,846)
Benefit (provision) for income taxes on a stand-alone basis	(12,255)	26,602	33,246	11,754	(10,413)

Income (loss) from continuing operations	177,154	105,976	139,280	45,130	(274,259)

Discontinued operations
Income from discontinued operations (including gain on disposal of $4,138), net of tax	—	—	—	—	10,732

Income from discontinued operations	—	—	—	—	10,732
Net income (loss)	$177,154	$105,976	$139,280	$45,130	$(263,527)

See accompanying notes.

Vivendi Games, Inc.

Consolidated Statements of Owner's Equity and Comprehensive Income

(in thousands, except share amounts)

	Common Stock					Accumulated Other Comprehensive Income
			Additional Paid in Capital	Net Payable (Receivable) with Vivendi	Accumulated Deficit		Total Owner's Equity	Total Comprehensive Income
	Shares	Amount
Balance at January 1, 2004 (audited)	800	$—	$618,127	$346,072	$(515,173)	$27,097	$476,123
Net transfers to Vivendi	—	—	—	89,022	—	—	89,022
Net income	—	—	—	—	(263,527)	—	(263,527)	(263,527)
Foreign currency translation adjustment	—	—	—	—	—	101	101	101

Balance at December 31, 2004 (audited)	800	—	618,127	435,094	(778,700)	27,198	301,719	$(263,426)

Net transfers to Vivendi	—	—	—	(84,122)	—	—	(84,122)
Net income	—	—	—	—	45,130	—	45,130	45,130
Foreign currency translation adjustment	—	—	—	—	—	(1,964)	(1,964)	(1,964)

Balance at December 31, 2005 (audited)	800	—	618,127	350,972	(733,570)	25,234	260,763	$43,166

Net transfers to Vivendi	—	—	—	(58,438)	—	—	(58,438)
Reclassification of Vivendi stock options to liability awards	—	—	(3,994)	—	—	—	(3,994)
Net income	—	—	—	—	139,280	—	139,280	139,280
Foreign currency translation adjustment	—	—	—	—	—	8,831	8,831	8,831

Balance at December 31, 2006 (audited)	800	—	614,133	292,534	(594,290)	34,065	346,442	$148,111

Net transfers to Vivendi (unaudited)	—	—	—	(294,941)	—	—	(294,941)
Net income (unaudited)	—	—	—	—	177,154	—	177,154	177,154
Foreign currency translation adjustment (unaudited)	—	—	—	—	—	1,980	1,980	1,980

Balance at September 30, 2007 (unaudited)	800	$—	$614,133	$(2,407)	$(417,136)	$36,045	$230,635	$179,134

See accompanying notes.

Vivendi Games, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
Operating activities
Net income (loss)	$177,154	$105,976	$139,280	$45,130	$(263,527)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of other intangibles	45,195	25,845	39,000	43,774	40,120
Amortization of capitalized software development costs	7,557	3,281	8,088	17,897	19,892
Gain (loss) on disposal of fixed assets	1,014	(596)	961	(10)	212
Gain from sale of businesses	—	—	—	(4,448)	(4,138)
Non cash stock-based compensation expense	—	—	—	3,994	—
Deferred income taxes	—	—	(38,115)	(20,197)	(1,598)
Changes in operating assets and liabilities:
Accounts receivable	105,354	61,498	(43,847)	132,564	71,445
Inventories	(3,092)	(11,759)	(12,380)	6,648	22,765
Capitalized software development costs	(3,200)	(7,067)	(11,571)	(6,692)	(26,852)
Royalties and license agreements, net	(59,380)	(41,166)	(994)	8,425	59,725
Prepaid expenses and other assets	(3,344)	(2,357)	2,072	4,186	(7,332)
Accounts payable, accrued expenses and other	43,918	(18,281)	124,744	(49,946)	47,297
Deferred revenue	7,902	20,313	26,226	57,835	27,714
Royalties payable	(10,508)	(5,554)	(1,185)	(38,089)	18,118

Net cash provided by operating activities	308,570	130,133	232,279	201,071	3,841

Investing activities
Purchase of property and equipment, net	(46,012)	(73,043)	(96,474)	(36,600)	(24,045)
Acquisitions, net of cash acquired	—	(17,703)	(25,390)	(67,560)	—
Cash placed into escrow	—	(1,500)	(2,350)	—	—
Proceeds from sale of businesses	—	—	—	5,100	7,908

Net cash used in investing activities	(46,012)	(92,246)	(124,214)	(99,060)	(16,137)

Financing activities
Payment of capital leases	—	(78)	(78)	(719)	(1,699)
Net cash transfers from (to) Vivendi and affiliated companies	(293,537)	(31,757)	(76,622)	(115,994)	45,100

Net cash (used in) provided by financing activities	(293,537)	(31,835)	(76,700)	(116,713)	43,401

Effect of foreign exchange rate changes on cash and cash equivalents	3,010	2,121	4,165	(3,208)	1,418

Net increase (decrease) in cash and cash equivalents	(27,969)	8,173	35,530	(17,910)	32,523

Cash and cash equivalents:
Beginning of period	67,969	32,439	32,439	50,349	17,826

End of period	$40,000	$40,612	$67,969	$32,439	$50,349

Supplemental disclosure of cash flow information
Cash paid, net of refunds, to taxing authorities during the period	$18,783	$8,955	$7,707	$4,502	$2,294

Net cash paid to (received from) third parties for interest during the period	$644	$308	$(654)	$189	$446

See accompanying notes.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements

(Information subsequent to December 31, 2006 and pertaining to September 30, 2007 and the nine months ended September 30, 2007 and 2006 is unaudited)

1. Business Organization and Basis of Presentation

        These consolidated financial statements represent the accounts of Vivendi Games, Inc. and its subsidiaries ("Vivendi Games") and Universal Interactive, Inc. ("UI"), which has historically been under the common control of Vivendi S.A. ("Vivendi"). During 2006, Vivendi transferred UI to Vivendi Games, at which time UI became a wholly owned subsidiary of Vivendi Games. The consolidated entity is known as "Vivendi Games," and is a wholly owned subsidiary of Vivendi. Vivendi, a leader in entertainment with activities in music, TV, cinema, telecom, Internet and games, is listed on the compartment A of Eurolist, Euronext Paris S.A.

        Vivendi Games is a global developer, publisher and distributor of multi-platform interactive entertainment. Through its division Blizzard Entertainment, Vivendi Games is a leader in terms of subscriber base and revenues generated in the subscription-based MMORPG category, and through Sierra Entertainment, it develops and distributes games for the personal computer ("PC"), console and handheld markets. Vivendi Games has recently entered the casual online and mobile gaming markets by establishing new divisions: Sierra Online and Vivendi Games Mobile.

        Vivendi Games has development teams around the world and a pipeline of its own original and copyrighted material. Vivendi Games maintains relationships with strategic partners such as Universal Music Group, NBC Universal and 20th Century Fox.

        Headquartered in Los Angeles, California, Vivendi Games is structured around two main divisions: Blizzard Entertainment and Sierra Entertainment (along with the recently created separate divisions Sierra Online and Vivendi Games Mobile). Vivendi Games also provides, through Sierra Entertainment, functional support services, such as global wholesale sales and operations and corporate support services, such as executive management, finance, legal and human resources, to all divisions in order to leverage economies of scale.

        Although Vivendi Games is a wholly owned subsidiary of Vivendi, it operates its activities independently, through its various offices and locations, with limited operational reliance on Vivendi or Vivendi's affiliates. Vivendi Games shares certain corporate support services rendered at the Vivendi level, mainly cash and tax management. Vivendi maintains a centralized cash management pool from which Vivendi Games borrows and lends cash on a daily basis. Vivendi charges Vivendi Games interest on the average net cash borrowings. Likewise, Vivendi manages its global tax situation for the benefit of the entire portfolio of its businesses. Vivendi Games is part of tax sharing agreements and consolidated returns in certain jurisdictions.

Blizzard Entertainment, Inc. ("Blizzard")

        Blizzard is headquartered in Irvine, California and is a development studio and publisher best known as the creator of World of Warcraft and the Diablo, StarCraft and Warcraft franchises. Blizzard distributes its products and generates revenues worldwide through various means: subscription revenues (which consist of fees from individuals playing World of Warcraft, Blizzard's massively multi-player online game and other ancillary online revenues); licensing revenues from third-party companies who distribute World of Warcraft in China and Taiwan; and retail sales of physical "boxed" product.

        In addition to the Irvine (California) head offices, Blizzard maintains offices in or around Austin (Texas), Paris (France), Cork (Ireland), Seoul (South Korea), Shanghai (China) and Taipei (Taiwan) to

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Notes to Consolidated Financial Statements (Continued)

1. Business Organization and Basis of Presentation (Continued)

provide support to World of Warcraft players in their native language, to enhance online community management and to tailor all marketing initiatives to specific regions.

Sierra Entertainment ("Sierra")

        Sierra, headquartered in Los Angeles, California, is focused on the traditional PC, console and handheld game markets. Games are developed by internal and external studios. Sierra is focused on launching new original franchises, continuing to rejuvenate existing franchises, and improving its internal development capabilities to meet the standards for next generation technologies.

        Sierra operates four integrated internal studios which provide development capabilities across numerous genres for gamers worldwide: High Moon Studios (San Diego, California), specializing in the development of third person action titles; Massive Entertainment (Malmö, Sweden), a developer in the real time strategy genre and creator of the recently released World in Conflict PC title; Radical Entertainment (Vancouver, B.C.), specializing in the creation of open world games, including Scarface: The World is Yours; and Swordfish Studios (Birmingham and Manchester, England), which focuses on developing first person action titles.

        Sierra also provides services to the other operating divisions by handling global wholesale sales and operations. In North America, products are sold on a direct-to-retail basis to mass-market retailers, consumer electronics stores, discount warehouses, and game specialty stores. International activities are conducted through offices in the United Kingdom ("UK"), Germany, France, Italy, Spain, the Netherlands, Sweden, and Australia. Products are sold internationally on a direct-to-retail basis, through Sierra's wholly-owned subsidiaries and through third-party distributors.

New Divisions

        During 2006 Vivendi Games initiated the launch of two new divisions to capture the opportunities arising from the growing casual game market. These divisions established their product portfolio either by: (a) leveraging existing intellectual properties from the Sierra controlled portfolio, (b) licensing properties from third parties or (c) creating new original intellectual properties. Games are mainly developed internally and, to a lesser extent, by third-party developers.

        Sierra Online ("SOL"), headquartered in Los Angeles, California is focused on short and mid-session casual games, mainly playable on dedicated console Internet networks such as Xbox Live Arcade ("XBLA") from Microsoft or on the Internet. Games are developed by internal studios and external developers.

        Vivendi Games Mobile ("VGM"), headquartered close to Paris, France is focused on developing and distributing games playable on mobile phone handsets. Games are distributed by mobile phone carriers to the handsets of their respective mobile phone network subscribers on a pay-per-download or subscription basis, with VGM receiving a share of revenues from the carriers. Games are primarily distributed in North America, Europe and Australia.

Interim Financial Information

        The interim consolidated financial statements for the nine months ended September 30, 2007 and 2006 are unaudited and have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal

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Notes to Consolidated Financial Statements (Continued)

1. Business Organization and Basis of Presentation (Continued)

recurring adjustments) necessary to state fairly the financial information set forth therein, in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). Accordingly, these interim consolidated financial statements do not include all the information and footnotes required by U.S. GAAP for annual financial statements. The results of operations for the interim periods are not necessarily indicative of the results for a full year. All references to interim consolidated financial statements amounts are unaudited.

Basis of Presentation

        The accompanying consolidated financial statements and related notes reflect the historical results of the operations and financial position of certain entities under the common control of Vivendi that design, develop, publish, market, and distribute interactive entertainment software for personal computers and game console platforms. Vivendi Games' owner's equity represents the difference between the identifiable assets and liabilities of these entities under Vivendi Games' control and includes the net transfers between Vivendi Games and Vivendi and Vivendi's affiliated companies, under the cash management pool agreement. The consolidated statements of operations and consolidated statements of owner's equity and comprehensive income include certain expenses for corporate services and overhead that are allocated from or to Vivendi and its affiliated companies (see Note 11). These expenses have been allocated based on the specific nature of the expense and/or a formula, which management believes reasonably allocates expenses to or from Vivendi Games; however, such amounts may have been different had Vivendi Games operated as a separate stand-alone entity during the periods presented.

2. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period, including but not limited to sales returns and price protection, the collectibility of accounts receivable, the realizability of third party and internal capitalized software costs, valuation of deferred tax assets and the fair value of stock-based compensation. Actual results could differ from those estimates.

Fair Value of Financial Instruments

        The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are a reasonable approximation of fair value due to the short maturities of these instruments.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts and transactions of Vivendi Games as more fully described in Note 1. All material intercompany balances and transactions between the consolidated companies have been eliminated.

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Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

        Cash and cash equivalents include short-term highly liquid investments purchased with original maturities of three months or less. Significant amounts of cash balances are subsequently swept by Vivendi via the cash pooling agreement (see Note 11).

Restricted Cash

        As of September 30, 2007 and December 31, 2006, Vivendi Games had $1.35 million and $2.35 million, respectively, held in escrow accounts associated with certain businesses acquired during 2006. During the nine months ended September 30, 2007, partial payment was released from escrow to the selling shareholders of the acquired businesses. Additional funds will be released from the escrow account after September 30, 2007, to either Vivendi Games or the sellers of the acquired businesses, depending on the sufficiency of the net working capital delivered at the time of acquisition, as defined, or the existence of acquired businesses liabilities that were not previously recorded within the working capital delivered. To the extent amounts are released from escrow to the sellers, additional goodwill will be recorded at the time of release.

Accounts Receivable, Sales Returns, Price Protection and Other Reserves

        Accounts receivable consist principally of amounts owed by distributors, retail and mass marketing chains, software specialty retail chains, and computer superstores.

        Vivendi Games may permit product returns from, or grant price protection to, Vivendi Games customers under certain conditions. In general, price protection refers to the circumstances when Vivendi Games elects to decrease the wholesale price of a product by a certain amount and, when granted and applicable, allows customers a credit against amounts owed by such customers with respect to open and/or future invoices. Vivendi Games has provided for the estimated amounts of returns and price-protection deductions to be taken by customers as a reduction to product sales and is included within accrued liabilities. The conditions Vivendi Games' customers must meet to be granted the right to return products or price protection are, among other things, compliance with applicable payment terms, and consistent delivery of inventory and sell-through reports. Vivendi Games may also consider other factors, including the facilitation of slow-moving inventory and other market factors. Management must make estimates of potential future product returns and price protection related to current period product revenue. Vivendi Games estimates the amount of future returns and price protection for current period product revenue utilizing historical experience and information regarding inventory levels and the demand and acceptance of its products by the end consumer. The following factors are used to estimate the amount of future returns and price protection for a particular title: historical performance of titles in similar genres; historical performance of the hardware platform; historical performance of the brand; console hardware life cycle; Vivendi Games sales force and retail customer feedback; industry pricing; weeks of on-hand retail channel inventory; absolute quantity of on-hand retail channel inventory; warehouse on-hand inventory levels; the title's recent sell-through history (if available); marketing trade programs; and competing titles. The relative importance of these factors varies among titles depending upon, among other items, genre, platform, seasonality, and sales strategy. Significant management judgments and estimates must be made and used in connection with establishing the accrual for sales returns and price protection in any accounting period. Based upon historical experience, Vivendi Games believes the estimates are reasonable. However, actual returns

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Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

and price protection could vary materially from accrual estimates due to a number of reasons including, among others, a lack of consumer acceptance of a title, the release in the same period of a similarly themed title by a competitor, or technological obsolescence due to the emergence of new hardware platforms. Material differences may result in the amount and timing of revenue for any period if factors or market conditions change or if management makes different judgments or utilizes different estimates in determining the accruals for sales returns and price protection. For example, a 1% change in the September 30, 2007 and the December 31, 2006 accrued sales returns and price protection would impact net sales for $0.5 million and $0.7 million, respectively.

        In addition, Vivendi Games also provides co-operative advertising concessions, marketing development funds, volume discounts and front-end rebates to certain customers. These reserves are presented as a reduction to accounts receivable and were determined based on historical experience, budgeted customer allowances and existing commitments to customers. The ultimate amount of these deductions taken by customers could differ from Vivendi Games' estimates and the difference could be material. As of September 30, 2007, December 31, 2006 and 2005, other allowances amounted to $23.5 million, $31.0 million and $10.6 million, respectively.

        Vivendi Games extends credit to various companies in the retail and mass merchandising industry, and management has provided for the estimated accounts receivable that will remain uncollected. These estimates were based on an analysis of historical bad debts, customer concentrations, customer creditworthiness, current economic trends and customers' payment terms and their economic condition. Collection of trade receivables may be affected by changes in any of these criteria as well as economic or other industry conditions and may, accordingly, impact Vivendi Games' overall credit risk. As of September 30, 2007, December 31, 2006 and 2005, bad debt allowances amounted to $7.5 million, $5.2 million and $9.0 million, respectively.

        Vivendi Games' top ten customers accounted for approximately 38% and 41% of the net accounts receivable at December 31, 2006 and 2005, respectively, and 24%, 29% and 38% of the net sales for the years ended December 31, 2006, 2005 and 2004, respectively. Of these top ten customers, no sales made to one customer accounted for more than 10% of Vivendi Games' total net sales for all years presented. One customer had amounts outstanding, after allowances, at December 31, 2006, in excess of 10% of Vivendi Games' net accounts receivable (13%), and no customer had amounts outstanding, after allowances, at December 31, 2005 and 2004, in excess of 10%. World of Warcraft, which was launched by Blizzard at the end of November 2004, accounted for approximately 85% of total net sales during the nine months ended September 30, 2007 compared to 72% of total net sales during the nine months ended September 30, 2006. World of Warcraft accounted for approximately 62% of total net sales in 2006, 48% of total net sales in 2005 and 2% of total net sales in 2004.

Inventories

        Inventories are valued at the lower of cost (average cost) or market value. Costs include materials, capitalized production labor and all capitalizable operations overhead costs.

Property and Equipment

        Property and equipment are stated at cost. Property and equipment acquired as part of a business acquisition are stated at estimated fair market value at the date of purchase. Assets financed by leasing contracts that meet the requirements of a capital lease are capitalized at the present value of future

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Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

minimum lease payments and amortized over the shorter of the lease term or the estimated useful lives of the assets. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets and includes the amortization of assets acquired through leasing contracts.

        The major categories and related estimated useful lives are as follows:

Computer equipment and software	3 years
Equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of 7 years or life of lease

        Major renewals and improvements are capitalized. Maintenance, repairs and minor renewals are charged to expense as incurred. When property is sold or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts, and any resulting gain or loss is included in the accompanying consolidated statements of operations.

Capitalized Software Development Costs

        Capitalized software development costs represent costs incurred in connection with the internal development of products. Vivendi Games accounts for capitalized software development costs in accordance with Statement of Financial Accounting Standard ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility is evaluated on a product-by-product basis. Prior to a product's release, Vivendi Games expenses capitalized costs when it believes such amounts are not recoverable. Capitalized costs for those products that are cancelled or abandoned are charged to research and development expense in the period of cancellation. Amounts related to software development which are not capitalized are charged immediately to research and development expense. For many of the Vivendi Games' internal development projects, technological feasibility has been determined to be achieved late in the development cycle. As a result, most software development costs are expensed as research and development costs, and not capitalized.

        Capitalized software development costs are classified as current and non-current based upon the expected release date of the software titles. Capitalized software development costs are amortized on a product-by-product basis generally over a four-month period which commences in the month that the product is released, with a majority of the expense being recognized in the first month. Capitalized software costs related to World of Warcraft initial development were amortized straight-line over a ten-month period commencing on its first launch in November 2004.

        During the nine months ended September 30, 2007 and 2006, amortization expense of capitalized software development costs was $7.6 million and $3.3 million, respectively. For the years ended December 31, 2006, 2005 and 2004, amortization expense of capitalized software development costs was $8.1 million, $17.9 million and $19.9 million, respectively.

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Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Royalties and License Agreements

        Royalties and license agreements consist primarily of prepayments made to independent software developers under development arrangements that have alternative future uses or are based on existing, proven game engine technology, as well as prepaid royalties and license fees paid to intellectual property rights holders for use of their trademarks, copyrights, software, or other intellectual property or proprietary rights in the development of Vivendi Games products. Depending upon the agreement with the rights holder, Vivendi Games may obtain the rights to use acquired intellectual property in multiple products over multiple years, or alternatively, for a single product. Royalties and license agreements are generally expensed to cost of sales based on contractual rates applied to actual net product sales. Royalties and license agreements are reviewed by Vivendi Games quarterly for recoverability. The recoverability of capitalized intellectual property license costs is evaluated based on the expected performance of the specific products in which the licensed trademark or copyright is to be used. If forecasted sales are less than that contractually guaranteed, royalty rates are increased. Royalties and license agreements are classified as current and non-current assets based upon the expected release date of the associated software titles.

        Capitalized royalties and license costs are reviewed by Vivendi Games quarterly for recoverability. The recoverability of capitalized royalties and license costs are evaluated based on the expected performance of the specific products to which the costs relate. Criteria used to evaluate expected product performance include: historical performance of comparable products using comparable technology; orders for the product prior to its release; and estimated performance of a sequel product based on the performance of the product on which the sequel is based. Any capitalized royalties and license costs not considered recoverable are written-off. If titles are canceled prior to completion due to failure to meet Vivendi Games' desired quality specifications, then amounts are charged to research and development costs. Additionally, any royalties and license agreement costs for games not yet released which are not considered recoverable are charged to research and development in the period of the change in estimate. Certain license agreements deemed to be "at risk" for full recoverability are recovered through amortization on a straight line basis over the term of the license.

        Significant management judgments and estimates are utilized in the assessment of the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than and/or revised forecasted or actual costs are greater than the original forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge.

        Canceled title write-offs, including both canceled titles and pre-release impairments, of $5.3 million were recorded during the nine months ended September 30, 2007 compared to none for the nine months ended September 30, 2006. Canceled title write-offs of $19.2 million, $17.7 million and $63.8 million were recorded for the years ended December 31, 2006, 2005 and 2004, respectively. For all periods presented, canceled title write-offs were included in research and development costs in the accompanying consolidated statements of operations.

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Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Long-Lived Assets

        Vivendi Games reviews long-lived assets, such as fixed assets and certain identifiable intangibles with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Factors that could indicate the occurrence of such events or circumstances include current period operating or cash flow losses combined with a history of operating or cash flow losses, a projection or forecast that demonstrates continuing operating or cash flow losses, or incurring costs in excess of amounts originally expected to acquire or construct an asset. If the asset is not recoverable, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value, as defined in SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS No. 144"). No impairment was recorded during any period presented, as no specific triggering event occurred.

Other Intangibles

        Other intangibles consist of acquired trade names, acquired developed software, and other intangibles related primarily to licensing activities. As of January 1, 2006, trade names were assessed as indefinite-lived assets (see goodwill and indefinite-lived assets below). As of September 30, 2007, other intangibles totaled $61.0 million (net of amortization of $219.6 million) and included the following: trade names ($52.5 million), acquired developed software ($5.4 million), and other intangibles ($3.1 million). As of December 31, 2006, other intangibles totaled $62.3 million (net of amortization of $215.6 million) and included the following: trade names ($52.6 million), acquired developed software ($6.2 million), and other intangibles ($3.5 million). As of December 31, 2005, other intangibles totaled $63.8 million (net of amortization of $436.9 million) and included the following: trade names ($52.3 million), acquired developed software ($8.2 million), and other intangibles ($3.3 million).

        Acquired developed software and other intangibles are deemed to have a finite life and are amortized on a straight-line basis over the periods expected to be benefited (approximately three to five years). During the nine months ended September 30, 2007 and 2006, Vivendi Games recorded amortization expense of $2.3 million and $1.7 million, respectively. During 2006, 2005 and 2004, Vivendi Games recorded amortization expense of $2.2 million, $4.0 million and $3.2 million, respectively. Amounts are included in depreciation expense and amortization of other intangibles within the accompanying consolidated statements of operations. Vivendi Games assesses impairment of other intangibles, other than trade names, in accordance with SFAS No. 144 and recognized no impairment loss during any period presented, as no specific triggering event occurred.

        The estimated aggregate amortization expense to be recognized in the fourth quarter of 2007 and the next two years is approximately $1.3 million, $4.7 million and $2.5 million, respectively, after which all other definite-lived intangibles would be principally amortized in full.

Goodwill and Other Indefinite-Lived Assets

        Vivendi Games accounts for its goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). SFAS No. 142 addresses financial accounting and reporting requirements for acquired goodwill and other intangible assets with indefinite lives. Other than Vivendi Games' trade names, which are included in other intangible assets above, management believes that all acquired identified intangible assets included in the accompanying consolidated balance sheets have finite lives and are assessed for impairment under SFAS No. 144.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Under SFAS No. 142, goodwill is deemed to have an indefinite useful life. Further, goodwill and other indefinite lived assets (trade names) should not be amortized but rather tested at least annually for impairment. An impairment loss is recognized if the carrying amount of goodwill at each reporting unit, as defined by SFAS No. 142, exceeds its implied fair value. Other indefinite lived assets are assessed for impairment by comparing the fair value of the asset to its carrying amount, and to the extent the carrying amount exceeds the fair value, an impairment loss is recognized.

        In accordance with SFAS No. 142, Vivendi Games does not amortize goodwill. Vivendi Games reviewed goodwill for impairment as of December 31, 2006, 2005 and 2004 and concluded that goodwill was not impaired. To review goodwill for impairment, goodwill is first allocated to its reporting unit in accordance with SFAS No. 142, which corresponds to Vivendi Games' operating divisions. Beginning on January 1, 2006, Vivendi Games' chief operating decision makers began reviewing financial information separately for Vivendi Games' operating divisions as described in Note 1. Accordingly, goodwill was re-allocated on January 1, 2006, to those four operating divisions based on their relative fair value. As of each of September 30, 2007 and December 31, 2006, approximately 90% of Vivendi Games' goodwill is allocated to Blizzard.

        Prior to 2006, Vivendi Games amortized its trade names. Effective January 1, 2006, Vivendi Games determined that they had an indefinite life because there is no foreseeable limit on the period of time over which they are expected to contribute cash flows and ceased amortization. Trade names were assessed for impairment during the year ended December 31, 2006, and no impairment was recorded.

        Vivendi Games has not recognized any impairment for goodwill or trade names for any period presented, as no specific triggering event occurred. During 2005 and 2004, Vivendi Games recognized amortization expense of $17.2 million and $22.2 million related to trade names, respectively, which was included in depreciation expense and amortization of other intangibles within the accompanying consolidated statements of operations.

Income Taxes

        Vivendi Games' income taxes are presented as if it were a stand-alone taxpayer even though Vivendi Games' operating results are included in the consolidated federal, and certain foreign, and state and local income tax returns of Vivendi or Vivendi's subsidiaries. Vivendi manages its tax position for the benefit of the entire portfolio of its businesses, and as such, the calculation of Vivendi Games' tax provision and related tax accounts herein may differ from those of Vivendi, and in addition, are not necessarily reflective of tax strategies Vivendi Games may have utilized if on a stand-alone basis.

        Income taxes are accounted for under the assets and liabilities method of accounting in accordance with SFAS No. 109, Accounting for Income Taxes ("SFAS No. 109"). Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to differences between the financial statement carrying values and tax basis of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

        Further, the effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established, when necessary, to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        In accordance with Accounting Principles Board Opinions ("APB") No. 23, Accounting for Income Taxes—Special Areas, Vivendi Games has not provided for U.S. income taxes on undistributed earnings of its foreign subsidiaries since it is management's intention that undistributed earnings will be indefinitely reinvested in the foreign operations. Amounts at any period-end presented were not significant.

        On January 1, 2007, Vivendi Games adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, ("FIN 48"). FIN 48 clarifies the accounting for the uncertainty in recognizing income taxes in an organization in accordance with SFAS No. 109 by providing detailed guidance for financial statement recognition, measurement and disclosure involving uncertain tax positions. FIN 48 requires an uncertain tax position to meet a more-likely-than-not recognition threshold at the effective date to be recognized both upon the adoption of FIN 48 and in subsequent periods. The adoption did not have a material effect on the consolidated financial statements.

        Vivendi Games recognizes penalties related to income tax matters as part of the provision for income taxes and interest is included within interest expense. Amounts recorded in periods presented are immaterial.

Derivatives

        Other than share-based awards (see Note 8), Vivendi Games accounts for its derivative and hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). The assets or liabilities associated with its derivative instruments and hedging activities are recorded at fair value in other current assets or other current liabilities, respectively, in the consolidated balance sheets presented herein. The accounting for gains and losses resulting from changes in fair value depends on the use of the derivative and whether it is designated and qualifies for hedge accounting.

        Vivendi Games transacts business in various foreign currencies and has significant international sales and expenses denominated in foreign currencies, subjecting Vivendi Games to foreign currency risk. Vivendi Games utilizes foreign exchange forward contracts to mitigate foreign currency exchange rate risk associated with foreign-currency-denominated assets and liabilities, primarily intercompany receivables and payables. The forward contracts generally have a contractual term of approximately one month; therefore, the fair value of the forward contracts generally is not significant at each month-end. Vivendi Games does not use foreign exchange forward contracts for speculative or trading purposes. None of Vivendi Games' foreign exchange forward contracts were designated as hedging instruments under SFAS No. 133. Accordingly, gains or losses resulting from changes in the fair value of the forward contracts are reported as a component of foreign currency exchange gain (loss) within the accompanying consolidated statements of operations. At September 30, 2007 and December 31, 2006 and 2005, outstanding foreign exchange forward contracts, principally hedge firm obligations, related to third-party development contracts, and forecasted operating cash flows in currencies other than Vivendi Games' functional currency. The fair values of outstanding positions under these contracts are considered immaterial for all periods presented.

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Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

        The assets and liabilities of Vivendi Games' foreign operations are translated into U.S. dollars at exchange rates as of the balance sheet date, revenues and expenses are translated at average exchange rates for the period, and equity balances are translated at the historical rate. Resulting translation adjustments are included in other comprehensive income, a component of owner's equity.

        Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the consolidated statements of operations as incurred. Foreign currency exchange gain (loss) includes the effect of gains and losses recognized on foreign exchange forward contracts.

Other Comprehensive Income

        Vivendi Games computes other comprehensive income, which is reported on the accompanying consolidated statements of owner's equity and comprehensive income, pursuant to SFAS No. 130, Reporting Comprehensive Income. Total comprehensive income for Vivendi Games includes net income and foreign currency translation adjustments. For all periods presented, other comprehensive income is comprised only of foreign currency translation adjustments.

Revenue Recognition

Product Sales

        Vivendi Games recognizes revenue from the sale of its products upon the transfer of title and risk of loss to customers, net of estimated returns, price protection and other allowances. In addition, in order to recognize revenue for product sales, persuasive evidence of an arrangement must exist and collection of the related receivable must be probable. Revenue recognition also determines the timing of recognition of certain expenses. Where uncertainty about collectability exists, Vivendi Games defers revenue recognition until collectability of amounts owed is reasonably assured.

        Revenues related to the sale of World of Warcraft (a game that is playable through Blizzard's servers on a subscription-only basis) boxed software are recognized in accordance with EITF No. 00-21, Accounting for Revenues Arrangements with Multiple Deliverables, and in accordance with Staff Accounting Bulletin ("SAB") No. 101 ("SAB No. 101"), Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition ("SAB No. 104"). These revenues are separated into elements based on relative fair values. The element of revenues that relates to the first month of free usage by the end user is deferred and recognized as product sales over the one-month access period, beginning when the end user accesses the servers for the first time. The element of revenues and related costs that relates to the boxed software is deferred and recognized on a straight-line basis as product sales over the estimated average length of play, which is approximately ten months, beginning when the end user accesses the servers for the first time.

        The interactive entertainment software industry is highly seasonal, with the highest levels of consumer demand and therefore product sales occurring during the calendar year-end holiday buying season. As a result, Vivendi Games' net sales and operating income have historically been highest during the second half of the calendar year. Vivendi Games' receivables and credit risk are likewise higher during the second half of the calendar year.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        The revenues from pay-per-downloads or subscriptions operated by third-party distributors for SOL and VGM are recognized upon receiving appropriate revenue statements from each distributor. These revenues are included in product sales.

        With the exception of World of Warcraft, some of Vivendi Games' software products provide limited online features at no additional cost to the consumer. Generally, such features are considered to be incidental to the overall product offering and an inconsequential deliverable. Accordingly, Vivendi Games does not defer any revenue related to products containing these limited online features.

Subscription Revenues

        Subscription revenues are recognized in accordance with SAB No. 101, as amended by SAB No. 104. Subscription revenues are derived from World of Warcraft, a game that is playable through Blizzard's servers on a subscription-only basis. After the first month of free usage that is included with the boxed software, the World of Warcraft end user may enter into a subscription agreement for additional access. Subscription revenues received are deferred and recognized as subscription revenues on a straight-line basis over the subscription period. Revenue from the sale of prepaid cards, sold through retail outlets and other stores, is deferred and recognized as subscription revenue on a straight-line basis beginning when the cards are first activated. Revenue from Internet games rooms in Asia is recognized upon usage of the time packages sold. Ancillary revenues associated with subscriptions are recorded within subscription revenues when services are complete.

Licensing Revenues

        Third-party licensees in China and Taiwan distribute and host Blizzard's World of Warcraft game in their respective countries under a license agreement with Blizzard. The licensees paid certain minimum, non-refundable, recoupable and non-recoupable guaranteed royalties when entering into the licensing agreements. Upon receipt of the recoupable advances, Vivendi Games defers their recognition and recognizes the revenues in subsequent periods as these advances are recouped by the licensees. As the licensees pay additional royalties above and beyond those initially advanced, Vivendi Games recognizes these additional royalties as revenues based on activation of the underlying prepaid time by the end users.

Other Revenues

        Other revenues primarily include ancillary sales of non-software related products. It includes licensing activity of intellectual property other than software (such as characters) to third-parties. Revenue is recorded upon receipt of licensee statements, or upon the receipt of cash, provided the license period has begun.

Taxes Assessed by Governmental Authorities

        Vivendi Games accounts for taxes that are externally imposed on revenue producing transactions on a net basis, as a reduction to revenue.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Advertising Costs

        Vivendi Games expenses advertising costs as incurred and has recorded approximately $73.4 million, $63.2 million and $58.7 million for the years ended December 31, 2006, 2005 and 2004, respectively, in sales and marketing expenses within the accompanying consolidated statements of operations. The classification of sales incentives offered such as cooperative advertising, marketing development fund claims, slotting fees and product placement between a reduction in net sales and marketing expenses is determined by Vivendi Games based on the criteria in EITF No. 01-09, Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products).

        During the years ended December 31, 2006, 2005 and 2004, Vivendi Games has classified approximately $12.1 million, $8.1 million and $7.1 million, respectively, of cooperative advertising and product placement sales incentives as a reduction of net sales.

Shipping and Handling Costs

        Amounts billed to customers for shipping and handling costs are included in net sales. Shipping and handling costs that are incurred by Vivendi Games consist primarily of packaging and transportation charges for the movement of finished goods to customers. During the years ended December 31, 2006, 2005 and 2004, Vivendi Games included $5.4 million, $5.3 million and $5.0 million, respectively, of shipping and handling costs as a component of sales and marketing expenses within the accompanying consolidated statements of operations.

Stock-Based Compensation

        Prior to 2005, Vivendi Games accounted for stock-based employee compensation arrangements in accordance with APB No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, and complied with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. Under APB No. 25, compensation expense is calculated as the difference between the fair value of the underlying Vivendi stock at the grant date and the strike price.

        On January 1, 2005, Vivendi Games adopted SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123(R)") which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123(R) supersedes Vivendi Games' previous accounting under APB No. 25. Vivendi Games elected to adopt SFAS No. 123(R), as of January 1, 2005, using the modified prospective method.

        As a result, Vivendi Games' financial statements as of and for the years ended December 31, 2006 and 2005, and as of and for the nine months ended September 30, 2007 and 2006, reflect the impact of SFAS No. 123(R). In accordance with the modified prospective transition method, Vivendi Games' financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123(R). Had Vivendi Games applied the provisions of SFAS No. 123(R) in 2004, the net loss would have been approximately $4.5 million greater.

        SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant, and re-measure the fair value of liability awards at each reporting period, using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

recognized as expense over the requisite service periods in Vivendi Games' consolidated statements of operations.

        Stock-based compensation expense recognized is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Prior to 2007, Vivendi Games generally attributed the value of stock-based compensation to expense using the accelerated multi-tranche method (see Note 8). Beginning in 2007, Vivendi Games' employees have been granted awards which cliff vest at the end of a three-year vesting period. Stock-based compensation expense relating to these stock options is recognized on a straight-line basis over the vesting period.

        Restricted stock grants from Vivendi (including restricted stock units) are generally attributed to expense using the straight-line single option method. However, cash settled awards granted under the Blizzard 2006 Equity Incentive Plan (the "Blizzard Equity Plan") (see Note 8) are attributed to expense using the accelerated multi-tranche method, as they are subject to graded vesting.

Employee Benefit Plans

        In accordance with the laws and practices of each country in which it operates, Vivendi Games (via Vivendi) and its employees (including those employees of Vivendi who are fully dedicated to Vivendi Games) participate in, or maintain employee benefit plans providing retirement pensions, postretirement health care, life insurance and post employment benefits (principally severances) to eligible employees, retirees and their beneficiaries. Retirement pensions are provided for substantially all employees through defined contribution plans, which are integrated with local Social Security and multi-employer plans. Vivendi's funding policy is consistent with applicable government funding requirements and regulations of each country in which Vivendi maintains a pension plan.

3. Acquisitions and Dispositions

2006 Acquisitions

        During 2006, Vivendi Games acquired the net assets or all of the common stock of several development studios located in Seattle, Washington; San Mateo, California; Santiago, Chile, and; Shanghai, People's Republic of China. These studios develop interactive entertainment software products (games) and related technologies. The acquisitions were accounted for as purchases under SFAS No. 141, Business Combinations ("SFAS No. 141"). Results from operations are included in the consolidated statements of operations from the date of acquisition.

        Total purchase consideration was approximately $25.4 million, all of which was paid in cash. The following net assets were recognized resulting from these acquisitions (amounts in thousands):

Goodwill	$23,680
Acquired developed software	2,070
Property and equipment	700
Other non-current assets	30
Current net assets	1,200
Non-current deferred tax liabilities and other non-current liabilities	(2,290)

Total Net Assets Recognized	$25,390

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

3. Acquisitions and Dispositions (Continued)

        Acquired developed software is being amortized over three years. Of the acquired goodwill, $9.2 million is tax deductible. Prior to the studio acquisitions, Vivendi Games had entered into certain development and licensing agreements with certain of the studios. These agreements were terminated in connection with these acquisitions.

        Additional consideration of up to $2.0 million may be payable to the former owners of the development studios acquired in 2006 based on future performance, as defined in each applicable acquisition agreement, through December 2008. Amounts will be paid if certain financial targets are achieved. During the nine months ended September 30, 2007, $0.9 million had been accrued as additional consideration and recorded as compensation expense. As of September 30, 2007, the additional purchase consideration remains subject to the achievement of future financial targets contingencies.

2005 Acquisitions

        During 2005, Vivendi Games acquired the net assets or all of the common stock of several development studios located in Canada, the U.S., and the U.K. These studios develop interactive entertainment software products (games) and related technologies. These acquisitions were accounted for as purchases under SFAS No. 141. Results from operations are included in the consolidated statements of operations from the date of acquisition.

        Total purchase consideration was approximately $67.6 million, all of which was paid in cash. The following net assets were recognized resulting from these acquisitions (amounts in thousands):

Goodwill	$46,000
Acquired developed software	9,560
Property and equipment	4,100
Other non-current assets	70
Contract termination (immediately charged to earnings)	1,000
Current net assets	9,350
Non-current deferred tax liabilities and other non-current liabilities	(2,520)

Total Net Assets Recognized	$67,560

        Acquired developed software is being amortized over five years. Of the acquired goodwill, approximately $6.5 million is tax deductible. Prior to these studio acquisitions, Vivendi Games had entered into certain development and licensing agreements with certain of the studios. These agreements were terminated in connection with the respective acquisitions.

        Additional consideration of up to $21.2 million may be payable to the former owners of the development studios acquired in 2005 based on future performance, as defined in each applicable acquisition agreement, through March 2010. Amounts will be paid if and when certain financial targets are achieved or upon satisfaction of certain service commitments. Based on the studios' current performance, management believes that the full $21.2 million will not be earned. As of December 31, 2006, Vivendi Games has expensed as compensation $3.3 million of the maximum contingent consideration of $21.2 million. Of this expensed amount, $1.5 million had been paid. As of September 30, 2007, Vivendi Games has expensed as compensation and paid a total of $4.6 million of the maximum contingent consideration of $21.2 million. As of September 30, 2007, $0.6 million of the

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

3. Acquisitions and Dispositions (Continued)

$21.2 million was forfeited. The remaining balance of $16.0 million remains subject to future earnings targets or service obligations, as defined. If earned, future payments will be expensed as compensation or recorded as additional goodwill.

        Pro forma consolidated statements of operations for these acquisitions are not shown, as they would not differ materially from reported results.

2004 Disposition

        On October 3, 2004, Vivendi Games completed the sale of its education business, Knowledge Adventure, for $8.5 million, less direct selling costs of $0.6 million. At the time of sale, the net book value of assets disposed of was approximately $3.8 million, resulting in a pre-tax gain on sale of $4.1 million. As part of the Knowledge Adventure sale, significant assets sold to and liabilities assumed by the buyer were trade names of $6.3 million, inventories of $0.9 million, returns reserve of $2.2 million, cooperative advertising allowance of $0.4 million and certain accrued employee benefits of $0.8 million. Income from operations of the discontinued Knowledge Adventure included revenues of $12.4 million in 2004.

4. Inventories

        Inventories consist of the following:

	September 30, 2007	December 31, 2006	December 31, 2005
	(in thousands)
	(unaudited)
Finished goods	$26,938	$22,820	$11,982
Purchased parts and components	4,841	5,094	2,524

	$31,779	$27,914	$14,506

5. Property and Equipment

        Property and equipment consist of the following:

	September 30, 2007	December 31, 2006	December 31, 2005
	(in thousands)
	(unaudited)
Computer equipment and software	$260,346	$216,780	$128,021
Furniture and fixtures	13,259	18,396	13,522
Leasehold improvements	23,593	15,760	12,624

	297,198	250,936	154,167
Less accumulated depreciation and amortization	(175,332)	(134,977)	(101,425)

	$121,866	$115,959	$52,742

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

6. Accrued Expenses and Other Liabilities

        Accrued expenses and other liabilities consist of the following:

	September 30, 2007	December 31, 2006	December 31, 2005
	(in thousands)
	(unaudited)
Current liabilities:
Accrued payroll and related costs	$164,109	$131,450	$67,044
Accrued sales returns and price protections	51,575	73,606	57,758
Restructuring	1,432	4,048	8,368
Other accrued expenses	67,209	52,548	30,381

	284,325	261,652	163,551
Long-term liabilities:
Accrued payroll and related costs	49,958	2,900	—
Restructuring	1,020	2,713	2,378
Other accrued expenses	3,131	1,762	1,507

	54,109	7,375	3,885

	$338,434	$269,027	$167,436

Restructuring Accrual

        Prior to 2005, Vivendi Games adopted certain restructuring plans, which were primarily completed in 2004. The portion of the restructuring costs paid or amortized in 2004 through September 30, 2007, primarily related to employee severance, closure of certain facilities and other similar actions.

        Costs for restructuring activities are limited to either incremental costs that directly result from the restructuring activities and provide no future benefit or costs incurred under contractual obligations that existed before these restructuring plans and will continue with either no future benefit or will result in a penalty incurred at the termination of the obligation.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

6. Accrued Expenses and Other Liabilities (Continued)

        Costs incurred in connection with various restructuring plans were approximately $4.4 million in 2006, $1.7 million in 2005 and $45.7 million in 2004. Costs charged to restructuring and the resulting restructuring accrual, which is included in other accrued expenses, are summarized as follows:

	Balance as of January 1, 2004	Current Year Provision	Utilized	Balance as of December 31, 2004
	(in thousands)
Employee severance	$6,077	$31,116	$(19,686)	$17,507
Facility costs	2,726	11,083	(5,260)	8,549
Development project cancellation fees	500	—	(500)	—
Impaired fixed assets	—	3,493	(3,493)	—

	$9,303	$45,692	$(28,939)	$26,056

	Balance as of December 31, 2004	Current Year Provision	Utilized	Balance as of December 31, 2005
	(in thousands)
Employee severance	$17,507	$2,668	$(13,776)	$6,399
Facility costs	8,549	(968)	(3,234)	4,347

	$26,056	$1,700	$(17,010)	$10,746

	Balance as of December 31, 2005	Current Year Provision	Utilized	Balance as of December 31, 2006
	(in thousands)
Employee severance	$6,399	$1,667	$(6,648)	$1,418
Facility costs	4,347	2,716	(1,720)	5,343

	$10,746	$4,383	$(8,368)	$6,761

        The 2004 provision includes $8.1 million related to the 2003 restructuring plans, of which $1.8 million related to certain changes in estimates made in 2004 based on specific information that became available for the first time during 2004.

        During the nine months ended September 30, 2007, the restructuring accrual was primarily reduced by on-going payments offset by a reduction of $1.9 million due to revised sublease income estimates resulting from a new agreement being signed with a sub lessee.

        In accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, facility costs were recognized during the period when facilities were abandoned based on the cease-use date. Further, facility costs have been discounted to reflect the present value of the obligations. Accretion of the discount will be recognized as additional restructuring costs in future periods.

        Facility cost obligations are to be paid through 2009 and the remaining estimated employee severance cost obligation is expected to be fully paid by the end of 2007.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

7. Income Taxes

        Vivendi Games' results are included in the consolidated federal and certain foreign, and state and local income tax returns filed by Vivendi or its affiliates. The income tax provision is reflected in the consolidated statements of operations, including the impact of U.S. net operating losses carried forward, as if the amounts were computed on a separate stand-alone basis as required by SFAS No. 109. The deferred tax assets and liabilities included in the consolidated balance sheets have been prepared as if these amounts were computed on a stand-alone basis, excluding the U.S. net operating losses as set forth below.

        Vivendi group policy is that U.S. net operating losses generated by Vivendi Games are surrendered to Vivendi or Vivendi's subsidiaries in the year of loss with no benefit for such losses being recorded in Vivendi Games' accounts. However, to the extent that Vivendi Games had U.S. net operating losses that could not be used by Vivendi or Vivendi's subsidiaries, the related deferred tax asset and valuation allowance have been included in Vivendi Games' consolidated balance sheets.

        During 2005 and 2006, a cumulative U.S. net operating loss tax benefit of $83.2 million was recorded in the consolidated statements of operations although it was surrendered to Vivendi for balance sheet presentation purposes. Vivendi Games' remaining separate U.S. net operating loss carry forward tax benefit of $82.3 million is being recognized in 2007 through a reduction in Vivendi Games' effective tax rate.

        Since the tax assets related to these losses were distributed to Vivendi or its affiliates, the income taxes payable balance to Vivendi was increased by $83.2 million as of December 31, 2006, and it is anticipated to be increased to $165.5 million by December 31, 2007. The income tax payable has been included in owner's equity within net payable (receivable) with Vivendi. The income tax payments related to the consolidated tax filings were paid by Vivendi.

        Geographic components of pre-tax income (loss) for the years ended December 31, 2006, 2005 and 2004 are as follows:

	Year Ended December 31,
	2006	2005	2004
	(in thousands)
U.S.	$53,642	$5,588	$(228,342)
Foreign	52,392	27,788	(24,772)

	$106,034	$33,376	$(253,114)

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

7. Income Taxes (Continued)

        Income tax (benefit) expense for the years ended December 31, 2006, 2005 and 2004, consists of:

	Year Ended December 31,
	2006	2005	2004
	(in thousands)
Current:
Federal	$53,005	$12,277	$—
State	13,769	4,148	—
Foreign	5,928	7,739	12,011

Total current tax expense	72,702	24,164	12,011

Deferred:
Federal	(28,871)	(16,021)	—
State	(7,417)	(4,130)	—
Foreign	(2,886)	658	(1,598)
Change in valuation allowance on net operating losses surrendered	(66,774)	(16,425)	—

Total deferred tax benefit	(105,948)	(35,918)	(1,598)

Total tax (benefit) expense	$(33,246)	$(11,754)	$10,413

        The income tax benefit in 2006 and 2005 differs from the amount computed by applying the U.S. statutory federal income tax rate of 35% to pre-tax income as a result of the following differences:

	Year Ended December 31,
	2006	2005
Federal tax at statutory rate	35%	35%
State taxes	4	(1)
Foreign withholding tax	3	11
Tax reserve / (reversal)	(3)	9
Foreign tax differential	(1)	(23)
Other permanent items	8	2
Change in valuation allowance	(14)	(19)
Change in valuation allowance on net operating losses surrendered	(63)	(49)

% Total tax benefit	(31)%	(35)%

        In 2004, the tax provision of $10.4 million related primarily to foreign withholding taxes paid. A full valuation allowance was recorded in 2004 on net operating losses generated in all jurisdictions.

        For interim reporting purposes, Vivendi Games calculates the expected annual effective tax rate in accordance with APB No. 28, Interim Financial Reporting, and applies the expected annual effective tax rate to the actual pre-tax results incurred for the interim period to compute an interim tax provision. In performing the calculation, Vivendi Games segregates the full year estimated tax provision for each jurisdiction and includes the estimated tax by jurisdiction in the annual effective rate calculation.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

7. Income Taxes (Continued)

        For the nine months ended September 30, 2007, Vivendi Games had an effective tax rate of 6.47%. This rate differed from the U.S. statutory rate of 35% as a result of the following factors:

  •
  The remaining tax benefit of Vivendi Games' surrendered separate U.S. net operating losses of $82.3 million was recognized in the annual effective tax rate calculation as Vivendi Games expects to generate sufficient taxable income on a separate stand-alone basis.

  •
  Release of valuation allowances in certain foreign jurisdictions where Vivendi Games expects to generate sufficient taxable income in that jurisdiction.

  •
  State income taxes provided, net of Federal benefit.

  •
  Foreign income taxes provided for at different rates than the federal rate of 35%.

  •
  Foreign withholding tax paid with no related foreign tax credit benefit.

        The deferred tax assets and liabilities included in the consolidated balance sheets and the following table have been prepared as if these amounts were computed on a stand-alone basis, excluding the U.S. net operating losses carried forward. Vivendi Games has reflected the deferred tax assets and related valuation allowance for tax attributes that would be attributed to Vivendi Games if it were to be deconsolidated from Vivendi or Vivendi's subsidiaries. As of December 31, 2006, Vivendi Games had U.S. net operating loss carry forwards of $156.4 million consisting of separate return limitation year losses of $43.0 million and allocable consolidated losses of $113.4 million.

        Deferred income tax assets (liabilities) are comprised of the following:

	December 31, 2006	December 31, 2005
	(in thousands)
Current:
Reserves and allowances	$17,044	$18,292
Royalties and license agreements, net	(10,510)	(9,274)
Accrued expenses	18,627	1,227
Deferred revenues	46,975	35,344
Other	3,005	172

	75,141	45,761
Non-current:
Other intangible assets, net	(21,850)	(21,099)
Depreciation and amortization	(5,937)	(3,724)
Deferred compensation	9,883	(1,149)
Royalties and license agreements, net	(5,473)	(5,087)
Foreign tax credit	15,459	12,526
Other	4,923	4,186
Net operating loss carryforwards	77,565	89,264

	74,570	74,917

Valuation allowance	(92,383)	(100,804)

Net deferred tax asset	$57,328	$19,874

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

7. Income Taxes (Continued)

        Vivendi Games is subject to tax audits in the jurisdictions in which it operates. Management believes that the settlement of income tax audits will not have a material effect on the results of operations, financial position or liquidity of Vivendi Games. The tax years 2002 through 2006 remain open to examination by the major tax jurisdictions to which Vivendi Games is subject. There was no increase in liability for uncertain tax positions as a result of adoption of FIN 48 on January 1, 2007 or at September 30, 2007.

        In 2007, Vivendi Games initiated a research and development tax credit study, which as of September 30, 2007 had not been completed. Accordingly, no potential tax benefit could be quantified and recorded.

8. Stock-Based Compensation

        Vivendi has adopted several stock-based award programs, and Blizzard has adopted an equity compensation plan, under which options and other instruments may be granted to employees of Vivendi Games.

Expense related to stock-based compensation plans

        A summary of the expense related to stock-based compensation plans for the nine months ended September 30, 2007 and 2006, and for the years ended December 31, 2006 and 2005, is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
	(in thousands)
	(unaudited)
Equity-settled award expense
Stock options:
Stock options plans	$601	$945	$998	$38
American Depository Shares (ADS) Plans	n/a	876	876	5,056

	$601	$1,821	$1,874	$5,094
Other equity-settled award expense:
Restricted share plans	270	129	496	—

	$871	$1,950	$2,370	$5,094
Cash-settled award expense
Cash-settled awards in Vivendi stock:
Stock appreciation rights—ex-ADS awards	$3,994	$1,016	$2,841	$—
Modification of ADS awards as of May 16, 2006	n/a	14,030	14,030	—
Stock appreciation rights	1,640	781	1,303	—
Restricted stock units	728	265	2,020	—

	$6,362	$16,092	$20,194	$—
Cash-settled awards in Blizzard stock:
Blizzard Equity Plan	69,285	3,000	25,628	—

	$75,647	$19,092	$45,822	$—

Total stock-based compensation expense	$76,518	$21,042	$48,192	$5,094

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

        The following table summarizes the stock-based compensation expense in the consolidated statements of operations for the nine months ended September 30, 2007 and 2006 and for the years ended December 31, 2006 and 2005:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
	(in thousands)
	(unaudited)
Cost of sales	$1,594	$69	$589	$—
Sales and marketing	4,711	204	1,743	—
Research and development	54,526	2,361	20,170	—
General and administrative	15,687	18,408	25,690	5,094

Total stock-based compensation expense	$76,518	$21,042	$48,192	$5,094

Plans granted to non-U.S. resident executives and employees

Stock Option plans settled in equity

        Stock options have been granted to Vivendi Games employees to acquire Vivendi stock. For all stock option plans established by Vivendi prior to January 1, 2007, the options granted vest annually in one-third tranches over three years from the grant date's anniversary. Vested options become exercisable at the beginning of the third year from the date of grant (i.e., two-thirds of the original grant), and the remaining one-third becomes exercisable at the beginning of the fourth year from the date of grant. The related compensation cost is accounted for over the required three-year service period using the accelerated multi tranche method in accordance with the following spread rates: 61% in the first year of the plan, 28% in the second year and 11% in the third year.

        In 2007, Vivendi Games employees received stock options which cliff vest at the end of a three-year vesting period. The stock-based compensation expense relating to these stock options is recognized on a straight-line basis over the vesting period.

Restricted Share Units (RSUs) plans settled in equity

        In 2006, Vivendi established restricted share plans, under the 2005 French Finance Act. Shares granted to non-U.S. resident executives and employees cliff vest at the end of a two-year vesting period and are conditional upon the achievement of certain operating objectives in terms of adjusted net income and cash flow from operations set forth in Vivendi's 2006 budget. The restrictions lapse after a four-year period from the date of grant. However, as the shares granted under the restricted share plans are ordinary shares of the same class as Vivendi outstanding shares, employee shareholders are entitled to dividend and voting rights relating to their shares from the end of the vesting period. As of December 31, 2006, the RSUs granted in 2006 were calculated using a factor of achievement of 100%.

        Compensation cost recognized is based upon the value of the equity instrument received by the employees which is equal to the difference between the fair value of the shares to be received and the discounted value of the dividends expected to be distributed by Vivendi over the two-year vesting period. Compensation cost relating to restricted shares is recognized on a straight-line basis over the two-year vesting period.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

        Similar to the design of the plans set up in 2006, the shares granted to Vivendi Games employees in 2007 cliff vest at the end of a two-year vesting period and are conditional upon the achievement of certain operating objectives in terms of adjusted net income and cash flow from operations set forth in Vivendi's 2007 budget. For the nine months ended September 30, 2007, the shares granted in 2007 were measured using a factor of 100% achievement.

Plans granted to U.S. resident executives and employees (settled in cash)

        In 2006, in view of the delisting of Vivendi shares from the New York Stock Exchange, specific equity awards were granted to Vivendi Games U.S. resident executives and employees, with economic characteristics similar to those granted to non-U.S. employees. However, these equity instruments are exclusively cash-settled instruments with the following characteristics:

  •
  When the equity awards grant entitlement to the appreciation of the value of Vivendi shares, they are known as "stock appreciation rights" ("SARs"), which are the economic equivalent of stock options;

  •
  When the equity awards grant entitlement to the value of Vivendi shares, they are known as "restricted stock units" ("RSUs"), which are the economic equivalent of restricted shares;

  •
  Vivendi has converted the former American Depositary Shares ("ADS") stock option plans for its U.S. resident employees into SARs plans; and

  •
  SARs and RSUs are denominated in U.S. dollars.

Stock Appreciation Rights (SARs) plans

        Under SARs plans, the employees will receive, upon exercise of their rights, a cash payment based on Vivendi share price, equal to the difference between Vivendi share price upon exercise of the SARs and their strike price as set at the grant date. Similar to stock option plans set up before January 1, 2007, rights vest annually in one-third tranches on the grant date's anniversary. Vested SARs become exercisable at the beginning of the third anniversary of the grant date (i.e., two-thirds of the original grant) and the remaining one-third becomes exercisable at the beginning of the fourth anniversary of the grant date. The compensation cost of the SARs granted before 2007 is recorded over the vesting period but not on a straight-line basis, as the SARs under the plan vest in one-third tranches over three years. The expense is accounted for over the required service period using the accelerated multi-tranche method in accordance with the following spread rates: 61% in the first year of the plan, 28% in the second year and 11% in the third year.

        In 2007, Vivendi Games employees received SARs which cliff vest at the end of a three-year vesting period. Therefore, the compensation cost of these SARs is recognized on a straight-line basis over the vesting period.

        The fair value of these plans is re-measured at each quarter end and the expense adjusted pro rata to vested rights at the relevant reporting date.

Restricted Stock Unit (RSUs) plans

        In 2006, Vivendi established RSU plans for certain U.S. resident executives and employees. The RSUs granted cliff vest at the end of a two-year vesting period and are conditional upon Vivendi's

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

achievement of certain operating objectives in terms of adjusted net income and cash flow from operations as set forth in Vivendi's 2006 budget. Four years from the date of grant, the participant will receive a cash payment equal to the value of the RSUs. The value of the RSUs will be based on the value of Vivendi shares at the time the cash payment is paid, plus the value of dividends paid on Vivendi shares for the last two fiscal years prior to payment (converted into local currency based on prevailing exchange rates). As of December 31, 2006, the RSUs granted in 2006 were calculated using a factor of achievement of 100%.

        Compensation cost in respect of the RSU plans is recognized on a straight-line basis over the two-year vesting period. The value of the plan is re-measured at each quarter end and the compensation cost adjusted accordingly, pro rata to rights vested at the relevant reporting date. Similar to the design of the plans set up in 2006, the restricted stock granted to Vivendi Games employees in 2007 cliff vest at the end of a two-year vesting period and are conditional upon the achievement of certain operating objectives in terms of adjusted net income and cash flow from operations as set forth in Vivendi's 2007 budget. As of September 30, 2007, the RSUs granted in 2007 were calculated using a factor of 100% achievement.

Conversion of the former ADS option plans into SAR plans in May 2006

        On May 15, 2006, the ADS option plans for U.S. resident employees were converted into SAR plans. The terms and conditions of these awards remained unchanged (exercise price, vesting period, maturity, etc.), except that such awards are to be cash-settled. As a result, the estimated fair value of the vested rights of these plans on May 15, 2006 ($18.9 million) was recorded as a component of accrued payroll and related costs in the accompanying consolidated balance sheets. When initially recording this liability, $14.9 million was charged as compensation expense in 2006 and $4.0 million was reclassified from owner's equity, at the date of conversion.

Restricted shares or restricted stocks to each employee

        On December 12, 2006, Vivendi established a grant of 15 fully vested restricted shares without any performance conditions for all non-temporary employees resident in France, who were employed and who had been employed by Vivendi Games for at least six months at that date. The 15 shares granted to each employee will be issued at the end of a two-year period from the grant date. At the end of this two-year period, the restricted shares will remain unavailable for an additional two-year period. As the shares granted are ordinary shares of the same class as Vivendi outstanding shares making up the share capital of Vivendi, employee shareholders will be entitled to dividends and voting rights relating to all their shares from their issuance. As these restricted shares were fully vested when granted, the compensation cost was recognized in full on the grant date.

        For all non-temporary employees resident outside France, who were employed and who had been employed by Vivendi Games for at least six months as of December 12, 2006, Vivendi established a 15 RSU plan without any performance conditions. In general, the RSUs granted will be paid out in cash after a four-year period from the date of grant in an amount equal to the value of the Vivendi shares at the time the cash payment is made, plus the value of dividends paid on the Vivendi shares in the last two fiscal years prior to payment. RSUs are simply units of account and do not have any value outside the context of this plan. RSUs do not have voting rights, and they do not represent or imply an

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

ownership interest in Vivendi or any of its businesses. Given the immediate vesting of such grant, the compensation cost was recognized in full on the grant date.

Characteristics of the Grants from 2005 onwards

        Vivendi Games estimates the fair value of stock-based awards granted using a binomial option-pricing model. For purposes of determining the expected term and in the absence of historical data relating to stock options exercises, Vivendi Games applies a simplified approach: the expected term of equity-settled instruments granted is presumed to be the mid-point between the vesting date and the end of the contractual term. For cash-settled instruments, the expected term applied is equal to:

  •
  for rights that can be exercised, one-half of the residual contractual term of the instrument at the reporting date; and

  •
  for rights that can not be exercised yet, the average of the residual vesting period and the residual contractual term of the instrument at the reporting date.

        For stock-based awards in Vivendi stock, the computed volatility corresponds to the average of Vivendi's three-year historical volatility and its implied volatility, which is determined with Vivendi put and call options traded on the Marché des Options Négociables de Paris with a maturity of six months or more.

        Equity-settled awards are denominated in Euros. The dollar amounts included in the table below are only indicative of the original Euro amounts converted into U.S. dollars as of September 30, 2007, using balance sheet exchange rate. As such, amounts in U.S. dollars will fluctuate with changes in future exchange rates.

        The characteristics and assumptions used to value the instruments granted from 2005 onwards are as follows.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

        The following instruments are denominated in Euros:

	Subscription Plan			Restricted Share Plan
	(unaudited)			(unaudited)
Grant date	April 23,	April 13,	April 26,	April 23,	December 12,	April 13,
Grant year	2007	2006	2005	2007	2006	2006
Options strike price	€30.79	€28.54	€23.64	n/a	n/a	n/a
Maturity (in years)	10	10	10	2	2	2
Expected term (in years)	6.5	6	10	2	2	2
Number of options initially granted	181,260	205,600	186,500	15,121	9,000	17,151
Share price at grant date	€31.75	€28.14	€23.72	€31.75	€29.39	€28.14
Expected volatility	20%	26%	17%	n/a	n/a	n/a
Risk-free interest rate	4.17%	3.99%	3.48%	n/a	n/a	n/a
Expected dividend yield	3.94%	3.80%	3.37%	3.94%	4.25%	3.80%
Fair value of the granted options	€5.64	€5.38	€4.33	€29.30	€26.94	€26.04
Fair value of the plan (in millions of Euros)	€1.0	€1.1	€0.8	€0.4	€0.2	€0.4
(in dollars except where noted)	(unaudited)
Options strike price	$43.30	$40.14	$33.25	n/a	n/a	n/a
Share price at grant date	$44.65	$39.58	$33.36	$44.65	$41.34	$39.58
Fair value of the granted options	$7.93	$7.57	$6.09	$41.21	$37.89	$36.62
Fair value of the plan (in millions of U.S. dollars)	$1.4	$1.6	$1.1	$0.6	$0.3	$0.6

        The following instruments are denominated in U.S. dollars:

	RSUs			SARs
Grant date	December 12,	September 22,	April 13,	September 22,	April 13,
Grant year	2006	2006	2006	2006	2006
Strike price	n/a	n/a	n/a	$34.58	$34.58
Maturity at the origin (in years)	2	2	2	10	10
Expected term at closing date (in years)	2	1.7	0.5	4.9	4.5
Number of instruments initially granted	33,105	2,000	34,224	24,000	410,400
Share market price at closing date	$39.05	$39.05	$39.05	$39.05	$39.05
Expected volatility	n/a	n/a	n/a	21%	21%
Risk-free interest rate	n/a	n/a	n/a	3.93%	3.94%
Expected dividend yield	4.26%	4.22%	4.22%	4.22%	4.22%
Fair value of the granted instruments	$35.70	$37.40	$37.40	$7.99	$7.56
Fair value of the plan as of December 31, 2006 (in millions of U.S. dollars)	$1.2	$0.1	$1.3	$0.2	$3.1

        On April 23, 2007, 458,740 SARs with a strike price of $41.34 and 38,248 RSUs were granted to Vivendi Games employees.

Information on Outstanding Plans from January 1, 2005

        Transactions involving equity-settled and cash-settled plans from January 1, 2005 are summarized as follows.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

Equity-settled instruments

        Equity-settled awards are denominated in Euros and the U.S. dollar amounts included in the table below are only indicative of the original Euro amounts converted as of December 31, 2006, using the balance sheet exchange rate. As such, amounts in U.S. dollars will fluctuate with changes in future exchange rates. Expense amounts disclosed are converted at average exchange rates during the year or nine months presented, as appropriate.

	Stock Options Plans				Restricted Share Plans
	Number of Stock Options Outstanding	Weighted Average Strike Price of Stock Options Outstanding	Weighted Average Strike Price of Stock Options Outstanding	Weighted Average Remaining Contractual Life	Number of Restricted Shares Outstanding	Weighted Average Remaining Period before Issuing Shares
		(in Euros)	(in U.S. dollars)	(in years)		(in years)
Balance as of December 31, 2004	783,438	€30.7	$40.5
Granted	186,500	23.6	31.2
Cancelled	(114,322)	26.7	35.2
Balance as of December 31, 2005	855,616	€29.8	$39.3
Granted	205,600	28.5	37.6		26,151
Exercised(a)	(70,807)	19.6	25.9
Forfeited	(5,800)	49.1	64.8
Cancelled	(72,874)	22.1	29.2		(1,101)

Balance as of December 31, 2006	911,735	€30.8	$40.6	6.8	25,050	1.5

Exercisable as of December 31, 2006	491,156	€35.4	$46.7		—

Vested as of December 31, 2006	560,471	€33.9	$44.8		9,000

(a)
The weighted average share price for options exercised during the year ended December 31, 2006 was €28.30. corresponding to $37.36.

        As of December 31, 2006, based on end of period exchange rates, there is unamortized compensation of $1.1 million, which will be expensed as follows: $0.8 million in 2007 and $0.3 million in 2008.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

Cash-settled instruments

        Cash-settled instruments are denominated in U.S. dollars. The following is a summary of ADS awards, which were converted into cash-settled awards during 2006:

	Stock Options on ex-ADS converted into SARs (May 2006)
	Number of SARs (ex ADS) Outstanding	Weighted Average Strike Price of SARs (ex ADS) Outstanding	Total Intrinsic Value	Weighted Average Remaining Contractual Life
		(in U.S. dollars)	(in millions of U.S. dollars)	(in years)
Balance as of December 31, 2004	2,461,005	$37.6
Granted	803,018	30.6
Adjusted	41,251	33.9
Exercised	(13,531)	22.6
Forfeited	(14,533)	36.4
Cancelled	(288,618)	28.4
Balance as of December 31, 2005	2,988,592	$36.8
Granted	—	—
Exercised(a)	(136,662)	23.3
Forfeited	(22,708)	40.4
Cancelled	(75,002)	28.4

Balance as of December 31, 2006	2,754,220	$37.7	$21.9	5.4

Exercisable as of December 31, 2006	1,887,535	$41.4	$13.7

Vested as of December 31, 2006	2,127,838	$40.2	$15.7

(a)
The weighted average share price for SARs exercised during the year ended December 31, 2006 was $35.17.

        The following is a summary of other cash-settled awards (excluding the Blizzard Equity Plan). There was no activity in or prior to 2005.

	SARs			RSUs
	Number of SARs Outstanding	Weighted Average Strike Price of SARs Outstanding	Weighted Average Remaining Contractual Life	Number of Restricted Stocks Units Outstanding	Weighted Average Remaining Period before Vesting
		(in U.S. dollars)	(in years)		(in years)
Balance as of December 31, 2005	—	$—		—
Granted	434,400	34.6		69,329
Cancelled	(3,200)	34.6		(267)

Balance as of December 31, 2006	431,200	$34.6	9.3	69,062	1.6

Exercisable as of December 31, 2006	—	$—		—

Vested as of December 31, 2006	—	$—		33,105

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

        Cash paid during the nine months ended September 30, 2007 to settle awards exercised was $7.5 million compared to $1.1 million during the year 2006.

        As of December 31, 2006, there was unamortized compensation expense of $4.3 million, which will be expensed as follows: $3.2 million in 2007, $1.0 million in 2008 and $0.1 million in 2009.

        As of September 30, 2007, the estimated fair value of the vested rights has been recorded as a liability of $2.9 million, $17.1 million and $2.7 million for SARs, ex-ADS converted into SARs and RSUs, respectively. As of December 31, 2006, the estimated fair value of the vested rights has been recorded as a liability of $1.3 million, $20.6 million and $2.0 million for SARs, ex-ADS converted into SARs and RSUs, respectively. The liability for vested rights is included as a component of accrued payroll and related costs.

Cash-Settled Awards on Blizzard Stock (Blizzard Equity Plan)

        In 2006, Blizzard implemented the Blizzard Equity Plan, an equity incentive plan denominated in U.S. dollars. Under the Blizzard Equity Plan ("BEP"), certain key executives and employees of Blizzard were awarded restricted shares of Blizzard stock and other cash settled awards of Blizzard as follows:

  •
  In October 2006, 1,361,000 restricted shares were granted. The value of the shares is determined every year based on an external independent appraisal. In general, the participants may only redeem vested shares in exchange for cash payments over the 10-year life of the grant. These restricted shares vest in one-third increments over the next three years, starting January 1, 2007. The expense is amortized using the following rates: 45% in 2006, 40% in 2007 and 15% in 2008.

  •
  In March 2007, 729,000 cash settled awards were granted with a strike price of $19.24 and a fixed exercise/payment term on May 1, 2009. These awards call for cash payments to be made to participants at this fixed date based on the value of Blizzard shares at that time. These options shall vest in accordance with the following schedule: one-third (243,000 awards) immediately vested at the date of grant, one-third as of January 1, 2008 and the remaining portion as of January 1, 2009, amortized using the following rates: 81% in 2007 and 19% in 2008.

  •
  In March 2007, 1,215,000 cash settled awards were granted with a strike price of $19.24 and a fixed exercise/payment term on May 1, 2010. These awards call for cash payments to be made to participants at this fixed date based on the value of Blizzard shares at that time. These options vest in one-third increments over 3 years, starting January 1, 2008. The expense is amortized using the following rates: 57% in 2007, 31% in 2008 and 12% in 2009.

        At each reporting date, the expense recognized is based on the elapsed portion of each vesting tranche and the estimated value of Blizzard shares as determined under the BEP. No forfeitures are anticipated based on recent and projected turnover rates of the beneficiaries. As of September 30, 2007, the estimated value of the rights granted amounted to $153.6 million and $55.2 million as of December 31, 2006. As of September 30, 2007, the estimated value of the rights vested amounted to $94.9 million, compared to $25.6 million as of December 31, 2006 and was recorded as a component of accrued payroll and related costs in the accompanying consolidated balance sheets.

        Except in the case of certain transactions, cash payments to be made under this Plan will be based on the value of Blizzard shares as determined under the BEP. The BEP requires a valuation of Blizzard

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

8. Stock-Based Compensation (Continued)

shares to be carried out annually as of December 31st. The last annual valuation available was as of December 31, 2006.

9. Commitments and Contingencies

Contractual Obligations and Commitments

        Vivendi Games has commitments under certain firm contractual arrangements ("Firm Commitments") to make future payments for goods and services. These Firm Commitments secure the future rights to various assets and services to be used in the normal course of business. The Firm Commitments for software development projects represent the contractual payments due on development projects assuming that each third-party development studio earns all contractual milestone fees. Vivendi Games has also entered into arrangements to sublease office space to third parties, the amounts of which are reflected as reductions to the total Firm Commitments below. Vivendi has guaranteed certain operating lease commitments of Vivendi Games.

        The table below sets forth the Firm Commitments and related sublease arrangements at December 31, 2006, and the estimated timing and effect that such obligations are expected to have on liquidity and cash flow in future periods:

	Payments Due By Period
	Total	2007	2008	2009	2010	2011	After
	(In thousands)
Operating lease commitments(1)	$105,638	$19,782	$21,387	$20,532	$14,952	$9,043	$19,942
Office sublease agreements	(8,735)	(2,671)	(2,751)	(2,831)	(482)	—	—
Employment obligations(2)	6,842	3,025	2,530	1,061	226	—	—
Software development costs(3)	109,625	80,815	23,785	4,815	60	150	—

	$213,370	$100,951	$44,951	$23,577	$14,756	$9,193	$19,942

(1)
Operating lease commitments include the effect of a significant lease negotiated in 2007, which replaces an existing facility.

(2)
Employment obligations represent obligations under the employment contracts of acquired studios. To the extent employees terminate employment at their election or are terminated by Vivendi Games for cause, amounts contractually owed to such employee(s) are forfeited.

(3)
Software development costs included above are those Vivendi Games is contractually obligated to pay, including intellectual property obligations but not taking into consideration standard cancellation clauses exercisable at the option of Vivendi Games.

        In addition to the above, Vivendi Games has certain contingent obligations related to consummated studio acquisitions. As of September 30, 2007 and December 31, 2006, contingent consideration of $17.1 million and $19.9 million, respectively, represent commitments not yet accrued for in the accompanying consolidated balance sheets or paid, that remains subject to payout following the achievement of future performance targets. Such contingent payouts may be payable over the next three years.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

9. Commitments and Contingencies (Continued)

        Vivendi Games has also made commitments, payable in cash, to certain employees under cash-settled, stock-based awards. These awards are accrued as liabilities as services are rendered. Additional amounts are accruable and payable dependent upon rendering of continued services as required (see Note 8).

        Rent expense was $13.2 million, $12.3 million and $14.1 million for the years ended December 31, 2006, 2005 and 2004, respectively.

        As of September 30, 2007 and December 31, 2006, Vivendi Games has entered into certain sublease agreements, the last of which expires in February 2010. Sublease income is recorded as a reduction to rent expense applied to the restructuring liability. During the nine months ended September 30, 2007 and 2006, Vivendi Games received $2.3 million and $2.5 million of sublease income, respectively. During 2006, 2005 and 2004, Vivendi Games received $4.4 million, $3.9 million and $1.9 million of sublease income, respectively. As of September 30, 2007 and December 31, 2006, sublease income due to Vivendi Games under existing agreements is $8.9 million and $8.7 million, respectively, through 2010.

Claims and Litigation

        Vivendi Games was named in a claim letter to Vivendi by Avis Budget, Group, Inc. ("Avis"), formerly known as Cendant Corporation, against Vivendi regarding tax benefits which may need to be remitted to Avis pursuant to the initial stock purchase agreement between Cendant Corporation and Vivendi Games. Vivendi Games has an agreement with Vivendi that Vivendi will be responsible for bearing any adverse financial consequences of the claim, if any. As such, no contingency reserves have been recorded by Vivendi Games for this claim.

        Vivendi Games, along with its licensee in China (China The9) is cited by Beijing Beida Founder Electronic Co in Beijing court for an alleged infringement of fonts used in the Chinese version of World of Warcraft. The plaintiff is seeking 100 million Chinese Renminbi (RMB) (the equivalent of U.S. $13.2 million). The license agreement places primary responsibility on the licensee for the localization in Chinese language; accordingly, Vivendi Games believes the licensee is obligated to indemnify Vivendi Games for any liability arising from this dispute. Vivendi Games has not provided any reserve for this matter in the accompanying consolidated financial statements.

        Vivendi Games is also subject to claims and litigation arising in the ordinary course of business. Management believes that any liability from any reasonably foreseeable disposition of such claims and litigation, individually or in the aggregate, would not have a material adverse effect on Vivendi Games' consolidated financial position or results of operations.

10. Employee Benefit Plans

Executive Deferred Compensation Plan

        Vivendi Games maintains an executive deferred compensation plan pursuant to which certain key employees may defer salary and bonuses at their election. The amounts owed to executives under this plan are included within accrued expenses and are $4.6 million, $3.2 million and $3.0 million as of September 30, 2007 and December 31, 2006 and 2005, respectively.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

10. Employee Benefit Plans (Continued)

Profit Sharing and Employee Bonus Plans

        Most employees participate in a standard worldwide bonus plan and certain employees participate in a secondary annual bonus and/or a profit sharing plan based on their operating unit's profit as defined in the respective plans. The amounts owed to employees under these plans are included within accrued expenses (current portion) and approximated $47.6 million, $55.6 million and $40.3 million as of September 30, 2007 and as of December 31, 2006 and 2005, respectively.

11. Related-Party Transactions

        During the normal course of operations, Vivendi Games enters into certain transactions with Vivendi and its affiliates.

        Vivendi maintains a centralized cash management pool from which Vivendi Games borrows and lends cash on a daily basis. Net cash transfers, under the cash pooling agreement, are included in owner's equity as part of net transfers to Vivendi. Vivendi charges Vivendi Games interest on the cumulative net cash transfers and such charges are included in interest, net (to Vivendi) in the accompanying consolidated statements of operations. Net interest charged by Vivendi for the nine months ended September 30, 2007 and 2006 was $3.5 million and $13.0 million, respectively, and was $18.1 million, $14.5 million and $12.0 million for the years ended December 31, 2006, 2005 and 2004, respectively.

        Annual overhead and support costs were allocated to Vivendi Games by Vivendi to approximate management leadership, treasury, legal, tax and other similar service-based support functions incurred on Vivendi Games' behalf. These costs amounted to approximately $2.2 million and $1.3 million during the nine months ended September 30, 2007 and 2006, respectively, and amounted to approximately $1.3 million, $1.3 million and $2.2 million in 2006, 2005 and 2004, respectively. These allocations are reflected in the accompanying consolidated statements of operations as a component of general and administrative expense.

        For the nine months ended September 30, 2007 and 2006, a management fee of approximately $1.9 million and $1.4 million was allocated to Vivendi Games from Vivendi for insurance, share-employee costs and other general corporate support functions incurred on Vivendi Games' behalf. For the years ended December 31, 2006, 2005, and 2004, $3.4 million, $2.9 million, and $3.6 million, respectively, was allocated to Vivendi Games from Vivendi. This allocation is included in the accompanying consolidated statements of operations as general and administrative expense.

        In the normal course of business, Vivendi has guaranteed (i) Vivendi Games' obligations under certain property leases, and (ii) payment to certain inventory vendors of up to approximately $68.2 million (based on the applicable exchange rate as of September 30, 2007). Property lease obligations are included in the five-year payout schedule discussed in Note 9. Payables related to inventory purchases are included in accounts payable in the accompanying consolidated balance sheets.

        For the nine months ended September 30, 2007 and 2006, Vivendi Games recognized royalty expenses related to properties licensed from Universal Entertainment of approximately $1.1 million and $1.7 million, respectively. For the years ended December 31, 2006, 2005 and 2004, Vivendi Games recognized royalty expenses related to properties licensed from Universal Entertainment of approximately $1.7 million, $1.6 million and $6.5 million, respectively. Royalties are included in the

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

11. Related-Party Transactions (Continued)

accompanying consolidated statements of operations as cost of sales. Royalty amounts due to Universal Entertainment are not material.

        Vivendi Games has entered into agreements with certain affiliates for the physical distribution of boxed product sales for certain territories outside North America.

12. Geographical Information

        Vivendi Games' operations are primarily in North America, Europe and Asia Pacific. Net sales and net assets by geographical region are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(In thousands)
	(Unaudited)
Net Sales:
North America	$472,113	$313,458	$522,633	$419,862	$308,302
Europe	376,633	188,310	359,552	247,273	202,859
Asia Pacific	114,018	94,039	135,471	113,190	56,258

	$962,764	$595,807	$1,017,656	$780,325	$567,419

	December 31,
	2006	2005
	(In thousands)
Net Assets:
North America	$232,670	$226,405
Europe	91,162	24,232
Asia Pacific	22,610	10,126

	$346,442	$260,763

13. Segment Profit & Loss and Related Information

        Vivendi Games manages and reviews its business in two main divisions: Blizzard Entertainment and Sierra Entertainment (along with the recently created separate divisions SOL and VGM). From January 1, 2006, Vivendi Games' reporting segments have been determined in accordance with Vivendi Games' internal management structure. The nature of the financial information provided to the chief operating decision maker includes only direct revenues and costs which are under the effective direct control of each segment management team. Direct operating margin excludes group cost allocations provided to each segment (retail distribution and operations on a worldwide basis and corporate support services such as legal, human resources and taxes), as well as corporate depreciation expense and amortization of other intangibles and restructuring charges. These costs and expenses are deducted from direct operating margin in arriving at operating income on a consolidated basis. Direct operating margin is a non-GAAP measure and it should be considered in addition to and not a substitute for operating income, net income, cash flow and other measures of financial performance reported in accordance with GAAP.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

13. Segment Profit & Loss and Related Information (Continued)

        SOL and VGM initiated their operations in early 2006, and as such they do not meet the materiality criteria for separate segment reporting, as specified in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"). As their activities are construed by management as a "spin off" of Sierra, they have been aggregated with Sierra, for reporting segment purposes.

        As noted above, prior to 2006, Vivendi Games did not operate in segments and costs were not allocated on a segment basis. The only performance measure reported to the chief operating decision maker prior to 2006 in a disaggregated manner was net sales. Accordingly, net sales information for 2005 and 2004 has been presented separately below for Blizzard and Sierra and other. The direct operating margin per reporting segment for the years ended December 31, 2005 and 2004 has been presented using a similar methodology. Vivendi Games does not maintain accounting records that allocate assets or liabilities for operating divisions to determine net assets per reporting segment, and there are no inter-segment revenues.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(In thousands)
	(Unaudited)
Blizzard	$845,847	$451,493	$654,216	$401,683	$52,793
Sierra and other	116,917	144,314	363,440	378,642	514,626

Net sales	962,764	595,807	1,017,656	780,325	567,419

Blizzard	373,995	244,163	316,811	175,978	(27,767)
Sierra and other	(100,379)	(62,008)	(69,006)	(28,767)	(29,534)

Direct operating margin	273,616	182,155	247,805	147,211	(57,301)
Unallocated group costs	(80,609)	(90,208)	(125,364)	(105,142)	(195,290)

Operating income (loss)	$193,007	$91,947	$122,441	$42,069	$(252,591)

        The unallocated group costs encompass all costs which are not under the direct control of the segment management team: namely all the group support services, all fixed costs associated with the sales and marketing shared services for boxed products, as well as stock-based compensation (other than the BEP), corporate depreciation, restructuring, foreign currency exchange gain or loss.

14. Recent Accounting Pronouncements

        In September 2006, the FASB issued Statement No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Subsequently, the FASB decided to provide a one year deferral for the implementation of Statement 157 solely for non-financial assets and non-financial liabilities, except those non-financial items that are recognized or disclosed at fair value in the financial

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

14. Recent Accounting Pronouncements (Continued)

statements on a recurring basis (i.e., at least annually). Vivendi Games does not expect that the adoption of SFAS No. 157 will have a material effect on its financial position or results of operations.

        In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The provisions of SFAS No. 159 are effective for financial statements issued for fiscal years beginning after November 15, 2007. Vivendi Games is evaluating whether to adopt SFAS No. 159 and what impact such adoption might have on its financial position or results of operations.

        In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, Financial Statements—Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 requires the use of both the "iron curtain" and "rollover" approach in quantifying the materiality of misstatements. SAB 108 also discusses the implications of misstatements uncovered upon the application of SAB 108 in situations when a registrant has historically been using either the iron curtain approach or the rollover approach. SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 had no impact on the financial position or results of operations of Vivendi Games.

        In June 2007, the FASB ratified the Emerging Issues Task Force's ("EITF") consensus conclusion on EITF No. 07-03, Accounting for Advance Payments for Goods or Services to Be Used in Future Research and Development. EITF No. 07-03 addresses the diversity which exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. Under this conclusion, an entity is required to defer and capitalize non-refundable advance payments made for research and development activities until the related goods are delivered or the related services are performed. EITF No. 07-03 is effective for interim or annual reporting periods in fiscal years beginning after December 15, 2007 and requires prospective application for new contracts entered into after the effective date. Vivendi Games does not expect the adoption of EITF No. 07-03 to have a material impact on the consolidated financial statements.

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS No. 141(R)"). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. Also in December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements ("SFAS No. 160"). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 141(R) and SFAS No. 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption being prohibited. Vivendi Games does not currently have any non-controlling interests in its subsidiaries.

Vivendi Games, Inc.

Notes to Consolidated Financial Statements (Continued)

15. Subsequent Events (unaudited)

        On December 1, 2007, Vivendi signed a definitive business combination agreement ("BCA") with Activision, Inc. ("Activision") to combine Vivendi Games with Activision. Under the terms of the agreement, Vivendi Games will be merged with a wholly owned subsidiary of Activision. In the merger, shares of Vivendi Games will be converted into 295.3 million new shares of Activision common stock. Concurrently with the merger, Vivendi will purchase 62.9 million newly issued shares of Activision common stock at a price of $27.50 per share for a total of $1.7 billion in cash. As a result of these transactions, Vivendi will own an approximate 52% ownership stake of the new combined entity Activision Blizzard on a fully diluted basis. This transaction is subject to the approval of Activision's stockholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration of applicable waiting periods and receipt of applicable approvals under the Hart-Scott-Rodino Antitrust Improvements Act (which has already occurred) and the European Union merger control regulations. Upon closing, all pre-existing arrangements, other than licenses entered into in the ordinary course of business with Vivendi or Vivendi's affiliates, will be terminated.

Special performance and transaction bonuses

        In connection with this transaction, certain executives of Vivendi Games will receive a transaction bonus payable within 30 days of the closing. If the transaction does not close by December 31, 2008, 50% of the transaction bonus will be paid.

        In addition and pursuant to the agreement signed on December 2, 2007, Vivendi Games has implemented a special performance bonus (SPB) plan for certain executives and employees based on the accomplishment of certain objectives associated with the contemplated combination with Activision. Such bonus will be paid in December 2008 or on the one year anniversary of the closing date, whichever is the later. If the closing does not occur before December 31, 2008, 50% of the bonus will be paid.

        The maximum aggregate amount of undiscounted future liabilities resulting from these bonus plans is $15.2 million, of which 50% would be paid regardless of whether the transaction closes.

Blizzard Equity Plan

        Under the provisions of the BEP described in Note 8 and the BCA signed between Vivendi and Activision, the consummation of this transaction is deemed a change in control, which will automatically trigger cash payments to the beneficiaries for the portion of awards that are vested at the closing date of the transaction.

        The outstanding non-vested rights shall become immediately vested upon the closing of the transaction, cancelled and extinguished and converted into a new right to receive an amount in cash eighteen months after the closing upon the terms and subject to the conditions set forth in the BEP and in the BCA, including continued employment through the payment date.

        At either the closing date or eighteen months thereafter, participants will be entitled to receive, in aggregate, a cash payment equal to the product of the number of shares and the estimated per share fair value of Blizzard, less the applicable aggregate strike price for stock appreciation rights.

        Based on the value of Blizzard shares as determined under the BEP, assuming the transaction is consummated, the estimated value of the rights granted amounts to $202.2 million, of which $152.2 million is estimated to be accrued as of December 31, 2007. On this basis, the estimated cash payments to be made to participants will amount to $113.0 million and $89.2 million at the closing date of the transaction and eighteen months thereafter, respectively.

**

Annex A

BUSINESS COMBINATION AGREEMENT

by and among

VIVENDI S.A.,

VGAC LLC,

VIVENDI GAMES, INC.,

ACTIVISION, INC.

and

SEGO MERGER CORPORATION

Dated as of December 1, 2007

A-i

A-ii

Exhibits
Exhibit A:	Form of Amended and Restated Certificate of Incorporation of Activision, Inc.
Exhibit B:	Form of Amended and Restated Bylaws of Activision, Inc.
Exhibit C:	List of Resigning and Continuing Directors of Activision
Exhibit D:	Form of Investor Agreement
Exhibit E:	Form of Tax Sharing Agreement
Exhibit F:	Certificate of Merger
Exhibit G:	Offer Conditions
Exhibit H:	List of Appointed Directors of Activision
Exhibit I:	Post-Closing Officers of Activision and its Subsidiaries
Exhibit J:	List of Resigning and Continuing Directors of Games
Exhibit K:	List of Appointed Directors of Games

A-iii

BUSINESS COMBINATION AGREEMENT

        THIS BUSINESS COMBINATION AGREEMENT, dated as of December 1, 2007 (this "Agreement"), is between VIVENDI S.A., a societe anonyme organized under the laws of France ("Vivendi"), VGAC LLC, a limited liability company organized under the laws of the State of Delaware ("VGAC LLC"), VIVENDI GAMES, INC., a Delaware corporation ("Games"), ACTIVISION, INC., a Delaware corporation ("Activision"), and SEGO MERGER CORPORATION, a Delaware corporation ("Merger Sub").

RECITALS

        WHEREAS, Vivendi and Activision desire to combine the respective businesses of Games and Activision by consummating the following transactions upon the terms and subject to the conditions set forth in this Agreement (collectively, the "Transactions"):

          (a)   On the Closing Date, Vivendi shall purchase from Activision, at the Per Share Transaction Price (as defined below), a number of newly issued shares of common stock, par value $0.000001 per share, of Activision ("Activision Common Stock") equal to (i) $1,731,000,000 (the "Aggregate Share Purchase Consideration") divided by (ii) the Per Share Transaction Price (the "Share Purchase");

          (b)   Concurrent with the Share Purchase, Merger Sub shall be merged with and into Games (the "Merger" and, together with the Share Purchase, the "Combination Transactions") pursuant to which (i) each share of common stock, par value $0.01 per share, of Games ("Games Common Stock") shall be converted into the right to receive a number of shares of Activision Common Stock equal to the Exchange Ratio (as defined below) and (ii) Games shall become a wholly-owned subsidiary of Activision;

          (c)   Concurrent with the consummation of the Share Purchase and the Merger, Activision's Certificate of Incorporation and Bylaws shall be amended to read as set forth in Exhibits A and B, respectively, attached hereto (the "Organizational Document Amendments");

          (d)   The members of Activision's Board of Directors set forth on Exhibit C attached hereto and designated as "Resigning Directors" shall resign from the Activision Board of Directors, effective simultaneously with the consummation of the Combination Transactions, and the remaining members of Activision's Board of Directors designated on Exhibit C as "Executive Directors" or "Independent Directors" shall elect six directors designated by Vivendi to fill the vacancies on the Activision Board of Directors resulting from such resignations and the Organizational Document Amendments; and

          (e)   Within five Business Days after the Closing, pursuant to the terms of this Agreement and the Offer Documents (as defined below), Activision shall commence a cash tender offer to purchase, at the Per Share Transaction Price, up to a number of shares of Activision Common Stock equal to the Maximum Amount (as defined below) (the "Tender Offer");

        WHEREAS, each of the Boards of Directors of Activision and Merger Sub has, by unanimous vote of all directors present, (i) determined that the Transactions are fair to and in the best interests of its stockholders, (ii) approved this Agreement and the transactions contemplated hereby pursuant to the General Corporation Law of the State of Delaware (the "DGCL") and (iii) resolved to submit this Agreement to a vote of its stockholders and, subject to the terms hereof, to recommend approval of this Agreement and the Transactions to its stockholders;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition to Vivendi, VGAC LLC and Games entering into this Agreement, Activision and Continental Stock Transfer & Trust Company are entering into an amendment (the "Rights Plan Amendment") to that certain Rights

Agreement, dated as of April 18, 2000, as amended (the "Rights Plan"), so as to render the rights issued thereunder (the "Rights") inapplicable to this Agreement and the transactions contemplated hereby;

        WHEREAS, each of the Boards of Directors of Vivendi, VGAC LLC and Games has, by unanimous vote of all directors present, (i) determined that the Transactions are fair to and in the best interests of its stockholders or members, as applicable, and (ii) approved this Agreement and the transactions contemplated hereby pursuant to applicable Law;

        WHEREAS, concurrently with the execution hereof, in order to induce Vivendi, VGAC LLC and Games to enter into this Agreement, Mr. Robert A. Kotick and Mr. Brian G. Kelly (the "Activision Management Members") are entering into one or more voting and lock-up agreements, dated as of the date hereof, by and among each of the Activision Management Members, Activision and Vivendi (collectively, the "Voting and Lock-Up Agreements"), pursuant to which the Activision Management Members have agreed to (i) vote all of the shares of Activision Common Stock that are beneficially owned by them on the record date for any vote of stockholders of Activision on this Agreement and the transactions contemplated hereby in favor of the approval of this Agreement and the transactions contemplated hereby and (ii) certain limitations with respect to the transfer (including pursuant to the Tender Offer) of shares of Activision Common Stock and other Activision securities owned by them;

        WHEREAS, concurrently with the execution hereof, in order to induce Vivendi, VGAC LLC and Games to enter into this Agreement, each of the Activision Management Members is entering into an employment agreement, dated as of the date hereof, between such Activision Management Member and Activision (collectively, the "Management Employment Agreements");

        WHEREAS, concurrently with the execution hereof, in order to induce Activision and Merger Sub to enter into this Agreement, each of Bruce Hack, Michael Morhaime, Paul Sams, Frank Pearce, Robert Pardo, Christopher Metzen, and Neal Hubbard (collectively, the "Blizzard Management Members") are entering into employment agreements, dated as of the date hereof, between each of the Blizzard Management Members and Games (or in the case of Mr. Hack, Vivendi HoldCo) (collectively, the "Blizzard Employment Agreements"), which shall become effective upon consummation of the Transactions;

        WHEREAS, as a condition to the consummation of the transactions contemplated hereby and in order to induce Vivendi, VGAC LLC and Games to enter into this Agreement, on the Closing Date (as defined herein), Activision, Vivendi, VGAC LLC and Games shall enter into an Investor Agreement in the form attached hereto as Exhibit D (the "Investor Agreement"), pursuant to which, among other things, Vivendi and VGAC LLC will make certain agreements with respect to the voting of their shares of Activision Common Stock and Vivendi and VGAC LLC will have the right to require Activision to file with the SEC (as defined below) certain registration statements on the appropriate forms under the Securities Act (as defined below) with respect to the resale of the shares of Activision Common Stock acquired pursuant to the Transactions;

        WHEREAS, for United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement will be, and is hereby, adopted as a plan or reorganization for purposes of Section 368(a) of the Code; and

        WHEREAS, each of Vivendi, VGAC LLC, Games, Activision and Merger Sub (each, a "Party" and, collectively, the "Parties"), desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Certain Defined Terms.

        Capitalized and certain other terms used in this Agreement have the meanings set forth below. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

        "Acquisition Agreement" shall have the meaning set forth in Section 6.3(a).

        "Activision Adverse Recommendation Change" shall have the meaning set forth in Section 6.4(a).

        "Activision Acquisition Proposal" shall mean any inquiry, proposal or offer relating to (i) the acquisition by any Person after the date hereof of twenty percent (20%) or more of the outstanding shares of capital stock or twenty percent (20%) or more of the aggregate outstanding voting securities of Activision, (ii) a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving Activision or any of its Subsidiaries which would result in any Person owning twenty percent (20%) or more of the outstanding shares of capital stock or twenty percent (20%) or more of the aggregate outstanding voting securities of Activision, (iii) a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Person acquiring twenty percent (20%) or more of the fair market value, immediately prior to such transaction, of the assets (including capital stock of Activision Subsidiaries) of Activision and its Subsidiaries, taken as a whole, (iv) any other transaction which would, directly or indirectly, result in a Person acquiring twenty percent (20%) or more of the fair market value, immediately prior to such transaction, of the assets (including capital stock of Activision Subsidiaries) of Activision and its Subsidiaries, taken as a whole, (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise), or (v) any combination of the foregoing.

        "Activision Benefit Plan" shall have the meaning set forth in Section 4.10(a).

        "Activision Common Stock" shall have the meaning set forth in the Recitals.

        "Activision Confidential Information" shall have the meaning set forth in Section 4.18(o).

        "Activision Disclosure Schedule" shall have the meaning set forth in Article IV.

        "Activision Equity Rights" shall have the meaning set forth in Section 4.2(a).

        "Activision Financial Advisor" shall have the meaning set forth in Section 4.20.

        "Activision Foreign Plan" shall have the meaning set forth in Section 4.10(n).

        "Activision IP Rights" shall have the meaning set forth in Section 4.18(a).

        "Activision IP Rights Agreements" shall have the meaning set forth in Section 4.18(h).

        "Activision Management Members" shall have the meaning set forth in the Recitals.

        "Activision Material Adverse Effect" shall mean a fact, event or circumstance which is materially adverse to (i) the business, properties, assets, condition (financial or otherwise) or results of operations of Activision and its Subsidiaries, taken as a whole or (ii) the ability of Activision or Merger Sub to perform its respective obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining pursuant to clause (i) above whether that has been or will or could be, a "Activision Material Adverse Effect": (A) any changes resulting from or arising out of general market, economic or political conditions (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided, that such changes do not have a substantially disproportionate impact on Activision and its Subsidiaries, taken as a whole, (B) any changes resulting from or arising out of general market, economic or political conditions in the industries in which Activision or any of its Subsidiaries conduct business (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided, that such changes do not have a substantially disproportionate impact on Activision and its Subsidiaries, taken as a whole, (C) any changes resulting from or arising out of actions taken pursuant to (and required by) this Agreement or at the request of Vivendi, VGAC LLC or Games or the failure to take any actions due to restrictions set forth in this Agreement, (D) any changes in the price or trading volume of Activision's stock, in and of itself, provided, that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such change in market price or trading volume, and (E) any failure by Activision to meet published revenue or earnings projections, in and of itself, provided, that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such failure to meet published revenue or earnings projections.

        "Activision Material Contract" shall have the meaning set forth in Section 4.12(a).

        "Activision-Owned IP Rights" shall have the meaning set forth in Section 4.18(a).

        "Activision Pension Plans" shall have the meaning set forth in Section 4.10(a).

        "Activision Permits" shall have the meaning set forth in Section 4.14(a).

        "Activision Preferred Stock" shall have the meaning set forth in Section 4.2(a).

        "Activision Products" shall have the meaning set forth in Section 4.18(a).

        "Activision Registered Intellectual Property" shall have the meaning set forth in Section 4.18(a).

        "Activision SEC Documents" shall have the meaning set forth in Section 4.7(a).

        "Activision Series A Preferred Stock" shall have the meaning set forth in Section 4.2(a).

        "Activision Source Code" shall have the meaning set forth in Section 4.18(a).

        "Activision Superior Proposal" shall mean a bona fide written Activision Acquisition Proposal (with all of the provisions in the definition of Activision Acquisition Proposal adjusted to increase the percentages referenced therein to fifty percent (50%)) which Activision's Board of Directors determines in good faith (after consultation with its financial advisors) to be more favorable to the stockholders of Activision as compared to the transactions provided for herein (including any revisions to this Agreement made or proposed in writing by Vivendi) and any alternative transaction proposed in writing by Vivendi in accordance with Section 6.4(c) hereof, taking into account, among other things, (i) the Person making such Activision Acquisition Proposal, (ii) the likelihood that the transaction contemplated by such Activision Acquisition Proposal will be consummated and the timing thereof, (iii) the terms and conditions of this Agreement and such Activision Acquisition Proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition and (iv) any revisions to this Agreement made or proposed in writing by Vivendi prior to the time of determination and any alternative transaction proposed in writing by Vivendi in accordance with Section 6.4(c) hereof.

        "Activision Stockholder Approval" shall have the meaning set forth in Section 4.4.

        "Activision Stockholder Meeting" shall have the meaning set forth in Section 4.22.

        "Activision Stock Plans" shall mean (i) the Activision 1991 Stock Option and Stock Award Plan, as amended, (ii) the Activision 1998 Incentive Plan, as amended, (iii) the Activision 1999 Incentive Plan, as amended, (iv) the Activision 2001 Incentive Plan, as amended, (v) the Activision 2002 Incentive Plan, as amended, (vi) the Activision 2002 Executive Incentive Plan, (vii) the Activision 2002 Studio Employee Retention Incentive Plan, (viii) the Activision Second Amended and Restated 2002 Employee Stock Purchase Plan, (ix) the Activision 2002 Second Amended and Restated Employee Stock Purchase Plan for International Employees, (x) the Activision Amended and Restated 2003 Incentive Plan, effective as of July 26, 2005 and (xi) the Activision 2007 Incentive Plan, effective as of September 27, 2007.

        "Activision Transaction Litigation" shall have the meaning set forth in Section 6.12(a).

        "Activision Welfare Plans" shall have the meaning set forth in Section 4.10(a).

        "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

        "Aggregate Required Offer Consideration" shall mean an amount equal to the product of (i) the aggregate number of shares of Activision Common Stock (but not exceeding the Maximum Amount) that have been properly tendered and not withdrawn pursuant to the Tender Offer upon the expiration of the Tender Offer multiplied by (ii) the Per Share Transaction Price.

        "Aggregate Share Purchase Consideration" shall have the meaning set forth in the Recitals.

        "Agreement" shall have the meaning set forth in the Preamble hereto.

        "Ancillary Agreements" shall mean the Management Employment Agreements, the Voting and Lock-Up Agreements, the Investor Agreement, the Tax Sharing Agreement and the Assumption Agreements.

        "Assumption Agreements" shall mean one or more assignment and assumption agreements, in form and substance reasonably acceptable to Activision and Vivendi, pursuant to which Games or Vivendi HoldCo, as applicable, shall assign to Activision, and Activision shall assume, all of the rights and obligations of Games or Vivendi HoldCo under each of the Blizzard Employment Agreements.

        "Audit" shall mean any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes.

        "Audited Financial Statements" shall have the meaning set forth in Section 5.7(a).

        "Bankruptcy and Equity Exception" shall have the meaning set forth in Section 4.4.

        "Blizzard Per Share Value" shall mean the per share value of Blizzard Stock as determined pursuant to and in accordance with the Blizzard Equity Plan.

        "Blizzard" shall mean Blizzard Entertainment, Inc., a Delaware corporation and Subsidiary of Games.

        "Blizzard Employment Agreements" shall have the meaning set forth in the Recitals.

        "Blizzard Equity Plan" shall have the meaning set forth in Section 2.4(c).

        "Blizzard Management Members" shall have the meaning set forth in the Recitals.

        "Blizzard Option" shall have the meaning set forth in Section 2.4(c).

        "Blizzard Option Consideration" shall have the meaning set forth in Section 2.4(c).

        "Blizzard Restricted Stock" shall have the meaning set forth in Section 2.4(c).

        "Blizzard Stock" shall mean common stock, par value $0.01 per share, of Blizzard.

        "Blizzard Stock Consideration" shall have the meaning set forth in Section 2.4(c).

        "Business Day" shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of France, or the State of California or New York or is a day on which banking institutions located in France or such States are authorized or required by Law or other governmental action to close.

        "Certificate of Merger" shall have the meaning set forth in Section 2.3(b).

        "Closing" shall have the meaning set forth in Section 2.1.

        "Closing Date" shall have the meaning set forth in Section 2.1.

        "Code" shall have the meaning set forth in the Recitals.

        "Combination Transactions" shall have the meaning set forth in the Recitals.

        "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated as of March 13, 2007, among Vivendi, Games and Activision.

        "Contract" shall mean any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation.

        "Controlled Group Liability" means any liability (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, or (iii) under Sections 412 and 4971 of the Code.

        "DGCL" shall have the meaning set forth in the Recitals.

        "D&O Policy" shall have the meaning set forth in Section 6.11(b).

        "Effective Time" shall have the meaning set forth in Section 2.3(b).

        "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Activision or any Activision Subsidiary or Games or any Games Subsidiary, as applicable, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" shall mean all federal, state, local and foreign Laws and regulations and common laws relating to pollution, protection of human health or worker safety (as such matters relate to Materials of Environmental Concern) or the environment (including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        "ERISA" shall have the meaning set forth in Section 4.10(a).

        "ERISA Affiliate" shall have the meaning set forth in Section 4.10(c).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Ratio" shall mean an amount, which shall be rounded up to the nearest 5th decimal place, equal to (i) the Games Value divided by (ii) the aggregate number of shares of Games Common Stock outstanding immediately prior to the Effective Time.

        "Foreign Antitrust Laws" shall have the meaning set forth in Section 4.5(a).

        "Form S-4" shall have the meaning set forth in Section 4.5(a).

        "GAAP" shall mean accounting principles generally accepted in the United States of America.

        "Games Acquisition Proposal" shall mean any inquiry, proposal or offer relating to (i) the acquisition by any Person after the date hereof of twenty percent (20%) or more of the outstanding shares of capital stock or twenty percent (20%) or more of the aggregate outstanding voting securities of Games, (ii) a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving Games or any of its Subsidiaries which would result in any Person owning twenty percent (20%) or more of the outstanding shares of capital stock or twenty percent (20%) or more of the aggregate outstanding voting securities of Games, (iii) a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Person acquiring twenty percent (20%) or more of the fair market value, immediately prior to such transaction, of the assets (including capital stock of Games Subsidiaries) of Games and its Subsidiaries, taken as a whole, (iv) any other transaction which would, directly or indirectly, result in a Person acquiring twenty percent (20%) or more of the fair market value, immediately prior to such transaction, of the assets (including capital stock of Games Subsidiaries) of Games and its Subsidiaries, taken as a whole, (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise), or (v) any combination of the foregoing.

        "Games Benefit Plan" shall have the meaning set forth in Section 5.10(a).

        "Games Common Stock" shall have the meaning set forth in the Recitals.

        "Games Confidential Information" shall have the meaning set forth in Section 5.18(o).

        "Games Disclosure Schedule" shall have the meaning set forth in Article V.

        "Games Financial Statements" shall have the meaning set forth in Section 5.7(a).

        "Games Foreign Plan" shall have the meaning set forth in Section 5.10(m).

        "Games IP Rights" shall have the meaning set forth in Section 5.18(a).

        "Games IP Rights Agreements" shall have the meaning set forth in Section 5.18(h).

        "Games Material Adverse Effect" shall mean a fact, event or circumstance which is materially adverse to (i) the business, properties, assets, condition (financial or otherwise) or results of operations of Games and its Subsidiaries, taken as a whole or (ii) the ability of Vivendi, VGAC LLC or Games to perform its respective obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining, pursuant to clause (i) above whether that has been or will or could be, a "Games Material Adverse Effect": (A) any changes resulting from or arising out of general market, economic or political conditions (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided, that such changes do not have a substantially disproportionate impact on Games and its Subsidiaries, taken as a whole, (B) any changes resulting from or arising out of general market, economic or political conditions in the industries in which Games or any of its Subsidiaries conduct business (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided, that such changes do not have a substantially disproportionate impact on Games and its Subsidiaries, taken as a whole, (C) any changes resulting from or arising out of actions taken pursuant to (and required by) this Agreement or at the request of Activision or the failure to take any actions due to restrictions set forth in this Agreement, and (D) any failure by Vivendi or Games to meet any revenue or EBITA (earnings before interest, taxes and amortization) projections that are published by Vivendi with respect to

Games and its Subsidiaries, in and of itself, provided, that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such failure to meet such published revenue or EBITA projections.

        "Games Material Contract" shall have the meaning set forth in Section 5.12(a).

        "Games-Owned IP Rights" shall have the meaning set forth in Section 5.18(a).

        "Games Permits" shall have the meaning set forth in Section 5.14(a).

        "Games Preferred Stock" shall have the meaning set forth in Section 5.2(a).

        "Games Pension Plans" shall have the meaning set forth in Section 5.10(a).

        "Games Products" shall have the meaning set forth in Section 5.18(a).

        "Games Registered Intellectual Property" shall have the meaning set forth in Section 5.18(a).

        "Games Source Code" shall have the meaning set forth in Section 5.18(a).

        "Games Transaction Litigation" shall have the meaning set forth in Section 6.12(b).

        "Games Value" shall mean (i) $8.121 billion divided by (ii) the Per Share Transaction Price.

        "Games Welfare Plans" shall have the meaning set forth in Section 5.10(a).

        "Governmental Entity" shall mean any governmental body, court, arbitral tribunal, agency, commission, official or regulatory or other authority, whether federal, state, local, municipal or foreign.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Intellectual Property" shall have the meaning set forth in Section 4.18(a).

        "Interim Financial Statements" shall have the meaning set forth in Section 5.7(a).

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" or any similar formulation of knowledge shall mean the actual knowledge (after reasonable inquiry) of those members of senior management of Activision (when used with respect to Activision and its Subsidiaries), senior management of Vivendi (when used with respect to Vivendi) or senior management of Vivendi and Games (when used with respect to VGAC LLC, Games and the Games Subsidiaries), whose duties would, in the normal course of Activision's, Vivendi's or Games' affairs, as the case may be, result in such member or members having such knowledge.

        "Law" shall mean any statute, law, code, ordinance, rule, regulation or other enforceable requirement of any Governmental Entity.

        "Liens" shall mean, with respect to any asset, pledges, mortgages, title defects or objections, claims, liens, charges, encumbrances and security interests of any kind or nature.

        "Management Employment Agreements" shall have the meaning set forth in the Recitals.

        "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, fungus or mold.

        "Maximum Annual Premium" shall have the meaning set forth in Section 6.11(b).

        "Maximum Amount" shall mean a number of shares of Activision Common Stock equal to (i) $4.028 billion divided by (ii) the Per Share Transaction Price.

        "Merger" shall have the meaning set forth in the Recitals.

        "Merger Consideration" shall have the meaning set forth in Section 2.4(a).

        "Merger Sub" shall have the meaning set forth in the Preamble hereto.

        "NASD" shall mean the National Association of Securities Dealers.

        "New Activision Credit Facilities" shall mean the credit facilities entered into by Activision pursuant to Section 6.19.

        "Notice of Activision Superior Proposal" shall have the meaning set forth in Section 6.4(c).

        "Offer Conditions" shall have the meaning set forth in Section 3.1(a).

        "Offer Consideration" shall have the meaning set forth in Section 3.1(a).

        "Offer Documents" shall have the meaning set forth in Section 3.2(a).

        "Order" shall mean any judgment, order, writ, preliminary or permanent injunction or decree of any Governmental Entity.

        "Organizational Document Amendments" shall have the meaning set forth in the Recitals.

        "Party" shall have the meaning set forth in the Recitals.

        "Per Share Transaction Price" shall mean $27.50; provided that such amount shall be appropriately and equitably adjusted to reflect fully the effect of any stock split, reverse stock split, reclassification, recapitalization, consolidation, exchange or like change with respect to Activision Common Stock or any extraordinary dividend or distribution with respect to Activision Common Stock, in each case, occurring (or having a record date) after the date of this Agreement and prior to the Effective Time.

        "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity.

        "Proxy Statement" shall have the meaning set forth in Section 4.5(a).

        "Purchased Activision Shares" shall have the meaning set forth in Section 2.2(a).

        "Reinstated Recommendation" shall have the meaning set forth in Section 6.5.

        "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

        "Representatives" shall have the meaning set forth in Section 6.3(a).

        "Rights" shall have the meaning set forth in the Recitals.

        "Rights Plan" shall have the meaning set forth in the Recitals.

        "Rights Plan Amendment" shall have the meaning set forth in the Recitals.

        "Sarbanes-Oxley Act" shall have the meaning set forth in Section 4.7(a).

        "SEC" shall mean the United States Securities and Exchange Commission or the staff thereof.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Share Purchase" shall have the meaning set forth in the Recitals.

        "Subsidiary" of any Person shall mean (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Surviving Corporation" shall have the meaning set forth in Section 2.3(a).

        "Tax" or "Taxes" shall mean all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority.

        "Tax Authority" shall mean the IRS and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

        "Tax Returns" mean all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

        "Tax Sharing Agreement" shall mean a tax sharing agreement between Activision, Vivendi HoldCo and Games in substantially the form of Exhibit E attached hereto.

        "Tendering Holder" shall have the meaning set forth in Section 3.1(c).

        "Tender Offer" shall have the meaning set forth in the Recitals.

        "Termination Date" shall have the meaning set forth in Section 8.1(b)(i).

        "Termination Fee" shall have the meaning set forth in Section 8.3(a).

        "Transactions" shall have the meaning set forth in the Recitals.

        "VGAC LLC" shall have the meaning set forth in the Preamble hereto.

        "Vivendi" shall have the meaning set forth in the Preamble hereto.

        "Vivendi HoldCo" shall mean Vivendi Holding I Corp., a Delaware corporation

        "Vivendi Tender Contribution" shall have the meaning set forth in Section 3.3(b).

        "Voting and Lock-Up Agreements" shall have the meaning set forth in the Recitals.

        "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local or foreign Law.

ARTICLE II
CLOSING; THE COMBINATION TRANSACTIONS

        Section 2.1    Closing.

        The closing of the Share Purchase and the Merger (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90067-3026 at 10:00 A.M., New York time, on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Parties collectively may agree in writing. The day on which the Closing takes place is referred to as the "Closing Date".

        Section 2.2    The Share Purchase.

        (a)   Upon the terms and subject to the conditions of this Agreement, at the Closing, Activision shall issue and deliver to Vivendi, and Vivendi shall purchase from Activision, a number of newly issued shares of Activision Common Stock (rounded up to the nearest whole number) equal to (i) the Aggregate Share Purchase Consideration divided by (ii) the Per Share Transaction Price (such shares, the "Purchased Activision Shares"). Upon Activision's receipt of the Aggregate Share Purchase Consideration, the Purchased Activision Shares to be issued to Vivendi pursuant hereto will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens (other than any Liens created by Vivendi).

        (b)   At the Closing, (i) Vivendi shall deliver to Activision, by wire transfer to a bank account designated in writing by Activision to Vivendi at least two Business Days prior to the Closing Date, an amount equal to the Aggregate Share Purchase Consideration in immediately available funds in United States dollars and (ii) Activision shall deliver or cause to be delivered to Vivendi certificates representing the Purchased Activision Shares.

        Section 2.3    The Merger.

        (a)    The Merger.    Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the DGCL, Merger Sub shall be merged with and into Games pursuant to which (i) the separate corporate existence of Merger Sub shall cease, (ii) Games shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned Subsidiary of Activision and (iii) all of the properties, rights, privileges, powers and franchises of Games will vest in the Surviving Corporation, and all of the debts, liabilities, obligations and duties of Games will become the debts, liabilities, obligations and duties of the Surviving Corporation.

        (b)    Effective Time.    As soon as practicable on the Closing Date, the Parties shall cause a certificate of merger substantially in the form attached as Exhibit F to be executed and filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time as the Parties shall agree and as shall be specified in the Certificate of Merger. The date and time when the Merger shall become effective is herein referred to as the "Effective Time".

        (c)    Effects of the Merger.    The Merger shall have the effects provided for herein and in the applicable provisions of DGCL.

        (d)    Certificate of Incorporation; Bylaws.    From and after the Effective Time, (i) the certificate of incorporation of Games, as in effect immediately prior to the Effective Time (the "Games Certificate of Incorporation"), shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and applicable Law and (b) the bylaws of Games, as in effect immediately prior to the Effective Time (the "Games Bylaws"), shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable Law.

        (e)    Directors.    The members of Games' Board of Directors set forth on Exhibit J attached hereto shall resign from the Games Board of Directors, effective simultaneously with the consummation of the Combination Transactions, and the remaining members of Games Board of Directors shall elect two (2) directors designated on Exhibit K attached hereto to fill the vacancies on the Games Board of Directors resulting from such resignations.

        (f)    Subsequent Actions.    If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Games or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name of and on behalf of either Games or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        Section 2.4    Conversion of Stock; Treatment of Options; Exchange Procedures.

        (a)    Conversion of Stock.    At the Effective Time, by virtue of the Merger and without any further action on the part of any Party or any holder of any shares of capital stock of any of the Parties:

          (i)    Each share of Games Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Games Common Stock held by Games as treasury shares, which shares shall be cancelled and retired and cease to exist as of the Effective Time) shall be converted into a number of newly issued shares of Activision Common Stock equal to the Exchange Ratio, subject to Section 2.4(b) (the "Merger Consideration").

          (ii)   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (b)    No Fractional Shares.    Notwithstanding any other provision of this Agreement, no certificates for fractional shares of Activision Common Stock shall be issued in the Merger. Each holder of Games Common Stock who otherwise would have been entitled to a fraction of a share of Activision Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Games Common Stock owned by such holder at the Effective Time) by the Per Share Transaction Price. No such holder shall be entitled to any dividends, voting rights or any other rights in respect of any fractional share.

        (c)    Treatment of Options.    Except as otherwise provided in the last sentence of this Section 2.4(c), upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and pursuant to the terms of the Blizzard 2006 Equity Incentive Plan, as amended (the "Blizzard Equity Plan"), (i)(A) each outstanding and unexercised option to acquire shares of Blizzard Stock ("Blizzard Options") which was vested immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into the right to receive an amount in cash from the Surviving Corporation equal to the product obtained by multiplying (x) the aggregate number of shares of Blizzard Stock that were issuable upon exercise of such Blizzard Option immediately prior to the Effective Time and (y) the excess, if any, of the Blizzard Per Share Value over the per share exercise price of such Blizzard Option (the "Blizzard Option Consideration"), and (B) each outstanding share of restricted Blizzard Stock ("Blizzard Restricted Stock") or shares thereof underlying restricted stock units which was vested immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into the right to receive an amount in cash from the Surviving Corporation equal to the Blizzard Per Share Value (the "Blizzard Stock Consideration"); and (ii)(A) each outstanding and unexercised Blizzard Option which will vest upon the Merger at the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive an amount in cash from the Surviving Corporation eighteen (18) months after the

Effective Time in accordance with the terms of the Blizzard Equity Plan equal to the product obtained by multiplying (x) the aggregate number of shares of Blizzard Stock that were issuable upon exercise of such Blizzard Option immediately prior to the Effective Time and (y) the Blizzard Option Consideration and (B) each share of Blizzard Restricted Stock shall be cancelled and extinguished and automatically converted into the right to an amount in cash from the Surviving Corporation eighteen (18) months after the Effective Time equal to the Blizzard Stock Consideration. Activision shall, or shall cause the Surviving Corporation to, pay to holders of outstanding Blizzard Options and Blizzard Restricted Stock (as of the time immediately prior to the Effective Time) the Blizzard Option Consideration and/or Blizzard Stock Consideration, as applicable, in respect of their Blizzard Options and shares of Blizzard Restricted Stock in accordance with terms and conditions of the Blizzard Equity Plan as in effect immediately prior to the Effective Time. The payment of the Blizzard Option Consideration and/or Blizzard Stock Consideration to the holder of Blizzard Options and/or Blizzard Restricted Stock shall be reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Blizzard Options and/or Blizzard Restricted Stock. Notwithstanding anything herein to the contrary, as to any Blizzard Options that are granted after the date of this Agreement and prior to the Closing Date in accordance with Section 6.2(b) hereof, Activision and the other Parties shall take such actions as may be necessary to provide for the conversion on or after the Closing Date of such Blizzard Options into options to acquire an equivalent number of shares of Activision Common Stock (with such adjustments to the share numbers and/or strike prices of such replacement options to acquire shares of Activision Common Stock as are consistent with the value of such Blizzard Options as of the Closing Date).

        (d)    Exchange Procedures.

          (i)    On the Closing Date, upon delivery of any Games certificates to Activision (or its designee), Activision shall deliver to the holder of such Games certificates the applicable Merger Consideration in respect of the shares of Games Common Stock (including share certificates with respect to the applicable number of shares of Activision Common Stock and cash in lieu of fractional shares).

          (ii)   No dividends or other distributions with respect to Activision Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Games Certificate until the holder thereof shall surrender such Games Certificate in accordance with this Article II. After the surrender of a Games Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, with a record date after the Effective Time and which theretofore had become payable with respect to whole shares of Activision Common Stock represented by such Games Certificate.

          (iii)  At and after the Effective Time, there shall be no transfers on the stock transfer books of Games of the shares of Games Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Games Certificates representing such shares are presented for transfer to Activision or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

          (iv)  In the event any Games Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Games Certificate to be lost, stolen or destroyed and, if required by Activision, an appropriate indemnity from such person, Activision will issue in exchange for such lost, stolen or destroyed Games Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

        (e)    Withholding.    Activision will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Games Common Stock such amounts as Activision is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of any other U.S. federal, state, local or non-U.S. tax Law. To the extent that such amounts are properly withheld by Activision, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Games Common Stock in respect of whom such deduction and withholding were made by Activision.

ARTICLE III
THE TENDER OFFER

        Section 3.1    The Tender Offer.

          The Parties hereby agree that:

          (a)   If the Closing shall have occurred and none of the events set forth in Exhibit G hereto (the "Offer Conditions") shall have occurred and be continuing, on or before the fifth (5th) Business Day immediately following the Closing Date, Activision shall commence (within the meaning of Rule 14d-2 under the Exchange Act), an offer to purchase up to a number of outstanding shares of Activision Common Stock equal to the Maximum Amount at the Per Share Transaction Price, net to the seller in cash (as paid pursuant to the Tender Offer, the "Offer Consideration"). All of the shares of Activision Common Stock purchased by Activision pursuant to the Tender Offer shall be retired. The obligation of Activision to commence the Tender Offer, to consummate the Tender Offer and to accept for payment and pay for shares of Activision Common Stock validly tendered in the Tender Offer and not withdrawn shall be subject to the conditions set forth in Exhibit G hereto.

          (b)   Without the prior consent of Vivendi (such consent not to be unreasonably withheld, conditioned or delayed), Activision shall not waive any of the conditions to the Tender Offer or make any change in the terms of or conditions to the Tender Offer. Notwithstanding the foregoing, Activision shall have the right to extend the Tender Offer beyond the scheduled expiration date (which shall be at least 20 Business Days following the commencement of the Tender Offer) (x) from time to time if, at the scheduled or extended expiration date of the Tender Offer, any of the conditions to the Tender Offer shall not have been satisfied or waived (until such conditions are satisfied or waived), (y) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Tender Offer or any period required by applicable Law or (z) upon the mutual agreement of Activision and Vivendi (but in no event shall the expiration be extended pursuant to this clause (z) for more than 20 Business Days past the original expiration date).

          (c)   If at the expiration date of the Tender Offer a number of shares of Activision Common Stock has been validly tendered and not withdrawn that exceeds the Maximum Amount, the number of shares of Activision Common Stock to be purchased by Activision from each holder of Activision Common Stock that tenders shares of Activision Common Stock pursuant to the Tender Offer (each, a "Tendering Holder") shall be prorated such that the number of shares of Activision Common Stock purchased from each Tendering Holder shall be equal to the product of (i) the number of shares of Activision Common Stock properly tendered and not withdrawn by such Tendering Holder pursuant to the Tender Offer multiplied by (ii) a fraction (A) the numerator of which shall be the Maximum Amount and (B) the denominator of which shall be the aggregate number of shares of Activision Common Stock properly tendered and not withdrawn by all Tendering Holders pursuant to the Tender Offer.

        Section 3.2    The Offer Documents.

        (a)   As soon as practicable on the date of commencement of the Tender Offer, Activision shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO with respect to the Tender Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary documents and instruments pursuant to which the Tender Offer will be made (collectively, and with any supplements or amendments thereto and any other documents or materials used in connection with the Tender Offer, the "Offer Documents"). The Offer Documents shall comply in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC on the date first published, sent or given to the Activision stockholders, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   Vivendi and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments or supplements thereto prior to the filing thereof with the SEC. Activision agrees to provide Vivendi and its counsel any comments Activision or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. Activision shall consult with and obtain the prior approval of Vivendi with respect to the appointment of any advisors or managers with respect to the Tender Offer.

        Section 3.3    Funding of the Tender Offer.

        (a)   Activision shall fund the Aggregate Required Offer Consideration with the proceeds from the Share Purchase together with available cash on hand and, if necessary, from proceeds from the Vivendi Tender Contribution and borrowings made under the New Activision Credit Facilities.

        (b)   If the Aggregate Required Offer Consideration exceeds $2.928 billion, then:

          (i)    Vivendi shall pay to Activision an amount in cash equal to the lesser of (A) $700 million and (B) the excess of (1) the Aggregate Required Offer Consideration over (2) $2.928 billion (such lesser amount, the "Vivendi Tender Contribution"); and

          (ii)   Activision shall issue and deliver to Vivendi, in exchange for the Vivendi Tender Contribution, a number (rounded up to the nearest whole number) of newly issued shares of Activision Common Stock equal to the Vivendi Tender Contribution divided by the Per Share Transaction Price.

        (c)   If the Aggregate Required Offer Consideration exceeds $3.628 billion, then Activision shall fund the additional amount of the Aggregate Required Offer Consideration that is in excess of $3.628 billion through borrowings made under the tranche of the New Activision Credit Facilities available to fund the Tender Offer.

        Section 3.4    No Tender by Vivendi.

        Vivendi hereby covenants and agrees that neither it nor any of its Subsidiaries shall tender any shares of Activision Common Stock to Activision pursuant to the Tender Offer.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ACTIVISION AND MERGER SUB

        Except as set forth (i) in the disclosure schedule delivered by Activision to Vivendi dated as of the date hereof (the "Activision Disclosure Schedule"), which Activision Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided that any disclosure in the Activision Disclosure Schedule relating to one section or subsection shall also apply to other sections and subsections to the extent that it is reasonably apparent that such disclosure would also apply to or qualify such other sections or subsections), and (ii) in the Activision SEC Documents filed prior to the date hereof, Activision and Merger Sub represent and warrant to Vivendi, VGAC LLC and Games as follows:

        Section 4.1    Organization.

        Each of Activision and Merger Sub (i) is a corporation duly incorporated and validly existing and in good standing under the Laws of the State of Delaware, (ii) has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect. Activision has made available to Vivendi complete and correct copies of the certificate of incorporation and bylaws and all the amendments thereto, as currently in effect, for each of Activision and Merger Sub.

        Section 4.2    Capitalization.

        (a)   The authorized capital stock of Activision consists of 450,000,000 shares of Activision Common Stock, 3,750,000 shares of Preferred Stock, par value $0.000001 per share, of Activision ("Activision Preferred Stock") and 1,250,000 shares of Series A Junior Preferred Stock, par value $0.000001 per share, of Activision ("Activision Series A Preferred Stock"). As of November 26, 2007, (i) 291,501,603 shares of Activision Common Stock were issued and outstanding, and (ii) no shares of Activision Preferred Stock or Activision Series A Preferred Stock were issued and outstanding. As of November 26, 2007, 69,455,956 shares of Activision Common Stock were reserved for issuance under the Activision Stock Plans ("Activision Equity Rights"), including pursuant to the exercise of options or warrants or in connection with other equity-based arrangements. No shares of capital stock of Activision are owned by any Subsidiary of Activision. All of the outstanding shares of capital stock of Activision have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights. Except as set forth above, there are no outstanding (i) shares of capital stock, debt securities or other voting securities of or ownership interests in Activision, (ii) securities of Activision or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities of or ownership interests in Activision, (iii) subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from Activision or any Subsidiary of Activision, or obligations of Activision or any Subsidiary of Activision to issue any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, Activision, or obligations of Activision or any Subsidiary of Activision to grant, extend or enter into any such agreement or commitment or (iv) obligations of Activision or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of Activision, or to vote or to dispose of any shares of capital stock of Activision.

        (b)   Section 4.2(b) of the Activision Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of November 26, 2007, held outstanding Activision Equity Rights under the Activision Stock Plans or under any other equity incentive plan of Activision and its Subsidiaries, indicating, with respect to each Activision Equity Right then outstanding, the type of award granted, the number of shares of Activision Common Stock subject to such Activision Equity Right, the name of the plan under which such Activision Equity Right was granted, the exercise price, if any, date of grant, vesting schedule and expiration date thereof, including to the extent to which any vesting has occurred as of the date of this Agreement, and whether (and to what extent) the vesting of such Activision Equity Right will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Transactions. Except as set forth in Section 4.2(b) of the Activision Disclosure Schedule, each Activision Equity Right or similar arrangement has been granted with an exercise price equal to or greater than the fair market value of the Activision Common Stock on the date of grant. Activision has made available to Vivendi true, complete and correct copies of all Activision Stock Plans and the forms of all grant or award agreements evidencing outstanding Activision Equity Rights.

        (c)   There are no voting trusts or other agreements or understandings to which Activision or any of its Subsidiaries is a party with respect to the voting of the shares of any capital stock of Activision or any of its Subsidiaries. No agreement or other document grants or imposes on any shares of the capital stock of Activision any right, preference, privilege or transfer restrictions with respect to the transactions contemplated by this Agreement (including any rights of first refusal).

        Section 4.3    Subsidiaries.

        (a)   Each Subsidiary of Activision is a corporation duly incorporated or an entity duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has all corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect. Activision has made available to Vivendi complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of each material Subsidiary, and all amendments thereto, as currently in effect.

        (b)   All of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of Activision have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive or similar rights. All of the outstanding capital stock or securities of, or other ownership interests in, each of the Subsidiaries of Activision, is owned, directly or indirectly, by Activision, and is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the stock or other ownership interests). There are no outstanding (i) shares of capital stock, debt securities or voting securities or other ownership interests of any Subsidiary of Activision, (ii) securities of Activision or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities or ownership interests in any Subsidiary of Activision, (iii) subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from Activision or any of its Subsidiaries, or obligations of Activision or any of its Subsidiaries to issue, any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, any Subsidiary of Activision, or obligations of Activision or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment or (iv) obligations of Activision or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities or other ownership interests of any Subsidiary of Activision, or to vote or to dispose of any shares of the capital stock or other ownership interests of any Subsidiary of Activision.

        (c)   Section 4.3(c) of the Activision Disclosure Schedule lists (i) each material Subsidiary of Activision, (ii) its jurisdiction of incorporation or organization and (iii) the location of its principal executive office. Except for the capital stock of its Subsidiaries and as set forth in Section 4.3(c) of the Activision Disclosure Schedule, Activision does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

        Section 4.4    Authority.

        Each of Activision and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transactions and the other transactions contemplated hereby and thereby. The execution, delivery and performance by each of Activision and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Activision and Merger Sub of the Transactions and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Activision and Merger Sub and no other corporate proceedings on the part of Activision or Merger Sub are necessary to authorize this Agreement or any Ancillary Agreement or to consummate such transactions, other than, with respect to Transactions, the approval of the principal terms of this Agreement and Transactions by the holders of a majority of the votes cast at the meeting of Activision stockholders (the "Activision Stockholder Approval"). This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by each of Activision and Merger Sub and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of each of Activision and Merger Sub, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

        Section 4.5    Consents and Approvals; No Violations.

        (a)   The execution and delivery by each of Activision and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party do not, the execution and delivery by Activision or Merger Sub of any instrument required hereby or thereby to be executed and delivered at the Closing will not, and the performance by Activision and Merger Sub of their agreements and obligations under this Agreement and the Ancillary Agreements will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required by the HSR Act, (ii) as may be required under any European or other foreign antitrust or competition Law or regulation ("Foreign Antitrust Laws"), (iii) the filing with the SEC of (A) a proxy statement relating to the approval by the stockholders of Activision of the principal terms of this Agreement and the Transactions (the "Proxy Statement"), or, if necessary, a Registration Statement on Form S-4, which shall include the Proxy Statement, in connection with the issuance of shares of Activision Common Stock in the Transactions (as may be further amended or supplemented from time to time, the "Form S-4"), and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement and the Ancillary Agreements, (iv) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws, (v) the filing of the Certificate of Merger or other documents as required by the DGCL and (vi) such other consents, approvals, orders, registrations, declarations, permits, filings or notifications which, if not obtained or made, would not reasonably be expected to have an Activision Material Adverse Effect.

        (b)   Subject to the approval of the principal terms of this Agreement and the Transactions by the holders of a majority of the outstanding shares of Activision Common Stock, the execution and delivery by each of Activision and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party do not, the execution and delivery by Activision and Merger Sub of any instrument required hereby or thereby to be executed and delivered by either of them at the Closing will not, and the performance by each of Activision and Merger Sub of its agreements and obligations under this Agreement and the Ancillary Agreements will not, (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Activision or any similar organizational documents of any of its Subsidiaries, (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Activision or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Activision or any of its Subsidiaries is a party or by which any of its properties or assets is bound or (iii) violate any Order or Law applicable to Activision, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii) above, for any violation, conflict, consent, breach, default, termination, cancellation, modification, acceleration, loss or creation that would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect.

        Section 4.6    Books and Records.

        The books, accounts and records of Activision and each of its Subsidiaries are, and have been, in all material respects, maintained in Activision's and its Subsidiaries' usual, regular and ordinary manner, in accordance with GAAP, as applicable, and all material transactions to which Activision or any of its Subsidiaries is or has been a party are properly reflected therein.

        Section 4.7    SEC Reports and Financial Statements.

        (a)   Activision has filed, or furnished, as applicable, with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since March 31, 2005 (together with all amendments, exhibits and schedules thereto and all information incorporated therein by reference, the "Activision SEC Documents"). The Activision SEC Documents, as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, Securities Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated under such Act (the "Sarbanes-Oxley Act"), and the applicable rules and regulations of the SEC promulgated thereunder. No Subsidiary of Activision is required to make any filings with the SEC.

        (b)   Each of the consolidated financial statements of Activision included or incorporated by reference in the Activision SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and fairly presents, in all material respects, the consolidated financial position of Activision and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount. Except as set forth in Section 4.7(b) of the Activision Disclosure Schedule, since March 31, 2005, there has been no material change in Activision's accounting methods or principles that would be required to be disclosed in Activision's financial statements in accordance with GAAP, except as described in the notes to such Activision financial statements.

        (c)   Each of the principal executive officer of Activision and the principal financial officer of Activision (or each former principal executive officer of Activision and each former principal financial officer, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Activision SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither Activision nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

        (d)   Activision maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) access to assets is permitted only in accordance with management's general or specific authorization; and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (e)   Activision's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by Activision in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Activision's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Activision required under the Exchange Act with respect to such reports.

        (f)    There are no amendments or modifications that are or will be required to be filed with the SEC, but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by Activision with the SEC pursuant to the Exchange Act and (ii) the Activision SEC Documents themselves. Activision has timely responded to all comment letters of the Staff of the SEC relating to the Activision SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. Activision has heretofore made available to Vivendi true, correct and complete copies of all correspondence with the SEC occurring since March 31, 2005. To the Knowledge of Activision, none of the Activision SEC Documents is the subject of ongoing SEC review.

        Section 4.8    Absence of Activision Material Adverse Effect.

        Since March 31, 2007, there have not been any events that have had, or would reasonably be expected to have, individually or in the aggregate, an Activision Material Adverse Effect.

        Section 4.9    No Undisclosed Liabilities.

        Neither Activision nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not required to be disclosed, reserved against or otherwise provided for (including any liability for breach of Contract, breach of warranty, torts, infringements, claims or lawsuits), which, individually or in the aggregate have had, or would reasonably be expected to have, an Activision Material Adverse Effect.

        Section 4.10    Benefit Plans, Employees and Employment Practices.

        (a)   Section 4.10(a) of the Activision Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (referred to herein as "Activision Pension Plans"), material "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and referred to herein as "Activision Welfare Plans") and each other material "Activision Benefit Plan" (defined herein as any Activision Pension Plan, Activision Welfare Plan and any other plan, fund, program, policy, practice, arrangement or agreement (including any employment agreement) to provide medical, health, disability or life insurance, bonus, incentive compensation, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, profit sharing, severance, change in control, salary continuation, termination pay, vacation, sick leave, incentive insurance, fringe or other benefits) maintained, established, sponsored, participated in, contributed to, or required to be contributed to, by Activision or any of its Subsidiaries or, with respect to Activision Pension Plans, its ERISA Affiliates, for the benefit of (1) any current independent contractors, consultants, agents, employees, officers or directors of Activision or any of its Subsidiaries or, with respect to Activision Pension Plans, its ERISA Affiliates and/or (2) any former independent contractors, consultants, agents, employees, officers or directors of Activision or any of its Subsidiaries or, with respect to Activision Pension Plans, its ERISA Affiliates who still have benefits payable by Activision or any of its Subsidiaries or, with respect to Activision Pension Plans, its ERISA Affiliates, or with respect to which Activision or any of its Subsidiaries or, with respect to Activision Pension Plans, its ERISA Affiliates has or may have any liability (contingent or otherwise). Activision has made available to Vivendi true, complete and correct copies of (i) each Activision Benefit Plan, including all amendments thereto (or, in the case of any unwritten Activision Benefit Plans, descriptions thereof), (ii) the three (3) most recent annual reports on Form 5500 filed with the IRS with respect to each Activision Benefit Plan (if any such report was required) with all required attachments, (iii) the most recent summary plan description and all subsequent summaries of material modifications for each Activision Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity Contract and other documents relating to the funding or payment of benefits relating to any Activision Benefit Plan, (v) the most recent determination letter from the IRS, if any and (vi) copies of the actuarial reports, if any, with respect to each Activision Benefit Plan for the last three (3) plan years ending prior to the date of this Agreement. To Activision's Knowledge, each Activision Benefit Plan has been established, funded, maintained and administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws. There are no amendments to any Activision Benefit Plan, except where required by applicable Law, or the establishment of any new Activision Benefit Plan, that have been adopted or approved nor has Activision or any of its Subsidiaries undertaken or committed to make any such amendments or to adopt or approve any new plans.

        (b)   All Activision Pension Plans have been the subject of favorable and up-to-date (through any applicable remedial amendment period) determination letters from the IRS, or a timely application therefor has been filed, to the effect that such Activision Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Activision Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs, and no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualification of any Activision Pension Plan or the related trust. No trust funding any Activision Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

        (c)   At no time has Activision, any of its Subsidiaries or any of its ERISA Affiliates ever, maintained, established, sponsored, participated in or contributed to any Activision Pension Plan that is subject to Title IV of ERISA. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        (d)   At no time has Activision, any of its Subsidiaries or any of its ERISA Affiliates ever contributed to or been requested or required to contribute to any "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA.

        (e)   With respect to any Activision Welfare Plan, (i) no such Activision Welfare Plan is funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, (ii) no such Activision Welfare Plan is self insured, and (iii) each such Activision Welfare Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code complies, in all material respects, with the applicable requirements of Section 4980B(f) of the Code.

        (f)    None of Activision, any of its Subsidiaries, or any Person acting on behalf of Activision or its Subsidiaries has made or entered into any legally binding commitment (including loans) with any current or former directors, officers, employees, consultants or independent contractors of Activision or any of its Subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such persons under existing Activision Benefit Plans or under any other plan or arrangement will be enhanced or accelerated (other than in connection with employment agreements that, by their terms, provide for any such enhancements or acceleration), (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Activision Benefit Plans will be continued for any period of time or cannot be amended or terminated at any time or for any reason, or (iv) any plans or arrangements provided by Vivendi or Games will be made available to such employees.

        (g)   None of Activision, its Subsidiaries or any of its ERISA Affiliates has or is reasonably expected to have any liability for life, health, medical or other welfare benefits for former employees or beneficiaries or dependents thereof with coverage or benefits under Activision Benefit Plans other than Activision Pension Plans, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or any other similar Law.

        (h)   All contributions or premiums owed by Activision or any of its Subsidiaries with respect to Activision Benefit Plans under Law, Contract or otherwise have in all material respects been made in full and on a timely basis and Activision or its Subsidiaries are not obligated to contribute with respect to any Activision Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement. All administrative costs attributable to Activision Benefit Plans have in all material respects been paid when due.

        (i)    No Activision Pension Plan or Activision Welfare Plan or, to Activision's Knowledge, any "fiduciary" or "party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exemption is not available that could reasonably be expected to result in a material liability.

        (j)    There are no pending or, to Activision's Knowledge, threatened, claims, lawsuits, arbitrations or audits asserted or instituted against any Activision Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, Activision, any of its Subsidiaries or any employee or administrator thereof in connection with the existence, operation or administration of an Activision Benefit Plan that could reasonably be expected to result in a material liability, other than routine claims for benefits.

        (k)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) cause or result in the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of Activision or any of its Subsidiaries, (ii) cause or result in the funding of any Activision Benefit Plan or (iii) cause or result in a limitation on the right of Activision or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Activision Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable by Activision or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code (or any of the rules, regulations or guidance promulgated thereunder).

        (1)   No amounts payable under any of the Activision Benefit Plans or any other contract, agreement or arrangement with respect to which Activision or any of its Subsidiaries may have any liability could reasonably be expected to fail to be deductible for federal income tax purposes by virtue of Section 162(m) of the Code.

        (m)  Each Activision Benefit Plan that provides for deferred compensation (as defined under Section 409A of the Code) satisfies the applicable requirements of Sections 409A(a)(2), (3), and (4) of the Code, and has, since January 1, 2005, been operated in good faith compliance with Sections 409A(a)(2), (3), and (4) of the Code.

        (n)   With respect to each Activision Benefit Plan that is subject to the Laws of relevant jurisdictions other than the United States (each, a "Activision Foreign Plan"): (i) each Activision Foreign Plan is in compliance in all material respects with the applicable provisions of the Laws and regulations applicable to such Activision Foreign Plan; (ii) each Activision Foreign Plan has been administered at all times and in all material respects in accordance with its terms; (iii) there are no pending material investigations by any Governmental Entity involving any Activision Foreign Plan, and no pending material claims (except for claims for benefits payable in the normal operation of the Activision Foreign Plans), suits or proceedings against any Activision Foreign Plan or asserting any rights or claims to benefits under any Activision Foreign Plan; (iv) the transactions contemplated by this Agreement, by themselves or in conjunction with any other transactions, do not create or otherwise result in any obligation to consult with any Person, any material liability, accelerated payment or any enhanced benefits, with respect to any Activision Foreign Plan and (v) all liabilities with respect to each Foreign Plan have been funded in all material respects in accordance with the terms of such Activision Foreign Plan and have been properly reflected in the financial statements of Activision and its Subsidiaries.

        Section 4.11    Employment and Labor.

        (a)   To Activision's Knowledge, no officer or employee of, or consultant to, Activision or any of its Subsidiaries whose annual salary exceeds $200,000 is, or has been, in material violation of any term of any Contract relating to employment, consulting, proprietary information, nondisclosure, noncompetition, nonsolicitation or any other Contract including, without limitation, those matters relating to (i) the relationship of any such officer, employee or consultant with Activision or any of its Subsidiaries or with any other party or (ii) unfair competition, trade secrets or proprietary information, and to Activision's Knowledge, the continued employment or engagement of Activision's or its Subsidiary's officers, employees and consultants does not subject Activision or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement to which Activision or any of its Subsidiaries is a party or is bound or pertains to any of the employees of Activision or any of its Subsidiaries, except for such breaches or violations which would not reasonably be expected to have, individually or in the aggregate, an Activision Material Adverse Effect. Any notice of the transactions contemplated hereby that is required by any Law or collective bargaining agreement has been given, and any and all bargaining obligations have been, or prior to the Closing will be, satisfied.

        (b)   No executive, officer or key employee of Activision or any of its Subsidiaries, and no group of employees of Activision or any of its Subsidiaries, has, within the last 18 months, terminated, or to the Knowledge of Activision, has any plans to terminate, employment with Activision or any of its Subsidiaries, whether on account of the transactions contemplated by this Agreement or for any other reason.

        (c)   Activision and its Subsidiaries are neither party to, nor bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization, employee organization, trade union or works council; there are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor related agreements or arrangements that pertain to any of the employees of Activision or its Subsidiaries; and no employees of Activision or its Subsidiaries are represented by any labor union, labor organization, trade union or works council with respect to their employment with Activision or its Subsidiaries. There are no controversies, strikes, work stoppages, slowdowns, lockouts, arbitrations, material grievances or other labor disputes pending or, to Activision's Knowledge, threatened against or affecting Activision or any of its Subsidiaries nor have any such events occurred in the past three (3) years. No labor union, labor organization, trade union, works council, or group of employees of Activision or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or threatened orally or in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To Activision's Knowledge, there are no labor organizing efforts presently being made involving any of the presently unorganized employees of Activision or its Subsidiaries nor have any such events occurred in the past three (3) years. Neither Activision nor its Subsidiaries, nor, to Activision's Knowledge, their respective employees, agents or representatives, has committed an unfair labor practice as defined in the National Labor Relations Act or other applicable Law. Neither Activision nor its Subsidiaries is the subject of any proceeding asserting that any of them has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment. There are no pending or, to Activision's Knowledge, threatened complaints, charges, claims, grievances or arbitration proceedings against Activision or any of its Subsidiaries brought or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the application for employment, employment or termination of employment of any applicant, current or former employees or other persons providing services to or on behalf of Activision or any of its Subsidiaries. Neither Activision nor its Subsidiaries is a party to, or otherwise bound by, any Order relating to employees or employment practices.

        (d)   To Activision's Knowledge, Activision and each of its Subsidiaries are, and have been, in material compliance with all Laws and Orders applicable to such entity or the employees or other persons providing services to or on behalf of such entity, as the case may be, relating to the employment of labor, including, without limitation, all such Laws and Orders relating to the terms and conditions of employment, discrimination, disability rights or benefits, equal opportunity, affirmative action, plant closures or layoffs, labor relations, unemployment insurance, civil rights, safety and health, workers' compensation, wages and hours of work, overtime classification, child labor, immigration, employment standards, including, without limitation, the WARN Act, Title VII of the Civil Rights Act of 1964, California Fair Employment and Housing Act, Age Discrimination in Employment Act, Americans with Disabilities Act, the Fair Labor Standards Act, the California Labor Code, Equal Pay Act, Family and Medical Leave Act and California Family Rights Act.

        (e)   Activision has listed all personnel manuals and handbooks and all material written policies, rules or procedures applicable to employees of Activision or any of its Subsidiaries in Section 4.11(e) of the Activision Disclosure Schedule and has made available true and complete copies thereof to Vivendi.

        (f)    No Governmental Entity responsible for the enforcement of any immigration, child labor, worker health and safety, occupational safety and health, wages and hours of work, labor or employment Laws of any sort is conducting, or to the Knowledge of Activision, intends to conduct an investigation with respect to or relating to Activision or any of its Subsidiaries.

        (g)   Neither Activision nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of the WARN Act. Section 4.11(g) of the Activision Disclosure Schedule contains a true and complete list of the names and the sites of employment or facilities of those individuals who suffered an "employment loss" (as defined in the WARN Act) at any site of employment or facility of Activision or any of its Subsidiaries during the 90-day period prior to the date of this Agreement. Section 4.11(g) of the Activision Disclosure

Schedule shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing.

        Section 4.12    Contracts.

        (a)   Section 4.12(a) of the Activision Disclosure Schedule specifically identifies (by the applicable letter subsection set forth below) each Contract to which Activision or any Activision Subsidiary is a party or bound that constitutes an Activision Material Contract as of the date hereof. The term "Activision Material Contract" shall include each of the following:

          (i)    any Contract generating, or that is reasonably likely to generate, over the twelve month period from the date of this Agreement, more than $17,500,000 in revenues for Activision or such Activision Subsidiary;

          (ii)   any Contract with any director, officer, employee or consultant that would require Activision or any Activision Subsidiary to make any payments or enhance any benefits, including accelerating vesting, in connection with the Transactions, or upon termination of employment, but excluding any Contract (A) that is terminable at-will or, in the case of consultants, with 30 or fewer days of notice by Activision or any of the Activision Subsidiaries without cost, liability or financial obligations (other than accrued regular compensation and benefits through the date of termination, including any such notice period) or (B) under which Activision is obligated to pay less than $500,000;

          (iii)  any agreement (A) of indemnification or (B) that guarantees the obligations of any Person (other than Activision or any Activision Subsidiary), other than, in each case, standard indemnification or guaranty provisions in contracts entered into by Activision or any Activision Subsidiary in the ordinary course of business consistent with past practice;

          (iv)  any Contract (x) containing any covenant limiting in any material respect the right of Activision or any of the Activision Subsidiaries to (A) engage, participate or compete in any line of business, market or geographic area, (B) develop, market or distribute products or services, (C) solicit the employment of, or hire, any person, or (D) compete with any person, or (y) granting any exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, "most favored nation" rights, rights of first negotiation or other exclusive rights and/or similar terms to any person, but in each case excluding (1) agreements granting distributors exclusive rights that are terminable by Activision or the applicable Subsidiary within one year from the date of this Agreement without penalty and (2) Contracts containing limitations that are not material to Activision or any Activision Subsidiary or do not limit Activision's ability to develop or market additional products or titles;

          (v)   any lease for real or personal property in which the amount of payments that Activision or any of the Activision Subsidiaries is required to make exceeds (A) $7,000,000 on an annual basis or (B) $25,000,000 over the remainder of the term of such lease;

          (vi)  any Contract pursuant to the express terms of which Activision or any of the Activision Subsidiaries is currently obligated to pay in excess of $15,000,000 in any one-year period or $30,000,000 over the remainder of the term of such Contract and which is not terminable by Activision or the Activision Subsidiaries without penalty upon notice of ninety (90) days or less;

          (vii) any Contract currently in force relating to: (A) the acquisition by Activision or any of the Activision Subsidiaries after the date hereof of assets with a book value exceeding $50,000,000; (B) the disposition by Activision or any of the Activision Subsidiaries after the date hereof of assets with a book value exceeding $15,000,000 (other than sales of inventory not in excess of $30,000,000); or (C) the acquisition or disposition by Activision or any of its Subsidiaries after the date hereof of an entity in which Activision or any of the Activision Subsidiaries has any material ownership interest, including any corporation, partnership, joint venture or other business enterprise;

          (viii)  any material Contract pursuant to which Activision or any Activision Subsidiary is a licensor of Intellectual Property or agrees to encumber, assign or sell rights in or with respect to any material Activision IP Rights, except for Contracts entered into by Activision or any Activision Subsidiary in the ordinary course of business consistent with past practice;

          (ix)  any joint venture contract or any other agreement that involves a sharing of revenues in excess of $2,500,000 in any one-year period, or involves a sharing of profits, cash flows, expenses or losses, with other persons or the payment of royalties to any other person other than (A) licenses entered into in the ordinary course of business, (B) portal, carrier or bounty agreements that provide for sharing of profits or revenue, and (C) Contracts identified in Section 4.12(a)(i) of the Activision Disclosure Schedule;

          (x)   any Contract currently required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act other than those currently on file with the SEC (including any amendments to agreements filed as of Activision's most recent SEC Report that are required to be filed);

          (xi)  any Contract containing a "standstill" provision with respect to any equity securities of Activision;

          (xii) any Contract not in the ordinary course of business under which Activision or any Activision Subsidiary is obligated to provide consulting services, development services, professional services or support services (other than maintenance and support customer contracts on Activision's standard, unmodified forms), in each case excluding (A) Contracts that are terminable by Activision or an Activision Subsidiary on notice of thirty (30) days or less without penalty in excess of $250,000 and without any ongoing material obligations, and (B) Contracts that generated less than $250,000 in revenue to Activision during the 12 months preceding the date of this Agreement;

          (xiii)  all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Activision or any of the Activision Subsidiaries in an aggregate principal amount in excess of $2,500,000 is outstanding or may be incurred on the terms thereof and the respective principal amounts currently outstanding thereunder as of the date hereof (other than agreements for indebtedness owed to Activision or any of its Subsidiaries); or

          (xiv) any other Contract not listed in subsections (i)-(xiii) that individually provides for payments to or by Activision or any Activision Subsidiaries in excess of $15,000,000 during the 12 months after the date of this Agreement or in excess of $30,000,000 over the remainder of the term of such Contract, or pursuant to which Activision or any Activision Subsidiaries have been paid, or expects to be paid, more than $20,000,000 in any consecutive 12-month period, or is otherwise material to Activision or the Activision Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the ordinary course of business consistent with past practice).

        (b)   Activision has made available to Vivendi true, correct and complete copies of each Activision Material Contract. Each Activision Material Contract is (i) valid and binding on Activision and each Activision Subsidiary party thereto and, to Activision's Knowledge, each other party thereto and (ii) in full force and effect. Activision and each Activision Subsidiary has in all material respects performed all material obligations required to be performed by it to the date hereof under each Activision Material Contract and, to Activision's Knowledge, each other party to each Activision Material Contract has in all material respects performed all material obligations required to be performed by it under such

Activision Material Contract. As of the date hereof, none of Activision or any Activision Subsidiary has knowledge of, or has received written notice from the other contracting party of, any actual or alleged material violation or default under (or any condition that with the passage of time or the giving of notice or both would cause such a violation of or default under) any Activision Material Contract. There exists no default or event of default with respect to Activision or any Activision Subsidiary or to Activision's Knowledge, with respect to any other contracting party, which, with the giving of notice, or the lapse of time would reasonably be expected to (1) become a material default or event of default by Activision or any Activision Subsidiary under any Activision Material Contract or (2) give any third party (A) the right to declare a material default by or against Activision or any Activision Subsidiary or exercise any remedy under any Activision Material Contract, (B) the right to a change in delivery schedule under any Activision Material Contract, (C) the right to accelerate the maturity or performance of any material obligation of Activision or any of its Subsidiaries under any Activision Material Contract, or (D) the right to cancel, terminate or materially modify any Activision Material Contract.

        Section 4.13    Litigation.

        (a)   There is no material suit, claim, action, proceeding, arbitration or investigation pending before any Governmental Entity or, to Activision's Knowledge, threatened against Activision or any of its Subsidiaries or their respective assets or properties or, to Activision's Knowledge, for which Activision or any of its Subsidiaries is obligated to indemnify a third party.

        (b)   Neither Activision nor any of its Subsidiaries is subject to any outstanding material Order or Orders.

        (c)   There is no suit, claim, action, proceeding, arbitration or investigation pending or, to Activision's Knowledge, threatened against Activision or any of its Subsidiaries, which seeks to, or could reasonably be expected to, restrain, enjoin or delay the consummation of the Transactions or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

        Section 4.14    Compliance with Applicable Law.

        (a)   Each of Activision and its Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the "Activision Permits"). Each of Activision and its Subsidiaries are in material compliance with the terms of the Activision Permits. The businesses of Activision and its Subsidiaries have not been, and are not being, conducted in violation of any Law, except to the extent such violations in the aggregate would not reasonably be expected to have an Activision Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Activision or any of its Subsidiaries is pending or, to Activision's Knowledge, threatened, nor, to Activision's Knowledge, has any Governmental Entity indicated an intention to conduct any such investigation or review.

        (b)   Activision is not an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder.

        (c)   Activision and each of its officers and directors are in material compliance with (i) the applicable provisions of the Sarbanes-Oxley Act or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NASD.

        Section 4.15    Taxes and Tax Returns.

        (a)   Activision and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all material Tax Returns required to be filed by Activision and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects.

        (b)   All material Taxes for which Activision or any of its Subsidiaries is liable or are due and payable on or before the Closing Date have been timely paid, or in the case of Taxes not yet due and payable, an adequate accrual in accordance with GAAP for the payment of all such Taxes (exclusive of deferred tax assets and deferred tax liabilities or similar items that reflect timing differences between tax and financial accounting principles) has been established on the consolidated financial statements of Activision and its Subsidiaries included in the Activision SEC Documents. All liabilities for Taxes attributable to the period commencing on the date following the date of the most recent Activision SEC Document were incurred in the ordinary course of business.

        (c)   There are no liens for Taxes upon any property or assets of Activision or any of its Subsidiaries, except for liens for real and personal property Taxes not yet due and payable.

        (d)   No Federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of Activision or its Subsidiaries and to the Knowledge of Activision, no such Audit is threatened in writing by any Tax Authority.

        (e)   There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against Activision or any of its Subsidiaries.

        (f)    Neither Activision nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of material Taxes other than any such agreement to which Activision and any of its Subsidiaries are the exclusive parties.

        (g)   Neither Activision nor any of its Subsidiaries has (i) been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than the group of which Activision is the common parent or (ii) any liability for or in respect of the Taxes of, or determined by reference to the Tax liability of, another Person (other than Activision or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

        (h)   Neither Activision nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

        (i)    Neither Activision nor any of its Subsidiaries has agreed or is required to include in income any material adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local or foreign Law) by reason of a change in accounting method or otherwise.

        Section 4.16    Environmental Matters.

        (a)   Activision and each of its Subsidiaries is in compliance, in all material respects, with all Environmental Laws, which compliance includes the possession by Activision and each of its Subsidiaries of all material permits and other governmental authorizations required under any Environmental Laws and material compliance with the terms and conditions thereof. Neither Activision nor any of its Subsidiaries has received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that Activision or any of its Subsidiaries is not in such compliance, in all material respects, with any Environmental Laws, and, to Activision's Knowledge, there are no circumstances that would reasonably be expected to prevent or interfere with such compliance in the future.

        (b)   There is no material Environmental Claim pending or, to the Knowledge of Activision, threatened against Activision or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim either Activision or any of its Subsidiaries has retained or assumed either contractually or by operation of Law.

        (c)   Except as would not reasonably be expected to result, individually or in the aggregate, in an Activision Material Adverse Effect, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or threatened Release of any Materials of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against Activision or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Activision or any of its Subsidiaries has retained or assumed either contractually or by operation of Law.

        (d)   Activision has made available to Vivendi all material environmental assessments, reports, data, results of investigations, audits and other material documents in the possession or control of Activision or any of its Subsidiaries regarding environmental matters pertaining to the environmental condition of any real properties owned or operated by Activision or any of its Subsidiaries, any Environmental Claims respecting Activision or any of its Subsidiaries, or the noncompliance by Activision or any of its Subsidiaries with any Environmental Laws.

        (e)   To the Knowledge of Activision, neither Activision nor any of its Subsidiaries is required by virtue of the transactions contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, to perform a site assessment for Materials of Environmental Concern.

        Section 4.17    State Takeover Statutes.

        No "fair price," "business combination," "moratorium," "control share acquisition" or other similar anti-takeover statute, including Section 203 of the DGCL, is applicable to the Transactions, except for such statutes or regulations as to which all necessary action has been taken by Activision and its board of directors, to permit the consummation of the Transactions in accordance with the terms hereof. Activision has taken all necessary action, including executing the Rights Plan Amendment, to render the Rights Plan inapplicable to this Agreement and the transactions contemplated hereby. The Rights Plan, as so amended, has not been further amended or modified. Copies of all such amendments to the Rights Plan have been made available to Vivendi.

        Section 4.18    Intellectual Property.

        (a)   As used in this Agreement, the following terms shall have the meanings indicated below:

          (i)    "Intellectual Property" shall mean any and all worldwide intellectual property and intellectual property rights, including (A) all patents and applications therefor and all reissues, divisionals, renewals, extensions, provisionals, substitutions, extensions, continuations, and continuations-in-part thereof, (B) all inventions, patent disclosures, trade secrets, confidential information, know-how, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, and designs, (C) all trade names, logos, slogans, trade dress, common law trademarks and service marks, and all similar designations of source or origin, together with the goodwill symbolized by the foregoing, and all registrations and applications therefor, (D) Internet domain names, (E) all copyrights and copyrightable subject matter, copyright registrations and applications therefor, (F) all computer software, including all source code, object code, firmware, and development tools, game engines, game rules, scripts, voice-overs, characters, images, drawings, graphics, files, records and data, and all technology and technical data supporting the foregoing, (G) all intellectual property rights in prototypes, all databases and data collections and all rights therein, and (H) all moral or economic rights of authors and inventors, and (I) all rights in the foregoing and in other similar intangible assets.

          (ii)   "Activision IP Rights" shall mean (i) any and all Intellectual Property used in the conduct of the business of Activision and its Subsidiaries as currently conducted by Activision or any of its Subsidiaries and (ii) any and all other Intellectual Property owned by Activision and its Subsidiaries.

          (iii)  "Activision-Owned IP Rights" shall mean Activision IP Rights that are owned by Activision or any of its Subsidiaries.

          (iv)  "Activision Products" shall mean collectively (A) all products and services that are currently being published, marketed, licensed, sold, distributed or performed by or on behalf of Activision or any Activision Subsidiary and (B) all products or services currently under development by Activision or any Activision Subsidiary or that Activision or any of its Subsidiaries are contractually obligated to develop.

          (v)   "Activision Registered Intellectual Property" shall mean all United States, international and foreign (A) patents and patent applications, (B) registered trademarks and applications to register trademarks, including intent-to-use applications, (C) registered Internet domain names, and (D) registered copyrights and applications for copyright registration, in each case of (A) through (D) that are owned by, registered to, or filed in the name of, Activision or any of its Subsidiaries.

          (vi)  "Activision Source Code" shall mean any software source code for any Activision-Owned IP Rights or Activision Products.

          (vii) "Third Party Intellectual Property Rights" shall mean any Intellectual Property owned by a third party.

        (b)   Activision and the Activision Subsidiaries (i) own and have independently developed or acquired or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to, all material Activision IP Rights. The Activision IP Rights are sufficient for the conduct of the business of Activision and the Activision Subsidiaries as currently conducted.

        (c)   Neither Activision nor any of its Subsidiaries has transferred ownership of any material Activision-Owned IP Rights to any third party or allowed any material Intellectual Property for which Activision or the Activision Subsidiaries have submitted an application or obtained a registration to lapse, other than through the expiration of Activision Registered Intellectual Property at the end of its maximum statutory term or otherwise in the ordinary course of business using reasonable business judgment.

        (d)   Activision and the Activision Subsidiaries own and have valid and exclusive title to each item of Activision-Owned IP Rights and each item of material Activision Registered Intellectual Property, free and clear of any Liens (excluding any rights granted under any license or distribution agreements entered into in the ordinary course of business consistent with past practice). The right, license and interest of Activision or an Activision Subsidiary in and to all Third Party Intellectual Property Rights licensed by Activision or an Activision Subsidiary from a third party are free and clear of all Liens (excluding restrictions contained in the applicable license agreements with such third parties).

        (e)   Neither the execution and delivery or effectiveness of this Agreement nor the performance of Activision's or Merger Sub's obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Activision-Owned IP Right, or impair the right of Activision or any Activision Subsidiary to use, own, sell or license any Activision-Owned IP Right.

        (f)    Section 4.18(f) of the Activision Disclosure Schedule lists all Activision Registered Intellectual Property including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed.

        (g)   Each item of Activision Registered Intellectual Property is subsisting (or in the case of applications, applied for); all registration, maintenance and renewal fees due within four (4) months from the date of this Agreement in connection with such Activision Registered Intellectual Property have been or will be timely paid; and all documents, recordations and certificates in connection with such Activision Registered Intellectual Property required to be filed within four (4) months from the date of this Agreement have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Activision Registered Intellectual Property and recording Activision's and its Subsidiaries' ownership interests therein.

        (h)   Neither Activision nor any Activision Subsidiary is, or shall be as a result of the execution and delivery or effectiveness of this Agreement or the performance of Activision's or Merger Sub's obligations under this Agreement, in breach of any Contract relating to or providing for any material Activision IP Rights ("Activision IP Rights Agreements"), and the consummation of the transactions contemplated by this Agreement will not result in the modification, cancellation, termination, suspension of or acceleration of any payments with respect to the Activision IP Rights Agreements, or give any non-Activision party to any Activision IP Rights Agreement the right to do any of the foregoing. Following the Closing, Activision or its Subsidiaries will be entitled to exercise all of Activision's and its Subsidiaries' rights under the Activision IP Rights Agreements to the same extent Activision and the Activision Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that Activision or any of its Subsidiaries would otherwise be required to pay.

        (i)    To Activision's Knowledge, there is no infringement or other violation of any Activision-Owned IP Rights by any third party, including any employee or former employee of Activision or any Activision Subsidiary, that would reasonably be expected to have, individually or in the aggregate, an Activision Material Adverse Effect. Within the past three (3) years, neither Activision nor any Activision Subsidiary has initiated any lawsuits for infringement or other violation of any Activision IP Rights.

        (j)    In the past three (3) years, neither Activision nor any Activision Subsidiary has been sued in any suit, action or proceeding (or received any written notice or, to the Knowledge of Activision, threat) that involves a claim of infringement or other violation of any Third Party Intellectual Property right or which contests the validity or ownership of Activision or any Activision Subsidiary to exercise any Intellectual Property right, other than such suits, actions or proceedings as would not reasonably be expected to have, individually or in the aggregate, an Activision Material Adverse Effect.

        (k)   The operation of the business of Activision and the Activision Subsidiaries as such business is currently conducted, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision or use of any Activision Product and (ii) Activision's or any Activision Subsidiary's use of any product, device or process used in the business of Activision or the Activision Subsidiaries as currently conducted, does not infringe or otherwise violate any Third Party Intellectual Property, except, with respect to clause (ii) above, as would not reasonably be expected to have, individually or in the aggregate, an Activision Material Adverse Effect.

        (l)    Other than as would not reasonably be expected to have an Activision Material Adverse Effect, none of the Activision-Owned IP Rights, the Activision Products, Activision or any of the Activision Subsidiaries is, or in the past three (3) years has been, subject to any judicial or governmental proceeding or Order restricting the use by Activision or any of its Subsidiaries of any material Activision-Owned IP Right or any Activision Product.

        (m)  No current or former partner, director, stockholder, officer, or employee of Activision or its Subsidiaries does now, or will, after giving effect to the Transactions contemplated hereby, own or retain any rights to use any of the material Activision-Owned IP Rights.

        (n)   Except as would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect, to Activision's Knowledge, no current or former employee, consultant or independent contractor of Activision or any Activision Subsidiary (i) is in violation of any term or covenant of any contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, Activision or any Activision Subsidiary or using trade secrets or proprietary information of others without permission or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for Activision or any Activision Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

        (o)   Activision and the Activision Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all commercially valuable confidential or non-public information included in the Activision IP Rights ("Activision Confidential Information"). Except as would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect, all use, disclosure or appropriation of Activision Confidential Information owned by Activision or any Activision Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between Activision or an Activision Subsidiary and such third party. Except as would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect, all use, disclosure or appropriation of Activision Confidential Information by Activision and the Activision Subsidiaries not owned by Activision or any Activision Subsidiary has been pursuant to the terms of a written agreement between Activision or such Activision Subsidiary and the owner of such Activision Confidential Information, or is otherwise lawful.

        (p)   Except as would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect: (i) neither Activision nor any Activision Subsidiary nor, to Activision's Knowledge, any other person then acting on their behalf has disclosed, delivered or licensed to any person, agreed to disclose, deliver or license to any person, or permitted the disclosure or delivery to any escrow agent or other person of any Activision Source Code; (ii) to Activision's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by Activision or any Activision Subsidiary or any person then acting on their behalf to any person of any Activision Source Code; and (iii) there are no contracts pursuant to which Activision or any Activision Subsidiary has deposited, or may be required to deposit, with an escrow holder or any other person, any of the Activision Source Code.

        (q)   To Activision's Knowledge, no software used in the business of Activision is subject to the terms of any "open source," "copyleft" or other similar license that requires, as a condition of modification or distribution of software subject to such license, that (i) such software or other software combined or distributed with such software be disclosed or distributed in source code form, or (ii) such software or other software combined or distributed with such software and any associated intellectual property be licensed on a royalty-free basis (including for the purpose of making additional copies or derivative works).

        Section 4.19    Absence of Indemnifiable Claims.

        There are no pending claims and, to Activision's Knowledge, no facts that would reasonably entitle any director or officer of Activision or its Subsidiaries to indemnification by Activision or its

Subsidiaries under applicable Law, the certificate of incorporation or bylaws of Activision or its Subsidiaries, any insurance policy maintained by Activision or its Subsidiaries or any indemnity agreements of Activision or similar agreements to which Activision or any of its Subsidiaries is a party or by which any of its properties or assets is bound.

        Section 4.20    Opinion of Financial Advisor.

        Activision has received the opinion of Allen & Company LLC (the "Activision Financial Advisor"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, taking into account the transactions contemplated by this Agreement as a whole, the Per Share Transaction Price of the Share Purchase, the Exchange Ratio and the Per Share Transaction Price of the Tender Offer are fair from a financial point of view to Activision and its stockholders, and Activision has made available to Vivendi a true, correct and complete copy of such opinion.

        Section 4.21    Board Approval.

        The Board of Directors of Activision and Merger Sub, at a meeting duly called and held, has, by unanimous vote of those directors present, (a) subject to the terms of Section 6.4 hereof, determined that this Agreement, the Ancillary Agreements to which it is a party and the Transactions and the other transactions contemplated hereby and thereby are advisable, fair to and in the best interests of Activision and its stockholders, (b) approved this Agreement and the Ancillary Agreements to which it is a party, and (c) subject to the terms of Section 6.4 hereof, determined to recommend that the principal terms of this Agreement and the Transactions be approved by the holders of Activision Common Stock.

        Section 4.22    Voting Requirements.

        The affirmative vote of a majority of the votes cast at the meeting of Activision's stockholders to be held in connection with the Transactions (the "Activision Stockholder Meeting") or any adjournment or postponement thereof to approve the principal terms of this Agreement and the Transactions is the only vote of the holders of any class or series of capital stock of Activision necessary to adopt this Agreement and the Ancillary Agreements and approve the transactions contemplated hereby and thereby.

        Section 4.23    Brokers and Finders.

        No broker, investment banker, financial advisor or other Person, other than the Activision Financial Advisor, the fees and expenses of which will be paid by Activision (as reflected in an agreement between such firm and Activision, a copy (or a description of the material terms) of which has been delivered to Vivendi), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Agreement based upon arrangements made by or on behalf of Activision or any of its Subsidiaries.

        Section 4.24    Information Supplied.

        None of the information supplied or to be supplied by or on behalf of Activision specifically for inclusion or incorporation by reference in (i) the Proxy Statement will, at the date it is first mailed to the stockholders of Activision and at the time of the Activision Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) if a Form S-4 is required to be filed with the SEC by Activision in connection with the issuance of shares of Activision Common Stock in the Transactions, the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation or warranty is made by

Activision with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Vivendi or Games specifically for inclusion or incorporation by reference in the Proxy Statement or the Form S-4. Each of the Proxy Statement and Form S-4, if applicable, will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

        Section 4.25    Interim Operations of Merger Sub.

        Merger Sub was formed solely for the purpose of consummating the Merger pursuant to this Agreement and has not conducted and will not conduct any activities other than the execution of this Agreement and the consummation of the Merger.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF VIVENDI, VGAC LLC AND GAMES

        Except as set forth in the disclosure schedule delivered by Games to Activision dated as of the date hereof (the "Games Disclosure Schedule"), which Games Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided that any disclosure in the Games Disclosure Schedule, relating to one section or subsection shall also apply to other sections and subsections to the extent that it is reasonably apparent that such disclosure would also apply to or qualify such other sections or subsections), Vivendi, VGAC LLC and Games represent and warrant to Activision and Merger Sub as follows:

        Section 5.1    Organization.

        Each of Vivendi, VGAC LLC and Games (i) is a corporation duly incorporated or an entity duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect. Games has made available to Activision complete and correct copies of its certificate of incorporation and bylaws and all the amendments thereto, as currently in effect.

        Section 5.2    Capitalization.

        (a)   The authorized capital stock of Games consists 100,000 shares of Games Common Stock and zero shares of preferred stock, par value $0.01 per share, of Games ("Games Preferred Stock"). As of November 26, 2007, (i) 800 shares of Games Common Stock were issued and outstanding and (ii) no shares of Games Preferred Stock were issued and outstanding. All of the issued and outstanding shares of capital stock of Games are owned, beneficially and of record, by VGAC LLC. All of the outstanding shares of capital stock of Games have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights. Except as set forth above, there are no outstanding (i) shares of capital stock, debt securities or other voting securities of or ownership interests in Games, (ii) securities of Games or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities of or ownership interests in Games, (iii) subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from Games or any its Subsidiaries, or obligations of Games or any Games Subsidiary to issue any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, Games, or obligations of Games or any Games Subsidiary to grant, extend or enter into any such agreement or commitment or

(iv) obligations of Games or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of Games, or to vote or to dispose of any shares of capital stock of Games.

        (b)   The authorized capital stock of Blizzard consists 100,000,000 shares of Blizzard Stock. As of November 30, 2007, 100,000,000 shares of Blizzard Stock were issued and outstanding and, except as described in the next two sentences, were owned beneficially and of record by Games. Upon the issuance of shares of Blizzard Stock pursuant to awards made under the Blizzard Equity Plan, shares of Blizzard Stock are effectively transferred from Games to the applicable award recipient. As of November 30, 2007, 1,335,611 shares of Blizzard Restricted Stock were issued and outstanding and 1,944,000 shares of Blizzard Stock were issuable in respect of outstanding Blizzard Options awarded under the Blizzard Equity Plan. All of the outstanding shares of capital stock of Blizzard have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights. Except as set forth above, there are no outstanding (i) shares of capital stock, debt securities or other voting securities of or ownership interests in Blizzard, (ii) securities of Blizzard or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities of or ownership interests in Blizzard, (iii) subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from Blizzard or any its Subsidiaries, or obligations of Blizzard or any of its Subsidiaries to issue any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, Blizzard, or obligations of Blizzard or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment or (iv) obligations of Blizzard or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of Blizzard, or to vote or to dispose of any shares of capital stock of Blizzard.

        (c)   Section 5.2(c) of the Games Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of November 30, 2007, held outstanding Blizzard Options or Blizzard Restricted Stock under the Blizzard Equity Plan, indicating, with respect to each then outstanding Blizzard Option, Blizzard Restricted Stock grant to any employee, director or consultant of Blizzard, Games or their respective Subsidiaries, the type of award granted, the number of shares of stock subject to such option or restricted stock grant, the name of the plan under which such option or restricted stock grant was granted, the exercise price, date of grant, vesting schedule and expiration date thereof, including to the extent to which any vesting has occurred as of the date of this Agreement, and whether (and to what extent) the vesting of such option or restricted stock grant will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Transactions. Each option or similar arrangement has been granted with an exercise price equal to or greater than the fair market value of the Blizzard Stock determined pursuant to and in accordance with the applicable Blizzard Equity Plan on the date of grant. Games has made available to Activision true, complete and correct copies of all Blizzard Equity Plans, and the forms of all stock option and/or restricted stock grant agreements evidencing outstanding options or restricted stock grants.

        (d)   There are no voting trusts or other agreements or understandings to which Games or any of its Subsidiaries is a party with respect to the voting of the shares of any capital stock of Games or any of its Subsidiaries. No agreement or other document grants or imposes on any shares of the capital stock of Games any right, preference, privilege or transfer restrictions with respect to the transactions contemplated by this Agreement (including any rights of first refusal).

        Section 5.3    Subsidiaries.

        (a)   Each Subsidiary of Games is a corporation duly incorporated or an entity duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has all corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect. Games has made available to Activision complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of each material Subsidiary, and all amendments thereto, as currently in effect.

        (b)   All of the outstanding shares of capital stock of, or other ownership interests in, each Games Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive or similar rights. Other than with respect to the Blizzard Options and Blizzard Restricted Stock issued under the Blizzard Equity Plan, all of the outstanding capital stock or securities of, or other ownership interests in, each of the Games Subsidiaries, is owned, directly or indirectly, by Games, and is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the stock or other ownership interests). Other than with respect to the Blizzard Options and Blizzard Restricted Stock issued under the Blizzard Equity Plan, there are no outstanding (i) shares of capital stock, debt securities or voting securities or other ownership interests of any Games Subsidiary, (ii) securities of Games or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities or ownership interests in any Games Subsidiary, (iii) subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from Games or any of its Subsidiaries, or obligations of Games or any of its Subsidiaries to issue, any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, any Games Subsidiary, or obligations of Games or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment or (iv) obligations of Games or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities or other ownership interests of any Games Subsidiary, or to vote or to dispose of any shares of the capital stock or other ownership interests of any Games Subsidiary.

        (c)   Section 5.3(c) of the Games Disclosure Schedule lists (i) each Games Subsidiary, (ii) its jurisdiction of incorporation or organization and (iii) the location of its principal executive office. Except for the capital stock of its Subsidiaries and as set forth in Section 5.3(c) of the Games Disclosure Schedule, Games does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

        Section 5.4    Authority.

        Each of Vivendi, VGAC LLC and Games has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transactions and the other transactions contemplated hereby and thereby. The execution, delivery and performance by each of Vivendi, VGAC LLC and Games of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Vivendi, VGAC LLC and Games of the Transactions and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Vivendi and Games and no other proceedings on the part of Vivendi, VGAC LLC or Games are necessary to authorize this Agreement or any Ancillary Agreement or to consummate such transactions. This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by each of Vivendi, VGAC LLC and Games and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of each of Vivendi, VGAC LLC and Games, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        Section 5.5    Consents and Approvals; No Violations.

        (a)   The execution and delivery by each of Vivendi, VGAC LLC and Games of this Agreement and the Ancillary Agreements to which it is a party do not, the execution and delivery by Vivendi, VGAC LLC or Games of any instrument required hereby or thereby to be executed and delivered at the Closing will not, and the performance by Vivendi, VGAC LLC and Games of their agreements and obligations under this Agreement and the Ancillary Agreements will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required by the HSR Act, (ii) as may be required under any Foreign Antitrust Laws, (iii) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws, (iv) the filing of the Certificate of Merger or other documents as required by the DGCL and (v) such other consents, approvals, orders, registrations, declarations, permits, filings or notifications which, if not obtained or made, would not reasonably be expected to have a Games Material Adverse Effect.

        (b)   The execution and delivery by each of Vivendi, VGAC LLC and Games of this Agreement and the Ancillary Agreements to which it is a party do not, the execution and delivery by Vivendi, VGAC LLC and Games of any instrument required hereby or thereby to be executed and delivered by either of them at the Closing will not, and the performance by each of Vivendi, VGAC LLC and Games of its agreements and obligations under this Agreement and the Ancillary Agreements will not, (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws (or any similar organizational documents) of Vivendi, VGAC LLC or Games or any of Games Subsidiaries, (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Vivendi, VGAC LLC, Games or any of Games Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Vivendi, VGAC LLC, Games or any of the Games Subsidiaries is a party or by which any of its properties or assets is bound or (iii) violate any Order or Law applicable to Vivendi, VGAC LLC, Games or any of the Games Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii) above, for any violation, conflict, consent, breach, default, termination, cancellation, modification, acceleration, loss or creation that would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect.

        Section 5.6    Books and Records.

        The books, accounts and records of Games and each of its Subsidiaries are, and have been, in all material respects, maintained in Games' and its Subsidiaries' usual, regular and ordinary manner, in accordance with GAAP, as applicable, and all material transactions to which Games or any of its Subsidiaries is or has been a party are properly reflected therein.

        Section 5.7    Financial Statements.

        (a)   Copies of the audited consolidated balance sheet of Games and its Subsidiaries as at December 31, 2005 and 2006 and the related audited consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of Games and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of Games' independent auditors (collectively referred to as the "Audited Financial Statements") and the unaudited consolidated balance sheet of Games and its Subsidiaries as at June 30, 2007, and the related consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of Games and its Subsidiaries, together with all related notes and schedules thereto (collectively referred to as the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Games Financial Statements") are attached hereto in Section 5.7(a) of the Games

Disclosure Schedule. Each of the Games Financial Statements (i) has been prepared based on the books and records of Games and its Subsidiaries (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position of Games and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended, except that the Interim Financial Statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. Since January 1, 2005, there has been no material change in Games' accounting methods or principles that would be required to be disclosed in the Games Financial Statements in accordance with GAAP, except as described in the notes thereto.

        (b)   Games maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) access to assets is permitted only in accordance with management's general or specific authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        Section 5.8    Absence of Games Material Adverse Effect.

        Since December 31, 2006, there have not been any events that have had, or would reasonably be expected to have, individually or in the aggregate, a Games Material Adverse Effect.

        Section 5.9    No Undisclosed Liabilities.

        Neither Games nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not required to be disclosed, reserved against or otherwise provided for (including any liability for breach of Contract, breach of warranty, torts, infringements, claims or lawsuits), which, individually or in the aggregate, have had, or would reasonably be expected to have, a Games Material Adverse Effect.

        Section 5.10    Benefit Plans, Employees and Employment Practices.

        (a)   Section 5.10(a) of the Games Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (referred to herein as "Games Pension Plans"), material "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and referred to herein as "Games Welfare Plans") and each other material "Games Benefit Plan" (defined herein as any Games Pension Plan, Games Welfare Plan, Blizzard Equity Plan, and any other plan, fund, program, policy, practice, arrangement or agreement (including any employment agreement) to provide medical, health, disability or life insurance, bonus, incentive compensation, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, profit sharing, severance, change in control, salary continuation, termination pay, vacation, sick leave, incentive insurance, fringe or other benefits) maintained, established, sponsored, participated in, contributed to, or required to be contributed to, by Vivendi, Games or any of its Subsidiaries, or, with respect to Games Pension Plans for which any liability to Games could reasonably be expected to arise under Title IV of ERISA, its ERISA Affiliates for the benefit of (1) any current independent contractors, consultants, agents, employees, officers or directors of Games or any of its Subsidiaries or, with respect to Games Pension Plans for which any liability to Games could reasonably be expected to arise under Title IV of ERISA, its ERISA Affiliates and/or (2) any former independent contractors, consultants, agents, employees, officers or directors of Games or any of its Subsidiaries or, with respect to Games Pension Plans for which any liability to Games could reasonably be expected to arise under Title IV of ERISA, its ERISA Affiliates who still have benefits payable by Games or any of its Subsidiaries, or, with respect to Games Pension Plans for which any liability to Games could reasonably be expected to arise under

Title IV of ERISA, its ERISA Affiliates, or with respect to which Games or any of its Subsidiaries or, with respect to Games Pension Plans for which any liability to Games could reasonably be expected to arise under Title IV of ERISA, its ERISA Affiliates, has or may have any liability (contingent or otherwise). Games has made available to Activision true, complete and correct copies of (i) each Games Benefit Plan, including all amendments thereto (or, in the case of any unwritten Games Benefit Plans, descriptions thereof), (ii) the three (3) most recent annual reports on Form 5500 filed with the IRS with respect to each Games Benefit Plan (if any such report was required) with all required attachments, (iii) the most recent summary plan description and all subsequent summaries of material modifications for each Games Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity Contract and other documents relating to the funding or payment of benefits relating to any Games Benefit Plan, (v) the most recent determination letter from the IRS, if any and (vi) copies of the actuarial reports, if any, with respect to each Games Benefit Plan for the last three (3) plan years ending prior to the date of this Agreement. To Games' Knowledge, each Games Benefit Plan has been established, funded, maintained and administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws. There are no amendments to any Games Benefit Plan, except where required by applicable Law, or the establishment of any new Games Benefit Plan, that have been adopted or approved nor has Games or any of its Subsidiaries undertaken or committed to make any such amendments or to adopt or approve any new plans.

        (b)   All Games Pension Plans listed in Section 5.10(b) of the Games Disclosure Schedule have been the subject of favorable and up-to-date (through any applicable remedial amendment period) determination letters from the IRS, or a timely application therefor has been filed, to the effect that such Games Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Games Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs, and no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualification of any Games Pension Plan or the related trust. No trust funding any Games Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

        (c)   There does not exist any Controlled Group Liability that would reasonably be expected to be a material liability (contingent or otherwise) of Games or of any of its Subsidiaries following the Closing.

        (d)   With respect to any Games Welfare Plan, (i) no such Games Welfare Plan is funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, (ii) no such Games Welfare Plan is self insured, and (iii) each such Games Welfare Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code complies, in all material respects, with the applicable requirements of Section 4980B(f) of the Code.

        (e)   None of Vivendi, Games, any of their Subsidiaries, or any Person acting on behalf of Games or its Subsidiaries has made or entered into any legally binding commitment (including loans) with, any current or former directors, officers, employees, consultants or independent contractors of Games or any of its Subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such persons under existing Games Benefit Plans or under any other plan or arrangement will be enhanced or accelerated (other than in connection with employment agreements that, by their terms, provide for any such enhancements or acceleration), (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Games Benefit Plans will be continued for any period of time or cannot be amended or terminated at any time or for any reason, or (iv) any plans or arrangements provided by Activision will be made available to such employees.

        (f)    None of Vivendi, Games, any of their Subsidiaries has or is reasonably expected to have any liability for life, health, medical or other welfare benefits for former directors, officers, employees, consultants, or independent contractors of Games or any of its Subsidiaries or beneficiaries or dependents thereof with coverage or benefits under Games Benefit Plans other than Games Pension Plans, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or any other similar Law.

        (g)   All contributions or premiums owed by Vivendi, Games or any of their Subsidiaries with respect to Games Benefit Plans under Law, Contract or otherwise have in all material respects been made in full and on a timely basis and Games or its Subsidiaries are not obligated to contribute with respect to any Games Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement. All administrative costs attributable to Games Benefit Plans have in all material respects been paid when due.

        (h)   No Games Pension Plan or Games Welfare Plan or, to Vivendi or Games' Knowledge, any "fiduciary" or "party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exemption is not available that could reasonably be expected to result in a material liability.

        (i)    There are no pending or, to Vivendi or Games' Knowledge, threatened, claims, lawsuits, arbitrations or audits asserted or instituted against any Games Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, Vivendi, Games, any of their Subsidiaries or any employee or administrator thereof in connection with the existence, operation or administration of a Games Benefit Plan that could reasonably be expected to result in a material liability, other than routine claims for benefits.

        (j)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) cause or result in the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of Games or any of its Subsidiaries, (ii) cause or result in the funding of any Games Benefit Plan or (iii) cause or result in a limitation on the right of Games or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Games Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable by Vivendi, Games or any of their Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code (or any of the rules, regulations or guidance promulgated thereunder).

        (k)   No amounts payable under any of the Games Benefit Plans or any other contract, agreement or arrangement with respect to which Games or any of its Subsidiaries may have any liability could reasonably be expected to fail to be deductible for federal income tax purposes by virtue of Section 162(m) of the Code.

        (l)    Each Games Benefit Plan that provides for deferred compensation plan (as defined under Section 409A of the Code) satisfies the applicable requirements of Sections 409A(a)(2), (3), and (4) of the Code, and has, since January 1, 2005, been operated in good faith compliance with Sections 409A(a)(2), (3), and (4) of the Code.

        (m)  With respect to each Games Benefit Plan that is subject to the Laws of relevant jurisdictions other than the United States (each, a "Games Foreign Plan"): (i) each Games Foreign Plan is in compliance in all material respects with the applicable provisions of the Laws and regulations applicable to such Games Foreign Plan; (ii) each Games Foreign Plan has been administered at all times and in all material respects in accordance with its terms; (iii) there are no material pending investigations by any Governmental Entity involving any Games Foreign Plan, and no material pending claims (except for claims for benefits payable in the normal operation of the Games Foreign Plans), suits or proceedings against any Games Foreign Plan or asserting any rights or claims to benefits under any Games Foreign Plan; (iv) the transactions contemplated by this Agreement, by themselves or in conjunction with any other transactions, do not create or otherwise result in any obligation to consult with any Person, or any material liability, accelerated payment or any enhanced benefits with respect to any Games Foreign Plan and (v) all liabilities with respect to each Games Foreign Plan have been funded in all material respects in accordance with the terms of such Games Foreign Plan and have been properly reflected in the financial statements of Games and its Subsidiaries.

        Section 5.11    Employment and Labor.

        (a)   To Games' Knowledge, no officer or employee of, or consultant to, Games or any of its Subsidiaries whose annual salary exceeds $200,000 is, or has been, in material violation of any term of any Contract relating to employment, consulting, proprietary information, nondisclosure, noncompetition, nonsolicitation or any other Contract including, without limitation, those matters relating to (i) the relationship of any such officer, employee or consultant with Games or any of its Subsidiaries or with any other party or (ii) unfair competition, trade secrets or proprietary information, and to Games' Knowledge, the continued employment or engagement of Games' or its Subsidiary's officers, employees and consultants does not subject Games or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement to which Games or any of its Subsidiaries is a party or is bound or pertains to any of the employees of Games or any of its Subsidiaries, except for such breaches or violations which would not reasonably be expected to have, individually or in the aggregate, a Games Material Adverse Effect. Any notice of the transactions contemplated hereby that is required by any Law or collective bargaining agreement has been given, and any and all bargaining obligations have been, or prior to the Closing will be, satisfied. Games and its Subsidiaries, as applicable, have obtained the consent or opinion of any labor union, trade union, labor organization or works council as may be required by applicable Law in connection with the signing of this Agreement.

        (b)   No executive, officer or key employee of Games or any of its Subsidiaries, and no group of employees of Games or any of its Subsidiaries, has, within the last 18 months, terminated, or to the Knowledge of Games, has any plans to terminate, employment with Games or any of its Subsidiaries, whether on account of the transactions contemplated by this Agreement or for any other reason.

        (c)   Games and its Subsidiaries are neither party to, nor bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization, employee organization, trade union or works council; there are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor related agreements or arrangements that pertain to any of the employees of Games or its Subsidiaries; and no employees of Games or its Subsidiaries are represented by any labor union, labor organization, trade union or works council with respect to their employment with Games or its Subsidiaries. There are no controversies, strikes, work stoppages, slowdowns, lockouts, arbitrations, material grievances or other labor disputes pending or, to Games' Knowledge, threatened against or affecting Games or any of its Subsidiaries nor have any such events occurred in the past three (3) years. No labor union, labor organization, trade union, works council, or group of employees of Games or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or threatened orally or in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To Games' Knowledge, there are no labor organizing efforts presently being made involving any of the presently unorganized employees of Games or its

Subsidiaries nor have any such events occurred in the past three (3) years. Neither Games nor its Subsidiaries, nor, to Games' Knowledge, their respective employees, agents or representatives, has committed an unfair labor practice as defined in the National Labor Relations Act or other applicable Law. Neither Games nor its Subsidiaries is the subject of any proceeding asserting that any of them has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment. There are no pending or, to Games' Knowledge, threatened complaints, charges, claims, grievances or arbitration proceedings against Games or any of its Subsidiaries brought or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the application for employment, employment or termination of employment of any applicants, current or former employees or other persons providing services to or on behalf of Games or any of its Subsidiaries. Neither Games nor its Subsidiaries is a party to, or otherwise bound by, any Order relating to employees or employment practices.

        (d)   To Games Knowledge, Games and each of its Subsidiaries are, and have been, in material compliance with all Laws and Orders applicable to such entity or the employees or other persons providing services to or on behalf of such entity, as the case may be, relating to the employment of labor, including, without limitation, all such Laws and Orders relating to the terms and conditions of employment, discrimination, disability rights or benefits, equal opportunity, affirmative action, plant closures or layoffs, labor relations, unemployment insurance, civil rights, safety and health, workers' compensation, wages and hours of work, overtime classification, child labor, immigration, employment standards, including, without limitation, the WARN Act, Title VII of the Civil Rights Act of 1964, California Fair Employment and Housing Act, Age Discrimination in Employment Act, Americans with Disabilities Act, the Fair Labor Standards Act, the California Labor Code, Equal Pay Act, Family and Medical Leave Act and California Family Rights Act.

        (e)   Games has listed all personnel manuals and handbooks, and all material policies, rules or procedures applicable to employees of Games or any of its Subsidiaries in Section 5.11(e) of the Games Disclosure Schedule and made available true and complete copies thereof to Activision.

        (f)    No Governmental Entity responsible for the enforcement of any immigration, child labor, worker health and safety, occupational safety and health, wages and hours of work, labor or employment Laws of any sort is conducting, or to the Knowledge of Games, intends to conduct an investigation with respect to or relating to Games or any of its Subsidiaries.

        (g)   Neither Games nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of the WARN Act. Section 5.11(g) of the Games Disclosure Schedule contains a true and complete list of the names and the sites of employment or facilities of those individuals who suffered an "employment loss" (as defined in the WARN Act) at any site of employment or facility of Games or any of its Subsidiaries during the 90-day period prior to the date of this Agreement. Section 5.11(g) of the Games Disclosure Schedule shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing.

        Section 5.12    Contracts.

        (a)   Section 5.12(a) of the Games Disclosure Schedule specifically identifies (by the applicable letter subsection set forth below) each Contract to which Games or any Games Subsidiary is a party or bound that constitutes a Games Material Contract as of the date hereof. The term "Games Material Contract" shall include each of the following:

          (i)    any Contract generating, or that is reasonably likely to generate, over the twelve month period from the date of this Agreement, more than $17,500,000 in revenues for Games or such Games Subsidiary;

          (ii)   any Contract with any director, officer, employee or consultant that would require Games or any Games Subsidiary to make any payments or enhance benefits, including accelerating vesting, in connection with the Transactions, or upon termination of employment, but excluding any Contract (A) that is terminable at-will or, in the case of consultants, with 30 or fewer days of notice by Games or any of the Games Subsidiaries without cost, liability or financial obligations (other than accrued regular compensation and benefits through the date of termination, including any such notice period) or (B) under which Games is obligated to pay less than $500,000;

          (iii)  any agreement (A) of indemnification or (B) that guarantees the obligations of any Person (other than Games or any Games Subsidiary), other than, in each case, standard indemnification or guaranty provisions in contracts entered into by Games or any Games Subsidiary in the ordinary course of business consistent with past practice;

          (iv)  any Contract (x) containing any covenant limiting in any material respect the right of Games or any of the Games Subsidiaries to (A) engage, participate or compete in any line of business, market or geographic area, (B) develop, market or distribute products or services, (C) solicit the employment of, or hire, any person, or (D) compete with any person, or (y) granting any exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, "most favored nation" rights, rights of first negotiation or other exclusive rights and/or similar terms to any person, but in each case excluding (1) agreements granting distributors exclusive rights that are terminable by Games or the applicable Subsidiary within one year from the date of this Agreement without penalty and (2) Contracts containing limitations that are not material to Games or any Games Subsidiary or do not limit Games' ability to develop or market additional products or titles;

          (v)   any lease for real or personal property in which the amount of payments that Games or any of the Games Subsidiaries is required to make exceeds (A) $7,000,000 on an annual basis or (B) $25,000,000 over the remainder of the term of such lease;

          (vi)  any Contract pursuant to the express terms of which Games or any of the Games Subsidiaries is currently obligated to pay in excess of $15,000,000 in any one-year period or $30,000,000 over the remainder of the term of such Contract and which is not terminable by Games or the Games Subsidiaries without penalty upon notice of ninety (90) days or less;

          (vii) any Contract currently in force relating to: (A) the acquisition by Games or any of the Games Subsidiaries after the date hereof of assets with a book value exceeding $50,000,000; (B) the disposition by Games or any of the Games Subsidiaries after the date hereof of assets with a book value exceeding $15,000,000 (other than sales of inventory not in excess of $30,000,000); or (C) the acquisition or disposition by Games or any of its Subsidiaries after the date hereof of an entity in which Games or any of the Games Subsidiaries has any material ownership interest, including any corporation, partnership, joint venture or other business enterprise;

          (viii)  any material Contract pursuant to which Games or any Games Subsidiary is a licensor of Intellectual Property or agrees to encumber, assign or sell rights in or with respect to any material Games IP Rights, except for Contracts entered into by Games or any Games Subsidiary in the ordinary course of business consistent with past practice;

          (ix)  any joint venture contract or any other agreement that involves a sharing of revenues in excess of $2,500,000 in any one-year period, or involves a sharing of profits, cash flows, expenses or losses, with other persons or the payment of royalties to any other person other than (A) licenses entered into in the ordinary course of business, (B) portal, carrier or bounty agreements that provide for sharing of profits or revenue, and (C) Contracts identified in Section 5.12(a) of the Games Disclosure Schedule;

          (x)   any Contract containing a "standstill" provision with respect to any equity securities of Games;

          (xi)  any Contract not in the ordinary course of business under which Games or any Games Subsidiary is obligated to provide consulting services, development services, professional services or support services (other than maintenance and support customer contracts on Games' standard, unmodified forms), in each case excluding (A) Contracts that are terminable by Games or a Games Subsidiary on notice of thirty (30) days or less without penalty in excess of $250,000 and without any ongoing material obligations, and (B) contracts that generated less than $250,000 in revenue to Games during the 12 months preceding the date of this Agreement;

          (xii) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Games or any of the Games Subsidiaries in an aggregate principal amount in excess of $2,500,000 is outstanding or may be incurred on the terms thereof and the respective principal amounts currently outstanding thereunder as of the date hereof (other than agreements for indebtedness owed to Games or any of its Subsidiaries);

          (xiii)  any Contract between Games or any of its Subsidiaries, on the one hand, and any Affiliate thereof (other than Affiliates that are Games or any of its Subsidiaries), on the other hand, other than license agreements entered into in the ordinary course of business; or

          (xiv) any other Contract not listed in subsections (i)-(xiii) that individually provides for payments to or by Games or any Games Subsidiaries in excess of $15,000,000 in any one year period or in excess of $30,000,000 over the remainder of the term of such Contract, or pursuant to which Games or any Games Subsidiaries have been paid, or expects to be paid, more than $20,000,000 in any consecutive 12-month period, or is otherwise material to Games or the Games Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the ordinary course of business consistent with past practice).

        (b)   Games has made available to Activision true, correct and complete copies of each Games Material Contract. Each Games Material Contract is (i) valid and binding on Games and each Games Subsidiary party thereto and, to Game's Knowledge, each other party thereto and (ii) in full force and effect. Games and each Games Subsidiary has in all material respects performed all material obligations required to be performed by it to the date hereof under each Games Material Contract and, to Game's Knowledge, each other party to each Games Material Contract has in all material respects performed all material obligations required to be performed by it under such Games Material Contract. As of the date hereof, none of Games or any Games Subsidiary has knowledge of, or has received written notice from the other contracting party of, any actual or alleged material violation or default under (or any condition that with the passage of time or the giving of notice or both would cause such a violation of or default under) any Games Material Contract. There exists no default or event of default with respect to Games or any Games Subsidiary or, to the Knowledge of Games, with respect to any other contracting party, which, with the giving of notice, or the lapse of time would reasonably be expected to (1) become a material default or event of default by Games or any Games Subsidiary under any Games Material Contract or (2) give any third party (A) the right to declare a material default by or against Games or any Games Subsidiary or exercise any remedy under any Games Material Contract, (B) the right to a change in delivery schedule under any Games Material Contract, (C) the right to accelerate the maturity or performance of any material obligation of Games or any of its Subsidiaries under any Games Material Contract, or (D) the right to cancel, terminate or materially modify any Games Material Contract.

        Section 5.13    Litigation.

        There is no material suit, claim, action, proceeding, arbitration or investigation pending before any Governmental Entity or, to Games' Knowledge, threatened against Games or any of its Subsidiaries or their respective assets or properties or, to Game's Knowledge, for which Games or any of its Subsidiaries is obligated to indemnify a third party. Neither Games nor any of its Subsidiaries is subject to any outstanding material Order or Orders. There is no suit, claim, action, proceeding, arbitration or investigation pending or, to Game's Knowledge, threatened against Games or any of its Subsidiaries, which seeks to, or could reasonably be expected to, restrain, enjoin or delay the consummation of the Transactions or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

        Section 5.14    Compliance with Applicable Law.

        (a)   Each of Games and its Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the "Games Permits"). Each of Games and its Subsidiaries are in material compliance with the terms of the Games Permits. The businesses of Games and its Subsidiaries have not been, and are not being, conducted in violation of any Law, except to the extent such violations in the aggregate would not reasonably be expected to have a Games Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Games or any of its Subsidiaries is pending or, to Games' Knowledge, threatened, nor, to Games' Knowledge, has any Governmental Entity indicated an intention to conduct any such investigation or review.

        (b)   Neither Vivendi nor Games is an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder.

        Section 5.15    Taxes and Tax Returns.

        (a)   Games and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all material Tax Returns required to be filed by Games and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects.

        (b)   All material Taxes for which Games or any of its Subsidiaries is liable or are due and payable on or before the Closing Date have been timely paid, or in the case of Taxes not yet due and payable, an adequate accrual in accordance with GAAP for the payment of all such Taxes (exclusive of deferred tax assets and deferred tax liabilities or similar items that reflect timing differences between tax and financial accounting principles) has been established on the Games Financial Statements. All liabilities for Taxes attributable to the period commencing on the date following the date of the most recent Games Financial Statements were incurred in the ordinary course of business.

        (c)   There are no liens for Taxes upon any property or assets of Games or any of its Subsidiaries, except for liens for real and personal property Taxes not yet due and payable.

        (d)   No Federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of Games or its Subsidiaries and to the Knowledge of Games, no such Audit is threatened in writing by any Tax Authority.

        (e)   There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against Games or any of its Subsidiaries.

        (f)    Neither Games nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of material Taxes other than any such agreement to which Games and any of its Subsidiaries are the exclusive parties.

        (g)   Neither Games nor any of its Subsidiaries has (i) been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than the group of which Vivendi HoldCo is the common parent or (ii) any liability for or in respect of the Taxes of, or determined by reference to the Tax liability of, another Person (other than Games or any of its Subsidiaries) under Treasury

Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

        (h)   Neither Games nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

        (i)    Neither Games nor any of its Subsidiaries has agreed or is required to include in income any material adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local or foreign Law) by reason of a change in accounting method or otherwise.

        Section 5.16    Environmental Matters.

        (a)   Games and each of its Subsidiaries is in compliance, in all material respects, with all Environmental Laws, which compliance includes the possession by Games and each of its Subsidiaries of all material permits and other governmental authorizations required under any Environmental Laws and material compliance with the terms and conditions thereof. Neither Games nor any of its Subsidiaries has received any communication, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that Games or any of its Subsidiaries is not in such compliance, in all material respects, with any Environmental Laws, and, to Games' Knowledge, there are no circumstances that would reasonably be expected to prevent or interfere with such compliance in the future.

        (b)   There is no material Environmental Claim pending or, to the Knowledge of Games, threatened against Games or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim either Games or any of its Subsidiaries has retained or assumed either contractually or by operation of Law.

        (c)   Except as would not reasonably be expected to result, individually or in the aggregate, in a Games Material Adverse Effect, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against Games or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Games or any of its Subsidiaries has retained or assumed either contractually or by operation of Law.

        (d)   Games has made available to Activision all material environmental assessments, reports, data, results of investigations, audits and other material documents in the possession or control of Games or any of its Subsidiaries regarding environmental matters pertaining to the environmental condition of any real properties owned or operated by Games or any of its Subsidiaries, any Environmental Claims respecting Games or any of its Subsidiaries, or the noncompliance by Games or any of its Subsidiaries with any Environmental Laws.

        (e)   To the Knowledge of Games, neither Games nor any of its Subsidiaries is required by virtue of the transactions contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, to perform a site assessment for Materials of Environmental Concern.

        Section 5.17    State Takeover Statutes.

        No "fair price," "business combination," "moratorium," "control share acquisition" or other similar anti-takeover statute, including Section 203 of the DGCL, is applicable to the Transactions, except for such statutes or regulations as to which all necessary action has been taken by Games and its board of directors, to permit the consummation of the Transactions in accordance with the terms hereof.

        Section 5.18    Intellectual Property.

        (a)   As used in this Agreement, the following terms shall have the meanings indicated below:

          (i)    "Games IP Rights" shall mean (i) any and all Intellectual Property used in the conduct of the business of Games and its Subsidiaries as currently conducted by Games or any of its Subsidiaries and (ii) any and all other Intellectual Property owned by Games and its Subsidiaries.

          (ii)   "Games-Owned IP Rights" shall mean Games IP Rights that are owned by Games or any of its Subsidiaries.

          (iii)  "Games Products" shall mean collectively (i) all products and services that are currently being published, marketed, licensed, sold, distributed or performed by or on behalf of Games or any Games Subsidiary and (ii) all products or services currently under development by Games or any Games Subsidiary or that Games or any of its Subsidiaries are contractually obligated to develop.

          (iv)  "Games Registered Intellectual Property" shall mean all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered Internet domain names, and (iv) registered copyrights and applications for copyright registration, in each case of (i) through (iv) that is owned by, registered or filed in the name of, Games or any of its Subsidiaries.

          (v)   "Games Source Code" shall mean any software source code for any Games-Owned IP Rights or Games Products.

        (b)   Games and the Games Subsidiaries (i) own and have independently developed or acquired, or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to, all material Games IP Rights. The Games IP Rights are sufficient for the conduct of the business of Games and the Games Subsidiaries as currently conducted.

        (c)   Neither Games nor any of its Subsidiaries has transferred ownership of any material Games-Owned IP Rights to any third party or allowed any material Intellectual Property for which Games or the Games Subsidiaries have submitted an application or obtained a registration to, lapse other than through the expiration of Games Registered Intellectual Property at the end of its maximum statutory term or otherwise in the ordinary course of business using reasonable business judgment.

        (d)   Games and the Games Subsidiaries own and have valid and exclusive title to each item of Games-Owned IP Rights and each item of material Games Registered Intellectual Property, free and clear of any Liens (excluding any rights granted under any license or distribution agreements entered into in the ordinary course of business consistent with past practice). The right, license and interest of Games or a Games Subsidiary in and to all Third Party Intellectual Property Rights licensed by Games or a Games Subsidiary from a third party are free and clear of all Liens (excluding restrictions contained in the applicable license agreements with such third parties).

        (e)   Neither the execution and delivery or effectiveness of this Agreement nor the performance by Vivendi or Games of their obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Games-Owned IP Right, or impair the right of Games or any Games Subsidiary to use, own, sell or license any Games-Owned IP Right.

        (f)    Section 5.18(f) of the Games Disclosure Schedule lists all Games Registered Intellectual Property including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed.

        (g)   Each item of Games Registered Intellectual Property is subsisting (or in the case of applications, applied for); all registration, maintenance and renewal fees due within four (4) months from the date of this Agreement in connection with such Games Registered Intellectual Property have been or will be timely paid; and all documents, recordations and certificates in connection with such Games Registered Intellectual Property required to be filed within four (4) months from the date of this Agreement have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Games Registered Intellectual Property and recording Games' and its Subsidiaries' ownership interests therein.

        (h)   Neither Games nor any Games Subsidiary is, or shall be as a result of the execution and delivery or effectiveness of this Agreement or the performance of Vivendi's or Games' obligations under this Agreement, in breach of any Contract relating to or providing for any material Games IP Rights ("Games IP Rights Agreements"), and the consummation of the transactions contemplated by this Agreement will not result in the modification, cancellation, termination, suspension of or acceleration of any payments with respect to the Games IP Rights Agreements, or give any non-Games party to any Games IP Rights Agreement the right to do any of the foregoing. Following the Closing, Games or its Subsidiaries will be entitled to exercise all of Games' and its Subsidiaries' rights under the Games IP Rights Agreements to the same extent Games and the Games Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that Games or any of its Subsidiaries would otherwise be required to pay.

        (i)    To Games' Knowledge, there is no infringement or other violation of any Games-Owned IP Rights by any third party, including any employee or former employee of Games or any Games Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Games Material Adverse Effect. Within the past three (3) years, neither Games nor any Games Subsidiary has initiated any lawsuits for infringement or other violation of any Games IP Rights.

        (j)    In the past three (3) years, neither Games nor any Games Subsidiary has been sued in any suit, action or proceeding (or received any written notice or, to the Knowledge of Games, threat) that involves a claim of infringement or other violation of any Third Party Intellectual Property right or which contests the validity or ownership of Games or any Games Subsidiary to exercise any Intellectual Property right, other than such suits, actions and proceedings as would not reasonably be expected to have, individually or in the aggregate, a Games Material Adverse Effect.

        (k)   The operation of the business of Games and the Games Subsidiaries as such business is currently conducted, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision or use of any Games Product and (ii) Games' or any Games Subsidiary's use of any product, device or process used in the business of Games or the Games Subsidiaries as currently conducted, does not infringe or otherwise violate any Third Party Intellectual Property, except, with respect to clause (ii) above, as would not reasonably be expected to have, individually or in the aggregate, a Games Material Adverse Effect.

        (l)    Other than as would not reasonably be expected to have a Games Material Adverse Effect, none of the Games-Owned IP Rights, the Games Products, Games or any of the Games Subsidiaries is, or in the past three (3) years has been, subject to any judicial or governmental proceeding or Order restricting the use by Games or any of its Subsidiaries of any material Games-Owned IP Right or any Games Product.

        (m)  No current or former partner, director, stockholder, officer, or employee of Games or any of the Games Subsidiaries does now, or will, after giving effect to the Transactions contemplated hereby, own or retain any rights to use any of the material Games-Owned IP Rights.

        (n)   Except as would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect, to the Knowledge of Games, no current or former employee, consultant or independent contractor of Games or any Games Subsidiary (i) is in violation of any term or covenant of any contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, Games or any Games Subsidiary or using trade secrets or proprietary information of others without permission or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for Games or any Games Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

        (o)   Games and the Games Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all commercially valuable confidential or non-public information included in the Games IP Rights ("Games Confidential Information"). Except as would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect, all use, disclosure or appropriation of Games Confidential Information owned by Games or any Games Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between Games or a Games Subsidiary and such third party. Except as would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect, all use, disclosure or appropriation of Games Confidential Information by Games and the Games Subsidiaries not owned by Games or any Games Subsidiary has been pursuant to the terms of a written agreement between Games or such Games Subsidiary and the owner of such Games Confidential Information, or is otherwise lawful.

        (p)   Except as would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect: (i) neither Games nor any Games Subsidiary nor, to Games' Knowledge, any other person then acting on their behalf has disclosed, delivered or licensed to any person, agreed to disclose, deliver or license to any person, or permitted the disclosure or delivery to any escrow agent or other person of any Games Source Code; (ii) to Games' Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by Games or any Games Subsidiary or any person then acting on their behalf to any person of any Games Source Code; and (iii) there are no contracts pursuant to which Games or any Games Subsidiary has deposited, or may be required to deposit, with an escrow holder or any other person, any of the Games Source Code.

        (q)   To Games' Knowledge, no software used in the business of Games is subject to the terms of any "open source," "copyleft" or other similar license that requires, as a condition of modification or distribution of software subject to such license, that (i) such software or other software combined or distributed with such software be disclosed or distributed in source code form, or (ii) such software or other software combined or distributed with such software and any associated intellectual property be licensed on a royalty-free basis (including for the purpose of making additional copies or derivative works).

        Section 5.19    Absence of Indemnifiable Claims.

        There are no pending claims and, to Games' Knowledge, no facts that would reasonably entitle any director or officer of Games or its Subsidiaries to indemnification by Games or its Subsidiaries under applicable Law, the certificate of incorporation or bylaws of Games or its Subsidiaries, any insurance policy maintained by Games or its Subsidiaries or any indemnity agreements of Games or similar agreements to which Games or any of its Subsidiaries is a party or by which any of its properties or assets is bound.

        Section 5.20    Board Approval.

        The Boards of Directors of each of Vivendi, VGAC LLC and Games, at a meeting duly called and held, has, by unanimous vote of those directors present, (a) determined that this Agreement, the Ancillary Agreements to which it is a party, the Transactions and the other transactions contemplated hereby and thereby are advisable, fair to and in the best interests of Vivendi, VGAC LLC and Games and their respective stockholders, and (b) approved this Agreement and each Ancillary Agreement to which it is a party. The Board of Directors of Games also determined to recommend that the principal terms of this Agreement and the Transactions be approved by the holders of Games Common Stock.

        Section 5.21    Stockholder Approval.

        The holders of a majority of the outstanding Games Common Stock have approved and adopted this Agreement and the transactions contemplated hereby and such approval is the only vote of the holders of any class or series of capital stock of Vivendi or Games necessary to adopt this Agreement and the Ancillary Agreements and approve the transactions contemplated hereby and thereby.

        Section 5.22    Brokers and Finders.

        No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co., the fees and expenses of which will be paid by Vivendi, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Agreement based upon arrangements made by or on behalf of Vivendi or any of its Subsidiaries.

        Section 5.23    Information Supplied.

        None of the information supplied or to be supplied by or on behalf of Vivendi or Games specifically for inclusion or incorporation by reference in (i) the Proxy Statement will, at the date it is first mailed to the stockholders of Activision and at the time of the Activision Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) if a Form S-4 is required to be filed with the SEC by Activision in connection with the issuance of shares of Activision Common Stock in the Transactions, the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation or warranty is made by Vivendi or Games with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Activision or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or the Form S-4.

ARTICLE VI
COVENANTS

        Section 6.1    Conduct of Activision Business Prior to Closing.

        From the date hereof until the Closing Date, except (i) as set forth in the Activision Disclosure Schedule, (ii) as required by applicable Law, (iii) as required or contemplated by this Agreement or any Ancillary Agreement or (iv) as consented to in writing by Vivendi (such consent not to be unreasonably withheld, conditioned or delayed), Activision shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course, (B) use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees and (C) use its reasonable best efforts to protect the Activision IP Rights to the end that Activision's and its Subsidiaries' goodwill and ongoing business shall not be impaired in any material respects as of the Closing Date. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except (i) as set forth in the Activision Disclosure Schedule, (ii) as required by applicable Law, (iii) as required or contemplated by this Agreement or any Ancillary Agreement or (iv) as consented to in writing by Vivendi (such consent not to be unreasonably withheld, conditioned or delayed):

          (a)    Dividends; Changes in Stock.    Activision shall not, and shall not permit any of its Subsidiaries to, and shall not propose or commit to, (i) declare or pay any dividends on, or make other distributions in respect of any of, its capital stock (except for dividends by wholly owned Subsidiaries of Activision to their respective parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or modify or amend, any shares of capital stock of Activision or any of its Subsidiaries or any other securities, other than pursuant to the exercise of Activision's repurchase rights with respect to unvested shares held by individuals terminating employment or service with Activision or any of its Subsidiaries.

          (b)    Issuance of Securities.    Activision shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock (other than (i) the issuance of shares pursuant to the exercise of Activision Equity Rights outstanding on the date of this Agreement, (ii) the granting of restricted shares and Activision Equity Rights in the ordinary course of business and consistent with past practice under the terms of Activision Stock Plans not to exceed 3 million shares in the aggregate (excluding any shares or Activision Equity Rights granted pursuant to the Management Employment Agreements) and (iii) the authorization of additional shares of its capital stock or such other amount as required or contemplated by this Agreement or any Ancillary Agreement).

          (c)    Governing Documents.    Except to the extent required to comply with its obligations hereunder, Activision shall not, and shall cause each of its Subsidiaries not to, amend or propose to amend its certificate of incorporation or bylaws or similar organizational or governance documents.

          (d)    No Acquisitions.    Activision shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than acquisitions as to which the aggregate consideration for all such acquisitions does not exceed $75 million.

          (e)    No Dispositions.    Activision shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, mortgage, pledge, encumber or otherwise dispose of, or agree to sell, lease, license, mortgage, pledge, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Activision), other than (i) in ordinary course of business (including grants of licenses and rights of first refusal entered into in the ordinary course of business) and (ii) dispositions of assets with an aggregate fair market value of less than $10 million.

          (f)    Investments; Indebtedness.    Activision shall not, and shall not permit any of its Subsidiaries to, or otherwise agree to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) in the ordinary course of business (including advances to licensors or developers), or (B) loans or investments by Activision or a wholly owned Subsidiary of Activision to or in any wholly owned Subsidiary of Activision, (ii) incur or assume any indebtedness for borrowed money other than amounts borrowed under credit facilities existing on the date of this Agreement or other amounts not to exceed $25 million in the aggregate, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the debt securities, indebtedness or other obligations of another Person (other than a guaranty by Activision or one of its Subsidiaries on behalf of Activision or one of its Subsidiaries), (iv) issue or sell any debt securities or warrants or other rights to acquire any debt securities of Activision or any of its Subsidiaries (other than as permitted pursuant to Section 6.1(b)), (v) enter into any "keep well" or other agreement to maintain any financial statement condition of another Person other than any or the wholly owned Subsidiaries of Activision or (vii) enter into any arrangement having the economic effect of any of the foregoing.

          (g)    Accounting Matters.    Activision shall not change its methods of accounting, except (i) as disclosed in the Activision SEC Documents filed prior to the date of this Agreement, (ii) as required by a Governmental Entity, (iii) as required by changes in GAAP or Regulation S-X of the Exchange Act (as agreed to with Activision's independent public accountants), or (iv) as may be required by a change in applicable Law.

          (h)    Capital Expenditures.    Activision shall not, and shall not permit any of its Subsidiaries to, make or agree to make any capital expenditure or expenditures, or enter into any agreement(s) or arrangement(s) providing for payments for capital expenditures, other than (i) the capital expenditures set forth in Section 6.1 of the Activision Disclosure Schedule, (ii) any capital expenditure permitted under Section 6.1(f), and (iii) any capital expenditure or expenditures not reflected in Section 6.1 of the Activision Disclosure Schedule but made in the ordinary course of business and in an aggregate amount not to exceed an additional $20 million.

          (i)    Certain Actions.    Activision and its Subsidiaries shall not take any action that, or omit to take any action where such omission, would be reasonably likely to prevent or materially delay the consummation of the Transactions.

          (j)    Discharge of Liabilities.    Activision shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent in amount and kind with past practice or in accordance with their terms, of claims, liabilities or obligations (i) disclosed in the most recent financial statements (or the notes thereto) of Activision included in the Activision SEC Documents, (ii) incurred since the date of such financial statements in the ordinary course of business or (iii) set forth in Section 6.1(j) of the Activision Disclosure Schedule.

          (k)    Material Contracts.    Except as otherwise set forth in this Agreement, Activision shall not, and shall not permit any of its Subsidiaries to, (i)(A) amend, terminate, cancel, extend, or request any material change in, or agree to any material change in, or (B) waive, release or assign any material right or claim under, any Activision Material Contract or (ii) enter into any Material Contract, other than, in each case, in the ordinary course of business.

          (l)    Intellectual Property.    Activision shall not, and shall not permit any of its Subsidiaries to (i) grant Liens, sell, assign, license or sublicense (excluding licenses and other agreements entered into in the ordinary course of business) any material Activision IP Rights, (ii) enter into any Contract outside the ordinary course of business with respect to any material Activision IP Rights or (ii) abandon any material Activision IP Rights.

          (m)    Benefits Changes.    Activision shall not, and shall not permit any of its Subsidiaries to, (i) increase the compensation or benefits of any director, officer, or any other employee, consultant or other service provider, except in the ordinary course of business, (ii) adopt any new employee benefit plan or any amendment to an existing Activision Benefit Plan other than as required by or to comply with applicable Law or in the ordinary course of business in connection with renewals or extensions of such benefit plans, (iii) enter into or amend any employment or severance agreement with any director, officer or key employee, except in the ordinary course of business consistent with past practice, (iv) enter into or amend any consulting agreement with any consultant or other service provider other than in the ordinary course of business, (v) accelerate the payment of compensation or benefits to any director, officer, employee, consultant or other service provider except as required (without discretion) pursuant to the terms of the Activision Stock Plans or any agreement existing on the date of this Agreement and excepting any accelerations made in connection with any existing individual termination or severance arrangement, (vi) enter into, or amend any agreement to provide for, any payment in connection with a change of control with any director, officer, employee, consultant or other service provider of Activision or any of its Subsidiaries, (vii) grant any stock option or other equity or incentive awards to any director, officer, employee, consultant or other service provider, except in the ordinary course of business consistent with past practice (or as otherwise permitted under Section 6.1(b)), or (viii) make any loans to any of its officers, directors, employees, Affiliates, consultants or other service provider or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an Activision Benefit Plan or otherwise, other than advances to employees in the ordinary course of business.

          (n)    Compliance with the WARN Act and Similar Laws.    Activision shall not, and shall cause each of its Subsidiaries not to, at any time within the 90-day period before the Effective Time, without complying fully with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of Activision or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of Activision or any of its Subsidiaries. Nor shall Activision or any of its Subsidiaries, at any time prior to the Closing, otherwise terminate or lay off employees in such numbers as to give rise to liability under any applicable Laws respecting the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs. For purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the "effective date" within the meaning of the WARN Act.

          (o)    Tax Matters.

            (i)    Activision shall not, and shall not permit any of its Subsidiaries to, fail to file, on a timely basis, including allowable extensions, with the appropriate Governmental Entities, any material Tax Returns required to be filed by or with respect to Activision or any of its Subsidiaries due on or prior to the Closing Date, or fail to timely pay or remit (or cause to be paid or remitted) any material Taxes due on or prior to the Closing Date. All Tax Returns filed between the date hereof and the Closing Date shall be true, correct and complete.

            (ii)   Activision shall not, and shall not permit any of its Subsidiaries to, amend any material Tax Returns, make any material election relating to Taxes other than in the ordinary course of business, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP, Regulation S-X of the Exchange Act (as agreed with Activision's independent public accountants) or a change in the Code, enter into any material closing agreement relating to Taxes, settle or consent to any material claim or material assessment relating to Taxes or consent to any material waiver of the statute of limitations for any material claim or material audit relating to Taxes.

          (p)    Transactions with Affiliates.    Activision shall not, and shall not permit its Subsidiaries to, enter into any transaction with any of its Affiliates (excluding transactions solely by and among Activision and any of its wholly owned Subsidiaries).

          (q)    Liquidation, Dissolutions and Mergers.    Activision shall not, and shall not permit its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Activision or any of its Subsidiaries (other than the Transactions or transactions involving solely Activision or any of its wholly owned Subsidiaries and Activision or one or more of its wholly owned Subsidiaries).

          (r)    General.    Activision shall not, and shall not permit any of its Subsidiaries to, authorize any of, or announce an intention, commit or agree to take any of, the foregoing actions.

        Section 6.2    Conduct of Games Business Prior to Closing.

        From the date hereof until the Closing Date, except (i) as set forth in the Games Disclosure Schedule, (ii) as required by applicable Law, (iii) as required or contemplated by this Agreement or any Ancillary Agreement or (iv) as consented to in writing by Activision (such consent not to be unreasonably withheld, conditioned or delayed), Games shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course, (B) use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees and (C) use its reasonable best efforts to protect the Games IP Rights to the end that Games' and its Subsidiaries' goodwill and ongoing business shall not be impaired in any material respects as of the Closing Date. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except (i) as set forth in the Games Disclosure Schedule, (ii) as required by applicable Law, (iii) as required or contemplated by this Agreement or any Ancillary Agreement or (iv) as consented to in writing by Activision (such consent not to be unreasonably withheld, conditioned or delayed):

          (a)    Dividends; Changes in Stock.    Games shall not, and shall not permit any of its Subsidiaries to, and shall not propose or commit to, (i) declare or pay any dividends on, or make other distributions in respect of any of, its capital stock, except for cash dividends by Games and its Subsidiaries to their respective parents; provided that, at Closing and after giving effect to any such dividends, Games and its Subsidiaries shall hold not less than $15 million in cash, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except with respect to the Blizzard Equity Plan in accordance with the terms thereof, repurchase, redeem or otherwise acquire, or modify or amend, any shares of capital stock of Games or any of its Subsidiaries or any other securities, other than pursuant to the exercise of Games' repurchase rights with respect to unvested shares held by individuals terminating employment or service with Games or any of its Subsidiaries.

          (b)    Issuance of Securities.    Games shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock (other than (i) the issuance of shares pursuant to the exercise of Blizzard Options outstanding on the date of this Agreement, and (ii) the granting of Blizzard Options and shares of Blizzard Restricted Stock in the ordinary course of business and consistent with past practice under the terms of Blizzard Equity Plan not to exceed 1.215 million shares in the aggregate).

          (c)    Governing Documents.    Except to the extent required to comply with its obligations hereunder, Games shall not, and shall cause each of its Subsidiaries not to, amend or propose to amend its articles of incorporation or by-laws or similar organizational or governance documents.

          (d)    No Acquisitions.    Games shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than acquisitions as to which the aggregate consideration for all such acquisitions does not exceed $75 million.

          (e)    No Dispositions.    Games shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, mortgage, pledge, encumber or otherwise dispose of, or agree to sell, lease, license, mortgage, pledge, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Games), other than (i) in the ordinary course of business (including grants of licenses and rights of first refusal entered into in the ordinary course of business) and (ii) dispositions of assets with an aggregate fair market value of less than $10 million.

          (f)    Investments; Indebtedness.    Games shall not, and shall not permit any of its Subsidiaries to, or otherwise agree to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) in the ordinary course of business (including advances to licensors or developers), or (B) loans or investments by Games or a wholly owned Subsidiary of Games to or in any wholly owned Subsidiary of Games, (ii) incur or assume any indebtedness for borrowed money other than amounts borrowed under credit facilities existing on the date of this Agreement or other amounts not to exceed $25 million in the aggregate, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the debt securities, indebtedness or other obligations of another Person (other than a guaranty by Games or one of its Subsidiaries on behalf of Games or one of its Subsidiaries), (iv) issue or sell any debt securities or warrants or other rights to acquire any debt securities of Games or any of its Subsidiaries (other than as permitted pursuant to Section 6.2(b)), (v) enter into any "keep well" or other agreement to maintain any financial statement condition of another Person other than any or the wholly owned Subsidiaries of Games or (vii) enter into any arrangement having the economic effect of any of the foregoing.

          (g)    Accounting Matters.    Games shall not change its methods of accounting, except (i) as required by a Governmental Entity, (ii) as required by changes in GAAP (as agreed to with Games' independent public accountants), or (iii) as may be required by a change in applicable Law.

          (h)    Capital Expenditures.    Games shall not, and shall not permit any of its Subsidiaries to, make or agree to make any capital expenditure or expenditures, or enter into any agreement(s) or arrangement(s) providing for payments for capital expenditures, other than (i) the capital expenditures set forth in Section 6.2 of the Games Disclosure Schedule, (ii) any capital expenditure to acquire hardware or software related to the business of Blizzard not to exceed $50 million in the aggregate, (iii) any capital expenditure permitted under Section 6.2(f) and (iv) any capital expenditure or expenditures not reflected in Section 6.2 of the Games Disclosure Schedule but made in the ordinary course of business and in an aggregate amount not to exceed an additional $10 million.

          (i)    Certain Actions.    Games and its Subsidiaries shall not take any action that, or omit to take any action where such omission, would be reasonably likely to prevent or materially delay the consummation of the Transactions.

          (j)    Discharge of Liabilities.    Games shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent in amount and kind with past practice or in accordance with their terms, of claims, liabilities or obligations (i) disclosed in the Interim Financial Statements (or the notes thereto), (ii) incurred since the date of the Interim Financial Statements in the ordinary course of business or (iii) set forth in Section 6.2(j) of the Games Disclosure Schedule.

          (k)    Material Contracts.    Except as otherwise set forth in this Agreement, Games shall not, and shall not permit any of its Subsidiaries to, (i)(A) amend, terminate, cancel, extend, or request any material change in, or agree to any material change in, or (B) waive, release or assign any material right or claim under, any Games Material Contract or (ii) enter into any Games Material Contract, other than, in each case, in the ordinary course of business and except for the termination of the contracts specified in Section 6.21.

          (l)    Intellectual Property.    Games shall not, and shall not permit any of its Subsidiaries to (i) grant Liens, sell, assign, license or sublicense (excluding licenses and other agreements entered into in the ordinary course of business) any material Games IP Rights, (ii) enter into any Contract outside the ordinary course of business with respect to any material Games IP Rights or (ii) abandon any material Games IP Rights.

          (m)    Benefits Changes.    Games shall not, and shall not permit any of its Subsidiaries to, (i) increase the compensation or benefits of any director, officer, or any other employee, consultant or other service provider, except in the ordinary course of business, (ii) adopt any new employee benefit plan or any amendment to an existing Games Benefit Plan other than as required by or to comply with applicable Law or in the ordinary course of business in connection with renewals or extensions of such benefits plans, (iii) enter into or amend any employment or severance agreement with any director, officer or key employee, except in the ordinary course of business consistent with past practice, (iv) enter into or amend any consulting agreement with any consultant or other service provider other than in the ordinary course of business, (v) accelerate the payment of compensation or benefits to any director, officer, employee, consultant or other service provider except as required (without discretion) pursuant to the terms of the Blizzard Equity Plan or any agreement existing on the date of this Agreement and excepting any accelerations made in connection with any individual termination or severance arrangement, (vi) enter into, or amend any agreement to provide for, any payment in connection with a change of control with any director, officer, employee, consultant or other service provider of Games or any of its Subsidiaries, (vii) grant any stock option or other equity or incentive awards to any director, officer, employee, consultant or other service provider, except in the ordinary course of business consistent with past practice (or as otherwise permitted under Section 6.2(b)), or (viii) make any loans to any of its officers, directors, employees, Affiliates, consultants or other service provider or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Games Benefit Plan or otherwise, other than advances to employees in the ordinary course of business.

          (n)    Compliance with the WARN Act and Similar Laws.    Games shall not, and shall cause each of its Subsidiaries not to, at any time within the 90-day period before the Effective Time, without complying fully with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of Games or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of Games or any of its Subsidiaries. Nor shall Games or any of its Subsidiaries, at any time prior to the Closing, otherwise terminate or lay off employees in such numbers as to give rise to liability under any applicable Laws respecting the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs. For purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the "effective date" within the meaning of the WARN Act.

          (o)    Tax Matters.

            (i)    Games shall not, and shall not permit any of its Subsidiaries to, fail to file, on a timely basis, including allowable extensions, with the appropriate Governmental Entities, any material Tax Returns required to be filed by or with respect to Games or any of its Subsidiaries due on or prior to the Closing Date, or fail to timely pay or remit (or cause to be paid or remitted) any material Taxes due on or prior to the Closing Date. All Tax Returns filed between the date hereof and the Closing Date shall be true, correct and complete.

            (ii)   Games shall not, and shall not permit any of its Subsidiaries to, amend any material Tax Returns, make any material election relating to Taxes other than in the ordinary course of business, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP, Regulation S-X of the Exchange Act (as agreed with Games' independent public accountants) or a change in the Code, enter into any material closing agreement relating to Taxes, settle or consent to any material claim or material assessment relating to Taxes or consent to any material waiver of the statute of limitations for any material claim or material audit relating to Taxes.

          (p)    Transactions with Affiliates.    Games shall not, and shall not permit its Subsidiaries to, enter into any transaction with any of its Affiliates, (i) excluding transactions solely by and among Games and any of its wholly owned Subsidiaries and (ii) license agreements entered into in the ordinary course of business.

          (q)    Liquidation, Dissolutions and Mergers.    Games shall not, and shall not permit its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Games or any of its Subsidiaries (other than the Transactions or transactions involving solely Games or any of its wholly owned Subsidiaries and Games or one or more of its wholly owned Subsidiaries).

          (r)    General.    Games shall not, and shall not permit any of its Subsidiaries to, authorize any of, or announce an intention, commit or agree to take any of, the foregoing actions.

        Section 6.3    Activision Acquisition Proposals.

        (a)   Activision shall not, nor shall it authorize or permit any of its Subsidiaries or any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage, or take any other action intended to facilitate, any Activision Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information regarding, any Activision Acquisition Proposal, or (iii) allow Activision or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, or that is intended to lead to, any Activision Acquisition Proposal (an "Acquisition Agreement"). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of Activision or any of its Subsidiaries shall be deemed to be a breach of this Section 6.3 by Activision. Activision shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Activision Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding anything to the contrary set forth in this Section 6.3 or elsewhere in this Agreement, at any time prior to obtaining the Activision Stockholder Approval, in response to a bona fide written Activision Acquisition Proposal that was made after the date hereof and which the Board of Directors of Activision determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or is reasonably likely to lead to, an Activision Superior Proposal, Activision may (x) furnish any information to the person making such Activision Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement, provided that all such information has previously been provided to Vivendi or is provided to Vivendi prior to or substantially concurrent with the time it is provided to such Person, and (y) enter into, continue or otherwise participate in any discussions or negotiations with the Person making such Activision Acquisition Proposal (and its Representatives) regarding such Activision Acquisition Proposal.

        (b)   In addition to the obligations of Activision set forth in Section 6.3(a), Activision shall, as promptly as practicable (and in any event within two (2) Business Days after Activision's receipt), advise Vivendi orally and in writing of any Activision Acquisition Proposal, the material terms and conditions of any such Activision Acquisition Proposal and the identity of the Person making any such Activision Acquisition Proposal. Activision shall keep Vivendi reasonably informed in all material respects of the status and details of any Activision Acquisition Proposal (including changes to the material terms thereof).

        Section 6.4    Activision Board Recommendation; Termination for Activision Superior Proposal.

        (a)   Subject to the terms of this Section 6.4, neither the Board of Directors of Activision nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Vivendi or Games in any material respect), or publicly propose to withdraw (or modify in a manner adverse to Vivendi or Games in any material respect), the adoption or recommendation by such Board of Directors or any such committee thereof of this Agreement or the Transactions or (ii) adopt or recommend, or propose publicly to adopt or recommend, any Activision Acquisition Proposal (any action described in the preceding clauses (i) or (ii) being referred to as a "Activision Adverse Recommendation Change").

        (b)   Notwithstanding anything to the contrary set forth in Section 6.4(a) or elsewhere in this Agreement, at any time prior to the Closing Date, the Board of Directors of Activision may take any of the actions contemplated by clause (i) of Section 6.4(a) if the Board of Directors of Activision determines in good faith (after consultation with its outside counsel) that the failure to take such action would be reasonably expected to constitute a breach of its fiduciary duties under applicable Law.

        (c)   Notwithstanding anything to the contrary set forth in Section 6.4(a) or elsewhere in this Agreement, at any time prior to obtaining the Activision Stockholder Approval, in response to an Activision Acquisition Proposal that did not result from a breach of Section 6.3 and which the Board of Directors of Activision determines in good faith constitutes an Activision Superior Proposal, the Board of Directors of Activision may (1) make or effect an Activision Adverse Recommendation Change, or (2) cause Activision to terminate this Agreement and concurrently with or after such termination enter into an Acquisition Agreement relating to such Activision Superior Proposal; provided, however, that Activision shall not be entitled to exercise its rights under the preceding clauses (1) or (2) until after the third (3rd) Business Day following Vivendi's receipt of written notice (a "Notice of Activision Superior Proposal") from Activision advising Vivendi that the Board of Directors of Activision intends to take such action and specifying the reasons therefor, including the terms and conditions of the Activision Superior Proposal that is the basis of the proposed action (it being understood and agreed that any amendment to the financial terms or any other material term of such Activision Superior

Proposal shall require a new Notice of Activision Superior Proposal and a new three (3) Business Day period). In determining whether to exercise its rights under the preceding clauses (1) or (2), the Board of Directors of Activision shall take into account any changes to the financial terms of this Agreement proposed by Vivendi in response to a Notice of Activision Superior Proposal or otherwise. For purposes of the preceding sentence, a reduction of the percentage of Activision Common Stock to be owned by Vivendi after giving effect to the Transactions, whether through an increase in the Per Share Transaction Price or a reduction of the Exchange Ratio, shall, in either event, constitute a change to the financial terms of this Agreement that is viewed as more beneficial to the Activision stockholders than the terms of this Agreement.

        (d)   Nothing contained in this Section 6.4 or elsewhere in this Agreement shall prohibit Activision from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or Rule 14a-9 under the Exchange Act, or (y) making any disclosure to the stockholders of Activision if the Board of Directors of Activision determines in good faith (after consultation with its outside counsel) that the failure to make such disclosure would be reasonably expected to constitute a breach of its fiduciary duties under applicable Law; provided, however, that any action taken or disclosure made under this Section 6.4 shall not limit or modify the effect that any such action or disclosure may have under any other provision of this Agreement.

        Section 6.5    Activision Stockholder Meeting.

        Activision shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Activision Stockholder Meeting. Subject to Section 6.3 and Section 6.4, Activision shall, through its Board of Directors, recommend to its stockholders approval of the principal terms of this Agreement and the Transactions and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, Activision's obligations pursuant to the first sentence of this Section 6.5 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Activision of any Activision Acquisition Proposal or (ii) the withdrawal or modification by the Board of Directors of Activision or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement or the Transactions. If an Activision Adverse Recommendation Change shall have occurred and thereafter the Board of Directors shall recommend this Agreement and the Transactions (the "Reinstated Recommendation"), Activision shall not hold or shall adjourn the Activision Stockholder Meeting until not less than ten (10) calendar days after the date of such Reinstated Recommendation.

        Section 6.6    Games Acquisition Proposals.

        Neither Vivendi nor Games shall, nor shall either authorize or permit any of its respective Subsidiaries or any Representatives retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage, or take any other action intended to facilitate, any Games Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information, any Games Acquisition Proposal, or (iii) allow Games or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, or that is intended to lead to, any Games Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of Vivendi, Games or any of their Subsidiaries shall be deemed to be a breach of this Section 6.6 by Vivendi and/or Games. Vivendi and Games shall, and shall cause its respective Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Games Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished.

        Section 6.7    Proxy Statement and Form S-4.

        As promptly as practicable after the execution of this Agreement, Activision shall prepare and file with the SEC the Proxy Statement or, if applicable a Form S-4, which will include the Proxy Statement. Activision shall use its reasonable best efforts to (a) cause the Proxy Statement to be mailed to the stockholders of Activision as promptly as practicable and (b) have the Form S-4, if applicable, declared effective under the Securities Act as promptly as practicable after such filing. Activision shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of Activision Common Stock in the Transactions, and each of the Parties shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Proxy Statement and Form S-4. Without limiting the generality of the foregoing, each of Vivendi, VGAC LLC and Games shall supply to Activision in writing and be solely responsible for any information (including, without limitation, financial information) with respect to themselves and their respective nominees, officers, directors and affiliates required to be set forth in the Proxy Statement, the Form S-4 (if applicable), or any other filings under the Exchange Act relating to the transactions contemplated hereby. Notwithstanding the foregoing, prior to mailing the Proxy Statement or, if applicable, the filing of a Form S-4 (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, Activision (i) shall provide Vivendi an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Vivendi, and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Vivendi, which approval shall not be unreasonably withheld, conditioned or delayed. If at any time prior to the Closing Date any information relating to Activision, Vivendi or Games, or any of their respective Affiliates, directors or officers, should be discovered by Activision or Vivendi which should be set forth in an amendment or supplement to either the Proxy Statement or the Form S-4, if applicable, so that either such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law or the SEC, disseminated to the stockholders of Activision. If applicable, Activision shall notify Vivendi promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Activision Common Stock issuable in connection with the Transactions for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply Vivendi with copies of (i) all correspondence between Activision or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Transactions and (ii) all orders of the SEC relating to the Form S-4.

        Section 6.8    Access to Information.

        Subject to the terms of this Section 6.8 and the Confidentiality Agreement, each of Activision and Games shall, and shall cause each of its Subsidiaries to, afford to the other Parties, and their officers, employees, accountants, counsel, agents and other Representatives reasonable access to all of their properties, personnel, books and records (including Tax Returns filed and those in preparation, workpapers and other items relating to Taxes), and shall furnish promptly all information concerning its business, properties and personnel as such other Parties may reasonably request. Any such access shall be conducted under the supervision of personnel of Party providing such access and in a manner that does not interfere with its normal operations. Notwithstanding anything to the contrary set forth herein, nothing in this Section 6.8 shall require either Activision or Games to disclose any information that, in its sole and absolute discretion, (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or Order (including any Antitrust Law) or (ii) the disclosure of which would be reasonably likely to cause the loss of any attorney-client or other legal privilege.

        Section 6.9    Reasonable Best Efforts.

        (a)   Each of the Parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including by (i) preparing and filing as soon as practicable of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and the taking of such reasonable actions as are necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any third party or Governmental Entity, including (A) filings pursuant to the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and (B) filings of any forms or reports required by the European Commission or any other Governmental Entity required under any Foreign Antitrust Laws, (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed until the issuance of a final, non-appealable Order, and (iii) using reasonable best efforts to cause the satisfaction of all conditions to Closing. Each of the Parties hereto shall furnish to the other Parties such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing. In addition, each of the Parties hereto shall consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such Party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby; provided, however, that nothing in this Section 6.9 shall require or be construed to require any of the Parties to enter into any consent arrangement that would reasonably be expected to have a material adverse effect on the benefits that are expected to derive from the Transactions and other transactions contemplated by this Agreement.

        (b)   Each Party shall promptly inform the other Parties of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement or any Ancillary Agreement. If any Party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement or any Ancillary Agreement, then such Party will use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

        Section 6.10    State Takeover Statutes.

        Activision, Games and their respective Board of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby on the terms set forth herein and therein and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby on the terms set forth herein or therein, take all reasonable action necessary to ensure that the transactions contemplated by this Agreement and the Ancillary Agreements on the terms set forth herein and therein may be consummated as promptly as practicable on the terms set forth herein and therein and otherwise to minimize the effect of such statute or regulation on this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby on the terms set forth herein and therein.

        Section 6.11    Indemnification of Directors and Officers.

        (a)   For six (6) years after the Effective Time, Activision shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor and fulfill in all respects the obligations of Games and its Subsidiaries under any and all indemnification agreements in effect immediately prior to the Effective Time between Games or any of its Subsidiaries and any of its current or former directors and officers and any person who becomes a director or officer of Games or any of its Subsidiaries prior to the Effective Time. In addition, for a period of six (6) years after the Effective Time, Activision shall (and shall cause the Surviving Corporation and its Subsidiaries to) cause the Certificate of Incorporation and Bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification and exculpation of their respective directors and officers that are at least as favorable to the directors and officers of Games and its Subsidiaries as the indemnification and exculpation provisions contained in the certificate of incorporation and bylaws (or other similar organizational documents) of Games immediately prior to the Effective Time, and during such six (6) year period, such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by applicable Law. If the Surviving Corporation or any of its successor or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation set forth in this Section 6.11(a).

        (b)   For a period of six (6) years after the Effective Time, Vivendi shall, and shall cause Activision to, maintain in effect the existing policy of Activision's directors' and officers' and fiduciary liability insurance (the "D&O Policy") covering claims arising from facts or events that occurred at or prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby, to the extent that such acts or omissions are covered by the D&O Policy) and covering each indemnified party who is covered as of the Effective Time by the D&O Policy on terms with respect to coverage and amounts that are no less favorable than those terms in effect on the date hereof; provided, however, that in no event shall Vivendi or Activision be required to expend in any one year an amount in excess of 250% of the current annual premium paid by Activision for such insurance (such 250% amount, the "Maximum Annual Premium"); and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Activision shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium.

        Section 6.12    Certain Limitations.

        (a)   Activision shall promptly advise Vivendi orally and in writing of any litigation commenced after the date hereof against Activision or any of its directors by any stockholder of Activision relating to this Agreement, any Ancillary Agreement, the Transactions or the other transactions contemplated hereby or thereby ("Activision Transaction Litigation") and shall keep Vivendi reasonably informed regarding any such Activision Transaction Litigation. Activision shall give Vivendi the opportunity to consult with Activision regarding the defense or settlement of any such Activision Transaction Litigation and shall consider Vivendi's views with respect to such Activision Transaction Litigation and shall not settle any such Activision Transaction Litigation without the prior written consent of Vivendi, which shall not be unreasonably withheld or conditioned.

        (b)   Vivendi shall promptly advise Activision orally and in writing of any litigation commenced after the date hereof against Vivendi, VGAC LLC or any of its directors by any stockholder of Vivendi or Games relating to this Agreement, any Ancillary Agreement, the Transactions or the other transactions contemplated hereby or thereby ("Games Transaction Litigation") and shall keep Activision reasonably informed regarding any such Games Transaction Litigation. Vivendi shall give Activision the opportunity to consult with Vivendi regarding the defense or settlement of any such Games Transaction

Litigation and shall consider Activision's views with respect to such Games Transaction Litigation and shall not settle any such Games Transaction Litigation without the prior written consent of Activision, which shall not be unreasonably withheld or conditioned.

        Section 6.13    Notification of Certain Matters.

        (a)   Activision shall give prompt notice to Vivendi of (i) the occurrence or non-occurrence of any event, which to the Knowledge of Activision, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Activision or Merger Sub to be untrue or inaccurate at the Closing Date such that the conditions to closing set forth in Section 7.2(a) would fail to be satisfied, and (ii) to the extent Activision has knowledge thereof, any failure by Activision or Merger Sub to materially comply with or materially satisfy any covenant or other agreement to be complied with by it hereunder such that the conditions to closing set forth in Section 7.2(b) would fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.13(a) shall not limit or otherwise affect any remedies available to Vivendi or Games.

        (b)   Games shall give prompt notice to Activision of (i) the occurrence or non-occurrence of any event, which to the Knowledge of Games, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Vivendi or Games to be untrue or inaccurate at the Closing Date such that the conditions to closing set forth in Section 7.3(a) would fail to be satisfied, and (ii) to the extent Vivendi has knowledge thereof, any failure by Vivendi or Games to materially comply with or materially satisfy any covenant or other agreement to be complied with by them hereunder such that the conditions to closing set forth in Section 7.3(b) would fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.13(b) shall not limit or otherwise affect any remedies available to Activision.

        (c)   Activision shall give prompt notice to Vivendi of (i) any notice or other communication received by it from any third party, subsequent to the date of this Agreement and prior to the Closing Date, alleging any material breach of or material default under any Activision Material Contract, or (ii) any notice or other communication received by it from any third party, subsequent to the date of this Agreement and prior to the Closing Date, alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement; provided, however, that the delivery of notice pursuant to this Section 6.13(c) shall not limit or otherwise affect the remedies available hereunder to Vivendi.

        (d)   Games shall give prompt notice to Activision of (i) any notice or other communication received by it from any third party, subsequent to the date of this Agreement and prior to the Closing Date, alleging any material breach of or material default under any Games Material Contract, or (ii) any notice or other communication received by it from any third party, subsequent to the date of this Agreement and prior to the Closing Date, alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement; provided, however, that the delivery of notice pursuant to this Section 6.13(d) shall not limit or otherwise affect the remedies available hereunder to Activision.

        Section 6.14    Severance Policies.

        Following the Closing Date until the first anniversary of the Closing Date, Activision shall, or cause the Surviving Corporation to, maintain and comply with (or otherwise provide severance benefits to employees of Games or any of its Subsidiaries that are no less generous to such employees in the aggregate as those provided under) the severance policies, plans and agreements of Games and its Subsidiaries in effect immediately prior to the Closing Date and listed on Section 5.10(a) of the Games Disclosure Schedule.

        Section 6.15    Directors and Officers.

        Activision shall take all necessary actions to cause, concurrent with the Closing, (i) the Organizational Document Amendments to become effective, (ii) the members of Activision's Board of Directors designated as "Resigning Directors" on Exhibit C attached hereto to resign from the Activision Board of Directors, (iii) the appointment of the directors set forth on Exhibit H attached hereto to fill the vacancies on the Activision Board, and (iv) the election or appointment of the individuals set forth on Exhibit I attached hereto to the offices of Activision and/or its Subsidiaries (including Games) set forth opposite such individual's name on Exhibit I. Activision's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. Activision shall take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.15 and shall file with the SEC and distribute to its stockholders such information as is required under Section 14(f) and Rule 14f-1. Without limiting the generality of the foregoing, each of Vivendi, VGAC LLC and Games shall supply to Activision in writing and be solely responsible for any information with respect to themselves and their respective nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

        Section 6.16    Tax Matters.

        None of the Parties shall, and they shall not permit any of their respective Subsidiaries to, take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

        Section 6.17    Section 16 Matters.

        Prior to the Closing Date, Activision shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Activision Common Stock or acquisitions of Activision Common Stock (including, in each case, derivative securities) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Activision to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.18    Solicitation of Employees.

        (a)   Prior to the Closing Date, none of Vivendi, VGAC LLC, Games or the Games Subsidiaries shall, directly or indirectly, either on its own account or for any person, firm or company (except by means of a general public solicitation or by retaining an executive recruiting firm that has not been directed to approach and does not approach employees of Activision or its Subsidiaries), solicit, or endeavor to cause, any employee of Activision or any of its Subsidiaries to alter in any way, terminate or breach his, her or its relationship or agreement with Activision or any of its Subsidiaries.

        (b)   Prior to the Closing Date, neither Activision nor any of its Subsidiaries shall, directly or indirectly, either on its own account or for any person, firm or company (except by means of a general public solicitation or by retaining an executive recruiting firm that has not been directed to approach and does not approach employees of Games or any of its Subsidiaries), solicit, or endeavor to cause, any employee of Games or any of its Subsidiaries to alter in any way, terminate or breach his, her or its relationship or agreement with Games or any of its Subsidiaries.

        Section 6.19    New Activision Credit Facilities.

        Prior to the Closing Date, Activision shall enter into one or more debt agreements (the "New Activision Credit Facilities"), on terms and conditions reasonably satisfactory to Vivendi, with either (i) banks or other financial institutions or (ii) Vivendi or one or more of its Affiliates, on market terms in an arms-length transaction, which debt agreements shall include (a) a tranche that provides Activision with the availability to borrow up to, but not exceeding, an amount of funds sufficient to consummate the portion of the Aggregate Tender Offer Consideration described in Section 3.3(c) of this Agreement and to pay the associated fees and expenses with respect to such debt agreements and (b) a tranche that provides Activision with the availability to borrow up to $375 million for Activision's working capital needs.

        Section 6.20    Games' Outstanding Indebtedness.

        Vivendi, VGAC LLC and Games shall take all necessary actions to provide that, immediately prior to the Effective Time, none of Games or its Subsidiaries will have any indebtedness for money borrowed, other than (a) indebtedness owed to Games or any of its wholly owned Subsidiaries from a Subsidiary of Games or any of its wholly owned Subsidiaries and (b) indebtedness to unaffiliated third parties on terms and conditions reasonably acceptable to Activision that does not, in the aggregate, exceed (x) the aggregate amount of cash and cash equivalents held by Games and its Subsidiaries at the Effective Time minus (y) $15 million.

        Section 6.21    Games' Affiliate Contracts.

        Vivendi, VGAC LLC, Games and their respective Subsidiaries shall take all necessary actions to terminate, on or prior to the Closing Date, each of the Contracts listed in Section 6.21 of the Games Disclosure Schedule such that from and after the Closing, none of Games or any of its Subsidiaries shall have any ongoing liability under any such Contracts.

        Section 6.22    Labor Organizing Activities.

        Prior to the Closing Date, Games and its Subsidiaries, as applicable, shall engage in all necessary bargaining or similar activities with any labor union, trade union, labor organization or works council as may be required by applicable Law in connection with the transactions contemplated by this Agreement.

        Section 6.23    Release of Guarantees.

        Vivendi, Games and Activision shall cooperate and use their reasonable best efforts to obtain the release, effective as of the Closing Date, of Vivendi and its Affiliates (other than Games and the Games Subsidiaries) that are a party to or bound by a guarantee, performance bond, surety bond or other similar agreement relating to the operation of the business of Games or any Games Subsidiaries, including the guarantees, performance bonds and other similar agreements listed in Section 6.23 of the Games Disclosure Schedule (the "Guarantees"). In the event any of the Guarantees are not released prior to or at the Closing, Activision agrees to indemnify and hold Vivendi and its Affiliates (other than Games and the Games Subsidiaries) that are a party to each such Guarantee harmless for any and all payments required to be made under, or costs incurred in connection with, such Guarantee following the Closing.

ARTICLE VII
CONDITIONS

        Section 7.1    Conditions to Each Parties' Obligation to Effect the Transactions.

        The respective obligation of each party to effect the Transactions shall be subject to the satisfaction of the following conditions (none of which (other than the condition set forth in Section 7.1(f) below) may be waived by the parties hereto):

          (a)    Activision Stockholder Approval.    The Activision Stockholder Approval shall have been obtained.

          (b)    Antitrust Approvals.    (i) The waiting period required under the HSR Act, including any extensions thereof, shall have expired and any investigations relating to the sale hereunder that may have been opened by either the Department of Justice or the Federal Trade Commission by means of a request for additional information or otherwise shall have terminated, and all other material consents, approvals and actions of, filings with and notices to any Governmental Authority of the European Union relating to the transactions contemplated hereby, shall have been obtained or taken, and (ii) all other clearances, consents, approvals, orders and authorizations that are necessary for the Closing shall have been obtained, except, in the case of clause (ii), for such clearances, consents, approvals, orders or authorizations as would not reasonably be expected to have a material adverse effect on the business and operations of Activision and the Surviving Corporation, taken as a whole, and the benefits that are expected to derive from the Transactions and the other transactions contemplated hereby.

          (c)    No Illegality.    No Law shall have been enacted, entered, enforced or deemed applicable to the Transactions by a Governmental Entity that makes the consummation of the Transactions illegal in the U.S. or any foreign jurisdiction in which any of the Parties has substantial business and operations.

          (d)    No Injunctions or Restraints.    No Order issued or granted by any Governmental Entity in the U.S. or any foreign jurisdiction in which Activision or Games has substantial business and operations making the consummation of the Transactions illegal in the U.S. or any such foreign jurisdiction shall be in effect.

          (e)    Credit Facility.    The New Activision Credit Facilities shall have been obtained.

        Section 7.2    Conditions to Vivendi's, VGAC LLC's and Games' Obligation to Effect the Transactions.

        The obligation of Vivendi, VGAC LLC and Games to effect the Transactions shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, solely by Vivendi:

          (a)    Representations and Warranties.    Each of the representations and warranties of Activision and Merger Sub contained in this Agreement and the Ancillary Agreements shall be true and correct (without giving effect to any qualification as to materiality or Activision Material Adverse Effect contained in any specific representation or warranty) as of the Closing Date as if made on and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of another date will be determined as of such date and (iii) where any failures of any such representations and warranties to be so true and correct at and as of the Closing Date would not, individually or in the aggregate, reasonably be expected to have an Activision Material Adverse Effect.

          (b)    Performance.    Activision and Merger Sub shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement and the Ancillary Agreements to be complied with by each of them on or prior to the Closing Date.

          (c)    Officer's Certificate.    Vivendi shall have received a certificate of Activision and Merger Sub, validly executed for and on behalf of Activision and Merger Sub by a duly authorized officer thereof, certifying as to the matters set forth in Sections 7.2(a) and 7.2(b).

          (d)    NASDAQ Listing.    The shares of Activision Common Stock issuable to the stockholders of Games pursuant to the Merger and to Vivendi pursuant to the Share Purchase (and, if applicable, in connection with the Tender Offer) as contemplated by this Agreement shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

          (e)    Absence of Activision Transaction Litigation.    No Activision Transaction Litigation shall have been commenced and be continuing before any Governmental Entity that would render it impossible or unlawful to consummate the Transactions.

          (f)    Ancillary Agreements.    Activision shall have delivered to Vivendi executed copies of each of the Ancillary Documents to which Activision is a party.

        Section 7.3    Conditions to Activision's and Merger Sub's Obligation to Effect the Transactions.

        The obligation of Activision and Merger Sub to effect the Transactions shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, solely by Activision:

          (a)    Representations and Warranties.    Each of the representations and warranties of Vivendi, VGAC LLC and Games contained in this Agreement and the Ancillary Agreements shall be true and correct (without giving effect to any qualification as to materiality or Games Material Adverse Effect contained in any specific representation or warranty) as of the Closing Date as if made on and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of another date will be determined as of such date and (iii) where any failures of any such representations and warranties to be so true and correct at and as of the Closing Date would not, individually or in the aggregate, reasonably be expected to have a Games Material Adverse Effect.

          (b)    Performance.    Vivendi, VGAC LLC and Games shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement and the Ancillary Agreements to be complied with by each of them on or prior to the Closing Date.

          (c)    Officer's Certificate.    Activision shall have received a certificate of Vivendi, VGAC LLC and Games, validly executed for and on behalf of Vivendi, VGAC LLC and Games by a duly authorized officer thereof, certifying as to the matters set forth in Sections 7.3(a) and 7.3(b).

          (d)    Absence of Games Transaction Litigation.    No Games Transaction Litigation shall have been commenced and be continuing before any Governmental Entity that would render it impossible or unlawful to consummate the Transactions.

          (e)    Satisfaction of Intercompany Arrangements and Indebtedness.    Immediately prior to the Closing, Vivendi, VGAC LLC and Games shall have taken all necessary actions to provide that all intercompany arrangements between Vivendi and VGAC LLC on the one hand and Games and its Subsidiaries on the other (other than those listed in Section 6.21 of the Games Disclosure Schedule) shall have been terminated and all monies owed pursuant to such intercompany arrangements shall have been paid in full.

          (f)    Ancillary Agreements.    Vivendi shall have delivered to Activision executed copies of each of the Ancillary Documents to which Vivendi, Games LLC or Games is a party.

ARTICLE VIII
TERMINATION AND AMENDMENT

        Section 8.1    Termination.

        This Agreement may be terminated at any time prior to the Closing Date, whether before or after receipt of the Activision Stockholder Approval:

          (a)   by mutual written consent of Activision, Merger Sub, Vivendi, VGAC LLC and Games, duly authorized by the respective Boards of Directors of the Parties;

          (b)   by either Vivendi or Activision:

            (i)    if the Transactions shall not have been consummated on or before the ten (10) month anniversary of the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party who has breached its obligations under this Agreement in any material respect, provided that such breach has been a principal cause of, or resulted in, the failure of the Transactions to be consummated on or before such date;

            (ii)   if any Law shall have been enacted, entered, enforced or deemed applicable to any of the Transactions by a Governmental Entity that makes the consummation of the Transactions illegal in the U.S. or any foreign jurisdiction in which Activision or Vivendi has substantial business and operations;

            (iii)  if any Governmental Entity in the U.S. or foreign jurisdiction in which Activision or Vivendi has substantial business and operations shall have issued or granted any Order making the Transactions illegal in the U.S. or any such foreign jurisdiction and such Order has become final and non-appealable; or

            (iv)  if the Activision Stockholder Approval shall not have been obtained at the Activision Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c)   by Vivendi (provided that none of Vivendi, VGAC LLC or Games is then in breach of any of their respective obligations under this Agreement), if there is any continuing inaccuracy in the representations and warranties of Activision or Merger Sub set forth in this Agreement, or Activision or Merger Sub is then failing to perform any of its covenants or other agreements set forth in this Agreement, in either case (i) such that the conditions to Vivendi's, VGAC LLC's and Games' obligations to effect the Transactions set forth in Section 7.2(a) or Section 7.2(b) would fail to be satisfied at the time of such termination and (ii) such inaccuracy or breach is not reasonably capable of being cured by Activision or Merger Sub prior to the Termination Date;

          (d)   by Activision (provided neither it nor Merger Sub is then in breach of any of its obligations under this Agreement), if there is any continuing inaccuracy in the representations and warranties of Vivendi, VGAC LLC or Games set forth in this Agreement, or Vivendi, VGAC LLC or Games is then failing to perform any of its covenants or other agreements set forth in this Agreement, in either case (i) such that the conditions to Activision's and Merger Sub's obligations to effect the Transactions set forth in Section 7.3(a) or Section 7.3(b) would fail to be satisfied at the time of such termination and (ii) such inaccuracy or breach is not reasonably capable of being cured by Vivendi, VGAC LLC or Games prior to the Termination Date;

          (e)   by Vivendi, if an Activision Adverse Recommendation Change shall have occurred and be continuing, or if the Board of Directors of Activision shall have failed to publicly reaffirm its recommendation of this Agreement and the Transactions within ten (10) Business Days following the date upon which a third party first commences a tender or exchange offer for shares of Activision capital stock; or

          (f)    by Activision pursuant to and in accordance with the terms and subject to the conditions of Section 6.4(c), provided that not later than the first business day after such termination, Vivendi has received the Termination Fee set forth in Section 8.3.

        Section 8.2    Effect of Termination.

        In the event of termination of this Agreement by either Activision or Vivendi as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any of the Parties under this Agreement, other than the provisions of this Section 8.2, Section 8.3, Section 8.4 and Article IX, which provisions shall survive such termination; provided, however, that no such termination shall relieve any Party from any liability or damages resulting from the willful breach of this Agreement.

        Section 8.3    Termination Fees and Expenses.

        (a)   In the event that (i) this Agreement is terminated by Vivendi pursuant to Section 8.1(e), (ii) this Agreement is terminated by Activision pursuant to Section 8.1(f) or (iii) (A) prior to the Activision Stockholder Meeting, an Activision Acquisition Proposal shall have been made directly to the stockholders of Activision generally and not withdrawn or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Activision Acquisition Proposal, (B) after any of the events referenced in the preceding clause (A), this Agreement is terminated by either Vivendi or Activision pursuant to Section 8.1(b)(i) or 8.1(b)(iv), and (C) within twelve (12) months after such termination, Activision enters into a definitive Contract to consummate, or consummates, a transaction constituting an Activision Acquisition Proposal (whether or not such Activision Acquisition Proposal is the transaction contemplated by the Activision Acquisition Proposal referenced in the preceding clause (A)), then Activision shall (1) pay Vivendi a fee equal to $180,000,000 (the "Termination Fee") and (2) reimburse Vivendi for all of Vivendi's, VGAC LLC's and Games' actual and reasonably documented out-of-pocket expenses (including reasonable attorneys' fees) actually incurred by Vivendi, VGAC LLC and Games on or prior to the termination of this Agreement in connection with this Agreement and the transactions contemplated not to exceed $15,000,000, in each case, by wire transfer of same-day funds on the first business day following (x) in the case of a payment required by clause (i) or (ii) above, the date of termination of this Agreement and (y) in the case of a payment required by clause (iii) above, the date of the first to occur of the events referred to in clause (iii)(C); provided, however, in event that the Termination Fee and expenses become payable to Vivendi pursuant to clause (iii) above, then that the amount of expenses, if any, for which Vivendi may have been reimbursed previously pursuant to Section 8.3(b) below shall be credited against the payment of the expenses by Activision under this Section 8.3(a).

        (b)   In the event that this Agreement is terminated by Vivendi pursuant to Section 8.1(c) (provided, that the conditions to Closing set forth in Sections 7.1 (other than Section 7.1(f)) and 7.3 have been satisfied or are capable of being satisfied as of the date such termination), Activision shall promptly pay Vivendi by wire transfer of same-day funds an aggregate amount equal to Vivendi's, VGAC LLC's and Games' actual and reasonably documented out-of-pocket expenses (including reasonable attorneys' fees) actually incurred by Vivendi, VGAC LLC and Games on or prior to the termination of this Agreement in connection with this Agreement and the transactions contemplated not to exceed $15,000,000.

        (c)   In the event that this Agreement is terminated by Activision pursuant to Section 8.1(d) (provided, that the conditions to Closing set forth in Sections 7.1 and 7.2 have been satisfied or are capable of being satisfied as of the date such termination), Vivendi shall promptly pay Activision by wire transfer of same-day funds an aggregate amount equal to Activision's and Merger Sub's actual and reasonably documented out-of-pocket expenses (including reasonable attorneys' fees) actually incurred by Activision and Merger Sub on or prior to the termination of this Agreement in connection with this Agreement and the transactions contemplated not to exceed $15,000,000.

        (d)   The Parties hereto acknowledge and agree that the agreements contained in Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of the Parties would have entered into this Agreement. Payment of the Termination Fee and expenses described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of Section 6.3 of this Agreement, but is otherwise the sole and exclusive remedy of the parties for termination on the bases specified in Sections 8.3(a), 8.3(b) and 8.3(c). If either Activision or Vivendi, as the case may be, fails promptly to pay the amount due pursuant to this Section 8.3 (when and if payable), and, in order to obtain such payment, Vivendi or Activision, as the case may be, commences a suit which results in a judgment against the other party for the payment of the Termination Fee and/or expenses as set forth in this Section 8.3, Vivendi or Activision, as the case may be, shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit.

        Section 8.4    Amendment.

        This Agreement may be amended by the Parties, only by action taken by or on behalf of their respective Boards of Directors, at any time prior to (but not following) the Closing Date; provided, however, that notwithstanding the foregoing, (a) after the Activision Stockholder Approval has been obtained and prior to the Closing Date, any proposed amendment to this Agreement that under the DGCL requires the further approval of the stockholders of Activision shall not be effective without such further stockholder approval and (b) after the Closing Date, this Agreement may not be amended without approval by a majority of the independent directors of Activision. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 8.5    Extension; Waiver.

        At any time prior to (but not following) the Closing Date, the Parties hereto may, only by action taken by or on behalf of their respective Boards of Directors, and only to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any certificate, instrument or other document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein to the extent permitted hereby. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure or delay of any Party hereto to assert any of its rights under this Agreement or otherwise shall not impair such rights, constitute a waiver of such rights or be deemed to be an acquiescence in any breach of any representation, warranty, covenant or other agreement set forth in this Agreement.

ARTICLE IX
MISCELLANEOUS

        Section 9.1    Nonsurvival of Representations and Warranties.

        None of the representations and warranties in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Closing. The terms of Article I and this Article IX, as well as the covenants and other agreements set forth in Article II, Article III and Article VIII that by their terms apply, or that are to be performed in whole or in part, after the Closing, shall survive the consummation of the Transactions.

        Section 9.2    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made by a Party hereto only upon receipt by the receiving Party at the following addresses (if mailed) or the following telecopy numbers (if delivered by facsimile), or at such other address or telecopy number for a Party as shall be specified by like notice:

          (a)   if to Vivendi, VGAC LLC or Games, to

        Vivendi S.A.
        42, avenue de Friedland
        75380 Paris cedex 08
        Attention: Frédéric Crépin
        Telecopy: + 33 1 71 71 11 43

      with a copy (which shall not constitute notice) to:

        Vivendi S.A.
        800 Third Avenue, 5th Floor
        New York, New York 10022
        Attention: George E. Bushnell III, Esq.
        Telecopy: (212) 572-7496

      and:

        Gibson, Dunn & Crutcher LLP
        2029 Century Park East
        Los Angeles, California 90067
        Attention: Ruth Fisher, Esq.
        Telecopy: (310) 352-7070

          (b)   if to Activision or Merger Sub, to

        Activision, Inc.
        3100 Ocean Park Boulevard
        Santa Monica, California 90405
        Attention: George L. Rose, Esq.
        Telecopy: (310) 255-2152

      with a copy (which shall not constitute notice) to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        300 South Grand Avenue
        Los Angeles, California 90071
        Attention: Brian J. McCarthy, Esq.
        Telecopy: (213) 687-5600

        Section 9.3    Interpretation.

        (a)   When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

        (b)   The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (c)   This Agreement is the result of the joint efforts of Activision, Merger Sub, Vivendi and Games, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

        (d)   The words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation."

        (e)   The term "ordinary course of business" (or similar terms) shall be deemed to be followed by the words "consistent with past practice."

        Section 9.4    Counterparts.

        This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

        Section 9.5    Entire Agreement; No Third Party Beneficiaries.

        This Agreement (including the Ancillary Agreements and the documents and the instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and (b) other than with respect to the matters set forth in Section 6.11, is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder. Each Party hereto agrees that, except for the representations and warranties contained in this Agreement and the Ancillary Agreements to which it is a party, none of Activision, Merger Sub, Vivendi, VGAC LLC or Games makes any other representations or warranties, and each hereby disclaims any other representations or warranties made by itself or any of its respective officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

        Section 9.6    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

        (a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        (b)   Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties agrees further to accept service of process in any manner permitted by such courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (iv) any right to a trial by jury.

        Section 9.7    Publicity.

        Activision and Merger Sub, on the one hand, and Vivendi, VGAC LLC and Games, on the other hand, shall consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that a Party may, without the prior consent of the other Parties, issue such press release as may, upon consultation with outside counsel, be required by applicable Law, the SEC, the Autorités des marchés financiers or the rules and regulations of the NASD or any applicable foreign stock exchange, as applicable, if it has used its reasonable best efforts to consult with the other Party prior thereto regarding the timing, scope and content of any such press release, and provided, further, no such consultation shall be required to make any disclosure or otherwise take any action expressly permitted by Section 6.3 or Section 6.4.

        Section 9.8    Assignment.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that (i) Merger Sub may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations hereunder to any wholly owned Subsidiary of Activision and (ii) Vivendi may assign, in its sole and absolute discretion, any of or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Vivendi; provided that such assignment by Vivendi shall not relieve Vivendi of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 9.9    Enforcement.

        The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law.

        Section 9.10    Incorporation of Schedules and Exhibits.

        The Activision Disclosure Schedule, the Games Disclosure Schedule and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        Section 9.11    Severability.

        This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible.

        Section 9.12    Expenses.

        Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection this Agreement and the transactions contemplated hereby (including all fees and expenses of agents, representatives, counsel, financial advisors and accountants) shall be paid by the Party incurring such fees and expenses. Notwithstanding anything herein to the contrary, the fees and expenses of Goldman Sachs & Co. and Gibson, Dunn & Crutcher LLP shall be paid by Vivendi.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

VIVENDI S.A.
By:	/s/ JEAN-BERNARD LÉVY Name: Jean-Bernard Lévy Title: Chairman of the Board and CEO
VGAC LLC
By:	/s/ GEORGE E. BUSHNELL III Name: George E. Bushnell III Title: President
VIVENDI GAMES, INC.
By:	/s/ RENÉ PENISSON Name: René Penisson Title: Chairman of the Board
ACTIVISION, INC.
By:	/s/ ROBERT A. KOTICK Name: Robert A. Kotick Title: Chief Executive Officer
SEGO MERGER CORPORATION
By:	/s/ ROBERT A. KOTICK Name: Robert A. Kotick Title: President

[Signature Page to Business Combination Agreement]

Annex B

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACTIVISION, INC.

        ACTIVISION, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby amend and restate the Amended and Restated Certificate of Incorporation of the Corporation, which was originally filed on June 1, 2000, under the name "Activision Holdings, Inc.", and subsequently amended.

        The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

        Section 1.1.    Name.    The name of the Corporation is: Activision Blizzard, Inc.

ARTICLE II

        Section 2.1.    Registered Officer.    The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III

        Section 3.1.    Corporate Purpose.    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as it may be amended from time to time (the "DGCL").

ARTICLE IV

        Section 4.1.    Capital Stock.

        (a)   The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion Two Hundred Five Million (1,205,000,000) shares, of which Five Million (5,000,000) shares are designated Preferred Stock, par value $.000001 per share and aggregate par value of Five Dollars ($5) (the "Preferred Stock"), and of which One Billion Two Hundred Million (1,200,000,000) shares are designated Common Stock, par value $.000001 per share and aggregate par value of One Thousand Two Hundred Dollars ($1,200) (the "Common Stock").

        (b)   The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority in voting power of the outstanding stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

        Section 4.2.    Preferred Stock.

        (a)   The Preferred Stock authorized by this Certificate of Incorporation may be issued by the Board of Directors from time to time in one or more series.

        (b)   The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences of any wholly unissued class or series of

Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

        Section 4.3.    Common Stock.

        (a)   Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.

        (b)   In the event of the voluntary or involuntary liquidation, distribution or winding up of the Corporation, holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders.

        (c)   The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share thereof held.

        Section 4.4.    Certain Limitations.    Notwithstanding anything in this Article IV to the contrary, pursuant to Section 1123(a)(6) of the Bankruptcy Code of 1978, as amended, the Corporation shall be prohibited from authorizing the issuance of any class, or series thereof, of nonvoting equity shares, within the meaning of such section.

ARTICLE V

        The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        Section 5.1.    Number of Directors; Quorum Requirements for Committees.

        (a)   The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

        (b)   Prior to the first occurrence of a Triggering Event, a quorum for any duly called and noticed meeting of any committee of the Board of Directors (other than an Exempt Committee (as defined in the by-laws of the Corporation)), whether regular or special, shall require the presence, in person, of a majority of the total number of directors appointed to such committee including at least one of the Independent Directors appointed to such committee; provided, however if a quorum is not obtained at a duly called and noticed meeting of any committee (other than an Exempt Committee) because no Independent Director is present, then for purposes of the next duly called and noticed meeting of such committee, whether regular or special, a quorum for such meeting shall require the presence, in person, of a number of directors equal to a majority of the total number of directors appointed to such committee.

        Section 5.2.    Powers of the Board of Directors.

        (a)   The Board of Directors shall have power without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

        (b)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

        (c)   In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

        Section 5.3.    Amendment of By-laws.

        (a)   The Board of Directors shall have power without the assent or vote of the stockholders to alter, amend, change, add to, repeal, rescind or make new by-laws of the Corporation (to the extent not inconsistent with this Section 5.3); provided, however, that

          (i)    Sections 2.4, 2.6(a), 2.14 and Section 8.4 (as it relates to the foregoing Sections) of the by-laws may be altered, amended, changed, added to, repealed, rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by the affirmative vote of holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon;

          (ii)   Section 3.3 and Section 8.4 (as it relates to the foregoing Section) of the by-laws may be altered, amended, changed, added to, repealed, rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by the affirmative vote of holders of capital stock of the Corporation representing more than 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon;

          (iii)  Sections 3.2(b), 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f) and Section 8.4 (as it relates to the foregoing Sections) of the by-laws may be altered, amended, changed, added to, repealed, rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by (A) prior to the first occurrence of a Triggering Event, the affirmative vote of (1) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (2) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares or (B) after the first occurrence of a Triggering Event, the affirmative vote of holders of capital stock of the Corporation representing more than 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon;

          (iv)  Section 2.3 and Section 8.4 (as it relates to the foregoing Section) of the by-laws may be altered, amended, changed, added to or repealed or rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by the affirmative vote of (A) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (B) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares; and

          (v)   Sections 3.12, 4.3 and Section 8.4 (as it relates to the foregoing Sections) of the by-laws may be altered, amended, changed, added to or repealed or rescinded or new by-laws of the Corporation may be made that are inconsistent with such Sections only by (A) the Board of Directors in accordance with the provisions of Section 3.12 and 8.4 of the bylaws of the Corporation or (B) the affirmative vote of (x) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (y) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares.

        (b)   In addition to any vote required by law, the affirmative vote of (i) holders of capital stock of the Corporation representing at least a majority of the shares of capital stock of the Corporation and (ii) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares shall be required in order to (A) alter, amend, repeal or rescind Section 3.3(b) of the by-laws of the Corporation to decrease the percentages in the definitions of "Triggering Event" and "Termination Event" set forth therein or (B) alter, amend, repeal or rescind any of the by-laws of the Corporation in a manner that would be beneficial to Vivendi and its Controlled Affiliates, in their capacities as stockholders of the Corporation, other than any alterations, amendments, repeals, or rescissions that affect the rights of all stockholders in the same manner.

        (c)   Subject to Section 5.3(a) and 5.3(b) hereof, the by-laws of the Corporation may be altered, amended, changed, added to, repealed, rescinded or new by-laws may be made by the affirmative vote of holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon.

        Section 5.4.    Amendment of Certificate of Incorporation.

        (a)   Subject to Section 5.4(b) hereof, Sections 5.3(a)(i), 5.3(a)(ii) and 5.3(c) and Articles VIII and IX of this Certificate of Incorporation may only be altered, amended, changed, added to, repealed, or rescinded by the affirmative vote of holders of capital stock of the Corporation entitled to vote thereon representing more than 66 2/3% of the shares entitled to be voted thereon.

        (b)   Sections 5.1(b) and 5.3(a)(iii) of this Certificate of Incorporation may only be altered, amended, changed, added to, repealed, or rescinded by (i) prior to the first occurrence of a Triggering Event, the affirmative vote of (A) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (B) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares or (ii) after the first occurrence of a Triggering Event, the affirmative vote of holders of capital stock of the Corporation representing more than 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon.

        (c)   Sections 5.3(a)(iv), 5.3(a)(v), 5.3(b), 8.2, 8.3, 8.5 and 9.1(b) of this Certificate of Incorporation may only be altered, amended, changed, added to, repealed, or rescinded by the affirmative vote of (i) holders of capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (ii) holders of capital stock of the Corporation representing at least a majority of the then outstanding shares of capital stock of the Corporation other than the Vivendi Owned Shares.

ARTICLE VI

        Section 6.1.    Voting Powers of Stockholder Designees.    Prior to the first occurrence of a Triggering Event, at each meeting of the Board of Directors or any committee thereof (other than Exempt Committees (as defined in Section 3.10(d) of the by-laws of the Corporation)), each Stockholder Designee present at such meeting shall have, and be entitled to cast at such meeting, a number of votes equal to the quotient of (i) the sum of (1) the total number of Stockholder Designees on the Board of Directors or committee thereof plus (2) the total number of Vivendi Designees (other than Stockholder

Designees) on the Board of Directors or committee thereof that are not present at such meeting, divided by (ii) the total number of Stockholder Designees present at such meeting.

ARTICLE VII

        Section 7.1.    Liability of Directors.    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended and supplemented.

        Section 7.2.    Indemnification of Directors.    The Corporation, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, shall indemnify the directors and officers of the Corporation under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such a person.

        Section 7.3.    Amendments to Article VII.    Any modification of this Article VII by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such appeal on modification.

ARTICLE VIII

        Section 8.1.    Relationship With Vivendi.    Because Vivendi, through its Controlled Affiliates, is the majority stockholder of the Corporation, and in anticipation that the Corporation and Vivendi may engage in similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Vivendi (including service of officers and directors of Vivendi as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article VIII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Vivendi and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

        Section 8.2.    Business Activities.

        (a)   Subject to Section 8.2(b) and except as Vivendi may otherwise agree in writing, neither Vivendi nor any of its Affiliates shall have a duty to refrain from engaging, directly or indirectly in the same or similar business activities or lines of business as the Corporation other than in a Competing Business. Subject to Section 8.2(b), to the fullest extent permitted by law, neither Vivendi nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Vivendi or of such person's participation therein.

        (b)   Neither Vivendi nor any of its Controlled Affiliates shall engage, directly or indirectly, in any Competing Business; provided, however, that the businesses conducted by Vivendi and its Controlled Affiliates as of the Closing Date (as defined in the Business Combination Agreement) and reasonable enhancements, extensions and derivations thereof shall not be considered to be Competing Businesses for purposes of this Article VIII. So long as the majority of the Board of Directors are Vivendi Designees, neither Vivendi nor any of its Controlled Affiliates shall, directly or indirectly, acquire a majority of the equity interests or assets of any Person that is, or controls, a Competing Business;

provided, however, Vivendi shall not be prohibited from acquiring, merging or participating in any business combination with any Person which contains a subsidiary, segment or division in a Competing Business (a "Qualifying Entity") if (1) such Qualifying Entity is an Immaterial Entity or (2) if such Qualifying Entity is not an Immaterial Entity, Vivendi complies with the provisions of clauses (i) and (ii) below:

          (i)    If Vivendi acquires a Qualifying Entity that is not an Immaterial Entity, it shall give written notice to the Corporation (an "Option Notice") within fifteen (15) days of such acquisition, which notice shall set forth the name and a brief description of the Qualifying Entity as well as a statement of the value of such Qualifying Entity based upon the consideration paid by Vivendi in respect of the acquisition of such Qualifying Entity (the "Qualifying Entity Value") and the terms of such acquisition. Upon the giving of such Option Notice, the Corporation or any of its wholly-owned Subsidiaries shall have the option to purchase, for a price in cash equal to the Qualifying Entity Value, said option to be exercised within sixty (60) days following the giving of such Option Notice (the "Review Period"), by giving a counter-notice (a "Counter Notice") to Vivendi on or prior to the expiration of the Review Period. During the Review Period, Vivendi shall provide the Corporation and its representatives with reasonable access to and information with respect to such Qualifying Entity to permit the Corporation to conduct reasonable due diligence with respect to such Qualifying Entity. If the Corporation or any of its wholly-owned Subsidiaries elects to purchase such Qualifying Entity, each such electing entity shall be obligated to purchase, and Vivendi shall be obligated to sell, such Qualifying Entity at a closing to be held on the sixtieth (60th) day after the giving of the Counter Notice, or at such other time as may be mutually acceptable to Vivendi and the purchasing entity. The closing of any such purchase by the Corporation or any of its wholly-owned Subsidiaries may, at the election of the purchasing entity, be delayed up to ninety (90) days in order to permit such acquisition of such Qualifying Entity to be made in conformity with applicable laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and foreign anti-trust laws.

          (ii)   If the Corporation and its wholly-owned Subsidiaries elect not to purchase such Qualifying Entity within the time limits specified in clause (i) above, then (A) the offer to sell such Qualifying Entity to the Corporation and/or its Subsidiaries shall be deemed revoked and (B) Vivendi shall use commercially reasonable efforts to sell or otherwise divest the Qualifying Entity (or substantially all of its assets) to an unrelated third party within eighteen (18) months following the initial acquisition of such Qualifying Entity at a price no more favorable to such third party than was offered to the Corporation; provided that Vivendi's failure to sell such Qualifying Entity shall not constitute a breach of this Section 8.2 if it complies with the requirements of immediately preceding clause (B). Furthermore, if any Qualifying Entity was an Immaterial Entity when acquired, but thereafter no longer qualifies as an Immaterial Entity (i.e., the Qualifying Entity subsequently exceeds the Materiality Threshold), (x) such fact shall not constitute a breach of this Section 8.2(b) by Vivendi and (y) Vivendi shall have no obligation to sell such Qualifying Entity pursuant to this Section 8.2(b) or otherwise.

        (c)   To the fullest extent permitted by law, neither Vivendi nor any of its Controlled Affiliates shall have a duty to refrain from doing business with any client, customer or vendor of the Corporation or any of its Subsidiaries, and neither Vivendi nor any officer, director or employee thereof (except as provided in Section 8.3 below) shall to the fullest extent permitted by law be deemed to have breached its or his fiduciary duties, if any, to the Corporation solely by reason of Vivendi's engaging in any such activity.

        Section 8.3.    Corporate Opportunities.

        (a)   Subject to compliance with Section 8.3(b), in the event that Vivendi acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Vivendi and the

Corporation, Vivendi shall to the fullest extent permitted by law have no duty to communicate or offer such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Vivendi acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates.

        (b)   In the event that a director or officer of the Corporation who is also a director, officer or employee of Vivendi acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Vivendi (a "Mutual Corporate Opportunity"), such director or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such Mutual Corporate Opportunity, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such Mutual Corporate Opportunity constituted a corporate opportunity that should have been presented to the Corporation, if such director or officer acts in a manner consistent with the following policy: a Mutual Corporate Opportunity offered to any person who is an officer or director of the Corporation, and who is also an officer, director or employee of Vivendi, shall belong to Vivendi, unless such Mutual Corporate Opportunity was expressly offered to such person in his or her capacity as a director or officer of the Corporation (an "Activision Opportunity"), in which case such Activision Opportunity shall not be pursued by Vivendi. In the event Vivendi decides to pursue any Mutual Corporate Opportunity (other than an Activision Opportunity), then, subject to any contractual restrictions on Vivendi with respect to confidentiality, Vivendi shall provide prompt written notice to the Corporation of such decision.

        Section 8.4.    Deemed Consent of Stockholders.    Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

        Section 8.5.    Purchase of Corporation Stock by Vivendi.    In the event that Vivendi's Voting Interest equals or exceeds 90%, then, within sixty (60) days following the date upon which Vivendi's Voting Interest first equals or exceeds 90% (the "Relevant Date"), either Vivendi or the Corporation shall commence a tender offer to acquire all shares of Common Stock not owned by Vivendi as of the Relevant Date (the "Minority Shares") at a price not less than the volume-weighted average closing price per share of Common Stock, as reported on The Nasdaq Global Market (or, if applicable, such other national securities exchange on which the Common Stock is listed), as reported by Bloomberg, L.P., for the twenty (20) consecutive trading days immediately preceding (but not including) the trading day immediately preceding the Relevant Date (the "Buyout Price"). In the alternative, at any time on or before the Relevant Date, Vivendi may, but is not obligated to, cause the Corporation to effect a merger or other business combination pursuant to which the holders of the Minority Shares receive an amount equal to the Buyout Price in exchange for each of their Minority Shares.

        Section 8.6.    Termination; Binding Effect.    Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article VIII shall expire on the date that Vivendi and its Controlled Affiliates cease to own beneficially Common Stock representing at least 10% of the number of outstanding shares of Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Vivendi. Neither such expiration, nor the alteration, amendment, change or repeal of any provision of this Article VIII nor the adoption of any provision of this Certificate of Incorporation inconsistent with any provision of this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such expiration, alteration, amendment, repeal or adoption.

        Section 8.7.    Article VIII.    The provisions of this Article VIII are in addition to the provisions of Article IX.

ARTICLE IX

        Section 9.1.    Affiliate Transactions; Contracts Not Void.

        (a)   Subject to Section 9.1(b), no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation, on the one hand, and Vivendi and its Controlled Affiliates, on the other hand, shall be void or voidable solely for the reason that Vivendi or its Controlled Affiliates is a party thereto, or solely because any directors or officers of the Corporation who are affiliated with Vivendi are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Certificate of Incorporation, the Corporation's by-laws, the DGCL and other applicable law.

        (b)   Unless Vivendi's Voting Interest (i) equals or exceeds 90% or (ii) is less than 35%, with respect to any merger, business combination or similar transaction involving the Corporation or any of its Subsidiaries, on the one hand, and Vivendi or its Controlled Affiliates, on the other hand, in addition to any approval required pursuant to the DGCL and/or the Corporation's by-laws, the approval of such transaction shall require the affirmative vote of a majority in interest of the stockholders of the Corporation, other than Vivendi and its Controlled Affiliates, that are present and entitled to vote at the meeting called for such purpose.

        Section 9.2.    Quorum.    Directors of the Corporation who are also directors or officers of Vivendi may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Vivendi and its Controlled Affiliates may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).

        Section 9.3.    No Liability For Good Faith Actions.    To the fullest extent permitted by law, neither Vivendi, its Controlled Affiliates, nor any of their respective officers or directors thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that Vivendi, its Controlled Affiliates or an officer of director thereof in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Vivendi and its Controlled Affiliates, on the one hand, and the Corporation, on the other hand. No vote cast or other action taken by any person who is an officer, director or other representative of Vivendi, which vote is cast or action is taken by such person in his capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of Vivendi for the purpose of any such agreement or contract.

        Section 9.4.    Deemed Consent by Stockholders.    Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

        Section 9.5.    Contracts Covered.    For purposes of this Article IX, any contract, agreement, arrangement or transaction with the Corporation or any of its Subsidiaries shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

        Section 9.6.    Binding Effect.    Neither the alteration, amendment, change or repeal of any provision of this Article IX nor the adoption of any provision inconsistent with any provision of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

        Section 9.7.    Article IX.    The provisions of this Article IX are in addition to the provisions of Article VIII.

ARTICLE X

        Section 10.1    Definitions.    As used herein, the following terms shall have the following meanings:

        "Affiliate" has the meaning set forth in rule 12b-2 under the Securities Exchange Act of 1934, as amended.

        "Business Combination Agreement" means that certain Business Combination Agreement, dated as of December 1, 2007, by and among Vivendi, VGAC LLC, Vivendi Games, Inc., the Corporation and Sego Merger Corporation, as the same may be amended from time to time.

        "Competing Business" means the business of developing and/or publishing (i) interactive games for video game consoles or personal computers or (ii) massive multi-player online role playing games.

        "Controlled Affiliate" of a person shall mean an Affiliate controlled, directly or indirectly, by such person.

        "Immaterial Entity" means any Qualifying Entity as to which the aggregate consideration paid for, or in respect of, the equity or assets of such Qualifying Entity acquired by Vivendi or any of its Controlled Affiliates is less than the Materiality Threshold.

        "Materiality Threshold" means $100 million, which amount shall be adjusted each succeeding January (commencing in January 2009) by an amount proportional to the change in the Consumer Price Index for All Urban Consumers: All Items for the twelve month period ended as of the end of the prior December, as determined and reported by the U.S. Department of Labor, Bureau of Labor Statistics.

        "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

        "Stockholder Designees" means the Vivendi Designees that are not employees of the Corporation or any of its subsidiaries.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, association or other entity in which such Person beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

        "Triggering Event" means Vivendi's Voting Interest falling and remaining below 50% for ninety (90) consecutive days.

        "Vivendi" means Vivendi S.A.

        "Vivendi Designee" means the six initial directors designated as "Vivendi Designees" on Exhibit H to the Business Combination Agreement, their successors as nominated by the Vivendi Nominating Committee pursuant to the by-laws and elected by the stockholders of the Corporation or appointed by the Vivendi Nominating Committee pursuant to Section 3.4(b) of the Corporation's by-laws and any other person nominated by the Vivendi Stockholder pursuant to the Corporation's by-laws and elected by the stockholders of the Corporation.

        "Vivendi Owned Shares" means the aggregate amount of shares of capital stock of the Corporation owned by Vivendi and its Controlled Affiliates.

        "Vivendi Stockholder" means Vivendi or the Controlled Affiliate of Vivendi that holds a majority of Vivendi's Voting Interest.

        "Vivendi's Voting Interest" means the percentage of the outstanding common stock of the Corporation owned of record by Vivendi and its Controlled Affiliates.

[END]

Annex C

FORM OF
AMENDED AND RESTATED
BY-LAWS
OF
ACTIVISION BLIZZARD, INC.

ARTICLE I
OFFICES

        1.1.    Registered Office.    The registered office of Activision Blizzard, Inc. (the "Corporation") within the State of Delaware shall be established and maintained at the location of the registered agent of the Corporation. The Corporation was originally organized as Activision Holdings, Inc. and was formerly known as Activision, Inc.

        1.2.    Other Offices.    The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

        2.1.    Place of Stockholders' Meetings.    All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

        2.2.    Date and Hour of Annual Meetings of Stockholders.    An annual meeting of stockholders shall be held each year at such place, on such date, and at such time as the Board of Directors shall each year fix.

        2.3.    Purposes of Annual Meetings; Election of Directors.    At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. Directors shall be nominated for election at the annual meeting in accordance with the Sections 3.2, 3.3 and 3.10(c) and shall be elected by stockholders by ballot at the annual meeting, unless they are elected by written consent in lieu of an annual meeting as permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "DGCL"). At any such annual meeting any further proper business may be transacted.

        2.4.    Special Meetings of Stockholders.    Except as required by law and subject to the rights of the holders of any series of Preferred Stock of the Corporation established pursuant to the provisions of the Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors.

        2.5.    Notice of Meetings of Stockholders.    Except as otherwise expressly required or permitted by law, not less than ten (10) days nor more than sixty (60) days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice, (i) delivered by hand, (ii) sent by telecopier, provided that a copy is mailed, postage prepaid, (iii) sent by Express Mail, Federal Express or other express delivery service, (iv) sent by telegram, (v) sent by electronic transmission or (vi) the mailing thereof by first-class mail, postage prepaid, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the Corporation. Notice given by electronic transmission shall be effective as follows: (a) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (c) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (d) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

        2.6.    Quorum of Stockholders.

        (a)   Unless otherwise provided by the Certificate of Incorporation or these by-laws, at any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

        (b)   At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

        (c)   At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

        (d)   If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        2.7.    Chairman and Secretary of Meeting.    The Chief Executive Officer, or, in his absence, a President, shall preside at meetings of the stockholders. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

        2.8.    Voting by Stockholders.    Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. Except as otherwise required by law, the Certificate of Incorporation or these by-laws, all elections and questions, including the election of directors, shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

        2.9.    Proxies.    Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

        2.10.    Inspectors.    The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two (2) inspectors. Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

        2.11.    List of Stockholders.

        (a)   At least ten (10) days before every meeting of stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

        (b)   During ordinary business hours, for a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, at the Corporation's principal place of business.

        (c)   The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

        (d)   The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        (e)   In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure the information is available only to stockholders.

        2.12.    Procedure at Stockholders' Meetings.    Except as otherwise provided by these by-laws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer. Following the presentation of any resolution to any meeting of stockholders, the presiding officer may announce that further discussion on such resolution shall be limited. After such persons, or such a lesser number thereof as shall advise the presiding officer of their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.

        2.13.    Action By Consent Without Meeting.    Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting (a "Stockholder Action"), may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the Stockholder Action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such Stockholder Action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the Stockholder Action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing; provided, however, that prior to the first occurrence of a Triggering Event, no such Stockholder Action (other than the removal of any Vivendi Designee) shall be effective until the thirtieth (30th) day following delivery of notice of such Stockholder Action to those stockholders who have not consented in writing.

        2.14    Notice of Stockholder Business and Nominations.

        (a)   Subject to the rights of holders of any series of Preferred Stock established pursuant to the provisions of the Certificate of Incorporation and the provisions of Article III of these by-laws, nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.14.

        (b)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(iii) of this Section 2.14, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the DGCL, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this Section 2.14(b), such stockholder or beneficial owner must, in the case of a proposal, have delivered prior to the meeting a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered prior to the meeting a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the Corporation in connection with the preceding year's annual meeting, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

        (c)   Notwithstanding anything in the second sentence of Section 2.14(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

        (d)   Subject to the Certificate of Incorporation and Article III of these by-laws, only persons nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

        (e)   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Section 2.14(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

        (f)    For purposes of this Section 2.14, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        (g)   Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        2.15.    English Language.    All annual and special meetings of stockholders will be conducted in the English language and all notices, consents, proxies, documents and other materials provided to stockholders shall be written in English; provided that nothing herein shall preclude the Corporation from also providing or making available to stockholders copies of any such documents or materials translated into a foreign language; provided further in the event there are any discrepancies between the English and foreign language version of any notice, consent, proxy, document or any other material, the English version of such document shall prevail.

ARTICLE III
DIRECTORS

        3.1.    Powers of Directors.    The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

        3.2.    Number; Composition of Board; Terms of Office.

        (a)   Subject to the other provisions of these by-laws, the Board of Directors shall consist of eleven (11) members.

        (b)   Prior to the first occurrence of a Triggering Event, the Board of Directors shall consist of six (6) Vivendi Designees, two (2) Executive Directors and three (3) Independent Directors; provided that if, at any time while the Corporation's equity securities are traded on The Nasdaq Stock Market Inc. or are listed on any United States stock exchange, applicable law or the rules of The Nasdaq Stock Market Inc. (or such other applicable exchange) require a greater number of Independent Directors, then the number of directors shall be increased to add the number of additional required Independent Directors and a number of additional Vivendi Designees such that, after such increase, at least a majority of the directors shall be Vivendi Designees.

        (c)   The directors of the Corporation shall be nominated as provided in these by-laws, each director shall hold office until his successor is duly elected or appointed and qualified or until the earlier of his death, resignation or removal in accordance with the Certificate of Incorporation and these by-laws. Directors need not be stockholders.

        3.3    The Vivendi Stockholder's Right to Proportional Representation.

        (a)   Following the first occurrence of a Triggering Event, Section 3.2(b) shall be of no further force or effect and this Section 3.3(a) shall instead apply. At all times after the first occurrence of a Triggering Event and prior to the first occurrence of a Termination Event, (i) the Board of Directors shall include a number of Vivendi Designees that is proportional to Vivendi's Voting Interest, rounded up to the nearest whole number and (ii) the Vivendi Nominating Committee shall be entitled to nominate individuals for the Vivendi Designees; provided that if, at any time while the Corporation's equity securities are traded on The Nasdaq Stock Market Inc. or are listed on any United States stock exchange, applicable law or the rules of the Nasdaq Stock Market Inc. (or such other applicable exchange) require that a majority of the Corporation's Board of Directors be "independent" as defined by such law, rule or regulation, then (x) the number of directors shall be increased to add the number of additional independent directors to satisfy such law, rule or regulation, and (y) such vacancies shall be filled by individuals nominated by the Vivendi Designees and appointed by the affirmative vote of a majority of the directors then in office. If the number of Vivendi Designees is required to be reduced under this Section 3.3(a) following the first occurrence of a Triggering Event, Vivendi shall cause such number of Vivendi Designees to resign promptly such that the number of Vivendi Designees following such resignation(s) is in compliance with such requirement and the replacement(s) for such resigning Vivendi Designee(s) (and their successors) shall be appointed by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum.

        (b)   For purposes of these by-laws, the following terms shall have the following meanings:

        "Affiliate" has the meaning set forth in rule 12b-2 under the Securities Exchange Act of 1934, as amended.

        "Blizzard" means Blizzard Entertainment, Inc., a Delaware corporation.

        "Business Combination Agreement" means that certain Business Combination Agreement, dated as of December 1, 2007, by and among Vivendi S.A., VGAC LLC, Vivendi Games, Inc., the Corporation and Sego Merger Corporation, as the same may be amended from time to time.

        "Controlled Affiliate" of a person shall mean an Affiliate controlled, directly or indirectly, by such person.

        "Executive Director" means the two (2) initial directors designated as "Executive Directors" on Exhibit C to the Business Combination Agreement and their successors who are then serving as executive officers of the Corporation and are nominated by the Executive Nominating Committee pursuant to these by-laws and elected by the stockholders of the Corporation or appointed by the Executive Nominating Committee pursuant to Section 3.4(b).

        "Independent Director" means the three directors (other than the Executive Directors) designated as "Independent Directors" on Exhibit C to the Business Combination Agreement, their successors as nominated by the Independent Nominating Committee pursuant to these by-laws and elected by the stockholders of the Corporation or appointed by the Independent Nominating Committee pursuant to Section 3.4(b) and any other person nominated by the stockholders of the Corporation in accordance with these by-laws and elected by the stockholders of the Corporation; provided that each such person must qualify as an "Independent Director", as such term is defined in Rule 4200(15) (or any successor rule) of the rules promulgated by The Nasdaq Stock Market, Inc. which apply to issuers whose common stock is listed on the Nasdaq Global Market.

        "Termination Event" means Vivendi's Voting Interest falling and remaining below 10% for ninety (90) consecutive days.

        "Triggering Event" means Vivendi's Voting Interest falling and remaining below 50% for ninety (90) consecutive days.

        "Stockholder Designees" means the Vivendi Designees that are not employees of the Corporation or any of its subsidiaries.

        "Vivendi" means Vivendi S.A.

        "Vivendi Designee" means the six (6) initial directors designated as "Vivendi Designees" on Exhibit H to the Business Combination Agreement, their successors as nominated by the Vivendi Nominating Committee pursuant to these by-laws and elected by the stockholders of the Corporation or appointed by the Vivendi Nominating Committee pursuant to Section 3.4(b) and any other person nominated by the Vivendi Stockholder pursuant to these by-laws and elected by the stockholders of the Corporation.

        "Vivendi Stockholder" means Vivendi or the Controlled Affiliate of Vivendi that holds a majority of Vivendi's Voting Interest.

        "Vivendi's Voting Interest" means the percentage of the outstanding common stock of the Corporation owned of record by Vivendi and its Controlled Affiliates.

        3.4.    Resignation; Vacancies on Board of Directors; Removal.

        (a)    Resignations.    Any director may resign his office at any time by delivering his resignation in writing to the Chief Executive Officer or the Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        (b)    Vacancies.    Subject to Sections 3.2 and 3.3, any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director; provided, however, that (i) prior to the first occurrence of a Termination Event, (A) a vacancy created by the resignation, death or removal of a Vivendi Designee may only be filled through the affirmative vote of a majority of directors on the Vivendi Nominating Committee and (B) a vacancy created by the resignation, death or removal of an Independent Director may only be filled by the affirmative vote of a majority of directors on the Independent Nominating Committee, and (ii) prior to the first occurrence of a Triggering Event, subject to Section 3.12(b), a vacancy created by the resignation, death or removal of an Executive Director may only be filled through the unanimous vote of the directors on the Executive Nominating Committee. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then until the next annual meeting of stockholders.

        (c)    Removal.    Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for that purpose.

        3.5.    Meetings of the Board of Directors.

        (a)   The Board of Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

        (b)   Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

        (c)   The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

        (d)   Special meetings of the Board of Directors shall be held whenever called by direction of the Chief Executive Officer or at the written request of any one director.

        (e)   The Secretary shall give notice to each director of any special meeting of the Board of Directors by written notice, (i) delivered by hand, (ii) sent by telecopier, provided that a copy is mailed, postage prepaid, (iii) sent by Express Mail, Federal Express or other express delivery service, (iv) sent by telegram or (v) the mailing thereof by first-class mail, postage prepaid, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the director at his address for notices to such director as it appears on the records of the Corporation. Notice given by electronic transmission shall be effective as follows: (a) if by facsimile, when faxed to a number where the director has consented to receive notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the director has consented to receive such notice; (c) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (d) if by other form of electronic communication, when directed to the director in the manner consented to by the director. Notice provided by mailing shall be mailed least three (3) days before the meeting and notice by hand delivery, telegraphing, telexing, or other electronic transmission shall be given not later than twenty four (24) hours before the meeting; provided, however, that the three (3) day and twenty four (24) hour notice periods set forth above shall be increased to seven (7) days and five (5) days, respectively, with respect to any special meeting held outside of the United States. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

        3.6.    Quorum and Action.

        (a)   Unless provided otherwise by law, a quorum for any meeting of the Board of Directors, whether regular or special, shall require the presence, in person, of a number of directors equal to

(i) except as otherwise provided in Section 3.6(b) below, for each meeting held prior to the first occurrence of a Triggering Event, a number of directors equal to a majority of the total number of directors plus one (1), and (ii) for each meeting held after the date on which the first occurrence of a Triggering Event has occurred, a majority of the total number of directors. If there shall be less than a quorum at any meeting of the Board of Directors as determined under this Section 3.6, a majority of those present may adjourn the meeting from time to time.

        (b)   Prior to the first occurrence of a Triggering Event, if a quorum is not obtained at a duly called and noticed meeting of the Board of Directors (whether regular or special) solely because none of the Executive Directors or Independent Directors was present at such meeting, then, subject to the proviso to this sentence, for purposes of the next duly called and noticed meeting of the Board of Directors (whether regular or special), a quorum for such meeting shall require the presence, in person, of a number of directors equal to a majority of the total number of directors; provided, however, that this Section 3.6(b) shall apply only if the matters to be considered at such meeting are the matters duly noticed for the prior meeting, otherwise the quorum required shall be that set forth in Section 3.6(a).

        (c)   Subject to Section 3.12 of these by-laws, (i) prior to the first occurrence of a Triggering Event, the vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation) at any meeting which a quorum is present shall be necessary to constitute the act of the Board of Directors and (ii) following the first occurrence of a Triggering Event, the vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

        3.7.    Presiding Officer and Secretary of Meeting.    The Chairman of the Board of Directors, or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary shall act as secretary of the meeting, but in his absence, the presiding officer may appoint a secretary of the meeting.

        3.8.    Action by Consent Without Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee designated by the Board of Directors, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or any committee designated by the Board of Directors.

        3.9.    Action by Telephonic Conference.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

        3.10.    Committees.

        (a)   The Board of Directors shall designate (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee, and (vi) subject to Section 3.12, one or more other committees as the Board of Directors may by resolution or resolutions designate. Subject to the provisions of Sections 3.10(c), (d) and (e), each committee shall consist of one (1) or more of the directors of the Corporation who shall be appointed by the affirmative vote of a majority of the Board of Directors. No action by any such committee shall be valid unless taken at a meeting for which adequate notice has been given or duly waived by the members of such committee.

        (b)   Any committee of the Board of Directors, to the extent provided in the resolution or resolutions of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power of authority in reference to

(i) amending the Certificate of Incorporation or adopting, amending or repealing any by-law of the Corporation, (ii) adopting or approving, or recommending to the stockholders of the Corporation, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval, and (iii) unless the resolution, these by-laws, or the Certificate of Incorporation expressly so provide, declare a dividend or to authorize the issuance of stock, and, provided, further, that no such committee shall have the power or authority to approve any action described in Section 3.12 of these by-laws. Special meetings of any committee shall be held whenever called by direction of the chairman of such committee or at the written request of any one member of such committee.

        (c)   As provided in this Section 3.10(c), during the time periods described this Section 3.10(c), the Board of Directors shall establish and maintain three (3) subcommittees of the Nominating and Corporate Governance Committee (collectively, the "Special Nominating Committees"), which shall be designated as the "Vivendi Nominating Committee," the "Independent Nominating Committee" and the "Executive Nominating Committee," each of which shall have the power and authority of the Board of Directors with respect to the matters described herein. The Vivendi Nominating Committee shall be maintained until the first occurrence of a Termination Event and shall be comprised solely of Vivendi Designees. The Independent Nominating Committee shall be maintained until the first occurrence of a Termination Event and shall be comprised solely of Independent Directors. The Executive Nominating Committee shall be maintained until the first occurrence of a Triggering Event and shall be comprised of two (2) Vivendi Designees and two (2) Independent Directors.

        (d)   With respect to each committee of the Board of Directors (other than the Special Nominating Committees, the Audit Committee, any special committee exempted from this Section 3.10(d) by the Board of Directors, or a committee comprised solely of Independent Directors that may be constituted from time to time by the Board of Directors (collectively, "Exempt Committees")) (i) at all times prior to the first occurrence of a Triggering Event, (A) a majority of the directors appointed to such committee shall be Vivendi Designees and (B) such committee shall include at least one (1) Independent Director and (ii) at all times following the first occurrence of a Triggering Event and prior to the first occurrence of a Termination Event, such committee shall include at least a number of Vivendi Designees that is proportional to Vivendi's Voting Interest, rounded up to the nearest whole number. Independent Directors and Vivendi Designees serving on any committee may designate as his or her alternate to such committee, for one or more meetings of such committee, another Independent Director or Vivendi Designee, as applicable. Prior to the first occurrence of a Triggering Event, the chairman of each of the Nominating and Corporate Governance Committee, the Compensation Committee and the Executive Nominating Committee shall be a Vivendi Designee.

        (e)   The Audit Committee shall at all times be comprised solely of Independent Directors.

        (f)    A quorum for any meeting of any committee of the Board of Directors, whether regular or special, shall require the presence, in person, of a majority of the total number of directors appointed to such committee; provided that, prior to the first occurrence of a Triggering Event, with respect to each meeting of any committee (other than an Exempt Committee), the number of directors specified in Section 5.1(b) of the Certificate of Incorporation of the Corporation shall be required for a quorum. If there shall be less than a quorum at any meeting of a committee of the Board of Directors as determined under this Section 3.10(f), a majority of those present may adjourn the meeting from time to time. Except as otherwise provided in Section 3.4(b), the vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation) at any committee meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors. Following the first occurrence of a Triggering Event, the vote of a majority of the directors present at any committee meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

        3.11.    Compensation of Directors.    Directors (other than Affiliate Directors) shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine; provided that (i) such compensation shall not be less than as was provided prior to the date of these by-laws, (ii) Affiliate Directors shall be reimbursed for their expenses incurred in connection with their service on the Board of Directors or any committees thereof and (iii) to the extent that there exists any requirement or policy of the Corporation or under applicable law that directors of the Corporation own shares of the Corporation's common stock, then each of the Vivendi Designees then serving on the Board of Directors shall be entitled to receive, as compensation for their services, the same amount of compensation as is paid to Independent Directors, which shall be payable solely in shares of the Corporation's common stock, until such time as such Vivendi Designee holds the required number of shares of the Corporation's common stock. For purposes hereof, "Affiliate Directors" means any director who is an employee of any of the Corporation or any of its Subsidiaries or Vivendi or any of its Controlled Affiliates. Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

        3.12.    Approval of Certain Matters.

        (a)   Prior to the fifth anniversary of the Closing Date (as defined in the Business Combination Agreement), the approval of any of the following matters shall require, in addition to any approval required by law, (1) the affirmative vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set for in the Certificate of Incorporation) and (2) the affirmative vote of at least a majority of the Independent Directors:

          (i)    the declaration and payment of any dividend in respect to the capital stock of the Corporation; provided that, after the first anniversary of the Closing Date, the requirements of this Section 3.12 shall not apply to any dividend if, as of the record date of such dividend, the Corporation's Pro Forma Net Debt Amount does not exceed $400 million;

          (ii)   changing the Corporation's state of incorporation, other than in connection with any merger, business combination or similar transaction that is otherwise approved in accordance with the terms of the Certificate of Incorporation and these by-laws;

          (iii)  any transaction or agreement between the Corporation or any of its Subsidiaries, on the one hand, and Vivendi or any of its Controlled Affiliates, on the other hand, including any merger, business combination or similar transaction involving such parties;

          (iv)  waiver of the provisions of Section 203 of the DGCL with respect to any transaction involving Vivendi or any of its Controlled Affiliates;

          (v)   any change in the name of the Corporation, other than in connection with any merger, business combination or similar transaction that is otherwise approved in accordance with the terms of the Certificate of Incorporation and these by-laws;

          (vi)  any relocation of the Corporation's headquarters or principal offices to any location not in the Los Angeles, California area;

          (vii) the creation of any committee of the Board of Directors, other than those expressly described in Section 3.10, or the exception of such committee from the application of Section 3.10(d);

          (viii)  prior to the first occurrence of a Triggering Event, any increase in the size of the Board of Directors, except as otherwise required pursuant to Section 3.2(b) or Section 3.3(a);

          (ix)  the appointment or election of the Chief Financial Officer of the Corporation; or

          (x)   any amendment to the provisions of this Section 3.12 or Section 4.3 of these by-laws.

        As used herein, "Pro Forma Net Debt" means, with respect to any contemplated dividend by the Board of Directors, the excess, if any, of (A) the aggregate outstanding principal amount of indebtedness for money borrowed of the Corporation and its consolidated subsidiaries as of the date of the record date of such dividend, after giving pro forma effect to the incurrence of any indebtedness in connection with the payment of such dividend over (B) the aggregate amount of cash, cash equivalents and short-term investments of the Corporation and its consolidated subsidiaries as of the record date of such dividend, after giving pro forma effect to the payment of such dividend.

        (b)   Prior to [January 1, 2011](1), the approval of any of the following matters shall require (1) the affirmative vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation to the extent such rights are in effect) and (2) the affirmative vote of at least a majority of the Independent Directors:

(1)
January 1, 2011 to be replaced with 3rd anniversary of the Closing Date if deal closes after March 31, 2008.

          (i)    the termination, with or without cause, of the Chief Executive Officer; or

          (ii)   in the event the Chief Executive Officer resigns for "good reason" (as defined in the Chief Executive Officer's employment agreement with the Corporation), the appointment or election of a new Chief Executive Officer.

        (c)   Unless Vivendi's Voting Interest equals or exceeds 90%, the approval of any action that is designed to, or would have the immediate effect of, causing the Corporation to no longer satisfy the listing requirements of The Nasdaq Global Market, as then in effect, shall require (1) the affirmative vote of a majority of the votes present or otherwise able to be cast (giving effect to the voting rights of the Stockholder Designees set forth in the Certificate of Incorporation to the extent such rights are in effect) and (2) the affirmative vote of at least a majority of the Independent Directors; provided, however, this Section 3.12(c) shall not apply to (i) any action pursuant to which or after which (giving effect to all actions to be taken at the same time) the Corporation's common stock will be listed on another national securities exchange, (ii) any action subject to one or more of the other subsections of this Section 3.12 that has been approved by the Board of Directors as required herein, or (iii) any action that, pursuant to the DGCL or the Certificate of Incorporation, would require the approval of the stockholders of the Corporation.

        3.13.    English Language.    All meetings of the Board of Directors and the committees thereof, whether regular or special, will be conducted in the English language and all notices, consents, documents and other materials provided to the directors shall be written in English; provided that nothing herein shall preclude the Corporation from also providing or making available to directors copies of any such documents or materials translated into a foreign language; provided further in the event there is any discrepancies between the English and foreign language version of any notice, consent, proxy, document or any other material, the English version of such document shall prevail.

ARTICLE IV
OFFICERS

        4.1.    Officers, Title, Elections, Terms.

        (a)   The elected officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, and a Secretary, each of whom (subject to Section 3.12) shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board of Directors or otherwise as shall be specified by the Board of Directors at the time of such election and until their successors are elected and qualify.

        (b)   The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents, including without limitation, one or more Presidents, a Treasurer, a Chairman of the Board of Directors, one or more Vice Chairmen and one or more Vice Presidents, with such duties as the Board of Directors may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board of Directors or otherwise as shall be specified by the Board of Directors at the time of such election or appointment. Two or more offices may be held by the same person.

        (c)   Subject to Section 3.12, any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

        (d)   Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        (e)   Except as otherwise provided in Section 4.3, the salaries of all officers of the Corporation shall be fixed by the Board of Directors.

        4.2.    Removal of Elected Officers.    Subject to Section 3.12, any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

        4.3.    Chief Executive Officer.

        (a)   The Chief Executive Officer of the Corporation shall exercise such duties as customarily pertain to the office of Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He or she shall perform such other duties as prescribed from time to time by the Board of Directors or these by-laws.

        (b)   Without in any way limiting the generality of the foregoing, subject to Section 4.3(c) below, the Chief Executive Officer shall have the authority to:

          (i)    (A) prepare and draft the Corporation's annual strategic, financial and operating plans (collectively, "Annual Plans"), (B) implement Annual Plans that have been approved by the Board of Directors ("Approved Plans") and (C) make modifications to Approved Plans to the extent consistent with the Chief Executive Officer's authority as provided herein;

          (ii)   coordinate and manage operational and reporting issues with respect to the Corporation;

          (iii)  cause the Corporation to take any actions related to the expansion or contraction of the Corporation's businesses and/or business units, including restructuring, realigning, divesting or investing in any lines of business and/or business units; provided that, in each case, the Chief Executive Officer has provided the Board of Directors with a reasonable analysis of and explanation for such actions prior to taking such actions;

          (iv)  make decisions with respect to the approval or disapproval (e.g., "greenlighting" or "redlighting") of the Corporation's products and product lines;

          (v)   hire and fire employees of the Corporation (including the Chief Financial Officer, subject to approval by the Board of Directors as set forth in Section 3.12(a)(ix)) and determine their compensation; and

          (vi)  coordinate and manage the Corporation's investor relations activities.

        (c)   Notwithstanding the provisions of Section 4.3(a) or (b), (1) on an annual basis, the Chief Executive Officer shall prepare and submit Annual Plans for the review and approval of the Board of Directors and (2) without the prior approval of the Board of Directors, the Chief Executive Officer shall not:

          (i)    approve Annual Plans or implement any Annual Plans (other than Approved Plans); provided that, if the Board of Directors fails to approve any Annual Plan for any fiscal year, then during such fiscal year, unless and until such Annual Plan(s) are approved by the Board of Directors, the Chief Executive Officer shall have the authority to operate the businesses of the Corporation in a manner consistent with the Approved Plans for the prior fiscal year as if such Annual Plans were operative for the current fiscal year (subject to the terms of these by-laws);

          (ii)   (A) take any actions relating to the restructuring, realigning or divesting of the Blizzard business are not consistent with the Approved Plans then in effect or (B) make decisions with respect to the approval or disapproval (e.g., "greenlighting" or "redlighting") of Blizzard's products and product lines;

          (iii)  cause the Corporation or any of its subsidiaries to enter into any agreement with respect to any investment, acquisition, asset sale, incurrence of indebtedness for borrowed money, guarantee or any other agreement (including licenses and leases), in each case, that provides for payments by or to the Corporation or such subsidiary in excess of $30 million (other than to the extent contemplated by the Approved Plans then in effect);

          (iv)  cause the Corporation to issue any equity securities or instruments or securities convertible, exchangeable or exercisable for equity securities, including stock options, restricted stock grants and similar securities; or

          (v)   determine or change the compensation levels of (A) any person whose compensation is subject to the authority of the Compensation Committee as provided in such committee's charter as then in effect or (B) any employee of the Corporation whose annual compensation (excluding equity-based compensation) exceeds (or is proposed to exceed) $2 million per year.

        4.4.    Duties.    Except as otherwise provided in Section 4.3 above, the officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE V
CAPITAL STOCK

        5.1.    Stock Certificates.

        (a)   Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

        (b)   If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

        (c)   In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

        (d)   Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued.

        (e)   All certificates surrendered to the Corporation shall be cancelled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

        (f)    Notwithstanding the other provisions of this Section 5.1, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation may be uncertificated.

        5.2.    Record Ownership.    A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

        5.3.    Transfer of Record Ownership.    Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

        5.4.    Lost, Stolen or Destroyed Certificates.    Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

        5.5.    Transfer Agent; Registrar; Rules Respecting Certificates.    The Corporation may maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

        5.6.    Fixing Record Date for Determination of Stockholders of Record.    The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        5.7.    Dividends.    Subject to the provisions of the Certificate of Incorporation and Section 3.12 of these by-laws, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VI
SECURITIES HELD BY THE CORPORATION

        6.1.    Voting.    Unless the Board of Directors shall otherwise order, the Chief Executive Officer, any President and any Vice President, the Secretary or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

        6.2.    General Authorization to Transfer Securities Held by the Corporation.

        (a)   Any of the following officers, to wit: the Chief Executive Officer, any President, any Vice President and the Treasurer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

        (b)   Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

        7.1.    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (herein after an "indemnitee"), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

        7.2.    Right to Advancement of Expenses.    The right to indemnification conferred in Section 7.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, that an indemnitee shall repay, without interest, any amounts actually advanced to such indemnitee that, at the final disposition of the proceeding to which the advances related, were in excess of amounts paid or payable by such indemnitee in respect of expenses relating to, arising out of or resulting from such proceeding; and, provided, further, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

        7.3.    Right of Indemnitee to Bring Suit.    The rights to indemnification and to the advancement of expenses conferred in Section 7.1 and Section 7.2, respectively, shall be contract rights. If a claim under Section 7.1 or Section 7.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by (a) the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

        7.4.    Non-Exclusivity of Rights.    The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these by-laws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        7.5    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        7.6    Indemnification of Employees and Agents of the Corporation.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to indemnification and advancement of expenses of directors and officers of the Corporation.

        7.7    Nature of Rights.    The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VIII
MISCELLANEOUS

        8.1.    Signatories.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        8.2.    Seal.    The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

        8.3.    Notice and Waiver of Notice.    Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee of the Board is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

        8.4.    Amendment of By-Laws.    The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided, however, that Sections 2.3, 2.4, 2.6(a), 2.14, 3.2(b), 3.3, 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f), 3.12, 4.3 and Section 8.4 of these by-laws may be altered, amended or repealed only as provided in the Certificate of Incorporation.

        8.5.    Fiscal Year.    Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

Annex D

December 1, 2007

Members of the Board of Directors
Activision, Inc.
3100 Ocean Park Blvd.
Santa Monica, CA 90405

Members of the Board of Directors:

        We are pleased to confirm in writing the opinion provided orally to the Board of Directors of Activision, Inc., a corporation organized under the laws of Delaware ("Activision" or the "Company"), at its meeting held on December 1, 2007. We understand that the Company, Vivendi, S.A., a société anonyme organized under the laws of France. ("Vivendi"), VGAC, LLC, a limited liability company organized under the laws of the State of Delaware ("VGAC"), Vivendi Games, Inc., a Delaware corporation ("Games") and Sego Merger Corporation, a Delaware corporation ("Merger Sub") are entering into a Business Combination Agreement ("Agreement") whereby Vivendi and Activision desire to combine the respective businesses of Games and Activision by consummating the transactions set forth in the preamble of the Agreement (collectively, the "Transactions"). Capitalized terms used herein but not defined have the same meanings as set forth in the Agreement.

        As further described in the Agreement, the Transactions shall consist of the following:

          (a)   On the Closing Date, Vivendi shall purchase from Activision, at the Per Share Transaction Price, a number of newly issued shares of Activision Common Stock (the "Activision Common Stock") equal to (i) $1,731,000,000 divided by (ii) the Per Share Transaction Price (the "Share Purchase");

          (b)   Concurrent with the Share Purchase, Merger Sub shall be merged with and into Games pursuant to which (i) each share of Games Common Stock shall be converted into the right to receive a number of shares of Activision Common Stock equal to the Exchange Ratio and (ii) Games shall become a wholly-owned subsidiary of Activision (the "Acquisition" and, together with the Share Purchase, the "Combination Transaction"); and

          (c)   Within five Business Days after the Closing, pursuant to the terms of the Agreement and the Offer Documents, Activision shall commence a cash tender offer to purchase, at the Per Share Transaction Price, up to a number of shares of Activision Common Stock equal to the Maximum Amount (the "Tender Offer").

        As you know, Allen & Company LLC ("Allen") has been engaged by the Company to act as the financial advisor to the Board of Directors. In this connection, pursuant to our December 1, 2007 engagement letter agreement (the "Engagement Letter"), you have asked us to render our opinion that, taking into account the transactions contemplated by the Agreement as a whole, the Per Share Transaction Price of the Share Purchase, the Exchange Ratio and the Per Share Transaction Price of the Tender Offer are fair, from a financial point of view, to the Company and its stockholders. Pursuant to the Engagement Letter, Allen will be paid a fee upon delivery of this opinion to the Board of Directors of the Company, and such fee shall be creditable against any Transaction Fee (as defined below) subsequently paid to Allen. Contingent upon the consummation of both the Acquisition and Share Purchase components of the Transactions, the Company shall pay to Allen a further cash fee (the "Transaction Fee"). The Company has also agreed to reimburse Allen's expenses and indemnify Allen against certain liabilities arising out of such engagement.

        Allen, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Except as described herein, Allen does not have and has not had any material relationships involving the payment or receipt of compensation between Allen and the Company, Vivendi and, to our knowledge, any of their respective affiliates during the last two years. In the ordinary course of its business as a broker-dealer and market maker, Allen may have long or short positions, either on a discretionary or nondiscretionary basis, for its own account or for those of its clients, in the debt and equity securities (or related derivative securities) of the Company, Vivendi and any of their respective affiliates.

        Our opinion as expressed herein reflects and gives effect to our general familiarity with the Company and Games as well as information which we received during the course of this assignment, including information provided by senior management of the Company and Games in the course of discussions relating to this engagement. In arriving at our opinion, we neither conducted a physical inspection of the properties and facilities of the Company or Games nor made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Games, or conducted any analysis concerning the solvency of the Company or Games.

        In rendering our opinion, we have relied upon and assumed with your consent the accuracy and completeness of all of the financial, accounting, tax and other information that were available to us from public sources, that was provided to us by the Company or Games or their respective representatives, or that was otherwise reviewed by us. With respect to financial projections provided to us by the Company and Games, we have assumed with your consent that they have been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of the Company and Games, respectively, as to the future operating and financial performance of the Company and Games, respectively. We assume no responsibility for and express no view or opinion as to such forecasts or the assumptions on which they are based.

        We have assumed that the Transactions will be consummated in accordance with the terms and conditions set forth in the draft Agreement and the draft agreements ancillary thereto that we have reviewed.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusions expressed in this opinion and that we assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        In arriving at our opinion, we have among other things:

          (i)    reviewed and analyzed the terms and conditions of the Transactions, including the draft Agreement and the draft agreements ancillary thereto (none of which prior to the delivery of this opinion has been executed by the parties);

          (ii)   reviewed trends in the interactive entertainment industry including, but not limited to, massively multiplayer online games;

          (iii)  reviewed public financial information with respect to both the Company and Games;

          (iv)  reviewed public financial and transaction information involving companies both in the interactive entertainment sector as well as in the broader entertainment industry, which Allen deemed to be comparable to the Company and Games as well as transaction information with respect to comparable business combination transactions;

          (v)   reviewed public financial and transaction information involving companies who have engaged in self-tender offers;

          (vi)  reviewed and analyzed the present financial condition and business prospects of both the Company and Games obtained from meetings and conversations with both companies' senior management;

          (vii) reviewed historical and projected business information and financial results of the Company and Games obtained from meetings and conversations with both companies' senior management;

          (viii)  reviewed and analyzed the trading history of the Company's common stock and certain comparable companies;

          (ix)  utilized our familiarity, developed in the course of serving as financial advisor to the Company (and also developed in connection with the negotiation of the Transactions), with the Company's business and prospects, as well as prevailing trends in the markets in which the Company and Games compete;

          (x)   conferred with the management team of the Company with respect to the proposed Transactions;

          (xi)  reviewed and analyzed the prospective value of the Activision Common Stock as of the Closing of the Combination Transaction and immediately following the completion of the Tender Offer;

          (xii) reviewed information obtained from meetings with senior management of both the Company and Games; and

          (xiii)  conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

        It is understood that this opinion was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transactions. Allen consents to the inclusion of this opinion in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Transactions.

        This opinion does not constitute a recommendation as to what course of action the Board of Directors or the Company should pursue in connection with the Transactions, or otherwise address the merits of the underlying decision by the Company to engage in the Transactions. We express no opinion as to the price at which any share of capital stock of the Company will trade either before or after the Transactions. We do not express an opinion about the fairness of any compensation payable to any of the Company's insiders in connection with the Transactions, relative to the compensation payable to the Company's public stockholders.

        We do not express any opinion as to any tax or other consequences that might result from the Transactions, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. For the purposes of our opinion, we have assumed with your consent that all governmental, regulatory or other consents necessary for the consummation of the Transactions as contemplated by the Agreement will be obtained without any adverse effect on the Company.

        Our opinion is limited to the fairness, as of the date hereof, from a financial point of view, to the Company and its stockholders, of the Per Share Transaction Price of the Share Purchase, the Exchange Ratio and the Per Share Transaction Price of the Tender Offer, taking into account the transactions contemplated by the Agreement as a whole.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, taking into account the transactions contemplated by the Agreement as a whole, the Per Share Transaction Price of the Share Purchase, the Exchange Ratio and the Per Share Transaction Price of the Tender Offer are fair, from a financial point of view, to the Company and its stockholders.

Very truly yours,
ALLEN & COMPANY LLC
By:	/s/ NANCY B. PERETSMAN Nancy B. Peretsman Managing Director

Annex E

VOTING AND LOCK-UP AGREEMENT

        THIS VOTING AND LOCK-UP AGREEMENT, dated as of December 1, 2007 (this "Agreement"), is by and among VIVENDI S.A., a societe anonyme organized under the laws of France ("Vivendi"), ACTIVISION, INC., a Delaware corporation ("Activision"), and MR. ROBERT A. KOTICK, an individual ("Management Stockholder").

RECITALS

        WHEREAS, concurrently with the execution of this Agreement, Vivendi, VGAC LLC, a limited liability company organized under the laws of the State of Delaware, Vivendi Games, Inc., a Delaware corporation and wholly owned subsidiary of Vivendi ("Games"), Activision and Sego Merger Corporation, a Delaware corporation and wholly owned subsidiary of Activision ("Merger Sub"), are entering into a Business Combination Agreement, dated as of the date hereof (the "Combination Agreement"), which provides for, among other things, the combination of the respective businesses of Activision and Games upon the terms and subject to the conditions set forth therein;

        WHEREAS, Management Stockholder is the record holder of such number of outstanding shares, par value $0.000001 per share, of Activision ("Activision Common Stock") as is listed on Schedule 1 attached hereto (the "Current Shares");

        WHEREAS, as a condition to its willingness to enter into the Combination Agreement, Vivendi has required that Management Stockholder execute and deliver this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

        1.    Definitions.

        (a)   For purpose of this Agreement, the following terms shall have the meanings set forth below:

        "Applicable Securities" means, with respect to any Registration Statement, the Registrable Securities identified in the Demand Notice or Piggyback Notice relating to such Registration Statement, and any Registrable Securities which any other Electing Holder is entitled to, and requests, be included in such registration statement within 20 days after receiving such notice.

        "Commission" means the Securities and Exchange Commission.

        "Demand Registration" means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 6.1 hereof.

        "Demand Registration Statement" means a registration statement filed under the Securities Act by Activision pursuant to the provisions of Section 6.1 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

        "Effectiveness Period" means, with respect to any Registration Statement, the period during which such Registration Statement is effective.

        "Electing Holder" means, with respect to any Registration, each stockholder that is entitled and elects to sell Registrable Securities pursuant to such Registration.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "NASD" means the National Association of Securities Dealers, Inc.

        "NASD Rules" means the Rules of the NASD, as amended from time to time.

        "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

        "Piggyback Demand Registration" means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 6.2 hereof.

        "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Securities covered by a Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Activision under the Exchange Act and incorporated by reference therein.

        "Registrable Securities" means any Common Stock or other securities acquired by Management Stockholder from Activision other than any such securities that are Unrestricted Securities.

        "Registration" means a Demand Registration or Piggyback Registration.

        "Registration Expenses" means all expenses incident to Activision's performance of its obligations in respect of any Registration of Registrable Securities pursuant to this Agreement, including but not limited to all registration, filing and NASD fees, fees of any stock exchange upon which the Registrable Securities are listed, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Activision and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by Activision against liabilities arising out of the public offering of Registrable Securities being registered; provided, however, that notwithstanding the foregoing Registration Expenses shall not include any fees and disbursements of counsel retained by Management Stockholder, underwriters, selling brokers or similar professionals or any transfer taxes or underwriting discounts, fees or commissions relating to the sale of the Registrable Securities.

        "Registration Statement" means a registration statement filed by Activision with the Commission under the Securities Act pursuant to the provisions of Section 6.1 or 6.2 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" shall mean (i) all issued and outstanding shares of Activision Common Stock owned of record or beneficially by Management Stockholder as of the date of this Agreement; and (ii) all additional shares of Activision Common Stock that Management Stockholder purchases or otherwise acquires beneficial ownership of (including pursuant to the exercise of any options or other securities) during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 12.

        "Subject Securities" shall mean (i) those securities set forth on Schedule 1 hereto; and (ii) all additional securities of Activision (including all additional Shares and all additional options, warrants and other rights to acquire Shares) that Management Stockholder purchases or otherwise acquires beneficial ownership of during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 12.

        "Transfer" shall mean, with respect to any Subject Security, any direct or indirect (i) offer, sale, contract to sell, sale of option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan, redemption, tender, cash-out or other transfer or disposition, (ii) pledge, grant of lien, preemptive right, security interest, claim, charge or other encumbrance, or (iii) entering into any agreement or commitment providing for any of the foregoing.

        "Unrestricted Security" means any Registrable Security that (i) has been offered and sold pursuant to a registration statement that has become effective under the Securities Act, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances after which such Registrable Securities became freely transferable without registration under the Securities Act and any legend relating to transfer restrictions under the Securities Act has been removed or (iii) is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto).

        "Voting Shares" shall mean all issued and outstanding Shares owned of record or beneficially by Management Stockholder or over which Management Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at, the special meeting of the stockholders of Activision called for the purpose of voting on the matters referred to in Section 3, or (ii) to take action by written consent of the stockholders of Activision with respect to the matters referred to in Section 3. Management Stockholder agrees that any shares of capital stock of Activision that Management Stockholder purchases or over which Management Stockholder exercises voting power during the period from the date of this Agreement through the earlier of the Closing Date and the date of termination of this Agreement pursuant to Section 11 shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Voting Shares on the date hereof.

        (b)   For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Combination Agreement.

        2.    Representations of Management Stockholder.

        (a)   Management Stockholder hereby represents and warrants to Vivendi as follows:

          (i)    Management Stockholder is the record and beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the Current Shares.

          (ii)   As of the date hereof, Management Stockholder is not the record or beneficial owner of any shares of Activision Common Stock or other voting securities of Activision, other than the Current Shares, and, except as set forth on Schedule 1 attached hereto, Management Stockholder holds no options to purchase or rights to subscribe for or otherwise acquire any securities of Activision, including without limitation any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Activision Common Stock or any securities convertible into or exchangeable for any shares of Activision Common Stock or obligating Activision to grant, issue, extend or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and has no other interest in or voting rights with respect to any such securities of Activision.

          (iii)  Management Stockholder has all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (iv)  This Agreement has been duly executed and delivered by Management Stockholder and, assuming due execution and delivery of this Agreement by Vivendi, constitutes a valid and binding agreement of Management Stockholder, enforceable against Management Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          (v)   Other than as required or permitted by this Agreement, the Current Shares and other Subject Securities listed on Schedule 1 hereto are now and shall at all times during this Agreement be owned as set forth on Schedule 1, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Subject Securities in any such case that would, individually or in the aggregate, reasonably be expected to materially impair the ability of Management Stockholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the Subject Securities other than this Agreement.

          (vi)  The execution and delivery of this Agreement by Management Stockholder and the performance by Management Stockholder of its obligations hereunder will not (including with or without due notice or lapse of time or both):

            (1)   require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

            (2)   result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Management Stockholder is a party or by which Management Stockholder or any of his assets is bound that would, individually or in the aggregate, reasonably be expected to materially impair the ability of Management Stockholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

            (3)   violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Management Stockholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Management Stockholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

          (vii) Management Stockholder understands and acknowledges that Vivendi is entering into the Combination Agreement in reliance upon Management Stockholder's execution, delivery and performance of this Agreement.

        (b)   Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

        3.    Agreement to Vote Shares.    During the period commencing on the date hereof and continuing until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms, Management Stockholder agrees to: (i) appear (in person or by proxy) at any annual or special meeting of the stockholders of Activision for the purpose of obtaining a quorum; and (ii) vote (or, if requested, execute proxies with respect to), or execute a written consent or consents if stockholders of Activision are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of Activision, all Voting Shares: (a) in favor of approval of the Combination Agreement and the transactions contemplated thereby at every meeting (or in connection with any action by written consent) of the stockholders of Activision at which such matters are considered and at every adjournment or postponement thereof; (b) against (1) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Activision under the Combination Agreement or of Management Stockholder under this Agreement and (2) any Activision Acquisition Proposal. Notwithstanding the foregoing, Management Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Voting Shares with respect to any matter not covered by this Section 3 in any manner he deems appropriate; provided, that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transactions contemplated by the Combination Agreement.

        4.    Representations of Vivendi.    Vivendi hereby represents and warrants to Management Stockholder that:

        (a)   Vivendi is a corporation duly organized, validly existing and in good standing under the laws of France and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

        (b)   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of Vivendi are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Vivendi and is a valid and binding agreement of Vivendi enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

        (c)   The execution, delivery and performance by Vivendi of this Agreement and the consummation by Vivendi of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both):

          (i)    contravene or conflict with the certificate of incorporation or the bylaws (or similar organizational documents) of Vivendi;

          (ii)   require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party;

          (iii)  result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Vivendi is a party or by which Vivendi or any of its assets may be bound that would, individually or in the aggregate, reasonably be expected to materially impair the ability of Vivendi to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

          (iv)  violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Vivendi in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Vivendi to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

        5.    Restrictions on Transfer.

        (a)   Subject to the terms of this Agreement, for a period beginning on the date hereof and continuing until the earlier of the Closing and the termination of this Agreement in accordance with its terms (the "Voting Period"), Management Stockholder agrees that, without the prior written consent of Vivendi, he shall not: (i) Transfer any Subject Securities or Management Stockholder's voting or economic interest therein, (ii) grant any proxies, options or rights of first offer or refusal with respect to any of the Subject Securities, or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Subject Securities.

        (b)   Subject to the terms of this Agreement, for a period beginning on the Closing Date and continuing until the date which is 120 days after the Closing Date (the "Lock-Up Period"), Management Stockholder agrees that, without the prior written consent of Vivendi, he shall not: (i) Transfer (including pursuant to the Tender Offer) any Subject Security or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Security, whether any such transaction described in clause (i) or (ii) of this Section 5(b) is to be settled by delivery of Activision Common Stock or such other securities, in cash or otherwise.

        (c)   Notwithstanding the foregoing, the provisions of Sections 5(a) and (b) shall not apply to Transfers of Subject Securities by gift, will or intestacy, including, without limitation, transfers by gift, will or intestacy to family members of Management Stockholder or to a settlement or trust established under the laws of any country (a "Permitted Transfer"); provided, that in the event of any Permitted Transfer, the transferee shall enter into an agreement substantially in the form hereof (or a joinder hereto in a form reasonably satisfactory to Vivendi) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer, Management Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants hereunder or thereunder. Management Stockholder also agrees and consents to the entry of stop transfer instructions with Activision's transfer agent and registrar against the transfer of the undersigned's Subject Securities except in compliance with the terms hereof.

        (d)   Notwithstanding the foregoing, Vivendi and Management Stockholder agree that, during the Lock-Up Period, Management Stockholder may, without the prior written consent of Vivendi, sell Subject Securities during the Lock-Up Period as follows:

          (i)    Management Stockholder may Transfer (including pursuant to the Tender Offer) up to 33 1/3% of the Current Shares; and

          (ii)   Management Stockholder may Transfer (including pursuant to the Tender Offer) up to 33 1/3% of the Subject Securities (other than the Current Shares) that are owned by Management Stockholder on the Closing Date (which percentage shall be calculated based on the number of Shares issuable upon exercise or otherwise underlying or in respect of such Subject Securities).

        6.    Registration Rights.

        6.1.    Demand Registration.

        (a)   Following the Lock-Up Period, Management Stockholder shall have the right, subject to the terms of this Agreement, to require Activision to register for offer and sale under the Securities Act all or a portion of the Registrable Securities then owned by Management Stockholder subject to the requirements and limitations in this Section 6.1. In order to exercise such right, Management Stockholder must give written notice to Activision (a "Demand Notice") requesting that Activision register under the Securities Act the offer and sale of Registrable Securities (i) having a market value on the date the Demand Notice is received (the "Demand Date") of at least $50 million based on the then prevailing market price, or (ii) representing all of the Registrable Securities then held by Management Stockholder. Upon receipt of the Demand Notice, Activision shall (i) promptly notify such other Persons as may be entitled to participate in such sale of the receipt of such Demand Notice, (ii) prepare and file with the Commission as soon as practicable and in no event later than 90 days after the Demand Date a Demand Registration Statement relating to the offer and sale of the Applicable Securities on any available form agreed to by the Management Stockholder and Activision for which Activision then qualifies (which may include a "shelf" Registration Statement under Rule 415 promulgated under the Securities Act solely for use in connection with delayed underwritten offerings under Rule 415 promulgated under the Securities Act) and (iii) use reasonable efforts to cause such Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable. Activision shall use reasonable efforts to have each Demand Registration Statement remain effective until the earlier of (i) one year (in the case of a shelf Demand Registration Statement) or 60 days (in the case of any other Demand Registration Statement) from the Effective Time of such Registration Statement and (ii) such time as all of the Applicable Securities have been disposed of by the Electing Holders.

        (b)   Activision shall have the right to postpone (or, if necessary or advisable, withdraw) the filing, or to delay the effectiveness, of a Registration Statement or offers and sales of Applicable Securities registered under a shelf Demand Registration Statement if a majority of the Independent Directors (as defined in Activision's bylaws) of Activision determines in good faith that the sale of Registrable Securities covered by such Registration Statement (i) would interfere with any pending financing, acquisition, corporate reorganization or other corporate transaction involving Activision or any of its Subsidiaries, (ii) would require disclosure of any event or condition that such directors determine would be disadvantageous for Activision to disclose and which Activision is not otherwise required to disclose at such time, or (iii) would otherwise be materially detrimental to Activision and its Subsidiaries, taken as a whole, and furnishes to the Electing Holders a copy of a resolution of such Independent Directors setting forth such determination; provided, however, that no single postponement shall exceed 120 days in the aggregate. Activision shall advise the Electing Holders of any such determination as promptly as practicable.

        (c)   Notwithstanding anything in this Section 6.1, Activision shall not be obligated to take any action under this Section 6.1:

          (i)    with respect to more than two (2) Demand Registration Statements relating to underwritten offerings which have become effective and which covered all the Registrable Securities requesting to be included therein; or

          (ii)   with respect to more than two (2) Demand Registration Statements which have become and remained effective as required by this Agreement in a twenty-four month period.

        (d)   Activision may include in any registration requested pursuant to Section 6.1(a) hereof other securities for sale for its own account or for the account of another Person, subject to the following sentence. In connection with an underwritten offering, if the managing underwriter advises Activision and the Electing Holders that in its good faith view the number of securities requested to be registered exceeds the maximum number which can be sold in such offering without materially adversely affecting the pricing, timing or likely success of the offering (with respect to any offering, the "Maximum Number"), Activision shall include such Maximum Number in such Registration Statement as follows: (i) first, the Applicable Securities requested to be registered by Management Stockholder, (ii) second, the Applicable Securities requested to be included by any other Electing Holders, if any, (iii) third, any securities proposed to be included by Activision and (iv) fourth, any other securities requested to be included in such Registration Statement. For purposes of this Agreement, an "underwritten offering" shall be an offering pursuant to which securities are sold to a broker-dealer or other financial institution or group thereof for resale by them to investors.

        (e)   Management Stockholder shall have the right to withdraw his Demand Notice (in which case such Demand Notice shall be deemed never to have been given for purposes of Section 6.1(a) or Section 6.1(c)) (i) at any time prior to the time the Demand Registration Statement has been declared or becomes effective if Management Stockholder reimburses Activision for the reasonable out-of-pocket expenses incurred by it prior to such withdrawal in effecting such Registration, (ii) upon the issuance by the Commission or any court or other governmental agency or authority of a stop order, injunction or other order which prohibits or interferes with such Registration, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than as a result of default by Management Stockholder, or (iv) if Activision exercises any of its rights under Section 6.1(b) of this Agreement. If Management Stockholder withdraws a Demand Notice pursuant to this Section 6.1(e) and Activision nevertheless decides to continue with the Registration as to securities other than the Applicable Securities, then Management Stockholder shall be entitled to participate in such Registration pursuant to Section 6.2 hereof, but in such case the Intended Offering Notice must be given to Management Stockholder at least 10 business days prior to the anticipated filing date of the Registration Statement and Management Stockholder shall be required to give the Piggyback Notice no later than five (5) business days after Activision's delivery of such Intended Offering Notice.

        (f)    If any Registration pursuant to this Section 6.1 shall relate to an underwritten offering, Management Stockholder and Activision shall select a joint lead managing underwriter reasonably acceptable to the other party, which consent shall not be unreasonably withheld, conditioned or delayed, and the right of any other stockholder to participate therein shall be conditioned upon such stockholder's participation in the underwriting agreements and arrangements required by this Agreement.

        6.2.    Piggyback Registrations.

        (a)   Following the Lock-Up Period, if at any time Activision intends to file on its behalf or on behalf of any holder of its securities a Registration Statement under the Securities Act in connection with a public offering of any securities of Activision (other than a registration statement on Form S-8 or Form S-4 or their successor forms), then Activision shall give written notice of such intention (an "Intended Offering Notice") to Management Stockholder at least 10 business days prior to the date such Registration Statement is filed. Such Intended Offering Notice shall offer to include in such Registration Statement for offer to the public the number or amount of Registrable Securities as Management Stockholder may request, subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, and any proposed managing underwriter or underwriters of such securities. If Management Stockholder elects to have his Registrable Securities offered and sold pursuant to such Registration Statement, he shall so advise Activision in writing (such written notice from Management Stockholder being a "Piggyback Notice") not later than seven (7) business days after the date on which Management Stockholder received the Intended Offering Notice, setting forth the number of Registrable Securities that

Management Stockholder desires to have offered and sold pursuant to such Registration Statement. Upon the request of Activision, Management Stockholder shall enter into such underwriting, custody and other agreements as shall be customary in connection with registered secondary offerings or necessary or appropriate in connection with the offering. Management Stockholder shall be permitted to withdraw all or part of his Applicable Securities from any Registration pursuant to this Section 6.2 at any time prior to the sale thereof (or, if applicable, the entry into a binding agreement for such sale). If any Registration pursuant to this Section 6.2 shall relate to an underwritten offering, the right of Management Stockholder to participate therein shall be conditioned upon Management Stockholder's participation in the underwriting agreements and arrangements required by this Agreement.

        (b)   In connection with an underwritten offering, if the managing underwriter or underwriters advise Activision that in its or their good faith view the number of securities proposed to be registered exceeds the Maximum Number with respect to such offering, Activision shall include in such Registration such Maximum Number as follows: (i) first, the securities that Activision proposes to sell, and (ii) second, the Applicable Securities requested to be included in such Registration pro rata among such other holders of securities of Activision who have requested that their securities be included in such Registration Statement and who hold contractual registration rights with respect to such securities, based on the respective amount of Applicable Securities owned by them.

        (c)   The rights of Management Stockholder pursuant to Section 6.1 hereof and this Section 6.2 are cumulative, and the exercise of rights under one such Section shall not exclude the subsequent exercise of rights under the other such Section (except to the extent expressly provided otherwise herein). Notwithstanding anything herein to the contrary, Activision may abandon and/or withdraw any registration as to which rights under Section 6.2 may exist (or have been exercised) at any time and for any reason without liability hereunder. In such event, Activision shall notify Management Stockholder. No Registration of Registrable Securities effected pursuant to a request under this Section 6.2 shall be deemed to be, or shall relieve Activision of its obligation to effect, a Registration upon request under Section 6.1 hereof. Activision may enter into other registration rights agreements; provided, however, that the rights and benefits of a holder of securities of Activision with respect to registration of such securities as contained in any such other agreement shall not be inconsistent with, or adversely affect, the rights and benefits of holders of Registrable Securities as contained in this Agreement.

        6.3.    Registration Procedures.    In connection with a Registration Statement, the following provisions shall apply:

        (a)   Management Stockholder shall in a timely manner (i) deliver to Activision and its counsel a duly completed copy of any form of notice and questionnaire reasonably requested by Activision and (ii) provide Activision and its counsel with such other information as to himself as may be reasonably requested by Activision in connection with Activision's obligations under federal and state securities laws.

        (b)   Activision shall furnish to Management Stockholder, prior to the Effective Time, a copy of the Registration Statement initially filed with the Commission, and shall furnish to Management Stockholder copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

        (c)   Activision shall promptly take such action as may be reasonably necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the period during which Activision is required to keep a Registration Statement continuously effective under Section 6.1(a) (other than any period during which it is entitled and elects to postpone offers and sales under Section 6.1(b) (each, a "Postponement Period")) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Activision shall, promptly upon learning thereof, advise Management Stockholder, and shall confirm such advice in writing if so requested by any Management Stockholder:

          (i)    when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii)   of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

          (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

          (iv)  of the receipt by Activision of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose;

          (v)   following the effectiveness of any Registration Statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to Management Stockholder to suspend the use of the Prospectus until the requisite changes have been made which instruction Management Stockholder agrees to follow); and

          (vi)  if at any time any of the representations and warranties of Activision contemplated by paragraph (l) below cease to be true and correct or will not be true and correct as of the closing date for the offering.

        (e)   Activision shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

        (f)    Activision shall furnish to Management Stockholder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if Management Stockholder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

        (g)   Activision shall, during the period during which Activision is required to keep a Registration Statement continuously effective under Section 6.1(a) or elects to keep effective under Section 6.2(a), deliver to Management Stockholder and any managing underwriter or agent, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto and other documents as they may reasonably request to facilitate the distribution of the Registrable Securities; and Activision consents (except during the continuance of any event described in Section 6.3(d)(v) hereof) to the use of the Prospectus, with any amendment or supplement thereto, by Management Stockholder and any managing underwriter or agent in connection with the offering and sale of the Applicable Securities covered by the Prospectus and any amendment or supplement thereto during such period.

        (h)   Prior to any offering of Applicable Securities pursuant to the Registration Statement, Activision shall (i) use reasonable efforts to cooperate with Management Stockholder and his counsel in connection with the registration or qualification of such Applicable Securities for offer and sale under any applicable securities or "blue sky" laws of such jurisdictions within the United States as Management Stockholder may reasonably request, (ii) use reasonable efforts to keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which Activision is required to keep a Registration Statement continuously effective under Section 6.1(a) or elects to keep effective under Section 6.2(a) and (iii) take any and all other actions reasonably requested by Management Stockholder which are necessary or advisable to enable the disposition in such jurisdictions of such Applicable Securities; provided, however, that nothing contained in this Section 6.3 (h) shall require Activision to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.3(h) or (B) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject.

        (i)    Activision shall, if requested by Management Stockholder, use commercially reasonable efforts to cause all such Applicable Securities to be sold pursuant to the Registration Statement to be listed on any securities exchange or automated quotation service on which securities of Activision are listed or quoted.

        (j)    Activision shall cooperate with Management Stockholder to facilitate the timely preparation and delivery of certificates representing Applicable Securities to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any securities exchange or automated quotation service on which any securities of Activision are listed and quoted, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Management Stockholder or any managing underwriter or agent may request in connection with the sale of Applicable Securities pursuant to the Registration Statement.

        (k)   Upon the occurrence of any fact or event contemplated by Section 6.3(d)(v) hereof, Activision shall promptly prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, after such amendment or supplement, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that Activision shall not be required to take any such action during a Postponement Period (but it shall promptly thereafter). In the event that Activision notifies Management Stockholder of the occurrence of any fact or event contemplated by Section 6.3(d)(v) hereof, Management Stockholder agrees, as a condition of the inclusion of any of Management Stockholder's Applicable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

        (l)    Activision shall, together with Management Stockholder, enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take all other reasonable and appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially similar to those set forth in Section 6.5 hereof with respect to all parties to be indemnified pursuant to Section 6.5 hereof. In addition, in such agreements, Activision will make such representations and warranties to Management Stockholder and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary equity offerings. Management Stockholder shall be party to such agreements and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Activision to and for the benefit of such underwriters shall also be made to and for the benefit of Management Stockholder to the extent applicable. Management Stockholder shall not be required to make any representations or warranties to or agreements with Activision or the underwriters or agents other than representations, warranties or agreements relating to Management Stockholder, his Registrable Securities (including ownership and title) and his intended method of distribution or any other representations required by law or reasonably requested by the underwriters.

        (m)  If requested by the managing underwriter in any underwritten offering, Activision and Management Stockholder will agree to such limitations on sale, transfer, short sale, hedging, option, swap and other transactions relating to any securities of Activision or convertible or exchangeable for securities of Activision (including any sales under Rule 144 of the Securities Act), and public announcements relating to the foregoing as are then customary in underwriting agreements for registered underwritten offerings; provided, however, that such limitations shall not continue beyond the 90th day after the effective date of the Registration Statement in question or, if later, the commencement of the public distribution of securities to the extent timely notified in writing by the managing underwriters.

        (n)   Activision shall use commercially reasonable efforts to:

          (i)    (A) make reasonably available for inspection by Management Stockholder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other professional retained by Management Stockholder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Activision and its subsidiaries, and (B) cause Activision's officers, directors and employees to participate in road shows or other customary marketing activities and to supply all information reasonably requested by Management Stockholder or any such underwriter, attorney, accountant or professional in connection with the Registration Statement as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated by Activision, in good faith, as confidential shall be kept confidential by Management Stockholder and any such underwriter, attorney, accountant or agent, unless such disclosure is required in connection with a court proceeding after such advance notice to Activision (to the extent practicable in the circumstances) so as to permit Activision to contest the same, or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of Management Stockholder and the other parties entitled thereto by one counsel designated by and on behalf of Management Stockholder and such other parties;

          (ii)   in connection with any underwritten offering, obtain opinions of counsel to Activision (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters) addressed to the underwriters, covering the matters customarily covered in opinions requested in secondary underwritten offerings of equity securities, to the extent reasonably required by the applicable underwriting agreement;

          (iii)  in connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of Activision (and, if necessary, from the independent public accountants of any Subsidiary of Activision or of any business acquired by Activision for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to Management Stockholder (if Management Stockholder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings of equity securities;

          (iv)  in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by Management Stockholder and the underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by Activision; and

          (v)   use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

        (o)   Not later than the effective date of the applicable Registration Statement, Activision shall provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

        (p)   Activision shall cooperate with Management Stockholder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

        (q)   As promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus, Activision shall provide copies of such document to counsel for Management Stockholder and to the managing underwriters and agents, if any.

        (r)   Activision shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

        (s)   Activision shall use reasonable best efforts to take all other steps necessary to effect the timely registration, offering and sale of the Applicable Securities covered by the Registration Statements contemplated hereby.

        6.4.    Registration Expenses.    Activision shall bear all of the Registration Expenses and all other expenses incurred by it in connection with the performance of its obligations under this Agreement. Management Stockholder shall bear all other expenses relating to any Registration or sale in which Management Stockholder participates, including without limitation the fees and expenses of counsel and any applicable underwriting discounts, fees or commissions.

        6.5.    Indemnification and Contribution.

        (a)   Upon the Registration of Applicable Securities pursuant to Section 6.1 or Section 6.2 hereof, Activision shall indemnify and hold harmless Management Stockholder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities, and each of their respective officers and directors and each person who controls such underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Applicable Securities are to be registered under the Securities Act, or any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Activision hereby agrees to reimburse such Indemnified Person for any reasonable and documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Activision shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to Activision by such Indemnified Person or its agent expressly for use therein; and provided, further, that Activision shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon the use of any Prospectus after such time as Activision has advised Management Stockholder in writing that a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented.

        (b)   Management Stockholder agrees, as a consequence of the inclusion of any of his Applicable Securities in such Registration Statement, and shall cause each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities to agree, as a consequence of facilitating such disposition of Applicable Securities, severally and not jointly, to indemnify and hold harmless Activision, its directors and officers and each person, if any, who controls Activision within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which Activision or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Activision by Management Stockholder, underwriter, selling agent or other securities professional, as applicable, expressly for use therein; provided, however, that notwithstanding anything herein to the contrary the maximum aggregate amount that Management Stockholder shall be required to pay pursuant to this Section 6.5 in respect of any Registration shall be the net proceeds received by Management Stockholder from sales of Registrable Securities pursuant to such Registration.

        (c)   Promptly after receipt by any Person entitled to indemnity under Section 6.5(a) or (b) hereof (an "Indemnitee") of any notice of the commencement of any action or claim, such Indemnitee shall, if a claim in respect thereof is to be made against any other person under this Section 6.5 (an "Indemnitor"), notify such Indemnitor in writing of the commencement thereof, but the omission so to notify the Indemnitor shall not relieve it from any liability which it may have to any Indemnitee except to the extent the Indemnitor is actually prejudiced thereby. In case any such action shall be brought against any Indemnitee and it shall notify an Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnitor similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee (which shall not be counsel to the Indemnitor without the consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed). After notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor shall not be liable to such Indemnitee under this Section 6.5 or otherwise for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof (other than reasonable costs of investigation) unless the Indemnitee shall have been advised by counsel that representation of the Indemnitee by counsel provided by the Indemnitor would be inappropriate due to actual or potential conflicting interests between the Indemnitee and the Indemnitor, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to

Indemnitor; provided, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate counsel at any time for all Indemnitees, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action. No Indemnitor shall, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee. No indemnification shall be available in respect of any settlement of any action or claim effected by an Indemnitee without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

        (d)   If the indemnification provided for in this Section 6.5 is unavailable or insufficient to hold harmless an Indemnitee under Section 6.5(a) or Section 6.5(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5(d) were determined solely by pro rata allocation (even if Management Stockholder or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in this Section 6.5(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of Management Stockholder and any underwriters, selling agents or other securities professionals in this Section 6.5(d) to contribute shall be several in proportion to the percentage of Applicable Securities registered or underwritten, as the case may be, by them and not joint.

        7.    Additional Covenant of Management Stockholder.    Management Stockholder shall notify Vivendi of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in Section 2 hereof.

        8.    Expenses.    Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

        9.    Fiduciary Duties.    Nothing contained herein shall limit or affect any actions taken by Management Stockholder or any person or entity controlling or under the control of Management

Stockholder of the types described in the Combination Agreement (including Sections 6.3 and 6.4 thereof) in response to a Activision Acquisition Proposal, to the extent that Activision is permitted to take such actions under the Combination Agreement and provided that Management Stockholder acts in accordance with any requirement set forth in the Combination Agreement, nor shall anything contained herein limit or affect any actions taken by Management Stockholder or any other person in his capacity as a director of Activision, and none of such actions taken in accordance with the provisions of this Section 9 or in accordance with the provisions of the Combination Agreement shall be deemed to constitute a breach of this Agreement.

        10.    Specific Performance.    Each party hereto acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance herewith or were otherwise breached. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such breach and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

        11.    Successors and Assigns.    This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable. This Agreement shall not be assignable without the written consent of the other party hereto, except that Vivendi may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.

        12.    Termination.    This Agreement will terminate automatically, without any action on the part of any party hereto, on the earlier of (a) the termination of the Combination Agreement pursuant to its terms prior to the Closing; (b) at any time by mutual agreement between Vivendi and Management Stockholder; and (c) the date that is 120 days after the Closing Date; provided, however, the provisions of Section 6 of this Agreement shall survive until the earlier of (i) Management Stockholder's Registrable Securities becoming transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto) and (ii) the first occurrence of a Termination Event (as defined in the Amended and Restated Bylaws of Activision in effect after the consummation of the transactions contemplated by the Combination Agreement).

        13.    Entire Agreement.    This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        14.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

        15.    Jurisdiction; Waiver of Venue.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties agrees further to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (iv) any right to a trial by jury.

        16.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made by a party hereto only upon receipt by the receiving party at the following addresses (if mailed) or the following telecopy numbers (if delivered by facsimile), or at such other address or telecopy number for a party as shall be specified by like notice:

          (a)   if to Vivendi, to

        Vivendi S.A.
        42, avenue de Friedland
        75380 Paris cedex 08
        Attention: Frédéric Crépin
        Telecopy: + 33 1 71 71 11 43

    with a copy (which shall not constitute notice) to:

        Vivendi S.A.
        800 Third Avenue, 5th Floor
        New York, New York 10022
        Attention: George E. Bushnell III, Esq.
        Telecopy: (212) 572-7496

    and:

        Gibson, Dunn & Crutcher LLP
        2029 Century Park East
        Los Angeles, California 90067
        Attention: Ruth Fisher, Esq.
        Telecopy: (310) 551-8741

          (b)   if to Activision, to

        Activision, Inc.
        3100 Ocean Park Boulevard
        Santa Monica, California 90405
        Attention: George L. Rose, Esq.
        Telecopy: (310) 255-2152

    with a copy (which shall not constitute notice) to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        300 South Grand Avenue
        Los Angeles, California 90071
        Attention: Brian J. McCarthy, Esq.
        Telecopy: (213) 687-5600

          (c)   if to Management Stockholder, to

        Mr. Robert A. Kotick
        c/o Activision, Inc.
        3100 Ocean Park Boulevard
        Santa Monica, California 90405

    with a copy (which shall not constitute notice) to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Attention: Michael J. Segal, Esq.
        Telecopy: (212) 403-2000

        17.    Severability.    This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

        18.    Waiver.    The parties hereto may, to the extent permitted by applicable Law, subject to Section 19 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        19.    Modification.    No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

        20.    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        21.    Headings.    All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VIVENDI S.A.
By:	/s/ JEAN-BERNARD LÉVY
	Name:	Jean-Bernard Lévy
	Title:	Chairman of the Board and CE:
ACTIVISION, INC.
By:	/s/ GEORGE ROSE
	Name:	George Rose
	Title:	Senior Vice President and General Counsel
/s/ ROBERT A. KOTICK
Robert A. Kotick

[Signature Page to Voting and Lock-Up Agreement]

Schedule 1

Please see attached schedule.

Annex F

VOTING AND LOCK-UP AGREEMENT

        THIS VOTING AND LOCK-UP AGREEMENT, dated as of December 1, 2007 (this "Agreement"), is by and among VIVENDI S.A., a societe anonyme organized under the laws of France ("Vivendi"), ACTIVISION, INC., a Delaware corporation ("Activision"), and MR. BRIAN G. KELLY, an individual ("Management Stockholder").

RECITALS

        WHEREAS, concurrently with the execution of this Agreement, Vivendi, VGAC LLC, a limited liability company organized under the laws of the State of Delaware, Vivendi Games, Inc., a Delaware corporation and wholly owned subsidiary of Vivendi ("Games"), Activision and Sego Merger Corporation, a Delaware corporation and wholly owned subsidiary of Activision ("Merger Sub"), are entering into a Business Combination Agreement, dated as of the date hereof (the "Combination Agreement"), which provides for, among other things, the combination of the respective businesses of Activision and Games upon the terms and subject to the conditions set forth therein;

        WHEREAS, Management Stockholder is the record holder of such number of outstanding shares, par value $0.000001 per share, of Activision ("Activision Common Stock") as is listed on Schedule 1 attached hereto (the "Current Shares");

        WHEREAS, as a condition to its willingness to enter into the Combination Agreement, Vivendi has required that Management Stockholder execute and deliver this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

        1.    Definitions.

        (a)   For purpose of this Agreement, the following terms shall have the meanings set forth below:

        "Applicable Securities" means, with respect to any Registration Statement, the Registrable Securities identified in the Demand Notice or Piggyback Notice relating to such Registration Statement, and any Registrable Securities which any other Electing Holder is entitled to, and requests, be included in such registration statement within 20 days after receiving such notice.

        "Commission" means the Securities and Exchange Commission.

        "Demand Registration" means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 6.1 hereof.

        "Demand Registration Statement" means a registration statement filed under the Securities Act by Activision pursuant to the provisions of Section 6.1 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

        "Effectiveness Period" means, with respect to any Registration Statement, the period during which such Registration Statement is effective.

        "Electing Holder" means, with respect to any Registration, each stockholder that is entitled and elects to sell Registrable Securities pursuant to such Registration.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "NASD" means the National Association of Securities Dealers, Inc.

ANNEX F-1

        "NASD Rules" means the Rules of the NASD, as amended from time to time.

        "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

        "Piggyback Demand Registration" means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 6.2 hereof.

        "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Securities covered by a Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Activision under the Exchange Act and incorporated by reference therein.

        "Registrable Securities" means any Common Stock or other securities acquired by Management Stockholder from Activision other than any such securities that are Unrestricted Securities.

        "Registration" means a Demand Registration or Piggyback Registration.

        "Registration Expenses" means all expenses incident to Activision's performance of its obligations in respect of any Registration of Registrable Securities pursuant to this Agreement, including but not limited to all registration, filing and NASD fees, fees of any stock exchange upon which the Registrable Securities are listed, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Activision and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by Activision against liabilities arising out of the public offering of Registrable Securities being registered; provided, however, that notwithstanding the foregoing Registration Expenses shall not include any fees and disbursements of counsel retained by Management Stockholder, underwriters, selling brokers or similar professionals or any transfer taxes or underwriting discounts, fees or commissions relating to the sale of the Registrable Securities.

        "Registration Statement" means a registration statement filed by Activision with the Commission under the Securities Act pursuant to the provisions of Section 6.1 or 6.2 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" shall mean (i) all issued and outstanding shares of Activision Common Stock owned of record or beneficially by Management Stockholder as of the date of this Agreement; and (ii) all additional shares of Activision Common Stock that Management Stockholder purchases or otherwise acquires beneficial ownership of (including pursuant to the exercise of any options or other securities) during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 12.

        "Subject Securities" shall mean (i) those securities set forth on Schedule 1 hereto; and (ii) all additional securities of Activision (including all additional Shares and all additional options, warrants and other rights to acquire Shares) that Management Stockholder purchases or otherwise acquires

ANNEX F-2

beneficial ownership of during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 12.

        "Transfer" shall mean, with respect to any Subject Security, any direct or indirect (i) offer, sale, contract to sell, sale of option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan, redemption, tender, cash-out or other transfer or disposition, (ii) pledge, grant of lien, preemptive right, security interest, claim, charge or other encumbrance, or (iii) entering into any agreement or commitment providing for any of the foregoing.

        "Unrestricted Security" means any Registrable Security that (i) has been offered and sold pursuant to a registration statement that has become effective under the Securities Act, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances after which such Registrable Securities became freely transferable without registration under the Securities Act and any legend relating to transfer restrictions under the Securities Act has been removed or (iii) is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto).

        "Voting Shares" shall mean all issued and outstanding Shares owned of record or beneficially by Management Stockholder or over which Management Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at, the special meeting of the stockholders of Activision called for the purpose of voting on the matters referred to in Section 3, or (ii) to take action by written consent of the stockholders of Activision with respect to the matters referred to in Section 3. Management Stockholder agrees that any shares of capital stock of Activision that Management Stockholder purchases or over which Management Stockholder exercises voting power during the period from the date of this Agreement through the earlier of the Closing Date and the date of termination of this Agreement pursuant to Section 11 shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Voting Shares on the date hereof.

        (b)   For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Combination Agreement.

        2.    Representations of Management Stockholder.

        (a)   Management Stockholder hereby represents and warrants to Vivendi as follows:

          (i)    Management Stockholder is the record and beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the Current Shares.

          (ii)   As of the date hereof, Management Stockholder is not the record or beneficial owner of any shares of Activision Common Stock or other voting securities of Activision, other than the Current Shares, and, except as set forth on Schedule 1 attached hereto, Management Stockholder holds no options to purchase or rights to subscribe for or otherwise acquire any securities of Activision, including without limitation any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Activision Common Stock or any securities convertible into or exchangeable for any shares of Activision Common Stock or obligating Activision to grant, issue, extend or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and has no other interest in or voting rights with respect to any such securities of Activision.

ANNEX F-3

          (iii)  Management Stockholder has all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (iv)  This Agreement has been duly executed and delivered by Management Stockholder and, assuming due execution and delivery of this Agreement by Vivendi, constitutes a valid and binding agreement of Management Stockholder, enforceable against Management Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          (v)   Other than as required or permitted by this Agreement, the Current Shares and other Subject Securities listed on Schedule 1 hereto are now and shall at all times during this Agreement be owned as set forth on Schedule 1, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Subject Securities in any such case that would, individually or in the aggregate, reasonably be expected to materially impair the ability of Management Stockholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the Subject Securities other than this Agreement.

          (vi)  The execution and delivery of this Agreement by Management Stockholder and the performance by Management Stockholder of its obligations hereunder will not (including with or without due notice or lapse of time or both):

            (1)   require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

            (2)   result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Management Stockholder is a party or by which Management Stockholder or any of his assets is bound that would, individually or in the aggregate, reasonably be expected to materially impair the ability of Management Stockholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

            (3)   violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Management Stockholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Management Stockholder to perform his obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

          (vii) Management Stockholder understands and acknowledges that Vivendi is entering into the Combination Agreement in reliance upon Management Stockholder's execution, delivery and performance of this Agreement.

ANNEX F-4

        (b)   Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

        3.    Agreement to Vote Shares.    During the period commencing on the date hereof and continuing until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms, Management Stockholder agrees to: (i) appear (in person or by proxy) at any annual or special meeting of the stockholders of Activision for the purpose of obtaining a quorum; and (ii) vote (or, if requested, execute proxies with respect to), or execute a written consent or consents if stockholders of Activision are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of Activision, all Voting Shares: (a) in favor of approval of the Combination Agreement and the transactions contemplated thereby at every meeting (or in connection with any action by written consent) of the stockholders of Activision at which such matters are considered and at every adjournment or postponement thereof; (b) against (1) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Activision under the Combination Agreement or of Management Stockholder under this Agreement and (2) any Activision Acquisition Proposal. Notwithstanding the foregoing, Management Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Voting Shares with respect to any matter not covered by this Section 3 in any manner he deems appropriate; provided, that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transactions contemplated by the Combination Agreement.

        4.    Representations of Vivendi.    Vivendi hereby represents and warrants to Management Stockholder that:

        (a)   Vivendi is a corporation duly organized, validly existing and in good standing under the laws of France and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

        (b)   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of Vivendi are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Vivendi and is a valid and binding agreement of Vivendi enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

        (c)   The execution, delivery and performance by Vivendi of this Agreement and the consummation by Vivendi of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both):

          (i)    contravene or conflict with the certificate of incorporation or the bylaws (or similar organizational documents) of Vivendi;

          (ii)   require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party;

          (iii)  result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Vivendi is a party or by which Vivendi or any of its assets may be bound that would,

ANNEX F-5

  individually or in the aggregate, reasonably be expected to materially impair the ability of Vivendi to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

          (iv)  violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Vivendi in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Vivendi to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

        5.    Restrictions on Transfer.

        (a)   Subject to the terms of this Agreement, for a period beginning on the date hereof and continuing until the earlier of the Closing and the termination of this Agreement in accordance with its terms (the "Voting Period"), Management Stockholder agrees that, without the prior written consent of Vivendi, he shall not: (i) Transfer any Subject Securities or Management Stockholder's voting or economic interest therein, (ii) grant any proxies, options or rights of first offer or refusal with respect to any of the Subject Securities, or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Subject Securities.

        (b)   Subject to the terms of this Agreement, for a period beginning on the Closing Date and continuing until the date which is 120 days after the Closing Date (the "Lock-Up Period"), Management Stockholder agrees that, without the prior written consent of Vivendi, he shall not: (i) Transfer (including pursuant to the Tender Offer) any Subject Security or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Security, whether any such transaction described in clause (i) or (ii) of this Section 5(b) is to be settled by delivery of Activision Common Stock or such other securities, in cash or otherwise.

        (c)   Notwithstanding the foregoing, the provisions of Sections 5(a) and (b) shall not apply to Transfers of Subject Securities by gift, will or intestacy, including, without limitation, transfers by gift, will or intestacy to family members of Management Stockholder or to a settlement or trust established under the laws of any country (a "Permitted Transfer"); provided, that in the event of any Permitted Transfer, the transferee shall enter into an agreement substantially in the form hereof (or a joinder hereto in a form reasonably satisfactory to Vivendi) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer, Management Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants hereunder or thereunder. Management Stockholder also agrees and consents to the entry of stop transfer instructions with Activision's transfer agent and registrar against the transfer of the undersigned's Subject Securities except in compliance with the terms hereof.

        (d)   Notwithstanding the foregoing, Vivendi and Management Stockholder agree that, during the Lock-Up Period, Management Stockholder may, without the prior written consent of Vivendi, sell Subject Securities during the Lock-Up Period as follows:

          (i)    Management Stockholder may Transfer (including pursuant to the Tender Offer) up to 33 1/3% of the Current Shares; and

          (ii)   Management Stockholder may Transfer (including pursuant to the Tender Offer) up to 33 1/3% of the Subject Securities (other than the Current Shares) that are owned by Management Stockholder on the Closing Date (which percentage shall be calculated based on the number of Shares issuable upon exercise or otherwise underlying or in respect of such Subject Securities).

ANNEX F-6

        6.    Registration Rights.

        6.1.    Demand Registration.

        (a)   Following the Lock-Up Period, Management Stockholder shall have the right, subject to the terms of this Agreement, to require Activision to register for offer and sale under the Securities Act all or a portion of the Registrable Securities then owned by Management Stockholder subject to the requirements and limitations in this Section 6.1. In order to exercise such right, Management Stockholder must give written notice to Activision (a "Demand Notice") requesting that Activision register under the Securities Act the offer and sale of Registrable Securities (i) having a market value on the date the Demand Notice is received (the "Demand Date") of at least $50 million based on the then prevailing market price, or (ii) representing all of the Registrable Securities then held by Management Stockholder. Upon receipt of the Demand Notice, Activision shall (i) promptly notify such other Persons as may be entitled to participate in such sale of the receipt of such Demand Notice, (ii) prepare and file with the Commission as soon as practicable and in no event later than 90 days after the Demand Date a Demand Registration Statement relating to the offer and sale of the Applicable Securities on any available form agreed to by the Management Stockholder and Activision for which Activision then qualifies (which may include a "shelf" Registration Statement under Rule 415 promulgated under the Securities Act solely for use in connection with delayed underwritten offerings under Rule 415 promulgated under the Securities Act) and (iii) use reasonable efforts to cause such Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable. Activision shall use reasonable efforts to have each Demand Registration Statement remain effective until the earlier of (i) one year (in the case of a shelf Demand Registration Statement) or 60 days (in the case of any other Demand Registration Statement) from the Effective Time of such Registration Statement and (ii) such time as all of the Applicable Securities have been disposed of by the Electing Holders.

        (b)   Activision shall have the right to postpone (or, if necessary or advisable, withdraw) the filing, or to delay the effectiveness, of a Registration Statement or offers and sales of Applicable Securities registered under a shelf Demand Registration Statement if a majority of the Independent Directors (as defined in Activision's bylaws) of Activision determines in good faith that the sale of Registrable Securities covered by such Registration Statement (i) would interfere with any pending financing, acquisition, corporate reorganization or other corporate transaction involving Activision or any of its Subsidiaries, (ii) would require disclosure of any event or condition that such directors determine would be disadvantageous for Activision to disclose and which Activision is not otherwise required to disclose at such time, or (iii) would otherwise be materially detrimental to Activision and its Subsidiaries, taken as a whole, and furnishes to the Electing Holders a copy of a resolution of such Independent Directors setting forth such determination; provided, however, that no single postponement shall exceed 120 days in the aggregate. Activision shall advise the Electing Holders of any such determination as promptly as practicable.

        (c)   Notwithstanding anything in this Section 6.1, Activision shall not be obligated to take any action under this Section 6.1:

          (i)    with respect to more than two (2) Demand Registration Statements relating to underwritten offerings which have become effective and which covered all the Registrable Securities requesting to be included therein; or

          (ii)   with respect to more than two (2) Demand Registration Statements which have become and remained effective as required by this Agreement in a twenty-four month period.

        (d)   Activision may include in any registration requested pursuant to Section 6.1(a) hereof other securities for sale for its own account or for the account of another Person, subject to the following sentence. In connection with an underwritten offering, if the managing underwriter advises Activision and the Electing Holders that in its good faith view the number of securities requested to be registered

ANNEX F-7

exceeds the maximum number which can be sold in such offering without materially adversely affecting the pricing, timing or likely success of the offering (with respect to any offering, the "Maximum Number"), Activision shall include such Maximum Number in such Registration Statement as follows: (i) first, the Applicable Securities requested to be registered by Management Stockholder, (ii) second, the Applicable Securities requested to be included by any other Electing Holders, if any, (iii) third, any securities proposed to be included by Activision and (iv) fourth, any other securities requested to be included in such Registration Statement. For purposes of this Agreement, an "underwritten offering" shall be an offering pursuant to which securities are sold to a broker-dealer or other financial institution or group thereof for resale by them to investors.

        (e)   Management Stockholder shall have the right to withdraw his Demand Notice (in which case such Demand Notice shall be deemed never to have been given for purposes of Section 6.1(a) or Section 6.1(c)) (i) at any time prior to the time the Demand Registration Statement has been declared or becomes effective if Management Stockholder reimburses Activision for the reasonable out-of-pocket expenses incurred by it prior to such withdrawal in effecting such Registration, (ii) upon the issuance by the Commission or any court or other governmental agency or authority of a stop order, injunction or other order which prohibits or interferes with such Registration, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than as a result of default by Management Stockholder, or (iv) if Activision exercises any of its rights under Section 6.1(b) of this Agreement. If Management Stockholder withdraws a Demand Notice pursuant to this Section 6.1(e) and Activision nevertheless decides to continue with the Registration as to securities other than the Applicable Securities, then Management Stockholder shall be entitled to participate in such Registration pursuant to Section 6.2 hereof, but in such case the Intended Offering Notice must be given to Management Stockholder at least 10 business days prior to the anticipated filing date of the Registration Statement and Management Stockholder shall be required to give the Piggyback Notice no later than five (5) business days after Activision's delivery of such Intended Offering Notice.

        (f)    If any Registration pursuant to this Section 6.1 shall relate to an underwritten offering, Management Stockholder and Activision shall select a joint lead managing underwriter reasonably acceptable to the other party, which consent shall not be unreasonably withheld, conditioned or delayed, and the right of any other stockholder to participate therein shall be conditioned upon such stockholder's participation in the underwriting agreements and arrangements required by this Agreement.

        6.2.    Piggyback Registrations.

        (a)   Following the Lock-Up Period, if at any time Activision intends to file on its behalf or on behalf of any holder of its securities a Registration Statement under the Securities Act in connection with a public offering of any securities of Activision (other than a registration statement on Form S-8 or Form S-4 or their successor forms), then Activision shall give written notice of such intention (an "Intended Offering Notice") to Management Stockholder at least 10 business days prior to the date such Registration Statement is filed. Such Intended Offering Notice shall offer to include in such Registration Statement for offer to the public the number or amount of Registrable Securities as Management Stockholder may request, subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, and any proposed managing underwriter or underwriters of such securities. If Management Stockholder elects to have his Registrable Securities offered and sold pursuant to such Registration Statement, he shall so advise Activision in writing (such written notice from Management Stockholder being a "Piggyback Notice") not later than seven (7) business days after the date on which Management Stockholder received the Intended Offering Notice, setting forth the number of Registrable Securities that Management Stockholder desires to have offered and sold pursuant to such Registration Statement.

ANNEX F-8

Upon the request of Activision, Management Stockholder shall enter into such underwriting, custody and other agreements as shall be customary in connection with registered secondary offerings or necessary or appropriate in connection with the offering. Management Stockholder shall be permitted to withdraw all or part of his Applicable Securities from any Registration pursuant to this Section 6.2 at any time prior to the sale thereof (or, if applicable, the entry into a binding agreement for such sale). If any Registration pursuant to this Section 6.2 shall relate to an underwritten offering, the right of Management Stockholder to participate therein shall be conditioned upon Management Stockholder's participation in the underwriting agreements and arrangements required by this Agreement.

        (b)   In connection with an underwritten offering, if the managing underwriter or underwriters advise Activision that in its or their good faith view the number of securities proposed to be registered exceeds the Maximum Number with respect to such offering, Activision shall include in such Registration such Maximum Number as follows: (i) first, the securities that Activision proposes to sell, and (ii) second, the Applicable Securities requested to be included in such Registration pro rata among such other holders of securities of Activision who have requested that their securities be included in such Registration Statement and who hold contractual registration rights with respect to such securities, based on the respective amount of Applicable Securities owned by them.

        (c)   The rights of Management Stockholder pursuant to Section 6.1 hereof and this Section 6.2 are cumulative, and the exercise of rights under one such Section shall not exclude the subsequent exercise of rights under the other such Section (except to the extent expressly provided otherwise herein). Notwithstanding anything herein to the contrary, Activision may abandon and/or withdraw any registration as to which rights under Section 6.2 may exist (or have been exercised) at any time and for any reason without liability hereunder. In such event, Activision shall notify Management Stockholder. No Registration of Registrable Securities effected pursuant to a request under this Section 6.2 shall be deemed to be, or shall relieve Activision of its obligation to effect, a Registration upon request under Section 6.1 hereof. Activision may enter into other registration rights agreements; provided, however, that the rights and benefits of a holder of securities of Activision with respect to registration of such securities as contained in any such other agreement shall not be inconsistent with, or adversely affect, the rights and benefits of holders of Registrable Securities as contained in this Agreement.

        6.3.    Registration Procedures.    In connection with a Registration Statement, the following provisions shall apply:

        (a)   Management Stockholder shall in a timely manner (i) deliver to Activision and its counsel a duly completed copy of any form of notice and questionnaire reasonably requested by Activision and (ii) provide Activision and its counsel with such other information as to himself as may be reasonably requested by Activision in connection with Activision's obligations under federal and state securities laws.

        (b)   Activision shall furnish to Management Stockholder, prior to the Effective Time, a copy of the Registration Statement initially filed with the Commission, and shall furnish to Management Stockholder copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

        (c)   Activision shall promptly take such action as may be reasonably necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not at any

ANNEX F-9

time during the period during which Activision is required to keep a Registration Statement continuously effective under Section 6.1(a) (other than any period during which it is entitled and elects to postpone offers and sales under Section 6.1(b) (each, a "Postponement Period")) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Activision shall, promptly upon learning thereof, advise Management Stockholder, and shall confirm such advice in writing if so requested by any Management Stockholder:

          (i)    when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii)   of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

          (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

          (iv)  of the receipt by Activision of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose;

          (v)   following the effectiveness of any Registration Statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to Management Stockholder to suspend the use of the Prospectus until the requisite changes have been made which instruction Management Stockholder agrees to follow); and

          (vi)  if at any time any of the representations and warranties of Activision contemplated by paragraph (l) below cease to be true and correct or will not be true and correct as of the closing date for the offering.

        (e)   Activision shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

        (f)    Activision shall furnish to Management Stockholder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if Management Stockholder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

        (g)   Activision shall, during the period during which Activision is required to keep a Registration Statement continuously effective under Section 6.1(a) or elects to keep effective under Section 6.2(a), deliver to Management Stockholder and any managing underwriter or agent, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto and other documents as they may reasonably request to facilitate the distribution of the Registrable Securities; and Activision consents (except during the continuance of any event described in Section 6.3(d)(v) hereof) to the use of the Prospectus, with any amendment or supplement thereto, by Management Stockholder and any managing underwriter or agent in connection with the offering and sale of the Applicable Securities covered by the Prospectus and any amendment or supplement thereto during such period.

ANNEX F-10

        (h)   Prior to any offering of Applicable Securities pursuant to the Registration Statement, Activision shall (i) use reasonable efforts to cooperate with Management Stockholder and his counsel in connection with the registration or qualification of such Applicable Securities for offer and sale under any applicable securities or "blue sky" laws of such jurisdictions within the United States as Management Stockholder may reasonably request, (ii) use reasonable efforts to keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which Activision is required to keep a Registration Statement continuously effective under Section 6.1(a) or elects to keep effective under Section 6.2(a) and (iii) take any and all other actions reasonably requested by Management Stockholder which are necessary or advisable to enable the disposition in such jurisdictions of such Applicable Securities; provided, however, that nothing contained in this Section 6.3 (h) shall require Activision to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.3(h) or (B) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject.

        (i)    Activision shall, if requested by Management Stockholder, use commercially reasonable efforts to cause all such Applicable Securities to be sold pursuant to the Registration Statement to be listed on any securities exchange or automated quotation service on which securities of Activision are listed or quoted.

        (j)    Activision shall cooperate with Management Stockholder to facilitate the timely preparation and delivery of certificates representing Applicable Securities to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any securities exchange or automated quotation service on which any securities of Activision are listed and quoted, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Management Stockholder or any managing underwriter or agent may request in connection with the sale of Applicable Securities pursuant to the Registration Statement.

        (k)   Upon the occurrence of any fact or event contemplated by Section 6.3(d)(v) hereof, Activision shall promptly prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, after such amendment or supplement, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that Activision shall not be required to take any such action during a Postponement Period (but it shall promptly thereafter). In the event that Activision notifies Management Stockholder of the occurrence of any fact or event contemplated by Section 6.3(d)(v) hereof, Management Stockholder agrees, as a condition of the inclusion of any of Management Stockholder's Applicable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

        (l)    Activision shall, together with Management Stockholder, enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take all other reasonable and appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially similar to those set forth in Section 6.5 hereof with respect to all parties to be indemnified pursuant to Section 6.5 hereof. In addition, in such agreements, Activision will make such representations and warranties to Management Stockholder and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary equity offerings. Management Stockholder shall be party to such agreements and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Activision to and for the benefit of such underwriters shall also be made to and for the benefit of Management Stockholder to

ANNEX F-11

the extent applicable. Management Stockholder shall not be required to make any representations or warranties to or agreements with Activision or the underwriters or agents other than representations, warranties or agreements relating to Management Stockholder, his Registrable Securities (including ownership and title) and his intended method of distribution or any other representations required by law or reasonably requested by the underwriters.

        (m)  If requested by the managing underwriter in any underwritten offering, Activision and Management Stockholder will agree to such limitations on sale, transfer, short sale, hedging, option, swap and other transactions relating to any securities of Activision or convertible or exchangeable for securities of Activision (including any sales under Rule 144 of the Securities Act), and public announcements relating to the foregoing as are then customary in underwriting agreements for registered underwritten offerings; provided, however, that such limitations shall not continue beyond the 90th day after the effective date of the Registration Statement in question or, if later, the commencement of the public distribution of securities to the extent timely notified in writing by the managing underwriters.

        (n)   Activision shall use commercially reasonable efforts to:

          (i)    (A) make reasonably available for inspection by Management Stockholder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other professional retained by Management Stockholder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Activision and its subsidiaries, and (B) cause Activision's officers, directors and employees to participate in road shows or other customary marketing activities and to supply all information reasonably requested by Management Stockholder or any such underwriter, attorney, accountant or professional in connection with the Registration Statement as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated by Activision, in good faith, as confidential shall be kept confidential by Management Stockholder and any such underwriter, attorney, accountant or agent, unless such disclosure is required in connection with a court proceeding after such advance notice to Activision (to the extent practicable in the circumstances) so as to permit Activision to contest the same, or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of Management Stockholder and the other parties entitled thereto by one counsel designated by and on behalf of Management Stockholder and such other parties;

          (ii)   in connection with any underwritten offering, obtain opinions of counsel to Activision (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters) addressed to the underwriters, covering the matters customarily covered in opinions requested in secondary underwritten offerings of equity securities, to the extent reasonably required by the applicable underwriting agreement;

          (iii)  in connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of Activision (and, if necessary, from the independent public accountants of any Subsidiary of Activision or of any business acquired by Activision for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to Management Stockholder (if Management Stockholder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings of equity securities;

ANNEX F-12

          (iv)  in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by Management Stockholder and the underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by Activision; and

          (v)   use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

        (o)   Not later than the effective date of the applicable Registration Statement, Activision shall provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

        (p)   Activision shall cooperate with Management Stockholder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

        (q)   As promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus, Activision shall provide copies of such document to counsel for Management Stockholder and to the managing underwriters and agents, if any.

        (r)   Activision shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

        (s)   Activision shall use reasonable best efforts to take all other steps necessary to effect the timely registration, offering and sale of the Applicable Securities covered by the Registration Statements contemplated hereby.

        6.4.    Registration Expenses.    Activision shall bear all of the Registration Expenses and all other expenses incurred by it in connection with the performance of its obligations under this Agreement. Management Stockholder shall bear all other expenses relating to any Registration or sale in which Management Stockholder participates, including without limitation the fees and expenses of counsel and any applicable underwriting discounts, fees or commissions.

        6.5.    Indemnification and Contribution.

        (a)   Upon the Registration of Applicable Securities pursuant to Section 6.1 or Section 6.2 hereof, Activision shall indemnify and hold harmless Management Stockholder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities, and each of their respective officers and directors and each person who controls such underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Applicable Securities are to be registered under the Securities Act, or any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Activision hereby agrees to reimburse such Indemnified Person for any reasonable and

ANNEX F-13

documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Activision shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to Activision by such Indemnified Person or its agent expressly for use therein; and provided, further, that Activision shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon the use of any Prospectus after such time as Activision has advised Management Stockholder in writing that a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented.

        (b)   Management Stockholder agrees, as a consequence of the inclusion of any of his Applicable Securities in such Registration Statement, and shall cause each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities to agree, as a consequence of facilitating such disposition of Applicable Securities, severally and not jointly, to indemnify and hold harmless Activision, its directors and officers and each person, if any, who controls Activision within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which Activision or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Activision by Management Stockholder, underwriter, selling agent or other securities professional, as applicable, expressly for use therein; provided, however, that notwithstanding anything herein to the contrary the maximum aggregate amount that Management Stockholder shall be required to pay pursuant to this Section 6.5 in respect of any Registration shall be the net proceeds received by Management Stockholder from sales of Registrable Securities pursuant to such Registration.

        (c)   Promptly after receipt by any Person entitled to indemnity under Section 6.5(a) or (b) hereof (an "Indemnitee") of any notice of the commencement of any action or claim, such Indemnitee shall, if a claim in respect thereof is to be made against any other person under this Section 6.5 (an "Indemnitor"), notify such Indemnitor in writing of the commencement thereof, but the omission so to notify the Indemnitor shall not relieve it from any liability which it may have to any Indemnitee except to the extent the Indemnitor is actually prejudiced thereby. In case any such action shall be brought against any Indemnitee and it shall notify an Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnitor similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee (which shall not be counsel to the Indemnitor without the consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed). After notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor shall not be liable to such Indemnitee under this Section 6.5 or otherwise for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof (other than reasonable costs of investigation) unless the Indemnitee shall have been advised by counsel that representation of the Indemnitee by counsel provided by the Indemnitor would be inappropriate due to actual or potential conflicting interests between the Indemnitee and the Indemnitor, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to

ANNEX F-14

Indemnitor; provided, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate counsel at any time for all Indemnitees, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action. No Indemnitor shall, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee. No indemnification shall be available in respect of any settlement of any action or claim effected by an Indemnitee without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

        (d)   If the indemnification provided for in this Section 6.5 is unavailable or insufficient to hold harmless an Indemnitee under Section 6.5(a) or Section 6.5(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5(d) were determined solely by pro rata allocation (even if Management Stockholder or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in this Section 6.5(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of Management Stockholder and any underwriters, selling agents or other securities professionals in this Section 6.5(d) to contribute shall be several in proportion to the percentage of Applicable Securities registered or underwritten, as the case may be, by them and not joint.

        7.    Additional Covenant of Management Stockholder.    Management Stockholder shall notify Vivendi of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in Section 2 hereof.

        8.    Expenses.    Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

        9.    Fiduciary Duties.    Nothing contained herein shall limit or affect any actions taken by Management Stockholder or any person or entity controlling or under the control of Management

ANNEX F-15

Stockholder of the types described in the Combination Agreement (including Sections 6.3 and 6.4 thereof) in response to a Activision Acquisition Proposal, to the extent that Activision is permitted to take such actions under the Combination Agreement and provided that Management Stockholder acts in accordance with any requirement set forth in the Combination Agreement, nor shall anything contained herein limit or affect any actions taken by Management Stockholder or any other person in his capacity as a director of Activision, and none of such actions taken in accordance with the provisions of this Section 9 or in accordance with the provisions of the Combination Agreement shall be deemed to constitute a breach of this Agreement.

        10.    Specific Performance.    Each party hereto acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance herewith or were otherwise breached. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such breach and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

        11.    Successors and Assigns.    This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable. This Agreement shall not be assignable without the written consent of the other party hereto, except that Vivendi may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.

        12.    Termination.    This Agreement will terminate automatically, without any action on the part of any party hereto, on the earlier of (a) the termination of the Combination Agreement pursuant to its terms prior to the Closing; (b) at any time by mutual agreement between Vivendi and Management Stockholder; and (c) the date that is 120 days after the Closing Date; provided, however, the provisions of Section 6 of this Agreement shall survive until the earlier of (i) Management Stockholder's Registrable Securities becoming transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto) and (ii) the first occurrence of a Termination Event (as defined in the Amended and Restated Bylaws of Activision in effect after the consummation of the transactions contemplated by the Combination Agreement).

        13.    Entire Agreement.    This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        14.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

        15.    Jurisdiction; Waiver of Venue.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties agrees further to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions

ANNEX F-16

contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (iv) any right to a trial by jury.

        16.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made by a party hereto only upon receipt by the receiving party at the following addresses (if mailed) or the following telecopy numbers (if delivered by facsimile), or at such other address or telecopy number for a party as shall be specified by like notice:

          (a)   if to Vivendi, to

        Vivendi S.A.
        42, avenue de Friedland
        75380 Paris cedex 08
        Attention: Frédéric Crépin
        Telecopy: + 33 1 71 71 11 43

    with a copy (which shall not constitute notice) to:

        Vivendi S.A.
        800 Third Avenue, 5th Floor
        New York, New York 10022
        Attention: George E. Bushnell III, Esq.
        Telecopy: (212) 572-7496

    and:

        Gibson, Dunn & Crutcher LLP
        2029 Century Park East
        Los Angeles, California 90067
        Attention: Ruth Fisher, Esq.
        Telecopy: (310) 551-8741

          (b)   if to Activision, to

        Activision, Inc.
        3100 Ocean Park Boulevard
        Santa Monica, California 90405
        Attention: George L. Rose, Esq.
        Telecopy: (310) 255-2152

    with a copy (which shall not constitute notice) to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        300 South Grand Avenue
        Los Angeles, California 90071
        Attention: Brian J. McCarthy, Esq.
        Telecopy: (213) 687-5600

ANNEX F-17

          (c)   if to Management Stockholder, to

        Mr. Brian G. Kelly
        c/o Activision, Inc.
        3100 Ocean Park Boulevard
        Santa Monica, California 90405

    with a copy (which shall not constitute notice) to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Attention: Michael J. Segal, Esq.
        Telecopy: (212) 403-2000

        17.    Severability.    This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

        18.    Waiver.    The parties hereto may, to the extent permitted by applicable Law, subject to Section 19 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        19.    Modification.    No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

        20.    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        21.    Headings.    All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

ANNEX F-18

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VIVENDI S.A.
By:	/s/ JEAN-BERNARD LÉVY
	Name:	Jean-Bernard Lévy
	Title:	Chairman of the Board and CE:
ACTIVISION, INC.
By:	/s/ GEORGE ROSE
	Name:	George Rose
	Title:	Senior Vice President and General Counsel
/s/ BRIAN G. KELLY Brian G. Kelly

[Signature Page to Voting and Lock-Up Agreement]

ANNEX F-19

Schedule 1

Please see attached schedule.

ANNEX F-20

PRELIMINARY COPY

VOTE VIA INTERNET OR BY TELEPHONE
QUICK *** EASY *** IMMEDIATE

ACTIVISION, INC.

As a stockholder of Activision, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on                        , 2008.

Vote Your Proxy via the Internet:

Go to https://www.continentalstock.com.

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Telephone:

Call 1 (866) 894-0537.

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:

Mark, sign and date your proxy card below, then detach it, and return it in the postage-prepaid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

V            FOLD AND INSERT IN ENVELOPE PROVIDED            V

        Please mark your votes like this ☒

PROXY CARD—ACTIVISION, INC.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BELOW. IF
THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES
REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSAL NO. 1, PROPOSAL
NO. 2 (INCLUDING EACH OF THE RELATED SUBPROPOSALS), PROPOSAL NO. 3 AND PROPOSAL NO. 4.

1.	Approval of the issuance of an aggregate of approximately 358.2 million new shares of Activision common stock, par value $0.000001 per share, to Vivendi S.A., and/or one or more of Vivendi's affiliates, in connection with (a) the merger of Vivendi Games, Inc. with and into a wholly-owned subsidiary of Activision, and (b) the purchase of shares of Activision common stock by Vivendi, in each case, in accordance with the business combination agreement, dated as of December 1, 2007, by and among Activision, Inc., Sego Merger Corporation, Vivendi S.A., VGAC LLC, and Vivendi Games, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 2—PLEASE MARK EACH OF SUB-PROPOSALS 2A–2L BELOW

2.	Approval of the proposed amendment and restatement of Activision's amended and restated certificate of incorporation, subject to the completion of the transaction, in its entirety, including each of the proposed amendments to the certificate of incorporation listed in subproposals 2A–2L below:
	2A—Approval of a proposal to change the combined company's name from "Activision, Inc." to "Activision Blizzard, Inc."	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2B—Approval of a proposal to increase the number of authorized shares of capital stock from four hundred fifty-five million (455,000,000) to one billion two hundred five million (1,205,000,000).	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2C—Approval of a proposal to eliminate the Series A Junior Preferred Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2D—Approval of a proposal to include certain quorum requirements for committees of the board of directors under certain circumstances.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2E—Approval of a proposal to require supermajority stockholder approval to amend certain sections of the certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2F—Approval of a proposal to limit the power of the board of directors to amend certain provisions of the bylaws without stockholder approval.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2G—Approval of a proposal to grant the directors designated by Vivendi certain voting powers when other Vivendi designees are not present at board or committee meetings.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2H—Approval of a proposal to include limitations on certain business activities in which Vivendi may, directly or indirectly, engage or participate.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2I—Approval of a proposal to establish procedures allocating certain corporate opportunities between Activision Blizzard and Vivendi.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	2J—Approval of a proposal to require Vivendi or Activision Blizzard to purchase all of the combined company's issued and outstanding shares of common stock if and when Vivendi becomes the record owner of more than 90% of the issued and outstanding shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2K—Approval of a proposal to establish procedures governing affiliate transactions.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	2L—Approval of a proposal to cause the combined company to be governed by Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

        A vote "FOR" all subproposals 2A–2L above constitutes a vote in favor of the amendment and restatement of Activision's certificate of incorporation. A vote "AGAINST" any of the subproposals 2A–2L above, or an "ABSTAIN" vote on any of the sub-proposals 2A–2L above, will have the same effect as a vote AGAINST the transaction.

3.	Approval of the proposed amendment of Section 7.4(a) of Activision's third amended and restated bylaws.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE APPROVAL OF EACH OF PROPOSAL NO. 1 RELATING TO THE ISSUANCE OF ACTIVISION COMMON STOCK, PROPOSAL NO. 2 RELATING TO THE AMENDMENT AND RESTATEMENT OF ACTIVISION'S CERTIFICATE OF INCORPORATION, INCLUDING EACH OF THE RELATED SUBPROPOSALS UNDER PROPOSAL NO. 2, AND PROPOSAL NO. 3 RELATING TO THE AMENDMENT OF SECTION 7.4(a) OF ACTIVISION'S THIRD AMENDED AND RESTATED BYLAWS IS A CONDITION TO THE COMPLETION OF THE PROPOSED TRANSACTION. IF YOU WISH TO APPROVE THE TRANSACTION, YOU MUST VOTE "FOR" EACH OF PROPOSAL NO. 1, PROPOSAL NO. 2 (INCLUDING THE RELATED SUBPROPOSALS UNDER PROPOSAL NO. 2) AND PROPOSAL NO. 3.

4.	Approval of any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals above.	FOR ☐	AGAINST ☐	ABSTAIN ☐
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

MARK HERE IF YOU PLAN TO ATTEND    ☐
THE MEETING.

Signature	Signature	Dated	, 2008

Note: Please sign exactly as your name appears hereon, date and return this proxy. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature. If a corporation, please sign in full corporate name by president or other duly authorized officer, giving full titles as such. If a partnership, please sign in partnership name by authorized person.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

V            FOLD AND INSERT IN ENVELOPE PROVIDED            V

ACTIVISION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VOTE VIA INTERNET, BY TELEPHONE OR MAIL

        As a stockholder of Activision, Inc., a Delaware corporation (the "Company"), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically via the Internet or by telephone, you do not need to return the attached proxy card. Your vote by proxy authorizes Robert A. Kotick, Brian G. Kelly, Robert J. Corti, Ronald Doornink, Barbara S. Isgur, Robert J. Morgado, Peter J. Nolan and Richard Sarnoff and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the special meeting of stockholders of the Company to be held on                        ,                              , 2008, at                        , at                                    , and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying proxy statement.

        Shares of stock of Activision, Inc. will be voted as specified. Unless otherwise specified, this proxy, when properly executed, will be voted "FOR" each of the proposals and subproposals above. If any other matter is properly presented at the special meeting of stockholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

(Continued, and to be marked, dated and signed, on the other side)

QuickLinks

ADDITIONAL INFORMATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD , 2008

CERTAIN FREQUENTLY USED TERMS
QUESTIONS AND ANSWERS
SUMMARY
The Transaction
The Business Combination Agreement
Special Meeting
Other Matters
Per Share Market Price Data
Selected Historical Financial Data of Activision
Selected Historical Financial Data of Vivendi Games
Summary Unaudited Pro Forma Condensed Combined Financial Data
Comparative Per Share Data
RISK FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETING
THE TRANSACTION
THE BUSINESS COMBINATION AGREEMENT
Structure of the Transaction and Tender Offer
The Merger
The Share Purchase
The Tender Offer
Conditions to the Transaction
Definition of Material Adverse Effect
Restrictions on Solicitation of Acquisition Proposals
Termination; Termination Fees and Expenses
Conduct of Business Prior to the Closing Date
Certain Other Covenants
Representations and Warranties
Miscellaneous
CERTAIN AGREEMENTS RELATED TO THE TRANSACTION
Voting and Lock-Up Agreements
Investor Agreement
Tax Sharing Agreement
BOARD AND MANAGEMENT OF ACTIVISION BLIZZARD
CORPORATE GOVERNANCE OF ACTIVISION BLIZZARD
THE PROPOSALS
PROPOSAL NO. 1
The Issuance of Shares Under the Business Combination Agreement
PROPOSAL NO. 2
The Amendment and Restatement of Activision's Amended and Restated Certificate of Incorporation, as Amended
PROPOSAL NO. 3
The Amendment of Section 7.4(a) of Activision's Third Amended and Restated Bylaws
PROPOSAL NO. 4
Adjournment of the Special Meeting
OTHER MATTERS TO COME BEFORE THE MEETING
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine Months Ended September 30, 2007
Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2006
Unaudited Pro Forma Condensed Combined Balance Sheet September 30, 2007
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
ACTIVISION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ACTIVISION
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF ACTIVISION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACTIVISION
VIVENDI GAMES BUSINESS
VIVENDI GAMES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF VIVENDI GAMES
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK OF VIVENDI GAMES
QUARTERLY FINANCIAL INFORMATION FOR VIVENDI GAMES
FUTURE STOCKHOLDER PROPOSALS
HOUSEHOLDING OF SPECIAL MEETING MATERIALS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS ACTIVISION, INC.
VIVENDI GAMES, INC.
Historical Financial Statements as of and for the Six Months Ended September 30, 2007 ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share data)
ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)
ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)
ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY For the Six Months ended September 30, 2007 (Unaudited) (In thousands)
ACTIVISION, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm
Historical Financial Statements for the Fiscal Year ended March 31, 2007 ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share data)
ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY For the fiscal years ended March 31, 2007, 2006, and 2005
ACTIVISION, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
ACTIVISION, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements For the year ended March 31, 2007
  SCHEDULE II
ACTIVISION, INC. AND SUBSIDIARIES VALUATION AND QUALIFYING ACCOUNTS (In thousands)
REPORT OF INDEPENDENT AUDITORS
Vivendi Games, Inc. Consolidated Balance Sheets (in thousands, except share and per share amounts)
Vivendi Games, Inc. Consolidated Statements of Operations (in thousands)
Vivendi Games, Inc. Consolidated Statements of Owner's Equity and Comprehensive Income (in thousands, except share amounts)
Vivendi Games, Inc. Consolidated Statements of Cash Flows (in thousands)
Vivendi Games, Inc. Notes to Consolidated Financial Statements
  Annex A

BUSINESS COMBINATION AGREEMENT
RECITALS
AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II CLOSING; THE COMBINATION TRANSACTIONS
ARTICLE III THE TENDER OFFER
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACTIVISION AND MERGER SUB
ARTICLE V REPRESENTATIONS AND WARRANTIES OF VIVENDI, VGAC LLC AND GAMES
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS
ARTICLE VIII TERMINATION AND AMENDMENT
ARTICLE IX MISCELLANEOUS
  Annex B
FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACTIVISION, INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
  Annex C
FORM OF AMENDED AND RESTATED BY-LAWS OF ACTIVISION BLIZZARD, INC.
ARTICLE I OFFICES
ARTICLE II STOCKHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V CAPITAL STOCK
ARTICLE VI SECURITIES HELD BY THE CORPORATION
ARTICLE VII INDEMNIFICATION OF DIRECTORS AND OFFICERS
ARTICLE VIII MISCELLANEOUS
  Annex D
  Annex E
VOTING AND LOCK-UP AGREEMENT
RECITALS
AGREEMENT
Schedule 1
  Annex F
VOTING AND LOCK-UP AGREEMENT
RECITALS
AGREEMENT
Schedule 1
  PRELIMINARY COPY